Integrated Annual Report 2022 1 Integrated Annual Report 2022 Disclaimer This Integrated Annual Report 2022 has been translated into English solely for the convenience of the international reader. In the event of conflict or inconsistency between the terms used in the Italian version of the report and the English version, the Italian version shall prevail, as the Italian version constitutes the sole official document compliant with the provisions of the Commission Delegated Regulation (EU) 2019/815.

Integrated Annual Report 2022 2 TABLE OF CONTENTS GUIDE TO THE DOCUMENT ..................................................................................................................... 5 LETTER TO STAKEHOLDERS ..................................................................................................................... 8 REPORT ON OPERATION AT 31 DECEMBER 2022 ................................................................................... 11 PART 1 – GROUP PROFILE, STRATEGY AND RESULTS ......................................................................................... 12 GROUP PROFILE ....................................................................................................................................... 13 Profile ....................................................................................................................................................................... 14 Business Model ........................................................................................................................................................ 17 STRATEGY AND OUTLOOK ........................................................................................................................... 19 Trend and vision to 2030 .......................................................................................................................................... 20 Materiality Analysis ................................................................................................................................................. 24 Be Tomorrow – Leonardo 2030 Strategic Plan ......................................................................................................... 26 Objectives and Sustainability Plan ........................................................................................................................... 28 Guidance 2023 ......................................................................................................................................................... 32 GROUP RESULTS AND FINANCIAL POSITION ..................................................................................................... 33 2022 Performance and financial results .................................................................................................................. 34 ESG performance indicators ..................................................................................................................................... 43 SEGMENT RESULTS AND OUTLOOK ................................................................................................................ 47 Key Performance Indicators by segment .................................................................................................................. 48 1. Helicopters ........................................................................................................................................................... 49 2. Defence Electronics & Security ............................................................................................................................. 51 3. Aircraft ................................................................................................................................................................. 56 4. Aerostructures ...................................................................................................................................................... 59 5. Space .................................................................................................................................................................... 62 "NON-GAAP" ALTERNATIVE PERFORMANCE INDICATORS .................................................................................. 65 INDUSTRIAL AND FINANCIAL TRANSACTIONS .................................................................................................... 69 OTHER INFORMATION ............................................................................................................................... 74 Other performance indicators .................................................................................................................................. 75 Related-Party transactions ...................................................................................................................................... 75 CONSOB Market Regulation no. 20249/2017, Article 15 ......................................................................................... 76 Information pursuant to articles 70 and 71 of Issuers' Regulations ........................................................................ 76 PART 2 – CONSOLIDATED NON-FINANCIAL STATEMENT (NFS) ........................................................................... 77 GOVERNANCE.......................................................................................................................................... 78 Corporate Governance ............................................................................................................................................. 80 Responsible business conduct .................................................................................................................................. 83 Risk management .................................................................................................................................................... 90 Stakeholder engagement ....................................................................................................................................... 100 PEOPLE ................................................................................................................................................ 102 Inclusion and employment protection ................................................................................................................... 104 Welfare and Well-being ......................................................................................................................................... 108 Enhancement of people and skills .......................................................................................................................... 110 Health and safety ................................................................................................................................................... 115 Respect for human rights ....................................................................................................................................... 117

Integrated Annual Report 2022 3 PLANET ................................................................................................................................................ 120 Decarbonisation path ............................................................................................................................................. 122 Circular Economy ................................................................................................................................................... 129 Natural Resources Management In Industrial Processes ....................................................................................... 132 PROSPERITY .......................................................................................................................................... 137 Technological Innovation ....................................................................................................................................... 139 Leonardo for the National Recovery and Resilience Plan (NRRP) .......................................................................... 153 Supply chain value .................................................................................................................................................. 156 Customer intimacy, quality and safety................................................................................................................... 165 Value for territories and communities ................................................................................................................... 170 CORRELATION TABLE – NON-FINANCIAL STATEMENT .......................................................................... 176 INDEPENDENT AUDITORS' REPORT ON THE NON-FINANCIAL STATEMENT AT 31 DECEMBER 2022 ......... 179 PART 3 – OTHER INFORMATION OF THE REPORT ON OPERATIONS........................................................ 180 PERFORMANCE OF THE PARENT COMPANY ................................................................................................... 181 RECONCILIATION OF NET PROFIT AND SHAREHOLDERS' EQUITY OF THE GROUP PARENT WITH THE CONSOLIDATED FIGURES AT 31 DECEMBER 2022 ............................................................................................................................... 187 PROPOSAL TO THE SHAREHOLDERS' MEETING ............................................................................................... 188 CONSOLIDATED FINANCIAL STATEMENTS AT 31 DECEMBER 2022 ........................................................ 189 CONSOLIDATED ACCOUNTING STATEMENTS................................................................................................... 190 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AT 31 DECEMBER 2022 .................................................... 195 ATTACHMENTS ...................................................................................................................................... 269 STATEMENT ON THE CONSOLIDATED FINANCIAL STATEMENTS PURSUANT TO ART. 154-BIS, PARAGRAPH 5 OF LEGISLATIVE DECREE 58/98 AS AMENDED .................................................................................................................... 277 INDEPENDENT AUDITOR’S REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2022 ............ 278 SEPARATE FINANCIAL STATEMENT AT 31 DECEMBER 2022 LEONARDO - SOCIETÀ PER AZIONI .............. 279 ACCOUNTING STATEMENTS TO THE SEPARATE FINANCIAL STATEMENTS AT 31 DECEMBER 2022 ................................. 280 NOTES TO THE SEPARATE FINANCIAL STATEMENTS AT 31 DECEMBER 2022 ........................................................... 285 PROPOSAL TO THE SHAREHOLDERS’ MEETING ............................................................................................... 331 ATTACHMENT: DISCLOSURE EX-LEGE 124/2017 ............................................................................................ 332 STATEMENT ON THE SEPARATE FINANCIAL STATEMENTS PURSUANT TO ART. 154-BIS, PARAGRAPH 5 OF LEGISLATIVE DECREE 58/98 AS AMENDED ............................................................................................................................... 345 INDEPENDENT AUDITOR’S REPORT ON THE SEPARATE FINANCIAL STATEMENTS AS AT 31 DECEMBER 2022 ................... 346 REPORT OF THE BOARD OF STATUTORY AUDITORS TO THE SHAREHOLDERS’ MEETING ............................................. 347 INFORMATION PURSUANT TO ARTICLE 149 DUODECIES OF THE ISSUER REGULATION ................................................ 348 ANNEX TO THE REPORT ON OPERATIONS - NOTES TO THE NFS ............................................................ 349 METHODOLOGY NOTE OF THE NFS ............................................................................................................. 350 Sustainability Governance...................................................................................................................................... 351

Integrated Annual Report 2022

*Materiality analysis* 352
*Reporting scope* 354

**INDICATORS – DETAILS** 356
*GRI indicators* 356
*Other Indicators* 369

**CONTENT INDEXES** 376
*GRI Content Index* 376
*SASB Content Index* 395
*TCFD (Task Force on Climate-related Financial Disclosures) Content Index* 397

**INFORMATION ON EU TAXONOMY FOR SUSTAINABLE ACTIVITIES** 398
*Regulatory Framework* 398
*Taxonomy and the Aerospace, Defence & Security Sector* 399
*Leonardo Reporting* 399

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Integrated Annual Report 2022 5 GUIDE TO THE DOCUMENT

Integrated Annual Report 2022 6 Since 2020 Leonardo (hereinafter also referred to as the Group, the Enterprise or the Company) has adopted an integrated approach to reporting financial performance and environmental, social and governance (ESG) information, with the aim of offering in a single document a complete, measurable and transparent view of the value generated by the company. The Integrated Annual Report describes in fact the development strategies of Leonardo, driven by the vision for the next years expressed in the “Be Tomorrow – Leonardo 2030” Strategic Plan, and the performance achieved, the way in which the company creates innovative solutions with its supply chain partners and the scientific research ecosystem, operating responsibly in the countries where it is present, and enhancing the value of all its capital, people and expertise, technology and intellectual property, financial resources, industrial assets, relations and partnerships, energy and natural resources. The Integrated Annual Report is composed of: > the Report on Operations, which includes the Consolidated Non-Financial Statement (NFS) pursuant to Legislative Decree 254/2016, prepared in accordance with the GRI Sustainability Reporting Standards of the Global Reporting Initiative (GRI), including the correlation table and the methodology note of the NFS; 1. the Consolidated Financial Statements; > the Separate Financial Statements of Leonardo SpA. Leonardo’s decision to integrate financial performance and ESG information somewhat anticipates what is envisaged by the Corporate Sustainability Reporting Directive, the new European directive on sustainability reporting that will gradually come into force in 2025 and will require companies to publish sustainability disclosures in the Report on Operations. With this obligation, the European Union intends to pursue the goal of making the links between financial and sustainability information more clear and evident while increasing its availability, accessibility and reliability. In preparing the Integrated Annual Report, the following have been taken into account: the priorities reported by ESMA (European Securities and Markets Authority) for financial statements prepared according to the International Financial Reporting Standards (IFRS) and for non-financial disclosures, the Integrated Reporting Framework, the standards of the Sustainability Accounting Standards Board (SASB) for the Aerospace & Defence sector, the Sustainable Development Goals (SDGs), the Ten Principles of the UN Global Compact, the recommendations of the Task Force on Climate–related Financial Disclosure (TCFD) and the core metrics laid down in the White Paper “Measuring Stakeholder Capitalism - Towards Common Metrics and Consistent Reporting of Sustainable Value Creation” del World Economic Forum (WEF), as based on four pillars: Governance, People, Planet and Prosperity. The GRI, SASB, and TCFD content indices in the section of Annex attached to the Report on Operations – Notes to the NFS allow you to identify content with respect to the respective standards or recommendations. Furthermore, in 2022, a selection of indicators (ref. Annex attached to the Report on Operations – Notes to the NFS) was subjected to full examination (reasonable assurance) for the second year running, as required by the International Standard on “Assurance Engagements ISAE 3000 (Revised) - Assurance Engagements Other than Audits or Reviews of Historical Financial Information” (hereinafter “ISAE 3000 Revised”), issued by the International Auditing and Assurance Standards Board (IAASB), on the part of EY S.p.A.. The audit was carried out according to the procedures set out in the “Independent Auditors’ Report of the Non-Financial Statement at 31 December 2022”, which is included herein.

Integrated Annual Report 2022 7 Content of the Integrated Annual Report 2022 Table of contents Financial Information NFS Information Report on operations at 31 December 2022 ● ● Group profile ● ● Strategy and outlook ● ● Group results and financial position ● ● Segment results and outlook ● “Non-GAAP” alternative performance indicators ● Industrial and financial performance ● Other information ● Governance ● People ● Planet ● Prosperity ● Correlation table – NFS ● Performance of the Parent Company ● Consolidated Financial Statements at 31 December 2022 ● Separate Financial Statements at 31 December 2022 Leonardo SpA ● Annex to the Report on Operations – Notes to the NFS ●

Integrated Annual Report 2022 8 LETTER TO STAKEHOLDERS

Integrated Annual Report 2022 9 For Leonardo, 2022 was an important year. We have once again achieved, and in some cases exceeded, the objectives set. We have delivered results that further confirm the validity of our strategic path. Indeed, thanks to the actions undertaken since 2018, Leonardo has strengthened its competitiveness and consolidated its role as a top player in Aerospace, Defence and Security at a global level. Today we are a more solid, resilient, sustainable, innovative company, ready to face challenges and seize future opportunities. Orders show significant growth of over 20% compared to 2021, with a value of over €17 billion, increasing our backlog to over 37 billion. There are positive trends in all our business areas, confirming the commercial solidity of the Group and the validity of the diversified offer of products, systems and solutions that meet the complex operational requirements of customers, guaranteeing interoperability and multi-domain capabilities. Revenues showed a solid growth trend, which in 2022 was more than 4% thanks, in particular, to Helicopters and Electronics for Defence and Security. EBITA showed a double-digit increase again driven by Defence and Security Electronics, in particular thanks to the European component, bringing the ROS above 8%. The positive trend of EBITA is even more marked, equal to around 14%, if we consider the inclusion of charges related to the COVID emergency as now recurring costs. The net result, which grew significantly, benefited from the capital gain realized from the sale of some Leonardo DRS businesses. An important part of the Group’s financial performance was the improvement in cash generation. Cash flow (FOCF) grew by 158%, demonstrating the Group's ability to consolidate the efficiency path undertaken, structurally increasing cash generation. The significant cash generation and the disposals of Leonardo DRS businesses have allowed the Group to continue along the path of reducing the Group's net debt, down by 3.4% compared to 2021, and at the same time to strengthen the core business through the purchase of 25.1% of the German Hensoldt and the consolidation of the Israeli RADA in the subsidiary Leonardo DRS. Our investment in Hensoldt is a catalyst for forging a closer partnership that will further strengthen both our positions in the growing defense electronics market: it will enable us to create value for customers and partners through the pooling of strengths complementary products of the two companies, while preserving national technologies and capabilities. This investment reflects our vision of the importance of building closer cooperation in the European Aerospace and Defense industry and Leonardo's determination to play an active role in its long-term development. The merger of RADA into Leonardo DRS, and the consequent listing of the company, represents a significant and strategic step forward, allowing the Group to achieve a unique positioning in the tactical radar segment, guaranteeing a stable domestic presence in the Israeli industrial context and supporting the development of Leonardo's international market. All of this progress was underpinned by the strengthening of the Group’s operating performance, the rationalization and efficiency of working capital, a careful investment policy and an efficient financial strategy. In consideration of the performance and the confidence in our future growth path, we have again proposed the payment of a dividend of 0.14 euros per share. The results achieved are even more significant in the light of a general and national economic framework characterized by inflationary pressures on energy and raw material costs: our results demonstrate the solidity of the Group's industrial strengths and the ability to react and adapt to complex challenges, as already demonstrated during the pandemic period. In this context, we continued to pursue with determination our objectives in terms of improving our competitive positioning in international markets and the creation of long-term value. There were also many actions that we implemented in the ESG area, supporting the Business Plan’s priorities, with the aim of "protecting people and the planet, guaranteeing defense and security, with long-term

Integrated Annual Report 2022 10 benefits in terms of development technology, innovation and progress”. These were, in fact, some of the topics covered on the occasion of the first ESG Investor Day in which Leonardo presented significant results on decarbonisation, sustainable innovation, diversity and inclusion, attraction of talent and valorisation of people. Scope 1 + 2 CO2 emissions were further significantly reduced by 15% compared to 2021, in particular thanks to the commitment to replace SF6 in the helicopter sector and to initiatives for greater energy efficiency. We have further strengthened the decarbonization journey by announcing a commitment to the Science Based Target initiative, a path on which we will work together with our key suppliers and our customers to reduce emissions along our value chain. We have made significant progress in terms of social impact starting from the hiring of around five thousand people, with an acceleration on the stabilization of employment contracts and a focus on young people under the age of 30 who, this year, represent 44% of new hires. We continued to support the training of our people, worked on reducing injuries and pushed for the promotion of an inclusive work environment: the presence of women in managerial positions has increased, today 18.6% of the total number of executives and middle managers, and the recruitment of women with a STEM degree, whose ratio to total recruitment with a STEM degree is now 22%. We have continued to integrate ESG objectives into financial instruments and into the management remuneration plan, demonstrating a leadership that has once again been recognized worldwide by the main sustainability ratings, rankings and indices. During 2022, we continued to work with the United Nations Global Compact, of which we have been members since 2018. Since last year, we have been on the Board of Directors of the Global Compact Network Italy Foundation, which allows us to actively contribute on sustainability discussions. Today Leonardo is a leading international leader in the Aerospace Defense & Security sector, a solid and global Group, a leader in European collaboration programs, an industrial engine for the development of territories, synonymous with innovation and high technology, in line with the strategic objectives of Be- Tomorrow Leonardo 2030. We have continued to deliver on all our promises and we continue to be confident in the path we have taken. With this, and the fundamental contribution of all 51,000 of our people, we are confident that we can face and gain from the great technological challenges in today’s world and thus confirm the positive evolution of recent years.

Report on Operation at 31 December 2022 11 REPORT ON OPERATION AT 31 DECEMBER 2022

Report on Operation at 31 December 2022 12 PART 1 – GROUP PROFILE, STRATEGY AND RESULTS

Report on Operation at 31 December 2022 13 GROUP PROFILE ✓ PROFILE ✓ BUSINESS MODEL

Report on Operation at 31 December 2022

# PROFILE

**Leonardo is an industrial and technological leader in the Aerospace, Defence & Security sector, with a strong industrial footprint in Italy, the United Kingdom, the United States, Poland, Israel[1] and a widespread sales network at international level.**


UNITED KINGDOM
EMPLOYEES: 7.540
POLAND
EMPLOYEES: 2.578
UNITED STATES OF AMERICA
EMPLOYEES: 7.143
ITALY
EMPLOYEES: 32.327
ISRAEL
EMPLOYEES: 248
REST OF THE WORLD
EMPLOYEES: 1.556

| Revenues | New orders | EBITA | Backlog | R&D | Employees |
|---|---|---|---|---|---|
| € 14.7 bil. | € 17.3 bil. | € 1.2 bil. | € 37.5 bil. | €2.0 bil. | 51,392 |

Leonardo operates in **150 countries** in the world offering **customised solutions** and innovative, value-added **after-sales support services** in order to be a trusted partner for its customers. It competes in the most important international markets by leveraging technology and product leadership in its business areas (Helicopters, Aircraft, Aerostructures, Electronics, Cyber Security and Space).

## ESG Leadership 2022

| | | |
|---|---|---|
| **Sustainability Leader in the Dow Jones Sustainability Indices of S&P Global** for 13 years, with the highest score in the Aerospace and Defence sector for the fourth year running[2]**.** | Among the companies included in the **MIB ESG INDEX** of the Italian Stock Exchange (Euronext), the first Italian blue-chip index dedicated to the 40 companies with the best ESG performance[3]. | **Confirmed among the leaders** in the fight against climate change by **CDP** (no profit international organisation), among the best Aerospace & Defence companies. |
| Ranked in **A band** in the Defence Companies Index on Anti-Corruption and Corporate Transparency (DCI) of **Transparency International**. | Included in the **Bloomberg Gender-Equality Index 2023** for the third year. | Assigned an **A ESG rating by MSCI**. |

[1] Following the merger of Israeli RADA into Leonardo DRS.
[2] Evaluation based on the data of the Corporate Sustainability Assessment (CSA), as of 16 December 2022.
[3] Review dated December 2022.

14

Report on Operation at 31 December 2022 15 Leonardo share price4 4 Performance of the Leonardo stock from January 2022 to 28 February 2023 compared to the European sector index Bloomberg EMEA Aerospace & Defense (BEUAERO, A&D EU) and to the main Italian and European stock market indices: the index of the 40 main securities of the Milan Stock Exchange (FTSE -MIB) and the index representative of the 600 largest stocks in Europe (STOXX Europe 600). 14% 11% 27%22% 26% Revenues by geographic area Italy United Kingdom United States Rest of Europe Rest of the world 30.2% 51.8% 17.5% 0.5% Shareholders Institutional Ministry of Economy and Finance Retail Investors Unidentified 83% 17% Defense / Civil turnover Defense Civil

Report on Operation at 31 December 2022

## Business sectors

Leonardo is organised into five business Sectors[5]. It also operates through subsidiaries, such as Leonardo DRS (Defence Electronics), joint ventures and investees.

| SECTORS | RESULTS 2022 (€mil.) | | DIVISIONS / *MAIN LEGAL ENTITY* | MAIN COUNTRIES |
|---|---|---|---|---|
| **Helicopters** | **ORDERS** 6,060 | **BACKLOG** 13,614 | Helicopters Division<br>*Leonardo SpA*<br>*Leonardo UK Ltd*<br>*PZL-Swidnik SA*<br>*AgustaWestland Philadelphia*<br>*Kopter Group AG* | Italy<br>United Kingdom<br>Poland<br>United States<br>Switzerland |
| | **REVENUES** 4,547 | **EBITA** 415 | | |
| **Electronics Defence & Security** | **ORDERS** 8,558 | **BACKLOG** 15,160 | Electronics Division<br>*Leonardo SpA*<br>*Leonardo UK Ltd*<br>*Leonardo DRS*<br>Cyber Security Division<br>*Leonardo SpA*<br>*Leonardo UK Ltd*<br>*MBDA (25%*)*<br>*Elettronica SpA (31.33%)*<br>*Hensoldt AG (25.1%)*[6] | Italy<br>United Kingdom<br>United States<br>Germany<br>Israel<br>Canada<br>France |
| | **REVENUES** 7,212 | **EBITA** 805 | | |
| **Aircraft** | **ORDERS** 2,800 | **BACKLOG** 8,554 | Aircraft Division<br>*Leonardo SpA*<br>GIE ATR (50%*) | Italy<br>France |
| | **REVENUES** 3,085 | **EBITA** 415 | | |
| **Aerostructures** | **ORDERS** 420 | **BACKLOG** 1.075 | Aerostructures Division<br>*Leonardo SpA* | Italy |
| | **REVENUES** 475 | **EBITA** (183) | | |
| **Space** | **EBITA** 31 | | Telespazio (67%*)<br>Thales Alenia Space (33%*)<br>Avio SpA (29,63%) | Italy<br>France |

(*) Joint Venture.
Other main subsidiaries and investee: Leonardo Global Solutions SpA, NHIndustries SAS., Orizzonte Sistemi Navali SpA.

[5] The sectors are five following the split between Aircraft and Aerostructures, while the Space sector is consolidated under the equity method and does not contribute to the Group revenues.

[6] The transaction was finalised in January 2022.

16

Report on Operation at 31 December 2022 17 BUSINESS MODEL Research & Development Innovation, technology and sustainability are the factors underlying Leonardo’s strategy which are integrated with each other and on which its competitiveness and future growth are founded. In line with the “Be Tomorrow-Leonardo 2030” strategic plan, the company’s objective is to become a driver of innovation, through the creation of an ecosystem centred on the research for product development and on technological research. €bil. 2.0 in R&D and product engineering Collaborations with 90 universities and research centres in the world Solutions and customer support Leonardo business model aims at partnerships with customers offering customised products and solutions, as well as value- added and innovative post-sale support services: from the offer of integrated services to the ongoing update of hardware and software, whereby it ensures its customers a long-lasting performance, to training programs necessary to keep a direct contact with end-users and feed long-term strategic relationships. The business model is based on the capital that the company is committed to enhancing - people and skills, technologies and intellectual property, financial resources, industrial assets, relations and partnerships, energy and natural resources - to create long-term value. About 48,000 training hours through flight simulators More than 13,000 pilots and operators of helicopters and aircraft trained 1st in the ProPilot’s ranking for quality of after-sales support and in the Product Support Survey’s ranking of AIN (Aviation International News) Data 2022

Report on Operation at 31 December 2022

**MAIN TRENDS**: Geopolitical tensions | Digital, environmental and technological transition | Big data and security | Reduction in strategic dependence | Stakeholder capitalism and sustainable finance | New skills and inclusion

## CAPITALS

**PEOPLE AND SKILLS**
- **51,392** employees
- **12,200** people in R&D and engineering

**FINANCIAL RESOURCES**
- **€9.5 billion in purchase of goods and services**
- **€4.1 billion personnel cost**
- **€10.7 billion of net invested capital**

**TECHNOLOGIES AND INTELLECTUAL PROPERTY**
- **6.2** petaflop of computing power
- **27.1** petabyte of storage capacity
- **11** Leonardo Labs

**INDUSTRIAL ASSETS**
- **105** sites and main plants
- **€487** million investments in tangible assets

**RELATIONS AND COLLABORATIONS**
- **90** Universities and research centres
- **10,500** suppliers

**ENERGY AND NATURAL RESOURCES**
- **79%** of electricity from renewable sources
- **51%** of waste recovered

## BUSINESS MODEL

**R&D**

**€1.8** billion in R&D

**Operations**

Investments on people and competencies
Energy and industrial efficiency
Sustainable supply chain

**Solutions and customer support**



REVENUES
€14.7 mld

28% of revenues from Customer Support, Service and Training

**Business sector**

| | RoS | Backlog |
|---|---|---|
| | 9.1% | 35% |
| | 11.2% | 40% |
| | 13.5% | 22% |
| | (38.5%) | 3% |



BACKLOG
€37.5 mld

The order backlog ensures a coverage in terms of equivalent production equal to about 2.5 years

**Strategic vision: Leonardo-Be Tomorrow 2030**

BE TOMORROW Leonardo 2030

Solid | Global | Driver of innovation

## IMPACTS

**People**
- **4,989** new hires, **59%** hold a STEM qualification, **44%** under 30 and **24%** women
- **1.1 million** hours of training delivered to employees
- **966** training opportunities including internship, apprenticeship, traineeship and school-to-work alternation programmes
- **-19%** reduction in the injury rate compared to 2021

**Planet**
- **15%** intensity of scope 1 and 2 $CO_{2e}$ emissions reduction (LB) (*)
- **15%** scope 1 and 2 $CO_{2e}$ emissions reduction (MB)
- **4%** intensity of waste produced reduction (*)
- **13%** intensity of water withdrawals reduction (*)
- **7%** intensity of energy consumption reduction (*)

*(*) calculated on revenues and vs 2021*

**Prosperity**
- **55%** of sources of financing linked to ESG parameters
- **82%** of purchases related to domestic markets
- **30%** of investors are signatories to PRI
- Solutions for security and progress in **150 countries**

2022 data

18

Report on Operation at 31 December 2022 19 STRATEGY AND OUTLOOK ✓ TREND AND VISION TO 2030 ✓ MATERIALITY ANALYSIS ✓ “BE TOMORROW – LEONARDO 2030” STRATEGIC PLAN ✓ SUSTAINABILITY PLAN ✓ 2023 GUIDANCE

Report on Operation at 31 December 2022 20 TREND AND VISION TO 2030 The markets in which Leonardo operates, both nationally and internationally, are characterised by highly complex ongoing transformation processes and an ever-increasing level of competition, which is exacerbated by the entry of new players coming from countries that did not traditionally have an AD&S industry, but which are now growing, even in emerging technology segments, beginning to cover domestic demand and sometimes even entering the international market with increasing success: among these we can mention South Korea, Turkey, Iran and Brazil. In addition, there are players from adjacent civil and commercial sectors with established expertise in innovative technologies, such as Artificial Intelligence (AI) and Quantum Computing, which are capable of affecting the traditional power relations and dynamics of the AD&S industry with effects on competitive pressure and, consequently, on prices and margins. The continuing health crisis linked to the Covid-19 pandemic was added to by an international political and economic scene in 2022, which is not only evolving on an ongoing basis, but even further deteriorating, including as a result of Russian aggression against Ukraine. This new scenario is highlighted by the neologism "permacrisis", declared "word of the year 2022"7, meaning an "extended period of instability and insecurity", which was particularly characterised in the past year by the Russian invasion of Ukraine, as well as by a significant increase in political and economic tensions in the Indo-Pacific region and the return of high inflation rates after a 40-year absence in the world's major economies and the exacerbation of the climate crisis. This situation confirms the profound and lasting change in the pre-existing balances, which started in 2020, leading to an epochal paradigm shift at a technological, cultural, social and economic level, the effects of which will still continue for a long time. In this scenario, Leonardo pursues its objectives concerning the improvement in the competitive positioning on international markets, and the creation of long-term value through responsible business conduct, the ongoing monitoring and an effective management of risks and opportunities, the protection of business continuity, a growing integration of sustainability into its business and listening to and collaborating with stakeholders. The processes and technological solutions developed by the Group are marked by a sustainable and inclusive development, in support of double transition, both digital and ecological, with the aim of safeguarding citizens, companies, institutions, territories and strategic infrastructures, which are increasingly exposed to the fragility of systems. However, the same solutions take on additional significance in the context of the political crises mentioned above, as they are dedicated to contributing significantly to the security and sustainability of the citizens and institutions in the states to which they are provided. The main trends and Leonardo’s position, which is dealt with in detail in the reference paragraphs, are reported below. 7 The Collins Word of the Year 2022 - https://www.collinsdictionary.com/woty.

Report on Operation at 31 December 2022 21 8 Source: Jane’s Defence Budgets worldwide. 9 Source: Sipri. 10 Source: Gartner, Statista, IoT analytics. 11 Source: SdxCentral, PwC. 12 Source: Gartner data processing. Main trends Leonardo’s position Geopolitical tensions – The invasion of Ukraine by the Russian Federation was a disruptive event, with both short- and long-term effects. The most direct consequences are an increased focus on security and defence issues in the political debate and sharp growth compared to the past in the defence budgets of major countries (primarily NATO- European countries). > In 2021 the world military spending reached USDbil. 2,090, up by 7% compared to 20208. > In 2021 there were: at least 46 active armed conflicts (1 less compared to the previous year) and 63 multilateral peace operations (1 more compared to the previous year)9. > In 2022 the areas of friction in the immediate vicinity of Europe – in addition to the return of high-intensity war in Europe with the Russian-Ukrainian war - were primarily related to regional crises in the Enlarged Mediterranean area, namely Libya, Syria, Iran and Yemen, with new sparks in Nagorno-Karabakh. The Indo- Pacific region became the scenario of greatest attention by the U.S. and other Allies in the region. > Segment results and outlook > Respect for human rights > Customer intimacy, quality and safety Big data and security – The scenario has been characterised by a renewed focus on the management of borders, citizen and traveller information, clinical and health data and information dissemination, especially through social channels: the main social networks have proposed and implemented technological and organisational evolutions. Security and big data technologies will be increasingly important to manage risks, flows and sensitive information and this area is precisely the object of various projects in Europe with regard to the industrial sector and B2B: among these, for example, the Data Act and European Alliance for Industrial Data, Edge and Cloud, Gaia-X and Catena-X. > It is estimated that more than 25 billion Internet of Things (IoT) devices, of which about 15 billion connected10, were active in 2022, with a market value of more than USDbil. 1,000, of which about 75% was of consumer-type11. > In 2022, the IoT security market value was estimated at about USDbil. 3.512, confirming the need to increase the security of new data generation and processing technologies. > Leonardo for the Recovery and Resilience Plan (NRRP) > Technological innovation > Cybersecurity and data protection > Solution for security and progress Digital and environmental transition – The economic recovery is driven by digital and environmental transitions, accelerated by urgency and extraordinary programmes (such as the European Recovery and Resilience Facility, which translates in Italy into the National Recovery and Resilience Plan - NRRP), with the aim of being the engine of a new technological development. The European quest for technological sovereignty to be understood as an effective and equitable collaboration with allied industries and countries, for supply chain security and optimisation of investments in disruptive technology, may entail positive implications for the AD&S sector, and more so in the defence sector. Even before the Ukraine crisis, the issue was in fact at the centre of the > Leonardo for the Recovery and Resilience Plan (NRRP) > Be tomorrow – Leonardo 2030 Strategic Plan > Sustainability Plan > Toward energy transition

Report on Operation at 31 December 2022 22 13 Source: “The net-zero transition. What it would cost, what it could bring” – McKinsey. 14 Source: Destination 2050 website. 15 Source: IHS markit, New York Times 16 Source: The Economist, New York Times debate in the AD&S industry to support the renewed strategic ambition of Europe and its member states, including at international level. > To achieve Net Zero Transition, investments of USDbil. 275,000 will be required globally over the period from 2021 to 2050, equal to an average of USDbil. 9,200 per year 13. > Air transport is essential for economic and social development, ensuring global connections. With the Destination 2050 initiative, the five major European aviation associations committed to achieve “net zero CO2 emissions” in the European civil aviation sector within 205014; a similar commitment was undertaken first by the International Air Transport Association (IATA) and then by the International Civil Aviation Organization (ICAO) in October 2022, thus aligning the goals of industry and national governments. > The European Union has for the first time launched projects and allocated funds to incentivise joint procurement of defence solutions and equipment, thus accelerating the technology transition in the sector, although it has not yet increased its investment. > Technological innovation Reducing strategic dependencies – The Ukrainian crisis has led, among indirect effects, to shocks with regard to the procurement of energy resources and various raw materials for the precision engineering industry, bringing out the importance of the concept of strategic independence, which had already emerged during the pandemic crisis with the disruption of global supply chains. Technologies that, along with process innovation, have continued to be the drivers of institutional, business and individual resilience, are also being characterized as one of the tools of geopolitics, offering new strategic significance to investments in frontier technology and a key role for companies in hi-tech sectors. > In the automotive market, lower demand for high-volume (about 3,000 chips per vehicle), low-value-added automotive components has resulted in manufacturers losing priority to the growing demand for chips for higher value- added solutions (smartphones and computers)15. In 2022, the importance of establishing a footprint in the business segment of semiconductor supply chain was further reaffirmed by the investment plans of the European Union (Chips Act) and the U.S. (Chips & Science Act) and, even more so, by the export control project put in place by the U.S. to limit Chinese access to the most advanced semiconductors. > The prolonged closure of Chinese plants hit by the pandemic has resulted in a reduction in supply, the effects of which have been much more pronounced considering the lack of corresponding reduction in Western demand16. These impacts, in the upstream of the value chain distribution, were in addition to those resulting from congestion at ports as early as from 2021, caused by increased shipments and labour shortages. > Supply chain value > Business continuity Stakeholder capitalism, integrated sustainability and sustainable finance - There is an unprecedented awareness of and commitment to sustainability issues, with respect to which companies and financial institutions are being called upon to direct their strategies. The growing integration of ESG factors into business strategies and processes also involves the AD&S sector, which must be recognised as a key sector for sustainability from an environmental and social perspective. > The recently approved or pending European legislation (i.e., Corporate Sustainability Reporting Directive, Corporate Sustainability Due Diligence Directive) leads entities > Sustainability plan > Financial planning and investment management > Profile (Shareholders composition)

Report on Operation at 31 December 2022 23 17 Source: PRI website. 18 Source: Strategic Intelligence World Economic Forum. 19 Source: cybersecurity360. 20 Source: National Cybersecurity Agency. towards full integration of sustainability into strategy and management decisions on the part of European companies. > Following the European Council's conclusions published in March 2022 on the need to facilitate access to private financing for the defence sector, the European Defence Agency (EDA) launched a study aimed at analysing the business in the defence sector in relation to ESG criteria and the objectives set out in the relevant frameworks, measuring their contribution. > As of 2022, the investors that are signatories of the Principles of Responsible Investment supported by the United Nations were more than 4,900, and managed assets under management for more than USDbil. 121,000 according to the ESG criteria17. > Information on EU Taxonomy for sustainable activities New skills and inclusion – The implementation and management of ecological and digital transition requires widespread development of new skills, scientific and digital above all, on which the competitiveness of businesses depends. The reskilling of workforce and the promotion of gender equality are among the main levers on which to act in the A&D sector. > In Europe and the United States, demand for physical and manual skills in repeatable tasks is expected to decline by 30% over the next decade, according to McKinsey, while demand for technological skills such as programming is expected to grow by more than 50%. > By 2025, some 85 million jobs could be lost due to the emerging division of labour between humans, machines and algorithms, according to a World Economic Forum report released in 202018. > In the next three years, about 3.5 million jobs related to cyber security will remain unfilled globally19, while companies and Public Authorities will need about 100 thousand new cyber security experts in Italy20. > Sustainability plan > Well-being, inclusion and employment protection > Enhancement of people and skills > Technological innovation > Value for territories and communities

Report on Operation at 31 December 2022 24 MATERIALITY ANALYSIS The strength of a business model leverages stakeholder engagement, dialogue and listening, which is an element that Leonardo places at the center of its vision. With this in mind, Leonardo conducts annually the materiality analysis, which is a process aimed at integrating the perspective of internal and external stakeholders into the Group's strategy. The process makes it possible to identify risks and opportunities associated with the organization's impacts on the economy, the planet and people and the company's ability to create value in the short, medium and long term. The material topics that emerge from the process are a key element to guiding the definition of corporate strategy, as well as the assessment of risks and opportunities related to each topic. In line with the requirements of the GRI standards, the list of material topics - defined on the basis of the impacts of the Group and its value chain - emerges from an in-depth analysis based on an approach that integrates a data- driven methodology with extensive consultation with external stakeholders and top management. List of material topics PILLAR TOPICS Governance Responsible and ethical business conduct 21 Business continuity 22 Sound Corporate Governance People Working conditions, health and safety Skill management and talent attraction Active support in developing skills in the STEM area Diversity and inclusion Planet Environmental impact of the use of materials Natural resources management and conservation of ecosystems Climate change, adaptation/mitigation Development of Earth observation technologies Prosperity Citizen security Solutions’ quality, security and performance Cyber security and data protection 23 R&D, innovation and advanced technology 24 Sustainable supply chain Customer relations Digital transformation25 21 This topic is also covered in the pillar People. 22 This topic is also covered in the pillar People. 23 This topic is also covered in the pillar Governance. 24 This topic is also covered in the pillar Planet. 25 This topic is also covered in the pillar People and Planet.

Report on Operation at 31 December 2022 25 In 2022, Leonardo strengthened the materiality analysis by intensifying and deepening the dialogue with its stakeholders. With the support of a group of experts and the involvement of key stakeholders, Leonardo has made its materiality analysis process more robust, including in view of a profoundly evolving regulatory environment and reporting standards. With respect to the process of previous years, which focused on the dimension of "materiality" and comparing the internal and external perspective, the methodology adopted for the 2022 materiality analysis is based on the "impact" perspective of the Group and its value chain, in accordance with the GRI Universal Standards 2021. After an in-depth preliminary analysis and the organisation of two focus groups with key Leonardo stakeholders, one in Italy and one in the United Kingdom, the positive and negative impacts, both potential and current, were identified, which are generated by the Group along the entire value chain. These were then prioritised through stakeholder and top management consultation, which was subsequently added to by extensive data-driven document analysis. The process led to the definition of material topics. In particular, the most significant impacts and, consequently, the related material topics are aligned with Leonardo's core business, reflecting the current security scenario, the technology and innovation sphere, elements related to working conditions and business integrity. In addition, any issue concerning climate change mitigation and adaptation remains a key matter, as emerging from the stakeholder consultation. The results of the analysis will support and help guide the identification of strategic objectives, the definition of the Sustainability Plan and reporting. During the 2022 materiality process, a preliminary reflection on dual materiality was also initiated with the stakeholders involved. The evidence that emerged will direct the integration of future regulatory requirements, especially at the European level with the Corporate Sustainability Reporting Directive, within the scope of Leonardo's processes.

Report on Operation at 31 December 2022

# BE TOMORROW – LEONARDO 2030 STRATEGIC PLAN

In 2020 Leonardo launched the "Be Tomorrow – Leonardo 2030" Plan, a renewed strategic vision projected over the next years, even to adapt periodically and with the necessary flexibility to the changing relevant context, leveraging its technology skills, as well as its human and intellectual capital.

**"Be Tomorrow – Leonardo 2030"** identifies the Group's strategic guidelines, with the aim of making the company even more solid, global and a driver of innovation.

| | **Solid** | **Global** | **Driver of innovation** |
|---|---|---|---|
| **Strategic guidelines** | Investment grade<br>Profitable<br>Solid cash conversion capacity | World leading company in Helicopters and in Simulation and Training solutions<br>Number one in Europe in Defence Electronics<br>Key player in international cooperation programmes in Aeronautics<br>European key player in Unmanned systems and solutions in all domains<br>Partner to Security Institutions<br>National leading partner for infrastructure and land monitoring (Global Monitoring)<br>National partner for the implementation of the NRRP | Fully digitalised in all processes, production and offering<br>Engine of an innovative eco-system on cross-sector technology<br>Leading benchmark in green innovation in the AD&S sector |

This ambitious objective is based on three main lines of sustainable growth:

**Strengthen Our Core** - Further strengthen our core business and operations, including through a more focused and homogeneous portfolio of activities:

- increasing the critical mass in strategic areas, in particular Helicopters, Electronics, Cyber security and Unmanned vehicles, to strengthen its organisation and gain leadership positions at international level;
- strengthening its footprint in global markets;
- evolving its business approach from being a supplier of products to becoming a global partner.

**Transform to Grow** – Transform processes to make the organisation more modern and flexible and seize new opportunities:

- diversifying the business portfolio, enhancing cross-sector and distinctive competencies - Digitisation, Command and Control, Connectivity, Cyber Security;
- meeting the needs of our customers more and more efficiently, with innovative service-based offer models (X-as-a-Service), measuring customer satisfaction on an ongoing basis and excellence in Simulation & Training solutions and systems;
- investing in people and skills to be able to support business ambitions.

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Report on Operation at 31 December 2022

**Master the New** – Create new technologies and new high-tech markets to lead innovation:

- through Leonardo Labs, technology incubators for the development of innovative competencies across all the Group's business;
- increasing the share of investments in research activities;
- focusing on Intelligent Autonomous Systems to achieve leadership in all domains.

On this basis, Leonardo, as a leading industrial and technological company, intends to act as a driver for development to give its contribution to **global safety and progress**:

- by contributing to digital independence and autonomy in a pan-European view;
- by supporting technological sovereignty as a vital condition for the growth of the Company and of the countries in which it operates;
- by promoting a new approach to sustainability, integrated across the business, which is outlined in the Sustainability Plan, in terms of technological and process innovation, inspired by the SDGs of the United Nations 2030 Agenda and the guidelines of the European Green Deal;
- by developing new capabilities, both in civil and military sectors, in order to respond to the challenges posed by the complexity of the digital era: interdependence, interrelationship and speed of evolution.

With these aims in mind, Leonardo has concentrated its attention on the implementation of the Strategic Plan in the last two years, driven by the principle of selectivity and focus, thus allowing results to be achieved in line with or above pre-pandemic levels and key strategic projects to be successfully put in place.

| | **Strengthen Our Core** | **Transform to Grow** | **Master the New** |
|---|---|---|---|
| **Key strategic projects 2020-2022** | ✓ Partner of the Global Combat Air Programme (GCAP)<br>✓ Acquisition of 30% of GEM<br>✓ Acquisition and merger of Kopter<br>✓ Acquisition of 70% of Alea<br>✓ Acquisition of 25% of Hensoldt<br>✓ Completion of the merger of RADA into Leonardo DRS and of its automatic listing | ✓ Launch of the LEAP programme for supply chain development<br>✓ Creation of Integrated Flight Training School (IFTS)<br>✓ Relaunch plan for Aerostructures<br>✓ Industrial reorganisation of Electronics Division<br>✓ Launch of the X-2030 platform<br>✓ Creation of the National Competence Hub for Digitalisation<br>✓ Proposal for a new offer for Global Monitoring | ✓ Creation of Leonardo Labs<br>✓ Leadership in ESG ratings and indexes<br>✓ Sustainability operational model adopted by the Group<br>✓ Commitment to the Science-Based Target project<br>✓ Participation in the Skydweller programme<br>✓ Operation of davinci-1 supercomputer<br>✓ Launch of the Cyber & Security Academy<br>✓ Launch of the Business Innovation Factory<br>✓ Setting out a holistic strategy in the Unmanned systems segment |

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Report on Operation at 31 December 2022

# OBJECTIVES AND SUSTAINABILITY PLAN

| PILLAR | OBJECTIVES | PROGRESS | TARGET YEAR | SDG/*Material topics* |
|---|---|---|---|---|
| Governance | Extending Trade Compliance Directive to the Group | Objective achieved | 2022 | *Sound corporate governance*<br>*Responsible and ethic business conduct* |
| | Expanding the business compliance training to other types of third parties (distributors/resellers), making it a mandatory prerequisite for the completion of the engagement | Objective achieved | 2022 | |
| | Renewal/maintenance of the ISO 37001:2016 "Anti-Bribery Management System" certification | On track | 2023 | |
| People | More than 100 training hours per employee in the period 2018-2022 | Objective achieved | 2022 | *Diversity and inclusion*<br>*Skills management and talent attraction*<br>*Active support for the development of STEM skills* |
| | Under 30 equal to at least 40% of total new hires | Objective achieved | 2022 | |
| | Women equal to at least 32% of total new hires[I] | Objective not achieved | 2022 | |
| | | On track | 2025 | |
| | Women equal to 30% of total new hires in STEM areas | On track | 2025 | |
| | 20% female representation at management levels | On track | 2025 | |
| | Women equal to 20% of total employees | On track | 2025 | |
| | 27% of women in succession plans | On track | 2025 | |
| Planet | 10% reduction in consumption of electricity withdrawn from external grid [II] | On track | 2025 | *Fighting climate change, adaptation and mitigation, Environmental impact of materials use* |
| | 50% reduction in Scope 1 + Scope 2 emissions (market based) [III] | Objective updated | 2030 | |
| | 25% reduction in water withdrawals | Objective updated | 2030 | |
| | 15% reduction in the amount of waste produced [IV] | Objective updated | 2030 | |
| Prosperity | Managing more than 75% of the value of orders placed by Leonardo Divisions with digital collaboration platforms | Objective achieved | 2022 | *Sustainable supply chain*<br>*R&D, innovation and advanced technology*<br>*Cyber security and data protection*<br>*Digital transformation* |
| | Implementing supply chain development programmes and medium/long-term partnerships, focused on SMEs, to improve business sustainability | On track | 2023 | |
| | Raising awareness of/delivering training on SDGs and supporting tools for reporting to more than 80% of key suppliers (over 500 suppliers) | On track | 2023 | |
| | 100% of LEAP partners with set targets and plans on green energy, $CO_2$ emission reduction, waste recycling, water consumption | On track | 2023 | |
| | Increasing computing power by 40% per capita[V VI] | On track | 2025 | |
| | Increasing storage capacity by 40% per capita [VI] | On track | 2025 | |

[I] The 2022 target is calculated excluding blue collar workers; the 2025 target is calculated on total recruitment.

[II] Calculated in relation to revenues. 2019 year baseline.

[III] Reduction in absolute value. 2020 year baseline.

[IV] Reduction in absolute value. 2019 year baseline.

[V] Includes recurring suppliers. Leonardo DRS is not included in the scope.

[VI] Calculated as the number of flops *(Floating Point Operations Per Second)* and bytes in relation to employees in Italy. 2020 year baseline.

Objective achieved | On track | Objective not achieved | Objective updated

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Report on Operation at 31 December 2022 29 The economic, geopolitical and pandemic changes taking place globally have made the transition process to sustainability necessary and no longer postponable: companies have a key role, alongside institutions and civil society, in preserving the future and security of the planet and its inhabitants. The pursuit of the Sustainable Development Goals (SDGs) of the United Nations 2030 Agenda and the integration of environmental, social and governance (ESG) dimensions into business are principles that guide the actions Leonardo has outlined to pursue sustainable success, a key element of the “Be Tomorrow - Leonardo 2030” Strategic Plan. In this sense, the sustainability goals defined by Leonardo underpin long-term growth and demonstrate the Company's commitment to its stakeholders with regard to ESG issues. In 2022, Leonardo gave further impetus to its sustainability strategy, committing itself, as part of the Science Based Target initiative, to define an ambitious target to reduce direct and indirect CO2 emissions, in line with the targets set in the Paris agreement. Further acceleration was given with regard to water consumption and waste production, for which the reduction targets were updated to absolute and no longer intensity targets. This change is a key step in the strategy of decoupling industrial growth from environmental impact. The Leonardo sustainable goals cover People, Planet, Prosperity and Governance dimensions with specific monitoring targets and related KPIs for each area. The Sustainability Plan The Sustainability Plan translates the Group's sustainability vision and objectives into projects and initiatives that can be measured in the short, medium and long-term, through a structured model guided by a data- driven approach. The Plan, focusing on the entire value chain, - from research and development to operations, from customer support solutions to social impacts - is divided into 8 clusters, each of which includes specific projects, measured by KPIs acting on the ESG pillars. The Plan has a three-year duration and, in line with Leonardo's sustainability operating model, is subject to an annual review and update process to better target the strategy and initiatives. During 2022, the Plan was further strengthened, in line with the guidelines provided in the 2021 materiality analysis, through initiatives that respond to stakeholder demands, with the aim of translating sustainability into competitive advantage and mitigating risks. The 2022 Plan includes a total of 100 projects distributed on the eight clusters and classified in two main types: the “tactical” ones, which look at short- to medium-term benefits and contribute to the achievement of the Group's Sustainability Goals (48 projects), and the “transformative” ones, which will produce medium- to long-term impacts (52 projects), intervening, in particular, on the sustainability of the products and services provided by the Group. The Plan’s performance is measured, mainly within the context of tactical projects, through specific ESG KPIs that are monitored also in order to achieve Sustainability Goals. The robustness, consistency and coherence of ESG data are ensured by a bottom-up collection and verification process. Both progress data on single projects and economic data are collected and analysed to verify the performance of the activity and to direct actions and resources towards the achievement of the objectives communicated to stakeholders.

Report on Operation at 31 December 2022

## The Sustainability Plan clusters, value chain and pillars (1)


R&I
Social impacts
Operations
Solutions
Social commitment, Scientific citizenship and Inclusion
Research and Innovation
Business integrity and Human rights
Energy and industrial efficiency
100 sustainability projects
Earth observation and Emergency management
Environmental management and Circular economy
Mobility solutions and Security Systems
Sustainable supply chain

(1) The association between clusters and pillars is made according to impact and prevalence criteria

| Pillar | Main guidelines of the Sustainability Plan |
| --- | --- |
| Governance | **Business integrity**<br>› Improve control and governance of commercial transactions.<br>› Strengthen the evaluation and monitoring of human right issues. |
| People | **Diversity and inclusion, training and STEM**<br>› Promote gender equality.<br>› Spread sustainability culture.<br>› Strengthen STEM programmes. |
| Planet | **Decarbonisation**<br>› Identify and implement emission reduction initiatives along the value chain.<br>› Improve energy efficiency initiatives.<br>**Reducing environmental impact and improving circularity**<br>› Reduce, reuse, recycle waste; encourage plasticless and paperless projects.<br>› Reduce water withdrawals and improve water efficiency.<br>› Improve circularity. |
| Prosperity | **Sustainable supply chain**<br>› Promote the sustainable development of the supply chain.<br>› Strengthen the digitisation of purchases.<br>› Define measures to prevent ESG risks in the supply chain.<br>**Sustainability solutions**<br>› Develop solutions for the protection of people and territories (e.g. for agriculture, forestry and environmental protection).<br>› Develop low-emission solutions for the transport sector.<br>› Develop solutions for Industry 4.0. |

**Impact on SDGs**

Core | Altri



The Plan focuses on six core SDGs: development of competencies (SDG 4), creation of decent work and growth of partners (SDG 8), support to innovation and digital transformation (SDG 9), development of solutions for the security of people, infrastructures and territories (SDG 11) and climate action (SDG 13), adding sustainable production models (SDG 12) to its business activity. The Plan also has significant impact on additional SDGs: the reduction of food waste (SDG 2), the development of solutions to combat health emergencies and promote well-being initiatives for people (SDG 3), the promotion of a culture that fosters gender equality (SDG 5), water resource optimization (SDG 6), energy efficiency and the higher use of renewable sources (SDG7), the mitigation of environmental impact on the seas and in support of biodiversity (SDGs 14, 15), the continuous strengthening of the responsible business model and the protection of human rights (SDG 16).

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Report on Operation at 31 December 2022 31 The following is a summary of the progress of the Sustainability Plan, on each of the pillars. Pillar Progress of the Plan Governance The Governance and People pillars are associated with initiatives aimed at strengthening business integrity and respect for human rights and those related to social engagement, promoting scientific citizenship and inclusion, encapsulated in the following clusters: > business integrity and human rights – It Includes some of the initiatives that underpin the responsible business model. Among them are trade compliance guidelines that have been integrated with the Human Rights Impact Assessment tool, which aims to assess the main risk factors of human rights violations in Sensitive Countries and along the value chain. People > Social Engagement, scientific citizenship and inclusion – It encapsulates initiatives to spread a culture of sustainability, stimulate engagement, promote STEM disciplines, and foster diversity and inclusion. Among major projects in 2022 are the provision of a sustainability course for all employees, the development of succession plans, which would be also aimed at strengthening gender equality, and initiatives for schools, such as the Role model project, STEM Lab, and the Young Cybersecurity Academy. In addition, the Group's social commitment is also strengthened through technology transfer of company know-how. Emblematic in this context is the project with the start-up Avanchair, which aims to provide people with disabilities and caregivers with support that can improve everyday life. Planet The Planet pillar is impacted by the Sustainability Plan's projects ranging from research and development to operations, through sustainable supply chain and solutions, grouped according to the following clusters: > Research and development – It includes most of the Plan's transformation initiatives linked to long-term goals, such as reducing the environmental impact of operations through technological innovations, the use of new materials, and the development of new technology aimed at reducing the Group's carbon footprint. These include projects in line with the commitment to SBTi, such as the Next Generation Tiltrotor, virtual training technologies, the use of Sustainable Aviation Fuels, and the development of new thermoplastic materials. 2. Energy and Industrial Efficiency – It encompasses all tactical projects aimed at streamlining operations, improving industrial performance, decarbonising production activities, and reducing energy consumption. During 2022, Leonardo achieved notable results, reducing CO2 emissions in a significant manner, thanks to the contribution given by initiatives such as the LED full potential programme, the replacement of gas SF6 in the helicopter production cycle, and energy efficiency measures. > Environmental management and circular economy – It contains tactical initiatives aimed at minimising environmental impacts and fostering the transition to a circular economy model. Among the major projects in 2022 are recycling of carbon fiber composite materials and of WEEE (Waste from Electrical and Electronic Equipment), as well as initiatives aimed at decreasing water withdrawals and waste, and reducing the use of plastics. Prosperity Notwithstanding the significant interconnections with the Planet pillar, the Prosperity pillar is impacted by initiatives that mainly concern the sustainable supply chain and the services and solutions made available by the Group that enable sustainability, mainly belonging to the following clusters: > Sustainable Supply Chain – It encapsulates the Plan's projects involving Leonardo's suppliers - mostly SMEs - in initiatives focused on digital transformation, cyber security, and social and environmental responsibility. During 2022, for example, specific training initiatives were conducted to improve suppliers' awareness of ESG issues and related sustainability performance, even with a view to decarbonisation. 3. Earth observation and Emergency management – It contains projects that can monitor the condition of the planet and improve the lives of citizens. These include satellite monitoring for precision agriculture and that of infrastructure, Space Situational Awareness, monitoring for climate change, and the development of digital platforms for coordinating interventions in emergency and disaster situations. > Mobility solutions and Safety systems – It includes cutting-edge technologies to enable sustainable and safe mobility. These include smart mobility solutions, which, through the use of technology such as 5G and Machine Learning algorithms, enable improved efficiency in public transport, or digital platforms for improving efficiency and safety of company operations (EMODS).

Report on Operation at 31 December 2022

# GUIDANCE 2023

The expected 2023 performance confirms the sustainable growth path accompanied by increasing profitability and cash flow generation, notwithstanding a context characterized by higher macroeconomic and geopolitical uncertainties.

The actions promptly implemented by the Group allow the mitigation of effects generated by inflationary pressures due to the Russia-Ukraine conflict.

Based on the current assessment of the effects deriving from the geopolitical situation on supply chain, inflation and global economy, and assuming no additional major deterioration, Leonardo expects to deliver in 2023:

- High level of New Order Intake of ca. 17 € billion, confirming a strong positioning of the Group's products and solutions and presence in key markets
- Revenues of € 15.0 – 15.6 billion, up compared to 2022, thanks to the contribution of new orders and the development of portfolio activities on defence/governmental programmes
- increasing profitability, with EBITA of € 1,260 – 1,310 million, driven by growth in volumes and continued solid industrial profitability of the main business areas, despite the mix effect of programmes still under development and relevant shares of prime contractor revenues; the estimate still reflects some pressure in the civil Aeronautics, mainly Aerostructures, despite a gradual improvement year over year
- FOCF of ca. € 600 million, with the defence/governmental business guaranteeing solid cash generation, while Aerostructures continues to absorb cash although slightly less than 2022
- Group Net Debt of ca. € 2,6 billion, driven by cash flow generation and assuming dividend payment of €0.14 per share and new leases for ca € 100 mln

| | *FY 2022* | *FY2023 Guidance* (1) |
|---|---|---|
| New Orders (€bn) | 17.3 | ca. 17 |
| Recenues (€bn) | 14.7 | 15.0 – 15.6 |
| EBITA (€mln.) | 1.218 | 1.260 - 1.310 |
| FOCF (€mln.) | 539 | ca. 600 |
| Group Net debt (€bn.) | 3.0 | ca. 2.6 (2) |

2023 exchange rate assumptions: € / USD = 1.10 and € / GBP = 0.87

1) Based on the current assessment of the effects deriving from the geopolitical situation on the supply chain and the global economy and assuming no additional major deterioration

2) Assuming dividend payment and new leases for ca 100 mln

32

Report on Operation at 31 December 2022 33 GROUP RESULTS AND FINANCIAL POSITION ✓ 2022 PERFORMANCE AND FINANCIAL RESULTS ✓ ESG PERFORMANCE INDICATORS

Report on Operation at 31 December 2022 34 2022 PERFORMANCE AND FINANCIAL RESULTS The performance and financial results for 2022 confirm the path to growth and increase in the profitability and cash flows that the Group has been embarked on since 2018. New Orders showed sharp growth, coming to over €bil. 17, up by more than 20% compared to 2021 and consolidating the portfolio at over €bil. 37. This positive performance was recorded in all business areas to a various extent, confirming the Group's commercial strength and the effectiveness of its diversified and multi- domain offering of products, systems and solutions that meet the complex operational requirements imposed by its Customers. Revenues show an increase of more than 4%, which has now been consolidated over the years, in particular as a result of the ongoing positive performance of Helicopters and of Defense Electronics & Security, which offset the decline recorded in Aircraft in 2022, as well as of the lower contribution deriving from the sale of subsidiary Global Enterprise Solutions. EBITA showed a significant double-digit increase, which was driven by Defense Electronics & Security, with the European component giving a large contribution, thus bringing ROS to exceed the 8% threshold. The positive performance of EBITA compared with the previous year is even more pronounced, equal to about 14%, if we consider that, unlike 2021, EBITA for the year includes the charges related to the COVID emergency as costs that are now recurring in nature, as clearly shown by the related restated figure for 2021 in the summary table of the Group's KPIs. The 2022 net result also benefitted from the capital gain realised with regard to the sales of the businesses of Leonardo DRS (Global Enterprise Solutions and Advanced Acoustic Concepts) described in the section on “Industrial transactions”. The financial performance was particularly substantial and significant with cash flow (FOCF) showing an increase of 158%, demonstrating the Group’s ability to put its efficiency plan on a robust footing, thus boosting cash generation in terms of structure. The Group Net Debt showed a reduction of 3.4% compared to 2021, coming to €bil. 3; the significant cash generation and the proceeds from the sale of Global Enterprise Solutions and of the Advanced Acoustic Concepts Joint Venture allowed the Group to continue on the path to reduce its debt while strengthening the core business through the acquisition of 25.1% in the German company Hensoldt, the pro-quota profit of which is recognised under consolidated EBITA for 2022, and through consolidating the Israeli company RADA into the subsidiary Leonardo DRS’ financial statements. The results that have been achieved are even more important in consideration of the lower contribution deriving from the sale of the Global Enterprise Solutions business of subsidiary Leonardo DRS during the year; they bear witness above all to the soundness of the Group's industrial structure, despite a general and national economic framework characterised by inflationary pressures on prices of energy and raw materials, as well as Leonardo’s ability to respond to challenges which it already demonstrated during the period of pandemic.

Report on Operation at 31 December 2022

## Key Performance Indicators (KPI)

The KPIs for the period and the main changes in the Group's performance are shown below (for the definition of ratios, reference should be made to the paragraph on Non-GAAP Alternative Performance Indicators). Insights into the Business sectors performance are dealt with in the specific section dedicated to the trend in each of them.

| | 2021 | 2022 | Change |
|---|---|---|---|
| New orders | 14,307 | 17,266 | 20.7% |
| Order backlog | 35,534 | 37,506 | 5.5% |
| Revenues | 14,135 | 14,713 | 4.1% |
| EBITDA | 1,626 | 1,763 | 8.4% |
| EBITA | 1,123 | 1,218 | 8.5% |
| EBITA Restated (*) | 1,069 | 1,218 | 13.9% |
| *ROS* | *7.9%* | *8.3%* | *0.4 p.p.* |
| *ROS Restated (*)* | *7.6%* | *8.3%* | *0.7 p.p.* |
| EBIT | 911 | 961 | 5.5% |
| EBIT Margin | *6.4%* | *6.5%* | *0.1 p.p.* |
| Net result before extraordinary transactions | 587 | 697 | 18.7% |
| Net result | 587 | 932 | 58.8% |
| Group Net Debt | 3,122 | 3,016 | (3.4%) |
| FOCF | 209 | 539 | 157.9% |
| ROI | *12.4%* | *12.0%* | *(0.4) p.p.* |

*(*): EBITA and ROS have been restated to include charges related to the COVID emergency, which until the 2021 financial statements were excluded from these indicators as they were classified as 'non-recurring charges'(€mil. 54 in 2021).*

*The Group data do not include the contribution given by the Joint Ventures (JVs) and associates invested in by the Group (mainly including GIE-ATR in the Aircraft sector, MBDA and Hensoldt in the Defence Electronics & Security sector and JVs in the Space sector). The Group's business conducted through the JVs and associates and their strategic and financial importance remain unchanged, while for reporting purposes the contribution given by the aforesaid companies is only recognised at the level of profitability ratios (EBITA, EBIT and Net Result) as a result of the valuation at equity and, from a financial point of view, limited to the dividends collected. In 2022 the Group strategic JVs and associates recorded total revenues of €bil. 3.0 (€bil. 2.5 in 2021) as concerns Leonardo's share: as a result, the Group's aggregate pro-forma revenues would come to about €bil. 17.7 (€bil. 16.6 in 2021).*

As previously mentioned, the 2021 figures shown above include the contribution given by the GES business for 12 months. In order to make the Group's performance of operations more comparable, which, conversely, includes the contribution given by this business for only 7 months in 2022, some performance indicators for the comparative period, excluding the months from August to December 2021, are reported below:

| | 2021 Reported | 2021 Isoperimetro | 2022 | Change |
|---|---|---|---|---|
| New orders | 14,307 | 14,267 | 17,266 | 21.0% |
| Revenues | 14,135 | 14,050 | 14,713 | 4.7% |
| EBITA | 1,123 | 1,114 | 1,218 | 9.3% |
| *EBITA Restated (*)* | 1,069 | 1,060 | 1,218 | 14.9% |
| ROS | 7.9% | *7.9%* | *8.3%* | *0.4 p.p.* |
| *ROS Restated (*)* | 7.6% | *7.5%* | *8.3%* | *0.8 p.p.* |
| FOCF | 209 | 188 | 539 | 186.7% |

*(*): Figures have been restated to include charges related to the COVID emergency, which until the 2021 financial statements (€mil. 54) were excluded from these indicators as they were classified as 'non-recurring charges'.*

35

Report on Operation at 31 December 2022

## Commercial and business performance

The following graphs show the performance of the four main business and economic ratios in the last 5 years, which highlight the continued growth achieved by the Group.


New orders and backlog
36,118
36,513
35,516
35,534
37,506
15,124
14,105
13,754
14,307
17,266
30,000
20,000
10,000
2018
2019
2020
2021
2022
Order backlog
New orders


Revenues
15,000
14,500
14,000
13,500
13,000
12,500
12,000
12,240
13,784
13,410
14,135
14,713
2018
2019
2020
2021
2022


EBITA
Pro-forma senza Aero
1,500
1,400
1,300
1,200
1,100
1,000
900
800
1,155
1,262
1,024
1,326
1,401
1,120
1,251
938
1,123
1,218
2018
2019
2020
2021
2022

**New orders** came to €bil. 17.3, showing significant growth of 20.7% (21% on a like-for-like perimeter) compared to 2021, even thanks to the contract signed with the Polish Ministry of Defence for the AW149 helicopters worth €bil. 1.4 and to the contribution given by Defense Electronics & Security in its U.S. component. More generally, the trend in new orders in the five-year period from 2018 to 2022 clearly highlights the effectiveness of the Leonardo Group's commercial offer thanks to the widespread geographic distribution of its sales organisation and the competitiveness of a diversified offering of products and multi-domain solutions in the market of Aerospace and Defense, both military and commercial, which, even in the absence of large one-shot orders, allows the growth in portfolio of future activities.

Diversification of supply, geographic distribution, quality of products and integrated solutions that meet the complex operational requirements imposed by the customers, and innovation are the Group's sound distinguishing features that have enabled it to strengthen and expand the Group's market share during the aforesaid five-year period marked by global shocks of great importance and impact such as the pandemic, the changed international geopolitical environment, and the inflationary repercussions on prices of energy and raw materials.

The **order backlog** ensures a coverage in terms of equivalent production equal to about 2.5 years. The book-to-bill ratio (the ratio of New Orders for the period to Revenues) was equal to about 1.2.

**Revenues** (€bil. 14.7) showed a positive trend with an increase of 4.1% (4.7% on a like-for-like perimeter) compared to 2021 (€bil. 14.1), mainly due to the performance of Helicopters and Defense Electronics, in both the European and U.S. components. The civil component of Aerostructures also showed signs of recovery. As a result of the growth of the Order Backlog mentioned above, the Leonardo Group has been able to raise its level of operation, year-on-year and on an ongoing basis while boosting Revenues by almost €bil. 2.5 (+20%) over the five-year period mentioned above. Despite the inevitable downturns in the period of pandemic as a result of the restrictions imposed by government authorities and the decline in production volumes in the civil aviation sector, the Leonardo Group has been able to put in place any necessary action while showing capacity to respond and adapt to the complex events that have occurred. This made it possible to limit the impacts during the period, on the one hand, and on the other, to enable a rapid recovery in business volumes as confirmed by the 2022 results.

**EBITA**, equal to €mil. 1,218, recorded an increase of 13.9% compared with the Restated figure for 2021 (€mil. 1,069) (+14.9% on a like-for-like perimeter), with ROS coming to 8.3%, showing an improvement of 0.7 p.p. vis-à-vis the comparative Restated figure. As stated above, the comparative values have been restated to make them more comparable with the trend in the current period, which also includes the charges related

36

Report on Operation at 31 December 2022 37 to the COVID-19 emergency (classified as non-recurring costs in 2021, equal to €mil. 54). As regards this indicator too, the trend in the five-year period from 2018 to 2022 shows continuous growth, with the exception of the period of pandemic and excluding the effects reflected in the civil aviation business. The gradual recovery of profitability as a result of the efficiency improvement actions with specific regard to the Aerostructures production organization and the gradual recovery in the civil aviation market allow today to achieve Group results in line with the pre-pandemic periods, which are well above these levels if the Aerostructures business is excluded. EBIT, equal to €mil. 961, benefitted from an improved EBITA compared to 2021 (€mil. 911). Restructuring costs, which were higher than in 2021, included the estimated charges in connection with the execution of the agreement for the early retirement of personnel serving in the Corporate and Staff functions on a national basis. The 2021 figure, on the other hand, mainly incorporated the effect of the agreement governing, with a more limited scope of application, the early retirement of the Aerostructures division's workforce on a voluntary basis. Non-recurring costs for the period were significantly affected by the write-down of the exposure to the countries involved in the conflict existing between Russia and Ukraine - for an amount of €mil. 36 - and by transaction costs that were related to the completion of the acquisition of the Israeli company RADA and the subsequent listing of Leonardo DRS for €mil. 31. On the contrary, the 2021 figure included charges associated with the settlement of the Indian case, in addition to the aforesaid charges related to the COVID-19 emergency. The Net result before extraordinary transactions, equal to €mil. 697 (€mil. 587 in the comparative period), benefitted from the EBIT performance, as well as from a lower impact of tax charges while reflecting the adverse effect due to charges related to the repurchase of USD-denominated bonds, which was carried out by Leonardo US Holding LLC and is described in greater detail in “Financial transactions.” The Net Result, amounting to €mil. 932 (€mil. 587 in 2021), reflects the capital gain obtained from the sales of Leonardo DRS Global Enterprise Solutions and Advanced Acoustic Concepts businesses set out in the section of “Industrial Transactions”. It should be noted that the comparison with 2021 is affected by the lower contribution from the sales of Global Enterprise Solutions and AAC, which only contributed to the 2022 figures until July, with the former being instead consolidated on a line-by-line basis for the entire 2021 financial year and the latter according to the equity method.

Report on Operation at 31 December 2022 38 Reclassified income statement (€ millions) Note 2021 2022 Change % Change Revenues 14,135 14,713 578 4.1% Purchase and personnel expenses (*) (12,575) (12,976) Other net operating income/(expenses) (**) (58) (106) Equity-accounted strategic investments (***) 124 132 Amortisation, depreciation and write-offs (****) (503) (545) EBITA 1,123 1,218 95 8.5% ROS 7.9% 8.3% 0.4 p.p. EBITA Restated 1,069 1,218 149 13.9% ROS Restated 7.6% 8.3% 0.7 p.p. Impairment - - Non-recurring income/(expenses) (101) (114) Restructuring costs (89) (119) Amortisation of intangible assets acquired as part of business combinations (22) (24) EBIT 911 961 50 5.5% EBIT Margin 6.4% 6.5% 0.1 p.p. Net financial income/(expenses) (*****) (158) (213) Income taxes (166) (51) Net result before extraordinary transactions 587 697 110 18.7% Net result related to discontinued operations and extraordinary transactions (******) - 235 Net result 587 932 345 58.8% Notes to the reconciliation between the reclassified income statement and the statutory income statement (for more details, reference should be made to the Note on "Non-GAAP alternative performance indicators”): (*) Includes “Purchases and Personnel expense” (excluding restructuring costs and non-recurring costs) and “Accruals (reversals) for onerous contracts (final losses on orders)”. (**) Includes the net amount of “Other operating income” and “Other operating expenses” (excluding restructuring costs, non-recurring income/(expense) and accruals (reversals) for onerous contracts (final losses on orders). (***) Includes the effects of the valuation at equity, classified under the “Share of profits (losses) of equity-accounted investees”, of strategic investments only; (****) Includes “Amortisation, depreciation and impairment losses and value adjustments to financial assets”, excluding the amortisation charge referable to intangible assets acquired as part of business combinations, goodwill impairment and write-downs regarded as “Non-recurring costs”; (*****) Includes “Financial income”, “Financial expense” (net of the gains and losses relating to extraordinary transactions) and “Share of profits (losses) of equity-accounted investees” (net of the results of strategic investments). (******) Includes “Profit (loss) from discontinued operations” and Gains and losses relating to extraordinary transactions (key acquisitions and disposals).

Report on Operation at 31 December 2022

## Financial performance

Il The **FOCF** of €mil. 539 showed an increase of 157.9% compared to 2021 (€mil. 209) (+186.7% on a like-for-like perimeter), confirming the positive trend that had already been reported during the first nine months of the year. As already noted for economic indicators, the trend over the 5 years, reported in the graph below, shows a significant improvement in performance that far exceeds the pre-pandemic results, including for this financial indicator. The results that have been achieved are due to the actions aimed at strengthening the performance of operations, streamlining and making working capital more efficient, a careful investment policy in a period of business growth and an efficient financial strategy.

Below is the trend of the Free Operating Cash Flow over the five-year period:


FOCF
700
600
500
400
300
200
100
-
336
241
40
209
539
2018
2019
2020
2021
2022

**Reclassified cash flow statement**

| *(€ millions)* | *Note* | *2021* | *2022* | *Change* | *% Change* |
|---|---|---|---|---|---|
| Cash flows generated from operating activities | *(*)* | **742** | **1,163** | **421** | **56.7%** |
| Dividends received | | 63 | 133 | | |
| Cash flows from ordinary investing activities | *(**)* | (596) | (757) | | |
| ***Free Operating Cash Flow (FOCF)*** | | **209** | **539** | **330** | **157.9%** |
| Strategic transactions | *(***)* | (19) | (172) | | |
| Change in other investing activities | *(****)* | 11 | (6) | | |
| Net change in borrowings | | 30 | (1,322) | | |
| Dividends paid | | - | (80) | | |
| **Net increase (decrease) in cash and cash equivalents** | | **231** | **(1,041)** | | |
| Cash and cash equivalents at 1 January | | 2,213 | 2,479 | | |
| Exchange rate differences and other changes | | 35 | 73 | | |
| **Cash and cash equivalents at 31 December** | | **2,479** | **1,511** | | |

*Notes on the reconciliation between the reclassified cash flow and the statutory cash flow:*

*(*)* *Includes "Cash flows generated from (used in) operating activities", excluding debt payments pursuant to Law 808/1985;*

*(**)* *Includes "Cash flow generated from (used in) investing activities", including debt payments pursuant to Law 808/1985 and net of dividends collected;*

*(***)* *Includes "Other investing or divesting activities" classified as "Strategic transactions";*

*(****)* *Includes "Other investing or divesting activities", excluding dividends collected and the effect of transactions classified as "Strategic transactions".*

39

Report on Operation at 31 December 2022 40 The Group Net Debt, equal to €mil. 3,016, showed an improvement compared to 31 December 2021 (€mil. 3,122); the figure benefitted from the aforesaid trend in the FOCF while also including the financial effects of the transactions that are described below: • the acquisition of the investment in Hensoldt AG for €mil. 616, including any related transaction costs, which was completed in January 2022; • the disposals, finalised in July, by the US subsidiary Leonardo DRS involving the Global Enterprise Solutions (GES) business to SES and of the investment in the Advanced Acoustic Concepts Joint venture (AAC) to TDSI, a subsidiary of the French company Thales, for a total amount of USDmil. 468, before tax and after transaction costs; • the dividend that was paid in July for €mil. 80; • the execution of new lease agreements for €mil. 80; • the payment of charges related to the make-whole repurchase of the U.S. bonds illustrated in the section of "financial transactions", the translation of foreign currency positions and other minor effects for a total amount of €mil. 101. Changes in Group Net Debt 3,122 3,016 539 172 80 80 101 31 December 2021 FOCF Strategic transactions Dividends paid New contract leasing submission Other effect and exchange rate 31 December 2022

Report on Operation at 31 December 2022 41 Reclassified statement of financial position (€ millions) Note 31 December 2021 31 December 2022 Non-current assets 12,810 13,943 Non-current liabilities (2,216) (2,174) Capital assets (*) 10,594 11,769 Inventories (**) 1,292 975 Trade receivables 3,203 3,338 Trade payables (3,372) (3,054) Working capital 1,123 1,259 Provisions for short-term risks and charges (1,111) (1,078) Other net current assets (liabilities) (***) (1,046) (1,260) Net working capital (1,034) (1,079) Net invested capital 9,560 10,690 Equity attributable to the Owners of the Parent 6,428 7,183 Equity attributable to non-controlling interests 27 516 Equity 6,455 7,699 Group Net Debt 3,122 3,016 Net (assets)/liabilities held for sale (****) (17) (25) Notes to the reconciliation between the reclassified and the statutory statements of financial position (for more details, reference should be made to the Note on "Non-GAAP alternative performance indicators”: (*) Includes all non-current assets and all non-current liabilities, excluding “Non-current loans and borrowings” and the main non-current loans and receivables. (**) Includes “Inventories”, “Contract Assets” and “Contract Liabilities. (***) Includes “Income tax receivables” and “Other current assets” (excluding “Hedging derivatives in respect of debt items”), net of “Income tax payables” and “Other current liabilities” (excluding “Hedging derivatives in respect of debt items”). (****) Includes the net amount of “Non-current assets held for sale” and “Liabilities associated with assets held for sale”. The increase in non-current assets essentially reflects the above-mentioned acquisition of the equity interest in Hensoldt.

Report on Operation at 31 December 2022

## Group Net Debt

| (€ millions) | 31 December 2021 | of which current | 31 December 2022 | of which current |
|---|---|---|---|---|
| Bonds | 2,481 | 626 | 1,628 | 36 |
| Bank debt | 1,648 | 49 | 1,350 | 71 |
| Cash and cash equivalents | (2,479) | (2,479) | (1,511) | (1,511) |
| **Net bank debt and bonds** | **1,650** | | **1,467** | |
| Current loans and receivables from related parties | (45) | (45) | (56) | (56) |
| Other current loans and receivables | (16) | (16) | (49) | (49) |
| **Current loans and receivables and securities** | **(61)** | | **(105)** | |
| Hedging derivatives in respect of debt items | (8) | (8) | 19 | 19 |
| Related party lease liabilities | 30 | 4 | 24 | 4 |
| Other related party borrowings | 856 | 756 | 962 | 862 |
| Lease liabilities | 538 | 78 | 546 | 74 |
| Other borrowings | 117 | 45 | 103 | 35 |
| **Group Net Debt** | **3,122** | | **3,016** | |

The reconciliation with the net financial position required by CONSOB Communication no. DEM/6064293 of 28 July 2006, updated by the provisions of ESMA Guideline 32-382-1138 of 4 March 2021 as implemented by CONSOB warning notice no. 5/21 of 29 April 2021, is provided in Note 21 of the Consolidated Financial Statements.

As detailed in the section on "Financial transactions", to which reference should be made :

- "Bonds" show a reduction as a result of the subsequent repayment by Leonardo S.p.A. of bonds for a remaining nominal amount of €mil. 556, which reached its natural expiry in January, as well as of the full early repayment by subsidiary Leonardo US Holding of bonds listed on the U.S. market due 2039 and 2040, for a total remaining nominal value of USDmil. 305;
- the decrease in "Bank debt" reflects the early repayment of the Term Loan of €mil. 500, taken out in 2018 and expiring in November 2023, which is partially offset by the use of the new Term Loan taken out by Leonardo DRS at the same time as the completion of the merger with the Israeli company RADA and its simultaneous listing on NASDAQ (as well as on TASE).

As at 31 December 2022 Leonardo S.p.A. had sources of liquidity available for a total of about €mil. 4,210 to meet the financing needs of the Group's recurring operations, broken down as follows:

- an ESG-linked Revolving Credit Facility totalling €mil. 2,400, divided into two tranches;
- additional unconfirmed short-term lines of credit of about €mil. 810;
- a framework Programme for the issuance of Commercial Papers on the European market (Multi-Currency Commercial Paper Programme), for a maximum amount of €bil. 1.

Leonardo DRS has a Revolving Credit Facility available for an amount of USDmil 275, which was also entered into at the same time as the completion of the merger with RADA.

All the aforementioned sources had not been used as at the reporting date of these financial statements.

Leonardo US Holding has short-term revocable lines of credit in dollars, which are guaranteed by Leonardo Spa, for a total counter-value equal to €mil. 178, and which had been used for a total counter-value equal to €mil. 38 at 31 December 2022.

Finally, Leonardo S.p.A.has unconfirmed lines of credit for guarantees for a total of €mil. 9,678, an amount of €mil. 2,513 of which was available at 31 December 2022.

42

Report on Operation at 31 December 2022

# ESG PERFORMANCE INDICATORS

The ESG KPIs for the period and the main changes that characterised the Group's performance are reported below. More details of the management of these indicators are provided in the People, Planet and Prosperity sections.

| | 2021 | 2022 | Change |
|---|---|---|---|
| **Social** | | | |
| Workforce (no.) | 50,413 | 51,392 | 1.9% |
| Employees under 30 on total employees (%) | 10.4 | 11.2 | 0.8 p.p. |
| Women in managerial positions on total managers and junior managers (%) | 18.0 | 18.7 | 0.7 p.p. |
| Hires under 30 on total hires (%) | 42.2 | 43.9 | 1.7 p.p. |
| Women hires on total hires (%) | 23.7 | 24.1 | 0.4 p.p. |
| Women hires with STEM degree on total hires with STEM degree (%) | 19.4 | 22.1 | 2.7 p.p. |
| Average hours of training per employee (no.) | 31.8 | 20.6 | (35.2%) |
| Injury rate (injuries per 1,000,000 worked hours) | 2.91 | 2.35 | (19.2%) |
| Employees at ISO 45001-certified sites on total employees (%) | 78 | 80 | 2 p.p. |
| **Innovation** | | | |
| Total R&D expenses (€ million) | 1,803 | 2,003 | 11.1% |
| Computing power per capita (Gigaflops on no. of Italian employees) | 194 | 190 | (1.9%) |
| Data storage capacity per capita (Gigabyte on no. of Italian employees) | 857 | 840 | (2.0%) |
| **Environmental** | | | |
| Energy consumption intensity (MJ/euro) on revenues | 0.40 | 0.37 | (7.0%) |
| Water withdrawals intensity on revenues (l/€) | 0.42 | 0.36 | (13.1%) |
| Waste produced intensity on revenues (g/€) | 2.11 | 2.04 | (3.6%) |
| Scope 1 and 2 (market-based) CO2 emissions (ktons) | 325 | 277 | (14.8%) |
| Scope 1 and 2 CO2 emissions intensity on revenues (g/€) location based | 33.88 | 28.96 | (14.5%) |
| Employees at ISO 14001-certified sites on total employees (%) | 77 | 75 | (2) p.p. |

*The reported indicators are part of the Consolidated Non-financial Statement*

In 2022, the workforce showed an increase (+979) compared to 2021, mainly concentrated in Italy, boosted by the stabilisation of the employment contracts. In other countries, the workforce remained substantially in line with the previous year despite the changes in the US scope.

The target of recruiting employees under 30 years of age, accounting for about 44% of total hires in 2022, was fully achieved. The total number of employees under 30 rose from 8.2% in 2017 to 11.2% in 2022.

The commitment to creating an environment which enhances gender diversity is witnessed by the increase in the number of female managers, who achieved 18.7% of the total number of executives and middle managers, and by the new female hires with STEM degrees, the ratio of which to total hires of workers with STEM degrees is almost 3 percentage points higher compared to 2021, standing at 22% in 2022. Moreover, the 2025 target of women equal to at least 32% of total new hires has been confirmed.

The injury rate showed a reduction of about 19% compared to 2021, a decline much more significant compared to the pre-pandemic levels (-54% against 2017). The company's commitment continues to extend the sites that are ISO 45001 certified with a health and safety management system where, as of today, 80% of employees work (56% in 2017).

The 2022 figure on training hours, even if higher than the 2018-202 average, is lower than 2021, when the Aerostructures sector launched a relevant upskilling plan funded by the "Fondo Nuove Compentenze" in

43

Report on Operation at 31 December 2022 44 order to enhance business-related skills, also considering the changed conditions in the Aeronautics market, significantly affected by the consequences of the pandemic. This extraordinary activity influences the trend of the 2022 workforce of the Aerostructures sector which amounted to 4.143 people, 7.3% lower than in 2021 and 10.9% lower than the average for the three-year period 2018-2020. Total R&D expenses accounted for 13.6% of revenues, allowing the Group to invest in internal developments and external collaborations, including with customers, with the objective of fuelling the product portfolio and improving competitiveness. The considerable reduction in CO2 emissions (Scope 1 and Scope 2), in absolute and relative terms, is mainly related to the progressive replacement of SF6 gas with a gas with minimal environmental impact, used as an inert substance within the helicopter production in a specific manufacturing process. The other environmental and energy efficiency indicators (linked to water withdrawals, waste produced and energy consumption) also showed an improvement, confirming the company's commitment to reducing impacts, a commitment that is also reflected in the objectives set out in the Group’s sustainability plan. Computing power and data storage capacity showed a trend in line with the company’s plan, which calls for the implementation of updating and upgrading cycles in 2024. The slight percentage reduction on the quota per employee is exclusively due to the increase in the company’s population. Finally, from 2021, on a voluntary basis, Leonardo has required to the Independent Legal Auditors to perform the full assurance (“Reasonable assurance engagement”) on a set of non-financial performance indicators (ESG) that are considered important and strategic for the Group.26 In order to provide a complete view of the sustainable development path undertaken by Leonardo, below there is an outline of the evolution of the main ESG metrics over the 2018-2022 period. Leonardo's industrial plan relating to this time horizon has incorporated for the first time the sustainability strategy and defined the areas of intervention and related actions to be implemented. The sustainability objectives illustrated in the “Strategy and Outlook” chapter extend the scope of these areas, with a horizon up to 2030. Further details are also given in the “People” and “Planet” chapters. 26 For more details, see the Methodology Note of the NFS.

Report on Operation at 31 December 2022

| AREAS | PERFORMANCE IN THE 2018-2022 PERIOD |
|---|---|
| **Enhance human capital** | > Workforce up by 6,258 people (+14% vs 2017)<br>> About 22,000 people hired in the period |
| **Attract and promote talents** | > Hired more than 9,200 employees under 30<br>> Under 30 employees from 8.2% in 2017 to 11.2% of the workforce in 2022 (+2,072 employees under 30) |
| **Foster an inclusive environment** | > Above 4,900 women hired<br>> Female managers from 15.1% in 2017 to 18.7% of total executives and middle managers in 2022 (+455 female managers) |
| **Extend the adoption of certified health and safety management systems** | > 80% of employees work at sites with certified H&S management systems (56% in 2017)<br>> Injury rate reduced by 53% (vs 2017)<br>> 75% of employees work at sites with certified environmental management systems (66% in 2017) |
| **Make efficient the processes to reduce energy consumption and $CO_2$ emissions and environmental impacts** | > 24% reduction in the intensity of energy consumption<br>> 37% reduction in the intensity of Scope 1 and Scope 2 $CO_2$ emissions (location based)<br>> 26% reduction in the intensity of waste produced<br>> 30% reduction in the intensity of water withdrawals<br>Intensity calculated on revenues and versus 2017 data |

## Financial planning and investment management

Leonardo's investments have a **direct and indirect impact on various industrial sectors and areas of society**, looking across the board at the needs of customers, citizens and territories and contributing to achieving the Sustainable Development Goals (SDGs).

Financial planning and investment choices are aimed at supporting the Group's Industrial Plan and the vision expressed in the "Be Tomorrow – Leonardo 2030" plan, while taking account of the identified risks and opportunities, the ongoing monitoring of market trends and binding and non-binding regulations, as well as stakeholder expectations. The evaluation and selection of investments takes into account strategic, economic-financial, technical, commercial and sustainability parameters.

Furthermore, within the scope of the participation in the CFO Coalition of the UN Global Compact, Leonardo supports the **Principles on Integrated SDG Investments and Finance** to contribute to creating a sustainable financial model for the prosperity of businesses and communities.

| | | |
|---|---|---|
| **Leonardo supports the Principles on Integrated SDG** Investments and Finance of the Global Compact act | **50% of investments in 2022-2024** to achieving SDGs | **55% of total sources of financing linked to ESG parameters,** for a total of €bil. 3.26 |

45

Report on Operation at 31 December 2022 46 At the end of 2022, 55% of the total sources of financing available to the Group are linked to ESG parameters. This result was achieved thanks to: > the execution of the first ESG-linked Revolving Credit Facility, amounting to €bil. 2.4, > the first ESG Term Loan, amounting to €mil. 600, > the first ESG-linked loan granted by the European Investment Bank, amounting to €mil. 260. All sources described above are linked to specific KPIs, including the reduction in CO2 emissions through eco- efficiency of industrial processes, the promotion of female employment with STEM27 degrees, and the increase in Leonardo's per capita computing power as a key enabler and booster in research, numerical simulation, big data analytics and artificial intelligence. As regards capital allocation, Leonardo set the objective of having at least 50% of investments in support of the SDGs in 2022-2024 out of a total investment value of approximately €mil. 700-800 per year, including capitalised R&D expenses, capital expenditures (CapEx), Tooling and other investments in intangibles. In particular, the main impacts reported for the investments are linked to SDG 8 "Decent work and economic growth", SDG 9 "Industry, Innovation & Infrastructure" and SDG 11 "Sustainable Cities & Communities", giving a direct contribution to strengthening innovation processes, developing the supply chain, creating skilled jobs and to continuous research into innovative solutions for the society, the environment and the safety of people, infrastructures and territories. 27 For more details please see Industrial and Financial Operations paragraph.

Report on Operation at 31 December 2022 47 SEGMENT RESULTS AND OUTLOOK ✓ KEY PERFORMANCE INDICATORS BY SECTOR ✓ 1. HELICOPTERS ✓ 2. DEFENCE ELECTRONICS & SECURITY ✓ 3. AIRCRAFT ✓ 4. AEROSTRUCTURES ✓ 5. SPACE

Report on Operation at 31 December 2022

# KEY PERFORMANCE INDICATORS BY SEGMENT

Leonardo continued the path to growth in all sectors of its core business, returning to competitive levels when compared to the pre-pandemic scenario. The Key Performance Indicators of the business Sectors are reported below while pointing out that - starting with these financial statements - the Group has set out a method of representing its performance that is increasingly consistent with corporate strategies and underlying business dynamics. The performance in the segments will therefore be represented and commented on with reference to the operating sectors of Helicopters, Defence Electronics and Security, Aircraft, Aerostructures and Space (Helicopters, Defence Electronics and Security, Aeronautics and Space in the 2021 financial statements , which were restated to facilitate the performance comparison).

| | December 2021 | | | | |
|---|---|---|---|---|---|
| | New orders | Order backlog | Revenues | EBITA | ROS % |
| Helicopters | 4,370 | 12,377 | 4,157 | 406 | 9.8% |
| Defense Electronics & Security | 7,579 | 14,237 | 6,944 | 703 | 10.1% |
| Aircrafts | 2,668 | 8,896 | 3,268 | 410 | 12.5% |
| *- of which GIE ATR* | | | | *(24)* | |
| Aerostructures | 365 | 1,126 | 442 | (203) | (45.9%) |
| Space | - | - | - | 62 | n.a. |
| Other activities | 102 | 59 | 377 | (255) | (67.6%) |
| *Eliminations* | *(777)* | *(1,161)* | *(1,053)* | - | *n.a.* |
| **Total** | **14,307** | **35,534** | **14,135** | **1,123** | **7.9%** |

| | December 2022 | | | | |
|---|---|---|---|---|---|
| | New orders | Order backlog | Revenues | EBITA | ROS % |
| Helicopters | 6,060 | 13,614 | 4,547 | 415 | 9.1% |
| Defense Electronics & Security | 8,558 | 15,160 | 7,212 | 805 | 11.2% |
| Aircrafts | 2,800 | 8,554 | 3,085 | 415 | 13.5% |
| *- of which GIE ATR* | | | | *(6)* | |
| Aerostructures | 420 | 1,075 | 475 | (183) | (38.5%) |
| Space | - | - | - | 31 | n.a. |
| Other activities | 400 | 360 | 579 | (265) | (45.8%) |
| *Eliminations* | *(972)* | *(1,257)* | *(1,185)* | - | *n.a.* |
| **Total** | **17,266** | **37,506** | **14,713** | **1,218** | **8.3%** |

| | Change % | | | | |
|---|---|---|---|---|---|
| | New orders | Order backlog | Revenues | EBITA | ROS % |
| Helicopters | 38.7% | 10.0% | 9.4% | 2.2% | (0.7) p.p. |
| Defense Electronics & Security | 12.9% | 6.5% | 3.9% | 14.5% | 1.1 p.p. |
| Aircrafts | 4.9% | (3.8%) | (5.6%) | 1.2% | 1.0 p.p. |
| *- of which GIE ATR* | | | | *75.0%* | |
| Aerostructures | 15.1% | (4.5%) | 7.5% | 9.9% | 7.4 p.p. |
| Space | n.a. | n.a. | n.a. | (50.0%) | n.a. |
| Other activities | 292.2% | 510.2% | 53.6% | (3.9%) | 21.8 p.p. |
| *Eliminations* | *(25.1%)* | *(8.3%)* | *(12.5%)* | *n.a.* | *n.a.* |
| **Total** | **20.7%** | **5.5%** | **4.1%** | **8.5%** | **0.4 p.p.** |

The business sectors are commented on below in terms of competitive position, financial performance, total market[28] and research & development. It should be noted that Leonardo has the objective of strengthening its positioning in the more attractive markets in which the portfolio of its products can benefit from its specific

[28] Information processed by Leonardo on the basis of Jane's data.

48

Report on Operation at 31 December 2022 49 competitive advantage: the considerations reported below relate to the analysis of the present competitive position, based on these two dimensions. 1. HELICOPTERS Leonardo is a leading group in the rotary wing sector at global level, delivering excellence in products worldwide. In the defence sector, Leonardo has recognised expertise in multi-role (thanks to the development of dual-use platforms, as well as specialised ones), naval and combat applications, while its own leadership remains on a sound footing in various applications such as Emergency Medical Service (EMS) missions, Law Enforcement, offshore (Oil & Gas and Offshore Wind) and passenger transport in the civil market. On this last front Leonardo relies on its well-established expertise gained over the years, in particular thanks to the AW109 models in the past and, more recently, AW139, AW189 and AW169. The trend in 2022 showed a good performance in the Sector, with Revenues and EBITA on the rise in line with the plan expectations and a particularly substantial amount of New Orders, showing an increase of 39% compared to 2021, with the acquisition of the major contract for the supply of AW149 helicopters to the Polish Ministry of Defence and confirming recovery in the commercial aviation business segment. 149 new helicopters were delivered in the period compared to 128 recorded in 2021. Below is the performance of the sector during the last 5 years: New orders. They were on the rise as a result of major orders gained from both governments, mainly thanks to the recognition of the aforesaid order for Poland, and in the commercial aviation business segment. Among the main acquisitions for the period we must note: • the aforementioned contract for the supply of 32 AW149 multi-role helicopters to the Polish Ministry of Defence; − the contract with the Canadian Department of National Defence for the Cormorant Mid Life Upgrade (CMLU) programme relating to the modernization and expansion of the fleet of Search and Rescue (SaR) AW101/CH-149 "Cormorant" helicopters; • the fourth order under the TH-73A (AW119) programme for the US Navy, with 26 additional helicopters; − the Italian contracts for the supply of 20 AW119Kx helicopters to the Carabinieri Corps, 10 AW139 helicopters to the Fire Brigade and 4 additional AW169 LUH helicopters to the Army; • the contract concerning the supply of 6 AW189 helicopters for the Rescue and Salvage Bureau of the Chinese Ministry of Transport; − the contract for the Mid Life Upgrade (MLU) of 1 AW101 helicopter for a foreign customer; • the contract for 5 AW119Kx helicopters for Israel; − the order for 4 AW609 convertiplanes and various orders for AW139 helicopters for commercial use. Revenues. They were on the rise, mainly due to the greater activities on the NH90 programme for Qatar, 6,208 4,641 4,494 4,370 6,060 3,000 4,000 5,000 6,000 7,000 2018 2019 2020 2021 2022 New orders 3,810 4,025 3,972 4,157 4,547 3,000 3,500 4,000 4,500 5,000 2018 2019 2020 2021 2022 Revenues 359 431 383 406 415 300 350 400 450 2018 2019 2020 2021 2022 EBITA

Report on Operation at 31 December 2022

on the TH-73A (AW119) programme for the US Navy, on the AW169 line and on the CS&T front.

**EBITA**. It showed an increase as a result of the higher volumes, with a stable profitability, if pass-through revenues are excluded.

## Total market of the sector and 2023 Outlook

| Market (*) 2022-2031 | CAGR 2022-2031 | Impact on the businesses in which Leonardo operates |
|---|---|---|
| €bil. 33 | +3.5% | Civil sector:<br>The market of civil helicopters – both private, public, and parapublic - which was heavily hit by the pandemic is expected to recover, driven by the EMS (Emergency Medical Services), SAR (Search and Rescue) and Law Enforcement segments. The Oil & Gas segment, which has been declining in the past years due to lower energy prices, shows signs of recovery, driven by higher prices due to the energy crisis. Even for the passenger transport segment, which was equally affected by the pandemic, there is a recovery in the second half of the reporting period due to the resumption in passenger transport and the renewal of related fleets. |
| €bil. 114 | -3.3% | Defence sector:<br>The market is estimated to grow in the first part at the beginning of the period under analysis, due to the ageing of many fleets, with a replacement process that is already underway in the main countries (e.g. United States, United Kingdom, France). Such process will slow down at the end of the period under consideration, with a tendency to carry out only the necessary upgrades of the platforms in operation, while waiting for the availability of the new generation of medium multi-role machines, based on new technologies, which is expected at the beginning of the new decade. |

(*) deliveries of new helicopters only

The positive performance of the Sector will continue in 2023, with a further high level of new orders expected in both the government and civil aviation segments and expected confirmation of the growth trend in deliveries and revenues. Profitability also remained at good levels as a result of the actions taken to limit the impact of inflationary pressure and the optimisation of the production processes.

## Research, development and product engineering

Research into the field of helicopters as well is increasingly oriented towards sustainability, in line with the European Green Deal plan, which sets out a roadmap for environmental objectives for 2050. In taking part in European programs such as Clean Aviation and SESAR 3, which are the successors of Clean Sky 2 and SESAR 2020, Leonardo is developing and will develop technologies and solutions to reduce emissions. Aircraft electrification and digitalisation are the other areas in research in this sector that will have favourable impacts also in terms of security, growth and profitability.

The race to digitalisation is a further key aspect in all the product's life cycle: from design, with the introduction of digital certification criteria (Certification-by-Simulation), to advanced manufacturing systems (Digital Factory), autonomous flight operations and customer support, with the application of advanced Big Data & Analytics algorithms for diagnostics and predictive maintenance. Furthermore, other digital instruments have been developed for the training of pilots and to ease the work of maintenance workers and fleet managers using enhanced reality instruments for remote maintenance operations. Again within the digitalisation of processes, work commenced on the development of the Digital Twin of the helicopter, which exploits research into the simulation of the Leonardo Lab for Future Rotorcraft Technologies and the advanced calculation capabilities of the supercomputer davinci-1. Digitalisation also plays a key role in the

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Report on Operation at 31 December 2022 51 definition of Life Cycle Assessment (LCA) methodologies that Leonardo is establishing to analyse the environmental impact of its helicopters, putting eco-design at the heart of new product development. Leonardo is also considering the development of a hybrid/electric propulsion system for light helicopters, which will be implemented through the construction of a demonstrator equipped with hybrid-electric propulsion, envisaging an architecture that allows for further future developments, including fuel cells. This demonstrator will be a first platform of a family of new light aircraft equipped with a conventional architecture but with non-conventional propulsion, and will also allow the validation and certification process to be supported, while considering that regulations to govern new propulsion systems are still under development. The authorisation to operate its fleet by using Sustainable Aviation Fuels (SAFs) is another avenue Leonardo is already pursuing to reduce the environmental impact of its products. 12 models of Leonardo helicopters are to date compatible to fly with a SAF blend of up to 50%. In 2023, Leonardo will play a leading role in the launch of the long-term "EU Next Generation Rotorcraft Technologies Project (ENGRT)", which aims to lay the foundation for the development of the next generation of European military rotary-wing aircraft as part of the collaborative framework with key European industrial players funded by the European Defence Fund (EDF). Next Generation Civil Tiltrotor (NGCTR) - Leonardo is developing a new model of a more efficient, eco-friendly next generation civil tiltrotor within the Clean Sky 2 Programme, with the objective of reducing CO2 emissions up to 50% and noise emissions by 30% in the take-off phase and up to 75% in the flyover condition compared to the average values of rotary-wing aircraft that are currently on the market. Leonardo develops eco-design approaches to the development of specific NGCTR sub-systems within the Programme. Life Cycle Assessment (LCA) models have been developed to quantify the environmental benefits obtained from the design of additive manufacturing transmission components and composite wing structures. Supported by detailed LCA models, eco-design approaches will be gradually extended to more complex macro-systems of products in the Helicopter Division. Based on these activities, Leonardo will implement, in the future, an approach in line with the standards ISO 14040 and 14044, delivering training to the main partners in order to gather the data required for LCA assessments. Aircraft electrification - Research projects, in collaboration with the Leonardo Labs, for the introduction of new power generation and distribution systems for primary functions, such as in-flight power control, and in critical systems, such as rotor anti-icing systems, will allow greater operational flexibility, efficiency and cost reduction to be obtained, all in accordance with the most stringent safety requirements. 2. DEFENCE ELECTRONICS & SECURITY Leonardo designs, develops and manufactures advanced defence solutions in the air, land, sea, space and cyber domains, for the security of national borders and the management of complex civil infrastructures while being able to take on a different role depending on contexts and contracts, from main contractor and provider of complete systems to provider of apparatuses. As for this sector, Leonardo participates in the main national strategic programmes and in major international programmes, and is a technology partner of Governments, Defence Authorities, Institutions and Enterprises. Developments in 2022 – Helicopters

Report on Operation at 31 December 2022 52 In particular, among the applications in the land domain, Leonardo’s portfolio includes battlefield command and control and air and border defence systems, as well as weapon and ammunitions systems. In the naval domain integrated systems are particularly important for combat and maritime surveillance, installed both on board naval ships and in the command and control centres, and weapon and protection systems for naval ships, completed by simulation and training solutions. Leonardo creates advanced avionic solutions in the aircraft and space areas for surveillance and combat, the latest generation of manned and unmanned aircraft, both company-owned and third-party vehicles, and components for satellites or interplanetary probes. As far as security is concerned, areas of greatest interest are focused on solutions for the protection of cities, territories, borders, major events and critical infrastructure, based on advanced information analysis systems and secure communications. Below is the performance of the sector during the last 5 years: 2022 was characterised by an excellent business performance and volumes of Revenues on the rise compared to 2021 while also benefitting from a positive impact arising from the USD/€ exchange rate on all the main indicators, even though in 2022 the business perimeter was affected by the deconsolidation of the Automation business from its scope of operations (the Automation business was consolidated in the “Other activities” starting from 1 January 2022), and the sale of the GES business of subsidiary Leonardo DRS, which occurred in August. Margins were on the rise almost in most of the main business areas with specific regard to the European component. Moreover, MBDA recorded an outstanding performance on key Economic and Financial indicators. In terms of sales, acquisitions were significantly higher than last year with a Book-to-Bill greater than 2, increasing the order backlog which now exceeds 5 years of operation and with profitability that is also growing due to a good execution of export programmes in the portfolio. 4,409 4,444 5,392 5,392 5,628 2,438 2,611 2,194 2,194 2,997 6,823 7,022 7,374 7,579 8,558 1,400 2,400 3,400 4,400 5,400 6,400 7,400 8,400 2018 2019 2020 2021 2022 New orders DES Europe Leonardo DRS Segment 4,011 4,289 4,147 4,519 4,712 1,980 2,438 2,414 2,434 2,558 5,953 6,7… 6,525 6,944 7,212 1,400 2,400 3,400 4,400 5,400 6,400 7,400 2018 2019 2020 2021 2022 Revenues DE S Europe Leonardo DRS S eg ment 394 427 360 485 553 128 186 177 218 252 522 613 537 703 805 0 100 200 300 400 500 600 700 800 2018 2019 2020 2021 2022 EBITA DES Europe Leonardo DRS S eg ment

Report on Operation at 31 December 2022

## Key Performance Indicators for the sector

| December 2021 | New orders | Revenues | EBITA | ROS % |
|---|---|---|---|---|
| DES Europe | 5,392 | 4,519 | 485 | 10.7% |
| Leonardo DRS | 2,194 | 2,434 | 218 | 9.0% |
| *Eliminations* | *(7)* | *(9)* | - | *n.a.* |
| **Total** | **7,579** | **6,944** | **703** | **10.1%** |

| December 2022 | New orders | Revenues | EBITA | ROS % |
|---|---|---|---|---|
| DES Europe | 5,628 | 4,712 | 553 | 11.7% |
| Leonardo DRS | 2,997 | 2,558 | 252 | 9.8% |
| *Eliminations* | *(67)* | *(58)* | - | *n.a.* |
| **Total** | **8,558** | **7,212** | **805** | **11.2%** |

| Change % | New orders | Revenues | EBITA | ROS % |
|---|---|---|---|---|
| DES Europe | 4.4% | 4.3% | 14.0% | 1.0 p.p. |
| Leonardo DRS | 36.6% | 5.1% | 15.6% | 0.8 p.p. |
| *Eliminations* | *(857.1%)* | *(544.4%)* | *n.a.* | *n.a.* |
| **Total** | **12.9%** | **3.9%** | **14.5%** | **1.1 p.p.** |

## Leonardo DRS data in USD

| | New orders | Revenues | EBITA | ROS % |
|---|---|---|---|---|
| DRS ($mil.) December 2021 | 2,595 | 2,879 | 258 | 9.0% |
| DRS ($mil.) December 2022 | 3,156 | 2,693 | 265 | 9.8% |

**New Orders**. Acquisitions of new orders showed a significant increase, with book-to-bill above 1 in all the main business areas, and with specific regard to Defence Systems.

The main acquisitions in the period concerned the **Electronics Division** and included the order for the supply of naval guns and related logistic support, with which four F126-class frigates for the German Navy will be equipped, the order for the provision of a combat system and related logistics services for a special operations support unit, to support underwater operations and to rescue damaged submarines (Special and Diving Operations - Submarine Rescue Ship, SDO-SuRS). As part of the larger Halcon programme, we note the order for the supply of electronic countermeasures and self-protection systems to remove noise and neutralise threats which will equip 20 Typhoon aircraft, which are due to replace part of the fleet of the Boeing EF-18 Hornets currently used by the Spanish Ministry of Defence. As regards **Leonardo DRS**, additional orders were gained in the four key technology areas of advanced sensors, network computing, force protection and electric generation and propulsion.

**Revenues**. They were on the rise, mainly due to higher volumes in the European component and with specific regard to the UK Electronics and Defense Systems business, which also recorded an increase in pass-through activities. As regards Leonardo DRS, there was a decline in volumes due to certain postponements in the supply chain, which were more than offset by the positive effect of the USD/€ exchange rate.

**EBITA**. This increased in all the main European business areas. As regards DRS, a positive trend was confirmed despite lower volumes, which were more than offset by the positive effect of the USD/€ exchange rate, and in spite of the different scope of operations as mentioned above.

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Report on Operation at 31 December 2022 54 Total market of the sector and 2023 Outlook Market (*) 2022-2031 CAGR 2022-2031 Impact on the businesses in which Leonardo operates €bil. 3,165 4.7% Civil sector: Ever-growing demand, driven by strong expectations related to the digitization of the public sector, the data economy in the private sector, and increasing needs in terms of physical and digital protection for borders and cities, critical infrastructure and institutions. Defence sector: In the Air domain, we must note the growth in the avionics, electronic warfare and AESA (Active Electronically Scanned Array) radar systems, driven by growing demand for air combat systems. In the Land domain, we must note the growth in C4ISR (Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance) systems, radar and communication systems in the face of increasing geopolitical tensions and threats to security; there was also a growing demand for systems to counter threats from unmanned aircraft (Counter Unmanned Aerial Systems). In the Naval domain, we must note the growth in demand for command and control and integrated solutions for radar and electronic warfare systems; new programmes for naval surface and underwater vessels will drive demand for artillery and related ammunition; and, for the underwater segment, demand for torpedoes. A further increase in volumes and profitability supported by improved execution of backlog programmes and prompt implementation of industrial investments is expected in 2023, in a market environment that might still be affected by inflation and difficulties in the procurement of materials. Research, development and product engineering A fundamentally important challenge for the Defence Electronics & Security sector is to gain the utmost benefit from research and the latest technological innovations, many of which have come into being in commercial and civil contexts. To this effect, artificial intelligence, quantum sensing and security, big data analytics, 5G and 6G communications, robotics and blockchain will be the technologies that are most important to implement in Defence platforms and operating systems, together with the development of technologies that enable product size, weight and power (SWaP) to be reduced and extend the autonomy of platforms and systems. In response to requirements for system transformation, digitalisation and cyber resilience will be essential elements for technological development and in order to remain competitive. The R&D and product engineering activities that are carried out by Leonardo aim to insert these technologies in its products in an increasingly efficient manner, to meet a growing need for security and resilience, in synergy with the Group's Sustainability Plan. As for development, great importance is attached to national and international defence programmes, including: the Eurofighter Typhoon for the Mid Life Update phase, Forza NEC (Network Enabled Capabilities) for the modernisation of the Italian Armed Forces, the "Naval Law" for the Italian Navy's Multipurpose Offshore Patrol Vessels (PPA, Pattugliatori Polivalenti d'Altura) and the sixth-generation GCAP fighter aircraft, the development of Software Defined Radio systems and new broadband waveforms, sensors, terminals and networks (narrowband and broadband on LTE (Long-Term Evolution) / 5G networks), network computing and cloud computing, as well as the evolution of receiver products within the scope of the Galileo program of PRS (Public Regulated Service) geo-localisation, which are the main areas of research in the field of professional communications systems and secure satellite communications, with applications for public

Report on Operation at 31 December 2022 55 security and defence. It should be noted that the Electronics Division participates in the European military research and development programmes, such as the EDF (European Defence Fund 2021-2027) programmes and, previously, the EDIDP (European Defence Industrial Development Programme 2019-2020) programmes, with the aim to increase the competitiveness, efficiency and innovation of European Defence at both technological and industrial level and thus make it autonomous with respect to countries that are outside the European Union. Investments are aimed at a broad range of products and services: avionic, ground and naval radar systems, unmanned systems in the domains of air, land and sea, guided ammunition, development of ground, naval and underwater weapon and defence systems, integrated mission systems (including anti-drone technology), Electronic Warfare and laser and electro-optical systems, logistics 4.0 for the Air Force and other Armed Forces, integrated physical security solutions for critical infrastructure with command and control platform, and products for baggage and parcel handling. In the field of cyber security and intelligence services, Leonardo is continuing to invest to expand its professional consulting solutions such as the risk assessment, professional services to third parties for the design and development of cyber security solutions and systems, the management of security services delivered through proprietary infrastructure for monitoring (SOC - Security Operations Centre), response (CERT - Cyber Emergency Readiness Team) and identification of threats (Threat Intelligence) and training (Cyber trainer and Cyber Range). For energy conservation, of particular importance is the application of the new DTA radio base access station to Critical Communications solutions, which were finalised in 2022 with state-of-the-art HW technologies. In addition, in 2022 Leonardo finalized the management of electricity and continued upgrades for efficient gas and water management in the EMODS (Energy Management Optimization & Decision Support) product in order to meet the environmental and energy management requirements of its customers. In particular, efficient power management is now being applied in the Defence sector in the deployment of tactical military bases and in eco-friendly barracks for the future. Falco family – Leonardo is currently the only company in Europe able to offer a complete UAS package including aircraft, sensors, mission system and control station, characterised by a high degree of technological innovation. FALCO is the ancestor of the family, a tactical UAS designed to collect information and identify targets in real time, used by several international customers who also deploy it under extreme weather conditions. FALCO was followed by the FALCO EVO “heavy” version, improved in terms of aerodynamic efficiency and amount of fuel that could be carried, which has also been flying in Europe supporting maritime surveillance operations, starting with the European FRONTEX mission. The latest generation of the Falco family is the new system Falco Xplorer, the largest ever manufactured, meeting the needs and mission requirements of customers in the military and civil sectors. The system is designed by Leonardo, from the fuselage to the sensor suite, the mission system and the ground control station. All the systems can also be used as a service managed and operated by Leonardo. Global Combat Air Programme (GCAP) – The Electronics Division of Leonardo is engaged in the development of future technologies, knowledge, capability and know-how for the sixth-generation fighter aircraft, which will operate in the scenarios of 2040 and later. Leonardo is developing vital technologies such as ISANKE & ICS (Integrated Sensing And Non Kinetic Effects & Integrated Communication System) that will provide the next generation of sensors and communication systems, in addition to open system architectures that will enable these technologies to be inserted in a digital platform. Developments 2022 - Electronics

Report on Operation at 31 December 2022 56 Cyber resilience of products - The significant increase in attacks against public and private targets, above all through Ramsonware tools used for extortion activities and to threaten the business continuity of the organisations under attack, has significantly boosted the development of solutions for the cyber resilience of products in the Cyber Security Division and of the entire Group, both through the development of an advanced Cyber Threat Intelligence platform ("Cyber Information superiority") and through the integration, into the products, of a proprietary EDR (Endpoint Detection and Response) that is capable of ensuring ongoing monitoring and analysis of the most advanced threats. Secure Cloud Management Platform - In order to ensure the security and effective interoperability of Public Administration data, including through Cloud Based application platforms, work has commenced on the development of a Secure Cloud Management platform for Multi Cloud environments, as well as on tools and methodologies to support the migration strategy to the Cloud, which may also be used to support the National Strategic Hub (NSH) financed with funds under the NRRP. 3. AIRCRAFT The market is divided into two macro-segments, defence and civil, characterized by very different dynamics. As regards the defence segment, there is an increase in demand, in particular for combat aircraft, driven by international tensions and the technological evolution of platforms. In the field of military aircraft, Leonardo confirms itself as a major player, active in all generations of air platforms, from the Typhoon, which remains, with more than 580 units produced and 680 ordered, one of the most appreciated 4+ generation multi-role fighters, to the production part of the 5th-generation F-35A and F-35B multi-role fighters, and to the new 6th-generation fighter, the Global Compact Air Programme (GCAP), previously known as Tempest, which will operate within a "system of systems", on which Leonardo is working together with other industrial partners in the United Kingdom and Japan. In the field of regional civil aircraft, Leonardo strengthens its market leadership in the regional transport segment with the best seller turboprop aircraft ATR, which may further benefit from the main competitor's decision to postpone the implementation of a new platform of similar engines. Below is the performance of the sector during the last 5 years: The Sector confirms high profitability with a substantial performance in the military business. From a production point of view, for the military programmes 43 wings and 14 final assemblies were delivered to Lockheed Martin under the F-35 programme (43 wings and 12 final assemblies delivered in 2021), in addition to 4 Typhoon aircraft delivered to Kuwait (additional to the 2 aircraft delivered in 2021). GIE ATR: • The consortium is gradually increasing production volumes thanks to the resumption of passenger traffic; 1,700 1,904 2,031 2,668 2,800 1,400 1,800 2,200 2,600 3,000 2018 2019 2020 2021 2022 New orders 1,932 2,329 2,634 3,268 3,085 1,500 1,900 2,300 2,700 3,100 3,500 2018 2019 2020 2021 2022 Revenues 266 320 340 434 421 97 53 (69) (24) (6) 363 373 271 410 415 (200) (100) - 100 200 300 400 500 600 2018 2019 2020 2021 2022 EBITA Ai rc rafts GI E ATR S ettore Developments in 2022 – Cybersecurity

Report on Operation at 31 December 2022

- 25 deliveries were made, down compared to 31 made in 2021, which were facilitated by the stock accumulated during the period of pandemic;
- Improving thanks to improved profitability and the effects of contractual restatements during the year.

**Key Performance Indicators for the sector**

| December 2021 | New orders | Revenues | EBITA | ROS % |
|---|---|---|---|---|
| Aircrafts | 2,668 | 3,268 | 434 | 13.3% |
| GIE ATR | - | - | (24) | n.a. |
| **Total** | **2,668** | **3,268** | **410** | **12.5%** |

| December 2022 | New orders | Revenues | EBITA | ROS % |
|---|---|---|---|---|
| Aircrafts | 2,800 | 3,085 | 421 | 13.6% |
| GIE ATR | - | - | (6) | n.a. |
| **Total** | **2,800** | **3,085** | **415** | **13.5%** |

| Change % | New orders | Revenues | EBITA | ROS % |
|---|---|---|---|---|
| Aircrafts | 4.9% | (5.6%) | (3.0%) | 0.3 p.p. |
| GIE ATR | n.a. | n.a. | 75.0% | n.a. |
| **Total** | **4.9%** | **(5.6%)** | **1.2%** | **1.0 p.p.** |

**New Orders**: they were slightly higher than in 2021 as a result of the completion of 20 export Typhoon aircraft for Spain, of the C-27J aircraft to the Slovenian MoD within a G-to-G context, the first phase of design of the remotely-piloted aircraft system Euromale and the order for avionics modernization of the C-27J fleet for the Italian Air Force, in addition to other orders for logistic support programmes for the Typhoon aircraft.

**Revenues**. They showed a slight reduction compared to 2021 due to lower production volumes under the Kuwait programme and postponements on some export orders, which were partially offset by higher volumes on JSF and C-27J programs, in addition to the beginning of activities on Euromale programme.

**EBITA**. It was on the rise as a result of a higher contribution given by the GIE-ATR consortium. Specifically:

- a high level of profitability was confirmed for the Aircraft Division, which was mainly supported by the international Typhoon programmes;
- the GIE-ATR consortium recorded higher results compared to those of 2021 thanks to the improved profitability and the effects from contractual redefinitions made during the year.

57

Report on Operation at 31 December 2022

## Total market of the sector and 2023 Outlook

| Market (*) 2022-2031 | CAGR 2022-2031 | Impact on the businesses in which Leonardo operates |
|---|---|---|
| Civil<br>€bil. 1,079 | 6.0% | Civil sector: see the Aerostructures sector. |
| Defence<br>€bil. 753 | 7.3% | Defence sector: more than half of the world's demand for military aircraft - manned and unmanned - will be concentrated in the USA, in the Indo-Pacific region and Europe, with combat air systems dominating the market, based on next-generation platforms such as F-35, Tempest/Global Combat Air Programme and Future Combat Air System (FCAS/SCAF). Demand for combat aircraft will grow, as will demand for trainer aircraft, driven by the significant progress towards the sixth generation and the introduction of multi-aircraft systems, which will result in a substantial evolution in flight operations and therefore the need for pilot training. |

*(*) The "Civil" market includes commercial aircraft, aerostructures and components, net of MRO services. The "Defence" market includes manned and unmanned aircraft, net of logistic support services*

In 2023, with reference to the Aircraft business, an increase is expected in acquisitions in the export market of proprietary platforms, confirming the substantial contributions for the F-35 and EFA KW international cooperation programmes. A significant recovery in deliveries is expected for the GIE Consortium.

## Research, development and product engineering

In the aeronautics sector, products increasingly evolve towards complex systems that integrate high-tech components and systems and enable their functionality, even within highly integrated and cyber resilient multi-domain environments. The next generation of aeronautical products/systems will need to be able to meet even more stringent requirements in terms of product quality, cost competitiveness and sustainability across the lifecycle.

In fact, R&D activities have also been extended to the implementation of methodologies and the development of technologies that foster a reduction in environmental impact and the application of circular economy logics; this approach has also been implemented at the production sites. The areas that are most investigated are digitalisation, which involves all company processes and the entire product life cycle, electrification for sustainable mobility, autonomy, simulation and innovative materials and production processes. Technological developments and growth in the areas mentioned above are supported through enabling technologies such as Artificial Intelligence (AI) and High Performance Computing (HPC).

Leonardo is committed to actively supporting technological transformation and growth with research investments financed in the civil sector at national (Innovation for Nacelles - I4N) and European (Clean Sky, SESAR 3) level, aimed at producing technologies capable of enabling the development of solutions with reduced environmental impact in line with the principles of the Green Deal, and at developing innovative solutions in the Defence sector by enhancing the opportunities of the European Defence Fund.

R&D investments create value for Leonardo on a wide-ranging basis by providing the expertise and footprint in the technological frontier in order to ensure the competitiveness of current and future products and services. For example, work has been commenced for the development of the Digital Twin (as a research area of Leonardo Labs) for the aircraft that exploits the advanced simulation capabilities of the davinci-1 supercomputer.

58

Report on Operation at 31 December 2022 59 Eurofighter Kuwait – 4 aircraft were delivered during the year as part of the order for the supply of Eurofighter Typhoon aircraft to the Kuwait Air Force, with the Aircraft Division acting as prime contractor. The configuration of the EFA Kuwait aircraft is the most advanced ever produced and incorporates a series of additional capabilities and innovations compared to the baseline version, including the new ESCAN electronic scanning Radar manufactured by the Euroradar consortium led by Leonardo UK. M-346 Light Fighter Family of Aircraft – The first six M-346 aircraft in Light Fighter configuration were delivered to the international launch customer as early as in 2021, which, based on the trainer, integrate mission capabilities such as radar, self- protection suite and a range of operational loads. In 2022 four aircraft in the trainer version (AJT) were delivered to Poland and two to Qatar. C-27J Next Generation In 2022, work commenced on the development of new versions of C-27J, as well as on a significant avionics upgrade. Nacelles – Innovation for Nacelles (I4N) is a co-funded project that started in October 2019 and operates on four main lines of research aimed at the application of new acoustic solutions for noise reduction, the qualification and production of components with innovative and fire-proof materials, the implementation of innovative solutions for thrust reversers and highly automated production processes. M-345 Dual Role – Work commenced on the development of the M-345 Light Fighter aircraft, while enhancing the training functions with the inclusion of an advanced tactical simulation system on board. This development completes the Family of aircraft offered by Leonardo for basic and advanced training, together with the M- 346 LFFA versions. International Flight Training School – Within this context worth noting is the partnership between the Air Force and Leonardo to create an International Flight Training School; during the year the courses in Galatina were completed and work commenced on delivering the first courses to pilots of foreign customers (Germany, Qatar, Singapore and Japan) at the Air Force bases in Decimomannu, at the same time as the completion of related infrastructure. GCAP (Global Combat Air Programme) – Leonardo is engaged in the development of future technologies, knowledge, capability and know-how for the sixth-generation fighter aircraft, which will operate in the scenarios of 2040 and later. The PC2Lab-T laboratory was set up in Turin to conduct simulations of the 6th generation "system of systems", the first test scenarios, including core platforms and unmanned "adjunct" aircraft, were developed and work commenced on strategic technological developments in Digital Twin mode. Euromale – In 2022, the Eurodrone programme was launched to develop and produce a European MALE together with France, Germany and Spain. 4. AEROSTRUCTURES The civil aviation segment is showing signs of recovery, especially on the single-aisle segment, after the sharp fall due to the pandemic that affected the wide-body aircraft segment more than others, which was already undergoing a phase of profound change, driven by the search for increasingly eco-sustainable solutions from a Green Deal perspective. In the segment of aerostructures, Leonardo plays a significant role in the supply of large structural components both in traditional materials (aluminium alloys) and in advanced materials (composites and hybrids), for the commercial aviation programmes of the main world airliner manufacturers (Boeing and Airbus), for 787, 767, A321 and A220 aircraft, respectively, as well as for the production of ATR aircraft. Developments in 2022 - Aircraft

Report on Operation at 31 December 2022 60 Below is the performance of the sector during the last 5 years: The Business Segment shows clear signs of improvement: although the civil aviation market, especially in the wide-body segment, is still characterised by a slow post-pandemic recovery and is penalised by the Russian- Ukrainian conflict, there is a gradual recovery in demand from major customers. There continued to be the same conditions, albeit to a lower extent, at the Grottaglie site working at a lower capacity, due to B787. From a production point of view, 22 fuselage sections and 13 stabilisers were delivered under the B787 programme (28 fuselages and 16 stabilisers were delivered in 2021) and 24 fuselages were delivered under the ATR programme (15 in 2021). New Orders: the business segment benefitted from higher orders from customer Airbus for the A220 and A321 programmes, confirming the growth trend reported in recent years. On the other hand, demand under the programmes with customers GIE-ATR and Boeing remained substantially stable. Revenues. They were on the rise as a result of higher deliveries made to the GIE ATR consortium and to a higher demand under the programmes with customer Airbus. EBITA: the 2022 figure reflects the improvement in the conditions of production sites working at a lower capacity compared with 2021. Total market of the sector and 2023 Outlook Market (*) 2022-2031 CAGR 2022-2031 Impact on the businesses in which Leonardo operates Civil €bil. 1,079 6.0% There is increased demand for new civil aircraft compared to the peak period of the pandemic, which also implies increased demand for the supply of both airliner aerostructures and of regional aircraft components. All the aviation programs, primarily Airbus and Boeing, and to a lesser extent those of ATR, were affected by a sharp decline in demand due to Covid-19; estimates indicate a recovery market. (*) The “Civil” market includes commercial aircraft, aerostructures and components, net of the MRO services. In 2023, an increase is expected in volumes linked to higher production rates under the Boeing (i.e. B787) and ATR programmes, as is an improvement in profitability due to a reduction in the rate of the main production sites working at a lower capacity. Research, development and product engineering The Aerostructures sector paid great attention to the research and innovation projects envisaged under the Sustainability Plan in the aeronautical sector, with particular focus on process improvement and recycling for polymeric materials and epoxy matrix composites reinforced with carbon fiber. New Out-of-Autoclave processes are being studied for the manufacture of these components with reduced energy consumption 925 948 581 365 420 200 400 600 800 1,000 2018 2019 2020 2021 2022 New orders 1,020 1,125 819 442 475 200 400 600 800 1,000 1,200 2018 2019 2020 2021 2022 Revenues (35) (11) (86) (203) (183) (220) (180) (140) (100) (60) (20) 20 2018 2019 2020 2021 2022 EBITA

Report on Operation at 31 December 2022 61 that allow the use of easily recyclable technopolymers. As part of sustainable mobility solutions, work has been commenced on studies for the industrialisation and production of platforms structures for the Urban Air Mobility and HAPS (High Altitude Platform Systems) of the HTA (Heavier Than Air) type. Low-cost and recyclable composite lamination tools have been developed and used for the purpose of reducing non-recurring program start-up costs. In this way, prototype stages become more cost-effective and faster with reduced environmental impacts. Studies have also been initiated to use the potential of the davinci-1 for real time monitoring of process parameters and part quality, so as to make the process itself stable by avoiding process drifts. Engineered Materials and Advanced manufacturing processes – Work commenced to strengthen and address studies for the development of materials and composites for processes with a high production rate, as well as of materials within the automotive sector. Furthermore, studies were started in the field of manufacturing processes that enable efficiency improvement and a lower environmental impact through the use of robotics and Industry 4.0 solutions. Thermoplastic Materials – Leonardo has developed processes for the production of technopolymer and standard thermoplastic matrix composite parts using both highly automated and single-step (press-forming) processes under European and Italian funding programmes. It has also started studies of Continuous compression molding processes in order to improve the mechanical performance of the component and launched the R&D campaign of a new thermoplastic material (covered by its own patent), which is capable of being used for in-situ consolidation, a technology that may allow in the future the construction of large and complex structures without the use of autoclaves, with benefits in terms of lower energy consumption. Integrated Smart Assembly factory - Digital twin solutions for the assembly of large components. Automatic surface generation and shim fabrication using subtractive and additive digital technologies. Automatic installation of connecting parts with quality control of installations, improving cycle times and quality of assemblies. Injection molding – Polymer and metal injection molding techniques are used to manufacture structural components with greater flexibility and lower energy consumption. Recyclable Materials - Projects related to recycling and repairability of materials, including, for example, the activities carried out for the reuse and recycling of carboresins. Under collaboration agreements with research institutes, a project has been started, which aims to recover fibers by extracting them from the composite material and removing the thermoset matrix. The fibers recovered in this manner are used in Injection molding processes by adding thermoplastic polymers, which can be reused and recycled countless times. Artificial Intelligence - Study and application of AI algorithms for surface defect detection, map analysis related to non-destructive testing and defect prevention on laminates. These projects aim to further increase the already high quality of products while improving the operational comfort of inspectors. In fact, AI-based systems assist operators in searching for part defects. NEMESI – Work continued on the re-industrialisation of the production and redesign line of structural components of ATR aircraft according to Industry 4.0 requirements. Robots and cobots - Robots and, especially, cobots are used in work environments to assist operators in repetitive and low-added- value operations (e.g., dust extraction and kit making). Developments in 2022 - Aerostructures

Report on Operation at 31 December 2022 62 5. SPACE The sector is of supreme importance, both in the civil and in the defence segment, because it makes it possible to carry out ongoing monitoring of the planet's resources, both natural and artificial, as well as to offer communication and localisation solutions in remote areas, thus ensuring access to basic services for communities and connecting activities and citizens. The market in this sector is divided between upstream (manufacturing of space and ground systems), midstream (manufacturing of launch systems and services, satellite operations services) and downstream (end-user services, including communication, geoinformation, navigation and related infrastructure) activities. Leonardo is present in this market through the Space Alliance with Thales - through its investment in Thales Alenia Space (33%) and Telespazio (67%), with the abovementioned construction of electronic space systems and its investment in Avio (29.63%). Specifically, Telespazio offers a complete series of services in the main operational domains of the space market – from communications to navigation, from Earth observation to space exploration. These services support various tasks from supporting healthcare institutions to logistics, from monitoring vehicle fleets to monitoring critical infrastructure and hazardous sites, from precision agriculture to civil protection, from the prevention of hydrogeological instability and support in caring for architectural sites to monitoring natural resources and pollution. These applications have a key role in everyday life, in the protection and sustainable development of the Planet, as well as in the safety of citizens, readily supporting the Institutions with the capacity to combine big volumes of satellite data and very high resolution images with data from land-based sensors, at sea or in aeroplanes, and with archives and social media. Furthermore, Leonardo manufactures, through the Electronics Division, essential components of space systems, such as electro-optical payloads for Earth observation and planetary exploration (e.g., COSMO SkyMed, PRISMA, MTG, EarthCare, Rosetta, ExoMars, LISA Pathfinder, BepiColombo), as well as attitude sensors and atomic clocks, which are required for satellite navigation systems (e.g. Galileo). Below is the performance on the sector during the last 5 years: The sector underperformed compared to 2021 due to the negative performance of the manufacturing segment, which was heavily affected by exogenous factors such as the Russian-Ukrainian crisis, with the recognition of charges for risks associated with contracts to Russia, and the increase in inflation. In 2021 the manufacturing business, in the Italian component, had also benefitted from the significant effects arising from the realignment between the tax and statutory value of goodwill. The business recorded a slightly increasing volume of revenues and a profitability that benefitted from the greater contribution given by the Observation Exploration and Navigation Domain compared to the Telecommunications Domain. The segment of satellite services recorded a good performance in 2022 too, in terms of volumes and a sharply increasing result, benefiting from the greater contribution ensured by the Satellite Systems and Operations LoB. 58 39 23 62 31 10 20 30 40 50 60 70 2018 2019 2020 2021 2022 EBITA

Report on Operation at 31 December 2022 63 From an operational point of view, 2022 was characterised by the following events in the manufacturing segment: • the launch of Globalstar, Nilesat, Ses 22, CosmoSkymed (CSG-2) satellites, as well as of two Omni Spark 1 and 2 nanosatellites, MTG1-I of Meteosat, GSAT0223 of Galileo constellation and of E10B for Eutelsat; • the completion and launch of the PCM18 pressurized cargo module of the CYGNUS shuttle for the ISS. In addition, the relevant role of the Italian component of the business in Copernicus is confirmed with the acquisition of the later phases of the European programme. In 2022 the services segment was characterised by the continuation of the provision of services of: • Operations/Logistics/Networking on the Galileo programme; • Operations and Logistics on the EGNOS (European Geostationary Navigation Overlay Service) programme; • Maintenance of Italian institutional programmes, both civil (Italian Space Agency) and military, in operational condition; • Engineering and operational support services at sites of international and supranational customers (ESA, CNES, Eumetsat) and through foreign subsidiaries; • Provision of imagery and applications in the field of Earth observation and connectivity services on different bandwidths, for institutional and commercial customers. We must also note the activation of connectivity services for public education in remote areas of Latin America in 2022. Total market of the sector and 2023 Outlook Market 2022- 2031 CAGR 2022- 2031 Impact on the businesses in which Leonardo operates €bil. 1,521 5.2% Manufacturing: Demand growth driven by developments related to the miniaturisation, standardisation, and digitisation of satellite solutions. Services: The increasing competition associated with the advent of NewSpace (private companies established in a sector that was a de facto monopoly of governments) has triggered the need for a statutory pattern of service offerings in the space sector as well, pushing the market towards increasingly higher value- added solutions and/or new business models (HTS/IoT for telecommunications, data from innovative sensors to be combined with traditional optical sensors for Earth observation, and as-a-Service business models for the ground segment). 2023 is expected to be characterised by further growing business volumes supported by a robust backlog, showing a gradual increase. Operating profitability is expected to improve as a result of a recovery in the manufacturing segment. Excellent fundamentals are confirmed for the satellite services segment in Europe and Latin America at operating level, predicting growth in both topline and operating results. Research, development and product engineering Space infrastructure and technology are an enabling factor, through new services and applications, for the attainment of each of the 17 Sustainable Development Goals (SDGs) of the 2030 Agenda. The various geo- information applications and services that Leonardo is able to provide, in fact, have a strong environmental and social impact. The fact that there is such a variety of possible applications shows that Space is, and will continue to be, an area of steadily increasing development with a continuous increase in players and services, with civil and military applications, borne witness to by the rapidly growing numbers of private firms

Report on Operation at 31 December 2022 64 operating in all segments of space and which also develop launching or transport technologies that were the prerogative of governments for years; these newcomers are now starting to show that they have greater and greater business potential, while governments and space agencies increasingly focus their attention on exploration and the possible exploitation of extraplanetary resources, taking into high consideration the protection of space assets that will contribute thereto. Solutions that add satellite navigation to hybrid satellite communications and geoinformation and HPC, which, in the near future, will also enable 5G technology and related protocols to be included transparently, are confirmed to be the main elements of projects related to the understanding of climate change and definition of decision support tools for space exploration, for agro-food policies, and especially in emergency management. In addition, quantum communication technologies will be critical in the future to improve the protection of critical infrastructure and ultimately the population, thus helping to improve the security of production activities and human settlements. Moonlight – This is ESA's initiative for the creation of Lunar Communications and Navigation Services (LCNS) and the related infrastructures to support commercial and institutional missions for the exploration of the Earth's satellite, while fostering the development of a true Lunar Economy. The project, which is coordinated by Telespazio and started in 2021, aims, through a system of terrestrial stations and a network of satellites that are coordinated by the Fucino’s Space Center, to provide communication and navigation services to all user missions in the cislunar domain; this will decrease the complexity and cost of various conventional sensors and communication systems to Earth by making navigation signals available to guide orbiters and landers/rovers and support communications of future human and robotic exploration missions in proximity. As the coordinator of a large European consortium, Telespazio S.p.A. in 2022 successfully completed the ESA Phase A/B1 feasibility study for: the definition of the Moonlight Mission and Service (LCNS) Operational Concept, the specification of mission, system, space segment, ground, and user terminal requirements, the definition of the preliminary design development plan for the communication and navigation service infrastructure in the cislunar environment. Quantum Communication - EuroQCI (European Quantum Communication Infrastructure) is a European Commission project that aims to build an integrated terrestrial-satellite communication network based on quantum technology. The intended application is "quantum key distribution," one of the first uses of which is the construction of the security infrastructure for the communications of the 27 Member States through the new Iris satellite constellation planned by the European Commission. In this context, Telespazio participated in the preliminary design phases of both the EuroQCI programme and its space component, which is managed by ESA under the parallel SAGA (Satellite Advanced Global Architecture) programme. The future goal is to contribute to the realization of the infrastructure and the definition of the service, so that it can then bid for its management and operations of the space component by exploiting the potential of its own space centers. Satellites in Agriculture – AGEA (the Italian agricultural payments agency) and e-GEOS have developed an automated and continuous process that uses data from ESA's Sentinel satellite constellation, along with other sources, to verify the correctness of the commitments of individual farmers in relation to the subsidies provided by the CAP (Common Agricultural Policy), which are also linked to the type of crops for which there are both market and environmental sustainability requirements. In 2022 the control was carried out on more than half of the Italian provincial districts. The spatial screening is making more and more available new data and indicators, essential to implement agri-environmental, forestry and management policies, in line with the mitigation of the impact of climate change. Space Domain Awareness – These activities are aimed at protecting critical space assets from intentional and unintentional threats and managing the growing number of orbiting objects. During 2022, Telespazio participated in major R&D programmes on the topic such as, for example, Integral and Spaceways. The former aims to define a command and control system for European Defences for space awareness work, while the latter focuses on civilian aspects of space traffic management. In addition, as part of its product policy, Telespazio has been advancing the developments of a digital platform, based on advanced algorithms and technologies that enable the fusion of data from different sources and the delivery of Space Traffic Management, Space Intelligence and Space Weather services in an integrated environment that leverages the most advanced Artificial Intelligence/Machine Learning technologies and use of neural networks. Developments in 2022 – Space

Report on Operation at 31 December 2022 65 "NON-GAAP" ALTERNATIVE PERFORMANCE INDICATORS Leonardo’s Management assesses the Group’s performance and that of its business segments based on a number of indicators that are not envisaged by the IFRSs. Specifically, EBITA is used as the primary indicator of profitability, since it allows us to analyse the Group’s marginality by eliminating the impacts of the volatility associated with non-recurring, extraordinary items or items unrelated to ordinary operations. As required by CONSOB Communication no. 0092543 of 3 December 2015 in adopting the ESMA 2015/1415 guidelines on alternative performance indicators, below is a description of the components of each of these indicators: • New orders: this includes contracts entered into with customers during the period that have commercial substance and represent an obligation for both parties to fulfil the contract. • Order backlog: this figure is the sum of the order backlog for the preceding period and new orders, less revenues during the reference period. • EBITDA: this is given by EBITA, as defined below, before amortisation (excluding amortisation of intangible assets from business combinations), depreciation and impairment losses (net of those relating to goodwill or classified among “non-recurring costs”). • EBITA: it is arrived at by eliminating from EBIT, as defined below, the following items: - any impairment in goodwill; - amortisation and impairment, if any, of the portion of the purchase price allocated to intangible assets as part of business combinations, as required by IFRS 3; - restructuring costs that are a part of defined and significant plans. This item includes personnel costs as well as any and all other costs deriving from the reorganisation (e.g. impairment of assets, costs for the closure of sites, relocation costs, etc.); - other non-recurring or unusual costs or income, i.e. connected to particularly significant or exceptional events that are not related to the ordinary performance of the business. The item includes charges incurred during M&A transactions, charges linked to disposed businesses and/or products and systems, and the recognition of losses on contracts that have become onerous as a result of non-operating events. EBITA is then used to calculate return on sales (ROS) and return on investment (ROI). A reconciliation of Income before tax and financial expense, EBIT and EBITA is shown below (the reconciliation by segment is reported in Note 8): (€ millions) 2021 2022 Income before tax and financial expenses 787 829 Equity-accounted strategic investments 124 132 EBIT 911 961 Amortisation of intangible assets acquired as part of business combinations 22 24 Restructuring costs 89 119 Non-recurring income 101 114 EBITA 1,123 1,218 Non-recurring costs for the period mainly reflected the write-down of the exposure to the countries involved in the conflict existing between Russia and Ukraine ( €mil. 36) and the transaction costs related to the completion of the acquisition of RADA and subsequent listing of Leonardo DRS (€mil. 31). Furthermore, they mainly included, in the comparative period, costs incurred to be in line with the

Report on Operation at 31 December 2022 66 instructions given by the government on Covid-19 to support the governmental functions in managing the emergency, and costs incurred following incurred following the settlement of the Indian case. Restructuring costs relate to estimated charges in connection with the aforementioned Fornero procedure. With reference to the period under comparison, they were associated with the agreements governing the early retirement of the Aerostructures division’s workforce on a voluntary basis. • Return on Sales (ROS): this is calculated as the ratio of EBITA to revenue. • EBIT: this is obtained by adding to Income before tax and financial expenses (defined as earnings before “financial income and expense”, “share of profits (losses) of equity-accounted investees”, “income taxes” and “Profit (loss) from discontinued operations”) the Group’s share of profit in the results of its strategic investees (MBDA, GIE ATR, TAS, Telespazio and Hensoldt), reported in the “share of profits (losses) of equity-accounted investees”. The indicator only included the Group’s share of the results achieved by the strategic Joint Ventures (MBDA, GIE ATR, TAS and Telespazio) until the financial statements at 31 December 2021. • Net result before extraordinary transactions: this is the Net Result before the result from discontinued operations and the effects of the extraordinary transactions (key acquisitions and disposals). Below is the reconciliation: (€ millions) 2021 2022 Net result 587 932 Effect on extraordinary transactions - (235) Net result before extraordinary transactions 587 697 • Group Net Debt: this includes cash, financial receivables and current securities, net of (current and non-current) loans and borrowings and of the fair value of foreign exchange derivatives covering financial debt items, as well as the main non-current receivables. The reconciliation with the net financial position required by the CONSOB communication no. DEM/6064293 of 28 July 2006, and updated in accordance with the ESMA guidelines 32-382-1138 of 4 March 2021 as implemented in the CONSOB warning notice no. 5/21 of 29 April 2021 is reported in Note 21 of consolidated financial statements. • Free Operating Cash-Flow (FOCF): this is the sum of the cash flows generated by (used in) operating activities (excluding the changes in the Group Net Debt), the cash flows generated by (used in) ordinary investing activities (investment and divestment of intangible assets, property, plant and equipment, and equity investments, net of cash flows from the purchase or sale of equity investments that, due to their nature or significance, are considered “strategic investments”) and dividends received. The calculation of FOCF is presented in the reclassified statement of cash flows shown in the section “Group results and financial position”. • Return on Investments (ROI): this is calculated as the ratio of EBITA to the average net capital invested in the two comparative periods. • Funds From Operations (FFO): this is cash flow generated by (used in) operating activities net of changes in working capital and the repayment of debts under Law 808/1985, included within “Cash flow from ordinary investing activities” in the reclassified statement of cash flows. The FFO also includes dividends received.

Report on Operation at 31 December 2022

- **Return on Equity (ROE)***:* this is calculated as the ratio of the net result before extraordinary transactions for the financial period to the average value of equity in the two comparative periods.
- **Net interest***:* this is calculated as the sum of the items "Interest", "Premiums (paid) received on IRSs" and "Commissions on borrowings" (see the Note on "Financial income and expense" of the consolidated financial statements).

Below are also provided the reconciliation statements between the items in the reclassified tables reported in the Report on Operations and the accounting statements shown in the notes to consolidated financial statements:

| | Scheme | PPA amortis. | Restruct. and non recurring costs | strategic JVs | Onereous contracts (losses at completion) | Extraord. transactions. | Reclassified scheme |
|---|---|---|---|---|---|---|---|
| Revenues | 14,713 | | | | | | 14,713 |
| Purchase and personnel expenses | (13,154) | | 161 | | 17 | | (12,976) |
| Other net operating income/(expenses) | (103) | | 14 | | (17) | | (106) |
| Equity-accounted strategic investments | | | | 132 | | | 132 |
| Amortisation, depreciation and write-offs | (627) | 24 | 58 | | | | (545) |
| **EBITA** | | | | | | | **1,218** |
| Non-recurring income/(expenses) | | | (114) | | | | (114) |
| Restructuring costs | | | (119) | | | | (119) |
| Amortisation of intangible assets acquired as part of business combinations | | (24) | | | | | (24) |
| **EBIT** | | | | | | | **961** |
| Net financial income/(expenses) | 154 | | | (132) | | (235) | (213) |
| Income taxes | (51) | | | | | | (51) |
| **Net result before extraordinary transactions** | | | | | | | **697** |
| Net result related to discontinued operations and extraordinary transactions | - | | | | | 235 | 235 |
| **Net result** | **932** | | | | | | **932** |

| | Scheme | Financial receivables and cash | Financial payables | Hedging derivatives on debt items | Reclassified scheme |
|---|---|---|---|---|---|
| Non-current assets | 13,943 | | | | 13,943 |
| Non-current liabilities | (5,705) | | 3,531 | | (2,174) |
| **Capital assets** | | | | | **11,769** |
| Current assets | 14,602 | (1,616) | | (1) | 12,985 |
| Current liabilities | (15,166) | | 1,082 | 20 | (14,064) |
| **Net working capital** | | | | | **(1,079)** |
| **Total equity** | 7,699 | | | | **7,699** |
| **Group Net Debt** | | (1,616) | 4,613 | 19 | **3,016** |
| **Net (assets)/liabilities held for sale** | (25) | | | | **(25)** |

67

Report on Operation at 31 December 2022 68 Scheme Dividends received Cash out from Law no. 808/85 payables Strategic investments Reclassified scheme Cash flows generated (used) from operating activities 1,152 11 1,163 Dividends received 133 133 Investments in property, plant and equipment and intangible assets (762) Sales of property, plant and equipment and intangible assets 16 Cash flows from ordinary investing activities (746) (11) (757) Free Operating Cash Flow (FOCF) 539 Strategic transactions (172) (172) Other investing activities (45) (133) 172 (6) Cash flows generated (used) from investing activities (791) Bond redemption (841) BEI Loan and Term Loan repayment (547) Net change in other borrowings 66 Net change in borrowings (1,322) (1,322) Dividends paid (80) (80) Cash flows generated (used) from financing activities (1,402) Net increase (decrease) in cash and cash equivalents (1,041) (1,041) Exchange rate differences and other changes 73 73 Cash and cash equivalents at 1 January 2,479 2,479 Cash and cash equivalents at 31 December 1,511 - - 1,511

Report on Operation at 31 December 2022 69 INDUSTRIAL AND FINANCIAL TRANSACTIONS Industrial transactions. The major industrial transactions that took place in 2022 are described below: • Acquisition of the stake in Hensoldt AG. On 3 January 2022 there was the completion of the acquisition from Square Lux Holding II S.à r.l., a company controlled by funds advised by Kohlberg Kravis & Roberts & Co. L.P., concerning a 25.1% stake in Hensoldt AG, which is the leading German player in the field of sensor solutions for defence and security applications, with an ever-expanding portfolio in sensors, data management and robotics, at a price of €mil. 606 (excluding transaction costs). The transaction is an important step towards achieving the strategic objective of acquiring a leading position in the European Defense Electronics market, as defined in the “Be Tomorrow – Leonardo 2030” Plan, and reflects Leonardo’s determination to play a leading role in the ongoing consolidation process, also with a view to future cooperation programmes at continental level; − National Strategic Hub for the Cloud. On 11 July 2022, following the exercise of the pre-emption right, in compliance with the applicable legislation and the tender documentation, the partnership composed of TIM, Leonardo, Cassa Depositi e Prestiti (CDP, through the subsidiary CDP Equity) and Sogei, was notified of the award of the tender for the design, creation and management of the Polo Strategico Nazionale (PSN) [National Strategic Hub - NSH] infrastructure to supply cloud services for the Public Administration. On 4 August, a company was set up between the members of the partnership in the form of an Italian law stock company, with a view to ensuring the highest possible level of data efficiency, security and reliability to support the Public Administration. On 24 August, the company PSN signed the Convention with the Department for Digital Transformation of the Presidency of the Council of Ministers for the assignment of the infrastructure under a 13-year concession; • Sale of Global Enterprise Solutions (GES). On 22 March 2022 the US subsidiary Leonardo DRS signed a binding agreement to sell its Global Enterprise Solutions (GES) business to SES S.A. for USDmil. 450, gross of taxes. GES is the largest provider of commercial satellite communications for the US government and offers mission-critical communications and global-class security solutions. The closing of the transaction occurred on 1 August 2022; − Sale of equity investment in JV Advanced Acoustic Concepts (AAC). On 26 April 2022 the US subsidiary Leonardo DRS signed an agreement to sell its investment in the Advanced Acoustic Concepts (AAC) Joint Venture to TDSI, a subsidiary of the French company Thales, thus marking a further step in the process of refocusing DRS' business portfolio. The US company AAC is active in the sector of advanced sonar, training and knowledge management systems. The company works with the US Navy as a contractor in the US sector, providing innovative systems and solutions in the underwater sensor domain. The closing of the transaction occurred on 27 July 2022; • Acquisition of RADA and listing of Leonardo DRS. On 29 November 2022 Leonardo announced the completion of the merger between the US subsidiary Leonardo DRS, Inc. (“Leonardo DRS”) and the Israeli company RADA Electronic Industries Ltd. (“RADA”), listed on NASDAQ and the Tel Aviv Stock Exchange (“TASE”), with a market capitalisation that fluctuated between USDmil. 500 and USDmil. 600 million during the year. RADA is active in the business of short-range, low-cost tactical defense radars, particularly suitable for land-based Short Range Air Defense and Counter-UAV applications. RADA’s products constitute a strategic expansion of DRS and the Leonardo Group’s portfolio by completing the offering of sensors on board land vehicles, and have different functional and configuration features from the radars that are currently in the portfolio of the Electronics division of Leonardo and of Hensoldt, thus making them complementary in an integrated offering

Report on Operation at 31 December 2022 70 perspective. This transaction also enables Leonardo to establish a concrete footprint in Israel, in line with its objective of international expansion. Through this operation, RADA has lost its status as a listed company and has become a wholly owned subsidiary of DRS, which has then been listed on the stock exchange. Leonardo continues to hold an 80.5% stake (fully diluted) in Leonardo DRS, through the US subsidiary Leonardo US Holding, while the remaining 19.5% is in the hands of the present shareholders of RADA. The shares of Leonardo DRS were listed on NASDAQ and the Tel Aviv Stock Exchange with the symbol "DRS" as from the start of trading operations on NASDAQ on 29 November 2022 and on the TASE on 30 November 2022; − Transfer of the ATM business unit on the part of Selex ES, Inc. On 7 November 2022 Leonardo signed an agreement to transfer the air navigation radio aid (ATM or Air Traffic Management) business of Selex ES Inc., a US wholly-owned subsidiary, to Indra Air Traffic, Inc., which is wholly owned by the Spanish company Indra Sistemas S.A.. The ATM business operations of Selex ES Inc. pertain to the operational perimeter of the Electronics Division within the broader Air Traffic Management business, but are a stand-alone business with no intercompany synergies. The closing of the transaction is expected to take place in the first semester of 2023. On 8 February 2022 Leonardo interrupted the process of selecting a partner for the automation business, as none of the parties that had expressed interest could guarantee the requirements of a long-term vision and an adequate investment plan that Leonardo had always considered to be essential elements. Leonardo is completing the analysis process to identify targeted actions on processes, organisation and governance in order to better face the reference market. The process of merging the operations carried out by Leonardo in the US into a single legal entity was also initiated during 2022. The project, which will see its completion in the course of 2023, provides for two companies - Leonardo DRS and Leonardo US Corporation – to report to Leonardo US Holding, which will directly or indirectly hold all the U.S. companies, except for Leonardo US Electronics, which for the time being will remain directly invested in by Leonardo UK. In this context, the following transactions were completed during 2022: • Leonardo US Corporation was set up; − Leonardo S.p.A. transferred 50% of its investment in Leonardo US Holding to Leonardo International; • Leonardo US Holding contributed its investment in Leonardo US Aircraft to Leonardo US Corporation; − Leonardo S.p.A. contributed its investment in AgustaWestland Philadelphia Corporation to Leonardo US Holding. The investment was then subsequently transferred by Leonardo US Holding to Leonardo US Corporation. Finally, it should be noted that in December 2022 – in implementing a protocol of intent signed with the national trade unions on early retirements under Article 4 of Law 92/2012 (Fornero Act) - an agreement was executed, which involved up to a maximum of no. 400 employees in the Corporate and Staff functions of Leonardo S.p.A., Leonardo Global Solutions and Leonardo Logistics for whom the requirements will be met for retirement by 30 November 2028, with exits planned in the two-year period from 2023 to 2024, together with the definition of the terms and conditions for joining the scheme. A similar agreement was signed with the union representatives of the executive staff, up to a maximum of 45 managers. In February 2023, the collection of expressions of interest was completed. By the end of April 2023, the Italian Social Security Institute [INPS] will verify whether requirements are met for the staff members who expressed their interest to benefit from early retirement benefits. The charges resulting from this manoeuvre have been preliminarily set at €mil. 100.

Report on Operation at 31 December 2022 71 Financial transactions. During the 2022 financial year Leonardo completed the following capital market transactions: • in January Leonardo repaid the remaining nominal amount of €mil. 556 of the bond issued in December 2009, which had reached its natural expiry; − in November Leonardo entered into a Sustainability-linked loan agreement with the European Investment Bank (EIB) for an amount of €mil. 260, in line with the sustainability strategy it pursued, • aimed at supporting some investment projects envisaged in the Group’s industrial plan. The loan will have a term of 12 years and a four-year pre-amortisation period and provides for a margin adjustment based on Leonardo’s achievement of certain indicators (KPIs) linked to the ESG goals of which: the first one related to the reduction of CO2 emissions through eco-efficiency of industrial processes and the second one related to the achievement of ESG-linked technology targets (increase in per capita computing power of Leonardo as a key enabler and booster in research, numerical simulation, big data analytics and artificial intelligence). The achievement of ESG-linked targets will trigger an adjustment to the margin applied to the credit facility; − in December Leonardo proceeded with the early repayment of the Term Loan of €mil. 500 entered into in 2018 and expiring in November 2023; • in November the subsidiary Leonardo DRS completed the merger with the Israeli company RADA listed on the New York and Tel Aviv stock exchanges with consequent provision of an independent capital structure, as provided for listed companies in the United States. For this purpose, the company signed a loan agreement for a total of USDmil. 500 (including an amount of USDmil. 275 in the form of a Revolving Credit Facility and an amount of USDmil. 225 in the form of a Term Loan, with a term of 5 years) with a pool of international banks. The partial utilisation of the aforesaid lines allowed DRS to pay off the loans existing with the parent company Leonardo US Holding LLC in December; − with abovementioned proceeds, Leonardo US Holding LLC proceeded, again in December, with the full early repayment of the remaining amount of its bonds due 2039 and 2040, with a total nominal value of USDmil. 305; the transaction was carried out by using the make-whole clause provided for in the documentation of the loans themselves. In August Leonardo endorsed a framework Programme for the issuance of Commercial Papers on the European market (Multi-Currency Commercial Paper Programme), for a maximum amount of €bil. 1, which was entirely unused at the date of this report. Moreover, in June the EMTN (Euro Medium Term Note) programme was renewed for further 12 months, which regulates possible bond issues on the European market for a maximum nominal value of €bil. 4. At the date of this report, the Programme is used for a total of €bil. 1.6. The Group’s issues are governed by rules with standard legal clauses for these types of corporate transactions on institutional markets that do not require any undertaking with regard to compliance with specific financial parameters (financial covenants) but they do require negative pledge and cross-default clauses. Based on negative pledge clauses, Group issuers, Leonardo and their “Material Subsidiaries” (companies in which Leonardo owns more than 50% of the share capital and the gross revenues and total assets of which represent at least 10% of consolidated gross revenues and total assets) are expressly prohibited from pledging collateral security or other obligations to secure their debt in the form of bonds or listed financial instruments or financial instruments that qualify for listing, unless these guarantees are extended to all

Report on Operation at 31 December 2022

bondholders. Exceptions to this prohibition are securitisation and, as from July 2006, the establishment of assets for the use indicated in Article 2447-bis et seq. of the Italian Civil Code. On the contrary, the cross-default clauses give the bondholders the right to request early redemption of the bonds in their possession in the event of default by the Group issuers and/or Leonardo and/or any "Material Subsidiary" that results in a failure to make payment beyond pre-set limits.

On the other hand, it should be noted that financial covenants are included both in the ESG-linked Revolving Credit Facility and in the ESG-linked Term Loan, which were signed in 2021 and which require Leonardo to comply with two Financial ratios (the ratio of Group net debt - excluding payables to the joint ventures MBDA and Thales Alenia Space and lease liabilities /EBITDA, including amortisation of the right of use assets, must be no higher than 3.75 and the ratio of EBITDA, including amortisation of the right of use assets / Net interest must be no lower than 3.25), tested annually based on consolidated data, which were largely complied with at 31 December 2022. These covenants are included in the loan agreement with CDP of €mil. 100, as well as to all EIB loans in place (they were used for a total amount of €mil. 500 at 31 December 2022). In relation to this Annual Financial Report, there was full compliance with the financial covenants (the two ratios are 1.0 and 16.1, respectively).

Financial covenants, in line with U.S. standard practices, are also provided for in bank loans granted in favour of Leonardo DRS, as mentioned above. Also such financial ratios (Net debt / adj. EBITA no higher than 3.75 and adj. EBITA /Net interest no lower than 3.0, to be determined based on the data obtainable from the US GAAP financial statements of the LDO DRS Group) were met in relation to this Annual Financial Report.

In addition, there are margin adjustment clauses based on the achievement of certain indicators (KPIs) related to ESG objectives under ESG-linked financing agreements recently entered into by Leonardo.

Outstanding bond issues are given a medium/long-term financial credit rating by the international rating agencies: Moody's Investors Service (Moody's), Standard & Poor's and Fitch. In view of the operational performance Leonardo recorded over the past two years, the favourable conditions in its industry, and the improvement in credit metrics they had estimated over the next 12 to 18 months, the agencies upgraded Leonardo's outlook in 2022. At the date of presentation of this report, Leonardo's credit ratings (compared to the preceding position) were as follows:

| Agency | Last update | Previous | | Updated | |
|---|---|---|---|---|---|
| | | *Credit Rating* | *Outlook* | *Credit Rating* | *Outlook* |
| Moody's | July 2022 | Ba1 | stable | Ba1 | positive |
| Standard&Poor's | May 2022 | BB+ | stable | BB+ | positive |
| Fitch | January 2022 | BBB- | negative | BBB- | stable |

With regard to the impact of positive or negative changes in Leonardo's credit ratings, there are no default clauses linked to the credit ratings. The only possible effects deriving from further changes, if any, to the credit ratings refer to higher or lower finance costs on certain payables of the Group. Finally, for the sake of completeness, it should be noted that the Funding Agreement between MBDA and its shareholders provides, among other things, that any downgrade of the rating assigned to the shareholders will result in a gradual increase in interest rates. Additionally, under a pre-set rating limit (for at least two out of three rating agencies: BB- from Standards & Poor's, BB- from Fitch and Ba3 from Moody's) MBDA is entitled to determine

72

Report on Operation at 31 December 2022 73 the applicable margin each time. Finally, the agreement provides for rating limits the achievement of which allows MBDA to request the issue of a bank guarantee from its shareholders.

Report on Operation at 31 December 2022 74 OTHER INFORMATION ✓ OTHER PERFORMANCE INDICATORS ✓ RELATED PARTY TRANSACTIONS ✓ CONSOB – MARKET REGULATION NO. 20249/2017, ART. 15 ✓ INFORMATION PURSUANT TO ARTICLES 70 AND 71 OF ISSUERS' REGULATIONS

Report on Operation at 31 December 2022 75 OTHER PERFORMANCE INDICATORS 2021 2022 Change FFO 1,448 1,535 6.0% ROE 10.0% 9.8% (0.2) p.p. Net Interest (138) (104) 24.6% For the definition of indices, reference should be made to the paragraph on “NON-GAAP Alternative Performance Indicators”. RELATED-PARTY TRANSACTIONS In 2010 Leonardo adopted a specific “Procedure for Related Parties Transactions” (hereinafter referred to as the “Procedure”), which was mostly recently updated in March 2022 pursuant to CONSOB Regulation no. 17221 of 12 March 2010, as amended and supplemented, containing provisions on “related party transactions” (hereinafter referred to as the “Regulation”), as well as in implementation of Article 2391-bis of the Italian Civil Code. The abovementioned Procedure is available on the Company’s website (www.leonardo.com, under Corporate Governance section, “Related Parties” area”). Pursuant to Article 5.8 of the Regulation, during 2022 the following transactions of greater importance, as defined by Article 4.1.a of the Regulation and identified by the abovementioned Procedure pursuant to Annex 3 attached to the Regulation, were carried out: Parties to the transaction Nature of relationship with related parties Object of the transaction Consideration for the transaction Leonardo S.p.A. Leonardo International S.p.A. Subsidiary (100%) 50% sale of investee Leonardo US Holding from LDO to LDO International €mil. 1,735 Leonardo S.p.A. PZL Swidnik Subsidiary (100%) Supply contract €mil. 1,196 Leonardo S.p.A- Electronics Division IVECO – Oto Melara scarl Associated company (50%) Supply contract €mil. 401 Insofar as they were carried out with subsidiaries and associates, the aforesaid transactions benefited from the exemption provided for in Article 14.2 of the Regulation, as well as in Article 11.2(e) of the aforementioned Procedure. Finally, it should be noted that these transactions did not have a material impact on the consolidated results for the year and that no changes or developments took place in relation to the related-party transactions described in the 2021 Report on Operations.

Report on Operation at 31 December 2022 76 CONSOB MARKET REGULATION NO. 20249/2017, ARTICLE 15 In accordance with CONSOB provisions contained in the Market Regulation adopted by CONSOB Resolution no. 20249 of 28 December 2017 and subsequently updated by the latest amendments made by Resolution no. 21624028 of 103 September December 20192020, Leonardo S.p.a. performed the verifications on the Group subsidiaries that were incorporated and are governed under the laws of non-EU Member States and that, as a result, were deemed “material” based on the requirements under Article 151 of the Issuers’ Regulations adopted with CONSOB Resolution no. 11971 of 14 May 1999, as amended by CONSOB Resolution no. 2214421639 21016 of 24 22 July December 20192021. As regards the non-EU foreign subsidiaries (Leonardo DRS Inc., Leonardo US Holding Llc., AgustaWestland Philadelphia Co., Leonardo UK Ltd) identified based on the above regulations and in compliance with the provisions of local laws, these verifications revealed that the administrative and accounting system, which oversees the preparation of Financial Reports, falls within the scope of a control environment that is effectively operating and substantially suitable to the requirements envisaged in said Article 15. Therefore, it is not necessary to prepare an adaptation plan pursuant to the abovementioned article. INFORMATION PURSUANT TO ARTICLES 70 AND 71 OF ISSUERS' REGULATIONS By resolution of the Board of Directors on 23 January 2013, the Company adopted the simplification regime under Articles 70/8 and 71/1-bis of the Issuers’ Regulations, adopted with CONSOB Resolution no. 11971/1999, as subsequently amended and supplemented. By this resolution, the Company chose the option to make exceptions to the obligation to issue the documents required by the law when transactions of greater importance (such as mergers, spin-offs, capital increases by means of the contribution of assets in kind, acquisitions or disposals) occur.

Report on Operation at 31 December 2022 77 PART 2 – CONSOLIDATED NON-FINANCIAL STATEMENT (NFS)

Report on Operation at 31 December 2022 78 GOVERNANCE ✓ CORPORATE GOVERNANCE ✓ RESPONSIBLE BUSINESS CONDUCT ✓ RISK MANAGEMENT ✓ STAKEHOLDER ENGAGEMENT

Report on Operation at 31 December 2022 79 Leonardo’s corporate governance is aimed at protecting and maximising the long-term value of the Company for the pursuit of sustainable success, via the optimal management of resources with respect to strategic objectives, effective company risk control, utmost market transparency and integrity of decision-making processes, in the interest of all stakeholders. Priority topics > Responsible business conduct > Business continuity > Sound corporate governance > Cybersecurity and data protection SDG Objectives > Extending Trade Compliance Directive to the Group > Expanding the business compliance training to other types of third parties (distributors/resellers), making it a mandatory prerequisite for the completion of the engagement > Renewal/maintenance of ISO 37001:2016 Anti-Bribery Management System certification Progress Target year 2022 2022 2023 Objective achieved On track Impact indicators 42% of women sitting on the Board of Directors 40% on the Board of Statutory Auditors 20% of long-term variable remuneration and 10% of short-term variable remuneration linked to ESG objectives 55% of total financing sources linked to ESG parameters, for a total of € 3.26 billion Leonardo’s first Investor Day dedicated to ESG topics In June 2022 Leonardo organised the first Investor Day devoted entirely to ESG topics, further demonstrating the relevance of these issues within the Business Plan. During the event, which was opened by the Chairman and the chairs of the Sustainability and Innovation Committee and the Control and Risks Committee, the Chief Executive Officer and top managers analysed, across the board, the impact of sustainability issues on the business while describing their role in supporting long-term growth, competitiveness, and profitability, and how Leonardo contributes to progress and safety in a responsible and innovative manner. Specifically, the speakers illustrated how ESG priorities are key to achieving commercial and industrial objectives, operating in compliance with all regulations and in every geographical area, working with customers to meet and anticipate their needs, investing in innovation and new technology to seize business opportunities, and strengthening human capital and skills needed for the future.

Report on Operation at 31 December 2022 80 CORPORATE GOVERNANCE Leonardo’s corporate governance model, based on a traditional organisational structure, complies with the Corporate Governance Code (approved by the Corporate Governance Committee and promoted by, among others, the Italian Stock Exchange) which is adhered to by the Company and with the international best practices. As part of this model, the Board of Directors (BoD) is the main body entrusted with the power to define business strategy and structures in coherence with the Company’s management and control activities. During its term, the BoD may draw on support from the Board internal committees that make proposals and provide advice. The current BoD was appointed by the Shareholders’ Meeting held on 20 May 2020 for the three-year period from 2020 to 2022, in compliance with the criteria for gender, age, skills and experience balance set in the policies on diversity. Following its appointment, the Board set up four committees from among its members, with functions in the areas of Control and Risks, Remuneration, Nomination and Governance, Sustainability and Innovation. Corporate governance model LUCIANO CARTA Chairman ALESSANDRO PROFUMO Chief Executive Officer CARMINE AMERICA Director (C,D) PIERFRANCESCO BARLETTA Director (A,C) ELENA COMPARATO Director (B,C) DARIO FRIGERIO Chairman (A) Director (A, C) Lead Independent Director PAOLA GIANNETAKIS Director (A,D) FEDERICA GUIDI Director (B,C) PATRIZIA MICHELA GIANGUALANO Chairwoman (B) Director (B,D) MAURIZIO PINNARÒ Chairman (C) Director (A,C) FERRUCCIO RESTA Chairman (D) Director (B,D) MARINA RUBINI Director (A,B) Board of Directors (for the 2020 – 2022 three-year period) Board of Statutory Auditors (for the 2021 – 2023 three-year period) Regular Statutory Auditors LUCA ROSSI Chairman SARA FORNASIERO AMEDEO SAGRESTANO LEONARDO QUAGLIATA ANNA RITA DE MAURO Alternate Statutory Auditors EUGENIO PINTO GIUSEPPE CERATI Coordination and consultation body for the prevention of corruption* Independent legal auditors EY S.p.A. (for the 2021 – 2029 period) Shareholders’ meeting Surveillance Body (for the 2020-2022 three-year period) RAFFAELE SQUITIERI Chairman GIORGIO BENI External member CHIARA MANCINI External member CLAUDIA TEDESCHI External member MARCO DI CAPUA Chief Audit Executive ANDREA PARRELLA Group General Counsel * Made up of Leonardo’s Chairman and of the Chairmen of the Control and Risks Committee, of the Board of Statutory Auditors and of the Surveillance Body A) Control and Risks Committee B) Remuneration Committee C) Nomination and Governance Committee D) Sustainability and Innovation Committee Chief Audit Executive MARCO DI CAPUA Officer in charge of financial reporting ALESSANDRA GENCO

Report on Operation at 31 December 2022

## Features of the BoD[29]

| | Leonardo | Average FTSE-MIB[30] |
|---|---|---|
| Number of Directors | 12 | 12 |
| Number of Directors appointed by minority shareholders | 4 | 2 |
| Number of independent Directors | 9 | 8 |
| Number of women Directors | 5 | 5 |
| Average age | 56 | 58 |
| Average tenure (years) | 4 | 5 |
| Meetings held in 2022 | 12 | 15 |
| Attendance rate (%) | 99 | 97 |
| Meetings held by independent Directors | 1 | 1 |

## Board committees

| ) Control and Risks | ) Remuneration | c) Nomination and Governance | d) Sustainability and Innovation |
|---|---|---|---|
| Directors: 5 | Directors: 5 | Directors: 6 | Directors: 4 |
| % independent: 100% | % independent: 80% | % independent: 83% | % independent: 100% |
| Meetings held in 2022: 14 | Meetings held in 2022: 7 | Meetings held in 2022: 8 | Meetings held in 2022: 7 |
| Attendance rate: 97% | Attendance rate: 91% | Attendance rate: 96% | Attendance rate: 100% |

## BoD Skills and Experiences


Knowledge of Leonardo's businesses, industry scenarios and strategies 100%
Interpretation of management data and balance sheet of complex industrial realities 100%
Authority and standing-up 100%
Finance, business management and extraordinary operations 100%
Business judgment and analytical and decision-making skills 100%
Strategic planning and assessment 92%
Geopolitics and governmental and institutional relations 92%
Experience with innovation and advanced technologies 92%
Digital IT and cyber security 92%
CSR and ESG 92%
HR and organizational transformation 92%
Experience in business and international multinational companies 83%
Risk oversight/management 83%
Legal and international contracts 83%
Top management positions in comparable listed companies 58%

Leonardo has adopted an engagement policy aimed at promoting and regulating opportunities to meet and discuss with financial stakeholders ("Engagement Policy for managing the dialogue with the general public of shareholders and other stakeholders"). The scope of the policy includes the requests for direct interaction with the Company that are submitted by financial stakeholders on issues concerning the economic and

[29] The indicators are related to the BoD appointed on 20 May 2020. The attendance rate is calculated as the number of events attended/ number of meetings convened. The source of the FTSE MIB data is the 2021 Notes and Studies publication of Assonime on the application of the Corporate Governance Code in Italy.

[30] Year 2021.

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Report on Operation at 31 December 2022 82 financial results and outlook, the Industrial and Strategic Plan, corporate governance, social and environmental sustainability, the remuneration policy for directors and managers with strategic responsibilities, the internal control and risk management system, and the Company's policies on ethics, transparency and anti-corruption31. Remuneration policy The objective of the remuneration and incentive policy in 2022 was to attract and motivate people with the professional skills to carry out assignments and fulfil responsibilities assigned to them, in line with the management’s interests and with the priority objective of creating value in the medium- to long-term. To this end, the policy has been designed in order to ensure a balance between the variable component of remuneration and the fixed one, while also establishing a balance between short- and long-term incentives, and an alignment of the remuneration and incentive system with the pursuit of long-term interests (in terms of both economic-financial performance and ESG), ensuring that the variable component of remuneration is connected with the results achieved and paying great attention to the objectivity of metrics used to measure performance32. In addition to the Chief Executive Officer, population involved in the Short-Term Incentive Plan (MBO) of Leonardo Group is equal to about 1,050 Group executives, including Managers with Strategic Responsibilities and Top Managers of Leonardo. Population involved in the Long-Term Incentive Plan of Leonardo Group is equal to about 215 Group executives, including Managers with Strategic Responsibilities and Top Managers of Leonardo. Starting from 2021, middle managers in Italy have been assigned a bonus target, as agreed in the Company Supplementary Agreement on 21 May 2021. Furthermore, under the same agreement, a portion of the remuneration of all other employees was linked to a variable component (performance bonus) related to the Group's results of operations and, depending on the levels, to individual performance. 20% of long-term variable remuneration and 10% of short-term variable remuneration linked to ESG objectives 97.78% Favourable votes cast by the 2022 Shareholders’ Meeting on Remuneration Policy 39x ratio of total CEO remuneration to employees’ median remuneration 31 For more details on the engagement policy, see Corporate Governance report 2023, paragraph “Investor Relations”. 32 Notably, long term remuneration of CEO and management is tied to the achievement of targets related to CO2 emissions Scope 1 and 2 location- based, calculated as a ratio to revenues, and to the increase of hires of women with STEM degree. For more details, reference should be made to the Remuneration Report 2023.

Report on Operation at 31 December 2022 83 RESPONSIBLE BUSINESS CONDUCT Leonardo acts with integrity and transparency in compliance with regulations and with zero tolerance for any type of corruption to ensure the most proper management of the business and to establish relationships of trust and collaboration with employees, customers, suppliers and all other counterparties, asked to accept and apply the principles and values stated in the Charter of Values, Code of Ethics and other codes of conduct33. In conducting its business, Leonardo confirms its commitment to respecting and promoting the Ten Principles of the United Nations Global Compact related to human rights, labour, the environment and anti-corruption. Leonardo's model for the responsible conduct of business, inspired by national and international best practices, is based on company codes of conduct and a system of clear rules, periodically updated, that guide compliant and responsible behaviour. Constantly raising the awareness and training of employees and third parties, due diligence tools and internal audits, risk assessment methods, in addition to the adoption of an increasingly transparent approach on corporate information and processes, help to strengthen a governance and management system capable of preventing any possible risk, promoting and developing an ethical business culture. Leonardo has also adopted the Common Industry Standards of the Aerospace and Defence Industries Association of Europe (ASD) and the Global Principles of Business Ethics for the Aerospace and Defence Industry of the International Forum on Business Ethical Conduct (IFBEC) and collaborates with TRACE International. Responsible business conduct model 33 Including the Anti-Corruption Code, the Whistleblowing Management Guidelines, Organisational, Management and Control models and Compliance Programmes developed in accordance with the applicable regulations of each Country in which the Company operates (Leonardo SpA adopted an Organisational, Management and Control Model pursuant to Legislative Decree no. 231/2001). • Risk assessment • Due diligence • Tone from the top • Awareness-raising and training • Processes and organisation • Codes and rules of conduct • National and international best practices • Transparency • Update of regulatory framework • Incentive scheme • Internal audit • External controls • Whistleblowing

Report on Operation at 31 December 2022 84 Set rules and expected behaviours Guidelines and procedures – main updates > The 231/2001 Model has been updated following the amendments made to Legislative Decree 231/2001, as well as the organisational changes that have occurred since the date of the last update of the Model (17 December 2020). > The new company rules have come into force and been adopted on the matter of commercial advisors, sales promoters, distributors and resellers. > The new company rules have come into force and been adopted on the matter of Trade Compliance, which implement the new international norms and standards governing smuggling and respect for human rights. > The procedure on the matter of personnel selection and recruitment has been updated. > > The directive on “Safety of workers abroad” has been drawn up. > The Operating Instructions on Supply Chain Security Resilience Risk Management have been drawn up. > The Company Procedure for National Security Checks on recruits (including Labs researchers) and/or applicants has been set up in accordance with regulatory or contractual requirements, identified as applicable in relation to privacy, processing of personal data, workers’ statute and information security. > The relevant company regulatory documentation has been prepared in the application of the directives issued by the Security Information Department (UCSe) for the management of classified information in compliance with the Company Security Rules and Operating Instructions. Engage people Continuous training > About 10,000 hours of business compliance training delivered to more than 8,900 people in the year. > More than 25,200 hours of training on national and international trade compliance regulations delivered to more than 7,000 people from various departments and external suppliers and providers. > More than 1,600 hours of training on Project and Enterprise Risk Management delivered to over 300 people, including through intensive operational sessions, designed on the peculiar features of each operating entity involved. > More than 23,200 people involved in anti-corruption training. > About 19,350 hours of training delivered on cyber security. > A specific course has been put in place on Travel Security: Female Travellers Awareness Training. > Involvement of employees, both part-time and full- time, and counterparts in training activities related to anti-corruption, business compliance, with respect to the values and principles laid down in the Code of Ethics, the Charter of Values, and the Supplier Code of Conduct. > > Dissemination of security updates in the aerostructures division, with specific regard to Social Engineering, the espionage threat from Chinese state authorities and bodies, and behavioural aspects to be observed in relations with the Eastern partner. > More than 9,000 people trained in the protection of classified information. > More than 30,000 people trained on the General Part and Special Parts of Model 231. > Training courses preparatory to the awarding of the assignment have been delivered to 8 resellers and 5 distributors. > In the area of Compliance the new training and development project was implemented on "Cross- Training Program," which involved more than 25% of the people from Compliance department in the various roles provided (participants, internal lecturers and experts) in the different phases. There have been 15 resources trained with a total of 525 hours of training. Mitigate and reinforce Certifications > ISO 37001: 2016 “Anti-bribery Management System” certification has been maintained following successful completion of the annual surveillance audit conducted by the Certifying Body. > ISO 27001 certification of the information security management system has been maintained at Group > Security > In 2022 no data breaches were detected which impacted or originated from company systems relevant in accordance with the regulations in force. Data breaches were detected on third-party systems (unrelated to Leonardo’s management) with potential impact on employees' personal data. These events were

Report on Operation at 31 December 2022 85 level and for the perimeter of National Security (Physical Security & T.U.L.P.S.). ISO 27701 (Privacy Information Management System) and ISO 27035 certifications have also been obtained for the Cyber & Information Security perimeter. > FIRST and Trusted Introducer certification of Leonardo's CERT (Cyber Emergency Readiness Team) was maintained, as was the recognition from Carnegie Mellon University on the matter of Cyber & Information Security. > ISO 22301 certification has been renewed for both the Business Continuity Management System in some perimeters involving the Corporate of Leonardo SpA and the Genoa, Pomigliano and Chieti Data Centres. > The Cyber Essentials and Cyber Essentials Plus certifications have been renewed for the appropriate perimeters of the Cyber, Electronics and Helicopters divisions of Leonardo UK, a prerequisite for bidding and contracting with UK government agencies. > Quality certification has been renewed for Internal Audit activities. 10 quality reviews have been conducted, all of which have obtained General Compliance with International standards IIA. > The Authorised Economic Operator (AEO) certification has been maintained. > The Strategic Industrial Security Clearance (NOSIS) up to the TOP SECRET level and NATO/EU/OCCAR/ESA qualification have been obtained. carefully monitored and addressed in terms of information and security actions to protect those concerned. Even with reference to the IT and cyber security services offered by Leonardo, no data breach notices were received in 2022, which involved customers' personal data relevant under current regulations. > Developing security risk analysis management tools with suppliers and providers. > Implementing an incident response/prevention automation system through malicious IP blocking. > Searching for, monitoring, and analysing information for subsequent collation, integration, interpretation, and processing of data useful for threat prevention toward assets and employees. Risk Management > Updating the regulatory framework dedicated to risk management with specific regard to: risk management of multi-divisional projects, enterprise risk analysis, (including those related to innovation, technology exportability, cyber resilience and sustainability) of product business plans, Country risk analysis and areas exposed to the risk of crimes. > Continued integration of risk management into business processes with simultaneous updating of company rules in order to promote risk-based thinking. Detect and control Risk assessment > Around 2,100 people involved in risk analysis activities related to business processes, investment projects and projects in the bidding and execution phase. > Risk assessment and monitoring activities have been carried out for anti-corruption purposes involving more than 200 people and using an updated methodology with elements to assess each country in which Leonardo operates. > Work has been continued on the Independent Risk Review programmes in relation to a selection of medium/high-risk projects in which the project team has been supported by risk managers who are not involved directly in operations. > Developing the first machine learning engines to support risk detection, as part of research and development of Artificial Intelligence applications to Risk Management with the involvement of Leonardo Labs and the Cyber & Security Solutions division. > Third-party due diligence > 135 due diligence audits on sales promoters, commercial advisors, distributors, resellers and lobbyists. The necessary remedial action has been taken to mitigate the issues marked with 6 red flags and only one has led to the impossibility of awarding the assignment. 438 due diligence audits carried out before payments to sales promoters, commercial advisors and lobbyists. > More than 380 due diligence audits on potential customers, service centres and business partners. > 278 reputational risk reports for sponsorships, supply and commercial contracts. > 298 anti-fraud due diligence audits carried out on natural and legal persons of interest to Leonardo SpA. > 110 National Security Audits reports. > Analysing, producing and sharing about 523 threat analysis reports with top management and business and security operating structures in the domestic and international context from more than 1,500 sources. Whistleblowing > 41 reports were received in 2022 (53 in 2021), concerning the perimeter of both Leonardo SpA and the Legal Entities of the Group. Net of 17 reports archived

Report on Operation at 31 December 2022

by the various Surveillance Bodies and the Whistleblowing Committee, 36% of the reports received and examined provided evidence, some of which partial.

- In 2022, the reports received concerned: personnel selection, management and development; relations with suppliers; Management issues; HSE and facility management; professional assignments and services; social Engineering to the detriment of third parties; other matters.
- The Whistleblowing Committee examined the results of the investigations carried out by the competent company functions, with respect of which it did not deem necessary to inform the Anti-Corruption unit of Leonardo.

**Progress of reports received**


2%
2%
5%
5%
9%
32%
45%
41 reports
(53 in 2021)
Relations with suppliers
Personnel selection, management and development
Management aspects
Assignments and professional services
HSE & Facility Management
Social Engingeering against third parties
Other (consulting, privacy, intellectual property rights)

**Scope of audits and follow-ups**


30%
12%
12%
46%
106
audits and follow-ups
Operational
Compliance
ICT
Financial

## Anti-corruption, business compliance and third-party risk

Leonardo has implemented a process for the vetting of counterparties that includes ethical-reputational analyses and an in-depth assessment of the risks related to each specific engagement in accordance with company rules and in full compliance with applicable regulations. Due diligence audits are also carried out on counterparties under industrial offset agreements[34].

In 2022, in continuity with the path it embarked on in 2021[35], following the issue of the related company rules, Leonardo further strengthened the system to identify the level of risk associated with the positions of Sales Promotion, Commercial Advisory, Lobbying, Distribution and Reseller.

[34] For more details on offsets, reference should be made to the paragraph on Social value and industrial collaboration programmes.

[35] Specifically, Leonardo carried out in 2021 a thorough review of the definitions of the relevant red flags in order to adapt the company's analysis and audits to both changes in applicable regulations and experience gained in previous years.

86

Report on Operation at 31 December 2022 87 189 counterparties including sales promoters, commercial advisors, distributors, resellers and lobbyists, with contracts in place, 2 of which for offset support 975 due diligence and reputational risk analyses carried out on counterparties and potential commercial partners More than 300 hours of training delivered to sales promoters, commercial advisors and lobbyists through 151 online courses Leonardo carries out activities aimed at institutions to support its reputation and business strategy, present the company's position on specific issues and seize potential future business opportunities. These activities, which are carried out in compliance with current regulations, as well as with the principles and standards of conduct set out in Leonardo's Code of Ethics, Anti-Corruption Code and other company rules, mainly consist of monitoring specific regulatory developments and organising meetings with government and parliamentary representatives on matters of interest. Leonardo’s representatives who carry out these activities are enrolled in special public registers. With the recent update of its company rules, Leonardo has decided to no longer allow the Italian Group companies to sign lobbying contracts. However, this option has been maintained for foreign subsidiaries, although only in those countries where the regulations permit the execution of said contracts. The decision has been taken on the basis of the current wording of Art. 346-bis of the Italian Criminal Code and in consideration of the lack of organic regulations governing lobbying in Italy. In 2022, the expenses for lobbying activities carried out exclusively by the Group's foreign subsidiaries in the countries in which it is permitted by the relevant regulations in force, amounted to approximately USDmil. 1.7 (about USDmil. 1.8 in 2021 and 2020) and related to North America (mainly the United States), Poland, Germany and Brazil. In particular, among the main areas for which the Group’s foreign subsidiaries made use of the support from lobbyists during 2022 are those involving technologies for infrastructure and transport, the purchase and/or upgrade of aircraft on the part of government agencies, including those for firefighting, search and rescue missions, naval systems and research and development programmes for submarines, technology for advanced protection systems, ground-based and satellite communication systems, air navigation support tools and laser systems. Trade compliance Leonardo has set out an internal compliance programme (ICP) - Trade Compliance Program – in order to ensure full compliance with applicable laws and the provisions issued by the competent authorities in the field of Trade Compliance. The programme allows for the prompt identification and implementation of compliance with applicable national, EU and international regulations regarding the export and import of defence, dual-use or commercial goods and/or services subject to regulatory requirements, as well as obligations related to embargoes, sanctions or other trade restrictions, including political commitments made under the Common Foreign and Security Policy (CFSP) framework and international regulations and conventions signed by Italy and the European Union36. Furthermore, the Trade Compliance Program also provides for due diligence audits on potential customers and end-users, verifying whether they are mentioned in restriction lists and additional checks in the case of transactions linked to Sensitive Countries, as well as specific checks to verify that internationally recognised human rights are respected. In this regard, the Human Rights Impact Assessment (HRIA) tool has been introduced as a key element of Leonardo's Trade Compliance Program with the aim of setting out the main 36 Regulations and conventions signed and ratified by Italy include – but are not limited to - the Treaty on the Non-Proliferation of Nuclear Weapons (NPT) and the Nuclear Suppliers Group (NSG).

Report on Operation at 31 December 2022 88 risk factors with reference to the issue of human rights and the potential impact of the activities carried out by the company37. Cybersecurity and data protection Leonardo guarantees the security of data, sensitive information and intellectual property by managing the entire cycle from detection of threats to establishing the countermeasures to take in response to attacks that have taken place. The cyber defence system provides for specific organisational measures - in compliance with regulations and standards that set out specific requirements and time limits for reporting incidents or data breaches -, as well as continuous training of operators and operational tools, concentrated in Italy and in the United Kingdom, which are updated on an ongoing basis. Leonardo also fosters a cyber risk prevention culture both inside the company and towards the outside world through the participation in working groups at national and international level, with collaborations involving institutional and governmental players and sectors such as telecommunications, banking/finance, energy, manufacturing and services. Courses and awareness initiatives are provided periodically on cybersecurity-related issues, including through bulletins and news published on the Security Portal accessible from employees. 37 For more details, reference should be made to the paragraph on the Respect for human rights. Cyber, physical and industrial security Protection of classified information – Leonardo collaborates with key institutional stakeholders to ensure the protection of information. With about 800 classified contracts, Leonardo has handled more than 10,000 provisional personal security and facility security clearances, prepared the related security plans and delivered training on a six-monthly basis. PSOC (Physical Security Operation Centre) – The PSOC enables all alarms and images from the video surveillance systems of more than 50 Italian sites to be handled centrally. The TSS (Travel Security System) has also been integrated, allowing continuous operational support in case of alarm, as has the Mosaic application for Security Threat Research & Analysis. In addition, the prototype of the International Security Kit (ISK) has been completed, which will be used to raise the security level of branch offices and representative offices abroad through the remote support of the PSOC. Response to cyber threats – Leonardo has increased H24 staff in service to cope with growing cyber threats, even in relation to the Russia-Ukraine conflict. Systems have been put in place to protect company devices and automate incident response, thus improving response times and process efficiency. Cyber protection of assets, networks and information - Leonardo has designed advanced systems and devices to protect company assets, networks and information through innovative technologies, which will be used to enhance capabilities to identify, prevent and manage cyber threats. Vulnerability analysis - Leonardo wages various types of cyber threat prevention, including exercises with certified and international Cyber Defence specialists, security awareness campaigns for its employees, vulnerability assessments and penetration tests on specific environments and parts of the company infrastructure. Furthermore, activities have been carried out to improve the computer security of company workstations, even if they are connected remotely to the company network (smart working).

Report on Operation at 31 December 2022 89 Business continuity Leonardo guarantees its business continuity and resilience through effective responses and reactions, in order to safeguard the sustainability of its business, as well as the reputation and integrity of its organisation, in addition to the interests of its stakeholders. The Business Continuity Management System (BCMS), which is certified ISO 22301 for some perimeters of the Corporate of Leonardo SpA and for the Genoa, Pomigliano and Chieti Data Centres, supports the definition, implementation and handling of procedures that ensure continuity of its company processes necessary for priority activities. In accordance with the provisions of standard ISO 22301, Leonardo has updated its operational methodology, confirmed in company procedures, such as Policies, directives and Operational guidelines. In 2022 Leonardo started the BCMS cycle on the perimeters specified by the management. The Business Impact Analysis and related results have allowed strategies and solutions to be set out as countermeasures to any possible business disruption, which are reported in the Continuity Plans.

Report on Operation at 31 December 2022 90 RISK MANAGEMENT The risk governance model is in line with national and international standards and best practices 38 and is compliant with the Corporate Governance Code for Listed Companies, the Organisational, Management and Control Model and the Group’s Anti-Corruption Code. It has three levels, provides for clear-cut roles and responsibilities for the various departments and ensures a suitable exchange of information flows, to guarantee effectiveness. Risk governance model The operating risk management, which involves the entire organisation, is based on the identification, assessment and monitoring of the enterprise and project risks and the related mitigation plans. It is supported by specific methodologies, instruments and metrics for the related analysis and management. The processes underlying Project Risk Management and Enterprise Risk Management, which are in turn integrated into the company business and support processes, are regularly improved, with the aim of innovating and spreading an effective risk-based organisational culture. Risk management processes support, in fact, the risk owners, along the entire corporate value chain, in identifying and managing risks and opportunities, including those linked to ESG factors. In particular, the Enterprise Risk Management methodology fosters the identification and management of the cause-effect link between ESG factors and the potential impact on the Company (strategic, operational, financial, compliance and reputational) and supports the preparation of the Industrial Plan, which also includes the strategic vision and sustainability initiatives. Risks for the Group The Group is subject to a number of risks that may affect the achievement of its objectives and results. Therefore, risk analysis and management processes are implemented systematically, including any related treatment action, with specific methodologies and practices that consider the probability of occurrence and related impacts in accordance with international regulations and standards. The examination of risks and consequent actions reported below is supplemented by the more detailed information provided in Note 37 of the Consolidated Financial Statements for the component of merely financial risks. 38 Main references: ISO 31000:2018 - Risk Management - Principles and guidelines; PMI - Practice Standard for Project Risk Management; Enterprise Risk Management Integrated Framework - CoSO ERM; ISO 37001:2016 - Anti-bribery management system; ISO/IEC 27005:2018 Information Security Risk Management. The business lines, technical departments and support staff departments identify, measure and handle project and enterprise risks, with reference to objectives set and processes managed, adequately reporting to higher corporate levels. The BoD defines and supervises the guidelines for the internal control and risk management system. The Control and Risks Committee, the Board of Statutory Auditors and the Surveillance Body, perform supervisory activities as control bodies. Group Internal Audit receives the results of the risk assessment and monitoring activities which it assesses to plan controls. Second level functions define the processes, procedures and methodologies to oversee the main risk areas

Report on Operation at 31 December 2022

| | Main risks | Actions |
|---|---|---|
| **Conflicts and geopolitical tensions increase the complexity and instability of the global scenario** | The protracted Russian-Ukrainian war and the possibility of conflict escalation bring Europe and NATO into the centre of growing geopolitical tensions, which increase the complexity and instability of the global scenario, also from a geo-economic perspective. Faced with the new bloc opposition, various countries, including some of those closest to the conflict zones in Ukraine, are seeking and allocating incremental resources for defence, also in the wake of NATO objectives with regards to GDP. At the same time, markets are experiencing increasing volatility, fuelled by repeated phases of insecurity and mistrust on the part of citizens and businesses, high levels of inflation, restrictive monetary policies and growing public debt, which add up to the difficulties and bottlenecks of the post-Covid-19 recovery, with respect to which smaller companies in particular have already seen deterioration in their risk profile. | The Group has an integrated planning process, aimed at supporting the achievement of a sustainable competitive advantage, based on an in-depth knowledge of the markets and the reference scenario, regularly fed by specific external analysis activities on the context and its evolutionary dynamics. |
| **The change in the level of expenditure of national governments and public institutions may affect business performance** | The major customers of the Group are national Governments or public Institutions. Moreover, the Group takes part in numerous national and international programmes funded by the European Union, governments or multinational collaborations. Therefore, it is influenced by economic and geopolitical factors at global and regional level, the rating or risk profile of countries, the expense policies of the public institutions, also for research and development programmes funding, in addition to the medium/long-term plans of the Governments. Increases in defence spending, identified by several countries as necessary given the rising geopolitical tensions, may lead to peaks in demand in the short/medium term and make international competition even tighter, benefiting companies with more immediately available production capacity. | The Group pursues an international diversification strategy, placing it in its main markets, as well as in emerging markets marked by significant growth rates, in the aerospace, defence and security sectors.<br><br>Development and production plans are updated according to the demand evolution and the order trend. |
| **The Group operates in civil sectors that are highly exposed to growing levels of competition** | In the civil sectors, customers' spending remodulation not only gives rise to delays in obtaining new orders or falls in the numbers of orders themselves, but also affect their economic and financial conditions. These sectors are also characterised by the entry and success of competitors even from other fields of activity, mostly with the help of anti-cyclical M&A transactions carried out by international investment funds.<br><br>The market positioning of these players could have an impact on the Group's volumes, results and debt, thus prospectively enabling a growing competitive challenge on government customers. The time-to-market of products and their development and upgrade is a | In addition to balancing its customer portfolio suitably between government and non-government entities, the Group systematically pursues its objectives in order to increase industrial efficiency, diversify its customer base and improve its ability to perform contracts, while reducing overhead costs with a view to enhance its competitive capacity.<br><br>The Group ensures highly qualitative and innovative product standards, and an integrated value proposition aimed at maintaining its technological edge, including thanks to open |

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Report on Operation at 31 December 2022

| | Main risks | Actions |
|---|---|---|
| | critical success factor for market positioning, given the strong competitive drive and speed of innovation. | innovation and the interaction with innovative startups and SMEs. |
| **The capacity for innovation and growth depends on the strategic planning and management of skills** | Incessant technological innovation and the growing complexity of the Group's businesses require constant alignment of skills, in order to provide high added-value products and services. Especially in a market environment characterised by sharp demand for innovation skills, any shortage of special expertise could have impacts on the full achievement of short- and medium/long-term business objectives, including possible repercussions in terms of time-to-market of new products and services, as well as of access to emerging business segments. Companies compete for skills and talent by leveraging, among other things, the distinctiveness of the brand, the ESG (Environmental, Social, Governance) profile, the welfare offer and the work-life balance, which are positively valued by the new generations entering the labour market. | The Group monitors and manages competencies and professional skills by means of plans of action directed at attracting, retaining and motivating its human resources, managing talents, providing ongoing specialist training and reskilling/upskilling, insourcing core competencies and defining succession plans, with the gradual adoption of state-of-the-art tools of People Analytics and new Lifelong Learning development and training platforms for all personnel, particularly in the STEM (Science, Technology, Engineering & Mathematics) area. |
| **The Group operates in some business segments through partnerships or joint ventures** | The corporate strategies contemplate the possibility of gaining business opportunities partly through joint ventures or commercial alliances in order to integrate its technology portfolio or strengthen its presence in the market. The operation of partnerships and joint ventures is subject to both strategic positioning and management risks and uncertainties. Divergences can arise between partners about the identification and achievement of operational and strategic objectives, as well as core business operations. | The Group systematically carries out due diligence activities before and after the completion of partnerships and joint ventures. At this purpose, the active involvement of its top management in any related operation is aimed, among other things, at directing its strategies and identifying and managing any critical issue in a timely fashion. |
| **The Group is exposed to the risk of fraud or illegal activities on the part of employees and third parties** | The Group adopts and updates its organisational, control, procedural and training system to ensure fraud risk monitoring and compliance with any and all anti-corruption laws applicable in the domestic and foreign markets in which it operates. However, the possibility of employees or third parties behaving in an ethically incorrect or not fully compliant manner cannot be ruled out, nor can be ruled out the possibility of judicial authorities initiating proceedings aimed at establishing any possible liability attributable to the Group, the results and timing of which are difficult to determine and which might entail temporary suspensions from the market concerned. | The Group has set out a model of responsible business conduct aimed at preventing, identifying and responding to the risk of corruption.<br><br>Thanks to its model, Leonardo SpA has reached the highest level of Transparency International's Defence Companies Index on Anti-Corruption and Corporate Transparency (DCI), in addition to having its ISO 37001 certification, the first international standard on anti-corruption management system, confirmed. Leonardo was the first company in the world's top ten in Aerospace, Defence and Security to obtain this certification. The model also provides for the responsible management of the supply chain, through the qualification, selection and management of suppliers, as well as the adoption of a risk analysis tool within the scope of due diligence audits within the process of |

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Report on Operation at 31 December 2022

| | Main risks | Actions |
|---|---|---|
| | | engagement assignation to sales promoters, commercial advisor and lobbyists. |
| **The settlement of legal disputes can be extremely complex and might require a considerable period of time** | The Group is party to judicial, civil and administrative proceedings; for some of these, the Group has established specific provisions for risks and charges in the consolidated financial statements to cover any potential liabilities that could derive. Some of these proceedings in which the Group is involved – for which a negative outcome is unlikely or that cannot be quantified – are not covered by the provisions referred to above.<br><br>Further developments of judicial proceedings, presently unforeseeable and indefinable, together with the possible consequential impact on Leonardo's reputation, could also have a significant impact on its relationships with customers. | The Group regularly monitors potential and existing disputes, taking the necessary corrective actions and adjusting its provisions for risks on a quarterly basis. |
| **The Group operates in particularly complex and regulated markets, which require compliance with specific regulations (e.g. export control)** | Defence solutions are of particular importance in terms of compliance with regulatory obligations and, therefore, their export is strictly regulated and is subject to prior authorization, based on specific national and foreign regulations (such as, for example, Italian Law 185/1990 and the U.S. ITAR and EAR), as well as to customs formalities.<br><br>The prohibition on, limitation or any possible revocation (for example in the case of embargoes, geopolitical tensions or the occurrence of wars) of export authorisations for defence or dual-use products, as well as failure to comply with any applicable customs regime, may have substantial adverse effects on the Group's business, financial position, results of operations and cash flows. Moreover, failure to comply with these regulations could also make it impossible for the Group to operate in specific regulated areas. | The Group ensures, through specific functions, a timely implementation and management of the formalities required by the relevant regulations, monitoring their updating on an ongoing basis in order to allow the day-to-day performance of commercial and operational activities, in compliance with the provisions of law and with any possible authorisation and/or limitation and of its Policy of respect for human rights. The Group has promptly made arrangements to carry out the changes necessary as a result of Britain's exit from the European Union and is continuing to follow developments in customs regulations in order to carry out the necessary modifications immediately. |
| **Pandemics can have time-varying effects and lead to systemic crises** | A pandemic can undermine people's health to the point of jeopardising the resilience of the health and socio-economic systems of the countries involved, leading to systemic or large-scale crises that may take a long time to normalise. The duration and magnitude of a pandemic depend, among other things, on the timeliness and effectiveness of health actions taken at global level, the possible mutations of the virus, and the coverage and decay of immunisation. A single epidemic event not properly addressed at regional or local level can quickly turn into a pandemic.<br><br>With particular reference to Covid-19, the Leonardo Group performance, in addition to the impact of the | The Leonardo Group guarantees every possible effort to preserve the safety and health of its people wherever they are located, in full compliance with the relevant regulations.<br><br>The Group maintains specific action plans to contain possible impacts of new pandemics and relapse into Covid-19. These plans concern, among other things: proactive management of relations with customers, both institutional and non-institutional, thanks to a widespread geographic presence, balanced with the application of tools to virtualise promotion and marketing action; reorganisation of production |

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Report on Operation at 31 December 2022 94 Main risks Actions downturn in the civil aeronautical sector, has been affected - and to some extent may still be affected - by the variability of certain risk factors, among which the economy recovery trend and the market trend, asymmetries between demand for and supply of certain goods and services, inflationary effects, shortages of certain professional skills, the ability of customers and suppliers to meet contractual obligations undertaken and to undertake new ones, the revision, by customers, of purchasing strategies, also by shortening supply chains or insourcing services, restrictions, in the event of new contagions, resulting from measures to protect people's health, with repercussions on the Group's commercial and industrial action. lines, together with the remotisation of certain technical functions and constant monitoring of the company's supply chain and procurement strategy. The Group operates through a number of industrial plants and processes that may expose it to risks to the health and safety of workers and to environmental risks The Group's activities are subject to compliance with laws, rules and regulations governing the protection of workers’ health and safety. Specifically, Legislative Decree 81/2008 provides for a preventive and permanent health and safety management system at work, through the identification of risk factors and sources, the elimination or reduction of risk, the ongoing monitoring of preventive measures implemented, the development of a corporate strategy to be implemented through the participation of all stakeholders in the working communities. The Group's activities are also subject to compliance with laws, rules and regulations governing the protection of environment and energy management, which imply specific environmental permits aimed at ensuring the compliance with restrictions and conditions on emissions into the atmosphere, water discharges, storage and use of chemical or hazardous substances (e.g. REACH Regulation and RoHS Directive) and waste management and disposal. Risks to the workers’ health and safety are based on the principle of zero tolerance, in strict compliance with the relevant regulations, and are managed through targeted risk analyses, which take account of injury frequency and severity rates and related improvement objectives, specific action and training plans, within the framework of a precise system of proxies and powers for each relevant matter, aimed at ensuring that the action taken complies with the Group’s guidelines. The Group also confirms its commitment to extend the coverage in terms of Health and Safety System, for example through the ISO 45001 certification. The Group is also committed to protecting the safety of its people working on company sites and in direct relations with customers around the world from external threats. The Group complies with the ever-increasing limits and restrictions imposed by the environmental protection regulations as regards sites and production processes. The Group also confirms its commitment to extend coverage in terms of Environmental Management System, for example through the ISO 14001 certification. The Group regularly performs environmental assessments of sites and monitoring, and it also takes out specific insurance policies in order to mitigate the consequences of unexpected events. Climate change, the protection of the environment and consequent new The transition to a low-carbon and more environmentally sustainable economy may entail risks for the company, induced by greater severity of environmental and climate policies, disharmony in the The Group pursues an industrial strategy aimed improving the efficiency of its production systems and processes on an ongoing basis for the reduction of energy consumption and

Report on Operation at 31 December 2022 95 Main risks Actions developments in the scenario concerned may require action to be taken on certain types of processes and products. regulations of different countries with related competitive asymmetries between companies, the progress of the relevant technology or the changing confidence of investors and lenders in the relevant business. In parallel, the importance of the sustainability requirements of the supplier and its supply chain grows in customer tenders, while the consumption of energy and water resources becomes central along the entire value chain of the company. Company processes, particularly production processes, as well as products and services offered to the market may be affected. The impact of climate changes, in addition to modify the environmental context, exposes the Company to an increased frequency of acute weather events, such as floods, storms and wind, as well as droughts and fires, which can endanger industrial sites and products being prepared. atmospheric emissions and, thanks also to the participation, as a partner of excellence, in the main European programs for research and innovation, develops low environmental impact technological solutions which are functional to the fight against climate change. The Group puts measures in place against any possible acute or chronic physical risks and has specific insurance cover against the possible consequences of disastrous climatic or natural events. Breaches of information security obligations can cause damage to the Group, its customers and suppliers and pose a threat to the security of citizens and critical infrastructures Companies are required to face the risks associated with cyber resilience of their products and services and their information & communication technology infrastructure, taking into account the continuous evolution of cyber threats in their numerous forms (from advanced persistent threat to the phishing campaign), the sophistication of attack strategies and the increase in the exposed surface area resulting from, among other things, the increasing digitisation of processes, products and services for customers, as well as the increased use of smart working. The critical geopolitical context, the deterioration of relations between states or the occurrence of war conflicts may increase the scope and number of cyber attacks, aimed at institutions and companies. Computer incidents and attacks, including any in the supply chain, stoppages, leaks of personal data and the loss of information that may also be of strategic importance may endanger business and even the Group’s image, above all in the event of the theft of third-party data kept in the Group’s archives. The Group manages cyber security through dedicated controls and training for the entire corporate population, as well as processes, procedures and specific technologies for the prediction, prevention, detection and management of potential threats and for responding to them. Leonardo is ISO 27001 certified and is constantly engaged in management and improvement activities aimed at maintaining the certification itself. Leonardo also benefits from substantial experience in the field of cyber security, gained on the market through the competent business division. In addition to a continuous improvement in the methods of managing permissions of access to information, Leonardo continues to take any action to extend data and information protection and processing methods and processes to its own suppliers. The Group could encounter difficulties in protecting its Intellectual Property Leonardo's success and results also depend on the Company's ability to protect the innovations resulting from its R&D activities through Intellectual Property. In this respect, the Group mainly uses industrial secrets, patents, copyrights. Nevertheless, the possibility cannot be ruled out that the activity of a “disloyal” employee, an improper action of a supplier or a legal but aggressive act of a third party may lead to repercussions on the company’s Intellectual Property. Furthermore, there is a greater risk of counterfeiting in highly technological The Group is committed to the continuous improvement of its Intellectual Property protection processes, from the approval of research and development investments, through the definition and implementation of measures to protect technical information and proprietary know-how. Appropriate monitoring and surveillance actions are taken to detect any infringements by suppliers, partners or competitors. Of particular importance is the

Report on Operation at 31 December 2022 96 Main risks Actions environments such as that in which Leonardo operates, given the high number of patents held by third parties. creation, the expansion and the penetration of the internal IP Correspondent networks in the dòivisions. The Group provides highly complex products, systems and services, including under long-term fixed- price contracts The Group supplies products, systems and services that are particularly complex due to their advanced technological content, including under long-term contracts at a fixed all-inclusive price. Terms and conditions of contracts generally include challenging requirements and rigorous completion times, the failure to honour which may entail the payment of penalties, in addition to warranty liability and claims for damage that are not covered in full by insurance policies. Furthermore, an unforeseen rise in the costs incurred in the performance of a contract, which may also be the result of the occurrence of chance events, could lead to a lower profit. In this regard, attention must also be paid to the effects of market phases characterised by inflation, over- demand, lack or discontinuity of supply of services and goods (including energy commodities) necessary for production and delivery to the customer, inflation phenomena, with consequent greater execution times and costs for the company. These dynamics, which may also be determined, accelerated or exacerbated by the deterioration of institutional and commercial relations between sovereign states or by the onset of war conflict, can also affect the competitiveness of the company's offer for the acquisition of additional long- term contracts as well as of new customers. From the commercial offer phase and at regular intervals during the performance of the contract, Leonardo considers the projects’ main performance and financial parameters in order to assess its performance and manage risks throughout the entire life cycle through the detection, assessment, mitigation and monitoring of risks with the definition and management of appropriate contingencies, in order to protect the financial margins of the projects themselves. Risk management is supported by dedicated Risk Managers in project teams. The Group is committed to the continuous improvement of its industrial efficiency and its ability to meet customer specifications. With reference to energy commodities, the Group pursues, on an ongoing basis, a strategy aimed at optimising purchases and uses of resources. The risks of performance of contracts, associated with the liability to customers or third parties, also depend on the supply and sub-supply chain The Group purchases, in very substantial proportions with respect to its sales, industrial products and services, materials and components, equipment and subsystems; it may therefore incur liability to its customers for operational, legal or financial risks attributable to third parties, who operate as suppliers or sub-suppliers. The Group’s dependence on suppliers for certain business activities might give rise to difficulties in maintaining quality standards and meeting delivery times. The risk profile of suppliers, mainly small and medium enterprises, can deteriorate, also suddenly, during downturns in economy, in the presence of geopolitical tensions and conflicts and during periods of convulsive recovery, also due to subsequent offer shortages and discontinuity, bottlenecks and inflationary effects into the real economy, mainly on raw materials and energy commodities. Leonardo has been pursuing its policy of strengthening and improving the supply chain for some years, leveraging a transparent and sustainable partnership relationship with the excellences in its Supply Chain, to give rise to a more innovative, integrated and resilient industrial eco-system. In addition to the programmes already in place (LEAP, ELITE Leonardo Lounge), the Company has defined a set of principles and rules for the assessment of key suppliers, specifically oriented towards the development and growth of the Supply Chain with a view to long-term sustainability (Leonardo Assessment and Development for Sustainability).

Report on Operation at 31 December 2022

| | Main risks | Actions |
|---|---|---|
| **The Group is required to fulfil direct or indirect offset obligations in certain countries** | In the Aerospace and Defence sector, some international institutional customers require the application of some types of industrial offset related to the award of contracts, sometimes with rigorous requirements, linked to the development policy of each country.<br><br>Therefore, the Group may undertake offset obligations that require procurement or manufacturing support at local level, technology transfer and investments in industrial projects in the customer's country. Failure to meet offset obligations may result in the application of penalties and, in certain cases, might prevent the Group from participating in contract award procedures in the countries concerned. | The Group manages offset risks by means of appropriate analyses carried out from the offering phase within the project teams, which also appoint an Offset Manager for the d4ivision concerned. A due diligence is performed before dealing with a third party under an offset agreement, which is conducted according to the relevant international best practices.<br><br>Leonardo has also set up a dedicated central organisational unit to guide and supervise offset activities. |
| **Chips, electronic components and critical raw materials available on the market** | The production of chips and electronic components – of great importance for industrial applications, especially for high-tech applications - is still polarised on a few countries, mostly outside the European Union. These goods continue to be characterised by long delivery times as a consequence, first, of the peaks in demand generated by the Covid-19 lockdowns and, then, of the convulsive and at times discontinuous post-pandemic recovery, then impacted by the outbreak of the Russian-Ukrainian conflict.<br><br>Critical raw materials, including rare earths, are a decisive enabler for both the initiatives underpinning the European Green Deal and the technologies of certain production sectors. Most of the critical raw materials relevant to the Aerospace and Defence sector are not directly available in Europe, but rather in other mainly non-NATO/EU countries.<br><br>Availability and production of materials are sometimes concentrated in a single country, which may therefore be in a position to sway the balance between global supply and demand, with impacts on market prices and/or availability of goods, in particular in scenarios marked by critical geopolitical issues, the deterioration of institutional and commercial relations between sovereign states or the occurrence of war conflicts. | Leonardo, in addition to monitoring the prospective requirements of its supplies, takes part in international working groups, such as those at European and NATO level, which reconcile the interests of both States (supporting the definition of recommendations for member States) and the companies and supply chains involved, in order to encourage the identification of common strategies for mitigating risks. Leonardo also engages in activities having the purpose of enhancing the efficiency of the use of resources (for example fostering circularity mechanisms) as soon as the product technological research and sustainable design phases start. |
| **A substantial amount of consolidated assets is attributable to intangible assets, goodwill in particular** | The recoverability of amounts recognised in intangible assets (including goodwill and development costs) is linked to the implementation of future plans and the business plans for the relevant products that, especially in case of long-term developments, may see the needs of customers and the competitive environment change, given the speed of technological innovation. | The Group implements a policy of monitoring and limiting amounts capitalised under intangible assets, with specific regard to development costs, and carries out ongoing monitoring of performance under scheduled plans, taking any necessary corrective action in |

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Report on Operation at 31 December 2022 98 Main risks Actions the event of unfavourable trends. These updates are reflected in impairment tests. The Group’s debt could have an impact on its strategies The debt level, beside impacting the profitability as an effect of the related borrowing costs, could affect the Group’s strategy, limiting its operational flexibility. Monetary tightening by central banks could make new financing and current floating-rate debt more expensive. Potential future liquidity crises could also restrict the Group’s ability to repay its debts. In assuring a solid and balanced structure between sources of funds and investments, Leonardo pursues an ongoing strategy of limiting its debt by paying steady attention to cash generation, which is used, market conditions permitting, to partially reduce the existing debt. The Group’s credit rating is also linked to the opinions of the credit rating agencies All Group bond issues are given a medium-term financial credit rating by the international agencies. A possible downgrade in the Group’s credit rating, also as a consequence of the changed country of origin rating, could severely limit its access to funding sources, as well as increase its borrowing costs for existing and future loans, which would have a negative impact on the business prospects, performance and financial results. Prospectively, sustainability eligibility and performance will also become increasingly important in determining creditworthiness. The Group is actively engaged in reducing its debt as confirmed by the Industrial Plan. The Group’s financial policies and selection of investments and contracts involve being constantly alert to maintaining a balanced financial structure. The Group realises part of its revenues in currencies other than those in which costs are incurred, exposing it to the risk of exchange- rate fluctuations. A part of consolidated assets is denominated in US dollars and pound sterling The Group reports a significant portion of revenues and costs in currencies other than euro (mainly in dollars and pounds). Accordingly, any negative changes in the reference exchange rate might have negative effects (transaction risk). Moreover, the Group has made significant investments in the United Kingdom, in Poland and in the United States of America: this might have a negative impact on the Group’s results of operations, financial position and cash flows due to the translation of the financial statements of foreign investees (translation risk). The Group continuously applies an organised systematic hedge policy to combat transaction risk for all contracts in its portfolio by using the financial instruments available on the market. Moreover, in intercompany financing activities denominated in currencies other than the euro individual positions are hedged at the central level. The Group is a sponsor of defined- benefit pension plans in the UK and the US and of other minor plans in Europe Under the pension schemes reserved for employees who mainly operate in the United Kingdom and in the United States of America, the Group is required to ensure a specific future retirement benefit level for employees participating in the plan. In said countries the pension funds in which the Group participates invest resources in the plan assets (stocks, bonds, etc.) that might not be sufficient to cover the agreed-upon benefits, mainly with strong market fluctuations. If the value of plan assets is less than the agreed-upon benefit level, the Group duly recognises the amount of the deficit among liabilities, with consequent adverse The Group monitors pension funds’ investment plans and strategies on an ongoing basis and takes immediate deficit corrective action when necessary.

Report on Operation at 31 December 2022 99 Main risks Actions effects on its financial position, results of operations and cash flows.

Report on Operation at 31 December 2022 100 STAKEHOLDER ENGAGEMENT Continuous dialogue with companies, political and economic institutions, the scientific world, the younger generations, local communities and other relevant stakeholders is at the heart of Leonardo's approach, aimed at strengthening the ability to create shared value. In this manner, the Group nurtures stable and long- lasting relationships over time, based on integrity, transparency and compliance with rules. In order to maintain effective dialogue with various stakeholders, starting with its employees, Leonardo regularly involves them through its organisational units and the most effective methods, in order to understand their interests and points of view. All opportunities for stakeholder engagement – from events for the financial community to trade association meetings, from collaborations within the scope of technology R&D programmes to support projects at local level and digital events and to materiality analysis – contribute to strengthening its bond with the industrial, economic and social context and to improving its business management practices as well as to increasing the Company’s knowledge level. In 2022 Leonardo strengthened its focus on sustainability issues by joining the Governing Council of the Global Compact Network Italia Foundation, becoming a member of associations such as Anima per Il Sociale, and increasing its involvement in new working groups on sustainability issues coordinated by associations such as the Aerospace, Security and Defence Industries Association of Europe (ASD), CSR Europe, and the European Roundtable of Industrialists (ERT). It also took part in major European and national coordination events on sustainability issues, such as the European Industry Days, the European SDG Summit, and the CSR and Social Innovation Show. LEONARDO ‘S PURPOSE Contribute to the world's progress and safety by delivering meaningful and innovative technological solutions. LEONARDO’S MISSION To be the international Aerospace, Defence and Security company that best enables its customers’ success, by thinking creatively and working with passion.

Report on Operation at 31 December 2022 101 Main dialogue activities with stakeholders Reputational risk analysis In 2022 the issues concerning Leonardo were dealt with in about 19,000 articles, both in general and specialist press (+12% compared to 2021), in 44 countries (4 more compared to 2021), thus further consolidating Leonardo's media coverage, which particularly increased in the 4 domestic markets (+46%) and in Canada (+33%), mainly due to the contract for CH-149 Cormorant helicopters. Sentiment analysis confirms the positive results of previous years both in Italy, where 95% of the coverage in Italy has a positive and neutral value, and abroad where the negative sentiment component has even been zeroed out39. Leonardo can therefore boast a further strengthened image as a technological and innovative player, with a sustainable organisation and with strong economic and financial indicators, among the leaders in the AD&S sector. In Italy, particular attention was paid to promoting skills, closeness to local communities, technological development and innovation and to the Space business segment. On the digital side, there was a substantial improvement in key performance indicators, with an increase in visits of 142% and page views of 166%, as well as an enhanced presence on its Twitter, Linkedin and Instagram profiles, with a rise in: followers (over 1 million, +18.7% compared to 2021), impression (more than 23 million) and engagement (over 1 million interactions, +8.2% compared to 2021) as a result of the process of restyling and implementation of Leonardo’s website ecosystem, which commenced in 2021. 39 In relative terms, services with neutral perception increased due to greater media interest in defense and security issues following the Russia- Ukraine conflict. MEDIA • Communications through traditional and digital media. • Collaborations in events and publishing initiatives. BUSINESS PARTNERS AND OTHER COMPANIES • Implementation of projects to improve efficiency of industrial practices. • Participation in national and international research projects and multi-sector working and consultation groups. • Launching of circularity and industrial symbiosis projects. LOCAL COMMUNITIES • Support and organisation of local initiatives and digital events in support of communities and areas in which Leonardo operates. • Company sites and museums open to communities. • Promotion of employees’ volunteering initiatives. TRADE UNIONS • Continuous dialogue with workers’ organisations. • Participation in and creation of observatories and committees on specific topics, including equal opportunities and diversity. TRADE ASSOCIATIONS • Participation in round table meetings on technological, sustainability, social and environmental topics and governance/policy. • Sharing of best practices and case studies in events, workshops and publications. GOVERNMENTS AND INSTITUTIONS • Dialogue with supranational, national and e regional institutions. • Organisation of round-table conferences with representatives from government, institutions and industry. • Participation in public-private working groups for the development of initiatives, plans and policies. • Supporting initiatives to strengthen security and foster ecological and digital transition (for example the National Recovery and Resilience Plan, NRRP, in Italy). CUSTOMERS • User groups and ad-hoc conferences. • Customer satisfaction surveys. • Exhibition and digital events. FUTURE GENERATIONS • Initiatives to support schools and academies, to disseminate STEM disciplines, fostering related career paths and skills development. • Promoting diversity and inclusion as factors of competitiveness. • Dissemination of scientific citizenship - sharing knowledge, technological skills and innovation - for the benefit of communities and territories. EMPLOYEES • Support, coaching and networking programmes. • Welfare and work-life balance support. • Offering cultural services and events for employees and families. • Annual performance appraisal. • Training/engagement activities for the dissemination of knowledge on sustainability issues and the promotion of active behaviours • Periodical surveys on the corporate climate, mobility, smart working and sustainability topics. • Surveys on women with STEM backgrounds in Leonardo. SUPPLIERS • Promoting the sustainability of the supply chain through initiatives focused on digital transformation, cyber security and social and environmental responsibility. • Training on sustainability issues. • Assessment of ESG (Environmental, Social, Governance) performance. • Supplier Awards. UNIVERSITIES AND RESEARCH CENTERS • Development of innovative and sustainable solutions through research projects and collaborations with the Divisions and the Leonardo Labs. • Collaboration in research and innovation to combat climate change, make efficient use of resources and promote circularity initiatives. • Orientation and scholarship initiatives to strengthen STEM skills, promoting dialogue between industry and university. FINANCIAL COMMUNITY • Events and conference calls for the presentation of interim results. • Regular communications with analysts and current and potential investors, on financial and ESG topics, also through events and roadshows. • Attendance at conferences.

Report on Operation at 31 December 2022 102 PEOPLE ✓ INCLUSION AND EMPLOYMENT PROTECTION ✓ WELFARE AND WELLBEING ✓ PEOPLE AND SKILLS ENHANCEMENT ✓ HEALTH AND SAFETY ✓ RESPECT FOR HUMAN RIGHTS

Report on Operation at 31 December 2022

Leonardo wants to offer its people a dynamic and inclusive working environment in which they can express their potential in full, supporting their sense of belonging and the ability of each person to contribute proactively to the achievement of business results.The corporate culture is based on listening and engagement, on the enhancement and evolution of competencies existing within the Group, with a data-driven, future oriented and sustainable growth oriented approach, fully respecting the distinctive characteristics of each resource and paying special attention to all dimensions of their well-being.

**Priority topics**

- Health and Safety promotion
- People engagement, skills and talent management
- Active support for skills development in STEM area
- Diversity and inclusion
- Business continuity
- Digital transformation
- Responsible business conduct

**SDGs**

| Targets | Progress | Target year |
|---|---|---|
| Over 100 hours of training for each employee in 2018-2022 | Target achieved | 2022 |
| At least 40% of under 30 of total hires | Target achieved | 2022 |
| At least 32% of women on total hires[40] | Target not achieved | 2022 |
| | On track | 2025 |
| 30% of women on total STEM recruitment | On track | 2025 |
| 20% of women in management levels | On track | 2025 |
| 20% of total employees | On track | 2025 |
| 27% of women in succession plans | On track | 2025 |

Target achieved · On track · Target not achieved

**Impact indicators**

| | | |
|---|---|---|
| **Over 9,200 people hired under 30** | **Over 4,900 women hired** | **Over 4,300 training opportunities activated with the educational systems[41]** |

Cumulative values 2018-2022

## *For the third year in the Gender-Equality Index of Bloomberg*

Leonardo was included, for the third year running, in the Bloomberg Gender-Equality Index (GEI) 2023, which includes 484 companies worldwide, in 45 countries and in various business sectors. Leonardo is one of 20 companies in the Industrials sector and the only company operating in the AD&S sector included in the index. GEI is a market cap-weighted index linked to the performance of listed companies committed to transparent gender reporting. The benchmark index measures commitment to gender equity through five specific metrics: female leadership and talent development, gender equity and equal pay, inclusive culture, anti-sexual harassment policies and corporate brand recognition as a pro-women brand. Leonardo scored highest for transparency in disclosing required information and ranked above the industry and global averages for fairness and equal pay, policies against sexual harassment, and corporate recognition as a pro-women brand.

[40] This objective is divided into two parts: there is a target to 2022 on hiring excluding blue-collar workers and one to 2025 on total hiring.
[41] Internships, apprenticeship programs, traineeships, school-to-work alternation.

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Report on Operation at 31 December 2022

# INCLUSION AND EMPLOYMENT PROTECTION

Leonardo employs 51,392 people, 97% of whom are located in Italy, the United Kingdom, the United States and Poland. This human capital is mainly composed of staff with a STEM qualification, characterized by a generational diversity that fosters the exchange of experiences and skills.

**Employees worldwide**

| Italy | United Kingdom | United States | Poland | REST OF THE WORLD |
|---|---|---|---|---|
| 32,327 | 7,540 | 7,143 | 2,578 | 1,804 |
| 63% | 15% | 14% | 5% | 3% |

Diversity is for Leonardo a distinctive factor of competitiveness, talent attraction, human capital enhancement and innovation, which is key to the Group's sustainable growth. The context and working environment, which is more and more interconnected and collaborative, have in fact a strong influence on individual behaviour, generating trust and increasing the involvement of employees, with a direct impact on customers, profits and productivity. In order to support people in reaching their potential, Leonardo considers diversity and inclusion (D&I) as one of the priorities within the Company's change management processes, and a key lever to attract the right talent and build high-performing teams, and as a success factor for innovation. Leonardo has adopted a data-driven approach to reduce the risk of subjective assessments and unconscious biases. In particular, in line with the objectives strengthened on the matter of gender equality and the actions envisaged in the Sustainability Plan, four main types of projects have been launched and are currently in progress, aimed at different targets and involving all levels of the organisation:

- Mentorship and Coaching - programmes aimed at supporting women and their professional growth while strengthening leadership skills with a view to growth into more complex roles;
- Inclusive Culture - training aimed at countering prejudice and cognitive distortions, in addition to a selection of courses offered to employees on the Coursera and Valore D platforms dedicated to gender inclusion (Unconscious bias);
- Strong Leadership (Springboard) - international programme aimed at strengthening female leadership through listening, dialogue and discussion with certified trainers.

Leonardo promotes the D&I culture, including through internal and external initiatives that take place during the year and new models of work organisation that promote work-life balance.

**Employees by professional category, gender and age group**

| | % women | % men | < 30 years | 30 -50 years | >50 years |
|---|---|---|---|---|---|
| **Total workforce** | **19%** | **81%** | **11%** | **53%** | **36%** |
| Managers | 14% | 86% | 0% | 36% | 64% |
| Middle managers | 19% | 81% | 1% | 43% | 56% |
| White collars | 23% | 77% | 13% | 53% | 34% |
| Blue collars | 9% | 91% | 13% | 57% | 30% |

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Report on Operation at 31 December 2022 105 Human capital evolution indicators +14% growth of workforce (+6,258 employees) Employees under 30 from 8.2% to 11.2% of workforce (+2,072 employees under 30) Women managers from 15.1% to 18.7% of total managers and middle managers (+455 women managers employees) Performance 2018-2022, baseline 2017 Social shock absorbers - Despite gradual improvement during the year Leonardo made use of social shock absorbers in the Aerostructures division. The operation of plants working at lower production capacity was the subject of prior discussion with the workers' Trade Unions, which resulted in signing special union agreements, including, for example, the activation of an inter- divisional Vacation and permits Solidarity Fund to support staff at the Grottaglie site, as well as new recourse to the New Skills Fund; the effects of both projects will be felt during 2023. Development plan – In the Electronics division, Leonardo has signed a union agreement on the five-year Development Plan, aimed at strategic repositioning in the sector: the Plan envisages the concentration of the division's activities in 18 technological hubs of excellence, developed on a "smart factory" model that will see the principles of Industry 4.0 and Digital Manufacturing applied on a large scale. The rationalisation of logistics will entail the gradual transfer of the personnel involved from the sites that are in the process of being shut down, on the basis of timelines and accompanying measures shared with the Trade Unions: moreover, this rationalisation will not only not generate staff reductions, but will be the enabling factor for a programme of about 500 new hires to be carried out over the five-year period. Smart working – Leonardo has signed a smart working agreement with the relevant Trade Unions whereby, drawing on the experience gained during the pandemic emergency, work commenced on the process of setting out a structural model for the application of this mode of work through a new experimental phase. Early retirement - Leonardo has signed, with the Trade Unions, an early retirement agreement under art. 4 of Law 92/2012 (Fornero Act), which may involve a number of up to 400 Group employees who will meet, during the two-year period from 2023 to 2024, the requirements for retirement in the maximum timeframe envisaged in the agreement. This agreement is also an enabling condition for the simultaneous placement of 600 new employees in the same period. Finally, Leonardo has also signed an agreement under art. 4 of the Fornero Act, involving managerial staff, with a maximum of 45 exits that may occur in the two-year period from 2023 to 2024. Upskilling of bluecollar workers – During 2022, the upskilling/reskilling plan concerning blue collar workers in the Aerostructures division was further developed, which involved 130 employees in training courses aimed at acquiring/strengthening skills in technologies relevant to the division's technological and digital transformation. Local schemes for mandatory placement - Since the beginning of the pandemic emergency, management measures have been put in place to protect employees who were most impacted by the reduction in workloads. In this regard, about 200 employees of the Aerostructures division, particularly from the Grottaglie site, were temporarily assigned to other divisions or to other sites/functions of the same division during 2022. In 2022 Leonardo involved its people in many moments of listening, to deepen their perception with respect to certain issues of interest to the company, engage them on the main challenges and increase their sense of belonging. The various surveys carried out during the year made it possible to gather useful information and feedback on existing processes and tools and proved a key lever for change and continuous optimisation while outlining people's expectations and areas for improvement for the company on which to base Leonardo's Innovation – A survey has been conducted with more than 4,000 respondents, designed in collaboration with the University of Cassino and Southern Lazio, which has analysed Leonardo’s employee perception and attitudes on various issues linked to innovation management. Home-work mobility - Nearly 11,000 employees have participated in the survey to understand changes in home-work commuting Industrial relations and protection of the most affected businesses Listening to and involving employees

Report on Operation at 31 December 2022 106 growth strategy. The main surveys and projects implemented in 2022 are described below. Anticorruption and Whistleblowing – A survey was conducted in early 2022 with nearly 4,000 respondents to analyse employees' level of knowledge of processes and tools to prevent, detect and counter corruption with a view to improving the quality of information and make the corporate system increasingly effective, shared and participatory. Diversity & Inclusion – More than 5,000 employees of Leonardo have participated in a research project by Bocconi University of Milan, aimed at investigating the possible presence of gender bias, knowledge of awareness initiatives launched in the Diversity & Inclusion area, perception of Talent Retention policies, family support services and benefits offered by the company. habits and set out priority actions to be taken at company sites to provide alternatives to private car use42. Sustain-Able – It is a gamification platform that aims to involve the employees of Leonardo and to encourage the adoption of sustainable behaviours through team challenges that are focused on raising awareness and strengthening a caring and proactive corporate community on these issues and in which around 3,000 people participated during 2022, completing over 20,000 missions. Robot in the Space – It is a two-month online robotics course targeted at children and grandchildren of employees aged 6-14, which is sponsored by Leonardo and organised by the Astronomia Culturale Medio Cielo Association. It has been an opportunity for the approximately 200 children and young people who took part to discover the fascination of technology and get closer to STEM disciplines. Leonardo directs D&I promotion initiatives by taking account of the geographical characteristics of the countries in which it operates. In 2020 the Joint Committee was set up in Italy, which is composed of company and union representatives, with the aim of analysing, promoting and sharing company initiatives and projects for equal opportunities and diversity, as was a cross- functional working group for setting targets to 2030 and preparing an Action Plan for the promotion of gender equality. In the United Kingdom, the management committee is responsible for overseeing D&I strategy, and top management is involved on specific topics. In the United States, a Diversity Advisory Group (DAG) and a DAG Team promote D&I culture to support the company’s organisational climate, talent management, recruiting and engagement initiatives. Talent attraction and inclusive recruitment – In the United Kingdom, recruitment managers have been encouraged to complete training modules on inclusive recruitment in order to attain the goal of diversifying talent and increasing awareness of unconscious bias. In addition, Leonardo has continued to implement STEM Returners, which is the programme to attract people with STEM backgrounds who have exited the workforce for reasons related to personal or family life, placing a total of 25 people. Leonardo also works with the Association For BME Engineers (AFBE) in order to attract talent from different ethnic backgrounds. In Italy too, as part of the most prestigious recruiting appointments, events and Career Days of the best Italian Universities, Leonardo has promoted a distinctive identity that is increasingly based on the values of D&I and promoted the inclusion of women in the company, particularly with specific technical and scientific skills. A project has also been implemented, which is dedicated to the family of Italian recruiters, concerning a training programme on gender non- discrimination and the use of inclusive language. In the United Springboard Programme – More than 140 women have been involved in the 6 editions of the international programme to strengthen female leadership and provide women with professional and personal support. Navigator – In the United Kingdom Leonardo has launched a development programme dedicated to the male population to explore topics such as masculinity stereotypes, mental health, well- being and stress management. Network Group – Seven Employee networks have been established in the United Kingdom to raise awareness and promote D&I strategy and make Leonardo an inclusive working environment for all employees: Pride (LGBTQ+), to provide advice and promote awareness of LGBTQ issues in the workplace; Equalise to offer support to employees and increase awareness about gender equality; Carers to support employees with special care needs such as for elderly parents, partners or children; Enable focused on neurodiversity and disability; Ethnicity Inclusion, to support ethnic inclusion; Wellbeing, to promote the fundamentals of personal and organisational well-being, will also be introduced in 2022; Armed Forces, dedicated to employees who have relationships with members of the military. Inclusion 365 – It is a training programme that was launched in the United Kingdom in 2022, targeting business line leadership teams and dedicated mainly to D&I issues. Imposter Syndrome - Training has been delivered on Imposter Syndrome, which is associated with low levels of self-esteem and feelings of low personal worth and inadequacy, which has involved over 300 employees at cross-border level. Disability – Among the various planned activities are training courses delivered for recruiters and partnerships with third-party organisations that specialise in attracting and managing candidates 42 For more details, please see the chapter on Planet, paragraph on Path to Decarbonisation. Diversity and Inclusion (D&I)

Report on Operation at 31 December 2022 107 States Leonardo carries out targeted activities for schools and universities with a high presence of African-American students (Historically Black Colleges & Universities - HBCUs). with disabilities and autism, as well as collaboration with third parties aimed at creating an appropriate working environment. Leonardo is also committed to removing architectural barriers by improving access to the sites in the United Kingdom. Thanks to its commitment, Leonardo UK was accredited in 2022 as a "Disability Confident level 2 employer," a recognition supported by the government as a result of its continued focus on employees with disabilities. Investors in People (IiP) at Gold Level, Investors in Young People (IiYP) and We Invest in WellBeing of IiP in the United Kingdom Military Friendly Employer and Best for Vets Award in the United States First place in the industry for "young professionals" and "recent graduates in STEM disciplines" targets in Universum's Most Attractive Employer index

Report on Operation at 31 December 2022 108 WELFARE AND WELL-BEING In order to seize the new opportunities offered by the "New Normal" plan and in line with the flexible work system, a comprehensive project was launched at Leonardo in 2022 to redesign people's work experience inside and outside the company, putting at the centre of that experience the idea of individual well-being, which then translates into organisational well-being. In the new hybrid work model, where the dichotomies between personal and professional, or home and work environments give way to a new integrated vision of employee experience, 5 dimensions of well-being have been identified: physical, emotional, financial, social, and that related to work-life integration. Leonardo allocates welfare schemes to all employees, necessary to build a system that protects and facilitates people's lives and the ecosystem around them while enhancing the vocations of the territories in which Leonardo operates, respecting the environment and appreciating, recognising and valuing the uniqueness of people. As part of work-life integration, Leonardo contributes to the enhancement of parenting by providing grants for daycare centres, scholarships and (in some local areas) summer camps for employees' children. In addition, Leonardo is committed to providing its employees with the opportunity to take short- or long-term leave from work for health reasons affecting the employees or their family members, child care for both parents, and for reasons related to study and training. Leonardo also encourages forms of flexible work; in addition to the possibility of hybrid work, employees can access offices in a flexible time slot and make use of tools such as hourly compensation. Finally, Leonardo is sensitive to the needs of employees who need to switch from full-time to part-time forms of work. In the United Kingdom, Leonardo has changed, through the Custom Working project, the way work is done, empowering employees, along with their managers, team, and customers, to decide where and when they work. This flexibility allows the company to maintain a focus on customer needs while better balancing employees' work needs with personal and family commitments. Leave policies also allow employees to volunteer in addition to annual leave. For the physical wellness area, employees in Italy can access a dedicated service platform (Gympass) that allows them to combine physical and mental well-being through a holistic approach to personal well-being. Dedicated services include access to physical facilities/gyms, online master classes, apps, and nutrition and meditation activities. More than 3,000 employees have signed up for the platform and are taking advantage of Leonardo's well-being services. the 5 wellbeing dimensions 1 2 3 4 5 work-life integration mental and physical wellbeing relational wellbeing and sociality life-work skills development protection and economic wellbeing

Report on Operation at 31 December 2022 109 With regard to welfare related to sociality, recreational, leisure and cultural activities are offered to employees and their families at Leonardo's company recreational clubs. As part of the projects related to economic welfare, Leonardo has put in place the Flexible Benefits plan in Italy, which has involved about 30 thousand employees, supporting them with grants for the purchase of textbooks and passes for public services, as well as services for the full or partial reimbursement of various types of school, social welfare and transport expenses. 92% of the amount converted to Welfare was used by employees. In the United Kingdom, Leonardo employees are eligible for tax and insurance benefits if they purchase an electric car under the Go Green Car Scheme. Flexible benefits worth more than €mil. 12 million were provided in Italy and the United Kingdom in 2022. Leonardo has been recognised as a "Caring Company" for the measures it has put in place to support its people, bearing witness to its commitment to work-life balance and the enhancement of diversity and skills as a driver of innovation and growth.

Report on Operation at 31 December 2022 110 ENHANCEMENT OF PEOPLE AND SKILLS Leonardo's industrial strategy aims to attract and manage the job profiles and skills needed to meet the new challenges posed by the market, including the risk of their obsolescence. The company’s skill management and enhancement schemes support people throughout their career in the company, stimulating lifelong learning and activating upskilling and reskilling processes, also with a sustainable perspective. The use of innovative technology tools in the various areas of people management and development is a key factor for change and radical improvement in the Group's overall performance. In particular, the most recent initiatives for the development of new skills aim to align the competencies of our human resources with the needs of the future, design training programmes and reduce outsourcing and recourse to the market, leveraging a digital approach that combines data mining, artificial intelligence and Massive Open Online Courses (MOOC) training platforms. 62% of employees hold a STEM qualification 59% of new hires hold a STEM qualification About 1.1 million hours of training delivered 966 training courses activated with the educational system43 Data 2022 Leonardo takes part in strategic initiatives focused on skill development at a European level too. Among these are the ASSETs + (Alliance for Strategic Skills addressing Emerging Technologies in Defence) project, which was launched in 2020 and involves about 30 European partners (industrial, academic, etc.); the project aims to create a system of observation and management of critical skills for Defence and a mechanism through which Universities can bridge the gap of misalignment on identified skills through new pedagogical approaches and training courses. 172 skills were identified and analysed in three domains (Artificial Intelligence, Cybersecurity, C4ISTAR - Command, Control, Communications, Computers, Information/Intelligence, Surveillance, Targeting Acquisition and Reconnaissance), classified into three categories: technical expertise; skills related to methodologies and procedures needed to develop certain Defense application areas; cross-sector skills, which are soft skills needed in all business sectors. Participation in the ASSETs+ project enables Leonardo to contribute actively to the European education system and to find funding lines to support business activities and in line with sustainable development goals. In particular, since April 2022 Leonardo has assumed, under the programme, a role of direct responsibility in carrying out any and all activities related to the certification of the project's content and outputs, as well as the role of coordinating the Industry and chairing the relevant Steering Committee. Leonardo has also adhered to the Pact For Skills, which is one of the 12 actions required to implement the Skills Agenda for Europe. The purpose of the programme is to mobilize stakeholders involved in the target sectors in order to create better upskilling and reskilling opportunities for students and workers in Europe, sharing specific commitments. This Pact will also help foster the transition to digital and automation, accelerate post-Covid recovery and increase the competitiveness in our continent. A working group dedicated to skills in the AeroSpace and Defence Industries Association of Europe (ASD) sector has been formed to provide further support within the sector. Leonardo also participates in the Jobs, Skills & Impact Working Group of the European Round Table (ERT), which is mainly focused on reskilling and upskilling programmes, needed to address digital and green 43 Internships, apprenticeship programs, traineeships, school-to-work alternation.

Report on Operation at 31 December 2022 111 transitions that are underway44. As part of this programme, the R4E (Reskilling for Employment) project was launched in May 2021 to identify how best to address upskilling and reskilling needs in Europe. The programme has the ambitious goal of reskilling and providing jobs for more than 1 million people by 2025 and more than 5 million people by 2030. Leonardo is the first Italian company to join the programme and has taken a key and coordinating role in the project, which aims to produce a positive impact on the country as a whole. Performance appraisal – In 2022, around 24,500 people were involved in the performance assessment, 22% of whom were women, with redemption of 98.16%. The first phase of the "Performance & Development Management for IPT" pilot project was also implemented with the assignment of IPT (Integrated Project Team) performance objectives to resources working in project teams. People analytics – Analysis and data mining tools have been adopted to identify and develop new skills, map the job profiles present in its organisation and monitor the evolution and trends of the market, as well as the activities of its main competitors. The fact of identifying in advance any emerging role or roles affected by significant changes does in fact allow the company to take actions for the recruitment of new profiles or training of resources in order to acquire or strengthen specific skills in a targeted manner, including with a view to up/reskilling and especially targeted at digital technology and STEM disciplines. On the basis of the analyses carried out, the use of the Coursera platform also makes it possible to select the best courses or the most suitable certifications. Specifically, in-depth analyses of seven strategically important technologies have been conducted through this rationale, defining assumptions for the development of the necessary roles and training required on impacted populations, supported by the Love for Learning project. Succession plans – About 1,300 people, up to the third organisational level, have been involved in the people review process between succession candidates and Future Leaders. These resources constitute Leonardo’s Leadership Pipeline, for which the Company aims to ensure, in an increasingly effective manner, full professional fulfilment in line with development expectations and skills they possess, enabling generational change and gender diversity. Women account for 24% of the total group (compared to 23% in 2021) and 30.5% of identified successors (compared to 29% in 2021). In accordance with the targets stated in the Integrated Budget, the % of women within the managerial class appears to be increasing. In the 2022 appointment process, the percentage of women appointed was found to be increasing compared to 2021 (25% vs. 17%, respectively). Digitization of HR management processes - In October 2022, Leonardo launched a new platform - Workday - to digitally redesign, harmonise, and manage the main processes of its people's professional lives: from training to performance and competency appraisal, from personal and professional data Love for Learning – Leonardo is the only Italian company that has made the training offer of Coursera, the world's leading platform for MOOCs available to all of its employees around the world. Approximately 4,600 courses, which are produced by the best universities in the world, are accessible from home and office. Participants can earn certifications for the courses taken, thus improving their level of employability. The effectiveness of the programme is confirmed by the growing number of those enrolled, over 11,870, with 46,000 courses started and 246,500 hours of training used with reference to Cloud Computing, Big Data, Machine learning, Artificial Intelligence and cyber attacks issues. In order to make the training experience even more targeted, training courses were planned for professional roles in the engineering area, particularly exposed to the danger of professional obsolescence. UP– This is a high-level international managerial training course that has involved 90 new executives in three editions, with over 4,500 hours of training, to support the exercise of leadership, promote team building, networking and customer experience, and the testing of innovative solutions. Behaviour simulator – Leonardo has implemented a Digital Role Play platform SKILLGYM for the development of soft skills. Through thematic learning "circuits," we train in a protected environment in managing critical conversations and reflecting on the effectiveness of one's own behaviours, through the use of technologies such as artificial intelligence, interactive videos and augmented reality. Internal mobility - 32% of positions filled with internal candidates, including through the use of job posting. Sustainability Training Courses – A first interactive multimedia course on sustainability issues was prepared and made available to employees during 2022. The course, which is structured into specific modules, provided the basics of sustainability, in addition to being designed to raise awareness of the actions the company is implementing and its role it plays in sustainable development. The course was completed by about 17,000 employees. Talent Attraction - In 2022, Leonardo launched several initiatives aimed at attracting top talent, orienting new generations toward the study of STEM disciplines, enhancing the technological excellence of its products and services, and raising awareness of the distinctive features of the company and the skills of its people. Among the main projects are those aimed at: supporting 44 For more details on Leonardo’s commitment to developing skills for the future, please also see the section on Education and scientific citizenship. Performance measurement Attraction, training and development

Report on Operation at 31 December 2022 112 management and administration to remuneration issues. In addition to enabling all employees to gain greater autonomy in handling their professional information, Workday empowers managers to lead their teams more effectively, partly due to the availability of reports and dashboards providing updated information on employees in real time, and to proactively support their paths to growth. As part of the evolution of the new platform, a new performance appraisal process tool is scheduled to be implemented in 2023, which, among others, will enable all employees to provide feedback on the performance of their colleagues. the recruitment of junior and technical professionals for the company; representing the Group's professionalism, excellences and local entities directly through the testimony of some employees in the role of "ambassadors"; enhancing multimedia communication and social channels; and encouraging the recruitment of women graduates in STEM disciplines and engineering graduates for the company through participation in the Career Days of some prestigious university hubs.

Report on Operation at 31 December 2022 113 Change management models in the business Leonardo Production System (LPS) It is the agile production system inspired by the World Class Manufacturing (WCM) method, by which Leonardo pursues the objective of optimising efficiency and productivity through an approach oriented to continuous improvement in the management of processes and programs, which is capable of ensuring more and more quality and safety. The programme is in its third year of implementation, in which it is strengthening its effectiveness, including through the growth of the skills of the people involved, who are stimulated to make the best use of their experience in order to adopt good practices that are already in place and, above all, to take improvement actions in the work areas, with reference to ten technical pillars. The driving force behind the programme is the continuous learning on the part of Pillar Leaders, aimed at strengthening the skills to be passed on to the various teams in the field, on the one hand, and, on the other, training courses dedicated to plant managers so that they can facilitate the adoption, through a system-wide knowledge of the WCM. In particular, Pillar Leaders focused on the people development Pillar have the key task of mapping the skills possessed by teams of engineers and operators and selecting those to be acquired or strengthened. In order to accelerate and support continuous improvement processes, the digital transformation (LPS Digital) plan was also strengthened in 2022 in order to support the 3 phases of application (Reactive, Preventive and Proactive). LPS is managed by a governance and control system based on standardised evaluation criteria for each technical pillar set out at an international level by WCM Association, which was joined by Leonardo in 2022, the first company in the A&D sector. Each facility operated under the LPS model is audited every six months by a team of WCM-certified company or third-party auditors. The main objective of the audits is to ensure that the application of the different pillars contributes to risk reduction (safety), process improvement (quality), energy efficiency and better plant management. From the launch of the program from the beginning of 2019, LPS involved 18 manufacturing plants in Italy and made it possible to reduce injuries in the areas of intervention by about 95%, as well as to increase productivity on average by about 30%, achieve "zero failure" condition on 7% of industrial plants and reduce the overall cost of "non-quality". Among the actions taken, LPS also made it possible to intervene on ergonomic improvements of the workstation, with benefits in terms of productivity, effectiveness, quality and well-being of operators. Over 5,000 people involved in 18 manufacturing plants About 8,000 projects for continuous improvement (kaizen) -95% of injuries and +30% productivity in the model areas in which the LPS system was implemented First company of the A&D sector to become a member of the WCM Association Leonardo Project Management Model The Leonardo Project Management Model (LPMM) is the new company process that strengthens the efficiency and effectiveness of contract and project management for the development of new technology solutions, with the goal of improving project performance in terms of time schedule, costs, quality and customer satisfaction. The model sets out a common set of innovative tools and methodologies aimed at strengthening the role, decision-making autonomy and professional and managerial development of project managers and project team members by spreading the culture of team working, cross-divisional collaboration and knowledge sharing. The application of LPMM is overseen through the monitoring of Key Performance Indicators of process and project performance, which allows any possible action to be taken to support the proper implementation of processes and their continuous improvement. The ongoing implementation of Change Management initiatives from the issuance of the LPMM onwards has also enabled the establishment of the Leonardo Project Management Community, the widespread execution

Report on Operation at 31 December 2022 114 of the Leonardo Project Management Model, and the collection of functional feedback for continuous improvement from all the company stakeholders concerned. Over 2,000 people involved in Change Management projects 489 strong-matrix project teams (Integrated Project Team) formalised 3 digitalisation projects of Project Management tools completed Future Factory Future Factory is a change programme that Leonardo is implementing in the United Kingdom to drive the evolution of the business towards state-of-the-art operating systems and ways of working, enabling people to contribute more effectively to the achievement of strategic objectives. The program is built around four main projects for gradual performance improvement (Integrated Planning, Digital engineering, Supply chain management and Digital factory), including through the use of immersive platforms of Virtual Reality (VR), Augmented Reality (AR) and Mixed Reality (MR).

Report on Operation at 31 December 2022

# HEALTH AND SAFETY

Among the objectives of Leonardo's Health, Safety and Environment Policy[45] are those of ensuring safe working environments and operating conditions, preventing risks to the health and safety of its employees and of anyone who has access to the Group's sites, raising awareness and providing continuous training to personnel on health and safety issues, in compliance with the laws in force in the countries in which it operates, voluntary standards and stakeholder expectations, with a view to continuous improvement. Among the tools used to ensure compliance with adequate standards are health and safety audits, both internal and external, which are mainly aimed at maintaining Management System certifications, as well as at compliance, safety and hygiene audits.

**80% of employees**

work at sites with ISO 45001 certified Health and Safety Management System (56% in 2017)

**2.35 injuries**

per million of hours worked

(-54% compared to 2017)

**1,726 audits**

conducted on health and safety, of which 1,589 internal and 137 external

Main causes for injuries in 2022


3...
4%
4%
9%
10%
16%
19%
35%
Injuries on site:
Caution/Attention
Tools/Equipment
Personal conditions
Attitude/Behavior
Procedures/Systems
Management of employees
Injuries occurred during business trip while in means of transportation
Other

Injury rate 2018-2022


5.96
4.41
2.60
2.91
2.35
2018
2019
2020
2021
2022

2022 confirmed the trend of improvement in the accident rate compared to the last three years and in particular a 19% reduction was recorded compared to 2021.

## Occupational health and safety

**Supplementary Health Care** - Health coverage schemes were put in place for employees and their entire households in Italy. In the United Kingdom insurance coverage is on a contributory and voluntary basis.

**Employee assistance programmes** – Leonardo, through a third-party provider, offers support to employees in need of legal and financial advice and counselling on domestic abuse and bereavement issues.

**Travel security** - Leonardo considers as a priority the protection and safety of its workers who are called upon to perform their professional work abroad on posting, secondment or relocation. Among the preventive measures put in place to ensure adequate information and preparation, Leonardo offers specific training courses to its employees in travel security, safety and health, in addition to a dedicated, 24/7 health care service; an automated system for providing employees with the Health and Safety information in the country of destination (Pre Travel Advisory);

[45] For more details on environmental safety, please also see the paragraph on Natural resources management in industrial processes.

115

Report on Operation at 31 December 2022 116 Ergonomics – The Group has put in place measures to improve ergonomics in the workplace at 47 sites. and an app available to travellers with geolocation features in case of emergency. Travel Security processes are ISO27001 certified.

Report on Operation at 31 December 2022 117 RESPECT FOR HUMAN RIGHTS Leonardo undertakes to carry out its activities in full respect of human rights, which are integrated into the Group’s Code of Ethics and Charter of Values, based on the principles of the United Nations’ Universal Declaration of Human Rights, the International Labour Organisation (ILO) Conventions, the OECD (Organization for Economic Co-operation and Development) guidelines, the Charter of Fundamental Rights of the European Union and additional relevant regulations. In the three areas of human rights that have been identified as relevant to the Group – people management, supplier relations and the sale and distribution of products -, Leonardo adopts appropriate processes to avoid any violation, promoting a culture of integrity inside and outside the Company and improving its business and trade compliance systems on an ongoing basis. These three areas, which are presented in the Group’s Policy on Human Rights, were identified by means of a specific analysis performed between 2017 and 2018 based on the ISO 26000 guidelines: it identified the Group’s business areas that are potentially exposed to the risk of violations of human rights and the measures put in place to manage and mitigate risks. In order to identify and promptly manage potential risks and negative impacts on human rights, Leonardo has mechanisms in place for the management of reports, either signed or anonymous, and has set up a dedicated communication channel46. In order to strengthen the surveillance system, the Group promotes the protection of human rights along the value chain, supporting its dissemination among its stakeholders, including though the action under the Sustainability Plan and by participating in multilateral initiatives to create synergies between associations, businesses and institutions. > Prohibition on all discrimination against gender, race, skin colour, language, religion, political opinions, sexual orientation, nationality, social status or background, trade union membership, age or disability or any other type of discrimination or intolerance towards diversity. > Prohibition on all forms of exploitation of child, forced or illegal labour. > Guarantee for political and trade unions’ rights. > Protection of sensitive data of natural persons, whether they be employees, collaborators, visitors, customers or suppliers. > Protection of health and safety of workers, in compliance with applicable provisions and the highest standards in terms of safety and hygiene. > Through the Supplier Code of Conduct, Leonardo requires to its suppliers: > Protection of the right to work and equal opportunities, promoting dignity, health, freedom, equality of workers, rejecting all the forms of discrimination, whether directly or indirectly, also with reference to political or trade union related aspects; > Non-involvement in any way whatsoever in forced labour, human beings trafficking, and exploitation of child labour and forced labour generally speaking; > Payment of the minimum wages and benefits legally mandated, as well as working conditions, working time and compensation fair and complying with the laws and the standards applicable in the countries where the supplier operates; > > Development of technology solutions for the security and protection of citizens, national institutions, technological sovereignty, and the resilience of countries. > Non-involvement in the production, development, storage, trade and/or sale of non-conventional weapons (e.g. cluster bombs, mines, chemical weapons). > Non-involvement in nuclear weapons production or maintenance activities. > Application of the Trade Compliance Program to ensure full compliance of applicable laws and provisions of competent authorities for Trade Compliance aspects, including obligations for embargoes, sanctions and other trade restrictions. 46 The Guidelines on the management of reports are available on the website. The dedicated channel is humanrights@leonardo.com. People management Supply chain Sale and distribution of products

Report on Operation at 31 December 2022 118 > Promotion of health and safety and of diversity culture and inclusion through constitution of Working groups formed by company and labour unions representatives. > Safety and protection of workers’ health in the workplace in compliance with current regulations regarding Health & Safety 47. Leonardo, moreover, carry out reputational checks of third parties with which intends to establish contractual relationships and envisages social clauses to protect workers in the case of contract handovers. > Due diligence processes for potential customers and end- users, using screening activities to check whether they are on blacklists and other checks in case of transactions with Sensitive Countries. > Development of the Human Rights Impact Assessment tool which introduces specific red flags while carrying out business activities aimed at verifying compliance with internationally recognized human rights. 99% of employees in OECD countries. 72% of employees under collective agreements. 32% of employees are members of trade unions. 80% of employees operating in ISO 45001 certified sites. 96% of purchases from OECD countries. 100% of suppliers accepts the Supplier Code of Conduct. 95% of key suppliers state that they have no suppliers in countries considered at risk48. More than 6,400 evaluated on social and ethical-legal issues. 397 transactions monitored in Sensitive Countries. The increasingly substantial investments by Leonardo in research and development of digital technologies, in particular on Artificial Intelligence (AI), and their application to its products and solutions, require a defined ethical and legal reference context and an analysis of potential economic and social risks and impacts. Aware of this new context, Leonardo is committed to aligning development and progress opportunities with ethical considerations. Among the activities conducted, the participation in the discussion for drafting the proposal 47 For more details, see Leonardo’s Supplier Code of Conduct. 48 The data relates to the LEADS assessment conducted on 500 key suppliers. 49 For more details, see the updated list of Sensitive Countries, publicly available on the Company’s website. Human Rights Impact Assessment In the application of the Group's Policy on respect for human rights and in line with the objectives of the Sustainability Plan, an analysis tool (Human Rights Risk Assessment - HRIA) has been adopted with the aim of setting out the main risk indices with reference to human rights and the potential impact of the activities carried out by the Company. In particular, this analysis is carried out "by Country" and "by transaction". Analysis “by Country” – While setting out five red flags, the analysis tool aims to identify Countries which, despite the absence of specific sanction programmes, have been reported by national and international bodies (e.g. UN and EU) due to violations of human rights, with particular reference to: serious acts of internal repression, violations of international humanitarian law; belonging to conflict zones in the trade of "3TG" minerals (so-called conflict minerals). On the basis of these assessments, the Countries to be included in the list of Sensitive Countries for reasons linked to the respect for human rights are identified, establishing the obligation to notify any transaction involving them, either directly or indirectly. Analysis “by transaction” – The risk analysis tool relating to transactions with Sensitive Countries has been completed with the addition of two drivers relating to the respect for human rights that are linked to the HRIA "by Country". Following the introduction of HIRA, the list of Sensitive Countries was also extended and, consequently, the supervision of the Group’s commercial transaction increased.49

Report on Operation at 31 December 2022 119 for a Regulation of the European Parliament and of the Council to establish harmonised rules on AI, which was presented by the European Commission in April 202150 and for the Italian National Regulation on AI. 50 Regulation of the European Parliament and of the Council laying down harmonised rules on artificial intelligence (Artificial Intelligence Act) and amending certain Legislative Acts of the Union (April 2021). Development and ethical use of Artificial Intelligence Leonardo complies with the 11 core principles set out by the UN in 2019 in relation to Autonomous Systems, with particular consideration to the use of Artificial Intelligence (AI) applied to Defence products and services. The Group's technology research work is in line with compliance requirements with respect to the seven core elements laid down in the European AI regulation, in view of their application and the future need for European marking. These elements are: human action and surveillance, robustness and security, confidentiality and data governance, transparency, diversity, non-discrimination and equity, social and environmental well-being, and responsibility to be also understood as accountability. With regard to Autonomous Weapon Systems, Leonardo confirms: > its commitment to respecting the fundamental principles of the International Humanitarian Law (IHL), including: the distinction between civilians and combatants and limiting collateral damage, as far as possible; the principle of proportionality with regard to the need for defence and security; > adherence to the Human-On-The-Loop (HOTL) and Human-In-The-Loop (HITL) standards to ensure that the use of autonomous weapons in situations critical to the security of people is subject to human supervision and control.

Report on Operation at 31 December 2022 120 PLANET ✓ DECARBONISATION PATH ✓ CIRCULAR ECONOMY ✓ NATURAL RESOURCES MANAGEMENT IN INDUSTRIAL PROCESSES

Report on Operation at 31 December 2022

To counter and mitigate the effects of human and industrial activities on the climate and the ecosystem, Leonardo has defined a sustainable business strategy based on responsible economic and social models and takes account of short-, medium- and long-term risks and opportunities.

Leonardo is committed to reducing climate-altering emissions, mitigating climate change risks, and fostering the transition to a low-carbon economy, especially through research and implementation of innovative solutions, including with the involvement of the supplier ecosystem. At the same time, Leonardo has launched initiatives to reduce emissions from the energy consumption of its industrial processes, including the investment program for energy self-production from renewable sources (photovoltaics), the extension of LED lighting, the upgrading of buildings to increase their eco-efficiency, changes to the production process to replace $SF_6$ greenhouse gases, as well as the LPS program that provides a management model for 'operation efficiency. Leonardo's decarbonization strategy got a major boost in 2022 with the decision to make a commitment on the Science Based Targets initiative.

**Priority topics**

- Environmental impact of the use of materials
- Management of natural resources and conservation of ecosystems
- Climate change, adaptation/mitigation
- Development of earth observation technologies
- R&D, innovation of advanced technologies
- Digital transformation

**SDGs**

| Targets | Progress | Target year |
|---|---|---|
| Reduction in electricity consumption taken from external grid by 10%[51] | On track | 2025 |
| Reduction in Scope 1 + Scope 2 emissions (Market Based) by 50% | Target updated | 2030 |
| Reduction in water withdrawal by 25% | Target updated | 2030 |
| Reduction in the amount of waste produced by 15[52] | Target updated | 2030 |

On track · Target updated

**Impact indicators**

| | | |
|---|---|---|
| **About 160,000 tons of $CO_{2e}$** **avoided** thanks to the partial replacement of gas $SF_6$ from 2020 | **Over 220,000 tons of $CO_{2e}$** **avoided** through the use of virtual training systems from 2018 | **Over 85,000 tons of waste** recovered from 2018 |

## *The new commitment to the Science Based Targets initiative*

In 2022 Leonardo presented its commitment to the Science Based Target initiative (SBTi). SBTi supports companies in their decarbonisation ambition by providing guidance, tools and criteria to set targets that are in line with the goal of limiting temperature increase to 1.5°C, as defined by the 2015 Paris Agreements. Setting targets according to the SBTi methodology will ensure that Leonardo bases its decarbonisation ambition on a scientific basis and expands its commitment to carbon footprint reduction to include indirect Scope 3 emissions. Leonardo formalised its commitment in November 2022, and the targets will be submitted for final validation to be achieved by 2024.

[51] Calculated as a ratio to revenues. Baseline 2019

[52] Reduction in emissions, water withdrawals, and absolute amount of waste generated. Baseline year 2019.

121

Report on Operation at 31 December 2022 122 DECARBONISATION PATH Technological development and digitalisation are the main drivers for reducing emissions from operations and implementing new products and services, accelerating thetransition to the decarbonisation of the supply chain. Added to these is Leonardo's commitment to engage its supply chain to combat climate change. As a large industrial and manufacturing player, Leonardo invests in a number of initiatives aimed at decarbonising and curbing the energy consumption of its operations (Scope 1 and 2 emissions). These include the energy self-production programme, which will enable the Group to reduce its energy dependence and avoid the emission of over 16,000 tons of CO2e by 2025, and the full potential LED lighting programme, which will save over 10,000 tons of CO2e annually by the same year53. With regard to the efficiency and digitisation of production processes, Leonardo aims to minimise its carbon footprint through various initiatives, including the replacement of SF6 gas, which avoided the emission of about 160,000 tons of CO2e in 2022 compared to 2020, and the development of innovative solutions. Thanks to the Digital Twin, for example, Leonardo is redesigning its processes and reviewing the design and production stages of products and services. At the same time, the commitment to promote emission reductions among its suppliers and the implementation of new products and services is enabling Leonardo to accelerate its decarbonisation journey along the entire supply chain, upstream and downstream of the value chain, respectively (Scope 3 emissions). In this regard, Leonardo has commenced specific training, awareness and sustainability planning and reporting support activities for suppliers. On the other hand, important contributions are provided by research work performed within Leonardo Labs on Digital Twin, materials, logistics electrification, participation in European-level research programmes - such as Clean Aviation and SESAR 354, as well as advocacy activities and collaboration with suppliers, partners and institutions. Leonardo's approach is also in line with the goals of Destination 2050, the leading European-level industry initiative that designs the roadmap for zero-emission aviation by 2050, involving airlines, airports, and aerospace companies. Commitment to combating climate change is increasing in all countries on an ongoing basis; most notably in the United Kingdom, where Leonardo has made public a specific decarbonisation plan55. Major projects to reduce CO2 emissions in its operations (Scopes 1 and 2) 53 Compared to 2019. 54 For more details on Leonardo Labs and European research programmes, please see the paragraph on Technological Innovation. 55 Include the reference to the related paragraph/box. SF6 replacement – Leonardo is proceeding with the work to upgrade its manufacturing processes in order to significantly reduce the quantities used for the inert gas SF6 by replacing it with a gas with lower Global Warming Potential (GWP), according to the methods envisaged in the relevant project of the Sustainability Plan. The objective is, in fact, to replace SF6 gas (GWP: 24,300) with R134a (GWP: 1,530) as the inert gas used during the casting of magnesium alloys. In 2022, a direct emission reduction of about 160,000 tons of CO2e was achieved through the partial replacement of SF6 with R134a, compared with 2020. Energy self-production programme – Operations commenced on 3 pilot PV plants, for which the authorisation stages are underway. Furthermore, potential implementations are being analysed on 30 additional sites, with the aim of maximising electricity production from on-site plants, reducing dependence on fossil fuels and diversifying the risk associated with volatile energy markets. Compared with previous assessments, the estimate of self- consumed energy at full capacity has consequently been increased, which may reach a value of more than 50GWh/year by 2025, equivalent to about 16,000 tons of CO2e per year avoided. Ongoing analyses will confirm these values and the timing of construction of the plants, with the aim of giving maximum acceleration to the project. The systems hosted at Leonardo’s plants will be owned by a third-party partner who will make a portion of the

Report on Operation at 31 December 2022 123 energy produced available to the sites, thus helping to reduce the withdrawal of electricity from the external grid and associated costs. Full Potential lighting Programme – Work is continuing on the massive programme to replace lighting systems with LED technology, envisaged in the Sustainability Plan. In the period from 2021 to 2022, investments of about €mil. 5.6 were completed, which will allow, when fully operational, to save about 8.2 GWh/year, equal to more than 2,500 tons of CO2e avoided per year, which must be added to the 6,000 tons of CO2e avoided per year thanks to the first installations completed in the period from 2014 to 2020. Leonardo has also decided to give maximum acceleration to the programme, which envisages about €mil. 23 in additional investment and an estimated reduction in consumption of about 33GWh/year when fully operational, equivalent to about 10,000 tons of CO2e avoided per year. The Programme will also make it possible to improve working environments, with regard to all impacted areas: industrial, office and outdoor areas. Thermal Energy Consumption Efficiency - A new thermal plant is being designed at the Vergiate factory, regarding which the current steam generators will be replaced with more energy-efficient machines. The new plant will be able to reduce gas consumption by about 900,000 m3 per year, equal to about 1,800 tons of CO2e avoided, through an investment of more than €mil. 6. The project will be implemented in the period from 2023-25, according to the production needs of the plant. Digital energy monitoring - The platform connects about 1,100 smart meters through which about 70% of the energy consumption is monitored at the Italian plants, enabling a structured and digitised management of energy consumption and facilitating the identification of new projects to improve consumption efficiency. The data collected by the platform in 2022 will also be used to prepare the 2023 energy diagnoses on Leonardo's main sites, in order to update the energy performance of the plants and take new actions on plant engineering efficiency improvement. Electric and hybrid cars - Leonardo's corporate fleet (long-term rental) in Italy consists of 43% hybrid/electric drive vehicles (+6 p.p. compared to 2021), with the goal of achieving 80% by 2023. Regarding the carpool, the current share of green vehicles is 55%. In support of this objective, additional charging stations will also be installed at all Leonardo sites, in addition to the 200 that are currently in use (including more than 130 in 2022). A pilot car sharing project has also been launched at some sites, using only electric or hybrid cars, with the aim of gradually extending it to the entire Group.

Report on Operation at 31 December 2022 124 Major projects to reduce CO2 emissions in the supply chain (Scope 3) Reduction in emissions in the supply chain Decarbonisation is an industrial transformation that involves the entire supply chain of Leonardo. For this purpose, the company has prepared the Manifesto for Supply Chain Sustainability56, which focuses on industrial efficiency, action for Planet, green energy, and finally ecodesign and circular economy. Leonardo has also recognised the issue of managerial culture and skills as key to accompanying suppliers on the path to decarbonisation. The Group has designed specific training, awareness and sustainability planning and reporting support programmes for suppliers, which are developed along three lines of action: • dedicated workshops, featuring experts and market industry leaders for green solutions; • managerial training programme for suppliers, delivered free of charge through the use of interprofessional funds and/or public funding; • video courses and toolkits to implement the development of a Sustainability Plan and preliminary non-financial reporting within the supply chain at the level of individual companies. Reduction in emissions through the development of products and services In developing products and solutions, Leonardo uses cutting-edge materials, processes and technologies that limit energy consumption and help reduce greenhouse gas emissions, thus contributing to combating climate change and reducing the use of hazardous substances. Leonardo produces in fact aircraft that consume less fossil fuels through the use of lighter materials and have lower energy requirements, virtual training systems that drastically reduce real flight hours and systems to optimise air, urban and maritime traffic, which make the aeronautics and transport sectors more environmentally sustainable. Leonardo also participates in research and development activities for advanced solutions with low environmental impact promoted by major national and European projects, benefiting from both risk sharing and reduced research costs and time to market, including Clean Aviation and Sesar 357. Major projects to reduce CO2 emissions in the aeronautics and helicopter business (Scope 3) 56 For more information on Leonardo’s commitment to its suppliers, please see the paragraph on “Supply chain value” in the chapter on Prosperity. 57 For more information please see the chapter on Prosperity, in the section on the European research programmes and the paragraphs on the Research, development and product engineering of sectors in the chapters on the Results and outlook by sector. Virtualisation – Embedded Training Systems allow online training with real and/or virtual actors in a tactical scenario shared between aircraft, ground simulators and monitoring and control stations, with real-time data exchange through data link (aircraft-to-ground) and communication networks (ground-to-ground). These technologies make it possible to significantly reduce the need for flights on real platforms, with consequent reduction in the use of fuels and production of climate altering emissions. The virtualisation of product testing (Certification-by-Simulation) will also drastically reduce the flight activities required to obtain certifications for platforms and/or their subsystems. The current real tests (on the ground or in flight) may in fact take place in digital form by using advanced simulation systems and accurate models. 1/10 CO2e emissions produced with one hour of simulator compared to one hour of real flight Electric or Hybrid Platforms - The development of electric or hybrid platforms will allow the reduction of CO2e emissions thanks to new propulsion systems that operate much more efficiently than current ones and without the use of fossil fuels.

Report on Operation at 31 December 2022 125 Leonardo's approach in the aeronautics sector supports the objectives of Destination205060, the major sustainability project in the aviation sector in Europe, which sets out a roadmap for net zero-emission air transport by 2050, acting on all flights relating to Europe, the United Kingdom and the European Free Trade Association, through the collaboration of airlines, airports, Aerospace companies and navigation service providers. Destination 2050 Objectives -37% of CO2 emissions, improving aviation technology -34% of CO2 emissions through the use of SAFs -8% of CO2 emissions implementing financial measures -6% of CO2 emissions, improving management of air traffic and of aircraft operations Other projects to reduce indirect CO2 emissions (Scope 3) 58 Leonardo helicopters that can operate with fuels having up to 50% of SAFs without operational limitations or performance degradation are the following: AW139, AW169, AW189, AW149, A109S, AW109SP, AW119MkII, A109A/AII, A109C, A109K2, A109E, A119. 59 Depending on the mixture of SAFs used. More information can be found on the website. 60 For more details, please see the website of Destination2050. Sustainable Aviation Fuel (SAF) – Environmentally sustainable fuel is one of the solutions to contribute to reducing aviation's carbon footprint at global level. At present, Leonardo has 12 helicopter models that can operate on fuels with up to 50% of SAF58. Up to -80% of CO2e emissions over the entire life cycle thanks to the use of SAF with respect to traditional fuels59 Emission Trading Scheme - In Italy, 9 sites fall within the scope of the ETS (Emission Trading Scheme) regulations, compared to 12 sites in 2013, and must therefore offset their CO2e emissions by acquiring allowances partly free of charge, and partly for valuable consideration. No site of Leonardo falls within the scope of application of the Aviation ETS regulations. Air traffic management – Air Traffic Management (ATM) systems help optimise traffic and reduce aircraft GHG emissions. Leonardo develops and produces ATM systems within the European SESAR (Single European Air Sky ATM Research) programme, based on paradigms of sustainability, digitisation and green transformation to create a single European air traffic control system, which at present is still fragmented. In this context, LEANS (Leonardo Evolution Air Navigation System) has been set up, which is aimed at evolving the current Leonardo ATC (Air Traffic Control) system to adapt it to the needs of its customers, creating together a shared vision and a roadmap towards automation, digitisation, scalability, optimisation and green transformation (reducing for example gate-to-gate times and fuel consumption). About 150,000 tons of CO2e avoided in one year with Leonardo’s Free Route ATM system in the sky in Italy Sustainable employee mobility – Home to work travel plans have been prepared for 40 company sites in Italy, 10 of which on a voluntary basis. Over 29,000 staff members of Leonardo work at such sites, equal to about 93% of the Company's population in Italy. The Plans include more than 200 projects to be implemented, aimed at encouraging more sustainable home-to-work mobility. In 2022 Leonardo incurred expenses of about €mil. 2.5 for sustainable mobility projects in favour of its people, including, for example, maintaining the shuttle service at

Report on Operation at 31 December 2022 126 Leonardo's advocacy activities and collaborations on energy transition issues As regards the advocacy on issues relating to energy transition and environmental protection, Leonardo is a member of the International Aerospace and Environment Group (IAEG), an organisation including the industry's leading companies committed to advancing innovative environmental solutions and standards for aerospace. Among the topics dealt with are hazardous substance management, alternative technology development, and GHG emissions reporting and management. In order to provide further support, Leonardo is a member of the CSR (Corporate Social Responsibility) working group of the AeroSpace and Defence Industries Association of Europe (ASD) and took part in 2022 in the launch of a new task force on Green Defense within the same association. Leonardo also participates in the Energy Transition and Climate Change group of the European Round Table (ERT), and in the related thematic task forces; in 2022, the Group also actively contributed to the Task Force on the Digitally Enabled Green Transition, which is mainly focused on the impact of new technologies to accelerate digital and green transition. Finally, Leonardo participates in the Confindustria Environment Technical Group and the Corporate Social Responsibility Group in Italy. 61 Baseline 2019. 62 For more details, reference should be made to the Carbon Reduction Plan 2021 of Leonardo UK Ltd. numerous company sites, installing covered parking spaces for bicycles and kick scooters, and providing grants for the purchase of public transport season tickets. In addition, a survey of the entire Leonardo staff in Italy was conducted in 2022 to learn about home-to-work travel habits and propensity toward more sustainable forms of transport. More than 11,000 employees participated in the survey (35% response rate). The data collected shows that the average home-to-work commute of Leonardo people is 29 km each way, takes 36 minutes, and involves a monthly expense of € 140. 78% of respondents predominantly use a car. About 70% are very or fairly satisfied with their current commute mode, while about 30% are not satisfied at all. Logistics – Implementation of the Transportation Control Tower to make the Group's shipping management more efficient while reducing emissions under Scope 3, through consolidation of shipping and reduction of dedicated transport and, where possible, with a shift to more sustainable modes of transport (e.g., maritime). Under the current plan, CO2 emissions are expected to be reduced by 3% in 2023 and 7% in 202461. “Net zero” objective in the United Kingdom In the United Kingdom Leonardo has committed to achieving climate neutrality by 2030 for Scopes 1 and 2 emissions and across the value chain by 2050, with a target to reduce CO2 emissions by 40% (for Scopes 1 and 2) by 2025 (compared to 2018). In September 2021, Leonardo published the Carbon Reduction Plan62, including information on Scopes 1 and 2 and five categories of Scope 3, which will be updated on an annual basis, and a description of the most significant measures that will be adopted to reduce the environmental impact of operations in the United Kingdom. These include: > Energy management standards – Implementing ISO 14064-1 certified management systems at all UK operations by the end of 2024 with the ambition to follow the PAS 2060 standard to demonstrate the credibility of the stated carbon neutrality target. > Self-produced energy – Making investments to achieve 25% of self-produced energy under power purchase agreements by 2030. > Use of electric vehicles – Expanding charging stations, providing incentives for employees to transition to hybrid or electric vehicles, 100% of electric executive cars by 2030, and corporate electric fleet by 2025. > Investments in energy efficiency at sites – Implementing a system to monitor electricity and gas consumption at all sites, launching a Lighting-as-a-service (LaaS), significantly reducing fossil fuel consumption and promoting the use of low greenhouse gas emission refrigerants. > Water efficiency and reduced waste generation - Target of 5% waste reduction, recycling of at least 90% of non-hazardous waste by 2024, and 5% reduction in water consumption and discharge by 2024.

Report on Operation at 31 December 2022

## Leonardo's contribution to climate change adaptation

zThe demand for Earth observation and monitoring services to verify climate conditions, as well as solutions to deal with extreme events and emergency situations, is expected to increase in the near future. Among the innovative technological solutions that contribute to the progress and safety of the world, Leonardo also provides helicopters and aircraft configured for search and rescue and helicopter missions (SAR - Search and Rescue - and EMS - Emergency Medical Services, respectively), satellite services for monitoring specific events such as floods, fires, tornadoes, and other solutions aimed at facilitating climate change adaptation. Furthermore, in order to provide maximum information support to decision-makers and operators, Leonardo's global monitoring technologies, intended as systems for monitoring and controlling the territory, integrate satellite information and associated Earth observation services with data from radar and sensor systems, secure communication systems, command and control operations rooms, helicopters, aircraft and remotely piloted drones.


Leonardo's helicopters by mission type
6%
38%
28%
28%
1.218
helicopters
Lawenforcement
Emergencymedicalservices(EMS)
Searchandrescue(SAR)
Firefighting


Satellite services by event type
3%
5%
5%
31%
56%
61
emergency
mapping
Floods
Wildfires
Storms
Earthquakes
Volcanicactivities

### Other Leonardo solutions to support adaptation to climate change

**"Unmanned" solutions** – Leonardo holds a stake in Skydweller Aero Inc. a start-up company dedicated to the development and implementation of solar-powered remotely piloted aircraft capable of carrying large payloads with unlimited in-flight persistence capability; in addition, Leonardo implements a business model known as "Drone as a Service, DaaS" through the cloud-based T-DROMES platform, which supports, in an integrated manner, the planning and management of environmental monitoring, firefighting, humanitarian and migration surveillance, emergency management and border control missions.

**Fixed-wing and rotary-wing platforms** - Multi-mission and surveillance aircraft and helicopters designed for excellent performance under the most demanding operating conditions in natural disasters, fires and humanitarian relief (AW family and C-27J Firefighting).

**PRISMA** – It is the hyperspectral mission to monitor and map the Earth's surface for environmental risk management. Since the beginning of its operations in 2019, the hyperspectral payload, operating in more than 200 bands in the visible and shortwave infrared spectrum, is acquiring data over the entire world, revealing all its capabilities for monitoring the Earth's delicate ecosystem, in particular for monitoring water transparency, crop health, drought, risk of biodiversity loss, fire risk, air pollution, as well as natural disasters such as volcanic eruptions, landslides, floods.

**X-2030** - The platform is a "system of systems" with command and control, communication, cyber and intelligence capabilities for monitoring the territory able to process and exploit in real time huge amounts of data from heterogeneous sources. The X-2030 platform, through command and control operations rooms, provides an integrated view of the operating context and is used, for example for monitoring environmental and anthropic events,

127

Report on Operation at 31 December 2022 128 Geo-information services – Integrated solutions for data acquisition, analysis and reporting for environmental protection, rapid mapping in support of natural disaster management, maritime surveillance for crude oil spills, interferometric measurements for landslide and land subsidence monitoring, thematic mapping for agriculture and forestry. risk prevention, as well as for city management and urban security purposes

Report on Operation at 31 December 2022 129 CIRCULAR ECONOMY The transition to a circular economy model, enabled by technology and the adoption of conscious behaviour, forms an integral part of Leonardo's Sustainability Plan strategy and projects with a transformative approach across the entire value chain. Leonardo’s circular economy strategy is based on four main interconnected areas: optimising the use and choice of materials since the design stage (e.g. through eco-design), using digital platforms to dematerialise and virtualise activities and solutions offered to the customer, extending the useful life of products by optimising maintenance cycles, including through predictive models, and promoting the recycling and reuse of materials, with the objective of reducing waste produced by 15% by 2030. > Reducing materials through advanced design systems > Applying the Product Life Cycle Management ed Ecodesign approach > Using innovative materials to reduce weight, consumption and impact > Studying new materials to promote reuse and limit disposal > Sale of helicopter’s flight hours instead of the product > Virtual product testing > Virtual training systems > Removal of paper in production processes > Optimising maintenance cycle > Implementing predictive maintenance of helicopters > Replacing only those components that reach end of life > Upgrading software to extend the life of hardware components > Buy-back of pre-owned helicopters > > Employing recyclable metallic materials > Regenerating used components > Recycling and reusing auxiliary materials, packaging, assembly platforms and metal equipment > Recycling of composite materials (such as carboresins) Main results • Aircraft structures capable of maintaining a service life level in excess of 20 operating years 63. • 51% of waste generated recovered in 2022. • More than 220,000 tons of CO2 avoided through the use of virtual training systems in 2022 (about 48,000 training hours delivered in the year). • Divisional projects for paperless and digitized management of manufacturing/production document flow to reduce paper use by up to 90% on a single process basis. 63 Leonardo’s study presented to Cotec in November 2018: "The Circular Economy in the Aviation Sector, a document for the specific use of the Cotec”. Optimise Share and Dematerialise Extend Lifetime Recycle/Reuse

Report on Operation at 31 December 2022 130 Leonardo’s major circular economy project Digital twin and additive manufacturing – Primary enabler of Leonardo's transition to a circular model is digitisation. The use of the Digital Twin makes it possible to reduce the use of resources in prototyping, testing and training on developed products, and to rethink production cycles. Through additive manufacturing it is possible to reduce waste during production processes while the use of predictive maintenance makes it possible to extend product life. Composites Recycling - Building on its relationship with its supply chain and thanks to the contribution given by technological partners and international associations, Leonardo is developing a new process for recycling carbon resins, which are materials that are complex to recycle but widely used in aeronautics because of their unique mechanical strength characteristics. This is also the background to the New Materials and Circular Economy Accelerator - a think-tank created by Leonardo with CSR Europe and other leading international companies, associations and universities. This initiative has developed a new framework on the circularity of composite materials reflecting the collaborative approach underlying the circular economy model that Leonardo intends to implement. As part of the accelerator's activities, the study "Composite Materials: A Hidden Opportunity for the Circular Economy" has been developed, which identifies cross-sector challenges and opportunities for the implementation of circular economy models for composite materials and which was presented at the European SDG Summit. WEEE (Waste from Electrical and Electronic Equipment) - As part of IT Evolution consolidation, Leonardo has transitioned from 50 data centers to two next-generation computing hubs, virtualising the services offered in the cloud and increasing computing power, reliability, and security, with energy savings of about 20% compared to the previous setup. Since 2019, Leonardo has been disposing of end-of-life electronic materials through qualified partners and implementing waste sorting and conditioning of materials (such as electronic components, plastics, metals, etc.) to produce secondary raw materials with efficiency greater than 85% by weight of waste. During 2022, more than 14.5 tons of WEEE material was sent for recycling, with a total of 24.5 tons since the project began. Plastics optimisation and reuse – In 2022 Leonardo completed a project to replace single-use plastic cups with reusable polycarbonate cups in company restaurants in order to reduce plastic waste at said premises. This change also involved the installation of running water dispensers and special cup washing machines. At the same time, about 80% of single-use plastic water bottles used in company restaurants were eliminated. Company efforts in this direction will continue in 2023 with the aim of further reducing the use of plastic bottles from Leonardo sites. In this project, 120 tons/year of plastics has been avoided as from 2022. Likewise, Leonardo has adopted policies to reduce the use of plastics in the production processes of the Aircraft Division. Specifically, waste production was reduced by 1.8 tons/year, of which 1 ton/year was plastics, in the JSF production process. Recyclable products and materials - As part of the activities in support of integration and test (RIG) of mission equipment of the NH90 helicopter carried out by the Electronics Division to the benefit of the Helicopters Division, end-of-life electronic materials made available by the Helicopters Division itself are used. Specifically, on the one hand, most of the avionics equipment and cable harnesses are recovered from decommissioned or discarded material, thus allowing new use of equipment that is no longer suitable for flight; on the other hand, PAC (Programmable Automation Controller) actuators are converted from avionics equipment to equipment useful for simulating the platform. Since the start of the project, 790 kg of electronic equipment has been recovered and reused (repurposed). Rationalisation of archives and digitisation of paper documents – In 2022 work also continued on the project, which had been started in 2021, aimed at reducing and centralising Leonardo's paper archives by transferring them to the central hub in Aprilia and cataloguing company documents on the Leonardo platform in order to consider a possible subsequent digitisation. Paper that is no longer of interest is sent for recovery. As a result of this operation, it will be possible to free about 4,000 square meters of areas at company sites, which may be allocated to uses with greater added value for the business, and, in addition, to send tons of waste paper for recovery. In 2022, about 30 tons of paper were sent for recovery. More than 3 million pages had been digitised at the end of 2022. The project will also continue in 2023 with the goal of freeing up additional areas within the plants. “Social" circularity - Leonardo is committed to the development of circular models through the recovery of surplus food from the main Italian factories in favour of non-profit organisations, for the benefit of the local areas concerned. To this end, Leonardo has activated the Responsible Canteens Programme since 2013, in partnership with the Banco Alimentare Onlus Foundation and canteen service providers, to recover surplus food. Since 2021, the Programme has been extended to all Italian company restaurants, thus strengthening the possibility of multiplying positive impacts on local areas. In 2022, more than 112,000 portions of food were distributed for a total economic value of about € 215,000 (more than € 3 million since the start of the Programme). Research on Materials - Commitment to a circular model is linked to ongoing research and study of new materials to promote their reuse and limit their disposal. Leonardo, in collaboration with Solvay - a Belgian chemical company - has launched a Joint-Lab dedicated to the development of new composite materials and manufacturing processes, which are key to the future of the aerospace industry. Within this collaboration relationship, work is being developed to implement the circularity of aeronautics composite materials

Report on Operation at 31 December 2022 131 Among the projects developed within the Sustainability Plan, Leonardo has commenced work on a pilot project to increase the reuse of plastic packaging by introducing new package standards while also its involving suppliers. and to test engineered materials - thermoplastic matrix composites, which are easily recyclable and aim to improve product properties, extend their life cycle and increase the efficiency of the production line, reducing their environmental impacts.

Report on Operation at 31 December 2022 132 NATURAL RESOURCES MANAGEMENT IN INDUSTRIAL PROCESSES Among the principles behind the Group's environmental management model64 are the responsible and sustainable development of its activities, environmental management, the attention to the needs and expectations of its stakeholders, excellence in services and continuous improvement in its performance. In line with these principles, Leonardo is committed to the efficient use of energy and natural resources and a reduction in emissions and pollution, operating in compliance with applicable laws, voluntary standards and stakeholder expectations. Leonardo has extended the voluntary adoption of certified management systems and dedicates resources to training and raising awareness of people, in addition to engagement programmes and internal and external communication tools that promote behaviours based on sustainability among employees, partners and suppliers. Audit programmes, risk identification and management processes in the area of environment and any related improvement and mitigation plans make it possible to ensure a safe working environment, as well as check for regulatory compliance, maintain site management system certifications, certify emission allowances, and assess the correct application of monitoring, control and reporting tools to protect people, the environment and business continuity. As part of Leonardo's Sustainability Plan, energy and industrial efficiency improvement measures have been planned to reduce GHG emissions, studies and initiatives to reduce water withdrawals, waste production, the use of hazardous substances, and protect the soil and subsoil and biodiversity. Specifically, Leonardo is implementing a standardised management model through the LPS programme, already active at 18 company sites, which enables the efficiency and continuous improvement of operations, including with a view to reducing environmental impact, in terms of lower emissions, water and energy consumption and waste generation. Efficiency indicators65 Intensity of water withdrawals -30% Intensity of energy consumption -24% Intensity of waste produced -26% Performance 2018-2022, baseline 2017 Environmental management 75% of employees at sites with ISO 14001 certified environmental management systems (66% in 2017) 79% of electricity acquired from renewable sources 1,459 environmental audits, of which 1,366 conducted in- house and 93 by third parties More than 225,000 hours of training in environmental, health and safety (HSE) issues 64 The integrated Health, Safety and Environment (HSE) policy, procedures and operational instructions applied by the Group’s Divisions and Companies define Leonardo's model for identifying, assessing, managing and minimizing environmental risks. 65 Indicators calculated as a ratio to revenues. Efficiency indicators are in line with sustainability objectives.

Report on Operation at 31 December 2022

**Energy consumption 5,435 TJ**

**Energy consumption by source**


2%
9%
42%
47%
Natural gas
Purchased electricity
Other sources
Self-generated electricity

**Consumption and energy intensity (MJ/€)**


0.45
0.42
0.41
0.40
0.37
2018
2019
2020
2021
2022

**CO2e Scope 1 + 2 emissions (MB) 277,031 t**

**Scope 1 and 2 market based CO2e emissions**


23%
77%
Scope 1
Scope 2

**Intensity of $CO_{2e}$ Scope 1 e 2 emissions (LB, g/€)**


44.85
43.55
45.39
33.88
18.83
2018
2019
2020
2021
2022

**Electricity consumption by source**


21%
79%
Non-renewable sources
Renewable sources

**Intensity of energy consumption on revenues:** 0.37 (-7% compared to 2021 and -24% compared to 2017).

**Energy consumption**: 5,435 TJ (-3% compared to 2021 and -5% compared to 2017), down compared to pre-pandemic levels, of which 33% from renewable sources, of which:

- consumption of **electricity** acquired: 2,259 TJ, equal to 627 GWh (-0.3% compared to 2021, -8% compared to 2017), of which 79% from renewable sources;
- **natural gas** consumption: 2,575 TJ, equal to 72.8 million m$^3$ (-5% compared to 2021, -11% compared to 2017), mainly used for heating;
- other sources (including self-generated electricity): 601 TJ, -8% compared to 2021.

**Scope 1 and Scope 2 CO2e emissions by source**


11%
14%
75%
Energy consumption
SF6
Other

**Intensity of $CO_{2e}$ emissions Scope 1 and 2 (Location-Based) on revenues**: 28.96 (-15% compared to 2021 and -37% compared to 2017).

**$CO_{2e}$ emissions Scope 1 and 2 (Market-Based):** 277,031 t (-14.8% compared to 2021, -15.1% compared to 2017), of which:

**Scope 1 emissions**: 213,107 t of $CO_{2e}$ (-19% compared to 2021 and -17% compared to 2017), of which 38,443 t connected with the use of gas $SF_6$ (-52% compared to 2021);

- **Scope 2 market-based emissions**: 63,924 t of CO2e (+3% compared to 2021, -8% compared to 2017).

133

Report on Operation at 31 December 2022

**Water withdrawals 5,329 megalitres**

**Waste produced 30,001 t**

Water withdrawals by source


6%
40%
54%
Wells
Water supply systems
Rainwater

Intensity of water withdrawals (L/€)


0.48
0.43
0.39
0.42
0.36
2018
2019
2020
2021
2022

Waste produced


32%
68%
Non-hazardous waste
Hazardous waste

Intensity of waste produced (g/€)


2.77
2.79
2.57
2.11
2.04
2018
2019
2020
2021
2022

Water withdrawals by area


10%
90%
Water withdrawal from other areas
Water withdrawal from water-stressed areas

**Intensity of water withdrawals on revenues**: 0.36 (-13% compared to 2021 and -30% compared to 2017).

**Water withdrawals**: 5,329 megalitres (-10% compared to 2021, -12% compared to 2017):

- The **reduction in withdrawals** is mainly due to leak repair work on distribution lines and the implementation of recovery and reuse systems;
- **Reused and recycled water** is equal to 300 megalitres (about 6% of total water withdrawals);
- Withdrawals from **water stressed areas** are equal to 556 megalitres (-18% compared to 2021).

Waste by disposal method


49%
51%
Waste recovered
Waste disposed

**Intensity of waste produced on revenues**: 2.04 (-4% compared to 2021, -26% compared to 2017).

**Waste produced**: 30,001 t (in line with 2021, -8% compared to 2017).

- Non-hazardous waste: 68% of total.
- Recovered and/or recycled waste: 51% of total (of which 29% recovered and 22% recycled out of total waste).

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Report on Operation at 31 December 2022 135 67 For the definition of protected areas or areas with high biodiversity, reference should be made to the main applicable standards including Rete Natura 2000, IBA (Important Bird Area); Law 394/1991; Ramsar Areas. Water management Water Project - The project envisages an analysis of the conditions of water networks, water treatment plants and factory water balance at most Italian sites in order to design a long-term programme of actions for improvement (both for systems and operations) to solve critical issues and implement innovative solutions, identified on the basis of inspections and in-depth analyses of documentation. In 2022 the project was completed for a total of 36 industrial sites with the preparation of an action plan for improvement. Water Risk Assessment project – In 2022 Leonardo applied a water risk analysis methodology at 24 production sites located in Italy, the United Kingdom and Poland, which involves the assessment of a set of standard risk factors, relating, for example, to the geographic location of the site under analysis, the characteristics of the operational/industrial processes, and the operational and organisational measures for the supervision and management of water resources. The response and monitoring strategy is determined on the basis of the assessment of these risk factors. A gradual extension of the analyses to additional sites is planned in 2023. Wastewater reduction project – In 2022, Leonardo upgraded wastewater treatment facilities at the sites in the aerostructures division, reducing liquid waste generation by 368 tons/year. Water recovery project - At the Grottaglie site, one of the Group's most water intensive plants, a project has been launched to maximise the recovery of rain and condensate water from Air Treatment Units (ATUs) through an accumulation basin. The water recovered through a reverse osmosis process will be used in cooling towers. As a whole, a reduction in water withdrawals by about 25% is expected at the Grottaglie site in 2024 compared to 2019 values. Energy resilience Energy Infrastructure Programme - The Programme has been launched to increase the reliability of power supply at Leonardo sites, in support of their business continuity. The first projects have been completed at the Nola and La Spezia sites, which ensure new electric infrastructures. Furthermore, projects are in progress at other sites, which are aimed at improving the redundancy and power quality of power supply networks. Demand Response Programme – Leonardo has established a strategic partnership with Enel X in order to make energy use more efficient on a national scale. According to a demand-response approach, energy not absorbed by the production activities of Leonardo's plants will be fed into the national power grid on demand. The programme, promoted by the European Commission encourages the active participation of final consumers in the electricity system for the resolution of technical problems on the grid, even in support of the emergency affecting energy markets. Leonardo continues to make, through the Cameri site, 2 MWe of power available to the National Electric Grid. Soil and air protection Leonardo implements various activities to reduce pollutants emitted into the atmosphere through the application of new technologies and more efficient abatement systems. These include improving management systems, eliminating or reducing diffuse and/or fugitive pollution in the atmosphere, and eliminating emission sources. These activities contribute to avoiding or completely eliminating relative emissions, including NOx, SO2 and VOC emissions. Furthermore, Leonardo is committed to promoting initiatives aimed at controlling and reducing the use of hazardous substances. Leonardo’s sites where production processes are carried out, which involve the controlled use of hazardous substances operate in line with specific regulations to manage risks and any potential impact on Biodiversity protection part of responsible consumption of natural resources and environmental protection, Leonardo is committed to protecting biodiversity, putting in place the necessary measures to protect natural habitats and the variety of species present in the areas in which Leonardo operates and, in particular, in sites located within or near protected natural areas and with high biodiversity67 . In 2022 these sites amounted to 38 (22 in Italy, 3 in the United Kingdom, 7 in the United States and 6 in the rest of the world). In addition, 36 sites owned in Italy are affected, within a radius of 2 km, by additional landscape constraints, including archaeological ones (buffer strips, areas of public interest, etc.). The extent in hectares of sites located within 3 km of protected natural areas and/or areas of high biodiversity is 606 hectares, equal to about

Report on Operation at 31 December 2022 136 66 Sites subject to Integrated Pollution Prevention & Control (IPPC) Directive: 12 sites, of which 9 Italian and 3 foreign; Sites subject to Major Accident Hazards (MAH) regulations: 4 sites, of which 3 Italian and 1 foreign; Sites subject to Single Environmental Authorisation (SEA): 34 Italian sites. Sites subject to other authorisations (discharge, emissions into the atmosphere): 22 sites, of which 13 Italian and 9 foreign. The same site may be subject to more than one classification and related applicable regulations. the environment 66. The management of contaminated sites and ongoing remediation procedures in the Group, 24 in 2022, is based on an approach of responsibility and sustainability to implement the best technical and operational solutions. 50% of the surface area occupied by Leonardo Group sites. Among the recovery/protection actions implemented by the sites were reforestation and the installation of an oil/water separator to avoid soil or water contamination. With a broader view, Leonardo acts by promoting the protection of biodiversity through its decarbonisation strategy and the reduction of environmental impacts (e.g., water consumption).

Report on Operation at 31 December 2022 137 PROSPERITY ✓ TECHNOLOGICAL INNOVATION ✓ LEONARDO FOR THE NATIONAL RECOVERY AND RESILIENCE PLAN (PNRR) ✓ SUPPLY CHAIN VALUE ✓ CUSTOMER INTIMACY, QUALITY AND SAFETY ✓ VALUE FOR TERRITORIES AND COMMUNITIES

Report on Operation at 31 December 2022

Prosperity is the result of economic and social security that is achieved while respecting people's rights, collective needs and in harmony with the Planet's natural resources. Leonardo takes action on the entire value chain to contribute to long-term prosperity. Technological innovation, is among the key enablers to sustainable development. Digitisation, new Research infrastructure and Development and supercomputing contribute greatly to accelerating Leonardo's technological innovation process, supporting the achievement of the SDGs. The participation of the entire research ecosystem and partnerships with customers and suppliers are the foundation for solid economic growth. Investments in the territory and the promotion of scientific and technological culture, which is essential to face the challenges posed by contemporary society, generate a positive social and economic impact on communities and future generations.

**Priority topics**

- Citizens' security
- Solutions' quality, safety and performance
- R&D, innovation and advanced technologies
- Sustainable supply chain
- Customer intimacy
- Digital transformation
- Cyber security and data protection

**SDGs**

| Goals | Progress | Target year |
|---|---|---|
| Manage over 75% of the value ordered by Leonardo's divisions through digital collaboration platforms [68] | ✓ | 2022 |
| Implementation of supply chain development programs and medium-long term partnerships, with a focus on SMEs, to improve business sustainability | ⟳ | 2023 |
| Awareness/training on SDGs and reporting support tools to over 80% of key suppliers (over 500 suppliers) | ⟳ | 2023 |
| 100% of LEAP partners with defined targets and plans on green energy, $CO_2$ emission reduction, waste recycling, water consumption | ⟳ | 2023 |
| Increase in computing power per capita by 40% | ⟳ | 2025 |
| 40% increase in storage capacity per capita[69] | ⟳ | 2025 |

**Impact indicators[70]**

**126,000 employed and €bil. 10.8 of added value generated** in Italy

**2,0 billion euros spent for R&S** and product engineering[71]

**Over 26,000 jobs supported** in the supply chain in the United Kingdom

## *davinci-1 – worldwide excellence*

davinci-1 is one of the most powerful supercomputers in the world, ranking 164th in the TOP500 list, 57th in the HPCG500 list and 7th among companies in the Aerospace and Defence sector[72]. With computing power of more than 5 million billion floating-point operations per second, davinci-1 is a machine conceived to perform multiple tasks at the highest level, from the most demanding needs of complex numerical simulations, such as those used to design helicopters and aircraft, to the processing of data, up to the development of applications based on artificial intelligence and cloud computing for the most diverse environments and fields.

[68] Includes recurring vendors. Leonardo DRS is not included in the perimeter.

[69] Increases in computing power and storage capacity calculated as the number of flops and bytes in relation to employees in Italy. Baseline 2020.

[70] Internal processing for calculation of data on jobs and direct, indirect and induced added value

[71] R&D by sector: Helicopters €517m, €1,185m Defence and Security Electronics, Aircraft €255m, Aerostructures €34m.

[72] November 2022.

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Report on Operation at 31 December 2022

# TECHNOLOGICAL INNOVATION

In order to achieve increasingly challenging objectives that allow continuous improvement of product competitiveness, in a perspective of long-term sustainable development, Leonardo has built an integrated innovation ecosystem to intercept nascent technological innovation oriented towards an efficient cross-fertilisation between different business sectors. This ecosystem actively supports the two internal innovation engines: the engineering and R&D areas of the Group's Divisions and Companies and Leonardo Labs, which are the central laboratories set up in 2020 with the aim of anticipating technological innovation by integrating long-term technological research and supporting the Company in introducing emerging and sustainable technology into products and services. Leonardo's innovation system is powered by key tools such as: open innovation, with its many channels of listening and discussion to capture new contaminations, contests on new and topical issues, networking with Universities and Research Centers, Innovation Communities, internal working groups established with the objective of accelerating innovation culture by sharing best practices and skills, and the Intellectual Property (IP) Office for the management and maintenance of the portfolio of patents and brands.

**Numbers of innovation**

| | | | |
|---|---|---|---|
| **3th place in Italy and** **4th** place among the European companies in the A&D sector for R&D investments[73] | Collaborations with **more than 90 universities and research centres** in Italy and in the world[74] | **12,200 people** dedicated to R&D work | **6.2 petaflops** of computing power **27.1 petabytes** of storage capacity |

## Leonardo Labs

Leonardo Labs are the technology incubators conceived to support the Group in long-term research and development of the most innovative technologies, especially in the digital field, and transversal competencies across the company's business areas. The laboratories are focused on 9 research areas: Artificial Intelligence (AI), Digital Twin and Advanced Simulation, Big Data, High Performance Computing (HPC) and Cloud, Quantum Technologies, Autonomous and Robotic Systems, Electrification, New Materials and Sustainability, a new area established in 2022.

| | | | |
|---|---|---|---|
| **11 laboratories** in 6 Italian regions and 1 in the USA | **150 researchers and PhD students** in the Labs research group | **4 joint laboratories** in collaboration **with third-party entities** | **69 terabytes** of data that can be used in the data lake |

These facilities - some set up in collaboration with industrial partners and research centres that are world leaders in their respective fields of expertise - are built close to Leonardo's main industrial sites with the aim of also facilitating technology transfer and maximising the benefits to the relevant territories, strengthening collaboration with local institutions. The labs will thus be fertilizers for local areas while allowing Leonardo to centralise the development of frontier technologies.

The Labs also make it possible to feed a continuous flow of talent and to ensure flexibility and renewal, both in terms of skills and professional competencies: Leonardo's researchers coming from all over the world, who are part of the Labs network, in fact work together with experts and researchers within the Group divisions.

---

[73] R&D by sector: Helicopters €mil. 540, Defense Electronics & Security €mil. 1,045, Aeronautics €mil. 214.

[74] The 2021 EU Industrial R&D Investment Scoreboard | IRI (europa.eu).

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From June 2020 Leonardo has been selecting young researchers and PhD students through an international call for recruitment, and industrial PhD fellowships with 15 universities, funded by the Company, thus establishing a network of collaborating with universities to coordinate research and prepare new researchers.

Leonardo Labs are based on an integrated innovation approach in which all technology research areas are interconnected and interact synergistically to address the multi-disciplinary nature typical of the Group's application areas. The davinci-1 is at the base of this model with its computing and storage capabilities that are exploited by AI, Big Data, HPC and Cloud technologies, used by all the research areas of the higher levels. The third tier consists of application technologies that are independent research areas and use all the underlying technology and infrastructure layers. For example, the AI, Big Data, HPC technology domains converge in the implementation of the Digital Twin platform. Finally, there is the sustainability research area cutting across the model, which will explore specific topics of interest to the Group and enhance sustainability elements in some of the core research activities that are already carried out.

**Technology research areas**


SUSTAINABILITY
DIGITAL TWIN & SIMULATION
UNMANNED ROBOTICS
QUANTUM
ELECTRIFICATION
MATERIALS
OPTOELECTRONICS
BIG DATA
ARTIFICIAL INTELLIGENCE
HPC
CLOUD
DAVINCI-1

**DAVINCI-1**

The davinci-1 supercomputer, one of the most powerful supercomputers in Aerospace, Defense and Security, is Leonardo's answer to accelerate technological transformation towards industry digitisation. The architecture of the davinci-1 High Performance Computing (HPC) is an integrated supercomputing and cloud computing platform, which combines flexibility and computing power, thus allowing the training of algorithms (from deep learning to Artificial Intelligence), customisation by technology platform and the calculation of numerous interactions between the data that are generated (data analysis and big data).

Progress 2022 - In 2022 the production model was strengthened and the on-boarding was implemented on the system of all Leonardo divisions with HPC computing and Big Data processing needs; resource usage monitoring was also implemented, which will allow us to plan utilization in a better manner. The company Cloud Computing service delivered by davinci-1 itself has been enhanced, on which the development of applications underlying several digital transformation projects of Leonardo divisions has begun. The set of services delivered is available to Leonardo Labs researchers and engineers and Leonardo researchers to leverage its computing power and storage space for research, numerical simulation, big data analytics and Artificial Intelligence activities.

**ARTIFICIAL INTELLIGENCE**

Artificial Intelligence (AI) is an essential technology in many domains and it is important to study it in order to seize new opportunities to be applied to Leonardo's products and services. This research area is dedicated to the study of new AI models and analysis techniques to monitor critical infrastructures, through the analysis of data derived from satellites and field sensors (audio, video, IoT), for security

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Report on Operation at 31 December 2022 141 applications, using images, video streams, audio, and for command and control applications based on the integration of data from advanced sensors, decision support systems adaptable to various operational environments. A particular research focus is on techniques and methodologies to make networks and models certifiable and robust. Progress 2022 – In 2022, techniques were studied and developed for the continuous training of networks and models, a framework was finalised for the analysis of helicopter remote sensing hyper-spectral imagery, methods were studied for making models and networks verifiable, and specific prototypes of models and networks were developed for nowcasting systems, threat identification and analysis applications, information retrieval systems. BIG DATA Dealing with data to analyse them and extract real information is key to each business. The Bid Data research area works in synergy with the HPC/Cloud research area to study and investigate into new methods for information extraction and visualization. In particular, this research area is dedicated to designing and developing a prototype of a Leonardo framework for Big Data applications, which is capable of exploiting the computing power of the davinci-1 supercomputer, specialising it for different cases of use, such as, for example, the case of predictive maintenance applications such as logistics, after-sales, and complex systems. Progress 2022 – In 2022 innovative Big Data-based services were designed for the Divisions, innovative data management solutions were implemented and new computationally intensive data-driven models (digital transformation) were enabled. At the implementation level, data lake infrastructures for the Divisions were improved and upgraded to manage and analyse Leonardo's product data. The Helicopters Division already has digital services in its catalogue based on leveraging the data lake infrastructure built within davinci-1's cloud infrastructure. HPC Cloud This research area aims to support the Company in the process of innovation by directing it towards the adoption of cutting-edge digital technologies, which are capable of exploiting the power of High Performance Computing (HPC) and the Cloud. In particular, this research area is dedicated to: deploying and running third-party or proprietary applications used for the design of Leonardo products; optimising applications to maximise the exploitation of the HPC infrastructure, supporting code modernisation and porting of proprietary applications in a distributed environment, implementing a Cloud solution for the Company and its customers adopting IaaS, PaaS and SaaS (National Cloud, Military & Space Cloud) paradigms. Progress 2022 – In 2022 the hybrid Cloud and HPC environment was successfully tested and validated for collaborative digital design of future platforms, which involved several Italian companies. In addition, work continued on divisions’ porting of both codes and applications on HPC. Digital twin\Advanced Simulation Leonardo is studying how to realise a digital copy of a product, a system or an industrial process that models its behaviour, thus allowing an increase in safety, efficiency and sustainability (through a lower use of materials and energy), and a reduction in development costs. The digital twin therefore offers new opportunities in the AD&S sector and applications that benefit the company, in areas such as global monitoring, healthcare, smart cities, multimodal logistics. Progress 2022 – During the year, in particular, the second version of the digital twin framework was released with the new multi-physics and multi-scale simulation capabilities. With regard to the high-fidelity simulation stream, work proceeded with the instantiation of different cases of use for fixed-wing and rotary-wing platforms, as well as with the creation of synthetic databases in three different case histories. Materials Materials research area focuses on studying new materials and processes for applications on products, especially in the avionics field. In particular, this area is dedicated to possible graphene applications in the aerospace and defense fields (e.g., low radar observability, ballistic protection, thermal management), high-performance materials for special applications (including high temperature, high erosion), meta-materials and meta-surfaces used to engineer the electromagnetic response of the material itself.

Report on Operation at 31 December 2022 142 Unmanned & Robotics The U&R research area studies autonomous systems based on intelligent and collaborative robots and advanced human-machine interaction technologies for specific missions, production tasks, operations in extreme environments, maintenance and in the future even in the space environment. Special attention is given to research into new solutions for navigation, mobility and locomotion, motion planning and interaction, manipulation control and AI solutions for robots. Progress 2022 - In 2022, UAV (Unmanned Aerial Vehicle) platforms were designed and developed for activities to test and demonstrate autonomous flight capabilities, advanced sensing techniques were developed for flying platforms in synthetic environments, a robotic arm sorting system was designed and installed and autonomous navigation methods were studied and developed for quadrupedal robots. Quantum Technologies The research area studies quantum technologies to apply them to different areas such as secure quantum communication, quantum sensing, inertial navigation sensors, and quantum computing with special focus on the study of algorithms, which by exploiting quantum computers are able to demonstrate real computational advantage. Progress 2022 - In 2022, work was completed on the experimental setups for the QKD (Quantum Key Distribution) infrastructure, the setup for the quantum random number generator, the phase-1 setup was installed for sensing applications and algorithms were studied and implemented to test QML (Quantum Machine Learning) techniques on quantum computers. Work also continued on the study and development of Quantum Safe. Optoelectronics The research area studies optoelectronics, with a focus on advanced electromechanical systems for optical applications, neuromorphic electro-optical vision, and meta-lenses for electro-optical systems. In order to complement the research activities already in place, the following research areas will be activated in 2023: Space Systems, which will focus on researching new technologies for next-generation products to follow the rapid growth in the space sector, helping to create an integrated approach to Space Systems; Cyber, which will study and develop advanced cybersecurity tools and systems that can apply artificial intelligence techniques to different cases of use of the cybersecurity domain. Electrification The electrification research area is focused on the study of new propulsion systems for the next-generation aircraft of the future. Study activities focus on electric power management (distribution, conditioning, control and storage) and electric machines. Technology modules are analysed in relation to energy storage (e.g., batteries, supercaps, fuel cells, H2, etc.), electrical distribution, power management control, propulsion architectures and "out of the box" aircraft configurations enabled by electrification itself. Progress 2022 - Several fixed-wing cargo aircraft configurations were studied and developed, which were based on different propulsion technologies (H2, Batteries, etc.). A digital model and configuration of a full electric tail rotor were also finalised. Studies and experiments continued on individual technology blocks such as H2 Storage, Fuell Cell, Thermal Management, and Power Management System.

Report on Operation at 31 December 2022 143 Leonardo Labs in detail Future Rotorcraft Technologies It develops technologies and solutions for next-generation rotary-wing platforms with the aim of improving safety and operational flexibility of aircraft and electrifying propulsion systems. Specifically, the Lab is developing advanced modelling solutions, solutions for the application of AI to flight control/management systems for the optimization of pilot-aircraft interaction and research on the electrification of propulsion systems for urban air mobility applications. As regards electrification, new hydrogen rotary-wing platform architectures, configuration analyses and technologies for platform hybridisation, and direct hydrogen combustion system studies are being studied in the Lab. Future Aircraft Technologies It develops technologies and solutions for next-generation fixed-wing platforms as well as analyses new processes and methods to improve the production and monitoring of platforms throughout their life cycle and searches for new architectures and components to make hybrid or electric aircraft. For example, the electrified model of the ATR42 aircraft has been implemented. Furthermore, studies are carried out in the Lab on AI-based solutions for advanced pilot assistance in complex operational scenarios, with the presence of autonomous agents and mission management systems for manned and unmanned aircraft. A data lake has also been designed, developed and commissioned to hold fleet flight data and optimise services and maintenance. Materials Technologies The labs develop new materials, especially composites, and related production processes, with the aim of improving mechanical properties in aeronautical applications, extending life cycle and the possibility of reuse and reducing production costs. Specifically, research was carried out in 2022 on multifunctional materials and structures capable of combining mechanical features, system functionality and specific physical/chemical/mechanical properties. As far as recycling of materials is concerned, for example, waste has been analysed in order to identify the most suitable recycling process in terms of energy cost and technological maturity. Space Technologies It develops advanced monitoring technologies capable of combining satellite data with other data, with the aim of building a global system for monitoring of land and environment, critical infrastructure, management of natural events, EMS operations, health emergencies, smart cities, border controls. Specifically, methods and algorithms will be developed for monitoring based on machine learning and deep learning. A research unit focuses on studying and implementing algorithms for multi-UAV (Unmanned Aerial Vehicle) mission planning in support of applications aimed at providing surveillance, remote sensing, and support services for post-event response operations. Future Security & Safety Technologies It studies new AI-based techniques for analysing, understanding, and classifying audio, image, and video content, to enable autonomous navigation, and to make neural networks more secure. These include techniques for detection, facial and action recognition, classification, re-identification, segmentation, enhancement, manipulation, and anomaly detection (e.g., in fights). The Lab also focuses on applying AI to improve cybersecurity, from early warning of cyber-attacks to detecting, monitoring and analysing intrusions and vulnerabilities. Future Electronics & Sensing It develops technologies and solutions for command and control systems in order to transform current decision support systems into a truly cognitive process that leverages AI and state-of-the-art solutions. Research also covers the development of new technologies and algorithms for autonomous vehicles, the development of a big data framework for predictive maintenance of electronic systems and equipment, and the development of AI-based solutions to be installed on small drones or autonomous agents for supporting both civil and military operations. Sustainability At the end of 2022, the new research line related to Sustainability was launched, which will be added to those already in place by implementing new topics of specific interest to the Group as well as by enhancing sustainability issues in existing research areas. Specifically, the research area will focus on developing solutions to increase the environmental sustainability of the Company's products/services by incorporating sustainability issues in the development of new technologies and in Leonardo's products and services. The main research streams will be: decarbonisation of products and operations, life cycle analysis and circularity, reducing the environmental impact of industrial processes and digital technologies for sustainability.

Report on Operation at 31 December 2022 144 Leonardo also counts on 4 Joint Labs set up in collaboration with industrial partners and research centers, which are world leaders in their respective fields of expertise, with the aim of developing and improving Leonardo’s technology and product portfolio: > the Joint Lab born from the collaboration between Leonardo and Solvay75 is located at Leonardo Lab in Grottaglie (Taranto), and is dedicated to the development of new materials for complex and large aerospace structures. The agreement is the starting point for further collaboration platforms in the short- to medium-term for the development of applications in various fields, including aerospace; > three Joint Labs between the Leonardo Labs in Genoa and IIT (Istituto Italiano di Tecnologia), which focus on research and development of new solutions in robotics for manufacturing and unstructured environments and supercomputing. The three labs are supported by Leonardo and IIT's supercomputers, Davinci-1 and Franklin, respectively. Intellectual property governance In 2022 centralised Governance policies were implemented for the Intellectual Property (IP) to promote the growth and sustainable management of IPRs portfolios, protection in the dissemination of technical and scientific information, support for the protection and industrial exploitation of results achieved in R&D work on the part of the researchers of Leonardo and of Leonardo Labs. Since the beginning of 2022, the new IPRMS system of integrated management of company IP assets has become operational for the entire Leonardo staff members with respect to the areas of patents, trademarks, publications, and enabling technologies, in addition to continuing to update and promote the proprietary (online) Patent Showcase76. The patent offering is also geared toward dual use in technologies in sectors surrounding Aerospace, Defense and Security, in support of the development of small- and medium-sized enterprises (SMEs) and start-ups of strategic interest. A Patent Showcase dedicated to Mechatronics is managed in collaboration with the technological hub of MESAP77. Several IP training activities were also started during the year, through webinars and in-person classes, with the aim of spreading company culture and strategy in the industrial use and management of Intellectual Property. 75 For more details, please see the paragraph on Circular Economy in the chapter on Planet. 76 For more details, please see Leonardo’s Technology Transfer portal. 77 For more details, please see the MESAP website. 14% 4% 7% 11% 12% 8% 19% 11% 14% Patents by key technology Aeronautical Manufacturing Processes & Materials Automation Comms/Cyber/HS Defence Systems Fixed Wing Optronics Rotary Wing Others Surveillance & Targeting 51% 3% 20% 23% 3% Patent by sector Electronics Aerostructures Helicopters Aircrafts Cyber Security

Report on Operation at 31 December 2022 145 Funding programs for research and innovation Leonardo participates in regional, national and supranational research and innovation funding projects and programmes, including major European programmes such as Horizon Europe, which is the successor of the Horizon 2020 programme, Digital Europe Programme, European Defence Fund, the National Technology Clusters, in particular with the chairmanship of the National Cluster for Aerospace Technology, the Regional Technology Hubs and the projects of the Ministry of Enterprises and Made in Italy such as the agreements for innovation and the Competence Centres. Within the Horizon Europe programme for funding of research and innovation, which supports the achievement of the United Nations Sustainable Development Goals, Leonardo is a partner in major projects spanning a number of fields such as: maritime surveillance, space technologies, the reduction of environmental impact to combat climate change, the protection of critical infrastructures and the territory, physical and logical security technology and systems, the technologies for a new generation of more efficient and environmentally friendly regional helicopters and aircraft, on-board electronics in all areas of maritime, land, avionics and space transport, air traffic management infrastructures, eco-design of electronic components and new environmentally sustainable materials. Moreover, in line with the goals of autonomy and technological sovereignty addressed by European policies such as EU CHIPS ACT and Digital Compass, Leonardo is a key player in projects focused on the study and design of future European technology CPUs and GPUs, mainly co-funded by the EUROHPC and Key Digital Technologies Joint Undertakings. In these projects Leonardo contributes to co-design work to ensure suitability in Aerospace, Security and Defense applications. In 2022, Leonardo was awarded European projects in the civil sector for a total funding of more than €mil. 30, distributed according to the funding framework as shown in the chart below: With regard to the National Recovery and Resilience Plan, Leonardo has participated in several projects with the aim of maximising and enhancing collaboration and technology transfer from academia to industry, 46% 2% 2% 10% 9% 31% Financed projects framework Clean Aviation JU EUROHPC JU Digital Europe Programme Horizon Europe Collaborative Research KDT JU SESAR JU

Report on Operation at 31 December 2022 146 leveraging not only the monetary investment but also the PhDs and research fellows who will be funded78. Leonardo is committed to developing skills, directing training activities in line with the needs of the Group's engineering and research facilities especially on the most innovative and disruptive technologies, and strengthening the relationship and collaboration with the supply chain and ecosystem (SMEs, start-ups, clusters, etc.). Specifically, among the initiatives in which it has participated, Leonardo is a founding partner of two of the five National Centers (Mobilità Sostenibile - MOIST - e HPC, Big Data and Quantum Computing), two innovation ecosystems (Rome Technopole79 and RAISE), and 5 extended innovation partnerships (Future Artificial Intelligence Research (FAIR), National Quantum Science and Technology Institute (NQSTI), Security and Rights in the Cyber Space (SERICS), 3A-ITALY) as well as participating in research activities planned for the RESTART partnership. Furthermore in 2022: > The EPI-SGA2, TRISTAN (RISC-V) projects were launched and the ISOLDE project was awarded to support the research and design of the future family of European processors and chips. In these projects, Leonardo addresses the requirements in terms of power, processing capability and security to ensure their applicability up to the end-user and participates in designing green computing technology solutions. > With regard to the circular economy and sustainability, Leonardo participates, within the EECONE project, in the design, implementation and testing of processes for the recovery of electronic circuits and components with twofold objectives: on the one hand to extend their useful life, reducing demand for and supply of raw materials and on the other hand to reuse them to make new electronic circuits that can be integrated into aeronautical structures and components made of carbon fiber. > The EU-CIP project was launched for collaborative networks among key stakeholders in critical infrastructure sectors to ensure their greater resilience. > With regard to quantum technologies, Leonardo is a partner in the MUQUABIS and CARIOQA-PMP projects, which aim respectively to study quantum imaging technologies and to develop the engineering model of a cold-atom interferometer for generating reference signals for next- generation satellite atomic clocks. Leonardo is also one of the Italian leading players involved in the design and deployment of the first experimental QCI network infrastructure in Italy, through the QUID (Quantum Italian Deployment) project. > Within the ELSA project, Leonardo positions itself among the European industries of excellence engaged in setting out new standards for Artificial Intelligence at the European level, specifically addressing the issues, security and automatic analysis of video, audio and textual data for verifying the authenticity of the data as effective tools to cope with counterfeiting. > Within projects funded by the EUROHPC JU with a focus on high-performance computing technologies, Leonardo is participating in the MAX and MultiXscale projects. > Within the Clean Aviation Program, Leonardo has been awarded 8 projects that aim to reduce the environmental impact of next-generation regional aircraft, including the HERA project in which it acts as coordinator. > As part of the Digital Europe Program, DAMAS, whose activities will be started in 2023, it will play a primary role in the digital and green transformation of SMEs and PAs in the Aerospace and Automotive sectors, as the European Digital Innovation Hub, with Leonardo as the lead partner, together with other major national representatives. 78 For more details on Leonardo’s contribution to the NRRP, please see the paragraph on “Leonardo for the National Recovery and Resilience Plan (NRRP)”. 79 With regard to the “Rome Technopole” Innovation Ecosystem, Leonardo participates in the Spoke 1 ‘Applied research, technology development and innovation’, with focus on radar technology, cryptography and quantum communications.

Report on Operation at 31 December 2022 147 > Leonardo is confirmed as one of the leading industrial players in the research and development of quantum technologies and suitable solutions for the quantum communication infrastructure that will cover the entire European Union within the scope of the Euro Quantum Communications Infrastructure (EURO QCI) project. Sustainable mobility in Horizon Europe - Leonardo is involved in Clean Aviation, the new institutional partnership, which, within the European framework programme Horizon Europe for the period from 2021 to 2027, is focused on particularly disruptive technological objectives such as electric and hydrogen propulsion. Leonardo participates in the programme with a particular focus on fixed-wing aircraft in the regional aircraft segment. Furthermore, in SESAR 3, Leonardo continues its work on the developments focused on digitisation and modernisation of the European ATM system. Both of them contribute to the containment of emissions and noise through specific flight procedures and paths. QUID (Quantum Italy Deployment) - The project, which is part of the European Quantum Initiative, has a twofold objective: on the one hand to initiate the nationwide deployment of experimental systems and networks where quantum communication technologies, and in particular quantum distribution of cryptographic keys, can be implemented and tested, with a focus on integrating them with existing communications and on the other hand to employ these systems and networks to develop use cases to support National-level initiatives in support of the EURO Quantum Communication Initiative. Key Digital Technologies (KDT) The JU focused on the development of electronic components and systems, including big data, cloud, software and AI applications for embedded systems, Industry 4.0 and safety & security, started at the end of 2021 and will last throughout the Horizon Europe framework. Leonardo is a founding member of INSIDE, one of the three associations that make up the JU. Leonardo aspires to become a partner in the future European Chips Act. EECONE - European ECOsystem for GreeN Electronic - The project, which is co-funded by the KDT JU, is aimed at the eco- design of electronic components for reuse and disposal. It aims to reduce the level of e-waste generated in Europe and to develop an integrated ecosystem aimed at decreasing from birth the environmental impact related to the disposal of electronic products and to develop new methodologies, processes and metrics for "green" electronics. Leonardo is involved in the development and testing of processes for the recovery of electronic circuits and components in order to extend their life cycle and reuse for the generation of new electronic circuits that ISOLDE – Customizable Instruction Sets and Open Leveraged Designs of Embedded Risc-V processors - The project, which is co-funded by the KDT JU, focuses on the design and testing of a new generation of open-source European processors based on the high-end RISC-V standard, which are functionally customizable. High-level expertise in High Performance Computing and Applied AI, together with the availability of the HPC Davinci-1 infrastructure and dedicated high-performance computing and edge structures, enable Leonardo to address HW, SW processor and operating system requirements, along with some optimisations for AI applications in the space, avionics, security and defense domains. European Digital Innovation Hub (EDIH) - I Digital Innovation Hubs, in synergy with national Competence Centres, aim to foster the adoption of well-established enabling digital technologies such as cloud technologies and applications of data analytics and AI, HPC and cybersecurity, by the industry and organisations in the public sector in Europe. In 2020, the DAMAS hub led by Leonardo was designated by the Ministry for Economic Development (MISE) as a candidate to become one of the EDIHs in Italy. In February 2022, the project was submitted in the EDIH call for tender of the Digital Europe Programme. In June 2022, the European Commission awarded the "Seal of Excellence" to DAMAS, attesting to its high value and suggesting its support through National funding. In 2023, DAMAS will start its activities by joining the European and National network of Digital Innovation Hubs. MAX (MAterial science at eXascale Centre of Excellence) - Exascale machines improve the accuracy of simulations and enable multiple interdependent calculations structured into sophisticated workflows. The project, which is co-funded by the EUROHPC JU, aims to develop applications and workflows for numerical simulation of the properties of advanced materials, such as semiconductors. Leonardo’s activities include contributing to the development of a Digital Twin of semiconductors used in Radar devices based on AlGaN composites. EURO CC Phase 2 (NCC) - National Competence Centres provide high-performance computing services to industry, academia, and public authorities and tailored/modular solutions for a wide variety of users, with the goal of facilitating and fostering the transition to wider HPC deployment in Europe. Leonardo European Research Programmes

Report on Operation at 31 December 2022 148 can be integrated into aeronautical structures and components made of carbon fiber. MultiXscale-CoE – The project promotes the transition to exascale capabilities by developing or augmenting parallel codes for multi-scale modelling to solve scientific, industrial or societal challenges. Leonardo is involved in the development of Lattice Boltzman codes, for fluid-structure interaction, intended to be used for Leonardo Digital Twin aircraft and helicopters. contributes to the governance of the Italian Competence Centre, and to promote the adoption of HPC, Digital Twin, Big Data and AI technologies for the Italian industry system, with specific regard to SMEs and their supply chains, in order to encourage participation in funding and development opportunities promoted by EuroHPC JU. The project is a continuation, in phase 2, of the EUROCC project funded under Horizon 2020. Research programs and funding for European Defense Within the European Defence Fund – EDF 2021, Leonardo was awarded 19 projects, with a success rate of 90%, including one in a coordinating role on the Advanced Radar Technologies topic. For these projects, Leonardo will receive a total funded amount of approximately €mil. 70. Under the EDF 2022, Leonardo applied for 19 proposals in 2022, which are currently being evaluated. Leonardo's participation is addressed and coordinated with the Ministry of Defense. EDF is confirmed to be a strategic programme for Leonardo as it allows the development of technologies and prototypes that may reach a high level of technological maturity (Technology Readiness Level - TRL) in line with the Company’s technological plan. During 2022, work continued on the collaboration with the 5th Department of Segredifesa (Italian Defence Secretariat General) on technological innovation for Defence both at national (National Military Research Plan - NMRP), European (with the CapTech groups of the European Defence Agency - EDA) and NATO level. There are two Leonardo projects that were awarded in 2022 under the NMRP with focus on space cloud solutions and autonomous ground combat systems, while 4 additional projects are under evaluation. Open innovation & multi-contest Leonardo's approach to Open Innovation, in which interaction and collaboration become a driver to competitiveness, aims to respond to the next technological, environmental and social challenges and to identify new talents in the field of STEM, enhancing their know-how. In 2022 several projects were launched to collect and share contributions capable of projecting Leonardo towards long-term technological scenarios and trends, strengthening the network of collaborations with customers, universities, research centres, spin- offs and start-ups. These include the review of existing and proven formats such as the Innovation Award, and direct collaboration with start-ups and spinoffs, the confirmation of new projects launched in 2021 such as the first in-house Solvers Wanted scouting platform of innovative technology solutions and the participation in the “Open Italy” programme for the launch of co-innovation projects with start-ups. In addition, Leonardo collaborates with third-party innovation ecosystems that carry out scouting and showcase operations for the most promising start-ups, including PoliHUB Observatories such as Start-up Intelligence and BDR-Borsa Della Ricerca, and participates in national and international third-party accelerators and incubators, including those promoted by CDP (Cassa Depositi e Prestiti) and ESA. Finally, the first in-house accelerator program of the Business Innovation Factory (BIF) was concluded. Network with universities and research centres Leonardo has carried out a mapping of more than 90 universities and research centres in Italy and worldwide, including through indicators from third-party sources80 to identify the entities with which to enter into 80 Among the third-party sources used: ranking of “Top 2% Scientists Worldwide” of Stanford University, other indicators such as H-index, the conditions of “ERC Grant Recipient” or of “IEEE Fellow”, the list of 180 excellence departments of ANVUR for departments.

Report on Operation at 31 December 2022 149 framework agreements and select partner universities with which to enter into direct collaboration agreements and to grant PhD scholarships for Leonardo Labs and Divisions. In particular, in 2022 framework agreements were entered into or renewed with the Polytechnic Universities of Milan and Turin, the Rome La Sapienza University, the University of Genoa and the CINI, which will be added to the pre-existing framework agreements with Alma Mater Studiorum University of Bologna, CINECA and CNIT; other two agreements are being concluded with two major universities in Southern Italy. During 2022, Leonardo S.p.A. negotiated and concluded two major collaboration agreements: one with Imperial College London and one with Université du Québec en Outaouais (Canada), forming the basis for future high-level scientific and technological collaborations with qualified international partners (the universities and their innovation ecosystems).

Report on Operation at 31 December 2022

**Leonardo's open innovation model**


Field of Application
Business Financial Return
Engineering / Operation / Manufacturing
Low TRL Tech Talent
STARTUP EQUITY ENGAGEMENT
ACCELERATORS
BUSINESS INNOVATION FACTORY
EXTERNAL SCOUTING
INTERNAL CONTESTS
SOLVERS WANTED
Universities & Research Centers
Startup & SME
Innovators Target
Contest, Challenges & Hackathons
Tech & Startup Scouting
Accelerators
M&A & Equity

## Contest and Hackaton

**Drone contest** - This open innovation project, which was launched in 2019 in Italy, is aimed at fostering the development of artificial intelligence applied to the field of remotely piloted systems. Leonardo is coordinating the project, which involves a path to technological development and experimentation in phases with a total duration of three years to mature algorithms and solutions for cooperative autonomy of drones in any operational scenario. 2022 saw the completion of the last challenge of the three-year pathway, which involved six universities: Turin Polytechnic, Milan Polytechnic and the Universities Alma Mater Studiorum in Bologna, S. Anna in Pisa, Tor Vergata in Rome and Federico II in Naples.

**World T TeC** – 2022 saw the completion of the third edition of Telespazio and Leonardo's contest aimed at students, PhDs and researchers all over the world, on technological issues in space domains. As many as 20 proposals with 69 participants from 21 universities in 12 countries. The project has been managed within EXPO 2020. The fourth edition of the contest was launched, which was mainly targeted at Universities and start-ups.

**Solvers Wanted** - Through the new scouting platform, Leonardo offers challenges, technological contests and new ways of collaboration to the sector of start-ups, universities, spin-offs and research entities to find ideas and innovators, together with whom to face current and future challenges. Seven challenges were completed - 1 on Pilot performance Monitoring, 2 on quantum technologies, 2 on 5G, 1 on structural batteries and 1 on Brain Computer Interface – in the period from 2021 to 2022. n addition,

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Report on Operation at 31 December 2022 151 a technology network for the future aircraft, F2Link-Future Flight Leonardo Innovation Network, has been established, involving more than 20 universities, startups, SMEs and large companies. Partnerships with CDP Venture Capital SGR and universities – In 2022 Leonardo confirmed membership as a partner in various programmes and projects: > RoboIT - This is the first National Hub for the Technology Transfer of Robotics in Italy, which has been established by CDP Venture Capital SGR in collaboration with the Italian Institute of Technology (IIT) of Genoa, and which also involves the University of Naples Federico II, University of Verona, Scuola Superiore Sant'Anna of Pisa. > CyberXcelerator – This is an acceleration programme in Cybersecurity and AI of the National Network of Accelerators CDP - National Innovation Fund - with the participation of the start-up Wise Guys, one of the leading B2B accelerators at global level, and which sees Italgas, NTT Data, University of Calabria as partners in addition to Leonardo. > Business Incubator Centre – Leonardo and Telespazio are partners of ESA BIC (European Space Agency Business Incubator Centre), the new center based in Turin to support new Italian start-ups in the aerospace sector. The Politecnico, Incubator I3P and Fondazione LINKS are responsible, on behalf of ESA, for the implementation and operation of the incubator. Other affiliated partners include the Piedmont Aerospace District, Thales Alenia Space Italy, Avio, and numerous innovative industrial companies. External Scouting Proof of Concept (PoC) in collaboration with start-ups – some examples: > Real-time information on the status of helipads and future vertiports in the context of Urban Air Mobility (UAM) - In collaboration with the start-up Oilchain, a solution is being tested to enable better management of low-altitude flight operations by integrating an innovative network of Ground Stations into its air traffic control systems. > Digital Health, with a pre-triage mechanism to facilitate diagnosis and monitoring of patients' health status, even remotely - In collaboration with the start-up Hero, an AI and Computer Vision solution has been developed to monitor patients' health and wellness status remotely by extracting specific health and wellness indicators of the persons concerned (e.g., temperature, saturation, pressure, emotional state). > Follow up on HPC efficiency improvement and green computing - In 2022, work continued, in collaboration with the start-up Modelway, to model davinci-1 power consumption as a function of computational load and increase efficiency, for example by putting little-used processors on standby or reducing cooling power during periods of low use. > Digital Twin to map the water resources of soils and reservoirs at its sites - In collaboration with the waterjade, combining the latest hydrogeological models with artificial intelligence, Leonardo has developed a digital twin that can classify water stress and predict the actions needed for risk mitigation. > An increasingly immersive flight simulator - The start-up Betadynamiq will enable Leonardo to have a weareable system, interfaced with the flight simulator, which can provide a number of benefits such as increased immersiveness thanks to haptic feedback at the pilot's wrist and decreased time spent searching for command thanks to the ability to command the simulator with voice. Accelerator Takeoff – This is an acceleration programme dedicated to start-ups that develop solutions and services in the aerospace and advanced hardware sectors, in which Leonardo is a corporate partner. The project aims to increase the competitiveness of the national aeronautics and aerospace system and will be another step in the growth of Leonardo's innovative capacity and propensity for innovation.

Report on Operation at 31 December 2022 152 Business Innovation Factory In 2022 Leonardo has equipped itself with its own Corporate Accelerator, named Business Innovation Factory, with which it has approached Open Innovation collaboration with the start-up Deep Tech in a more systematic way. The intent was to be able to scout for new products and technologies in Leonardo's areas of interest and to also accelerate new start-ups in the relevant industry in order to attract and generate value in Italy. The first call was launched on two technology themes of particular interest: Autonomous Systems and Servitization. The call received 172 applications of which 59% were from Italy, 24% from Europe and 17% from the rest of the world. Downstream, 10 start-ups were selected to run a 5-month acceleration programme with direct involvement of Leonardo staff who provided mentoring services to better follow the entities involved and make an effective cultural change across the organisation. All 10 start-ups successfully completed the programme and on 2 of them Leonardo decided to make an additional equity investment. Company contests Innovation Award – The year saw the 16th edition, which involved the participation of more than 800 proposals and in which tangible innovation achievements in 2020-2021 were awarded in the following areas: Technology Results, Product Results, People, Promotion of Leonardo Culture and Values, Digitisation, and Sustainability. A new edition was launched in December 2022, which will include the new areas: Idea, Innovative Factory and Innovative-Supplier Collaboration. Technology Communities - Leonardo's Technology Communities, which are made up of teams of Leonardo employees and which are also open, where necessary, to the participation of third-party partners such as universities, research centres and companies, constitute the "collaboration framework" dedicated to issues linked to technological innovation and related processes and methodologies. Two technology communities, the "5G Community" and the "Graphene Community", are currently operational, which are committed to the development of technological skills, research on possible applications and use cases, including in collaboration with Leonardo Labs, and to the dissemination of the advances achieved through events, conferences and publication of studies. In 2022, the first Innovation Focal Point community was launched, which is an active network created for greater coordination of Open Innovation activities within the Divisions and the central Corporate unit. New Sustain-Able challenge on the entire Italian company staff - In collaboration with the start-up Up2you, a new challenge was proposed on the platform that engages the company staff on sustainability issues through gamification.

Report on Operation at 31 December 2022

# LEONARDO FOR THE NATIONAL RECOVERY AND RESILIENCE PLAN (NRRP)

Since the first official drafting of the Recovery and Resilience Plan, Leonardo's action has had as a fundamental catalyst the desire to confirm itself as Italy's partner in its digital, ecological and industrial transition process, in full accordance with its "Be Tomorrow - Leonardo 2030 Strategic Plan". By leveraging its core assets and distinctive competencies as enabling factors, the Group has identified seven Clusters of interest in which it can act as a driver of development: **Global Monitoring (road infrastructure, environment, etc.), Smart Cities, Healthcare, Digital PA, Space Logistics, Education and Research**.


Leonardo Assets & Competences – enabling factors
Private cloud / Hybrid
High Performance Computing
Artificial Intelligence Algorithms
Predictive Simulation Capacity
Tools for +Decision-making Support
Command & Control
Space Assets
Cyber Security
Global Monitoring
Continuously monitor and secure the country's critical infrastructure
Digital PA
Promote the provision of easily accessible, efficient and secure digital public services
Education & Research
Contribute to the development of a digitized, integrated and homogeneous education system throughout the country
Space
Contribute to the growth of the Space Economy as a strategic activity for the country's economic development
Health systems
Contribute to the development of an efficient and interconnected health system
Smart City
Increase safety and resilience of cities by promoting sustainable mobility and direct communication with citizens
Logistics
Contribute to a connected, automated and safe multimodal logistics for an effective handling of people, vehicles and goods
Map to
SUSTAINABLE DEVELOPMENT GOALS
In line with the UN Sustainable Development Goals
6/6 NRRP missions
All divisions/ companies involved

## NRRP – Leonardo ongoing projects

### Global Monitoring

Projects to monitor and secure the country's critical infrastructures on an ongoing basis. Leonardo has structured projects that focus on the areas of monitoring road infrastructure (roads, bridges, viaducts, tunnels) and environmental monitoring. Leonardo also operates in this area through the "Mille infrastrutture" business network, fostering the involvement of technology hubs, research centres and universities, in addition to large-, medium- and small-sized enterprises, aggregating a total of more than one hundred public and private players. In particular, Leonardo was awarded the following major tenders from a positioning perspective:

- ANAS (National Road Operator) tenders, covering respectively i) the BMS (Bridge Monitoring System) for the development of a platform for the management of bridge inspection work and ii) connectivity services for data transmission from sites to central systems;
- tender for the security assessment of the Ferrovie dello Stato Group's IT systems.

Furthermore, Leonardo has entered into a Memorandum of Understanding with Unione Province Italiane (UPI) and Associazione Nazionale Comuni Italiani (ANCI) aimed at supporting Provincial and Municipal governments in understanding technologies applicable to the classification and risk management of works of art.

### Digital PA

In agreement with TIM, CDP and Sogei, Leonardo is part of the National Strategic Hub (NSH) for the implementation of the National Cloud, which aims to ensure the sovereignty of the data and information of Italian Public Authorities and citizens while respecting privacy, security, compliance and efficiency. Leonardo will, together with the other partners, provide specific proprietary assets in addition to the strategic partnerships set out with the various Cloud Service Providers.

Furthermore, Leonardo has gained, through the Consip SPC Lotto II agreement, a contract for the monitoring and protection of the Sibari Archaeological Park. In such a model, site systems make information available to regional

153

Report on Operation at 31 December 2022 154 situation rooms, which in turn can aggregate, enrich and provide that information to higher levels of the hierarchy (e.g., national monitoring sites). Education and Research In the area of Research and Innovation and in line with the provisions of the "Be Tomorrow – Leonardo 2030" Strategic Plan, Leonardo participates, to a significant extent, in the NRRP's "dalla Ricerca all’Impresa" mission, contributing and co-funding research projects, including through Leonardo Labs. In particular, Leonardo is a founding member of the National Centre on Sustainable Mobility, the Supercomputing and Quantum Computing Centre and the Lazio Innovation Ecosystem (Rome Tecnopolo) and is affiliated for research activities with 2 other innovation ecosystems, the National Agritech Centre (through Telespazio), 1 Innovation Infrastructure and 6 Extended Partnerships, collaborating with major national universities and research centres in the areas of cybersecurity, quantum sciences, circular and sustainable economy, future communications and space. Space In the Space Economy area Leonardo follows some streams of the NRRP Mission 1 - Component 2 - Investment 4 chapter, including: Earth Observation (ESA tenders with respect to constellation, downstream and services), In-Orbit Economy (Italian Space Agency tenders for allocation of funds for SST - Space & Surveillance Tracking - and IoS Systems) and Space Factory ("Launchers" programme operated by ESA and led by Avio, for eco-friendly launchers). Health systems Leonardo is one of the successful bidders (holding a share based on ranking) of the three Consip Framework Agreements on NRRP funds in the Digital Healthcare area: 1) Clinical-Assistance Information Systems; 2) Health Information Systems and Citizen Services; 3) Management Information Systems. The overall objective is to improve the efficiency of care levels through the adoption of innovative and technologically advanced solutions and the enhancement of digital assets and support for the digital transformation process of public health facilities while adapting structures and organisational models to the best international security standards. Smart City Projects to increase the level of security and resilience of cities by fostering sustainable mobility and direct communication with citizens. Leonardo has developed projects relating to smart and sustainable mobility applied to local public transport. The Group has competencies that are useful for enterprises and citizens who make use of the service, which contribute to a new concept of smart local mobility. Furthermore, Leonardo can contribute to creating, through its subsidiary Industria Italiana Autobus, an electric bus production chain that is 100% Italian. Logistics Projects to contribute to the development of connected, automated, safe and sustainable multimodal logistics for efficient movement of people, vehicles and goods. Work progress at the National Strategic Hub (NSH) December saw the completion of the testing and checks for compliance involving the data center infrastructure, which will enable the Hub to start delivering services on national "private cloud" to Public Authorities. The following are the main milestones: > establishment of the company NSH (August); > stipulation of the Convention between NSH and Department (DTD) and start of work (August); > finalization of detailed design and set-up of dedicated NSH rooms within TIM's 4 data centers (November);

Report on Operation at 31 December 2022 155 > notification of the completion of infrastructure implementation (Dec. 1 - delivery of the physical infrastructure of the 4 data centers totaling 800 sq. m. - equipped spaces, racks and the first servers installed); > completion of the infrastructure compliance audit by an independent third-party company that certified the achievement of the NRRP milestone of setting up the Hub infrastructure (December); > delivery of detailed documentation related to digital services and notification of readiness to start PA migration activities (December).

Report on Operation at 31 December 2022 156 SUPPLY CHAIN VALUE Leonardo’s supply chain is made up of 10,500 companies around the world, which contribute on a daily basis to the competitiveness of the business, ensuring compliance with quality and safety requirements in the supplies and actively collaborating in the management of contracts and open innovation processes. It is a supply chain that includes both international players in the sector of Aerospace, Defence and Security, which supply highly complex systems and subsystems integrated into Leonardo platforms and many small and medium-sized enterprises (SMEs), the technological specialisation of which contributes to the creation and success of our products. Leonardo's considerable industrial footprint in its domestic markets (Italy, the United Kingdom, the United States and Poland) has in fact enabled the development of local supply chains with a high intensity of knowledge and innovation, which are a key asset for the relevant local areas in terms of economic and employment impact and even more so for the quality of the skills developed and the technological content of the products and services we create. This is where most of the Group's purchases are concentrated and Leonardo acts as a driver to the growth of the chain, through the creation of partnerships and the implementation of development programmes. The supply chain in 2022 €bil. 9.5 of purchases of goods and services 65% incidence of purchases on revenues 82% of purchases related to domestic markets, with a supply chain of more 6,300 SMEs Local supply chains – Incidence of National SMEs in domestic countries81 81 Calculated as the number of SMEs out of total suppliers by country. 86% 70% 61% 82% 58% 42% Purchase by category Goods Services 49% 20% 12% 11% 8% Purchase by country Italy United States of America United Kingdom Rest of Europe Rest of the world

Report on Operation at 31 December 2022 157 Supplier relations are managed by a professional family of over 1,700 Procurement & Supply Chain professionals worldwide committed to create a quality, innovative, integrated, resilient and sustainable supply chain. This objective relies on four key pillars within which projects, initiatives and concrete tools are developed to support our Group's growth, building a sustainable partnership with the excellences in the supply chain, while optimising costs and creating value, in compliance with Leonardo's security and compliance standards. 4 Pillars of Leonardo’s procurement and supply chain strategy Sustainable growth Efficiency and value creation Delivery / Excellence of processes Security & Compliance Partnerships and supplier development programmes An essential prerequisite to achieve the growth envisaged in the Be Tomorrow – Leonardo 2030 Strategic Plan is the excellence of the supply chain, which must be able not only to ensure adequate operational performance, but also to be able to cope with the new complex challenges posed by the market, which require financial strength, expertise and rapid adaptation response. With this in mind, in 2018 Leonardo launched a programme for the development and growth of its suppliers - LEAP (Leonardo Empowering Advanced Partnership) with the aim of accelerating and supporting the growth of SMEs in the AD&S supply chain, making them more financially strong, able to invest and work on higher value-added projects and ready to compete on an international scale. LEAP has marked a paradigm shift in relations with suppliers, moving beyond a management model based merely on business relationships and cost reduction, with a view to establishing effective collaborative engagement, medium- to long-term partnerships, capable of fostering investment and accompanying the growth of the supply chain's excellences in terms of both service quality and size. In 2021, the programme incorporated innovation and sustainability objectives into the supply chain development plan, raising the supply chain's ambitions toward digital transformation, cyber security and green transition. An improvement plan has then been prepared for each supplier, which makes use of the development projects put in place by Leonardo, even in collaboration with third-party stakeholders, including: the managerial training and mentoring Elite-Leonardo Lounge programme for entrepreneurs, developed with the Italian Stock Exchange’s Elite scheme to improve managerial expertise and capabilities, strategic vision, internationalisation and sustainability of enterprises; the package of financial support tools for the supply chain, developed with the Group's main banking partners; technical/specialist and managerial training courses, provided free of charge to suppliers; assessments on digital maturity and cyber security to develop Industry 4.0 projects, carried out in partnership with the Confindustria DIH network; workshops on sharing the technology roadmap and the creation of an open innovation network to improve the ability to innovate; the provision of shared services delivered by Leonardo (such as regarding raw materials and transport) and a performance appraisal model.

Report on Operation at 31 December 2022 158 LEAP – Supply chain development projects In 2020, Leonardo introduced a supplier evaluation model named LEADS (Leonardo Assessment and Development for Sustainability) with the aim of better understanding the performance and potential of its key suppliers, with specific regard to sustainability and development issues and risks, by monitoring 3 axes: 1) performance, from the perspective of quality, punctuality and costs, 2) technical and operational capabilities and asset availability, 3) sustainability, from the perspective of managerial and innovation capabilities, compliance with ESG principles and compliance and risk management practices. More than 150 suppliers involved in improvement and development projects in Italy and the United Kingdom, of which more than 130 with LEAP ELITE-Leonardo Lounge 67 key suppliers participating in the 2- year programme, for a turnover of €bil. 1.3 and a total of 7,500 employees LEADS 800 Italian and foreign key suppliers involved in the new sustainability assessment More than 22,000 training hours into managerial, technical and specialist skills delivered to suppliers With reference to the ESG Sustainability axis of the LEADS model, Leonardo evaluated, between 2021 and 2022, more than 800 key suppliers82, including more than 600 in 2022, with 200 KPIs, identifying strengths and areas for improvement in the supply chain regarding issues such as innovation capacity, STEM and managerial skills, circularity, and reduction of environmental impacts. Based on the results of this process, Leonardo then prepared and promoted the "Manifesto for Supply Chain Sustainability," to support and 82 Covering over 32% of the value of orders placed with suppliers (64% compared to the Italian supply chain).

Report on Operation at 31 December 2022 159 accelerate the transformation of its supply chain. Among the 800 key suppliers analysed on the ESG Sustainability component, 54 were included in a continuous improvement plan, which also includes other two LEADS assessment axes (Operational Performance; Technical Skills and Industrial Capabilities) and whose progress is monitored by a multifunctional and multidivisional team on a quarterly basis. One year after the first measurement, the results of the second sustainability assessment showed significant improvements in all areas of analysis, with an increase in the level of maturity of the supply chain on ESG issues and a concurrent reduction in the reported risks while enhancing Leonardo's commitment to the LEAP development programme. In particular, there has been about a threefold increase since the first assessment in the number of suppliers that have been evaluated with a positive performance. LEADS – Main results of the survey on the supply chain’s sustainability Leonardo Sustainable Supply Chain Manifesto Based on the results of the first LEADS assessment on supplier sustainability, Leonardo has published the Sustainable Supply Chain Manifesto, which addresses three main themes, strongly in line with Italy's development guidelines: Digital Transformation, Cyber Security, People & Planet. These priorities, which are structured into 18 concrete projects, with progressive and measurable milestones, intend to support and accelerate the transformation of Leonardo’s supply chain that is largely made up of SMEs, helping supplier companies to direct their efforts and investments to compete in international markets. The Manifesto was presented during the digital event Leonardo for a Sustainable Supply Chain, an occasion on which the Company, with the participation of top management and leading market players, also illustrated the challenges and opportunities for the Italian AD&S supply chain and shared the expectations and development guidelines to support an increasingly competitive, integrated, innovative and sustainable business ecosystem.

Report on Operation at 31 December 2022 160 Leonardo Supplier Award – This was the second edition of Leonardo Supplier Awards, which are conferred by Leonardo to recognise key suppliers who have distinguished themselves for their commitment to excellence, spirit of collaboration and results achieved. In particular, awards were conferred to 39 suppliers at global level, 29 of which classified for Performance Excellence Awards (in recognition of punctuality, quality, spirit of collaboration and commitment to excellence), 5 for Sustainability Awards (in recognition of the results achieved and commitment to sustainable development among the 600 suppliers analysed with the LEADS-ESG programme in 2022) and 5 in the “Vision for Growth” category for sharing the vision, dynamism and effectiveness in achieving the goals of the LEAP programme. ELITE Leonardo Lounge – This is a two-year development programme targeted at entrepreneurs and top managers of supplier companies to accelerate their resilience and growth by facilitating access to capital, network and key skills. 67 key suppliers participated in the programme, coming from 13 Italian regions, with an aggregate turnover of €bil. 1.3 and a total of 7,500 employees. LEAP Technical Training - 70 training courses were delivered to improve the technical and specialist skills of managers, white collar and blue-collar workers employed by the companies in the supply chain, in order to also respond to the demand for new skilled labour expected in the coming years. Leonardo has extended the training services provided by its subsidiary, Leonardo Technical Confindustria’s Digital Innovation Hub for digital transformation – Raising awareness of and training in 4.0 technologies, assessment of the level of digital maturity and cyber security, development of a roadmap and support to the networking of suppliers in the Industry 4.0 ecosystem, from smart factories to Competence Centres. In June 2022 results were presented for the Leonardo Digital Supply Chain Project, which involved a total of 49 suppliers, for an aggregate turnover of €mil. 850 and a total of more than 4,800 employees. Supply Chains for the 21st Century (SC21 Operational Excellence) – In the United Kingdom, Leonardo relies on 69 suppliers, 17 of which are sponsored directly, involved in the industry program that aims to improve industry performance, competitiveness and productivity by creating greater customer/supplier collaboration based on continuous improvement. Supplier Relationship Management (SRM) – The objective of the SRM project in the United Kingdom is to collaborate with 18 key suppliers in indirect procurement, in a partnership and continuous improvement approach, on five key areas: resilience, cost efficiency and value generation, innovation, sustainability and methods of collaboration. Thematic workshops have been organised with the 18 partners on initiatives and opportunities for reducing CO2 and improving other sustainability indicators of Leonardo. Among the Supply chain training and growth programmes People & Planet Social and environmental responsibility to reduce risks, mobilize resources and create value Cyber Security Ensure adequate security standards along the supply chain to spot the future requirements of the Defence programmes Digital Transformation Increase digital collaboration along the supply chain, leveraging on the new technologies in order to speed up the development of new products, improve the synchronisation of operations and the offer of services to customers • Collaborative development using digital twin products • Production and maintenance supported by advanced technological tools • Collaboration on the AirSupply platform • Quality management with new technologies for defect prevention, detection and analysis • Logistics and Transportation – Smart inventory, tracking systems (RFID, blockchain) • Big Data Analytics – Data generation and analysis to improve data- driven processes, products and services • Asset survey with automatic discovery tools • User terminals with security guarantee • Cyber security organisation and employee training • Policies and procedures for a digital business • Communication protection - Firewall, Intrusion Prevention and Intrusion Detection System (IPS, IDS), robust VPN • Cyber security rating with platforms which identify and analyse the external perimeter vulnerabilities • Safety first – Health & Safety on the workplace through advanced management systems • Responsible business and talent development, in line with Leonardo’s principles and rules and fostering gender equality and managerialization • Industrial efficiency, also through lean transformation programmes • Action for planet – Mobilize resources to measure and reduce GHG emissions, water consumption and waste production • Green energy , aiming at 100% renewable energy of guaranteed origin • Ecodesign and circular economy – Conceive new products with eco-friendly materials under a circular economy perspective

Report on Operation at 31 December 2022 161 Training, to include suppliers, delivering a training course in line with the LEADS assessment model and customised through the participation of Group managers. Among the courses offered there are: project management, design excellence, manufacturing excellence, competitiveness and cost reduction, process and product quality, industry 4.0 and cyber security, sustainability and ecological transition, data protection. The programme, which was launched in 2020 and is funded by Fondimpresa, involved 17 additional suppliers in the second edition in 2022. More than 900 employees from the companies involved have participated in the two editions for a total of more than 22,000 hours of training. Supplier 360 Capability Assessment – More than 70 key suppliers of the Electronics Division in the United Kingdom have been involved in the Leonardo programme for evaluation and development of technical capabilities and performance, involving 27 SMEs and paying attention to ESG issues. achievements of 2022 were a redesign of the supply chain with a view to proximity and enhancement of local communities and the establishment of partnerships to reduce food waste. Leonardo for a sustainable supply chain – More than 500 Italian SMEs have been selected by Leonardo to take part in a new training course using video sessions, created in collaboration with The European House – Ambrosetti and made available free of charge to suppliers through a specially developed e-learning platform. The project aims to support suppliers in preparing a sustainability plan and reporting progress through a dedicated toolkit. Of the 500 SMEs involved, about 300 have already completed the courses. Sustainable supply chain management Among key priorities for Leonardo is that of ensuring the sustainability of our supply chain, which represents a strong commitment to the Group's stakeholders. In recent years our focus on environmental, social and governance (ESG) issues has gradually increased in all phases of collaboration with suppliers: from the application to become a supplier, to the pre-qualification and qualification phases to enter the register, from selection criteria to the contractual Terms & Conditions, up to due diligence audits and development plans of suppliers. In the pre-qualification phase Leonardo verifies whether the economic, financial, ethical, legal, social and environmental requirements are met, while in the qualification phase it assesses the technical and operational capabilities of the supplies, as well as the minimum requirements requested by Leonardo on environmental management, protection of conditions and rights of employees, protection of health and safety, cyber security and intellectual property protection. According to the product sector, an additional verification on product qualification may be necessary to check compliance with the technical requirements of the component or part to be purchased. Furthermore, for some product areas, supplier selection takes account of the availability of specific additional ESG requirements, for example, the possession of ISO 14001, ISO 45001, quality and cyber security certifications. Maintenance of the requirements is monitored via periodic checks throughout the entire duration of contractual relationships, both through recurring audits (every two years for pre-qualification requirements and every three years for qualification requirements) and through periodical audit plans, with serious or repeated non-compliance with requirements resulting in temporary or definitive exclusion from the Register83. In the United Kingdom, Leonardo has been actively involved since 2015 in the JOSCAR (Joint Supply Chain Accreditation Register) industry project to qualify joint suppliers and help guide the future development of the Aerospace and Defence programme in the country. In 2022, the Group increased its participation in the program to over 700 suppliers involved. JOSCAR, in which 70% of the participants are SMEs, launched in 2022 a portal dedicated to small and medium-sized enterprises in order to rationalise the number of communication channels used and provide a single point of access for both current Aerospace and Defence suppliers and new firms that intend to enter the market84. The initiative continues to evolve as more companies join the community of buyers and the evaluation criteria used are updated to reflect the latest 83For further details see the section Other indicators. 84About 550 companies have already registered on the portal.

Report on Operation at 31 December 2022 162 industry developments in the field of ESG85. In 2022 too, Leonardo updated its supplier qualification approach in the United Kingdom, by promoting ESG criteria even for suppliers not participating in the JOSCAR programme. The Group has also launched specific projects that involve suppliers to integrate environmental factors into supply chain management and reduce its environmental impact, including working groups and workshops to promote decarbonisation and chemical and environmental compliance, research projects to create more efficient products and materials that reduce atmospheric and acoustic emissions, and exploit technologies such as additive manufacturing, as well as pilot projects to promote the reuse of packaging86. Main phases of supplier selection and management87 Leonardo engages suppliers on key and operational issues relating to the supply chain, including obsolescence management, procurement of critical materials and the growing risk of cyber-attacks. An increasing number of selected suppliers share their risk registers with Leonardo, and the company, in turn, shares the results of risk analyses with them as part of related projects. 85Additional details available on the website of the initiative. 86For further details on the fight against climate change and the circular economy model within Leonardo, reference is made to the section Planet. 87 The figures refer to Leonardo SpA, Leonardo Global Solutions, Leonardo Logistics, Vitrociset.

Report on Operation at 31 December 2022 163 Crisis teams for Covid-19, raw materials and electronic components, Russia-Ukraine conflict - Leonardo has established a multi-divisional management team for structured coordination among procurement managers across various countries to manage communication, monitoring and action plan definition activities on global procurement issues. The team, which started its operations during the Covid-19 emergency in 2020, continued its work in 2021 and 2022, with a focus on assessing and mitigating procurement issues concerning critical materials and microchips through ongoing monitoring of suppliers of greatest interest. Electronic component analysis – In the United States Leonardo DRS has created a tool to identify Circuit Card Assembly (CCA)-related risks and improve supplier performance. The tool allows in fact the analysis of more than 1,500 CCAs associated with about 40,000 components, identifying risks of obsolescence, lead-time, price, or related supply shortages. It has also set up four Commodity teams to manage these risks in a coordinated manner during the pandemic. In particular, automated tools have been developed to improve CCA component obsolescence management and decision- making processes, which are linked to internal and external sources, which reduce analysis time by more than 50%. In this manner, Leonardo DRS has identified opportunities to ensure product development and production despite procurement-related challenges. Security and resilience – Leonardo has strengthened security risk management in the supply chain by requiring security requirements from the qualification stage. For project supplies that must meet specific security requirements or key projects, it has outlined a homogeneous, cross-sector approach to identifying, assessing and managing security risks, monitoring identified risks and related treatment actions on an ongoing basis, and fostering better communication between divisions, as well as integration into the Company's risk management process. In the United Kingdom, Leonardo also participates in the cross-sector Supply Chain Resilience Working Group, launched by the UK Ministry of Defence in 2020 to better manage risks and strengthen supply chain resilience; while in the United States, to effectively respond to the US Department of Defense’s regulations, aimed at mitigating cyber security risks in the supply chain, Leonardo has organised several workshops for procurement and supply chain professional family to support large and small suppliers in achieving or exceeding compliance with the new regulations. Regulatory compliance tracking systems have also been strengthened, making it easier to support the supplier and act to mitigate risks. Climate Change and Sustainability Working Group – Leonardo collaborates in the cross-sector working group formed by the UK Ministry of Defence in 2021 to align the priorities of its key suppliers in combating climate change. In this regard, the Working Group has REACH and chemical substances - Leonardo acts in compliance with the REACH regulation with the objective of reducing the use of hazardous substances from its processes and products by 15% by 2025 and 50% by 2032 compared to 2022, considering the specific features of each business in which it operates. The reduction is calculated based on the indicator “kilograms of SVHC substances purchased (in Annex XIV of the Regulations as of 31/12/2022) per production hours. The Company has identified the hazardous substances used in industrial processes, started a rationalisation of the substances purchased, in compliance with the restrictions and exceptions provided for by the Regulation, and provided for mitigation plans for each division, as well as specific objectives for the reduction, and where technically possible, the elimination of hazardous substances from products, while also taking advantage of eco-design initiatives that make it possible to identify alternatives with lower impact right from the design phase. Leonardo collaborates with third-party business partners to identify, develop and test together alternative solutions, including within the framework of national and European research and funding programmes, and involves suppliers in the management of hazardous substances and compliance with REACH regulations through contractual clauses and training courses on the subject. Leonardo participates and leads the working group of the European Aerospace and Defence Association (ASD) on REACH and chemical substances, supporting the actions towards the European Commission and Parliament and the dialogue with the European Defence Agency (EDA). Among the projects carried out in this context are the definition of a guideline to simplify the approach for waste management in the sector (Waste Framework Directive); the Working Group set up within the Chemical Strategy for Sustainability REACH and Classification, Labelling and Packaging (CLP) to inform the European Union of the needs of the sector in view of the update of the REACH and CLP regulations; participation in the CEFIC (European Chemical Industry Council) round tables to follow initiatives related to product sustainability and safe and sustainable design. Leonardo also chairs AIAD's REACH Working Group to coordinate dialogue with the Italian Ministry of Defence and political counterparts and participates in the UK Ministry of Defence's Sustainable Procurement Working Group to share best practices in managing industry policies, including REACH regulations and GHG protocols. Leonardo also participates in the Aerospace and Defence Chromium ReAuthorisation Consortium (ADCR), contributing to specific reports, including a socio-economic analysis in which it involved over 70 key suppliers that could be impacted by the replacement plans, in order to mitigate the risk of discontinuity in the business particularly linked to Involvement of suppliers

Report on Operation at 31 December 2022 164 jointly drafted a code of conduct (Code of Practice) to steer the sector toward greater openness and collaboration. the replacement of some chromates with alternative solutions.

Report on Operation at 31 December 2022

# CUSTOMER INTIMACY, QUALITY AND SAFETY

Providing innovative technological solutions to contribute to the progress and safety of the world. From the design phase to the development of products, services and solutions and after-sales service, Leonardo searches and applies high levels of quality, safety and sustainability, in compliance with the standards and regulations of a highly regulated sector, in order to become a trusted partner for its customers. For Leonardo, customer centricity means in fact thinking every day about the positive impact of its business, responding to every possible operational need of its customers and striving to anticipate what could become their critical issues in the future.

**Revenues by geographic area**


14%
11%
27%
22%
26%
Italy
United Kingdom
United States
Rest of Europe
Rest of the world

**Turnover by market**


28%
72%
Customer Support, Services & Training (CSS&T)
Products

**Defense / Civil turnover**


17%
83%
Defense
Civil

**Governmental / Non governmental turnover**


12%
88%
Governmental
Non governmental

**Defence/civil by sector**



| | | | | |
|---|---|---|---|---|
| Defence | 65% | 87% | 96% | 14% |
| Civil | 35% | 13% | 4% | 86% |

**Governmental/non-governmental by sector**



| | | | | |
|---|---|---|---|---|
| **Governmental** | 74% | 93% | 96% | 14% |
| **Non-governmental** | 26% | 7% | 4% | 86% |

165

Report on Operation at 31 December 2022 166 Customer support and training Leonardo offers customized solutions and innovative, value-added after-sales support services: from the offer of integrated services to continuous hardware and software upgrade that ensures customers extended performance over time, as well as to training programmes, which are required to maintain direct contact with end users and nurture a strategic relationship in the long term. The development of the Customer Support, Services & Training business and the improvement in customer satisfaction are among the objectives of Leonardo's Strategic Plan, which are pursued through a transformation that involves technologies, the organisation, processes, procedures, compliance with standards and regulations, the way of doing business and, above all, people. This is a paradigm shift, from "product support" to "customer support", which leverages some key concepts for greater resilience: customer centricity, servitization, continuous improvement, development of hard and soft skills, data management and analysis, through the application of smart technology and increasingly digitised processes and products. The organic management of customer satisfaction and customer support management tools ensures a high level of information integrity and full transparency in customer communication, while improving the Customer Experience and facilitating the digitalization of services with a view to sustainable innovation. Training, which is a strategic area for Leonardo in line with the ever-increasing and more advanced market demands, is based on advanced technologies for the virtual reproduction of systems and their operational use. In addition to raising the level of skills transferred and scenarios on which to train, the use of flight simulators allows cuts on real flight hours, with a positive impact on costs and environmental and noise pollution. Virtual and augmented reality technologies, together with artificial intelligence, are also used for maintenance and predictive maintenance, thus helping to prevent and identify failures and inefficiencies and reduce the environmental impact of logistics management, enabling remote operations and thereby reducing physical travel to support operations. In collaboration with the Italian Air Force, Leonardo has set up an advanced flight training centre (International Flight Training School - IFTS) at international level in the training of military pilots, as from the advanced phase of training (Phase IV), intended for next-generation aircraft. Currently the IFTS is operational at the 61st Wing in Galatina (Puglia) with the M-346 Integrated Training System. Work is now in the process of being completed on moving the IFTS to Decimomannu base in Sardinia, the location selected for NATO Flight Training Europe (NFTE) fighter pilot training as from 2023. The use of the M-346, which is now the most advanced training aircraft available on the market, and the related Ground Based Training System (GBTS), a state-of-the-art system that incorporates flight and mission simulation, has already allowed and will still allow a significant and gradual reduction in actual flight hours, which are generally performed on fighter aircraft, much more costly in terms of fuel consumption, and consequently lower emissions and costs. In compliance with the EMAR regulations, maintenance staff were trained for the IFTS programme in order to obtain the MAML (Military Aircraft Maintenance License) required to operate on military platforms. In addition, Leonardo's Academy in the United States has been operational since 2021 for ground, flight and virtual environment training of pilots and maintainers for AW109, AW119, AW139, AW169 helicopters and the AW609 tiltrotor. Digital courses, flight activities, simulator and mission execution training are available to meet any operational needs of Leonardo customers and operators.

Report on Operation at 31 December 2022 167 About 48,000 training hours delivered through flight simulators Over 13,000 pilots and operators of helicopters and aircraft trained First place among helicopter companies in ProPilot's ranking for quality of after-sales support, for the fourth year running First place in Product Support Survey of AIN (Aviation International News) ranking in 2022 too Data 2022 Customer Satisfaction – With the use of the Net Promoter System (NPS) methodology during 2022, more than 270 customers have been involved from the civil, military and government markets in more than 70 countries all over the world in measuring Customer Satisfaction. The objectives have been achieved to obtain a deeper and more complete knowledge of the perception of Leonardo on the part of its customers and take corrective measures that are implemented, with a view to continuous service improvement for the customer. There was an increase in the number of replies received and in the number of countries and programmes mapped through Customer Satisfaction campaigns compared to the previous 12 months. Customer Service Digitisation projects in support of the Company and its Customers - Leonardo has launched new Customer Relationship Management and e-commerce platforms that enable customer management with the best digital tools, offering a single point of access (Leonardo Customer Portal) for all after-sales services to customers in the civil and military sectors, including training activities. This is a single architecture that adapts to the peculiar features of different businesses and that allows customer intimacy to be improved. At central level, Leonardo coordinates the projects undertaken for the digital transformation of the Customer service support and delivery model from a data-driven perspective, with the aim of ensuring maximum cross-domain business, best customer experience and identification of advanced value-added services for the customer. DEServE - Digital Ecosystem for Service Excellence In continuation of its transformation and continuous improvement activities with Customers, Leonardo has launched the DEServE project for the evolution, standardisation and digitisation of contracting processes and contracts, with Smart Legal Contract for ongoing contracts, starting with the Services business and with automatic scalability to the rest of the company's business. The project aims to create value through the improvement of business relationships with Customers in terms of efficiency, transparency, collaboration and with full exploitation of real-time data throughout the contract lifecycle (modelling template, negotiation, execution & reporting), benefiting different decision-making levels, both operational and strategic. In 2022 DEServE was awarded Innovation and Excellence Award EMEA by World Commerce & Contracting, a global community for promoting standards and continuous improvement in commercial and contracting areas. Innovation with the Italian Air Force - The Public-Private Partnership through which the Italian Air Force and Leonardo, together with Enel X and EnershareHub, are working in eco-sustainable technological innovation at the Pisa military airport, hosting the 46th Air Brigade, is now operational. Social value and industrial collaboration programmes Leonardo is committed to generating positive impacts for the communities that host its sites and production facilities. For this reason, sustainability topics are integrated into initiatives, projects and working methods. Specific metrics are used to assess the effectiveness of these actions and quantify the impact produced on local communities. Moreover, this approach becomes also relevant in relations with those governments that, on the occasion of public tenders, exploit their spending power by providing incentives to companies to produce measurable social benefits in favour of communities, redesigning the relationship between public and private entities. Customer intimacy

Report on Operation at 31 December 2022 168 Furthermore, Leonardo collaborates with its international customers to generate economic and industrial benefits, both in the civil and Defence sectors, under industrial offset agreements. In 2022, Leonardo had 69 indirect offset contracts in place around the world88. Indirect offset projects by type Quality and safety Company engineering and manufacturing processes are based on recognised procedures and standards, providing training and information to people on an ongoing basis, and the integration of risk management and product life cycle management methodologies, with the aim of ensuring maximum safety of products and services and making deliveries to customers within the expected timeline and without defects, using materials and resources in the most efficient way. Leonardo adopts quality management standards and systems ISO9001, AS/EN9100 and AS/EN9110, as well as NATO AQAP 2110/2210, to ensure the quality of design, manufacture, maintenance, testing and delivery of products to the customer, periodically verified by third-party certifying bodies. The products made internally and those commissioned to third-party suppliers, selected and qualified according to the standards adopted, are subject to internal audits and a final verification of conformity by the company's Quality function, in compliance with contract requirements and/or other Safety regulations. For the type of products and services produced, Leonardo is also subject to audits on the part of the competent Authorities in the field of Safety and, if applicable, airworthiness. Each Division or specific program within the Group is also supported by Safety-oriented R&D work, is provided 88 For more details, please see the section on Responsible business conduct and document on offset management on Leonardo website. 16% 53% 9% 16% 6% Production/Manu facturing Products and services Maintenance, Repair & Overhaul (MRO) Others Transfer of technologies The Social Value Model in the United Kingdom Leonardo has the objective of maximising the social value it produces, as evidenced by its commitment to supporting its people, community, and economy. In the United Kingdom, the UK government has structured social value into 5 areas: equal opportunities, reducing economic inequality, combating climate change, post-pandemic recovery, and well-being. During the selection process for awarding new contracts, the UK government gives a weight of at least 10% to the social value produced by individual companies. In the United Kingdom, Leonardo contributes about GBP1.9 billion to the country's economy, employing more than 8,000 highly- skilled people and supporting more than 26,000 jobs. Leonardo also works with more than 2,100 local companies in the United Kingdom, two-thirds of which are SMEs.

Report on Operation at 31 December 2022 169 with a Safety governance system at the central Division level and Safety System Management constituents at the local function level, control and risk assessment procedures and manuals, recall systems and procedures of products not complying with safety requirements, customer alert, product tracking and crisis management, as well as continuous improvement plans. Compliance with high quality standards is also required from suppliers, to guarantee materials and goods without any defect in design, manufacturing and installation, and verified during the qualification phase. 86% of employees operate at sites certified according to the ISO9001 quality standard 97% of key suppliers with quality certification of processes89 Furthermore, Leonardo plays an active role in the evolution of sector standards and regulations through its participation in the main international organisations, including IAQG (International Aerospace Quality Group), EAQG (European Aerospace Quality Group), RMS (Regional Management Structure) and contributes to designing the EPAS (European Plan for Aviation Safety implemented by the European aviation authority with all Member States). Since 2018, it has guided the OPC Operations Council, formerly IAQG’s Strategy Working Group, which defines quality standards and the related certification scheme format, measuring effectiveness and developing the global database of best practices. In Italy, as a member of AIAD, Leonardo sits on the Quality Committee, which pays particular attention to supporting SMEs with regard to mandatory regulations and customer-specific quality and safety requirements. In addition, Leonardo actively participates in activities within the ASD Service Commission for the definition of the new S-Series standards for data management of the entire product lifecycle in the field of Integrated Product Support, an effective management of Technical Publications, materials and spare parts, the definition of Integrated Life-Cycle Analysis, the management of Predictive Maintenance, Training and In- Service Feedback. Compliance with the S-Series suite and mandatory regulations is for Leonardo an essential element, as well as a mandatory requirement for participating in multinational cooperation programmes. 89 The analysis involved 600 key suppliers in 2022. Process quality QA Matrix - Quality management has been standardised across all Divisions through QA Matrix, a tool that allows the collection of all "non-quality" events, the assessment of "root causes" and the prioritisation of the best solutions, achieving a significant improvement in the quality management of processes and products. In 2022, the matrix was implemented at 14 sites, and identified defects were prioritised based on related impact so that improvement projects could be designed on the most significant defects. Nearly 50% of the defects on which improvement projects were started have been resolved.

Report on Operation at 31 December 2022 170 VALUE FOR TERRITORIES AND COMMUNITIES Leonardo contributes to the spread of a culture based on respect for the environment and the social and economic development of the communities in which the Group operates. Incentivising environmentally sustainable behaviour, spreading scientific culture and technological expertise, fostering inclusiveness and combating social inequality: these are all examples of actions that Leonardo takes to promote growth in local areas. In fact, the Group carries out numerous activities to involve and raise the awareness of local communities in the territories that host the Group's production sites, in the belief that the efforts put forth to protect natural resources and respect the environment, as well as the people who are part of it, can generate value for everyone. By collaborating with entities, associations and foundations, non-profit organisations and other partners, Leonardo strengthens its corporate citizenship especially in the areas where it operates. Leonardo's commitment is also expressed through the Group's Foundations and the voluntary support of employees and former employees, who thus contribute to activities targeted at the achievement of SDGs. > Leonardo Civiltà delle Macchine Foundation is committed to promoting human rights in the digital society, combining scientific knowledge and research with culture and the arts, and fostering a constructive debate on the impacts of digital transformation. It promotes STEM and ICT competencies and digital education and supports economic growth and innovation by stimulating public debate on the sustainable development of the territories and the prospects for industrial development of the country. It supports research in the field of ethics and law of artificial intelligence through partnerships with institutions and universities. > Ansaldo-Leonardo Group Foundation has been working for over 20 years in the recovery, protection, preservation and enhancement of the historical-cultural heritage consisting of its archival, photographic and film collections - over 100 collections, either its own or entrusted by third parties -, which preserve the memories in the entrepreneurial, industrial, technological and communication areas, in particular of those companies that have operated in the Ligurian region. > Med-Or Foundation, founded in 2021, aims to promote cultural, research and scientific training activities, to strengthen ties, exchanges and international relations between Italy and the countries of the enlarged Mediterranean area. It is an innovative, global and collaborative entity that aims to combine skills and capabilities of industry with the academic world for the development of geo-economic and socio-cultural partnership with countries in the Enlarged Mediterranean, Sub-Saharan Africa, the Middle East and the Far East with the aim of laying the foundation for sustainable and integrated development.

Report on Operation at 31 December 2022

## Social commitment

Leonardo has invested an amount of about €mil. 3 in sponsorship and investment programmes in the community. In line with the operational guidelines applied in the planning of corporate sponsorships and in accordance with the selection processes required by company rules, the choice of activities to be pursued has favoured wide-ranging projects that would allow the creation of partnerships and collaborations. Project efforts were focused on research and innovation issues, support for cultural and institutional institutions, and social/solidarity initiatives with a strong impact on local communities.


Scope of the initiatives
25%
5%
70%
Image and Customer Intimacy
Promotion of Leonardo's Capabilities and Networking
Promotion of Scientific Culture and support to Local Communities


Type of contribution
Sponsorships
Investments in the community


Geographical breakdown
15%
20%
62%
Italy
United Kingdom
United States
Rest of the world

### Social commitment and support to territories and culture promotion

**Avanchair –** Collaboration work with Avanchair Startup, which has created an innovative electric wheelchair. Thanks to technological support from Leonardo, the prototype was equipped with a new stabilisation system and a footrest to enhance mobility, facilitate movement, and ensure greater autonomy for its users. This project is a clear example of how technology transfer between different sectors can improve people's lives and reduce inequalities.

**Arbolia** – Since 2022, collaboration relationships have been established with Arbolia, an Italian benefit company, at the initiative of Snam S.p.A. and Fondazione CDP, which promotes and implements afforestation at various sites to combat global and local warming and improve air quality. At the beginning of December 2022, a pilot project was started at the Foggia site to afforest 1,650 plants. This project will allow, over the 20-year life of the afforestation installation, the absorption of more than 360 tons of $CO_2$ and the release of more than 260 tons of oxygen and a reduction of $PM_{10}$ emissions of 16.6 tons.

**WEEE in prison** - The recycling project includes a goal of training and social re-education of inmates in Bollate Prison - Milan. The recycling system, located inside the prison, has been built and operates thanks to the collaboration of institutional and private players[90].

**Telethon Foundation** –In line with Leonardo's commitment to social welfare and the promotion of scientific citizenship, work continued, for the second year running, on the funding of a scholarship to a young researcher in the framework of the International Doctorate Programme in Molecular Medicine at the San Raffaele University of Milan. The study aims at developing advanced therapies for rare genetic diseases.

**Support to war veterans in the United States** – More than 90% of Leonardo DRS' investments for communities support solidarity programmes reserved for war veterans and their families, as well as disabled athletes such as Armed Services YMCA, Fisher House and Army Ten Miler. It is in fact recognised as "national guard" with the highest honours for the support given.

**Volunteer bulletin board** - Leonardo supports, with its own in-house platform, employees' offers and requests to volunteer in favour of non-profit and community organisations. The section on "volunteer stories" is connected to the platform, which collects and recounts employees' experiences related to the theme of helping. Through these two tools it has been possible to promote initiatives, such as Plastic Free's in support of the environment at the group level.

[90] For further details, reference is made to the paragraph on Circular Economy in the section Planet.

171

Report on Operation at 31 December 2022 172 91 For further details, reference is made to the paragraph on Circular Economy in the section Planet. Plastic Free – It is the most important volunteer association in Italy, created with the aim of informing and raising awareness of as many people as possible about the dangers of plastic pollution. During the year Leonardo sponsored 3 collections (Castel Fusano, Pomigliano, and Nerviano), which, involving employees from various sites, allowed the collection of over 2 tons of waste. Responsible Canteens Programme – This programme, in partnership with Fondazione Banco Alimentare Onlus and canteen service providers, has been designed for the recovery of surplus food from the canteens of the main Italian factories in favour of non-profit organisations91. Leonardo Corporate Heritage – The company museums that are part of Leonardo’s Museum System in Italy are the Agusta Museum, with attached Villa in Cascina Costa di Samarate (VA), the Breda Meccanica Bresciana Museum, the Officine Galileo Museum in Campi Bisenzio (FI), the Radar Museum in Bacoli (NA), the headquarters of the Associazione della Melara in La Spezia, where the OTO-Melara historical archive is located, the Aeronautical Industry Museum in Turin and the Fucino Space Center Museum of Telespazio. In 2022 the Corporate Heritage programmes involved almost 4,000 visitors, accompanied by the company’s Seniors (over 200 active in the Museums and Archives) and volunteers. I mille del ponte – The Ansaldo Foundation has financed and collaborated in the organisation of the theatrical show "I mille del ponte" (The thousand of the bridge), with free admission, to pay homage to the male and female workers who worked for the demolition and reconstruction of the bridge over the river Polcevera.

Report on Operation at 31 December 2022 173 Scientific citizenship, training, diversity and inclusion The promotion of scientific citizenship – i.e., sharing scientific knowledge, technological expertise, and innovation with the communities concerned - and a commitment to an inclusive scientific culture form an integral part of Leonardo's strategy to strengthen the innovation chain. The Company aims both to foster employee upskilling and reskilling programmes and to support the dissemination of scientific culture externally. Leonardo aims to be a point of reference for scientific culture in the countries in which it operates, from projects to enhance STEM disciplines and access to the professions of the future to relations with the educational system - in all cycles of compulsory schooling, with training activities for teachers and special attention to the involvement of girls and young women - and strategic partnerships with universities, research centres and institutions. At Leonardo promotion of diversity is also seen as a distinctive factor in competitiveness, talent attraction and enhancement of human capital. This approach translates into listening, mentorship and coaching initiatives, gender bias training course and development programmes to disseminate inclusive leadership models. This commitment is recognised internationally with inclusion in the Bloomberg Gender-Equality Index (GEI) for the third year running. Leonardo's STEM ambassadors, present in the various geographical areas, encourage young people to undertake STEM studies, spreading passion for science and technology through workshops and lessons. In Italy, through their collaboration with Technical High Schools (Istituti Tecnici Superiori), Leonardo ambassadors dialogue with students not only to disseminate scientific knowledge but also to stimulate their curiosity and bring them closer to technical professions, enhancing the industrial vocation of local areas. Within the scope of the School-Business System project (promoted by the ELIS consortium), Leonardo has also made available to students of 1st and 2nd degree secondary schools the testimonials of 25 Role Model female employees with STEM backgrounds, who delivered 21 hours of training to orient students towards their future aspirations, through inspirational talks. In this context, there is also the Young Women Empowerment Program - YEP, dedicated to female students in Southern Italy and promoted by the Ortygia Business School Foundation, which aims to promote training based on the skills of the future and a culture of gender equality to counteract stereotypes and inequalities in the education and professional fields. The focus on female STEM subjects in the United Kingdom, with career fairs, summer schools and dedicated competitions, has also seen an increase in the presence of girls in recruitment for internship, apprenticeship and industrial placement roles, with a share of almost 20%. Almost 20,000 spontaneous applications were received through the Group's website application system. Digital High School - The new "digital high school" was born at the Matteucci Institute in Rome in September 2022. The project, STEM Lab – It is the project for the diffusion of scientific citizenship for the purpose of supporting teachers of 2nd-degree and 92The figure includes activities promoted by Leonardo, Leonardo CdM Foundation and Ansaldo Foundation. Over 400,000 people reached with scientific and digital citizenship programmes92 More than 11,000 male and female students visited Leonardo’s virtual stands and interacted with company representatives during the Career Days Over 1,000 schools, more than 1,300 teachers and 50,000 students involved in the STEMLab project More than 4,600 hours of teaching by Leonardo employees in 7 Italian Technical High Schools (ITS) Science popularisation, training support, and digitisation

Report on Operation at 31 December 2022 174 which is the result of a proposal by the Leonardo Civiltà delle Macchine Foundation, was implemented in synergy with Leonardo, the Ministry of Education and the Matteucci Institute in Rome. The goal is to develop digital and technical skills, integrated and harmonised by humanistic knowledge, which are fundamental to ensuring a sustainable future. Thirty students will form the first class of this five-year course of study, which includes a course in Artificial Intelligence developed by Leonardo experts who will also serve as tutors in the planning phase and company internships planned for the final year of the course. Med-Or Foundation Scholarships – During 2022, the foundation funded a total of 325 scholarships for students in the areas concerned, including: 18 for bachelor's degree programmes, 22 for specialist courses, 2 for doctorates, 3 for master's degrees, 100 for primary and secondary school, 180 for Italian language courses. Preservation of cultural and artistic heritage – In 2022 the Med- Or Foundation funded several projects to safeguard cultural and artistic heritage, including Horn Heritage Foundation (Somaliland), Association Internationale des Études Byzantines & Italian Association of Byzantine Studies, and MAECI - Directorate General for the Promotion of the Country System. Digital Transition Laboratory - In collaboration with Bocconi, Trento and Florence Universities and the Privacy Guarantor, the CdM Foundation Laboratory is a space for study on the themes of Artificial Intelligence and digitisation on the national, European and global scene, through position papers, research and conferences. Progetto Paese – This project consists of a cycle of meetings organised by the Leonardo-CdM Foundation to put the expertise of the major Italian state-owned companies at the service of the country and contribute to forming a new ruling class. The training courses involved Officers of the Carabinieri Corps, Finance Police School and Police High School. Space – The Leonardo Foundation, in collaboration with the Ministry for Education, University and Research, the Accademia dei Lincei and the National Institute of Astrophysics, promoted knowledge of Space as a new economic and social scientific frontier through training courses aimed at students. 62 schools were involved in online mode, 3 schools through in-presence mode for a total of 2,800 students and teachers for each lesson. 17th edition of the Festival of Sciences - For the fifth year Leonardo was educational partner of the Festival with an installation on "Explorers of the Future" dedicated to Leonardo Labs, in which young research fellows and doctoral students made themselves available to junior and senior high school students to explain how the results of scientific research bring benefits to everyone's daily lives. Science Festival - Leonardo, as historical partner of the event, sponsored the 20th edition of the Genoa Science Festival which was attended by 30 thousand students from 14 regions in Italy secondary schools in Italy, in raising awareness among girls and boys of the importance and key role of STEM education. STEMLab offers teachers free video lessons in the form of webinars, with teaching guides and workshop sheets to explore with students subjects and technologies connected with innovation, including content that is developed directly by Leonardo experts. Contests such as the STEM Olympiad were also organised and multimedia Apps made available. Topics included Artificial Intelligence, Big Data, Additive Manufacturing/3D Printing, Drones, Electrification, and Airports. By the end of December 2022, a year and a half after its launch, more than 1,300 teachers were enrolled and more than 1,000 schools and more than 50,000 students were involved. ITS Academy - At the end of 2022, an agreement was formalised between the Leonardo Foundation, the Emilia-Romagna, Liguria, Puglia and Umbria Regional Governments, the Ministry for Digital Transformation (MITD), the Cyber Security Agency, Confindustria INDIRE, the National ITS Association and the Minister of Education through which a national ecosystem of digital skills was established, with the aim of creating ITS Academy curricular training programmes aimed at training various profiles. Treccani Scuola - The CdM Foundation has extended its collaboration with Treccani into 2022. The CdM Foundation's contribution consists of online lessons and multimedia educational content intended for the Treccani Scuola platform, with the aim of making Leonardo's advanced technological knowledge and skills available to the Italian school system. Become a Digital Citizen - Born from the agreement between Leonardo, Leonardo Foundation-CdM and the General Command of the Carabinieri Corps, the project aims to reduce the digital divide in Italy, encouraging access to new technologies by the older social groups. With 33 offices in small and medium-sized municipalities made available by the Carabinieri, 102 citizens participated in the third edition of the project. The project adheres to the Digital Republic Manifesto, an initiative promoted by the Ministry for Technological Innovation and Digital Transition, and participates in the activities of the National Coalition for Digital Skills, composed of public and private entities that support inclusion and education in new technologies. Precision Agriculture 4.0 - The 1st National Conference on Precision Agriculture, sponsored by the Leonardo Civiltà delle Macchine Foundation, the Polytechnic University of Bari and University of Bari Aldo Moro, was held at the Polytechnic University of Bari in June 2022 in order to present and deepen the innovative technologies of Precision Agriculture and the enabling technologies of the Impresa 4.0 programme for competitive and sustainable production. As part of that conference, the Manifesto for Food Safety was developed, which was then presented at "The 3rd World Conference revitalization of Mediterranean Diet," held in Bari, Italy, from 28 to 30 September 2022. Girls@Polimi - In 2022, Leonardo actively participated in the Girls@polimi project, providing 4 scholarships for female high

Report on Operation at 31 December 2022 175 and 220 thousand total attendance. Leonardo welcomed high school students from the Ligurian territory to its Cyber & Security Academy, where future cyber security professionals are trained. Hackher - Leonardo supported the third edition of "Hackher," a multidisciplinary project, which is also sponsored by the European Parliament, with the aim of bringing girls closer to the STEM world and promoting gender equality in Information Technology. The event is part of Leonardo's commitment to female inclusion and empowerment in the promotion of scientific citizenship and STEM disciplines. Young Cyber Security Academy - Leonardo is a partner of the Academy established in 2022 with the aim of bringing the topic of cyber security to schools to train aware web users, raise awareness of the dangers of the web (cyberbullying, stalking, identity theft, revenge porn, etc.) by involving students between 11 and 19 years old and teachers in a digital education programme. school seniors interested in enrolling in courses in Aerospace, Automation, Electrical, Electronic, Computer, Mechanical, and Industrial Production Engineering at the Polytechnic University of Milan for the 2022-2023 academic year. It is a project through which the company has once again placed itself at the forefront of supporting the orientation of new generations, and particularly women, toward the study of STEM disciplines. Finally, in November 2022, major European space players, including Leonardo and Telespazio, under the auspices of ESA, signed the Statement for a Responsible Space Sector, which reaffirms their commitment to contribute to the long-term sustainability of space projects and encourage responsible management of all activities in the sector, from both a social and environmental perspective. The main objective of the Statement is to provide a basis for the sustainable development of the space sector and to increase the contribution of space activities for the benefit of society.

Report on Operation at 31 December 2022

# CORRELATION TABLE – NON-FINANCIAL STATEMENT

Leonardo's 2022 Consolidated Non-financial Statement (NFS) is included in the Report on Operations of the 2022 Integrated Annual Report and is prepared in accordance with Legislative Decree 254/2016, which implements the European Directive 2014/95. The topics required by Legislative Decree 254/2016 are dealt with in the document, consistently with their materiality with respect to the characteristics of the Group, giving evidence of the activities, performance, results and impacts.

Furthermore, the NFS is prepared in accordance with the GRI Standards 2021 and provides other indicators, in addition to the information prepared in accordance to the GRI Standards to comply with Articles 3 and 4 of Legislative Decree 254/2016, that allow the measurement of the Group's performance in relation to material topics (in this regard, reference should be made to the sections on "ESG performance indicators", "SASB content index" and "Other indicators"). A correlation table is reported below, which sets out, for each scope prescribed by Legislative Decree 254/2016, the material topics for Leonardo and the references to the GRI Standards.

## Correlation table with Legislative Decree 254/2016

| Topics of D.lgs. 254/2016 | Scope | Reference | | | GRI Standards disclosures |
|---|---|---|---|---|---|
| | | Document | Chapter | Paragraph | |
| **Reporting** standards and **materiality analysis** | Environment, Social, Personnel, Human rights, Corruption | RO | Strategy and outlook | Materiality analysis | 2-2, 2-3, 2-4, 2-5, 3-1, 3-2 |
| | | | Governance | Stakeholder engagement | |
| | | | Annex to the operations report - Methodology note of the NFS | Methodology note of the NFS | |
| **Business** model for the management and organisation of company activities | Environment, Social, Personnel, Human rights, Corruption | RO | Group profile | *Note 1* | 2-1, 2-6, 2-9, 2-10, 2-11, 2-12, 2-13, 2-14, 2-15, 2-16, 2-17, 2-18, 2-19, 2-20, 2-22, 2-23, 2-24, 2-29 |
| | | | Governance | *Note 1* | |
| | | CGR | Organisational Model as per Legislative Decree 231/2001 | *Note 1* | |
| | | | Additional corporate governance practices | *Note 1* | |
| **Company policies**, including due diligence procedures, outcomes and related **key non-financial performance indicators** | Environment | RO | Strategy and outlook | Sustainability Plan | 302-1,3, 303-1,2,3, 304-1, 305-1,2,3,4,5,7, 306-1,2,3, 308-1, 3-3 (for material topics, see the following table) |
| | | | Group's results and financial position | ESG performance indicators | |
| | | | Planet | *Note 1* | |
| | | | Prosperity | Supply chain value | |
| | Social | RO | Strategy and outlook | Sustainability Plan | 2-21, 2-25, 2-26, 2-27, 2-28, 204-1, 207-1-2-3-4, 416-1, 201-1, 3-3 (for material topics, see the following table) |
| | | | Prosperity | *Note 1* | |
| | Personnel | RO | Strategy and outlook | Sustainability Plan | 2-7, 2-8, 201-3, 401-3, 402,1, 405-1, 405-2, |

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Report on Operation at 31 December 2022

| | | | | | |
|---|---|---|---|---|---|
| | | | Group's results and financial position | ESG performance indicators | 403-1-2-3-4-5-6-7-9, 401-1, 404-1, 404-2, 3-3 (for material topics, see the following table) |
| | | | People | *Note 1* | |
| | Human rights | RO | Strategy and outlook | Sustainability Plan | 2-30, 407-1, 414-1, 418-1, 3-3 (for material topics, see the following table) |
| | | | People | Respect for human rights | |
| | | Code of Ethics | | | |
| | Corruption | RO | Strategy and outlook | Sustainability Plan | 205-2, 205-3, 206-1, 415-1, 3-3 (for material topics, see the following table) |
| | | | Governance | Responsible business conduct | |
| | | CGR | Additional corporate governance practices | *Note 1* | |
| | | Anti-Corruption Code | | | |
| **Main risks,** generated or undergone, including their management, related to the abovementioned matters | Environment, Social, Personnel, Human rights, Corruption | RO | Governance | Risk management | |
| | | RO | Profile | Trend and vision to 2030 | |
| **Diversity in management and supervisory bodies** | | RO | Governance | Corporate governance | 2-7, 2-8, 405-1 |
| | | | People | Enhancement of people and skills | |
| | | CGR | Diversity criteria and policies | *Note 1* | |

**Legend**

Note 1: Whole chapter included in the NFS

CGR = Corporate Governance Report 2023 (fiscal year 2022)

RO = Report on Operations

177

Report on Operation at 31 December 2022 178 Correlation table between material topics, Legislative Decree 254/2016 and GRI indicators Scope under Legislative Decree 254/2016 Material topic Reference to GRI topics Environment Climate change, adaptation and mitigation GRI 302, GRI 305 Sustainable supply chain GRI 308 Natural resources management and conservation of ecosystems GRI 303, GRI 304, GRI 305 Development of Earth observation technologies Non GRI topic Environmental impact of the use of materials GRI 301, GRI 306 Citizen security Non GRI topic Social Solutions’ quality, security and performance GRI 416 R&D, innovation and advanced technology GRI 201, GRI 203 Cyber security and data protection GRI 418 Sustainable supply chain GRI 204, GRI 407, GRI 414 Citizens’ security Non GRI topic Customer intimacy GRI 416 Digital transformation Non GRI topic Business continuity Non GRI topic Personnel Working conditions, health and safety GRI 403 Diversity and inclusion GRI 201, GRI 401, GRI 402, GRI 405 Skill management and talent attraction GRI 401, GRI 404 Active support in developing skills in the STEM area GRI 404 Human rights Diversity and inclusion GRI 405 Sustainable supply chain GRI 204, GRI 308, GRI 407, GRI 414 Corruption Sound Corporate Governance GRI 207, GRI 405 Responsible and ethical business conduct GRI 205, GRI 206, GRI 415 Diversity in management and supervisory bodies Sound Corporate Governance GRI 405

Report on Operation at 31 December 2022 179 INDEPENDENT AUDITORS' REPORT ON THE NON-FINANCIAL STATEMENT AT 31 DECEMBER 2022

Report on Operation at 31 December 2022 180 PART 3 – OTHER INFORMATION OF THE REPORT ON OPERATIONS

Report on Operation at 31 December 2022

# PERFORMANCE OF THE PARENT COMPANY

The KPIs for the period and the main changes that characterised the Parent Company's performance compared to 2021 are reported below.

| | 2021 | | 2022 | | % Change | |
|---|---|---|---|---|---|---|
| New orders | | 9,206 | | 9,060 | | (1.6%) |
| Order backlog | | 26,480 | | 25,866 | | (2.3%) |
| Revenues | | 9,332 | | 9,556 | | 2.4% |
| EBITDA | | 823 | | 968 | | 17.6% |
| EBITA | | 437 | | 525 | | 20.1% |
| *EBITA Restated (*)* | | 388 | | 525 | | 35.3% |
| *ROS* | *4.7%* | | *5.5%* | | *0.8 p.p.* | |
| *ROS Restated (*)* | *4.2%* | | *5.5%* | | *1.3 p.p.* | |
| EBIT | | 306 | | 354 | | 15.7% |
| *EBIT Margin* | *3.3%* | | *3.7%* | | *0.4 p.p.* | |
| Net result before extraordinary transactions | | 177 | | 1,701 | | 861.0% |
| Net result | | 177 | | 1,701 | | 861.0% |
| Net Debt | | 4,237 | | 4,442 | | 4.8% |
| FOCF | | 104 | | 484 | | 365.4% |
| *ROI* | *4.4%* | | *4.7%* | | *0.3 p.p.* | |
| Workforce | | 29,739 | | 30,457 | | 2.4% |

*(*) EBITA and ROS have been restated to include charges related to the COVID emergency, which until the 2021 financial statements were excluded from these indicators as they were classified as 'non-recurring charges'(€mil. 49 in 2021).*

*For the definition of indices, reference should be made to the paragraph "Non-GAAP" alternative performance indicators".*

The performance of Leonardo S.p.a.'s key indicators in 2022 confirmed the forecasts of a recovery in growth reported in the financial statements as at 31 December 2021, showing an improvement in the Company's industrial performance in 2022 despite significant inflationary phenomena and trends in energy and raw material costs.

The volume of new orders stood at excellent levels, with Revenues rising in all the main Business areas, with the exception of the civil aviation component.

In particular:

- The volume of new orders, equal to €mil. 9,060, despite the slight decrease of 1.6 % compared to 2021, confirms the good competitive positioning of the Company's products and solutions;
- revenues of €mil. 9,556 showed, compared to 2021 (€mil. 9,332), an increase of 2.4%, mainly thanks to the performance of the *Helicopters* segment;
- EBITA, equal to €mil. 525, showed an increase of €mil. 88 (20.1%) compared to the comparison period. Operating profitability stood at 5.5% and showed a percentage increase of 0.8% compared to 2021;
- EBIT, equal to €mil. 354, showed, compared to 2021, an increase of €mil. 48, benefitting from improved EBITA and being affected by restructuring charges higher than in 2021, including estimated charges in connection with signing the agreement for early retirement for the workforce in the Corporate and Staff functions on a National basis. The 2021 figure, on the other hand, mainly included the effect of agreements for early retirement on a voluntary basis for the workforce in the *Aerostructures* Division;
- the net result, amounting to €mil. 1,701 (€mil. 177 at 31 December 2021) benefitted from improved EBIT, in particular for the revaluation of the investment in the US subsidiary Leonardo US Holding LLC stated among financial income following the transaction to restructure the Leonardo Group's

181

Report on Operation at 31 December 2022

investments in the United States through subsidiary Leonardo Holding LLC, the project of which is described in detail in Note 5 to the separate financial statements.

**Reclassified income statement**

| *(€ millions)* | Note | 2021 | 2022 | Change | % Change |
|---|---|---|---|---|---|
| Revenues | | 9,332 | 9,556 | 224 | 2.4% |
| Purchase and personnel expenses | (*) | (8,409) | (8,505) | | |
| Other net operating income(expenses) | (**) | (100) | (83) | | |
| Amortisation, depreciation and write-offs | (***) | (386) | (443) | | |
| **EBITA** | | **437** | **525** | **88** | **20.1%** |
| *ROS* | | *4.7%* | *5.5%* | 0.8 p.p. | |
| Non-recurring income/(expenses) | | (49) | (61) | | |
| Restructuring costs | | (80) | (108) | | |
| Amortisation of intangible assets acquired as part of business combinations | | (2) | (2) | | |
| **EBIT** | | **306** | **354** | **48** | **15.7%** |
| *EBIT Margin* | | *3.3%* | *3.7%* | 0.4 p.p. | |
| Net financial income (expense) | (****) | (93) | 1,416 | | |
| Income taxes | | (36) | (69) | | |
| **Net result** | | **177** | **1,701** | **1,524** | **861.0%** |

*Notes to the reconciliation between the reclassified income statement and the statutory income statement:*
*(*) Includes "Purchases and Personnel expense" (excluding restructuring costs and non-recurring costs) and "Accruals (reversals) for onerous contracts (losses at completion)";*
*(**) Includes the net amount of "Other operating income" and "Other operating expenses" (excluding restructuring costs, non-recurring income/(expense) and accruals (reversals) for onerous contracts (losses at completion);*
*(***) Includes "Amortisation, depreciation and impairment losses and value adjustments to financial assets", excluding the amortisation charge referable to intangible assets acquired as part of business combinations, goodwill impairment and write-downs regarded as "Non-recurring costs";*
*(****) Includes "Financial income", "Financial expense" (net of the gains and losses relating to extraordinary transactions).*

## Financial performance

FOCF equal to €mil. 484 showed a significant improvement compared to 2021 (€mil. 380), confirming the positive trend recorded throughout 2022.

**Reclassified cash flow statement**

| *(€ millions)* | Note | 2021 | 2022 | Change | % Change |
|---|---|---|---|---|---|
| Cash flows generated/(used) from operating activities | (*) | 408 | 821 | | |
| Dividends received | | 63 | 131 | | |
| Cash flows from ordinary investing activities | (**) | (367) | (468) | | |
| ***Free Operating Cash Flow (FOCF)*** | | **104** | **484** | **380** | **365.4%** |
| Strategic transactions | (***) | (3) | (616) | | |
| Change in other investing activities | (****) | (326) | 141 | | |
| Net change in loans and borrowings | | 431 | (766) | | |
| Dividends paid | | - | (79) | | |
| **Net increase (decrease) in cash and cash equivalents** | | **206** | **(836)** | | |
| Cash and cash equivalents at 1 January | | 1,663 | 1,875 | | |
| Exchange rate differences and other changes | | 6 | 1 | | |
| **Cash and cash equivalents at 31 December** | | **1,875** | **1,040** | | |

*Notes on the reconciliation between the reclassified cash flow and the statutory cash flow:*
*(*) Includes "Cash flows generated from (used in) operating activities", excluding debt payments pursuant to Law 808/1985;*
*(**) Includes "Cash flows generated from (used in) investing activities", including debt payments under Law 808/1985 and net of dividends collected ;*
*(***) Includes "Other investing or divestment activities" classified as "Strategic transactions";*

182

Report on Operation at 31 December 2022 183 (****) Includes “Other investing or divestment activities”, excluding dividends collected. Reclassified statement of financial position (€ millions) Note 31 December 2021 31 December 2022 Non-current assets 12,967 15,330 Non-current liabilities (1,657) (1,745) Capital assets (*) 11,310 13,585 Inventories (**) 68 (421) Trade receivables 2,985 3,120 Trade payables (2,742) (2,475) Working capital 311 224 Provisions for short-term risks and charges (850) (786) Other net current assets (liabilities) (***) (735) (922) Net working capital (1,274) (1,484) Net invested capital 10,036 12,101 Equity 6,036 7,659 Net Debt 4,237 4,442 Net (assets)/liabilities held for sale (****) (237) - Notes to the reconciliation between the reclassified and the statutory statements of financial position: (*) Includes all non-current assets and all non-current liabilities, excluding “Non-current loans and borrowings” and the main non-current financial receivables. (**) Includes “Inventories”, “Contract Assets” and “Contract Liabilities”. (***) Includes “Income tax receivables” and “Other current assets” (excluding “Hedging derivatives in respect of debt items”), net of “Income tax payables” and “Other current liabilities” (excluding “Hedging derivatives in respect of debt items”). (****) Includes the net amount of “Non-current assets held for sale” and “Liabilities associated with assets held for sale”.

Report on Operation at 31 December 2022

The Company's net debt as of 31 December 2022, which, we recall, was affected by the acquisition of the 25.1% stake in the German company Hensoldt AG (€mil.616), stood at €mil. 4,442 increasing by 4.84 % (€mil.4,237 as at 31 December 2021) and breaks down as follows:

| *(€ millions)* | 31 December 2021 | of which current | 31 December 2022 | of which current |
|---|---|---|---|---|
| Bonds | 2,208 | *619* | 1,628 | *36* |
| Bank debt | 1,648 | *49* | 1,103 | *22* |
| Cash and cash equivalents | (1,875) | *(1,875)* | (1,040) | *(1,040)* |
| **Net bank debt and bonds** | **1,981** | | **1,691** | |
| Current loans and receivables from related parties | (63) | *(63)* | (277) | *(277)* |
| Other current loans and receivables | (14) | *(14)* | (49) | *(49)* |
| **Current loans and receivables and securities** | **(77)** | | **(326)** | |
| Forex derivatives covering debt items | (8) | | 19 | |
| Non current financial receivables from Group's consolidated entities | (430) | | (75) | |
| Related-parties loans and borrowings | 2,148 | *1,994* | 2,387 | *2,230* |
| Lease liabilities from related parties | 437 | *119* | 580 | *107* |
| Lease liabilities | 100 | *25* | 81 | *19* |
| Other financial debts | 86 | *29* | 85 | *26* |
| **Net Debt** | **4,237** | | **4,442** | |

*The reconciliation with the net financial position required by CONSOB Communication no DEM/6064293 of 28 July 2006, updated by the provisions of ESMA Guideline 32-382-1138 of 4 March 2021 as implemented by CONSOB warning notice no. 5/21 of 29 April 2021, is provided in Note 21.*

Net debt increased by €mil. 205 despite the significant improvement in bank debt, mainly due to a decrease in financial receivables from related parties with the simultaneous increase in borrowings (see Note 34).

As detailed in Note 5 to the separate financial statements, to which reference should be made, "Bonds" showed a reduction as a result of the repayment of the bonded loan amounting to €mil. 556, which reached its natural expiry in January 2022. "Bank debt" equal to €mil. 1,103 decreased, compared to 2021, by €mil. 545 and included the early repayment of the Term Loan of €mil. 500 signed in 2018 and maturing in 2023; vice versa, cash and cash equivalents decreased by €mil. 835 compared to 2021.

As at 31 December 2022 Leonardo S.p.A. had cash resources available for a total of about €mil. 4,210 (entirely unused at 31 December 2022) to meet the financing needs of the Group's recurring operations, broken down as follows:

- an ESG-linked Revolving Credit Facility totalling €mil. 2,400, divided into two tranches;
- additional unconfirmed short-term lines of credit of about €mil. 810;
- a Framework Programme for the issuance of Multi-Currency Commercial Papers on the European market, for a maximum amount of €bil. 1.

Furthermore, Leonardo has unconfirmed lines of credit for guarantees for a total €mil. 9,678, €mil. 2,513 of which was available at 31 December 2022.

Below are reported the statements of reconciliation between the line items of the reclassified statements with the statutory financial statements for financial year 2022 of Leonardo Spa.

184

Report on Operation at 31 December 2022 185 (€ millions) Scheme PPA amortization Restructuration and non recurring costs Onereous contracts (losses at completion) Reclassified scheme Revenues 9,556 9,556 Purchase and personnel expenses (8,674) 110 59 (8,505) Other net operating income/(expenses) (25) 1 (59) (83) Amortisation, depreciation and write-offs (503) 2 58 (443) EBITA 525 Non-recurring income/(charges) (61) (61) Restructuring costs (108) (108) Amortisation of intangible assets acquired as part of business combinations (2) (2) EBIT 354 Net financial income (expense) 1,416 1,416 Income taxes (69) (69) Net result 1,701 1,701 (€ millions) Scheme Financial receivables and cash Financial payables Hedging derivatives on debt items Reclassified scheme Non-current assets 15,417 (75) 15,342 Non-current liabilities (5,170) 3,425 (1,745) Capital assets 13,597 Current assets 11,339 (1,366) 19 9,992 Current liabilities (13,927) 2,439 (11,488) Net working capital (1,496) Total equity 7,659 7,659 Net Debt (1,441) 5,864 19 4,442

Report on Operation at 31 December 2022 186 (€ millions) Scheme Dividends received Cash out from Law no. 808/85 payables Strategic investments Reclassified scheme Cash flows generated/(used) from operating activities 821 821 Dividends received 131 131 Investments in property, plant and equipment and intangible assets 471 Sales of property, plant and equipment and intangible assets (3) Cash flows from ordinary investing activities (468) (468) Free Operating Cash Flow (FOCF) 484 Strategic transactions (616) (616) Other investing activities (344) (131) 616 141 Cash flows generated (used) from investing activities (812) Bond buy repayments (556) Net change in other loans and borrowings (210) Net change in loans and borrowings (766) (766) Dividends paid (79) (79) Cash flows generated (used) from financing activities (836) (836) Net increase (decrease) in cash and cash equivalents (836) (836) Exchange rate differences and other changes 1 1 Cash and cash equivalents at 1 January 1,875 1,875 Cash and cash equivalents at 31 December 1,040 1,040 THE PARENT COMPANY’S OFFICES The Parent Company’s offices are: • Registered Office: Rome, Piazza Monte Grappa, 4 • Secondary office: Genoa, Corso Perrone, 118

Report on Operation at 31 December 2022 187 RECONCILIATION OF NET PROFIT AND SHAREHOLDERS' EQUITY OF THE GROUP PARENT WITH THE CONSOLIDATED FIGURES AT 31 DECEMBER 2022 2022 (€ millions) Equity of which: Net profit (loss) for the year Group Parent equity and net profit (loss) 7,659 1,701 Excess of shareholders’ equities in the annual financial statements compared with the carrying amounts of the equity investments in consolidated companies (3,995) 1,840 Consolidation adjustments for: - difference between purchase price and corresponding book equity 3,630 - - elimination of intercompany profits 68 (1,954) - dividends from consolidated companies - (660) - Translation differences (179) - Group equity and net profit (loss) 7,183 927 Non-controlling interests 516 5 Total consolidated equity and net profit (loss) 7,699 932

Report on Operation at 31 December 2022 188 PROPOSAL TO THE SHAREHOLDERS' MEETING Dear Shareholders, The 2022 financial statements, which we submit for your approval, close with a net profit of €1,700,507,630.03 . In light of the foregoing, we submit the following proposed resolution for your approval: “The Ordinary Shareholders’ Meeting of LEONARDO - Società per azioni: − considering the Report of the Board of Directors; − considering the Report of the Board of Statutory Auditors; − having examined the financial statements at 31 December 2022; − having acknowledged the report of EY S.p.A. resolves − to approve the Directors’ Report on operations and the financial statements at 31 December 2022; − to approve the proposal posed by the Board of Directors of allocating the profit of €1,700,507,630.03 for the 2022 financial year as follows: − as to €85,025,381.50, equal to 5% of the profit, to legal reserve; − as to €0.14, on account of dividend, by paying it, including any withholding prescribed by law, as from 24 May 2023, with "detachment date" of coupon no. 13 falling on 22 May 2023 and "record date" (i.e. date on which the dividend is payable, pursuant to Art.83-terdecies of Legislative Decree no. 58 of 24 February 1998 and Art. 2.6.6, paragraph 2, of the Regulations for the Markets organised and managed by Borsa Italiana S.p.A.) falling on 23 May 2023; the above provisions refer to each ordinary share that will be outstanding at the detachment date of the coupon, excluding treasury shares in portfolio at that date, without prejudice to the regime of those that will be actually awarded, under the current incentive plans, during the current financial year. − with regard to the remaining amount, to retained earnings.” For the Board of Directors The Chairman

Consolidated Financial Statements at 31 December 2022 189 CONSOLIDATED FINANCIAL STATEMENTS AT 31 DECEMBER 2022

Consolidated Financial Statements at 31 December 2022 190 CONSOLIDATED ACCOUNTING STATEMENTS Consolidated separate income statements (€ millions) Note 2021 of which with related parties 2022 of which with related parties Revenues 27 14,135 1,818 14,713 2,187 Other operating income 28 573 5 775 4 Purchase and personnel expenses 29 (12,770) (1,134) (13,154) (1,478) Amortisation, depreciation and financial assets value adjustments 30 (525) (627) Other operating expenses 28 (626) - (878) - Income before tax and financial expenses 787 829 Financial income 31 137 1 392 1 Financial expenses 31 (309) (4) (380) (9) Share of profits/(losses) of equity-accounted investees 12 138 142 Operating profit (loss) before income taxes and discontinued operations 753 983 Income taxes 32 (166) (51) Profit (loss) from discontinued operations 33 - - Net profit/(loss) for the period attributable to: 587 932 - owners of the parent 586 927 - non-controlling interests 1 5 Earnings/(losses) per share 34 1.019 1.611 - basic and diluted from continuing operations 1.019 1.611 - basic and diluted from discontinued operations n.a n.a

Consolidated Financial Statements at 31 December 2022 191 Consolidated statement of comprehensive income (€ millions) Note 2021 2022 Profit (loss) for the period 587 932 Other comprehensive income (expenses): Comprehensive income/expense which will not be subsequently reclassified within the profit (loss) for the period: - Measurement of defined-benefit plans: 20 305 (324) - revaluation 293 (304) - exchange rate gains (losses) 12 (20) - Tax effect 20 (91) 88 - Tax rate adjustment - - 214 (236) Comprehensive income/expense which will or might be subsequently reclassified within the profit (loss) for the period: - Changes in cash flow hedges: 20 (61) (24) - change generated in the period (90) (44) - transferred to the profit (loss) for the period 28 20 - Translation differences 20 327 12 - change generated in the period 327 12 - transferred to the profit (loss) for the period - - - Tax effect and other movements 20 14 6 280 (6) Current portion of “Other comprehensive income (expenses)”, equity- accounted investees 73 130 Total other comprehensive income (expense), net of tax: 567 (112) Total comprehensive income (expense), attributable to: 1,154 820 - Owners of the parent 1,153 815 - Non-controlling interests 1 5 Total comprehensive income (expense), attributable to Owners of the parent 1,153 815 - from continuing operations 1,153 815 - from discontinued operations - -

Consolidated Financial Statements at 31 December 2022 192 Consolidated statement of financial position (€ millions) Note 31 December 2021 of which with related parties 31 December 2022 of which with related parties Intangible assets 9 7,079 7,410 Property, plant and equipment 10 2,122 2,368 Investment property 46 49 Right of use 11 530 536 Investments accounted for under equity method 12 1,319 2,099 Receivables 13 619 13 276 13 Deferred tax assets 32 1,035 1,133 Other non-current assets 13 60 - 72 - Non-current assets 12,810 13,943 Inventories 15 5,486 5,338 Contract assets 16 3,748 3,652 Trade receivables 17 3,203 640 3,338 720 Income tax receivables 86 60 Loans and receivables 17 61 45 105 56 Other assets 18 489 6 598 3 Cash and cash equivalents 19 2,479 1,511 Current assets 15,552 14,602 Non-current assets held for sale 33 17 37 Total assets 28,379 28,582 Share capital 20 2,499 2,499 Other reserves 3,929 4,684 Equity attributable to the owners of the parent 6,428 7,183 Equity attributable to non-controlling interests 27 516 Total equity 6,455 7,699 Borrowings (non-current) 21 4,112 126 3,531 120 Employee benefits 23 362 315 Provisions for risks and charges 22 583 752 Deferred tax liabilities 32 340 246 Other non-current liabilities 24 931 - 861 - Non-current liabilities 6,328 5,705 Contract liabilities 16 7,942 8,015 Trade payables 25 3,372 347 3,054 317 Borrowings (current) 21 1,558 760 1,082 866 Income tax payables 44 127 Provisions for short-term risks and charges 22 1,111 1,078 Other current liabilities 24 1,569 12 1,810 47 Current liabilities 15,596 15,166 Total liabilities 21,924 20,883 Total liabilities and equity 28,379 28,582

Consolidated Financial Statements at 31 December 2022 193 Consolidated statement of cash flows (€ millions) Note 2021 of which with related parties 2022 of which with related parties Gross cash flows from operating activities 35 1,623 1,883 Change in trade receivables/payables, contract assets/liabilities and inventories 35 (643) 1 (239) (89) Change in other operating assets and liabilities and provisions for risks and charges 35 (2) 78 (265) 46 Interest paid (183) (3) (169) (8) Income taxes received/(paid) (53) - (58) - Cash flows generated (used) from operating activities 742 1,152 Investments in property, plant and equipment and intangible assets (615) (762) Sales of property, plant and equipment and intangible assets 19 16 Other investing activities 55 - (45) - Cash flows generated (used) from investing activities (541) (791) Bond issue - - BEI Loan and term loan subscription 800 - BEI Loan and Term Loan repayment - (547) Bond redemption (739) (841) Net change in other borrowings (31) 73 66 84 Dividends paid - (80) Cash flows generated (used) from financing activities 30 (1,402) Net increase (decrease) in cash and cash equivalents 231 (1,041) Exchange rate differences and other changes 35 73 Cash and cash equivalents at 1 January 2,213 2,479 Cash and cash equivalents at 31 December 2,479 1,511

Consolidated Financial Statements at 31 December 2022

## Consolidated statement of changes in equity

| (€mil.) | Share capital | Retained earnings | Cash flow hedge reserve | Revaluation reserve of defined-benefit plans | Translation reserve | Equity attributable to owners of the parent | Non-controlling interests | Total equity |
|---|---|---|---|---|---|---|---|---|
| **1 January 2021** | **2,498** | **3,574** | **5** | **(212)** | **(598)** | **5,267** | **11** | **5,278** |
| Profit (loss) for the period | - | 586 | - | | | 586 | 1 | **587** |
| Other comprehensive income (expenses) | - | 18 | (58) | 267 | 340 | 567 | - | **567** |
| **Total comprehensive income (expenses)** | **-** | **604** | **(58)** | **267** | **340** | **1,153** | **1** | **1,154** |
| Dividends resolved | | - | | | | - | - | **-** |
| Repurchase of treasury shares less shares sold | 1 | | | | | 1 | | **1** |
| **Total transactions with owners of the parent, recognised directly in equity** | **1** | **-** | **-** | **-** | **-** | **1** | **-** | **1** |
| Other changes | - | 7 | | | | 7 | 15 | 22 |
| **31 December 2021** | **2,499** | **4,185** | **(53)** | **55** | **(258)** | **6,428** | **27** | **6,455** |
| **1 January 2022** | **2,499** | **4,185** | **(53)** | **55** | **(258)** | **6,428** | **27** | **6,455** |
| Profit (loss) for the period | - | 927 | - | | | 927 | 5 | **932** |
| Other comprehensive income (expenses) | - | (13) | (22) | (93) | 16 | (112) | - | **(112)** |
| **Total comprehensive income (expenses)** | **-** | **914** | **(22)** | **(93)** | **16** | **815** | **5** | **820** |
| Dividends resolved | | (79) | | | | (79) | (1) | **(80)** |
| Repurchase of treasury shares less shares sold | | | | | | - | | **-** |
| **Total transactions with owners of the parent, recognised directly in equity** | **-** | **(79)** | **-** | **-** | **-** | **(79)** | **(1)** | **(80)** |
| changes in ownership interests in subsidiaries that do not result in a loss of control | | (68) | | 13 | 67 | 12 | 475 | 487 |
| Other changes | | 23 | 1 | (13) | (4) | 7 | 10 | 17 |
| **31 December 2022** | **2,499** | **4,975** | **(74)** | **(38)** | **(179)** | **7,183** | **516** | **7,699** |

194

Consolidated Financial Statements at 31 December 2022 195 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AT 31 DECEMBER 2022 1. GENERAL INFORMATION Leonardo S.p.A. (hereinafter also “the Company”) is a company limited by shares based in Rome (Italy), at Piazza Monte Grappa 4, and is listed on the Italian Stock Exchange (FTSE MIB). The Leonardo Group (hereinafter also “the Group”) is a major Italian high technology organization operating in the Helicopters, Defence Electronics and Security, Aircraft, Aerostructures and Space sectors. 2. FORM, CONTENT AND APPLICABLE ACCOUNTING STANDARDS In application of EU Regulation 1606/2002 of 19 July 2002 and of Legislative Decree 38 of 28 February 2005, the consolidated financial statements of the Leonardo Group were prepared in accordance with the international accounting standards (IFRS) endorsed by the European Commission, supplemented by the relevant interpretations (Standing Interpretations Committee - SIC and International Financial Reporting Interpretations Committee - IFRIC) issued by the International Accounting Standard Board (IASB) and in force at the year-end. The general principle used in preparing these consolidated financial statements is the historical cost method, except for those items that, in accordance with IFRS, are obligatory recognised at fair value, as indicated in the valuation criteria of each item. The consolidated financial statements are composed of the consolidated separate income statement, the consolidated statement of comprehensive income, the consolidated statement of financial position, the consolidated statement of cash flows, the consolidated statement of changes in equity and the related notes to the financial statements. Among the options permitted by IAS 1, the Group has chosen to present its balance sheet by separating current and non-current items and its income statement by the nature of its costs. Instead, the statement of cash flows was prepared using the indirect method. The International Financial Reporting Standards (IFRS) used for preparing these consolidated financial statements are the same that were used in the preparation of the consolidated financial statements at 31 December 2021 except for what indicated below (Note 5). All figures are shown in millions of euros unless otherwise indicated. Preparation of the consolidated financial statements under the going-concern assumption required management to make certain evaluations and estimates. The main areas affected by estimates or assumptions of particular importance or that have significant effects on the balances shown are described in Note 4. The consolidated financial statements at 31 December 2022 of the Leonardo Group were approved by the Board of Directors on 9 March 2023 that authorised their distribution. Publication is scheduled for the same day. The consolidated financial statements are subject to a statutory audit by EY SpA.

Consolidated Financial Statements at 31 December 2022 196 3. ACCOUNTING POLICIES 3.1 Standards and scope of consolidation The consolidated financial statements include the statements at 31 December 2022 of companies consolidated on a line-by-line basis, which have been prepared in accordance with the IFRSs as applied within the Leonardo Group. The consolidated entities and the respective shares held either directly or indirectly by the Group are reported in the attachment “Scope of consolidation”. Subsidiaries The entities over which Leonardo exercises a controlling power, either by directly or indirectly holding a majority of shares with voting rights or by exercising the right to earn the variable profits deriving from its relations with those same entities, impacting on such profits and exercising its power on the company, also regardless of the nature of the shareholding, have been consolidated on a line-by-line basis. With regard to the activities of the Group in the USA, it is noted that some of them are subject to specific governance rules (such as the Special Security Agreement and the Proxy Agreement), which were agreed with the Defense Counterintelligence and Security Agency (“DCSA”) of the US Department of Defense (in charge of the protection of information related to the national security or, however, subject to special confidentiality restrictions). In particular, the Leonardo DRS group is managed through a Proxy Agreement, which provides for the appointment by Leonardo US Holding (the parent company of Leonardo DRS) – after consultation with Leonardo S.p.A. - of the US Proxy Holders subject to the approval of the DCSA. These Proxy Holders (with US nationality and residence, security clearance and independent with respect to Leonardo DRS and the Leonardo Group), besides acting as the directors of the company, together with Non-Proxy Holders directors (including the CEO) appointed by them according to the designation by Leonardo US Holding, are also entitled to vote on behalf of the latter, in the context of a trust relationship on whose basis their activity must protect, on one hand, the legitimate interest of the shareholders, and, on the other hand, the need for national security in the United States. The Proxy Holders are always in a number greater than the Non-proxy Holders and cannot be discharged by the shareholder, except in case of fraud or gross negligence or, subject to the approval of the DCSA, if their conduct infringes the principle of preservation of Leonardo DRS assets and the legitimate interests of the shareholders. Moreover, the Proxy Holders are committed to implementing specific governance procedures in order (i) to guarantee shareholders their rights and an adequate flow of information, above all with regard to the results of operations and financial data, with the consent of the DCSA and in compliance with the restrictions under the Proxy Agreement in relation to “classified” information, as well as (ii) to protect the management against any possible influence exercised by the foreign partner as to “sensitive” information. On the contrary, the decisions on M&A transactions and the transfer of intellectual property rights, as well as extraordinary debt assumption and intercompany business reorganisations are the direct competence of the shareholder. Not consolidated on a line-by-line basis are those entities which, because of the dynamics of their operations (e.g. consortia without shares and controlling interests in equity consortia which, by charging costs to their members, do not have their own financial results and the financial statements of which do not, net of intercompany assets and liabilities, have material balances) or their current status (e.g. companies that are no longer operational, have no assets or personnel, or for which the liquidation process appears to be essentially concluded), would be immaterial to the Group’s situation in both quantitative and qualitative terms. All controlled entities are consolidated at the date on which control was acquired by the Group. The entities are removed from the consolidated financial statements at the date on which the Group loses control.

Consolidated Financial Statements at 31 December 2022 197 Business combinations are recognised using the purchase method where the purchase cost is equal to the fair value, at the date of the purchase of assets acquired, of liabilities incurred or assumed, as well as the capital instruments, if any, issued by the purchaser. The cost of the transaction is allocated recognising assets, liabilities and the identifiable contingent liabilities of the acquired company, at their related fair value at the purchase date. Any positive difference between the cost of the transaction and the fair value at the date of the purchase of the assets and liabilities is allocated to goodwill. In the event the process of allocating the purchase price should result in a negative difference, this difference is recorded in the income statement. Any capital gains or negative differences arising from business combinations between entities under common control ("transactions under common control") are not recognised through P&L but directly in equity in the separate financial statements. Additional charges related to the acquisition are recognised in the income statement at the date when services are rendered. In the case of purchase of controlling stakes other than 100% stakes, goodwill is recognised only to the extent of the portion attributable to the Group Parent. The value of the non-controlling interests is determined in proportion to the non-controlling equity investments in the identifiable net assets of the acquired company. In case the business combination is carried out through more than one phase, at the moment of the taking over the equity investments previously held are re-measured at their fair value and the difference (positive or negative), if any, is recognised in the income statement. In the case of purchase of non-controlling stakes, after control is obtained, the positive difference between the acquisition cost and the book value of the non-controlling stakes acquired is recorded as a reduction of the net equity of the Group Parent. In the event of disposal of stakes while control is retained, the difference between the cashed consideration and the book value of the stakes sold is recorded directly as an increase of the net equity, without recording in the income statement. Amounts resulting from transactions with consolidated entities have been eliminated, particularly where related to receivables and payables outstanding at the end of the period, as well as interest and other income and expenses recorded on the income statements of these enterprises. Also eliminated are the net profits or losses posted between the consolidated entities along with their related tax adjustments. Jointly controlled entities and other equity investments Joint Arrangements, based on which joint control over an arrangement is assigned to two or more parties, are classified as either a Joint Operation (JO) or a Joint Venture (JV), on the basis of an analysis of the underlying contractual rights and obligations. In particular, a Joint Venture is a joint arrangement whereby the parties, whilst holding control over the main strategic and financial decisions through voting mechanisms requiring the unanimous consent on such decisions, do not hold legally significant rights to the individual assets and liabilities of the JV. In this case joint control regards the net assets of the joint ventures. This form of control is reflected in the financial statements using the equity method, as described below. A Joint Operation is a joint arrangement whereby the parties have rights to the assets, and obligations for the liabilities. In this case, individual assets and liabilities and the related costs and revenues are recognised in the financial statements of the party to the arrangement on the basis of the rights and obligations to each asset and liability, regardless of the interest held. After initial recognition, the assets, liabilities and related costs are valued in accordance with the reference accounting standards applied to each type of asset/liability. The Group’s joint arrangements are all classified as joint ventures. Entities over which significant influence is exercised, which generally corresponds to a holding of between 20% (10% if listed) and 50% (equity investments in associates), and Joint Ventures (as qualified above) are

Consolidated Financial Statements at 31 December 2022 198 accounted for using the equity method. When the equity method is applied, the value of the investment is in line with shareholders’ equity adjusted, when necessary, to reflect the application of IFRSs, and includes the recognition of goodwill (net of impairments) calculated at the time of purchase, and to account for the adjustments required by the standards governing the preparation of consolidated financial statements. Gains and losses realized among consolidated entities valued at equity and other Group entities consolidated on a line-by-line basis, are eliminated. In the event the Group has evidence of an impairment loss of the investment, in excess of the amount accounted for under the equity method, the Group will proceed with calculating the impairment to be recorded in the income statement which is determined as the difference between the recoverable amount and the carrying amount of the investment. Any value losses in excess of book value are recorded in the provision for risks on equity investments, to the extent that there are legal or implicit obligations to cover such losses, which are in any case within the limits of the book equity. The fair value of equity investments, in the event this method applies, is calculated based on the bid price of the last trading day of the month for which the IFRS report was prepared, or based on financial valuation techniques for not listed instruments. Investments available for sale, like those acquired with the sole purpose of being disposed within the subsequent twelve months, are classified separately within “Assets held for sale” applying the recognition criteria described in Note 3.23. 3.2 Segment information In accordance with the compliance model followed, management has adopted operating segments that corresponds to the business sectors in which the Group operates: (Helicopters, Defence Electronics and Security, Aircraft, Aerostructures, Space and Other Activities). It should be noted that, until the 2021 financial statements, the Aircraft and Aerostructures segments were aggregated into the single Aeronautics segment, which was subsequently spun off to provide a more closely consistent representation of the underlying company strategies and business trends. 3.3 Currency translation Identification of the functional currency The balances of the financial statements of each Group entity are presented in the currency of the primary economy in which each enterprise operates (the functional currency). The consolidated financial statements for the Leonardo Group have been prepared in euros, as this is the functional currency of the Group Parent. Translation of transactions denominated in a foreign currency Items expressed in a currency other than the functional currency, whether monetary (cash and cash equivalents, receivables or payables due in pre-set or measurable amounts, etc.) or non-monetary (advances to suppliers of goods and services, goodwill, intangible assets, etc.), are initially recognised at the exchange rate prevailing at the date on which the transaction takes place. Subsequently, the monetary items are translated into the functional currency based on the exchange rate at the reporting date, and any differences resulting from this conversion are recognised in the income statement. Non-monetary items continue to be carried at the exchange rate on the date of the transaction.

Consolidated Financial Statements at 31 December 2022 199 Translation of financial statements expressed in a currency other than the functional currency The rules for translating financial statements expressed in a foreign currency into the functional currency (except where the currency is that of a hyper-inflationary economy) are as follows: • the assets and liabilities presented are translated at the end-of-period exchange rate; • costs and revenues, charges and income presented are translated at the average exchange rate for the period in question, or at the exchange rate on the date of the transaction in the event this is significantly different from the average rate; • the “translation reserve” includes both the exchange rate differences generated by the translation of balances at a rate different from that at the close of the period and those that are generated by the translation of opening equity balances at a rate different from that at the close of the period. The translation reserve is reversed to the income statement upon the full or partial disposal of the equity investment that results in loss of control. Goodwill and adjustments deriving from the fair value measurement of assets and liabilities related to the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the end-of-period exchange rate. With reference to data comparability, the current year has been marked by the following changes in the euro against the main currencies of interest for the Group: 31 December 2021 31 December 2022 % Change average final average final average final U.S.A. Dollar 1.1827 1.1326 1.0530 1.0666 (11.0%) (5.8%) Pound Sterling 0.8596 0.8403 0.8528 0.8869 (0.8%) 5.6% 3.4 Intangible assets Intangible assets are non-monetary items without physical form, but which can be clearly identified and generate future economic benefits for the company. They are carried at purchase and/or production cost, including directly related expenses allocated to them when preparing the asset for operations and net of accumulated amortisation (with the exception of intangibles with an indefinite useful life) and any impairments of value. Amortisation begins when the asset is available for use and is recognised systematically over its remaining useful life. In the period in which the intangible asset is recognised for the first time, the amortisation rate applied takes into account the period of actual use of the asset. Development costs and non-recurring costs are recognised in the item. For further details reference is made to Notes 4.1 and 4.2. Industrial patent and intellectual property rights Patents and intellectual property rights are carried at acquisition cost net of amortisation and accumulated impairment losses. Amortisation begins in the period in which the rights acquired are available for use and is calculated based on the shorter of the period of expected use and that of ownership of the rights. The useful life changes according to the business of the company and its range is between 3 and 15 years. Concessions, licences and trademarks This category includes: concessions, i.e. government measures that grant private parties the right to exclusive use of public assets or to manage public services under regulated conditions; licences that grant the right to use patents or other intangible assets for a determinate or determinable period of time; trademarks that

Consolidated Financial Statements at 31 December 2022 200 establish the origin of the products of a given company; and licences for the know-how or software owned by others. The costs, including the direct and indirect costs incurred to obtain such rights, can be capitalised after receiving title to the rights themselves and are amortised systematically over the shorter of the period of expected use and that of ownership of the rights. The useful life changes according to the business of the company and its range is between 3 and 15 years. Intangible assets acquired as a result of business combinations The intangible assets acquired as a result of business combinations essentially refer to the order backlog and commercial positioning, customer portfolio and software/know-how; they are valued during the purchase price allocation. The assets’ useful life changes according to the business of the acquired company and ranges as follows: Years Customer backlog e commercial positioning 7-15 Backlog 10-15 Software/know how 3 Goodwill Goodwill recognised as an intangible asset is associated with business combinations and represents the difference between the cost incurred to acquire a company or division and the sum of the fair values assigned at the purchase date, to the individual assets and liabilities of the given company or division. As it does not have a definite useful life, goodwill is not systematically amortised but is subject to impairment tests conducted at least once a year, according to a specific procedure approved each year by the Board of Directors, unless market and operational factors identified by the Group indicate that an impairment test is also necessary in the preparation of interim financial statements. In conducting an impairment test, goodwill acquired in a business combination is allocated to the individual Cash Generating Unit (CGU) or to groups of CGUs that are expected to benefit from the synergies of the combination, in line with the minimum level at which such goodwill is monitored within the Group. Goodwill related to unconsolidated associates, joint ventures or subsidiaries is included in the value of investments. 3.5 Property, plant and equipment Property, plant and equipment is measured at purchase or production cost net of accumulated depreciation and any impairment losses. The cost includes all direct costs incurred to prepare the assets for use, as well as any charges for dismantlement and disposal that will be incurred to return the site to its original condition. Charges incurred for routine and/or cyclical maintenance and repairs are expensed in full in the period in which they are incurred. Costs related to the expansion, modernisation or improvement of owned or leased structural assets are only capitalised to the extent that such costs meet the requirements for being classified separately as an asset or part of an asset. Any public grants related to property, plant and equipment are recognised as a direct deduction from the asset to which they refer. The value of an asset is adjusted by systematic depreciation calculated based on the residual useful life of the asset itself. In the period in which the asset is recognised for the first time, the depreciation rate applied takes into account the date in which the asset is ready for use. The estimated useful lives adopted by the Group for the various asset classes are as follows:

Consolidated Financial Statements at 31 December 2022 201 Years Land Indefinite useful life Buildings 20-33 Plant and machinery 5-10 Equipment 3-5 Other assets 5-8 The estimated useful life and the residual value are revised at least annually. Depreciation ends when the asset is sold or reclassified as asset held for sale. In the event the asset to be depreciated is composed of significant distinct elements with useful lives that are different from those of the other constituent parts, each individual part that makes up the asset is depreciated separately, in application of the component approach to depreciation. This item also includes equipment intended for specific programmes (tooling), although it is depreciated, as with other non-recurring costs (Note 4.2), on the basis of units manufactured in relation to those expected to be produced. The gains and losses from the sale of assets or groups of assets are calculated by comparing the sales price with the related net book value. 3.6 Investment properties Properties held to earn rentals or for capital appreciation are carried under “Investment properties”; they are valued at purchase or construction cost plus any related charges, net accumulated depreciation and impairment, if any. 3.7 Impairment of intangible assets and property, plant and equipment Assets with indefinite useful lives are not depreciated or amortised, but are rather subject to impairment tests at least once a year to ascertain the recoverability of their book value. The test is carried out at each interim reporting date as well, when there are internal and/or external indicators that an asset may be impaired. For assets that are depreciated or amortised, an assessment is made to determine whether there is any internal or external indication of a loss in value. If so, the recoverable value of the asset is estimated, with any excess being recognised in the income statement. The recoverable value of an asset is the higher of its fair value less costs to sell and its value in use calculated on the basis of a model of discounted cash flows. The discount rate encompasses the risks peculiar to the asset which have not been considered in the expected cash flows. Assets which do not generate independent cash flows are tested as Cash Generating Units. If the reasons for such write-downs should cease to obtain, the asset’s book value is restored within the limits of the book value that would have resulted if no loss was recognised due to previous years’ loss of value. The write-back is also taken to the income statement. Under no circumstances, however, is the value of goodwill that has been written down restored to its previous level. 3.8 Inventories Inventories are recorded at the lower of cost, calculated with reference to the weighted average cost, and net realisable value. They do not include financial costs and overheads. The net realisable value is the sales

Consolidated Financial Statements at 31 December 2022 202 price in the course of normal operations net of estimated costs to finish the goods and those needed to make the sale. Inventories include, within “Point in time contract assets”, the production progress related to contracts which do not meet the requirements for revenue recognition over time. 3.9 Revenues and contract assets/liabilities with customers Revenue from contracts with customers is recognised when the performance obligations are satisfied through the transfer of control over the good or service to the customer which may occur either over time or at a point in time. Contracts that meet the requirements for the recognition of revenue over time are classified under “contract assets” or under “contract liabilities” based on the relationship between the Group’s performance and the customer’s payment. In particular: • “net contract assets” represent the entity’s right to consideration in exchange for goods and services that the entity has transferred to a customer; • “(net) contract liabilities” represent the Group’s obligation to transfer goods or services to the customer for which the entity has received consideration (or for which the amount is due) from the customer. If a contract provides for more than one performance obligation, representing a contract promise to transfer a specific good or service to the customer (or a series of specific goods or services that are substantially the same and are transferred according to the same methods), the classification under assets or liabilities is carried out on an overall basis and not by each single performance obligation. Contract assets and liabilities with customers in which the transfer of control over the goods or services to customers occurs over time are recognised using the percentage-of-completion measuring method, according to which costs, revenues and margins are recognised based on the progress of production. The state of completion is determined on the basis of the ratio between costs incurred at the measurement date and the total expected costs for the programme or based on the production units delivered. Vice versa, if the requirements for the recognition of contracts over time are not met, revenue is recognised at a point in time; in such cases, the production progress related to contracts with customers is recognised under contract assets at a point in time within “inventories”. Such case is mostly related to certain sales in the helicopter sector where the transfer of control over certain types of goods coincides with the moment of actual delivery of the same. Contract assets (recognised under a special item or within inventories) are stated net of any provisions for write-down. The assumptions upon which the estimates are made are periodically updated. Any impact on profit or loss is recognised in the period in which the updates are made. If a contract is an “onerous” contract, the methods for recognition are reported in note 4.4. Contracts with payments in a currency other than the euro, the functional currency of the Group, are measured by converting the portion of payments due, calculated using the percentage-of-completion method, at the exchange rate prevailing at the close of the period in question. However, the Group’s policy for exchange-rate risk calls for all contracts in which cash inflows and outflows are significantly exposed to exchange rate fluctuations to be hedged specifically. In such cases, the recognition methods described in Note 4.3 below are applied. 3.10 Financial assets The Group classifies its financial assets into the following categories:

Consolidated Financial Statements at 31 December 2022 203 • amortised cost; • financial assets at fair value through profit or loss; • financial assets at fair value through other comprehensive income. The Group determines such classification based on the business model used in the management of financial assets and the contractual cash flow characteristics of the financial asset. Financial assets are initially measured at fair value plus or minus, in the case of a financial asset or a financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset. Trade receivables are initially measured at their transaction price, since this is representative of the fair value. At initial recognition financial assets are classified in one of the categories listed above and can be subsequently reclassified in other categories, only when the Group changes its own business model for their management. The Group recognises as value adjustment the expected losses related to financial assets measured at amortised cost, to contract assets and to debt instruments measured at fair value through other comprehensive income. Expected losses are calculated over the credit lifetime. The classification of assets as current or non-current reflects management expectations regarding their trading. Financial assets at amortised cost Such category includes financial assets held to collect contractual cash flows (Held to Collect), which are solely payments of principal and interest, calculated on the principal amount outstanding. All receivables are included in this category. Such assets are measured at amortised cost, in compliance with the effective interest method, decreased by impairment losses. Interest income, exchange profits or losses and impairment losses are recognised in profit (loss) for the year as well as profits or loss from derecognition. Financial assets at fair value through other comprehensive income Such category includes financial assets that are possibly held by the Group with the twofold objective of collecting contractual cash flows on one hand, which are solely payments of principal and interest calculated on the total of the principal amount outstanding, and selling them on the other (Held to Collect and Sell). Financial assets at fair value through profit or loss This category includes financial assets that are not classified as measured at amortised cost or at fair value through other comprehensive income. Such category includes all derivatives (Note 3.11) and financial assets held for trading. The fair value of financial assets held for trading is calculated by drawing from the market prices at the annual (or interim) reporting date o through financial techniques and models. 3.11 Derivatives Derivatives are still stated at fair value through profit or loss unless they are deemed effective hedge for specific risk in respect of underlying assets, liabilities or commitments undertaken by the Group.

Consolidated Financial Statements at 31 December 2022 204 In particular, the Group uses derivatives as part of its hedging strategies to offset the risk of changes in the fair value of financial assets or liabilities on its balance sheet or the risk associated with contractual commitments (fair-value hedges) and the risk of changes in expected cash flows in contractually defined or highly probable operations (cash-flow hedges). For details regarding the methodology for recognising hedges of the exchange rate risk on long-term contracts, see Note 4.3. The effectiveness of hedges is documented and assessed both at the start of the operation and periodically thereafter (at least every time an annual or interim report is published) and measured by comparing changes in the fair value of the hedging instrument against changes in the hedged item (“dollar offset ratio”). For more complex instruments, the measurement involves statistical analysis based on the variation of the risk. Fair value hedge Changes in the fair value of derivatives that have been designated and qualify as fair-value hedges are recognised in profit or loss, in the same manner as the treatment of changes in the fair value of the hedged assets or liabilities covered with the hedge. Cash flow hedge Changes in the fair value of derivatives that have been designated and qualify as cash-flow hedges are recognised – with reference to the “effective” component of the hedge only – in the statement of comprehensive income through a specific equity reserve (“Cash-flow hedge reserve”), which is subsequently recognised in the income statement when the underlying transaction affects profit or loss. If the occurrence of the underlying operation ceases to be highly probable, the relevant portion of the cash-flow hedge reserve is immediately recognised in the income statement. If the derivative is sold, expires or ceases to function as an effective hedge against the risk for which it was originated, the relevant portion of the “cash-flow hedge reserve” is kept recognised until the underlying contract shows its effect. The recognition of the cash-flow hedge is discontinued prospectively. The cash flow hedge reserve also includes the recognition of fair value changes in the forward component of forward contracts, taken to the separate income statement at the time when the underlying affects profit or loss. Determining fair value The fair value of instruments quoted on public markets is determined with reference to the bid price for the instrument in question at the reference date. The fair value of unquoted instruments is determined with financial valuation techniques. Specifically, the fair value of interest-rate swaps is measured by discounting the expected cash flows, while the fair value of foreign exchange forwards is determined on the basis of the market exchange rate at the reference date and the expected rate differentials among the currencies involved. Financial assets and liabilities valued at fair value are classified in the three hierarchical levels described below, on the basis of the materiality of inputs used in the fair value measurement. In particular: • Level 1: financial assets and liabilities whose fair value is determined on the basis of the unadjusted quoted prices in an active market for identical assets and liabilities that Leonardo can access at the measurement date; • Level 2: financial assets and liabilities whose fair value is determined on the basis of inputs other than the quoted prices as in Level 1, that are directly or indirectly observable;

Consolidated Financial Statements at 31 December 2022 205 • Level 3: financial assets and liabilities whose fair value is determined on the basis of unobservable inputs. 3.12 Cash and cash equivalents The item includes cash, deposits with banks or other institutions providing current account services, post office accounts and other cash equivalents, as well as investments maturing in less than three months from the date of acquisition. Cash and cash equivalents are recognised at their fair value, which normally coincides with their nominal value. 3.13 Equity Share capital Share capital consists of the capital subscribed and paid up by the Group Parent. Costs directly associated with the issue of shares are recognised as a decrease in share capital when they are directly attributable to capital operations, net of the deferred tax effect. Treasury shares Treasury shares are recognised as a decrease in Group shareholders’ equity. Gains or losses realised in the acquisition, sale, issue or cancellation of treasury shares are recognised directly in shareholders’ equity. 3.14 Financial liabilities Financial liabilities are initially recognised at fair value and subsequently classified as “measured at amortised cost” or at “fair value through profit or loss”. Financial liabilities are classified at fair value through profit or loss when these are held for trading, represent a derivative or are so designated at the time of initial recognition. Other financial liabilities are measured at amortised cost, using the effective interest method. All payables are included in this category. Financial liabilities are classified as current liabilities unless the Group has the contractual right to settle its debts at least 12 months after the date of the annual or interim financial statements. 3.15 Taxation The Group’s tax burden is made up of current and deferred taxes. If these taxes are related to income and expense recognised in equity in the statement of comprehensive income, a balancing entry is recorded under the same item. Current taxes are calculated in accordance with the existing fiscal legislation applicable to those countries in which the Group operates and in force at the balance-sheet date. Any risks connected with a different interpretation of the positive and negative components of income, together with ongoing disputes with the tax authorities are regularly assessed, in order to adjust the provisions made. Deferred tax assets and liabilities are calculated based on temporary differences arising between the carrying amounts of assets and liabilities and their value for tax purposes, as well as on fiscal losses. Deferred tax assets and liabilities are calculated by applying the tax rate that is expected to be in force at the time the temporary differences will be reversed. The estimation is made based on tax laws in effect or substantially in effect at the reporting date. Deferred tax assets, including those deriving from tax losses, are recognised to the extent that, based on the company plans approved by the directors, it is probable the company will post future taxable income in respect of which such assets can be utilised.

Consolidated Financial Statements at 31 December 2022 206 If there are uncertain tax treatments, the Group determines whether they are likely to be accepted by the tax authorities. If acceptance is considered probable, the tax values must take account of the uncertain tax treatment, while, if acceptance is considered unlikely, the Group calculates the effect of this uncertainty using the most probable amount or expected value method. 3.16 Employee benefit obligations Post-employment benefit plans Group companies use several types of pension and supplementary benefit plans, which can be classified as follows: • Defined-contribution plans in which the company pays fixed amounts to a distinct entity (e.g. a fund) but has no legal or constructive obligation to make further payments if the fund does not have sufficient assets to pay the benefits accrued by employees during their period of employment with the company. The company recognises the contributions to the plan only when employees rendered their services to the company specifically in exchange for these contributions; • Defined-benefit plans in which the company undertakes to provide agreed benefits for current and former employees and incur the actuarial and investment risks associated with the plan. The cost of the plan is therefore not determined by the amount of the contributions payable in the financial period but, rather, is redetermined with reference to demographic and statistical assumptions and wage trends. The methodology used is the projected unit credit method. Accordingly, the Group recognises a liability for the same amount arising from the actuarial estimation, and recognises actuarial gains and losses immediately and in full in the period in which they occur in the statement of comprehensive income through a special equity reserve (in the “Remeasurement reserve”). To determine the amount to be entered in the balance sheet, the fair value of the plan assets is deducted from the current value of the obligation for the defined-benefit plans. This fair value is calculated using the interest rate adopted for discounting back the obligation. Other long-term benefits and post-employment benefits Group companies grant employees with other benefits (such as seniority bonuses after a given period of service with the company) that, in some cases, continue to be provided after retirement (for example, medical care). These receive the same accounting treatment as defined-benefit plans, using the projected unit credit method. However, for “Other long-term benefits” net actuarial gains and losses are both recognised to profit or loss immediately and in full as they occur. Benefits payable for the termination of employment and incentive plans Termination benefits are recognised as liabilities and expenses when the enterprise is demonstrably committed to terminating the employment of an employee or group of employees before the normal retirement date or to providing termination benefits as a result of an offer made in order to encourage voluntary redundancy. The benefits payable to employees for the termination of employment do not bring any future economic benefit to the enterprise and are therefore recognised immediately as expenses. Equity compensation benefits In case the Group uses stock-option and stock-grant plans to compensate the senior management, the theoretical benefit attributable to the recipients is charged to the income statement in the financial periods for which the plan is operative with a contra-item in an equity reserve. The benefit is quantified by measuring at the assignment date the fair value of the assigned instrument, using financial valuation techniques that

Consolidated Financial Statements at 31 December 2022 207 take account of market conditions and, at the date of each annual report, an updated estimate of the number of instruments expected to be distributed. Vice versa, the fair value initially calculated is not updated in the subsequent recognitions. 3.17 Provisions for risks and charges Provisions for risks and charges are recognised when, at the reporting date, the entity has a present obligation (legal or constructive) to other parties as a result of a past event, and it is probable that, in order to settle the obligation, whose amount can be reliably estimated, an outflow of resources will be required. The amount reflects the best current estimate of the cost of fulfilling the obligation. The interest rate used to determine the present value of the liability reflects current market rates and includes the additional effects relating to the specific risk associated with each liability. Changes in the estimates are recognised in the income statement of the year in which the change occurs. With regard to some disputes, the information required by IAS 37 “Provisions, contingent liabilities and contingent assets” is not reported, in order to not jeopardize the Group position in the context of such disputes or negotiations. Risks for which the emergence of a liability is merely a possibility are reported in the section in the notes on commitments and risks and no provision is recognised. The item includes provisions for onerous contracts. For further details reference is made to Note 4.4. 3.18 Leasing Group entities as lessees The Group recognises the right-of-use assets and the lease liability for a lease agreement or an agreement that contains a lease component. Right-of-use assets are valued at cost, net of accumulated amortisation and impairment losses (if any) (Note 3.7), as adjusted by any re-measurement of lease liabilities. The cost includes the value of lease liabilities, any initial direct costs sustained and the lease payments made on the commencement date or before the inception of the same agreement, net of incentives received (if any). Right-of-use assets are amortised on a straight-line basis from the commencement date to until the end of the lease term. If the agreement transfers the ownership of the underlying asset, the Group will amortise the right-of-use assets until the end of the useful life of the underlying asset at the end of the lease term. Lease liabilities are measured at the present value of the lease payments due and not yet paid as at the commencement date of the agreement. The due payments include fixed payments, net of any lease incentives to be received, variable payments (linked to an index or an interest rate) and the amounts the Group expects to pay as security on the remaining value. Lease payments also include any possible exercise price of a purchase option that is reasonably certain to be exercised by the Group and the payment of penalties that the latter believes it shall incur for any possible early termination of the agreement. The Group restates the lease liabilities in the event of subsequent amendments being made to the agreement. In calculating the present value of due payments the Group uses the incremental borrowing rate prevailing at the commencement date of the agreement when the implicit interest rate cannot be determined easily. Group entities as lessors in a finance lease At the date on which a lease is first recognised, the value of the leased asset is eliminated from the balance sheet and a receivable equal to the net investment in the lease is recognised. The net investment is the sum of the minimum payments plus the residual unguaranteed value discounted at the interest rate implicit in

Consolidated Financial Statements at 31 December 2022 208 the lease contract. Subsequently, financial income is recognised in the income statement for the duration of the contract in an amount providing a constant periodic rate of return on the lessor’s net investment. The unsecured residual value is reviewed periodically for possible impairment. Group entities as lessors in an operating lease Receipts in respect of contracts qualifying as operating leases are recognised in the income statement over the duration of the contract on a straight-line basis. 3.19 Government grants Once formal authorisation for their assignment has been issued, grants are recognised on an accruals basis in direct correlation with the costs incurred. Specifically, set-up grants are taken to the income statement in direct relation to the depreciation of the relevant goods or projects, and in the balance sheet, grants are recognised as a reduction of the capitalised assets, for the amount not yet recognised to profit or loss. For the analysis of the aspects related to grants under Law 808/1985, reference should be made to Note 4.2. 3.20 Costs Costs are recorded in compliance with the accrual principle. 3.21 Financial income and expenses Interest is recognised on an accruals basis using the effective interest-rate method, i.e. the interest rate that results in the financial equivalence of all inflows and outflows (including any premiums, discounts, commissions, etc.) that make up a given operation. Financial expenses attributable to the acquisition, construction or production of certain assets taking a substantial period of time to get ready for their intended use or sale (qualifying assets) are capitalised together with the related asset. 3.22 Dividends Dividends are recognised in the income statement as soon as the right to receive payment arises, which is normally when the shareholders’ meeting approves the distribution of dividends. Dividends distributed to Leonardo shareholders are reported as a change in the shareholders’ equity and are recognised as liabilities for the period in which their distribution is approved by the Shareholders’ Meeting. 3.23 Discontinued operations and non-current assets held for sale Non-current assets (or disposal groups) whose carrying amount will be recovered principally through a sale transaction rather than through continuing use, are classified as held for sale and presented separately in the statement of financial position. For this to be the case, the asset (or disposal group) must be available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets (or disposal groups) and its sale must be highly probable within one year. If these conditions are met after the year-end, the non-current asset (or disposal group) is not classified as held for sale. However, if these conditions are met after the year-end but before the financial statements are approved for publication, appropriate information is provided in the explanatory notes thereto.

Consolidated Financial Statements at 31 December 2022 209 Non-current assets (or disposal groups) classified as held for sale are measured at the lower of carrying amount and fair value less costs to sell; the corresponding values of the prior year balance sheet are not reclassified. A discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale, and: • represents a separate major line of business or geographical area of operations; • is part of a single co-ordinated plan to dispose of a separate major line of business or geographical area of operations; or • is a subsidiary acquired exclusively with a view to resale. The results of discontinued operations – whether they have been disposed of or classified as held for sale or under disposal – are presented separately in the income statement, less tax effects. The corresponding values of the prior year, if any, are reclassified and shown separately in the income statement, for comparative purposes, net of tax effect. 3.24 New IFRS and IFRIC interpretations It should be noted that, as from 1 January 2022, certain amendments became applicable to IAS 16 Property, Plant and Equipment, IAS 37 Provisions, Contingent Liabilities and Contingent Assets, IFRS 9 Financial Instruments and IFRS 3 Business Combinations. Some considerations concerned the provisions brought in by the Amendments to IAS 37, which require an analysis of the cost of fulfilling “onerous contract” and not just the incremental costs incurred to fulfil them. These amendments did not result in any impact on the Group’s consolidated financial statements. At the reporting date, the European Commission had endorsed certain standards and interpretations that were not yet compulsory, which will be adopted by the Group in the following financial periods, if applicable. We expect no significant effects on the Group’s financial statements deriving from those amendments to standards and interpretations. There are a number of standards or amendments to existing principles issued by the IASB or new decisions of the International Financial Reporting Interpretations Committee (IFRIC) for which the revision and approval project is still under way. 4. SIGNIFICANT ISSUES AND CRITICAL ESTIMATES BY MANGEMENT The preparation of the Group's financial statements requires directors to make discretionary assessments, estimates and assumptions that affect revenues, costs, assets and liabilities, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could lead to outcomes that will require significant adjustments in the future. The aspects that required greater subjectivity by the directors in making the estimates are described below. 4.1 Research and development costs This account includes costs related to the application of the results of research or other knowledge in a plan or a project for the production of materials, devices, systems or services that are new or significantly advanced (including higher set-up costs incurred compared to the costs of the asset once fully operating), prior to the start of commercial production or use, for which the generation of future economic benefits can be demonstrated. These costs are amortised according to the units-of-production method, over the period

Consolidated Financial Statements at 31 December 2022 210 in which the future earnings are expected to be realised for the project itself. The useful life changes according to the business of the company and it exceeds 5 years on average. If such costs fall within the scope of costs defined by Group standards as “non-recurring costs”, they are recognised in a specific item under intangible assets (Note 4.2). The initial recognition and subsequent assessment of their recoverability require complex estimates by management which estimates are influenced by a number of factors, such as the time-line of the product business plans, the company’s ability to anticipate the commercial success of the new technologies and technological obsolescence. Research costs, on the other hand, are expensed in the period in which they are incurred. 4.2 Non-recurring costs “Non-recurring costs” under intangible assets are the costs incurred in designing, prototyping, starting-up and upgrading to the technical and functional specifications of clearly identified potential clients – including higher set-up costs compared to costs for the asset once fully operating –, if they are financed, in particular under Law 808/1985 governing State aids to support the competitiveness of entities operating in the Aeronautics and Defence segments. These costs are shown excluding the benefits collected or to be collected under Law 808/1985 for programmes qualified as functional to national security and similar. The aid under Law 808/1985 is deducted from capitalised costs, and the royalties to be given to the grantor are recognised as the requirements are met (sale of products embedding the technology for which the Law permits aids). For the programmes other than national security programmes and programmes treated as such, the funds received are recognised as “Other liabilities”, making a distinction between the current portion and the non- current portion, based on the date of repayment. In both cases, non-recurring costs are carried among intangible assets and are amortised within job orders on the units-of-production method. The main capitalised costs are tested for impairment at least once a year until development is complete; after that, as soon as contract prospects change, when expected orders are no longer made or delayed. The impairment test is conducted on assumed sales plans. The initial recognition and subsequent assessment of the recoverability of these costs require estimates, which are by their own nature complex and marked by a high level of uncertainty as they are influenced by a number of factors, such as the time-line of the product business plans, which in some cases is particularly long, and the company’s ability to anticipate the commercial success of the new technologies. These estimates therefore imply significant assessments by management which take into account the reasonable certainty that funds are received and the effects of time value in the case of deferment over more than one year of the granting of funds. In the case of programmes that benefit from the provisions of Law 808/1985 and that are classified as functional to national security, the portion of non-recurring costs capitalised, pending the fulfilment of the legal requirements for the recognition of the amount receivable from the Ministry, is shown separately under “other non-current assets”. The related amount is calculated based on an estimate made by management that reflects the reasonable certainty that funds are received and the effects of time value in the case of deferment over more than one year of the granting of funds. 4.3 Hedging long-term contracts against foreign exchange risk In order to hedge exposure to changes in flows of receipts and payments associated with long-term construction contracts denominated in currencies other than the functional currency, the Group enters into specific hedges for the expected individual cash flows in respect of the contracts. The hedges are entered

Consolidated Financial Statements at 31 December 2022 211 into at the moment the commercial contracts are finalised, except where the award of the contracts is felt to be highly likely as a result of existing framework contracts. Exchange-rate risk is normally hedged with plain vanilla instruments (forward contracts): in some cases, however, in order to protect the Group against any possible persistent adverse trend in some currencies, the Group might enter into more highly structured operations that, while substantively hedging the positions, do not qualify for hedge accounting under IFRS 9. In these cases, as in all cases where hedges prove to be ineffective, changes in the fair value of such instruments are taken immediately to the income statement as financial items. The effects of this recognition policy are reported in Note 31. Hedges in the former case are reported as cash-flow hedges. 4.4 Estimate of revenues and final costs of long- term contracts The Group operates in sectors and with contractual arrangements that are especially complex. They are recognised on a percentage-of-completion basis in case the requirements for the revenue recognition over time are met. Margins recognised in the income statement are a function of both the state of progress on performance obligations included in the contracts and the margins that are expected to be recognised for the completed contract. Any requests for additional considerations arising from contractual changes, including those arising from higher costs incurred for reasons attributable to the customer, shall be incorporated in the total amount of the considerations, if it is highly probable that this will be recognised by the customer, up to the expected value of such recognised amount. Estimating the expected overall costs of contracts in progress is marked by a high degree of uncertainty as they can be influenced by a number of factors such as the engineering complexity of the products, the ability to precisely fulfil specific technical requests made by customers and to meet the manufacturing time-frame provided for in the contract. Failure to comply with such contractual terms and conditions may imply penalties and extra-costs of a remarkable amount to be considered in estimating total costs. In order to enhance support for management’s estimates, the Group has adopted contract management and risk analysis tools designed to identify, monitor and quantify the risks associated with such contracts. The amounts posted in the financial statements represent management’s best estimate at the reporting date supported by said tools. In case the reassessment of the economic plans (whole life estimates) during the progress of a contract highlights the presence of elements that make them onerous, the amount of costs considered necessary to fulfil the obligations that is higher than the economic benefits arising from the contract is recognised in full in the financial period in which it becomes reasonably foreseeable and allocated to a “provision for onerous contracts” under provisions for current risks and charges. The reversal of such accruals is recognised as absorption under “Other operating income”. 4.5 Liabilities from defined-benefit pension plans The Group is sponsor to two UK defined-benefit pension plans and to various US and other minor European plans. It has the obligation to ensure a given level of benefits to the plan participants and carries the risk that the plan assets are not adequate to cover the benefits promised. In case these plans are in a deficit position, the trustee responsible for the management requests the Group to fund the plan. The deficit resulting from the most updated actuarial valuations made by independent experts is recognised as a liability: these valuations stem from actuarial, demographic, statistical and financial assumptions that can vary over time.

Consolidated Financial Statements at 31 December 2022 212 4.6 Impairment of assets Group assets are tested for impairment at least annually if their lives are indefinite, or more often if there are indications of impairment. Similarly, impairment tests are conducted on all the assets with definite useful life showing signs of impairment, even if the amortisation already commenced. The recoverable amount is generally based on the value in use calculated according to the Discounted Cash- Flow method, which is characterized by a high level of complexity and the use of estimates, which are by their nature uncertain and subjective in relation with the expected cash flows and the financial parameters used to determine the discount rate. For these valuations, the Group uses the estimated cash flows based on the plans that have been approved by corporate bodies and financial parameters that are in line with those resulting from the current performance of reference markets. The relevant plans take into account all business assessments of risks related also to technological innovations, emerging global scenarios, customer needs and expected regulatory requirements. The business plans used in order to assess the recoverability of capitalized assets are prepared by also considering additional investments related to the search for innovative solutions in sustainable business, reduction in emissions and decarbonization. Likewise, any prospective aspects and impacts related to climate change are already considered. Leonardo's plan on these issues is explained in more detail in the "Planet" section of the Report on Operations, to which reference should be made. Details about the methods for the calculation of the impairment tests are reported in Note 9. 4.7 Disputes The Group’s operations regard sectors and markets where many disputes, both as petitioner and plaintiff, are settled only after a considerable period of time, especially in cases where the customer is a government entity. In case management deems it probable that following the litigation an outflow of resources, whose amount can be reliably estimated, will be required, this amount that has been discounted in order to consider the timeline for the disbursement, is included in the risk provision. The estimate for the developments of these disputes is particularly complex and requires significant estimates by the management. Disputes where a liability is deemed possible but not probable are shown in the relevant informative section on commitments and risks; against such disputes no allocation is made. 5. EFFECTS OF CHANGES IN ACCOUNTING POLICIES ADOPTED There were no significant changes in the Group's application of accounting standards during the period. 6. SIGNIFICANT NON-RECURRING EVENTS OR TRANSACTIONS In February 2022 Russia launched an offensive - which is still ongoing - against Ukraine, generating profound changes in the global geopolitical and economic scene. The process of integration and implementation of a European Defense and Security and, at the same time, the increase in Defense spending of EU and neighboring countries have accelerated demand for security, with consequent opportunities for companies operating in the sector. On the other hand, relations with Russia are significantly affected by the increasing number of sanctions imposed by the European Union, as well as by other countries and other International Bodies, on logistics and economy. Leonardo has a not particularly significant exposure to these two countries

Consolidated Financial Statements at 31 December 2022 213 and is continuing to monitor the situation to promptly identify the consequences on its present and prospective position. In view of the continuation of this scenario, which does not suggest a resolution in the short term, Leonardo has written down its net exposure to the two countries involved (mainly referable to Russia), for a total amount of €mil. 41, including tax effects. The pandemic from Covid-19 already generated a significant reduction in production and price increases for some raw materials in the late 2020s due to prolonged lockdowns. In addition, the high recovery in demand for electronic components from other industries has further reduced their availability for the Aerospace and Defense industries, which are a niche market. The aforementioned advent of the Russia-Ukraine conflict has then engendered a sudden surge in energy costs resulting in inflation peaks not seen in decades. With regard to the issue of availability of raw materials and rising prices, the Group implements procurement strategies that have mitigated the impacts. Specifically, the available inventory and long-term contracts already in place with suppliers have enabled the Group to feed production lines although there has been production slippage that has mainly impacted the Electronics businesses in all geographical areas in which it operates. It is believed that the actions promptly taken since the beginning of the pandemic, such as increasing long-term contracts with suppliers and increasing stockpiling, can contain the effects of the shortage of raw materials for which we are in any case witnessing a stabilisation of supply times. On the other hand, as far as inflationary pressure is concerned, 2022 has begun to show the first significant signs of various kind of costs on the increase of prices. The labour costs recorded a significant increase in foreign countries (United Kingdom, United States and Poland) since the respective employment contracts were renegotiated by taking account of growth in inflation. In Italy, the increase was instead contained thanks to the current contract that postpones by one year the application of the variable factor linked to inflation (HICP). With regard to energy costs, the Group was not affected by the surge in prices thanks to the purchasing policy anticipated in previous years for both Gas and Electricity. Finally, even for the purchase of goods and services for production, the Group was able to contain the consequences of inflation in 2022 thanks to the existing inventory, the contracts signed and the specific actions it had taken. The price increases recorded are limited to some specific components in the electronics sector. With regard to 2023, on the other hand, price increases are expected on all cost variables with gradual stabilisation as early as from 2024 as forecast by leading institutes and economists. In order to cope with these expected inflationary pressures, the Group has long launched specific mitigation actions in order to ensure adequate profitability of the business. The actions essentially concern the adjustment to selling prices, the extension of the use of special 'indexation' clauses in new contracts, careful monitoring of energy price trends with an increase in own production and reduced consumption, and the review of contracts and the supplier base. The above-mentioned variables, excluding the mitigation actions put in place, have been included in the latest updates to the product business plans and in the Company's revised economic and financial plans. In June 2022 the governmental Norwegian Defense Materiel Agency (NDMA) formalised a request for termination by default under the contract - regulated by Norwegian law - for the supply of fourteen NH90 helicopters, which had been entered into in 2001 with NH Industries (NHI), a French company controlled by Leonardo, Airbus Helicopters and Fokker Aerostructure, due to alleged delays and non-compliant products. The contract has been subject to extensions and amendments over the years and was expected to be completed by the end of 2023. NDMA's request is to return the 13 helicopters that it has already received and accepted and ask for reimbursement of the sums it has disbursed, including interest. NHI considers this request for termination by default to be legally unfounded and reasonably disputable in the appropriate venue due to a lack of factual and legal basis and misinterpretation of the contract and Norwegian law, as well as due to a breach of confidentiality obligations. By giving effect to the above request for termination

Consolidated Financial Statements at 31 December 2022 214 between September and December 2022 NDMA enforced the remaining bank guarantees issued by Leonardo on behalf of NHI for a total amount of €mil. 69.7 (including interest of €mil. 19.3). It should be noted that Leonardo’s share of enforcement is proportional to the stake it holds in the project - approximately 41% - and, therefore, equal to €mil. 28.7 (including interest of €mil. 8). The actions put in place in order to reach an amicable settlement of the matter are still ongoing. With regard to the most significant industrial transactions that were completed during the reporting period, 3 January 2022 saw the completion of the acquisition of a 25.1% stake in Hensoldt AG, a company that is the leading German player in the field of sensors for defence and security applications, with an ever-expanding portfolio in sensor, data management and robotics, at a price of €mil. 606 (excluding transaction costs). The effects of this transaction are more fully explained in Note 12 "Equity investments and share of profits (losses) of equity-accounted investees". In July and August 2022, Leonardo DRS finalized the sales of the Global Enterprise Solutions (GES) business to SES S.A. - for an amount equal to 450 million dollars (before tax) - and of the JV Advanced Acoustic Concepts (AAC) to TDSI, a subsidiary of Thales. Finally, on 29 November 2022, Leonardo completed the merger between its U.S. subsidiary Leonardo DRS, Inc. and the Israeli company RADA Electronic Industries Ltd. listed on NASDAQ and the Tel Aviv Stock Exchange. Through this transaction, RADA lost its status as a listed company and became a wholly-owned subsidiary of DRS, which in turn was listed on the stock exchange under the symbol "DRS" as from the opening of trading on NASDAQ on 29 November 2022 and on TASE on 30 November 2022. This transaction can be described as a business combination, for more details of which please refer to Note 14 of "Business Combinations." During 2022, work also commenced on the process of concentrating the assets held by Leonardo in the U.S. into a single legal entity. The project, which will be completed during 2023, provides for Leonardo US Holding to control two companies – Leonardo DRS and Leonardo US Corporation -, which will directly or indirectly hold all the U.S. companies, except for Leonardo US Electronics that, for the time being, will remain directly invested in by Leonardo UK. In this context, the following transactions will be completed during 2022: • Leonardo US Corporation was established; − Leonardo S.p.A. sold 50% of its stake in Leonardo US Holding to Leonardo International; • Leonardo US Holding contributed its stake in Leonardo US Aircraft to Leonardo US Corporation; − Leonardo S.p.A. contributed to Leonardo US Holding its stake in Agustawestland Philadelphia Corporation, which was subsequently transferred from Leonardo US Holding to Leonardo US Corporation. These transactions had no effect on the Leonardo Group’s consolidated financial statements. Finally, it should be noted that in December 2022 – in implementing a protocol of intent signed with the national trade unions on early retirements under Article 4 of Law 92/2012 (Fornero Act) - an agreement was executed, which involved up to a maximum of no. 400 employees in the Corporate and Staff functions of Leonardo S.p.A., Leonardo Global Solutions and Leonardo Logistics for whom the requirements will be met for retirement by 30 November 2028, with exits planned in the two-year period from 2023 to 2024, together with the definition of the terms and conditions for joining the scheme. A similar agreement was signed with the union representatives of the executive staff, up to a maximum of 45 managers. In February 2023, the collection of expressions of interest was completed. By the end of April 2023, the Italian Social Security Institute [INPS] will verify whether requirements are met for the staff members who expressed their interest to benefit from early retirement benefits. The charges resulting from this manoeuvre have been preliminarily estimated at €mil. 100.

Consolidated Financial Statements at 31 December 2022 215 With regard to the comparative period, taking account of the effects of the pandemic on the civil sector and considering the changed prospects for the commercial aviation market, Leonardo had embarked on the actions aimed at mitigating the impact on the industrial performance of the Aerostructures Division. In this context, on 21 July 2021 trade union agreements were signed to make the instruments identified for the early retirement of employees operational for a number of up to a maximum of 500 employees who would meet the criteria for early retirement in the three-year period from 2021 to 2023. Finally, in November 2021 the Indian Ministry had lifted the ban on the Leonardo Group entering the Indian market, which is why it had been no longer considered convenient or consistent to bring an action against the Indian Government which would, however, have taken a very long time and had uncertain chances of success. 7. SIGNIFICANT POST BALANCE SHEET EVENTS No significant events occurred after the end of the year. 8. SEGMENT INFORMATION The Divisions and companies through which the Group operates are aggregated, for the purposes of internal and external reporting, into the five business sectors of reference: Helicopters, Defence Electronics and Security, Aircraft, Aerostructures and Space. The segment of Other activities includes the Corporate and remaining activities. It should be noted that, until the 2021 financial statements, the Aircraft and Aerostructures segments were aggregated into the single Aeronautics segment, which was subsequently spun off to provide a more closely consistent representation of the underlying company strategies and business trends. The 2021 figures have been restated accordingly in the comparative disclosures. The Group assesses the performance of its operating segments and the allocation of its financial resources on the basis of revenue and EBITA (please also see the paragraph on “NON-GAAP Performance Indicators” included in the Report on Operations). For the purpose of a correct interpretation of the information provided we note that the results of the strategic Joint Ventures and associates have been included within the EBITA of the sectors to which these JVs belong; conversely, these sectors do not reflect the relevant share of revenue. The results for the operating sectors at 31 December 2022, as compared to 2021, are as follows:

Consolidated Financial Statements at 31 December 2022

| 31 December 2021 | Helicopters | Defense Electronics & Security | Aircrafts | Aerostructures | Space | Other Activities | Eliminations | Total |
|---|---|---|---|---|---|---|---|---|
| Revenues | 4,157 | 6,944 | 3,268 | 442 | - | 377 | (1,053) | **14,135** |
| Inter-segment revenues (*) | (8) | (636) | (22) | (70) | - | (317) | 1,053 | **-** |
| **Third party revenues** | **4,149** | **6,308** | **3,246** | **372** | **-** | **60** | **-** | **14,135** |
| **EBITA** | 406 | 703 | 410 | (203) | 62 | (255) | - | **1,123** |
| Investments (***) | 234 | 261 | 38 | 48 | - | 95 | - | **676** |
| Non-current assets (**) | 3,694 | 3,740 | 641 | 283 | - | 889 | - | **9,247** |

| 31 December 2022 | Helicopters | Defense Electronics & Security | Aircrafts | Aerostructures | Space | Other Activities | Eliminations | Total |
|---|---|---|---|---|---|---|---|---|
| Revenues | 4,547 | 7,212 | 3,085 | 475 | - | 579 | (1,185) | **14,713** |
| Inter-segment revenues (*) | (14) | (681) | (29) | (68) | - | (393) | 1,185 | **-** |
| **Third party revenues** | **4,533** | **6,531** | **3,056** | **407** | **-** | **186** | **-** | **14,713** |
| **EBITA** | 415 | 805 | 415 | (183) | 31 | (265) | - | **1,218** |
| Investments (***) | 253 | 280 | 97 | 50 | - | 121 | - | **801** |
| Non-current assets (**) | 3,832 | 4,092 | 699 | 284 | - | 920 | - | **9,827** |

*(*) Inter-segment revenue includes revenue among Group consolidated undertakings belonging to various business sectors.*
*(**)The portion of non-current assets relates to intangible assets and property, plant and equipment as well as to investment property.*
*(***)Investments relate to intangible assets and property, plant and equipment as well as to investment property (net of grants ascertained on these items).*

The reconciliation of EBITA, EBIT and earnings before income taxes and financial expense for the periods concerned is shown below:

216

Consolidated Financial Statements at 31 December 2022

| 2021 | Helicopters | Defense Electronics & Security | Aircrafts | Aerostructures | Space | Other Activities | Total |
|---|---|---|---|---|---|---|---|
| **EBITA** | **406** | **703** | **410** | **(203)** | **62** | **(255)** | **1,123** |
| Amortisation of intangible assets acquired as part of business combinations | (5) | (17) | - | - | - | - | **(22)** |
| Restructuring costs | - | (16) | - | (57) | - | (16) | **(89)** |
| Non-recurring income/expense | (49) | (23) | (7) | (19) | - | (3) | **(101)** |
| **EBIT** | **352** | **647** | **403** | **(279)** | **62** | **(274)** | **911** |
| Equity-accounted strategic investments | - | (86) | 24 | - | (62) | - | **(124)** |
| **Income before tax and financial expenses** | **352** | **561** | **427** | **(279)** | **-** | **(274)** | **787** |

| 2022 | Helicopters | Defense Electronics & Security | Aircrafts | Aerostructures | Space | Other Activities | Total |
|---|---|---|---|---|---|---|---|
| **EBITA** | **415** | **805** | **415** | **(183)** | **31** | **(265)** | **1,218** |
| Amortisation of intangible assets acquired as part of business combinations | (5) | (19) | - | - | - | - | **(24)** |
| Restructuring costs | (8) | (46) | (6) | (2) | - | (57) | **(119)** |
| Non-recurring income/expense | (28) | (64) | (2) | (1) | - | (19) | **(114)** |
| **EBIT** | **374** | **676** | **407** | **(186)** | **31** | **(341)** | **961** |
| Equity-accounted strategic investments | - | (107) | 6 | - | (31) | - | **(132)** |
| **Income before tax and financial expenses** | **374** | **569** | **413** | **(186)** | **-** | **(341)** | **829** |

Below is the breakdown of revenue by geographical area (based on the customer's home country) and relevant sector:

217

Consolidated Financial Statements at 31 December 2022

| 31 December 2021 | Helicopters | Defense Electronics & Security | Aircrafts | Aerostructures | Other Activities | Eliminations | Total |
|---|---|---|---|---|---|---|---|
| Italy | 824 | 1,734 | 252 | 76 | 372 | (858) | **2,400** |
| United Kingdom | 511 | 1,008 | - | - | - | (194) | **1,325** |
| Rest of Europe | 1,172 | 989 | 797 | 100 | 4 | (2) | **3,060** |
| United states of America | 335 | 2,653 | 396 | 210 | 1 | (6) | **3,589** |
| Rest of the world | 1,315 | 560 | 1,823 | 56 | - | 7 | **3,761** |
| **Revenues** | **4,157** | **6,944** | **3,268** | **442** | **377** | **(1,053)** | **14,135** |
| Inter-segment revenues (*) | (8) | (636) | (22) | (70) | (317) | 1,053 | - |
| **Third party revenues** | **4,149** | **6,308** | **3,246** | **372** | **60** | **-** | **14,135** |

| 31 December 2022 | Helicopters | Defense Electronics & Security | Aircrafts | Aerostructures | Other Activities | Eliminations | Total |
|---|---|---|---|---|---|---|---|
| Italy | 707 | 1,567 | 338 | 71 | 417 | (1,039) | **2,061** |
| United Kingdom | 518 | 1,237 | - | 3 | 51 | (130) | **1,679** |
| Rest of Europe | 1,012 | 1,073 | 856 | 129 | 110 | (4) | **3,176** |
| United states of America | 396 | 2,740 | 615 | 209 | 1 | (9) | **3,952** |
| Rest of the world | 1,914 | 595 | 1,276 | 63 | - | (3) | **3,845** |
| **Revenues** | **4,547** | **7,212** | **3,085** | **475** | **579** | **(1,185)** | **14,713** |
| Inter-segment revenues (*) | (14) | (681) | (29) | (68) | (393) | 1,185 | - |
| **Third party revenues** | **4,533** | **6,531** | **3,056** | **407** | **186** | **-** | **14,713** |

(*) Inter-segment revenue includes revenue among Group consolidated undertakings belonging to various business sectors.

Below is the breakdown of fixed assets (intangible assets, property, plant and equipment and investment property) according to the geographical area in which the Group companies are based:

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Italy | 5,066 | 5,337 |
| United Kingdom | 1,789 | 1,672 |
| Rest of Europe | 467 | 556 |
| United states of America | 1,906 | 2,253 |
| Rest of the world | 19 | 9 |
| | **9,247** | **9,827** |

218

Consolidated Financial Statements at 31 December 2022

## 9. INTANGIBLE ASSETS

| | Goodwill | Development costs | Non-recurring costs | Concessions, licences and trademarks | Acquired through business combinations | Other intangible assets | Total |
|---|---|---|---|---|---|---|---|
| ***1 January 2021*** | | | | | | | |
| Cost | 6,085 | 1,556 | 2,355 | 650 | 1,275 | 518 | **12,439** |
| Depreciation | - | (707) | (479) | (439) | (1,009) | (372) | **(3,006)** |
| Impairment losses | (2,457) | (136) | (166) | - | - | (27) | **(2,786)** |
| **Carrying amount** | **3,628** | **713** | **1,710** | **211** | **266** | **119** | **6,647** |
| Investments (net of grants) | - | 160 | 118 | 13 | - | 63 | **354** |
| Sales | - | (2) | - | - | - | (1) | **(3)** |
| Amortisation | - | (33) | (45) | (19) | (22) | (31) | **(150)** |
| Impairment losses | - | (11) | (30) | - | - | 1 | **(40)** |
| Increase for business combinations | 13 | - | - | - | - | 5 | **18** |
| Other changes | 195 | 22 | 7 | 23 | 16 | (10) | **253** |
| ***31 December 2021*** | **3,836** | **849** | **1,760** | **228** | **260** | **146** | **7,079** |
| broken down as follows: | | | | | | | |
| Cost | 6,478 | 1,742 | 2,481 | 687 | 1,363 | 583 | **13,334** |
| Depreciation | - | (749) | (524) | (459) | (1,103) | (411) | **(3,246)** |
| Impairment losses | (2,642) | (144) | (197) | - | - | (26) | **(3,009)** |
| **Carrying amount** | **3,836** | **849** | **1,760** | **228** | **260** | **146** | **7,079** |
| Investments (net of grants) | - | 133 | 98 | 10 | - | 72 | **313** |
| Sales | - | (1) | - | - | - | - | **(1)** |
| Amortisation | - | (39) | (64) | (23) | (24) | (37) | **(187)** |
| Impairment losses | - | (1) | (21) | - | - | (1) | **(23)** |
| Increase for business combinations | 269 | - | - | - | 124 | - | **393** |
| Scope deconsolidation variance | (201) | - | - | - | - | - | **(201)** |
| Other changes | 21 | 2 | 1 | 28 | (5) | (10) | **37** |
| ***31 December 2022*** | **3,925** | **943** | **1,774** | **243** | **355** | **170** | **7,410** |
| broken down as follows: | | | | | | | |
| Cost | 6,742 | 1,862 | 2,580 | 709 | 1,524 | 628 | **14,045** |
| Depreciation | - | (784) | (588) | (466) | (1,169) | (432) | **(3,439)** |
| Impairment losses | (2,817) | (135) | (218) | - | - | (26) | **(3,196)** |
| **Carrying amount** | **3,925** | **943** | **1,774** | **243** | **355** | **170** | **7,410** |

| | Non-recurring costs |
|---|---|
| *31 December 2021* | |
| Gross value | 4,794 |
| Grants | 3,034 |
| *31 December 2022* | |
| Gross value | 4,814 |
| Grants | 3,040 |

The investments for the period are stated net of related grants. Commitments were in place for the purchase of intangible assets for €mil. 18 at 31 December 2022 (€mil. 33 at 31 December 2021). The impairment of non-recurring costs mainly refers to write-downs linked to programmes in the Aircraft sector.

219

Consolidated Financial Statements at 31 December 2022 220 As set out in Note 4.1 of the consolidated financial statements, to which reference is made, development costs and non-recurring charges are tested for impairment, if the conditions obtain, using the discounted cash flow method. The cash flows used are those under the product business plan, as discounted on the basis of a weighted-average cost of capital (WACC) basis calculated using the Capital Asset Pricing Model method. Goodwill Goodwill is allocated to the Cash Generating Units (CGUs) or to groups of CGUs concerned, which are determined on the basis of the Group’s organisational, management and control structure, which coincides, as is known, with the Group’s five business segments. Compared to 31 December 2021, the CGUs on which the goodwill is allocated have been affected by the spin-off of the Aeronautics segment into the Aircraft and Aerostructures segments, which was carried out to provide a more closely consistent representation of the underlying company strategies and business trends. Goodwill previously allocated to Aeronautics has been allocated in full to the Aircraft Cash Generating Unit on the basis of the relative fair value. Below is the breakdown of goodwill by CGU at 31 December 2022 and 2021: 31 December 2021 31 December 2022 Helicopters 1,266 1,241 Defense Electronics & Security 2,510 2,626 DRS 1,490 1,647 Leonardo Divisions 1,020 979 Aircrafts 60 60 3,836 3,927 The net increase compared to 31 December 2021 was mainly due to the transactions carried out by subsidiary Leonardo DRS and the foreign currency translation differences on goodwill denominated in USD and GBP. With regard to Leonardo DRS, the merger of RADA – for more details reference should be made to Note 14 on “business combinations” – resulted in the recognition of goodwill preliminarily set at USDmil. 283 (€mil. 269); on the other hand, a portion of the goodwill previously allocated to the CGU, determined by using the relative fair value method and amounting to USDmil. 211 (€mil. 201), was attributed to the GES business, which was disposed of during 2022. With regard to translation differences, the negative effect of GBP- denominated assets was more than offset by the positive effect achieved on USD-denominated assets. Goodwill is subject to impairment testing to determine any loss in value. This is done by individual CGU by comparing the carrying amount with the greater of the value in use of the CGU and amount recoverable by sale (fair value). The Group has established an operational hierarchy between calculating the fair value net of transaction costs and value in use, where the value in use is estimated first, and then only after, if it is lower than the carrying value, is the fair value net of transaction costs determined. In particular, the value in use is measured by the unlevered discounting of the cash flows resulting from the Group’s five-year business plans prepared by the management of the CGUs and incorporated into the plan approved by Leonardo’s Board of Directors, projected beyond the explicit time horizon covered by the plan according to the perpetuity growth method (terminal value), using growth rates (“g-rate”) no greater than those forecast for the markets in which the given CGU operates. The cash flows used were those provided for in the plans adjusted to exclude the effects of future business restructurings, if any, not yet approved, or future investments for improving future performance. Specifically, these cash flows are those generated before financial expense and taxes – determined on a notional basis, and include investments in capital assets and monetary changes in working capital, while excluding cash flows from financial management, extraordinary events or the payment of dividends. The underlying macro-economic assumptions were made on the basis of external information sources, where available, while the profitability and growth estimates used in the

Consolidated Financial Statements at 31 December 2022 221 plans were calculated by management based on past experience and future developments in the Group’s markets. These cash flows are discounted on a weighted-average cost of capital (WACC) basis calculated using the Capital Asset Pricing Model method. The following factors were taken into account in calculating WACCs, which were also determined by using the data referable to the main competitors operating in each sector: • the risk-free rate was determined using the 10- and 20-year gross yield of government bonds of the geographic market of the CGU; • the market premium, determined using computations of external providers; • the sector beta; • the cost of debt; • the debt/equity ratio. The growth rates used to project the CGU’s cash flows beyond the explicit term of the plan were estimated by making reference to the growth assumptions of the individual sectors in which said CGUs operate. These assumptions are based on the internal processing of external sources, making reference to a period of time that is usually ten years. The g-rates used for the purposes of the impairment test were equal to 2%, consistently with the actions taken in previous financial years, even in the presence of higher expected growth rates in some sectors. The mostly important assumptions for the purposes of estimating the cash flows used in determining the value in use are: • WACC; • g-rate; • ROS; • the trend in Defence budgets. In estimating these assumptions, the management made reference, in the case of external variables, to internal information processed on the basis of external surveys, as well as on its knowledge of the markets and of the specific contractual situations. The following WACCs and (nominal) growth rates were used at 31 December 2022 and 2021: 31 December 2021 31 December 2022 Wacc g-rate Wacc g-rate Helicopters 7.0% 2.0% 8.6% 2.0% Defense Electronics & Security DRS 7.5% 2.0% 9.0% 2.0% Leonardo Divisions 6.1% 2.0% 7.5% 2.0% Aircrafts 6.7% 2.0% 8.1% 2.0% Testing revealed no signs of impairment but showed, on the contrary, significant positive margins (headroom). The results of the tests were subjected to sensitivity analysis, taking as reference those assumptions for which it is reasonable to believe that their change could significantly modify the results of the test. In this regard, it should be noted that in all sectors the large positive margins recorded are such that

Consolidated Financial Statements at 31 December 2022

they cannot be significantly modified by changes in the assumptions described; however, for information purposes the results for all CGUs are reported below. The table below shows for the 2022 and 2021 financial years the positive margin relating to the base scenario, compared with the results of the following sensitivity analyses: (i) increase in interest rates used to discount cash flows on all CGUs by 50 basis points, the other conditions remaining equal; (ii) reduction in the growth rate in the calculation of terminal value by 50 basis points, the other conditions remaining equal; (iii) reduction in operating profitability applied to terminal value by half a point, the other conditions remaining equal.

| **31 December 2021** | Margin (base case) | Margin post sensitivity | | |
|---|---|---|---|---|
| | | Wacc | *g-rate* | ROS TV |
| Helicopters | 1,652 | 1,128 | 1,213 | 1,429 |
| Defense Electronics & Security | | | | |
| *DRS (USD millions)* | 2,938 | 2,499 | 2,588 | 2,700 |
| *Leonardo Divisions* | 11,950 | 10,289 | 10,528 | 11,517 |
| Aircrafts | 7,667 | 7,030 | 7,129 | 7,423 |

| **31 December 2022** | Margin (base case) | Margin post sensitivity | | |
|---|---|---|---|---|
| | | Wacc | *g-rate* | ROS TV |
| Helicopters | 910 | 556 | 630 | 724 |
| Defense Electronics & Security | | | | |
| *DRS (USD millions)* | 2,129 | 1,800 | 1,891 | 1,998 |
| *Leonardo Divisions* | 8,623 | 7,625 | 7,812 | 8,332 |
| Aircrafts | 5,774 | 5,433 | 5,499 | 5,631 |

### *Development costs and non-recurring charges*

Investments in "Development costs" refer to the Defence Electronics and Security and Helicopters sectors (€mil. 49 and €mil. 84, respectively). The increase in "Non-recurring charges" mainly refers to the Helicopters sector for €mil. 78 and the Defence Electronics and Security sector for €mil. 22. Total investments were affected by the grants received during the year, recognised as a decrease in the related item. As regards programmes that benefit from the provisions of Law 808/85 and that are classified as functional to national security, the portion of capitalised non-recurring costs, pending the fulfilment of the legal requirements for the classification under receivables, is separately disclosed under other non-current assets (Note 13). Receivables for grants assessed by the grantor in relation to capitalised costs (shown here net of the related grants) are illustrated in Note 28.

Impairment for the year mainly related to impairment losses on Aircraft programmes. Impairment tests of non-recurring costs and development costs are performed on the most significant programmes in terms of capitalisation or risk or when impairment indicators emerge. They are carried out – if conditions obtain- using the discounted cash flow method. The cash flows used are those of the product business plans, discounted on the basis of a WACC rate determined by applying the Capital Asset Pricing Model. As noted in the section on accounting policies, product business plans include any investments related to climate change issues.

Total research and development costs, comprising also "Development costs" and "Non-recurring charges" just mentioned, are equal to €mil. 2,003.

### *Other items of intangible assets*

"Concessions, licences and trademarks" includes in particular the value of licenses acquired in previous years in the Helicopters segment. With regard to the full acquisition of the AW609 programme, this value also

222

Consolidated Financial Statements at 31 December 2022

comprises the estimated variable fees due to Bell Helicopter on the basis of the commercial performance of the programme (Note 24).

Intangible assets acquired in the course of business combinations mainly increased as a result of the RADA transaction. For further details reference is made to Note 14 on "business combinations", partially offset by the amortisation for the period. Below is a breakdown of these assets:

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Know-how | 80 | 155 |
| Trademarks | 42 | 41 |
| Backlog and commercial positioning | 138 | 159 |
| | **260** | **355** |

The item "Other intangible assets" mainly includes software, intangible assets under development and advances.

## 10. PROPERTY, PLANT AND EQUIPMENT

| | Land and buildings | Plant and machinery | Equipment | Other tangible assets | Total |
|---|---|---|---|---|---|
| ***1 January 2021*** | | | | | |
| Cost | 1,585 | 1,673 | 2,330 | 1,609 | **7,197** |
| Amortisation, depreciation and write-offs | (744) | (1,314) | (2,043) | (1,081) | **(5,182)** |
| **Carrying amount** | **841** | **359** | **287** | **528** | **2,015** |
| Investments | 3 | 21 | 41 | 257 | **322** |
| Sales | - | (1) | - | (3) | **(4)** |
| Depreciation | (46) | (75) | (65) | (61) | **(247)** |
| Increase for business combinations | 1 | 1 | - | - | **2** |
| Other changes | 56 | 70 | 47 | (139) | **34** |
| ***31 December 2021*** | **855** | **375** | **310** | **582** | **2,122** |
| broken down as follows: | | | | | |
| Cost | 1,647 | 1,762 | 2,450 | 1,716 | **7,575** |
| Amortisation, depreciation and write-offs | (792) | (1,387) | (2,140) | (1,134) | **(5,453)** |
| **Carrying amount** | **855** | **375** | **310** | **582** | **2,122** |
| Investments | 8 | 38 | 53 | 388 | **487** |
| Sales | (1) | (2) | - | (5) | **(8)** |
| Depreciation | (44) | (78) | (81) | (65) | **(268)** |
| Impairment losses | - | - | (1) | - | **(1)** |
| Increase for business combinations | 4 | 20 | - | 2 | **26** |
| Other changes | 40 | 27 | 94 | (151) | **10** |
| ***31 December 2022*** | **862** | **380** | **375** | **751** | **2,368** |
| broken down as follows: | | | | | |
| Cost | 1,689 | 1,775 | 2,539 | 1,879 | **7,882** |
| Amortisation, depreciation and write-offs | (827) | (1,395) | (2,164) | (1,128) | **(5,514)** |
| **Carrying amount** | **862** | **380** | **375** | **751** | **2,368** |

223

Consolidated Financial Statements at 31 December 2022

The 2022 investments were related to the sectors of Defence Electronics and Security for €mil. 185, *Aircraft* for €mil. 96, *Aerostructures* for €mil. 49, *Helicopters* for €mil. 71 and *Other Activities* for €mil. 86.

"Other tangible assets" also include the value of tangible assets under construction (€mil. 391 at 31 December 2022 and €mil. 250 at 31 December 2021).

Purchase commitments of property, plant and equipment were recorded in the amount of €mil. 206 at 31 December 2022 (€mil. 173 at 31 December 2021).

The future receipts attributable to operating leases were equal to €mil. 9 (€mil. 11 at 31 December 2021), of which €mil. 1 beyond 5 years.

## 11. RIGHT OF USE

| | Rights of use of land and buildings | Rights of use of plant and machinery | Rights of use of other tangible assets | Total |
|---|---|---|---|---|
| **1 January 2021** | | | | |
| Cost | 601 | 11 | 66 | **678** |
| Amortisation, depreciation and write-offs | (113) | (4) | (34) | **(151)** |
| **Carrying amount** | **488** | **7** | **32** | **527** |
| New Contract submission | 38 | 4 | 21 | **63** |
| Closing and contract modifications | (4) | - | 4 | **-** |
| Depreciation | (67) | (2) | (19) | **(88)** |
| Other changes | 28 | 1 | (1) | **28** |
| **31 December 2021** | **483** | **10** | **37** | **530** |
| broken down as follows: | | | | |
| Cost | 666 | 17 | 86 | **769** |
| Amortisation, depreciation and write-offs | (183) | (7) | (49) | **(239)** |
| **Carrying amount** | **483** | **10** | **37** | **530** |
| New Contract submission | 65 | 10 | 5 | **80** |
| Closing and contract modifications | (8) | - | 1 | **(7)** |
| Depreciation | (69) | (4) | (19) | **(92)** |
| Increase for business combinations | 12 | - | - | **12** |
| Other changes | 10 | 1 | 2 | **13** |
| **31 December 2022** | **493** | **17** | **26** | **536** |
| broken down as follows: | | | | |
| Cost | 728 | 28 | 84 | **840** |
| Amortisation, depreciation and write-offs | (235) | (11) | (58) | **(304)** |
| **Carrying amount** | **493** | **17** | **26** | **536** |

During 2022 this item showed an increase due to the signature of new contracts, net of amortisation allowances.

The leases with a term of less than 12 months and those concerning assets of modest value were recognised among "costs for purchases" (Note 29).

At 31 December 2022 there were lease commitments amounting to €mil. 104 (€mil. 109 in 2021), mainly related to the new site of Leonardo UK and €mil. 3 on short-term leases (€mil. 4 in 2021).

224

Consolidated Financial Statements at 31 December 2022

## 12. EQUITY INVESTMENTS AND SHARE OF PROFITS (LOSSES) OF EQUITY-ACCOUNTED INVESTEES

| | 2021 | | | 2022 | | |
|---|---|---|---|---|---|---|
| | Equity investments | Risk provisions | Total | Equity investments | Risk provisions | Total |
| Strategical investments | 1,050 | | 1,050 | 1,843 | | 1,843 |
| Joint venture not individually material: | 85 | (8) | 77 | 59 | (5) | 54 |
| *- Rotorsim Srl* | *39* | | *39* | *37* | | *37* |
| *- Advanced Acoustic Concepts LLC* | *24* | | *24* | | | *-* |
| *- Closed Joint Stock Company Helivert* | | *(8)* | *(8)* | | *(5)* | *(5)* |
| *- Orizzonte - Sistemi navali* | *17* | | *17* | *17* | | *17* |
| *- Other minor* | *5* | *-* | *5* | *5* | *-* | *5* |
| Associates not individually material | 184 | - | 184 | 197 | (7) | 190 |
| | **1,319** | **(8)** | **1,311** | **2,099** | **(12)** | **2,087** |

The Leonardo Group operates in certain sectors also through entities jointly controlled with third parties and valued under the equity method, since they qualify as joint ventures.

Below are reported the joint ventures considered material in terms of volumes and from a strategic viewpoint for the Group:

| Company name | Nature of the relations | Main operating location | Registered office | Ownership % |
|---|---|---|---|---|
| Telespazio Group | JV con Thales, among the main global providers of satellite services | Rome, Italy | Rome, Italy | 67% |
| Thales Alenia Space Group | JV with Thales, among the main European leaders in the satellite systems and at the forefront of orbit infrastructures | Toulouse, France | Cannes, France | 33% |
| GIE ATR | JV with Airbus Group, among the global leaders in regional turboprop aircraft with a capacity of between 50 and 70 seats | Toulouse, France | Toulouse, France | 50% |
| MBDA Group | JV with Airbus Group and BAE Systems (through the parent AMSH BV), among the world leaders in missiles and missile systems | Paris, France | Paris, France | 25% |

In particular, as regards the companies falling under the so-called Space Alliance - Thales Alenia Space and Telespazio – the Company carried out an in-depth analysis of the existing arrangements, in order to verify whether situations of control (with reference to Telespazio) or of significant influence (with reference to Thales Alenia Space) existed, concluding that both entities should be considered by Leonardo as Joint Ventures. Specifically, the Space Alliance univocally regulates the governance of both companies, making reference to shareholders' agreements prepared alike. With particular reference to Telespazio, in which the Group holds more than 50% of the stakes, the analyses performed led to deem that the company's governance is such that Telespazio can be regarded as a jointly controlled entity by virtue of the composition rules for the decision-making bodies - these rules being such that cannot be defined as merely "protective",

225

Consolidated Financial Statements at 31 December 2022

as referred to in IFRS10 – and due to the expected unanimous consent of the shareholders on particularly significant matters for the company's management. Moreover, the substantive analysis, carried out taking into account the peculiarity of the businesses, highlighted that the methods to resolve deadlocks (i.e. when a stalemate in the decision-making process occurs and the shareholders have no possibility to jointly decide on matters about which they are required to make decisions through the unanimous consent mechanism) do not allow the majority venturer to impose its will. This is because, in case no decision can be reached, despite the complex escalation mechanism under the shareholders' agreements, the minority venturer has the right to dissolve the Joint Venture, recovering the assets originally assigned, through a call option or, solely if this option is not exercisable, to leave the Joint Venture through a put option. Finally, in the event of a decision-making deadlock, the joint venture might be eventually wound up or the minority venturer might sell its interest: in both of these cases, the venturers might be required to share or transfer part of the assets – with particular reference to technological expertise or know-how – originally assigned.

On the contrary, the analysis performed by the other venturer led to different conclusions with reference to Thales Alenia Space, which is fully consolidated by Thales in spite of the previously described governance structure. The application of such different conclusions on Leonardo, with the full consolidation of Telespazio, would have changed the Group's main indicators as follows:

| | 2021 | 2022 |
|---|---|---|
| Revenues | +595 | 640 |
| EBITA | +33 | +31 |
| EBIT | +32 | +28 |
| Net Result (minorities) | +14 | +15 |
| FOCF | +47 | +70 |
| Group Net Debt | -4 | -17 |

With reference to associates, in 2022 the Leonardo Group completed the acquisition of 25.1% of HENSOLDT AG ("Hensoldt"), a leading German company in the field of sensors for applications in defence and security, listed on the Frankfurt stock exchange. The total amount paid by Leonardo was equal to €mil. 618 (inclusive of transaction costs) and entailed the recognition of implicit goodwill of about €mil. 365 stated in the value of the equity investment, in addition to intangible assets relating to the valuation of the Customer relationship and of the Backlog, equal to about €mil. 126 and €mil. 25, respectively.

Below is some relevant information concerning the company:

| Company name | Nature of the relations | Main operating location | Registered office | Ownership % |
|---|---|---|---|---|
| Hensoldt Group | Associated company | Taufkirchen, Germania | Taufkirchen, Germania | 25.1% |

Given the present shareholder and governance composition, Hensoldt enters the Leonardo Group's scope of consolidation as an associated company and is measured under equity method. The value of the investment, which for the purposes of Leonardo is comparable to that of the investment in the "Strategic Joint Ventures" from both a strategic and economic standpoint, led to its classification as "material." Accordingly, the company's economic and financial data are reported below, in the same way as any other strategic Joint Venture, in accordance with the provisions of IFRS12:

226

Consolidated Financial Statements at 31 December 2022 227 31 December 2021 Telespazio (JV) Thales Alenia Space (JV) MBDA (throught AMSH BV) (JV) GIE ATR (JV) Hensoldt Total Non-current assets 363 1,949 2,732 265 Current assets 400 2,027 7,849 749 - of which cash and cash equivalent 19 11 163 8 Non-current liabilities 79 280 680 279 - of which non-current financial liabilities 27 - 6 161 Current liabilities 363 1,851 8,842 613 - of which current financial liabilities 18 453 21 99 NCI net equity (100%) 17 - 1 - Group net equity (100%) 304 1,845 1,058 122 Revenues (100%) 605 2,155 4,234 703 Amortisation, depreciation and impairment losses (100%) 21 66 165 25 Financial income (expenses) (100%) 2 (6) (5) 2 Income taxes (100%) (20) 14 (112) - Profit (loss) from continuing operations (100%) 37 112 344 (48) Profit (loss) from discontinued operations, net of taxes (100%) - - - - Other comprehensive income (expenses) (100%) 1 49 248 (19) Total comprehensive income (expenses) (100%) 38 161 592 (67) - % Groups' interest in equity at 1 January 184 555 152 16 907 % Groups' interest in profit (loss) from continuing operations 25 37 86 (24) - 124 % Groups' interest in profit (loss) from discontinued operations, net of taxes - - - - - - % Groups' interest in other comprehensive income (expenses) 1 16 62 (10) - 69 % Groups' interest in total comprehensive income (expenses) 26 53 148 (34) - 193 Dividends received (21) (33) (54) Subscriptions and capital increases (decrease) 15 76 91 Exchange differences and other movements 1 (2) 3 2 % Groups' interest in equity at 31 December 205 608 265 61 - 1,139 Consolidation adjustments 1 (207) 117 (89) Equity investments at 31 December 206 401 382 61 - 1,050 % Groups' interest in profit (loss) 25 37 86 (24) - 124 Consolidation adjustments - - - - - Share of profits (losses) of equity-accounted investees 25 37 86 (24) - 124

Consolidated Financial Statements at 31 December 2022

| | 31 December 2022 | | | | | |
|---|---|---|---|---|---|---|
| | Telespazio (JV) | Thales Alenia Space (JV) | MBDA (throught AMSH BV) (JV) | GIE ATR (JV) | Hensoldt | **Total** |
| Non-current assets | 358 | 1,958 | 2,748 | 239 | 1,335 | |
| Current assets | 420 | 1,881 | 8,160 | 860 | 1,644 | |
| *- of which cash and cash equivalent* | *14* | *14* | *136* | *4* | *460* | |
| Non-current liabilities | 70 | 228 | 40 | 186 | 1,160 | |
| *- of which non-current financial liabilities* | *23* | *-* | *11* | *74* | *621* | |
| Current liabilities | 373 | 1,858 | 9,338 | 712 | 1,203 | |
| *- of which current financial liabilities* | *14* | *294* | *22* | *115* | *16* | |
| NCI net equity (100%) | 18 | - | (1) | - | 13 | |
| Group net equity (100%) | 317 | 1,753 | 1,531 | 201 | 603 | |
| Revenues (100%) | 650 | 2,175 | 4,210 | 821 | 1,707 | |
| Amortisation, depreciation and impairment losses (100%) | 26 | 59 | 194 | 42 | 103 | |
| Financial income (expenses) (100%) | 3 | (21) | 14 | 4 | (39) | |
| Income taxes (100%) | (16) | (19) | (123) | (2) | (49) | |
| Profit (loss) from continuing operations (100%) | 42 | 11 | 386 | (11) | 78 | |
| Profit (loss) from discontinued operations, net of taxes (100%) | - | - | - | - | - | |
| Other comprehensive income (expenses) (100%) | 3 | (22) | 334 | 7 | 147 | |
| **Total comprehensive income (expenses) (100%)** | **45** | **(11)** | **720** | **(4)** | **225** | |
| **% Groups' interest in equity at 1 January** | 205 | 608 | 265 | 61 | - | 1,139 |
| % Groups' interest in profit (loss) from continuing operations | 28 | 4 | 97 | (6) | 20 | 143 |
| % Groups' interest in profit (loss) from discontinued operations, net of taxes | - | - | - | - | - | - |
| % Groups' interest in other comprehensive income (expenses) | 2 | (7) | 84 | 4 | 37 | 120 |
| **% Groups' interest in total comprehensive income (expenses)** | **30** | **(3)** | **181** | **(2)** | **57** | **263** |
| Dividends received | (21) | (27) | (62) | | (7) | (117) |
| Subscriptions and capital increases (decrease) | | | | 38 | | 38 |
| Acquisitions | | | | | 100 | 100 |
| Exchange differences and other movements | (1) | | | 3 | 2 | 4 |
| **% Groups' interest in equity at 31 December** | **213** | **578** | **384** | **100** | **152** | **1,427** |
| Consolidation adjustments | 1 | (209) | 116 | | 508 | 416 |
| **Equity investments at 31 December** | **214** | **369** | **500** | **100** | **660** | **1,843** |
| % Groups' interest in profit (loss) | 28 | 4 | 97 | (6) | 20 | 143 |
| Consolidation adjustments | - | (1) | - | - | (10) | (11) |
| **Share of profits (losses) of equity-accounted investees** | **28** | **3** | **97** | **(6)** | **10** | **132** |

The recoverability of the carrying amount of investments is verified, when conditions obtain, also through impairment tests.

With regard to Hensoldt AG, listed on the Frankfurt Stock Exchange, below is reported a comparison of the value of the equity investment and the average market price in December:

228

Consolidated Financial Statements at 31 December 2022 229 Listed entity N° shared owned Stock Exchange Equity Investment €mil. € per unit Total €mil. Hensoldt AG 26,355,000 21.8 575.8 660 Below is provided a summary of the aggregate economic and financial data of other associates which are not individually material for the Group. 31 December 2021 31 December 2022 Other JV not individually material Associates not individually material Other JV not individually material Associates not individually material % Groups' interest in equity at 1 January 78 173 85 184 % Groups' interest in profit (loss) from continuing operations 2 11 2 20 % Groups' interest in other comprehensive income (expenses) 3 1 4 5 % Groups' interest in total comprehensive income (expenses) 5 12 6 25 Dividends received (8) (8) (8) Subscriptions and capital increases (decrease) 6 3 Acquisitions 4 Disposals (24) Exchange differences and other movements 2 (3) (7) % Groups' interest in equity at 31 December 85 184 59 197 Consolidation adjustments - - - - Equity investments at 31 December 85 184 59 197 % Groups' interest in profit (loss) 2 11 2 20 Consolidation adjustments Share of profits (losses) of equity-accounted investees 2 11 2 20 Share of profits (losses) of equity-accounted investees (risk provisions) 1 1 (13) 13. RECEIVABLES AND OTHER NON-CURRENT ASSETS 31 December 2021 31 December 2022 Financing to third parties 1 - Deferred grants under Law no. 808/85 10 6 Defined benefit plan assets, net (Note 23) 585 215 Related party receivables (Note 36) 13 13 Other non-current receivables 10 42 Non-current receivables 619 276 Prepayments - non-current portion 19 20 Equity investments at cost 26 23 Non-recurring costs pending under Law no. 808/1985 15 29 Non-current assets 60 72

Consolidated Financial Statements at 31 December 2022

The net decrease in non-current assets is attributable to the actuarial valuation of net assets related to defined benefit plans, for which details reference should be made to Note 23 on "Employee benefit obligations".

## 14. BUSINESS COMBINATIONS

On 29 November 2022 Leonardo disclosed the completion of the merger between the U.S. subsidiary Leonardo DRS, Inc. ("Leonardo DRS") and the Israeli company RADA Electronic Industries Ltd. ("RADA"), listed on the NASDAQ and Tel Aviv Stock Exchange ("TASE"), with a market capitalisation that fluctuated between USDmil. 500 and USDmil. 600 during the year.

RADA is active in the business of tactical radars for short-range and low-cost defense, particularly suitable for ground-based Short Range Air Defense and Counter-UAV applications. RADA's products constitute a strategic expansion of DRS and the Leonardo Group's portfolio by complementing the offering of sensors on board land vehicles, and have different functional and configuration features from the radars that are currently in the portfolio of the Electronics division of Leonardo and of Hensoldt, thus making them complementary in an integrated offering perspective. This transaction also enables Leonardo to establish an actual footprint in Israel, in line with its goal of international growth.

The consideration associated with the transaction, against which a 19.1% stake in Leonardo DRS was assigned to RADA shareholders, was determined to be USDmil. 513 (€mil. 481 at 31 December 2022), generating goodwill preliminarily determined to be USDmil. 283 (€mil. 269). Following the transaction, Leonardo continues to retain the 80.9% stake in Leonardo DRS, through the U.S. subsidiary Leonardo US Holding, whose shares have been listed under the symbol "DRS" on NASDAQ since the opening of trading on 29 November 2022 and the Tel Aviv Stock Exchange (TASE) since the opening of trading on 30 November 2022.

The Purchase Price Allocation process on the acquired values has not yet been concluded while the preliminary findings are given below:

| *($mil.)* | Book values | ADJ Fair value | Fair value |
|---|---|---|---|
| Intangible assets acquired through business combinations | - | 131 | 131 |
| Other non-current assets | 47 | (5) | 42 |
| Other assets | 90 | 1 | 91 |
| Cash and cash equivalents | 19 | - | 19 |
| **Assets acquired** | **156** | **127** | **283** |
| Non-current liabilities | (14) | (13) | (27) |
| Current liabilities | (25) | (1) | (26) |
| **Liabilities acquired** | **(39)** | **(14)** | **(53)** |
| **Net assets acquired, excluding goodwill** | | | **230** |
| Total consideration | | | **513** |
| **Goodwill** | | | **283** |

With regard to the previous financial year:

230

Consolidated Financial Statements at 31 December 2022 231 • on 23 July 2021, the Leonardo Group acquired, through Leonardo DRS, Ascendant Engineering Solutions (AES). The outlay for the acquisition amounted to USDmil. 14, net of cash acquired, and the transaction generated goodwill of USDmil. 11.4; • the Group completed the acquisition of a quota of about 78% of Dispositivi Protezione Individuale S.r.l., through its subsidiary Larimart, a company 60 % owned by the Group, and the acquisition of about 70% of the quota capital of Alea S.r.l.. The acquisition of Dispositivi Protezione Individuale S.r.l. entailed a total outlay for Larimart of about €mil. 6 and generated goodwill for the Group of approximately €mil. 1. The acquisition of Alea S.r.l. entailed a total outlay of about €mil. 4. The values involved in the acquisition are not significant for the Group and did not generate any goodwill arising from the acquisition. 15. INVENTORIES 31 December 2021 31 December 2022 Raw materials, supplies and consumables 2,238 2,314 Work in progress and semi-finished goods 1,494 1,601 Assets deriving from point in time contracts 267 336 Advances to suppliers 1,487 1,087 5,486 5,338 Inventories are shown net of impairment charges of €mil. 757 (€mil. 817 at 31 December 2021). Point-in-time contract assets includes the production progress recognised on contracts that do not meet the requirements for the recognition of revenues on an over-time basis. 16. CONTRACT ASSETS AND LIABILITIES 31 December 2021 31 December 2022 Contract assets (gross) 7,125 7,346 Contract liabilities (3,377) (3,694) Contract assets (net) 3,748 3,652 Contract liabilities (gross) 7,942 8,119 Contract assets - (104) Contract liabilities (net) 7,942 8,015 Contract assets include the net value of the work executed for amounts exceeding the advances received from customers. Similarly, contract liabilities include the opposite case. This setoff was made limited to contract assets and liabilities and not also to assets arising from at point in time contracts classified in inventories. If the progress payments and advances from customers have not been collected at the reporting date, the corresponding amount is recognised as a receivable from customers. The net balance of contract assets is broken down as follows:

Consolidated Financial Statements at 31 December 2022

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Cost incurred and margins recognised | 7,125 | 7,450 |
| Advances received | (11,319) | (11,813) |
| **Net value** | **(4,194)** | **(4,363)** |

## 17. TRADE AND FINANCIAL RECEIVABLES

| | 31 December 2021 | | 31 December 2022 | |
|---|---|---|---|---|
| | Trade | Financial | Trade | Financial |
| Receivables | 3,127 | 39 | 3,205 | 82 |
| Cumulative impairments | (564) | (23) | (587) | (33) |
| Related party current receivables (Note 36) | 640 | 45 | 720 | 56 |
| | **3,203** | **61** | **3,338** | **105** |

The ageing of receivables together with an analysis of how the Group manages credit risk is reported under Note 37.

## 18. OTHER CURRENT ASSETS

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Derivatives | 108 | 224 |
| Prepaid expenses - current portion | 104 | 110 |
| Receivables for grants | 57 | 59 |
| Receivables from employees and social security | 49 | 35 |
| Indirect tax receivables | 40 | 64 |
| Deferred receivables under Law no. 808/85 | 4 | 2 |
| Other related party receivables (Note 36) | 6 | 3 |
| Other assets | 121 | 101 |
| | **489** | **598** |

The fair value performance of portfolio derivatives is broken down below:

| | Fair value at | | | | | |
|---|---|---|---|---|---|---|
| | 31 December 2021 | | | 31 December 2022 | | |
| | Assets | Liabilities | Net | Assets | Liabilities | Net |
| **Interest rate swaps** | | | | | | |
| Trading | - | (1) | **(1)** | - | (1) | **(1)** |
| Fair value hedge | - | - | **-** | - | - | **-** |
| Cash flow hedge | - | (13) | **(13)** | 30 | - | **30** |
| **Currency forward/swap/option** | | | | | | |
| Trading | - | - | **-** | - | - | **-** |
| Fair value hedge | 10 | (2) | **8** | 1 | (20) | **(19)** |
| Cash flow hedge | 98 | (145) | **(47)** | 193 | (275) | **(82)** |

## 19. CASH AND CASH EQUIVALENTS

The change in the year is shown in the statement of cash flows. Cash and cash equivalents at 31 December 2022 included €mil. 5 of term deposits (€mil. 2 at 31 December 2021).

232

Consolidated Financial Statements at 31 December 2022

## 20. EQUITY

### *Share Capital*

| | Number of ordinary shares | Par value | Treasury shares | Costs incurred (net of tax effect) | Total |
|---|---|---|---|---|---|
| Outstanding shares | 578,150,395 | 2,544 | - | (19) | 2,525 |
| Treasury shares | (2,843,120) | - | (26) | - | (26) |
| **31 December 2021** | 575,307,275 | 2,544 | (26) | (19) | 2,499 |
| Repurchase of treasury shares less shares sold | - | - | - | - | - |
| **31 December 2022** | 575,307,275 | 2,544 | (26) | (19) | 2,499 |
| *broken down as follows:* | | | | | |
| Outstanding shares | 578,150,395 | 2,544 | - | (19) | 2,525 |
| Treasury shares | (2,843,120) | - | (26) | - | (26) |

The share capital, fully subscribed and paid-up, is divided into 578,150,395 ordinary shares with a par value of € 4.40 each, including 2,843,120 treasury shares.

At 31 December 2022 the Ministry of Economy and Finance owned around 30.204% of the share capital.

The statement of changes in other reserves and equity attributable to non-controlling interests is presented in the accounting statements section.

### *Cash-flow hedge reserve*

This reserve includes changes in fair value of derivatives used by the Group to hedge its exposure to currency net of the effect of deferred taxes until the moment in which the "underlying position" is recognised in the income statement. When this condition is met, the reserve is recognised in the income statement to offset the economic effects of the hedged transaction. In accordance with the provisions of IFRS 9 governing hedge accounting, the reserve also includes the fair value change in the forward component of forward contracts (premium points), taken to the income statement when the hedged item affects profit or loss.

### *Translation reserve*

The reserve relating to consolidated companies showed the following changes:

| | 2021 | 2022 |
|---|---|---|
| US dollar | 176 | 150 |
| Pound sterling | 156 | (141) |
| Other currencies | (5) | 3 |
| | **327** | **12** |

Overall, the reserve is negative for €mil. 179, mainly for the translation differences on the components denominated in Pound sterling.

233

Consolidated Financial Statements at 31 December 2022

### *Gain and loss items recognised in equity and related tax effect*

| | Group - consolidated entities | | | Group - equity accounted investments | | |
|---|---|---|---|---|---|---|
| | Amount before taxes | Tax effect | Net amount (*) | Amount before taxes | Tax effect | Net amount |
| **2021** | | | | | | |
| Revaluation of defined-benefit plans | 305 | (91) | 214 | 64 | (11) | 53 |
| Changes in cash-flow hedges | (61) | 14 | (47) | (12) | 1 | (11) |
| Foreign currency translation difference | 327 | - | 327 | 13 | - | 13 |
| Fair value to OCI | - | - | - | 18 | - | 18 |
| **Total** | **571** | **(77)** | **494** | **83** | **(10)** | **73** |
| **2022** | | | | | | |
| Revaluation of defined-benefit plans | (324) | 87 | (237) | 183 | (39) | 144 |
| Changes in cash-flow hedges | (24) | 7 | (17) | (7) | 2 | (5) |
| Foreign currency translation difference | 12 | - | 12 | 4 | - | 4 |
| Fair value to OCI | - | - | - | (13) | - | (13) |
| **Total** | **(336)** | **94** | **(242)** | **167** | **(37)** | **130** |

(*) The net value includes the Group's share of the components that may not be reclassified to profit (loss) for the period, amounting to -€mil. 236 at 31 December 2022 (€mil. 214 in 2021), and the components that may be reclassified to profit (loss) for the period, amounting to -€mil. 6 at 31 December 2022 (€mil. 280 in 2021).

There are no tax effects on the gain and loss items recognised in equity of Non-controlling interests.

## 21. BORROWINGS

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | Non-current | Current | Total | Non-current | Current | Total |
| Bonds | 1,855 | 626 | 2,481 | 1,592 | 36 | 1,628 |
| borrowings | 1,599 | 49 | 1,648 | 1,279 | 71 | 1,350 |
| Lease liabilities | 460 | 78 | 538 | 472 | 74 | 546 |
| Related party lease liabilities | 26 | 4 | 30 | 20 | 4 | 24 |
| Other related party borrowings (Note 36) | 100 | 756 | 856 | 100 | 862 | 962 |
| Other borrowings | 72 | 45 | 117 | 68 | 35 | 103 |
| | **4,112** | **1,558** | **5,670** | **3,531** | **1,082** | **4,613** |

Changes in loans and borrowings are as follows:

| | 1 January 2021 | New borrowings | Repayments/Payment of coupons | Other net increase (decrease) | Exchange differences | 31 December 2021 |
|---|---|---|---|---|---|---|
| Bonds | 3,220 | - | (858) | 98 | 21 | **2,481** |
| borrowings | 896 | 801 | (49) | - | - | **1,648** |
| Lease liabilities | 525 | 63 | (77) | (1) | 28 | **538** |
| Related party lease liabilities | 30 | - | (3) | 1 | 2 | **30** |
| Other related party borrowings | 881 | - | (24) | (1) | - | **856** |
| Other borrowings | 152 | 10 | (47) | - | 2 | **117** |
| | **5,704** | **874** | **(1,058)** | **97** | **53** | **5,670** |

234

Consolidated Financial Statements at 31 December 2022

| | 1 January 2022 | New borrowings | Repayments/Payment of coupons | Other net increase (decrease) | Exchange differences | 31 December 2022 |
|---|---|---|---|---|---|---|
| Bonds | 2,481 | - | (942) | 68 | 21 | **1,628** |
| borrowings | 1,648 | 203 | (498) | - | (3) | **1,350** |
| Lease liabilities | 538 | 80 | (89) | 7 | 10 | **546** |
| Related party lease liabilities | 30 | - | (4) | - | (2) | **24** |
| Other related party borrowings | 856 | - | - | 106 | - | **962** |
| Other borrowings | 117 | 9 | (19) | (5) | 1 | **103** |
| | **5,670** | **292** | **(1,552)** | **176** | **27** | **4,613** |

*Net changes for current liabilities. The items also include changes resulting from the application of the effective interest-rate method, which may not correspond with actual cash movements.*

The decrease in bonds compared to 31 December 2021 is attributable to:

- the repayment of the remaining nominal amount of €mil. 556 of the bond issued by Leonardo S.p.a. (original nominal amount of €mil. 600), which reached its natural expiry in January 2022;
- the full early repayment by subsidiary Leonardo US Holding, LLC of its bonds due 2039 and 2040, for a remaining total nominal value of USDmil. 305.

The Group's issues are governed by rules with standard legal clauses for these types of corporate transactions on institutional markets that do not require any undertaking with regard to compliance with specific financial parameters (financial covenants) but they do require negative pledge and cross-default clauses. Based on negative pledge clauses, Group issuers, Leonardo and their "Material Subsidiaries" (companies in which Leonardo owns more than 50% of the share capital and the gross revenues and total assets of which represent at least 10% of consolidated gross revenues and total assets) are expressly prohibited from pledging collateral security or other obligations to secure their debt in the form of bonds or listed financial instruments or financial instruments that qualify for listing, unless these guarantees are extended to all bondholders. Exceptions to this prohibition are securitisation and, as from July 2006, the establishment of assets for the use indicated in Article 2447-bis et seq. of the Italian Civil Code. On the contrary, the cross-default clauses give the bondholders the right to request early redemption of the bonds in their possession in the event of default by the Group issuers and/or Leonardo and/or any "Material Subsidiary" that results in a failure to make payment beyond pre-set limits.

The decrease in bank payables takes account of the early repayment, in December 2022, involving the €mil. 500 Term Loan raised in 2018 and with natural expiry in November 2023, partially offset by the use of the Term Loans raised by subsidiary Leonardo DRS.

It should be noted that financial covenants are included in the Revolving Credit Facility of €mil. 2,400 and in the Term Loan ESG-linked of €mil. 600, which require Leonardo to comply with two Financial ratios (the ratio of Group net debt - excluding payables to the joint ventures MBDA and Thales Alenia Space and lease liabilities /EBITDA, including amortisation of the right of use assets, must be no higher than 3.75 and the ratio of EBITDA, including amortisation of the right of use assets / Net interest must be no lower than 3.25), tested annually based on annual consolidated data. These covenants are included in the loan agreement with CDP, as well as in all EIB loans in place (they had been used for a total amount of €mil. 500 at 31 December 2022). In relation to this Annual Financial Report, there was full compliance with the covenants (the two ratios were 1.0 and 16.1, respectively).

In line with the US standard practices, financial covenants are also provided for in the bank loans granted in favour of Leonardo DRS. These financial ratios (Net debt / adjusted EBITA not more than 3.75 and adjusted

235

Consolidated Financial Statements at 31 December 2022

EBITA /Net interest not less than 3.0, to be determined on the basis of the data inferable from the US GAAP financial statements of the LDO DRS Group) are also met in relation to this Annual Financial.

Below is the reconciliation of the changes in loans and borrowings with the cash flows from financing activities:

| | 2021 | 2022 |
|---|---|---|
| **Balance at 1 January** | **5,704** | **5,670** |
| **Changes included in cash flows from financing activities of the statement:** | **(129)** | **(1,131)** |
| *- Repayments of bonds* | *(739)* | *(841)* |
| *- BEI Loan and term loan subscription* | *800* | *-* |
| *- BEI Loan and Term Loan repayment* | *-* | *(547)* |
| *- Net change in other borrowings* | *(190)* | *257* |
| **Non-monetary changes:** | **95** | **74** |
| *- Non monetary items of lease liabilities* | *63* | *80* |
| *- Exchange rate effect* | *53* | *27* |
| *- Accrued interest* | *(21)* | *(33)* |
| **Balance at 31 December** | **5,670** | **4,613** |

### *Bonds*

The decrease in the period was due to the repayment in January 2022 of the remaining nominal amount of €mil. 556 of the bond issued by Leonardo S.p.a. in 2009, which had reached its natural expiry, and to the full early repayment by subsidiary Leonardo US Holding, LLC of its bonds.

Below is the detail of the bonds at 31 December 2022:

| Issuer | Year of issue | Maturity | Currency | Outstanding nominal amount (mil.) | Annual coupon | Type of offer |
|---|---|---|---|---|---|---|
| LDO (*) | 2005 | 2025 | € | 500 | 4.875% | European institutional |
| LDO (*) | 2017 | 2024 | € | 600 | 1.500% | European institutional |
| LDO (*) | 2020 | 2026 | € | 500 | 2.375% | European institutional |

(*) Bonds listed on the Luxembourg Stock Exchange and issued under the EMTN programme of up to €bil. 4. The transaction was authorized pursuant to Article 129 of Legislative Decree No. 385/93.

Movements in bonds are as follows:

236

Consolidated Financial Statements at 31 December 2022

| | 1 January 2021 | Interest | Repayments /Repurchases | Payments of coupons | Effect of exchange rate | 31 December 2021 | Fair value |
|---|---|---|---|---|---|---|---|
| €mil. 500 LDO 2025 * | 517 | 25 | | (24) | | **518** | 563 |
| €mil. 600 LDO 2022 * | 582 | 30 | | (29) | | **583** | 559 |
| USDmil. 300 LH 2039 * | 101 | 8 | | (8) | 9 | **110** | 144 |
| USDmil. 500 LH 2040 * | 151 | 10 | | (10) | 12 | **163** | 188 |
| 600 €mil. LDO 2024* | 601 | 10 | | (9) | | **602** | 611 |
| €mil. 950 LDO 2021 * | 770 | 2 | (739) | (33) | | - | |
| €mil. 500 LDO 2026 * | 498 | 13 | | (6) | | **505** | 520 |
| | **3,220** | **98** | **(739)** | **(119)** | **21** | **2,481** | **2,585** |

| | 1 January 2022 | Interest | Repayments /Repurchases | Payments of coupons | Effect of exchange rate | 31 December 2022 | Fair value |
|---|---|---|---|---|---|---|---|
| €mil. 500 LDO 2025 * | 518 | 24 | | (24) | | **518** | 509 |
| €mil. 600 LDO 2022 * | 583 | 2 | (556) | (29) | | - | |
| USDmil. 300 LH 2039 * | 110 | 8 | (115) | (12) | 9 | - | |
| USDmil. 500 LH 2040 * | 163 | 10 | (170) | (15) | 12 | - | |
| 600 €mil. LDO 2024* | 602 | 10 | | (9) | | **603** | 586 |
| €mil. 500 LDO 2026 * | 505 | 14 | | (12) | | **507** | 475 |
| | **2,481** | **68** | **(841)** | **(101)** | **21** | **1,628** | **1,570** |

*(*) Maturity date of bond.*

The fair value of the bonds was determined on the basis of the quoted prices of the existing issues (Level 1 of the fair value hierarchy).

The Group's financial liabilities are subject to the following exposures to interest-rate risk:

| | Bonds | | borrowings | | Lease liabilities | | Related party lease liabilities | | Other related party borrowings (Note 36) | | Other borrowings | | Total | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **31 December 2021** | Floating | Fixed | Floating | Fixed | Floating | Fixed | Floating | Fixed | Floating | Fixed | Floating | Fixed | **Floating** | **Fixed** |
| Within 1 year | - | 626 | 22 | 27 | - | 78 | - | 4 | 756 | - | 22 | 23 | **800** | **758** |
| 2 to 5 years | - | 1,589 | 631 | 38 | - | 336 | - | 18 | - | - | 63 | - | **694** | **1,981** |
| Beyond 5 years | - | 266 | 768 | 162 | - | 124 | - | 8 | 100 | - | 9 | - | **877** | **560** |
| **Total** | **-** | **2,481** | **1,421** | **227** | **-** | **538** | **-** | **30** | **856** | **-** | **94** | **23** | **2,371** | **3,299** |

| | Bonds | | borrowings | | Lease liabilities | | Related party lease liabilities | | Other related party borrowings (Note 36) | | Other borrowings | | Total | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **31 December 2022** | Floating | Fixed | Floating | Fixed | Floating | Fixed | Floating | Fixed | Floating | Fixed | Floating | Fixed | **Floating** | **Fixed** |
| Within 1 year | - | 36 | 50 | 21 | 1 | 73 | - | 4 | 841 | 21 | 35 | - | **927** | **155** |
| 2 to 5 years | - | 1,592 | 800 | 210 | 4 | 346 | - | 18 | 100 | - | 58 | - | **962** | **2,166** |
| Beyond 5 years | - | - | 269 | - | 8 | 114 | - | 2 | - | - | 10 | - | **287** | **116** |
| **Total** | **-** | **1,628** | **1,119** | **231** | **13** | **533** | **-** | **24** | **941** | **21** | **103** | **-** | **2,176** | **2,437** |

Below is the financial information prepared in accordance with the "Indebtedness statement" scheme required under CONSOB communication DEM/6064293 of 28 July 2006 and updated in accordance with the ESMA guidelines 32-382-1138 of 4 March 2021 as implemented in the CONSOB warning notice no. 5/21 of 29 April 2021. The scheme is provided below:

237

Consolidated Financial Statements at 31 December 2022

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| A - Cash | (2,479) | (1,511) |
| C - Other current financial assets | (61) | (105) |
| **D - Liquidity** | **(2,540)** | **(1,616)** |
| E - Current financial debt (*) | 932 | 1,046 |
| F - Current portion of non-current financial debt | 626 | 36 |
| **G - Current financial debt** | **1,558** | **1,082** |
| **H - Net current financial debt (funds)** | **(982)** | **(534)** |
| I - Non-current financial debt (*) | 4,112 | 3,531 |
| J - Debt instruments (**) | (8) | 19 |
| K- Trade payables and othe the non-current debt | 165 | 170 |
| **L - Non-current financial debt** | **4,269** | **3,720** |
| **M - Total financial debt** | **3,287** | **3,186** |

*(*) Includes payables for leases of €mil. 570, of which €mil. 78 current (€mil. 568 as at 31 December 2021, of which €mil. 82 current)*
*(**) Includes the fair value of hedging derivatives in respect of debt items*

Based on current interpretations, the item "Trade payables and other non-current payables" of the abovesaid scheme includes the value of payables for grants received from MED for the development of programmes not related to national security eligible for benefits under Law 808/1985, even though such value is not, by its very nature, a financial caption. The reconciliation between Net Financial Debt and Group Net Debt, used as KPI, is as follows:

| | Note | 31 December 2021 | 31 December 2022 |
|---|---|---|---|
| Net financial debt com. CONSOB n. DEM/6064293/ESMA | | **3,287** | **3,186** |
| Payables to MED (Law no. 808/85) | 24 | (165) | (170) |
| **Group net debt (KPI)** | | **3,122** | **3,016** |

238

Consolidated Financial Statements at 31 December 2022

## 22. PROVISIONS FOR RISKS AND CHARGES AND CONTINGENT LIABILITIES

| | Guarantees given | Restructuring | Tax | Product guarantees | Onerous contracts (losses at completion) | Other provisions | Total |
|---|---|---|---|---|---|---|---|
| ***1 January 2021*** | | | | | | | |
| Current | 35 | 63 | 77 | 136 | 456 | 551 | **1,318** |
| Non-current | 10 | 34 | 17 | 88 | - | 435 | **584** |
| | **45** | **97** | **94** | **224** | **456** | **986** | **1,902** |
| Allocations | - | 71 | 3 | 87 | 103 | 166 | **430** |
| Uses | - | (45) | - | (19) | (31) | (94) | **(189)** |
| Reversals | - | - | (16) | (54) | (156) | (127) | **(353)** |
| Other changes | (14) | (2) | (3) | 27 | 26 | (130) | **(96)** |
| ***31 December 2021*** | **31** | **121** | **78** | **265** | **398** | **801** | **1,694** |
| *Broken down as follows:* | | | | | | | |
| Current | 21 | 56 | 62 | 168 | 398 | 406 | **1,111** |
| Non-current | 10 | 65 | 16 | 97 | - | 395 | **583** |
| | **31** | **121** | **78** | **265** | **398** | **801** | **1,694** |
| Allocations | 2 | 104 | 13 | 98 | 167 | 342 | **726** |
| Uses | (1) | (36) | - | (20) | (55) | (25) | **(137)** |
| Reversals | - | - | (20) | (65) | (184) | (191) | **(460)** |
| Other changes | - | (6) | (4) | 1 | 74 | (58) | **7** |
| ***31 December 2022*** | **32** | **183** | **67** | **279** | **400** | **869** | **1,830** |
| *Broken down as follows:* | | | | | | | |
| Current | 22 | 51 | 61 | 188 | 400 | 356 | **1,078** |
| Non-current | 10 | 132 | 6 | 91 | - | 513 | **752** |
| | **32** | **183** | **67** | **279** | **400** | **869** | **1,830** |

"Other provisions for risks and charges" mainly include provisions related to offset obligations and critical issues on contracts.

With regard to risks, below is a summary of the criminal proceedings that are currently underway against a number of subsidiary companies or Leonardo itself, as well as certain former directors and executives, concerning acts committed during the performance of their duties at subsidiary companies or at Leonardo itself, with specific reference to the events that occurred in 2022 and in early 2023:

- On 22 May 2019 the Supreme Court rejected the appeals submitted against the judgment whereby on 8 January 2018 the Milan Court of Appeal had acquitted the former Chairman and Chief Executive Officer of Leonardo and the former Chief Executive Officer of AgustaWestland S.p.A. of the charges for the crimes under Articles 110, 112, paragraph 1, 318, 321 and 322-bis, paragraph 2(2) of the Italian Criminal Code and Article 2 of Legislative Decree 74/2000, within the proceedings brought in relation to the supply of twelve AW 101 VIP/VVIP helicopters to the Indian Government.
  In respect of these companies, it is recalled that on 25 July 2014, pursuant to Article 58 of Legislative Decree 231/2001, the Public Prosecutor dismissed the proceedings against Leonardo, holding groundless, following the conclusion of investigations, the Company's involvement from both a factual and legal point of view. The Prosecutor also acknowledged that since 2003 the Company has adopted, actually implemented and regularly updated an Organisational, Management and Control Model that is conceptually suitable to prevent offences like the one in question and is also focused on compliance processes as to guarantee adequate standards of fairness and ethical conduct. In addition, on 28

239

Consolidated Financial Statements at 31 December 2022 240 August 2014 the Judge for Preliminary Investigations (GIP, Giudice delle Indagini Preliminari) of the Court of Busto Arsizio – in granting the motions put forth by the companies – imposed administrative penalties pursuant to Article 63 of Legislative Decree 231/2001 and Article 444 and ff. of the Italian Code of Criminal Procedure, amounting to €80,000 for AgustaWestland S.p.A. and €300,000 for AgustaWestland Ltd, and ordered the confiscation of the equivalent of €mil. 7.5. In this regard, on 20 April 2021 the Court of Appeal of Brescia, following the requests by AgustaWestland SpA and AgustaWestland Ltd for the review of the abovementioned rulings, revoked the rulings challenged and acquitted the abovesaid companies. Since times for a possible appeal to the Supreme Court expired, the ruling became definitive. As regards the investigations started by the Indian Judicial Authority (CBI) in February 2013 for the same facts referred to above, on 2 February 2018 a notice was served on AgustaWestland International Ltd., whereby the latter was invited to appear at the hearing to be held on 30 May 2018 before the Rouse Avenue Court in New Delhi within the criminal proceedings brought therein against the aforesaid company and other entities and persons, including Leonardo Spa. On 13 April 2018 the Milan Public Prosecutor’s Office served the abovementioned notice of invitation to appear at the hearing on 30 May 2018 on Leonardo Spa. The Company submitted an application for enforcement review before the Judge for Preliminary Investigations (GIP) of the Court of Milan, which was rejected on 22 May 2018, as well as an appeal before the Lazio Regional Administrative Court. The Company also took the same legal actions with respect to the service of the notice of invitation to appear in court at the hearing on 10 September 2018. By a judgment dated 3 July 2019, the Lazio Regional Administrative Court rejected the appeals submitted by Leonardo S.p.A.; the Company then filed an appeal against the abovementioned measures. By a judgment dated 7 May 2020 the Council of State granted the appeals submitted by Leonardo. Leonardo S.p.A. has brought the same lawsuits before the administrative Court and before the Judge for Preliminary Investigations of the Court of Milan, including with reference to the services of notice of invitation to appear at the hearings set on 18 September 2019 and 18 December 2019. The Lazio Regional Administrative Court, by judgment dated 24 September 2021, rejected the appeals submitted by Leonardo. The Company filed an appeal with the Council of State, which, by judgment handed down at a plenary meeting on 6 December 2022, granted the appeal filed by Leonardo, annulling the orders issued by the Ministry of Justice. With regard to objecting to the execution of a judicial measure, the Judge of Preliminary Investigations of the Court of Milan granted the claims submitted by Leonardo by an order filed on 22 March 2022 while revoking the decrees whereby the notifications had been ordered by the Milan Public Prosecutor's Office. On the contrary AgustaWestland International Ltd appeared at the hearings set within the proceedings brought by the Central Bureau of Investigation and the proceedings are continuing before the Rouse Avenue Court of New Delhi. On 28 August 2019 the Public Prosecutor’s Office of Milan served on Leonardo S.p.A. a notice of invitation to appear at the hearing of 18 September 2019 within further proceedings brought by the Indian Judicial Authority (Directorate of Enforcement) in relation to the supply of 12 AW 101 VIP/VVIP helicopters to the Indian Government. The Company submitted an application for enforcement review before the Judge for Preliminary Investigations of the Court of Milan, as well as an appeal with the Lazio Regional Administrative Court, even in relation to this notice. The Lazio Regional Administrative Court, by the same judgment of 24 September 2021, rejected the appeal submitted by Leonardo which filed an appeal with the Council of State. The latter granted the appeal submitted by Leonardo by a judgment handed down at a Plenary Meeting on 6 December 2022. With regard to

Consolidated Financial Statements at 31 December 2022 241 objecting to the execution of a judicial measure, the Judge of Preliminary Investigations of the Court of Milan revoked, in the same order of 22 March 2022, the decree whereby the notification had been ordered by the Milan Public Prosecutor's Office. Finally, it should be noted that on 11 February 2020 a notice was served on AgustaWestland International Ltd whereby it was invited to appear in court within the proceedings brought by the Indian Judicial Authority (Directorate of Enforcement). The proceedings initiated by the Indian Authorities (CBI and Directorate of Enforcement) are currently pending in the preliminary stage before the Rouse Avenue Court, New Delhi; • as to the criminal proceedings before the Court of Naples against some suppliers and subcontractors of the then Selex SeMa (now Selex ES S.p.A. in liquidation) concerning the SISTRI system and within which the company had entered appearance in civil action, the Court declared that the offence had become statute barred due to the expiry of the limitation period, following the hearing held on 22 March 2022; − by appeal to the Supreme Court served on 12 January 2022, the attorney general challenged the judgment whereby on 19 January 2021 the Court of Appeals of Milan rejected the appeals submitted against the judgment whereby on 15 June 2017 the Court of Milan acquitted certain directors of the then-Breda Termomeccanica S.p.A., subsequently Ansaldo S.p.A., who served during the period from 1973 to 1985, charged with having committed the crimes under Article 589, paragraphs 1, 2 and 3, Article 40, paragraph 2, Article 41, paragraph 1 of the Italian Criminal Code, Article 2087 of the Italian Civil Code and Article 590, paragraphs 1, 2, 3, 4 and 5, of the Italian Criminal Code, for violation of the rules governing the prevention of occupational diseases. Leonardo had entered appearance in the civil action within the abovementioned proceedings. On 8 November 2022 the Supreme Court declared that the appeal was inadmissible; • with regard to the criminal proceedings pending before the Court of Vercelli against three former employees of AgustaWestland S.p.A. (who are currently working for Leonardo – Helicopters Division) and an employee of AgustaWestland Philadelphia Corporation for the crime referred to in Article 449 of the Italian Criminal Code in relation to Articles 428 and 589 of the Italian Criminal Code, relating to the accident that occurred in Santhià on 30 October 2015, the Court acquitted the defendants by judgment published on 14 February 2023, because the fact does not exist, setting a time limit of 90 days for the filing of the grounds for the decision. Based upon the information gathered and the results of the analysis carried out so far, the Directors of Leonardo did not allocate any specific provisions in relation to these cases. Any negative developments - which cannot be foreseen, nor determined to date - arising from any internal investigations or judicial investigations being conducted, will be subject to consistent assessment for the purposes of provisions (if any. * * * * * * * * With regard to the provisions for civil, tax and administrative disputes, it is underlined that the Leonardo Group companies’ operations regard industries and markets where many disputes, both as petitioner and plaintiff, are settled only after a considerable period of time, especially in cases where the customer is a government entity. Pursuant to the IFRSs, provisions have only been set aside for risks that are deemed probable and for which the amount can be determined. No specific provisions have been set aside for certain disputes in which the Group is defendant as these disputes are reasonably expected to be settled, based on current knowledge, satisfactorily and without significantly impacting the Group. Of particular note are the following disputes: • the proceedings brought by Firema under extraordinary management before the Court of Naples against the directors and statutory and independent auditors of Firema Trasporti (R.G. 32257/13) in

Consolidated Financial Statements at 31 December 2022 242 order to have them declared responsible for the financial collapse caused to the company, within which Leonardo and AnsaldoBreda have been summoned as parties concerned by the former directors Giorgio and Gianfranco Fiore. As to the action brought by GMR against Leonardo and AnsaldoBreda due to abuse of economic dependence before the Court of Naples (General Register 16312/15), at the hearing held on 1 October 2020 the President of the Division first pointed out some issues connecting the two proceedings and then referred the present case before the judge of the proceedings under General Register 32257/13 in order for the proceedings to be possibly joined. In both proceedings Leonardo and AnsaldoBreda appeared before the court requesting that, on the merits, the claims submitted against them be dismissed as clearly groundless as of fact and as of right. At the hearing held on 4 October 2022 the Court: (i) with regard to proceedings under General Register no. 32257/13, took note of the death of Mr Gianfranco Fiore and declared the discontinuance of the trial; (ii) with regard to proceedings under General Register no. 16312/15, merely adjourned the case to the hearing on 8 November 2022, which was then postponed several times until 23 May 2023, for rejoining with the first proceedings, which had been resumed in the meantime; • the proceedings brought by Mr Pio Deiana (to have a deed of settlement entered into with former Ansaldo Industria declared null and void) before the Rome Court of Appeal, which had been discontinued following the latter's death and then resumed by his sister. During the course of the proceedings, the existence of another heir of the deceased person was noted; accordingly, at the last hearing on 26 October 2022, the Court declared the latter's non-appearance and set a hearing for the specification of conclusions on 18 December 2024; − within the case involved in the action brought before the Court of Rome by Selex SeMa (now Selex Es S.p.A. in liquidation) against the Ministry of the Environment (now the Ministry for Ecological Transition, MITE) in relation to the Sistri contract, on 21 October 2022 an agreement was signed, by which MITE settled paid the amount that was still owed as a variable fee following the conviction referred to in the Court of Rome’s judgment dated 20 January 2022 (not appealed against), and Selex Es conversely waived the payment of default interest. * * * * * * * * Moreover, given their complexity, their cutting-edge technological content and the nature of the customers, the Group’s long-term contracts are sometimes affected by disputes with customers in relation to the compliance of works with customer specifications and product performances. The Group adjusts the estimated contract costs for foreseeable issues, also taking into account the possible developments in the relevant disputes. With regard to contracts in progress affected by uncertainties and issues under discussion with customers, there are: • by a request for arbitration filed on 25 October 2019, Leonardo S.p.a. and PSC S.p.A. (collectively referred to as “LP” unincorporated joint venture,) initiated arbitration proceedings against Galfar Misnad Engineering & Contracting W.L.L., Salini-Impregilo S.p.A. (now Webuild) and Cimolai S.p.A. (collectively referred to “GSIC” unincorporated joint venture) to seek an order imposing them to pay, among others, the fees that were still unpaid and any additional costs relating to the subcontract that had been entered into between the parties on 22 September 2016, whereby GSIC appointed LP to provide supplies and carry out certain manufacturing operations. These electrical, mechanical and plumbing plant engineering works are included in the general contract, awarded to GSIC, for the design and construction of the Al Bayt Stadium in Al Khor City (Qatar). The regular progress of the subcontracted works was strongly affected by a number of delays not attributable to LP, as well as

Consolidated Financial Statements at 31 December 2022

by numerous additions and variations to the works that had been initially agreed and the shortcomings of the technical documentation prepared by GSIC. On the other hand, the latter submitted allegations to the contrary, while also charging LP with having caused damage to its organisation.

In this context, on a preliminary basis LP asked the court to order GSIC to pay the remaining instalments of the fees initially envisaged in the subcontract, as well as any and all additional costs incurred for a total of about QAR mil. 1,500 (about €mil. 386 at 31 December 2022). On the other hand, GSIC contested any charges and asked the court, on a counterclaim basis, to order LP to compensate for any damage the latter had allegedly caused, for a total of QAR mil. 721 (about €mil. 186 at 31 December 2022).

From a procedural point of view, the phase for the exhibition of documents between the parties was completed in December 2021 following an initial exchange of briefs and statements (including the Memorial of claim submitted by LP in November 2020 and the subsequent Memorial of defence and counterclaim submitted by GSIC in July 2021. In addition to the hearing held in Doha from 4 to 15 July 2022, the Arbitral Tribunal revised the trial schedule, expecting to issue the final award by July 2023.

## 23. EMPLOYEE BENEFIT OBLIGATIONS

The classification of employee benefit obligations is affected by the net balance, per each plan, of the plan assets and liabilities. The Group recognised on its balance sheet the liabilities (net of related plan assets) as well as the assets (net of related liabilities), depending on whether the plans are in a deficit or surplus position.

Net assets under defined-benefit plans are classified among other non-current assets (Note 13) and other long-term benefits are classified under other non-current liabilities (Note 24). Below is a breakdown of the net liabilities and assets:

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | Liabilities | Assets | Net | Liabilities | Assets | Net |
| Severance pay provision | 256 | - | 256 | 219 | - | 219 |
| Defined-benefit plans | 73 | 585 | (512) | 56 | 215 | (159) |
| Defined contribution plans | 33 | - | 33 | 40 | - | 40 |
| | **362** | **585** | **(223)** | **315** | **215** | **100** |

The surplus for defined-benefit retirement plans is broken down below:

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| GBP area | (582) | (213) |
| Euro area | 6 | 5 |
| USD area | 52 | 41 |
| Other | 12 | 8 |
| | **(512)** | **(159)** |

The change in defined-benefit plans was mainly due to the plans applicable in the United Kingdom. In particular, the increase in the discount rate reduced liabilities and returns on plan assets were significantly lower than expected.

Below is a breakdown of defined-benefit plans and statistical information regarding the excess (deficit/surplus) of the plans:

243

Consolidated Financial Statements at 31 December 2022 244 31 December 2021 31 December 2022 Present value of obligations (3,489) (2,121) Fair value of plan assets 4,001 2,280 Plan deficit 512 159 of which, related to: - net liabilities (73) (56) - net assets 585 215 Changes in the defined-benefit plans are shown below: 31 December 2021 Present value of obligations Fair value of plan assets Net liability (asset) defined benefit plans Opening balance 3,368 3,560 (192) Costs of benefits paid 72 (4) 76 Net interest expenses 52 53 (1) Remeasurement (124) 178 (302) Actuarial losses (gains) through equity - demographic assumption 19 19 Actuarial losses (gains) through equity - financial assumptions (98) (98) Actuarial losses (gains) through equity resulting from adjustments based on the experience (45) (45) Expected return on plan assets (no interest) 178 (178) Curtailments - Contributions paid 59 (59) Contributions from other plan participants 11 11 - Exchange rate differences 233 254 (21) Benefits paid (110) (110) - Other changes (13) (13) Closing balance 3,489 4,001 (512) of which, related to: - net liabilities 252 179 73 - net assets 3,237 3,822 (585) 31 December 2022 Present value of obligations Fair value of plan assets Net liability (asset) defined benefit plans Opening balance 3,489 4,001 (512) Costs of benefits paid 69 (5) 74 Net interest expenses 68 75 (7) Remeasurement (1,307) (1,623) 316 Actuarial losses (gains) through equity - demographic assumption (3) (3) Actuarial losses (gains) through equity - financial assumptions (1,394) (1,394) Actuarial losses (gains) through equity resulting from adjustments based on the experience 90 90 Expected return on plan assets (no interest) (1,623) 1,623 Contributions paid 50 (50) Contributions from other plan participants 11 11 - Exchange rate differences (110) (130) 20 Benefits paid (99) (99) - Closing balance 2,121 2,280 (159) of which, related to: - net liabilities 205 149 56 - net assets 1,916 2,131 (215) Changes in severance pay are shown below:

Consolidated Financial Statements at 31 December 2022

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| **Opening balance** | *265* | *256* |
| Costs of benefits paid | *1* | *2* |
| Net interest expenses | *1* | *2* |
| Remeasurement | 9 | (12) |
| *Actuarial losses (gains) through equity - demographic assumption* | | |
| *Actuarial losses (gains) through equity - financial assumptions* | *5* | *(28)* |
| *Actuarial losses (gains) through equity resulting from adjustments based on the experience* | *4* | *16* |
| Increase for business combinations | (1) | |
| Benefits paid | *(21)* | *(29)* |
| Other changes | *2* | |
| **Closing balance** | **256** | **219** |

The amount recognised in profit or loss on defined-benefit plans (including the severance pay provision) was calculated as follows:

| | 2021 | 2022 |
|---|---|---|
| Current service costs | 78 | 77 |
| Past service costs | (1) | (1) |
| Costs booked as "personnel expenses" | 77 | 76 |
| | | |
| Net interest expenses | - | (5) |
| Costs booked as "financial expenses" | - | (5) |
| | | |
| | **77** | **71** |

The main actuarial assumptions used in the valuation of defined-benefit plans and of the portion of severance pay provision that has maintained the nature of defined-benefit plan are as follows:

| | Severance pay provision | | Defined-benefit plans | |
|---|---|---|---|---|
| | 31 December 2021 | 31 December 2022 | 31 December 2021 | 31 December 2022 |
| Discount rate (annual) | 0.7% | 3.7% | 1.95% - 2,91% | 4.75% - 5.06% |
| Rate of salary increase | n.a. | n.a. | 3.20% - 3.80% | 3.20% - 3.65% |
| Inflation rate | 1.4% | 2.2% | 2.80% - 2.95% | 2.95% |

The discount rate utilised to discount the defined benefits plans is determined with reference to expected returns of the AA-rated bonds.

The sensitivity analysis for each significant actuarial assumption, which shows the effects on bonds in absolute value, is as follows:

| | Severance pay provision | | | | Defined-benefit plans | | | |
|---|---|---|---|---|---|---|---|---|
| | 31 December 2021 | | 31 December 2022 | | 31 December 2021 | | 31 December 2022 | |
| | *-0.25%* | *+0.25%* | *-0.25%* | *+0.25%* | *-0.25%* | *+0.25%* | *-0.25%* | *+0.25%* |
| Discount rate (annual) | 3 | (3) | 3 | (3) | 175 | (163) | 84 | (81) |
| Inflation rate | (2) | 2 | (2) | 2 | (110) | 115 | (52) | 52 |

The average duration of the severance pay is about 5 years while that of the other defined-benefit plans is 17 years.

The estimate of the contributions to be paid in 2023 related to defined-benefit plans is about €mil. 52.

245

Consolidated Financial Statements at 31 December 2022

As regards the strategies of correlation of assets and liabilities in defined-benefit plans, there is the prevalence of investing in diversified assets in order to limit the negative impact, if any, on the total return on the plan assets. Assets of defined-benefit plans include:

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Cash and cash equivalents | 84 | 113 |
| Shares and investment funds | 994 | 347 |
| Debt instrument | 2,478 | 1,683 |
| Real properties | 14 | 11 |
| Derivatives | 142 | (62) |
| Other | 289 | 188 |
| | **4,001** | **2,280** |

The item "other" included €mil. 111 (€mil. 166 in 2021) of assets held by insurance companies.

## 24. OTHER CURRENT AND NON-CURRENT LIABILITIES

| | 31 December 2021 | | 31 December 2022 | |
|---|---|---|---|---|
| | Non-current | Current | Non-current | Current |
| Employee obligations (*) | 62 | 468 | 53 | 477 |
| Deferred income | 80 | 134 | 79 | 184 |
| Amounts due to social security institutions | - | 218 | - | 224 |
| Payables to MED (Law no. 808/85) | 165 | - | 170 | - |
| Payables to MED for royalties (Law no. 808/85) | 220 | 16 | 185 | 45 |
| Indirect tax liabilities | - | 106 | - | 124 |
| Derivatives | - | 161 | - | 296 |
| Other liabilities | 404 | 454 | 374 | 413 |
| Other payables to related parties (Note 36) | - | 12 | - | 47 |
| | **931** | **1,569** | **861** | **1,810** |

*(*) Non-current item includes other employee benefits related to seniority bonuses.*

The payables to the Ministry for Economic Development (MED) under Law 808/1985 relate to monopoly costs accrued on national security and similar projects, as well as payables for grants received from MED for the development of programmes not related to national security and similar projects eligible for benefits under Law 808/1985.

"Other liabilities" include, in particular, the non-current payable due to Bell Helicopter amounting to €mil. 268 (€mil. 252 at 31 December 2021), deriving from the acquisition of 100% of the AW609 programme. This amount also includes the reasonably estimated potential consideration due to Bell Helicopter based on the commercial performance of the programme.

## 25. TRADE PAYABLES

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Suppliers | 3,025 | 2,737 |
| Trade payables to related parties (Note 36) | 347 | 317 |
| | **3,372** | **3,054** |

246

Consolidated Financial Statements at 31 December 2022

## 26. GUARANTEES

The Group has existing guarantee for €mil. 13,615 (€mil. 13,466 at 31 December 2021). The item mainly includes guarantees given to third parties, banks and insurance companies as well as commitments in favour of lenders, tax authorities and customers.

## 27. REVENUES

| | 2021 | 2022 |
|---|---|---|
| Revenues from contract with customers | 12,115 | 12,158 |
| Change in contract assets | 202 | 368 |
| Revenues from related parties (Note 36) | 1,818 | 2,187 |
| | **14,135** | **14,713** |

The breakdown by geographical area and business sector is reported in Note 8. The breakdown of revenue by timing is reported below:

| | 2021 | 2022 |
|---|---|---|
| Revenues at point in time | 2,433 | 2,342 |
| Revenues over time | 11,702 | 12,371 |
| | **14,135** | **14,713** |

## 28. OTHER OPERATING INCOME (EXPENSES)

| | 2021 | | | 2022 | | |
|---|---|---|---|---|---|---|
| | Income | Expenses | Net | Income | Expenses | Net |
| Grants for research and development costs (*) | 30 | - | 30 | 28 | - | 28 |
| Other operating grants | 38 | - | 38 | 34 | - | 34 |
| Reversals (accruals) to provisions for risks | 332 | (350) | (18) | 432 | (604) | (172) |
| Exchange rate difference on operating items | 138 | (150) | (12) | 185 | (179) | 6 |
| Indirect taxes | - | (36) | (36) | - | (38) | (38) |
| Other operating income (expenses) | 30 | (90) | (60) | 92 | (57) | 35 |
| Other operating income (expenses) from/to related parties (Note 36) | 5 | - | 5 | 4 | - | 4 |
| | **573** | **(626)** | **(53)** | **775** | **(878)** | **(103)** |

(*) To which must be added "Non-current and deferred receivables for measures pending under Law 808/1985" (Note 13 and Note 18) equal to €mil. 5 (€mil. 50 at 31 December 2021, including current and non-current portions) and assessments for "Non-recurring costs for measures pending under Law 808/1985" (Note 13) equal to €mil. 15 (not reported at 31 December 2021).

247

Consolidated Financial Statements at 31 December 2022

## 29. PURCHASES AND PERSONNEL EXPENSES

| | 2021 | 2022 |
|---|---|---|
| Purchase of materials from third parties | 4,286 | 4,544 |
| Change in inventories of raw materials | 78 | (48) |
| Costs for purchases from related parties (Note 36) | 812 | 1,057 |
| ***Purchases*** | ***5,176*** | ***5,553*** |
| | | |
| Services rendered by third parties | 3,624 | 3,434 |
| Costs of leases of low value and short term | 62 | 67 |
| Royalties | 23 | 25 |
| Services rendered by related parties (Note 36) | 322 | 421 |
| ***Services*** | ***4,031*** | ***3,947*** |
| | | |
| Wages and salaries | 2,838 | 3,043 |
| Social security contributions | 553 | 584 |
| Costs related to defined-contribution plans | 135 | 151 |
| Costs related to severance pay provisionand other defined-benefit plans (Note 23) | 77 | 76 |
| Employee disputes | - | (5) |
| Restructuring costs - net | 88 | 118 |
| Other personnel expenses | 148 | 149 |
| ***Personnel expenses*** | ***3,839*** | ***4,116*** |
| | | |
| ***Change in finished goods, work in progress and semi-finished products*** | ***81*** | ***(164)*** |
| | | |
| ***Internal work capitalised*** | ***(357)*** | ***(298)*** |
| | | |
| **Total purchases and personnel expenses** | **12,770** | **13,154** |

Net restructuring costs for the year include the estimated charges arising from the early retirement measures under Article 4 of Law 92/2012, preliminarily quantified at €mil. 100, signed in December 2022 with the national trade unions and involving up to a maximum of no. 400 employees in the Corporate and Staff functions of Leonardo S.p.a., Leonardo Global Solutions and Leonardo Logistics and up to a maximum of no. 45 executives. The data for the comparative period had been impacted by the measures put in place for the early retirement of the Aerostructures Division workforce.

The exact and average workforce at period-end showed, compared to 2021, an increase distributed among all the sectors: Helicopters (by no. 310 units and no. 103 units, respectively), Defense and Security Electronics (by no. 427 units and no. 223 units respectively, impacted by the changes in the scope of consolidation due to the Rada transaction and the sales of the GES business), Aircraft (by no. 148 units and no. 228 units, respectively) and Other Leonardo (by no. 429 units and no. 238 units, respectively); partially offset by exits in the Aerostructures sector relating to the early retirement scheme put in place in 2021 (by no. 335 units and no. 262 units, respectively).

Below is the breakdown of workforce by category:

248

Consolidated Financial Statements at 31 December 2022

| | Average Workforce | | | Total Workforce | | |
|---|---|---|---|---|---|---|
| | 31 December 2021 | 31 December 2022 | Change | 31 December 2021 | 31 December 2022 | Change |
| Senior managers (*) | 1,216 | 1,218 | 2 | 1,219 | 1,274 | 55 |
| Middle managers | 6,103 | 6,216 | 113 | 6,243 | 6,512 | 269 |
| Clerical employees | 28,649 | 29,294 | 645 | 29,413 | 30,302 | 889 |
| Manual labourers (**) | 13,647 | 13,417 | (230) | 13,538 | 13,304 | (234) |
| | **49,615** | **50,145** | **530** | **50,413** | **51,392** | **979** |

*(*) Includes pilots*

*(**) Includes senior manual labours*

## 30. AMORTISATION, DEPRECIATION AND FINANCIAL ASSETS VALUE ADJUSTMENTS

| | 2021 | | 2022 | |
|---|---|---|---|---|
| Amortisation of intangible assets | | 150 | | 187 |
| *Development costs* | *33* | | *39* | |
| *Non-recurring income* | *45* | | *64* | |
| *Acquired through business combinations* | *22* | | *24* | |
| *Concessions, licences and trademarks* | *19* | | *23* | |
| *Other intangible assets* | *31* | | *37* | |
| Depreciation of property, plant and equipment and investment properties | | 247 | | 272 |
| Depreciation of rights of use | | 88 | | 92 |
| Impairment of other assets | | 42 | | 20 |
| financial assets value adjustments | | (2) | | 56 |
| | | **525** | | **627** |

The increase in value adjustments to financial assets mainly related to the write-down of the exposure to the countries involved in the conflict between Russia and Ukraine, equal to about €mil. 36, as well as to the measurements made by the Group on a periodical basis in order to assess the recoverability of these assets, in accordance with the provisions governing impairment under IFRS 9.

## 31. FINANCIAL INCOME AND EXPENSES

Below is a breakdown of financial income and expense:

249

Consolidated Financial Statements at 31 December 2022

| | 2021 | | | 2022 | | |
|---|---|---|---|---|---|---|
| | Income | Expenses | Net | Income | Expenses | Net |
| Interest | 1 | (118) | (117) | 5 | (96) | (91) |
| Interest on lease liabilities | - | (19) | (19) | - | (20) | (20) |
| Premiums received (paid) on IRS | - | (4) | (4) | - | (4) | (4) |
| Commissions on borrowings | - | (17) | (17) | - | (9) | (9) |
| Other commissions | - | (2) | (2) | - | (2) | (2) |
| Fair value gains (losses) through profit or loss | 21 | (27) | (6) | 26 | (7) | 19 |
| Premiumsreceived (paid) on forwards | 38 | (34) | 4 | 36 | (58) | (22) |
| Exchange rate differences | 54 | (49) | 5 | 47 | (48) | (1) |
| Interest cost on defined-benefit plans (Note 23) | - | - | - | - | 5 | 5 |
| Financial income (expenses) - related parties (Note 36) | 1 | (4) | (3) | 1 | (9) | (8) |
| Other financial income and expenses | 22 | (35) | (13) | 277 | (132) | 145 |
| | **137** | **(309)** | **(172)** | **392** | **(380)** | **12** |

The trend in financial income and expenses was heavily affected by the capital gains posted on the above-mentioned sales of the GES business and of the AAC investment on the part of subsidiary Leonardo DRS, net of charges associated with the make-whole transaction on the remaining bond issues.

More specifically:

- net interest benefits from the repayment of the bond issue, which took place in January 2022. The item includes €mil. 68 (€mil. 98 in 2021) related to interest on bonds;
- the expenses arising from the application of fair value break down as follows:

| | 2021 | | | 2022 | | |
|---|---|---|---|---|---|---|
| | Income | Expenses | Net | Income | Expenses | Net |
| Exchange rate swap | - | - | - | 1 | - | 1 |
| Interest rate swaps | 1 | - | 1 | - | - | - |
| Ineffective portion of hedging swap | 20 | (27) | (7) | 25 | (7) | 18 |
| | **21** | **(27)** | **(6)** | **26** | **(7)** | **19** |

- other net financial expenses include the capital gains posted on the sales of Leonardo DRS's GES business and ACC investment (€mil. 235), partially offset by the charges associated with the buy-back transaction with make-whole on the remaining USD-denominated bond issues illustrated in "Financial transactions" (€mil. 70).

## 32. INCOME TAXES

Income taxes can be broken down as follows:

| | 2021 | 2022 |
|---|---|---|
| IRES (corporate income tax) | 12 | (18) |
| IRAP (reg. tax on production) | (15) | (34) |
| Other income taxes (foreign) | (90) | (117) |
| Tax related to previous periods | 5 | 14 |
| Provisions for tax disputes | 13 | 7 |
| Deferred tax - net | (91) | 97 |
| | **(166)** | **(51)** |

The table below shows the analysis of the tax rate compared to the rate of 24%:

250

Consolidated Financial Statements at 31 December 2022

| | 2021 | 2022 |
|---|---|---|
| **Profit (loss) before income taxes** | **753** | **983** |
| Theoretical tax rate (Ires) % | 24% | 24% |
| **Theoretical taxes** | **(181)** | **(236)** |
| Changes increasing (decreasing): | | |
| effect of companies valued at equity | 40 | 38 |
| IRAP effect of Italian companies | (24) | (20) |
| taxation effect of foreign companies | 13 | 76 |
| effect of use/accrual of tax losses | - | 86 |
| foreign tax effect of Italian companies | (5) | (5) |
| effect of taxation of intra-group dividends | (1) | (3) |
| other movements | (8) | 13 |
| Total changes increasing (decreasing) | 15 | 185 |
| **Effective taxes** | **(166)** | **(51)** |

Deferred taxes and related receivables and payables at 31 December 2022 were the result of the following temporary differences. In this regard, we point out that part of the deferred tax assets relates to tax losses valued on the basis of the taxable income envisaged in the companies' plans, in particular an amount of €mil. 60 is related to the tax consolidation mechanism (about €mil. 367 of unrecognised losses).

| | 2021 | 2022 |
|---|---|---|
| Deferred tax assets on tax losses | (28) | (6) |
| Property, plant and equipment and intangible assets | 40 | (10) |
| Financial assets and liabilities | - | 1 |
| Severance and retirement benefits | 5 | 4 |
| Provision for risks and impairment | (56) | 55 |
| Effect of change in tax rate | (8) | (1) |
| Other | (44) | 54 |
| **Deferred taxes recognised through profit or loss** | **(91)** | **97** |

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | Balance sheet | | | Balance sheet | | |
| | Assets | Liabilities | Net | Assets | Liabilities | Net |
| Deferred tax assets on tax losses | 143 | - | 143 | 141 | - | 141 |
| Property, plant and equipment and intangible assets | 78 | 117 | (39) | 79 | 129 | (50) |
| Severance and retirement benefits | 14 | 28 | (14) | 17 | 27 | (10) |
| Financial assets and liabilities | 2 | - | 2 | 3 | - | 3 |
| Provision for risks and impairment | 568 | - | 568 | 623 | - | 623 |
| Other | 180 | 60 | 120 | 212 | 40 | 172 |
| Offsetting | (2) | (2) | - | (14) | (14) | - |
| **Deferred taxes recognised through balance sheet** | **983** | **203** | **780** | **1,061** | **182** | **879** |
| Cash-flow hedge derivatives | 20 | 6 | 14 | 39 | 19 | 20 |
| On actuarial gains and losses | 32 | 131 | (99) | 33 | 45 | (12) |
| **Deferred taxes recognised through equity** | **52** | **137** | **(85)** | **72** | **64** | **8** |
| | **1,035** | **340** | **695** | **1,133** | **246** | **887** |

## 33. ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Assets and liabilities classified as held for sale are mainly represented by the ATM business unit of Selex ES Inc, for which the completion of the sale is expected for the first half year of 2023. Assets also include the

251

Consolidated Financial Statements at 31 December 2022 252 fixed assets owned by Leonardo Global Solutions held for disposal (€mil. 1 at 31 December 2022 and €mil. 17 at 31 December 2021). Below is the breakdown of reclassified assets and liabilities: 31 December 2021 31 December 2022 Non-current assets 17 16 Current assets - 21 Assets held for sale 17 37 Non-current liabilities - 4 Current liabilities - 8 Liabilities associated with assets held for sale - 12 There was no impact on the income statement deriving from discontinued operations during 2022 and 2021. 34. EARNING PER SHARE Earnings (Losses) per share (hereinafter “earnings per share” or “EPS”) are calculated as follows: • for basic EPS, by dividing net profit attributable to holders of ordinary shares by the average number of ordinary shares for the period less treasury shares; − for diluted EPS, by dividing net profit by the average number of ordinary shares and the average number of ordinary shares potentially deriving from the exercise of all the option rights for stock- option plans less treasury shares. 2021 2022 Average shares outstanding during the reporting period (in thousands) 575,229 575,307 Earnings for the period (excluding non-controlling interests) (€ millions) 586 927 Earnings from continuing operations (excluding non-controlling interests) (€ millions) 586 927 Earnings from discontinued operations (excluding non-controlling interests) (€ millions) - - Basic and Diluted EPS (€) 1.019 1.611 Basic and Diluted EPS from continuing operations (€) 1.019 1.611 Basic and Diluted EPS from discontinued operations (€) n.a n.a Basic EPS, as that relating to the comparative period, was equal to diluted earnings per share, since there are no dilutive elements.

Consolidated Financial Statements at 31 December 2022 253 35. CASH FLOWS FROM OPERATING AND INVESTING ACTIVITIES 2021 2022 Net result 587 932 Amortisation, depreciation and financial assets value adjustments 525 627 Share of profits/(losses) of equity-accounted investees (138) (142) Income taxes 166 51 Cost of Severance pay provision and other defined-benefit plans 77 76 Net financial expenses /(income) 172 (12) Net allocations to the provisions for risks and inventory write-downs 169 350 Profit from Discontinued Operations - - Other non-monetary items 65 1 1,623 1,883 Costs for severance pay provision and other defined-benefit plans include the portion of costs relating to defined-benefit pension plans that is recognised as a personnel expense (the portion of costs relating to interest is carried among net financial expense). The changes in working capital, net of the effects of the acquisition and sale of consolidated companies and foreign currency translation differences, are as follows: 2021 2022 Inventories 488 207 Contract assets and liabilities (506) 144 Trade receivables and payables (625) (590) (643) (239) The changes in other operating assets and liabilities, net of the effects of the acquisition and sale of consolidated companies and foreign currency translation differences, are as follows: 2021 2022 Payment of pension plans (80) (79) Changes in provisions for risks and other operating items 78 (186) (2) (265) Changes in other investing or disinvesting activities include dividends received and the effects of acquisitions and sales of equity investments and are broken down as follows: 2021 2022 Strategic transactions (19) (172) Dividends received 63 133 Change of other investing or disinvesting activities 11 (6) 55 (45) The net outlay of €mil. 172 of transactions on equity investments that for their nature or significance qualify as “strategic investments” relate for €mil. 616 to the acquisition of Hensoldt, partially offset for €mil. 444 from the sale of GES and AAC. 36. RELATED PARTY TRANSACTIONS Related party transactions are carried out at arm’s length, as is settlement of the interest-bearing receivables and payables when not governed by specific contractual conditions. The relevant financial statements amounts are shown below. The statement of cash flows presents the impact of related party transactions on cash flows.

Consolidated Financial Statements at 31 December 2022

| ***RECEIVABLES at 31 December 2021*** | Non-current loans and receivables | Other non-current receivables | Current loans and receivables | Trade receivables | Other current receivables | Total |
|---|---|---|---|---|---|---|
| ***Associates*** | | | | | | |
| NH Industries SAS | | | | 192 | | **192** |
| Eurofighter Jagdflugzeug GmbH | | | | 119 | | **119** |
| AgustaWestland Aviation Services LLC | | | | 17 | | **17** |
| Advanced Air Traffic Systems SDH BHD | | | | 12 | | **12** |
| Iveco - Oto Melara Scarl | | | | 11 | | **11** |
| Other with unit amount lower than €mil. 10 | 1 | | 5 | 23 | | **29** |
| ***Joint Venture*** | | | | | | |
| Thales Alenia Space SAS | | | 37 | 7 | | **44** |
| Orizzonte - Sistemi Navali SpA | | | | 39 | | **39** |
| Joint Stock Company Heli vert | | | | 23 | | **23** |
| GIE ATR | | | | 23 | | **23** |
| MBDA SAS | | | | 19 | | **19** |
| Telespazio S.p.A. | 12 | | 1 | 4 | 5 | **22** |
| Other with unit amount lower than €mil. 10 | | | | 8 | 1 | **9** |
| ***Consortiums*** | | | | | | |
| Other with unit amount lower than €mil. 10 | | | 2 | 10 | | **12** |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | |
| Cassa Depositi e Prestiti SpA | | | | 69 | | **69** |
| Ferrovie dello Stato Italiane SpA | | | | 31 | | **31** |
| ENAV SpA | | | | 14 | | **14** |
| Other with unit amount lower than €mil. 10 | | | | 19 | | **19** |
| **Total** | **13** | **-** | **45** | **640** | **6** | **704** |
| *% against total for the period* | *92.9%* | *n.a.* | *73.8%* | *20.0%* | *3.8%* | |

254

Consolidated Financial Statements at 31 December 2022

| ***RECEIVABLES at 31 December 2022*** | Non-current loans and receivables | Other non-current receivables | Current loans and receivables | Trade receivables | Other current receivables | Total |
|---|---|---|---|---|---|---|
| ***Associates*** | | | | | | |
| NH Industries SAS | | | | 186 | | **186** |
| Eurofighter Jagdflugzeug GmbH | | | | 99 | | **99** |
| Iveco - Oto Melara Scarl | | | | 51 | | **51** |
| Hensoldt AG | | | | 15 | | **15** |
| Macchi Hurel Dubois SAS | | | | 15 | | **15** |
| AgustaWestland Aviation Services LLC | | | | 12 | | **12** |
| Other with unit amount lower than €mil. 10 | | | 11 | 32 | | **43** |
| ***Joint Venture*** | | | | | | |
| Thales Alenia Space SAS | | | 40 | 10 | | **50** |
| MBDA SAS | | | | 33 | | **33** |
| GIE ATR | | | | 29 | | **29** |
| Orizzonte - Sistemi Navali SpA | | | | 21 | | **21** |
| Other with unit amount lower than €mil. 10 | 8 | | 3 | 12 | 2 | **25** |
| ***Consortiums*** | | | | | | |
| Other with unit amount lower than €mil. 10 | | | 2 | 11 | | **13** |
| | | | | | | **-** |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | **-** |
| Ministero dell'economia | | | | 85 | | **85** |
| Cassa Depositi e Prestiti SpA | | | | 71 | | **71** |
| Other with unit amount lower than €mil. 10 | 5 | | | 38 | 1 | **44** |
| **Total** | **13** | **-** | **56** | **720** | **3** | **792** |
| *% against total for the period* | *100.0%* | *n.a.* | *53.3%* | *21.6%* | *1.8%* | |

*(*) Consortiums over which the Group exercises considerable influence or which are subject to joint control.*

255

Consolidated Financial Statements at 31 December 2022

| *PAYABLES at 31 December 2021* | Non-current loans and borrowings | Other non-current borrowings | Current loans and borrowings | Trade payables | Other current payables | Total | Guarantees |
|---|---|---|---|---|---|---|---|
| ***Associates*** | | | | | | | |
| NH Industries SAS | | | | 93 | | **93** | |
| Eurofighter Jagdflugzeug GmbH | | | 37 | 40 | | **77** | |
| Gulf System Logistic Services Company WLL | | | | 24 | | **24** | |
| Elettronica SpA | | | | 14 | | **14** | |
| Leonardo Helicopteres Algerie | | | 20 | | | **20** | |
| Other with unit amount lower than €mil. 10 | | | 1 | 7 | 4 | **12** | |
| ***Joint Venture*** | | | | | | | |
| MBDA SAS | | | 664 | 56 | | **720** | 8 |
| Telespazio SpA | | | 31 | 2 | 2 | **35** | 152 |
| GIE ATR | | | | 57 | 2 | **59** | |
| Rotorsim Srl | | | | 18 | | **18** | |
| Other with unit amount lower than €mil. 10 | | | | | | **-** | |
| | | | | 12 | 1 | **13** | |
| ***Consortiums*** | | | | | | | |
| Other with unit amount lower than €mil. 10 | | | | 3 | | **3** | |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | | |
| Cassa Depositi e Prestiti SpA | 100 | | | 1 | 3 | **104** | |
| Enel SpA | | | | 14 | | **14** | |
| Other with unit amount lower than €mil. 10 | | | 3 | 6 | | **9** | 414 |
| **Total** | **100** | **-** | **756** | **347** | **12** | **1,215** | **574** |
| *% against total for the period* | *2.4%* | *n.a.* | *48.5%* | *10.3%* | *0.9%* | | |

256

Consolidated Financial Statements at 31 December 2022

| ***PAYABLES at 31 December 2022*** | Non-current loans and borrowings | Other non-current borrowings | Current loans and borrowings | Trade payables | Other current payables | Total | Guarantees |
|---|---|---|---|---|---|---|---|
| ***Associates*** | | | | | | | |
| NH Industries SAS | | | | 91 | | **91** | |
| Eurofighter Jagdflugzeug GmbH | | | 85 | 60 | | **145** | |
| Gulf System Logistic Services Company WLL | | | | 28 | | **28** | |
| Elettronica SpA | | | | 24 | | **24** | |
| Hensoldt AG | | | | 11 | | **11** | |
| Leonardo Helicopteres Algerie | | | 20 | | | **20** | |
| Other with unit amount lower than €mil. 10 | | | 2 | 7 | 4 | **13** | |
| ***Joint Venture*** | | | | | | | |
| MBDA SAS | | | 713 | 38 | | **751** | 8 |
| Telespazio SpA | | | 41 | 2 | 2 | **45** | 100 |
| GIE ATR | | | | 19 | 39 | **58** | |
| Other with unit amount lower than €mil. 10 | | | | 15 | | **15** | |
| ***Consortiums*** | | | | | | | |
| Other with unit amount lower than €mil. 10 | | | | 4 | | **4** | |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | | |
| Cassa Depositi e Prestiti SpA | 100 | | | 1 | 1 | **102** | |
| Enel SpA | | | | 12 | | **12** | |
| Other with unit amount lower than €mil. 10 | | | 1 | 5 | 1 | **7** | 208 |
| **Total** | **100** | **-** | **862** | **317** | **47** | **1,326** | **316** |
| *% against total for the period* | *2.8%* | *n.a.* | *79.7%* | *10.4%* | *3.5%* | | |

*(*) Consortiums over which the Group exercises considerable influence or which are subject to joint control.*

Trade receivables are commented on later, along with revenue from related parties.

Current loans and receivables and other current payables to related parties mainly refer to receivables and payables from/to joint ventures and payables for subscribed capital unpaid to be paid towards Leonardo Helicopteres Algerie for €mil. 20.

The financial exposure to Cassa Depositi e Prestiti (€mil. 100) relates to the loan taken out in 2020 in support of investments in R&D and innovation set out in the Industrial Plan.

Current loans and borrowings from related parties include in particular the amount of €mil. 713 (€mil. 664 at 31 December 2021) due by Group companies to the joint venture MBDA and payables of €mil. 85 (€mil. 37 at 31 December 2021), to Eurofighter, 21% owned. As regards the latter, under a cash pooling agreement its surplus cash and cash equivalents are distributed among the partners.

257

Consolidated Financial Statements at 31 December 2022

| ***Income statement transactions at 31 December 2021*** | Revenue | Other operating income | Costs | Other operating costs | Financial income | Financial expenses |
|---|---|---|---|---|---|---|
| ***Associates*** | | | | | | |
| Eurofighter Jagdflugzeug GmbH | 584 | | 607 | | | |
| NH Industries SAS | 373 | | 151 | | | |
| Gulf System Logistic Services Company WLL | | | 71 | | | |
| Iveco-Oto Melara Scarl | 71 | | 2 | | | |
| Macchi Hurel Dubois SAS | 29 | | | | | |
| AgustaWestland Aviation Services LLC | 15 | | 2 | | | |
| Elettronica SpA | 2 | | 50 | | | |
| Other with unit amount lower than €mil. 10 | 31 | | 18 | | | 1 |
| ***Joint Venture*** | | | | | | |
| GIE ATR | 80 | | 8 | | | |
| MBDA SAS | 79 | | 104 | | | 2 |
| Thales Alenia Space SAS | 52 | | 2 | | | |
| Joint Stock Company Heli vert | 15 | 2 | | | | |
| Orizzonte - Sistemi Navali SpA | 105 | | | | | |
| Rotorsim Srl | 1 | 2 | 17 | | | |
| Other with unit amount lower than €mil. 10 | 6 | | 8 | | 1 | |
| ***Consortiums*** | | | | | | |
| Consorzio Protezioni Balistiche Italia | 14 | | | | | |
| Other with unit amount lower than €mil. 10 | 9 | | 5 | | | |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | |
| Cassa Depositi e Prestiti SpA | 261 | | 2 | | | 1 |
| Ferrovie dello Stato Italiane SpA | 11 | | | | | |
| Panavia Aircraft GmbH | 10 | | | | | |
| Poste Italiane SpA | 23 | | | | | |
| ENAV SpA | 20 | | 1 | | | |
| Enel SpA | 10 | | 84 | | | |
| Other with unit amount lower than €mil. 10 | 17 | 1 | 2 | | | |
| **Total** | **1,818** | **5** | **1,134** | **-** | **1** | **4** |
| *% against total for the period* | *12.9%* | *0.9%* | *8.9%* | *n.a.* | *0.7%* | *1.3%* |

258

Consolidated Financial Statements at 31 December 2022

| ***Income statement transactions at 31 December 2022*** | Revenue | Other operating income | Costs | Other operating costs | Financial income | Financial expenses |
|---|---|---|---|---|---|---|
| ***<u>Associates</u>*** | | | | | | |
| Eurofighter Jagdflugzeug GmbH | 694 | | 495 | | | |
| NH Industries SAS | 388 | | 423 | | | |
| Iveco-Oto Melara Scarl | 116 | | 2 | | | |
| Macchi Hurel Dubois SAS | 41 | | | | | |
| Hensoldt AG | 35 | | 172 | | | |
| Gulf System Logistic Services Company WLL | | | 99 | | | |
| AgustaWestland Aviation Services LLC | 22 | | 2 | | | |
| Euromids SAS | 18 | | 3 | | | |
| Elettronica SpA | 2 | | 72 | | | |
| Other with unit amount lower than €mil. 10 | 27 | | 15 | | | 1 |
| ***<u>Joint Venture</u>*** | | | | | | |
| Orizzonte - Sistemi Navali SpA | 147 | | 1 | | | |
| GIE ATR | 117 | | 12 | | | |
| MBDA SAS | 98 | | 87 | | | 7 |
| Thales Alenia Space SAS | 63 | | 2 | | | |
| Rotorsim Srl | 2 | 2 | 18 | | | |
| Other with unit amount lower than €mil. 10 | 9 | 2 | 5 | | 1 | |
| ***<u>Consortiums</u>*** | | | | | | |
| Cons. G.e.i.e. Eurotorp | 10 | | 1 | | | |
| Consorzio Protezioni Balistiche Italia | 16 | | | | | |
| Other with unit amount lower than €mil. 10 | 2 | | 2 | | | |
| ***<u>Companies subject to the control or considerable influence of the MEF</u>*** | | | | | | |
| Cassa Depositi e Prestiti SpA | 221 | | 2 | | | |
| Ministero dell'economia | 42 | | | | | |
| Panavia Aircraft GmbH | 38 | | | | | |
| ENAV SpA | 21 | | 1 | | | |
| Poste Italiane SpA | 20 | | | | | |
| SOGEI - Società generale di informatica SPA | 14 | | | | | |
| ENEL SpA | 11 | | 63 | | | |
| Other with unit amount lower than €mil. 10 | 13 | | 1 | | | 1 |
| **Total** | **2,187** | **4** | **1,478** | **-** | **1** | **9** |
| *% against total for the period* | *14.9%* | *0.5%* | *11.2%* | *n.a.* | *0.3%* | *2.4%* |

*(*) Consortiums over which the Group exercises considerable influence or which are subject to joint control.*

259

Consolidated Financial Statements at 31 December 2022 260 The most significant trade receivables and revenues, in addition to those from joint ventures, are related to companies and consortia: • Eurofighter Jagdflugzeug GmbH in the scope of the EFA Kuwait aeronautical programme; • NH Industries in the scope of the NH90 helicopter programme; • Iveco - Oto Melara for production and post-sales assistance on defence and security ground vehicles; • Trade receivables from Macchi Hurel Dubois for the sale of nacelles, which returned to exceed €mil. 10, due to the recovery in the civil aviation sector; • Subsidiaries or companies subject to significant influence on the part of the Ministry of Economy and Finance, including relations with Ferrovie dello Stato for the supply of ETR 700 trains and the revamping of coaches, whose values for 2022 were lower than €mil. 10, with CDP for supplies to subsidiary Fincantieri and with ENAV for the supply of systems and software components for flight assistance. Costs related to those to Joint Ventures, as well as to companies: • Eurofighter Jagdflugzeug GmbH and Gulf System Logistic Services Company W.L.L. for operations within the EFA/Kuwait programme; the increase in costs to Eurofighter in the comparative period was due to the delivery of major components and spare parts of aircraft intended for the Kuwait customer while the increase in costs to Gulf reflects the invoicing for the completion of infrastructures; • Elettronica Spa for the support to the fleet of EFA vehicles; • Subsidiaries or companies subject to significant influence by the Ministry of Economy and Finance, including those to Enel. 37. FINANCIAL RISK MANAGEMENT The Leonardo Group is exposed to financial risks associated with its operations, specifically related to these types of risks: • interest-rate risks, related to the Group’s financial exposure; • exchange-rate risks, related to operations in currencies other than the reporting currency; • liquidity risks, relating to the availability of financial resources and access to the credit market; • credit risks, resulting from normal commercial transactions or financing activities. Leonardo carefully and specifically follows each of these financial risks, with the objective of promptly minimising them, even using hedging derivatives. The sections below provide an analysis, conducted through sensitivity analysis, of the potential impact on the final results deriving from assumed fluctuations in reference parameters. As required by IFRS 7, these analyses are based on simplified scenarios applied to the final results of the reference periods and, by their own nature, they cannot be considered as indicators of the actual effects of future changes in reference parameters with different financial statements and market conditions, and cannot reflect the inter-relations and the complexity of reference markets. Interest rate risk The Leonardo Group is exposed to interest rate risk on borrowings. The management of interest rate risk is consistent with the long-standing practice of reducing the risk of fluctuations in interest rates while seeking to minimise related borrowing costs.

Consolidated Financial Statements at 31 December 2022

In this regard, it should be noted that borrowings at 31 December 2022, equal to €mil. 4,613, included the value of lease liabilities equal to €mil. 570 and payables to related parties.

The amount of fixed-rate borrowings from banking and lending institutions (excluding lease liabilities and loans and borrowings with Group's companies), also through the use of hedging instruments, amounts to about 70%, and, consequently, the floating-rate percentage is around 30%. At the date of these financial statements, the cost of debt came to about 3.0% p.a., with a residual average life of about 3.3 years.

At 31 December 2022, the transactions were the following:

- options for €mil. 200 (CAP at 4.20% and Knock out at 5.60% in relation to the 6-month Euribor interest rate), originally purchased in order to partially cover the bond issue due 2025.
- floating/fixed interest rate swap for €mil. 300 relating to the EIB loan in the same amount, which guarantees a fixed rate of 1.82% on the loan.

The detail of the main outstanding interest-rate swaps is as follows:

| | Notional | | Underlying (maturity) | Fair value 01.01.2021 | Changes | | | Fair value 31.12.2021 |
|---|---|---|---|---|---|---|---|---|
| | 2020 | 2021 | | | Income | Expenses | CFH Reserve | |
| Options | 200 | 200 | Bond 2025 | (2) | 1 | | | (1) |
| IRS fixed/floating/fixed | 300 | 300 | BEI | (24) | | | 11 | (13) |
| **Total notional** | **500** | **500** | | **(26)** | **1** | **-** | **11** | **(14)** |

| | Notional | | Underlying (maturity) | Fair value 01.01.2022 | Changes | | | Fair value 31.12.2022 |
|---|---|---|---|---|---|---|---|---|
| | 2021 | 2022 | | | Income | Expenses | CFH Reserve | |
| Options | 200 | 200 | Bond 2025 | (1) | - | | | (1) |
| IRS floating/fixed | 300 | 300 | BEI | (13) | | | 43 | 30 |
| **Total notional** | **500** | **500** | | **(14)** | **-** | **-** | **43** | **29** |

The table below shows the effects of the sensitivity analysis deriving from the 50-basis-point shift in the interest-rate at the reporting date:

| **Effect of shift of interest rate curve** | 31 December 2021 | | 31 December 2022 | |
|---|---|---|---|---|
| | Increase of 50 bps | Decrease of 50 bps | Increase of 50 bps | Decrease of 50 bps |
| Net result | (3) | 4 | (3) | 3 |
| Equity (*) | 3 | (2) | 1 | (1) |

(*) Defined as sum of earnings and cash-flow hedge reserve

## Exchange rate risk

*Transaction risk*

Due to its commercial operations, the Group's companies are exposed to the risk of fluctuations in the currencies related to those cases in which orders, revenue and costs are expressed in currencies other than the functional one used in the financial statements (specifically, US dollars and, to a lesser extent, the pound sterling).

Exchange rate risk management is governed by the directive in force within the Group. The purpose of the directive is to standardise management criteria based on industrial-not-speculative strategies so as to contain risks within specific limits by carefully and constantly assessing all foreign currency transaction positions. The

261

Consolidated Financial Statements at 31 December 2022

methodology adopted calls for the systematic hedging of commercial cash flows resulting from the assumption of contractual commitments that are certain or highly probable as either buyer or seller, thereby ensuring current exchange rates at the date of acquisition of multi-year contracts and neutralising the effects of exchange-rate fluctuations. As a result, contracts for purchases or sales denominated in a currency different from the functional currency are hedged using forward contracts of amounts, maturities, and key parameters that are similar to the underlying position. The Group defines the existence of an economic relationship between the hedging instrument and the hedged item on the basis of the currency, amounts and respective cash flows and assesses whether the derivative designated in each hedging relationship will be and has been effective in offsetting changes in the cash flows of the hedged item. In the event that, due to their nature or following events that entail their ineffectiveness, derivative instruments held in the portfolio should be found to no longer be a hedge, the fair value of the instrument is recognised through profit and loss according to accounting principles. In the event the designation of the instrument as a hedge should continue to be supported, the cash-flow hedge accounting method of recognition is adopted (Note 4.3).

Leonardo carries out these transactions with banks in its own interest and of Group companies.

At 31 December 2022 the Leonardo Group had outstanding foreign exchange transactions totalling €mil. 8,057 (notional amount). Overall, the average EUR/USD dollar exchange rate for hedging purposes is 1.091 on sales and about 1.14 on purchases.

| | Notional | | | Fair value 01.01.2021 | Changes | | | | Fair value 31.12.2021 |
|---|---|---|---|---|---|---|---|---|---|
| | Sales | Purchases | Total | | Discontinued operation | Income | Expenses | CFH Reserve | |
| Swap and forward transactions | 5,807 | 4,039 | 9,846 | 76 | | 20 | (27) | (108) | (39) |

| | Notional | | | Fair value 01.01.2022 | Changes | | | | Fair value 31.12.2022 |
|---|---|---|---|---|---|---|---|---|---|
| | Sales | Purchases | Total | | Discontinued operation | Income | Expenses | CFH Reserve | |
| Swap and forward transactions | 5,361 | 2,696 | 8,057 | (39) | | 26 | (7) | (81) | (101) |

The table below shows the expected due dates of receipts and payments related to derivative instruments broken down by main currencies:

| | 31 December 2021 | | | | 31 December 2022 | | | |
|---|---|---|---|---|---|---|---|---|
| | Notional Receipts | | Notional Payments | | Notional Receipts | | Notional Payments | |
| | USD | GBP | USD | GBP | USD | GBP | USD | GBP |
| ***Cash-flow and fair-value hedges*** | | | | | | | | |
| Within 1 year | 1,456 | 11 | 716 | 935 | 1,581 | 8 | 656 | 1,108 |
| 2 to 3 years | 1,695 | - | 532 | 146 | 2,240 | - | 513 | 56 |
| 4 to 9 years | 351 | - | 43 | - | 252 | - | 75 | 15 |
| **Total** | 3,502 | 11 | 1,291 | 1,081 | 4,073 | 8 | 1,244 | 1,179 |
| ***Hedging transactions which cannot be classified as hedging transactions*** | 752 | 2 | 746 | 2 | 211 | 4 | 211 | 4 |
| **Total transactions** | **4,254** | **13** | **2,037** | **1,083** | **4,284** | **12** | **1,455** | **1,183** |

The table below shows the effects of the sensitivity analysis carried out on the change in the exchange rates of the euro against the US dollar (USD) and the pound sterling (GBP) and, assuming a +/-5% change in the

262

Consolidated Financial Statements at 31 December 2022

euro/US dollar exchange rate and the euro/pound sterling exchange rate compared with the reference rates at 31 December 2022 and at 31 December 2021.

| | 31 December 2021 | | | | 31 December 2022 | | | |
|---|---|---|---|---|---|---|---|---|
| | Effect of change in the €/GBP rate | | Effect of change in the €/USD rate | | Effect of change in the €/GBP rate | | Effect of change in the €/USD rate | |
| | Increase of 50 bps | Decrease of 50 bps | Increase of 50 bps | Decrease of 50 bps | Increase of 50 bps | Decrease of 50 bps | Increase of 50 bps | Decrease of 50 bps |
| Net result | (2) | 2 | (5) | 4 | (3) | 4 | 3 | (4) |
| Equity (*) | (8) | 9 | 45 | (52) | (9) | 10 | 88 | (98) |

(*) *Defined as sum of earnings and cash flow hedge reserve*

<u>*Translation risk*</u>

The Group is exposed to "translation risk", i.e. the risk that assets, liabilities and results in consolidated companies whose reporting currency is not the euro (mainly USD and GBP) can have different values in euros depending on the performance of exchange rates, which affect the equity reserve named "Translation reserve" (Note 20) and results of operations. It should be noted that Leonardo does not hedge translation risk relating to its own equity investments, the most important of which are in the USA and in the UK.

Leonardo UK Ltd., which is Leonardo's main equity holding in the UK had a positive net financial position which is transferred to Leonardo through cash pooling arrangements. Leonardo systematically hedges this exposure through exchange-rate derivatives recognised as fair value hedges. As a result, even though the Group has no economic exposure, it is subject to balance-sheet volatility directly impacting the amount of Group net debt, which is affected by the realigning payables/receivables in foreign currency from third parties or, similarly, by the cash effects deriving from the renewal of hedges.

The effects on the equity of the Group, broken down by the main currencies, are reported in Note 20.

**Liquidity risk**

The Group is exposed to the risk of not being able to finance the prospective requirements deriving from its usual business and investment operations, as well as those connected with the volatility of the relevant markets and with operations linked to commercial contracts for which there is the risk of renegotiation or cancellation. Furthermore, there is the risk of not being able to repay or refinance debts at the expiry dates.

In order to face these risks the Leonardo Group had at its disposal, for financing its operations, at 31 December 2022:

- the cash and cash equivalents of €mil.1,511 generated at 31 December 2022 related to Leonardo S.p.a. (€mil. 1,040) and to Group companies that, for different reasons, do not fall within the scope of the cash pooling system (€mil. 438), in addition to temporarily available cash amounts of the companies falling, directly or indirectly, within the scope of the cash pooling, as well as to deposits made for different reasons;
- an ESG-linked Revolving Credit Facility (RCF), available to Leonardo S.p.a., amounting to €bil. 2.4, comprising a 5-year tranche of €bil. 1.8 expiring in September 2026 and a 3-year tranche of €mil. 600 expiring in September 2024. Both the RCF tranches had been entirely unused at 31 December 2022;
- a Sustainability-Linked loan of €mil. 260 with the European Investment Bank (EIB) (entirely unused at 31 December 2022);
- uncommitted bank credit lines totalling €mil. 810 (entirely unused at 31 December 2022);

263

Consolidated Financial Statements at 31 December 2022

- an EMTN (Euro Medium Term Notes) Programme, out of which all the bonds of Leonardo S.p.a. were issued, which are currently in place on the Euromarket and which was still available at 31 December 2022 for a total nominal amount of €mil. 2,400 compared to a total amount of €mil. 4,000 under the programme;
- a Framework Programme for the issuance of Multi-Currency Commercial Paper on the European market, for a maximum amount of €bil. 1, which was entirely unused at 31 December 2022;
- a RCF available to Leonardo DRS amounting to USDmil. 275, which was also entirely unused at 31 December 2022;
- short-term credit lines subject to revocation in US dollars, available to subsidiary Leonardo US Holding LLC and guaranteed by Leonardo S.p.a., for an overall countervalue of €mil. 178, used at 31 December 2022 for an overall countervalue of €mil. 38;
- unconfirmed lines of credit for guarantees for a total amount of €mil. 9,678, of which an amount of €mil. 2,513 was available at 31 December 2022.

## Credit risk

The Group is exposed to credit risk, which is defined as the probability of an insolvency with respect to a credit position with commercial and financial counterparties.

Regarding commercial transactions, the most significant programmes are made with public sector contractors or contractors belonging to public institutions, mainly in the Euro area, in the UK, the US and the Middle East. The risks associated with the counterparty, for contracts with countries for which there are no usual commercial relations, are analysed and valued at the time of the offer in order to mitigate insolvency risks, if any. While solvency is guaranteed with public-entity customers, it can entail an extension of the collection times than for other business sectors, creating outstanding credit positions and the subsequent need, in some cases, for transactions to convert the receivables into cash. When requested to do so, the Group hedges against potential defaults of its customers by entering into insurance policies with leading Export Credit Agencies (ECAs) internationally and with major Italian agencies (e.g. SACE).

The types of contracts entered into by the Group often provide for sizeable retention money possibly withheld by customers, as well as back-to-back clauses in case of sub-supplies. All this may inherently extend the times for collection of outstanding receivables.

Furthermore, the Group operates in markets which are or have been recently affected by geopolitical or financial tensions. In particular, with reference to the situation at 31 December 2022, we note the following relations with countries exposed to credit risk according to the international institutions (SACE):

| €mil. | Zambia | Turchia | Pakistan | Turkmenistan | Angola | Other | Total |
|---|---|---|---|---|---|---|---|
| Asset | - | 113 | 73 | 13 | 109 | 43 | 351 |
| Liabilities | (12) | (137) | (35) | (1) | (126) | (60) | (371) |
| Net exposure | **(12)** | **(24)** | **38** | **12** | **(17)** | **(17)** | **(20)** |

As at 31 December 2022, the countries identified by SACE as countries at risk also included Russia and Ukraine to which - as indicated in Note 7 to which reference should be made - the Group has no balance sheet exposures.

264

Consolidated Financial Statements at 31 December 2022 265 Finally, the receivables related to certain existing contracts, might not be paid, renegotiated or written off. The table below summarises trade receivables, with most of the balance claimed, as indicated, from public- sector contractors or contractors belonging to public institutions: (€ billions) 31 December 2021 31 December 2022 Portion due 1.2 1.0 - of which: for more than 12 months 0.4 0.3 Portion not yet due 2.0 2.3 Total trade receivables 3.2 3.3 A part of the portion due is offset by a liability, in relation to payable items or provisions for risks on any net excesses. Loans and receivables, amounting to €mil. 118 (€mil. 75 at 31 December 2021) include €mil. 13 (€mil. 14 at 31 December 2021) classified as “non-current” and consequently excluded from the net financial position. Loans and receivables are broken down in the table below: 31 December 2021 31 December 2022 Loans and receivables from related parties 13 13 Other loans and receivables 1 - Non-current loans and receivables 14 13 Loans and receivables from related parties 45 56 Other loans and receivables 16 49 Current loans and receivables 61 105 Total loans and receivables 75 118 Both the main trade and financial receivables are impaired based on their probability of default or individually in case of particular situations. Vice versa, for receivables that are not impaired individually, impairment provisions are accrued, using historical series, statistical data and probability of default on an aggregate basis also supported by qualitative analyses. During the year, receivables were assigned without recourse for a total volume of €mil. 404 (€mil. 747 in 2021). The amount of the assignments is lower than the previous year's figure as a result of the further streamlining of working capital management processes, which enabled, despite the continuation of emergency situations of various kinds, to further improve the dynamics underlying the realisation of collection flows. Classification of financial assets and liabilities The table below shows the fair value hierarchy for the financial assets and liabilities of the Group measured at fair value. The fair value of derivatives (classified under other current assets and liabilities) and of current securities is determined on the basis of measurement techniques which consider directly observable market inputs (the so-called “Level 2”). The fair value of the earn-out linked to the acquisition of Kopter was determined on the basis of measurement techniques which do not consider directly observable market inputs (the so-called “Level 3”), by discounting back the estimate of the variable amounts payable on the basis of the commercial performance of the programme.

Consolidated Financial Statements at 31 December 2022

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | Level 2 | Level 3 | Total | Level 2 | Level 3 | Total |
| Other non-current assets | - | - | - | - | - | - |
| Other current assets | 108 | - | 108 | 224 | - | 224 |
| Other non-current liabilities | - | 17 | 17 | | 17 | 17 |
| Other current liabilities | 161 | - | 161 | 296 | - | 296 |

The total fair value of pension plan assets amounted to €mil. 2,280 (€mil. 4,001 at 31 December 2021), classified under non-current assets and deducted from Employee benefits.

## 38. REMUNERATION TO KEY MANAGEMENT PERSONNEL

Remuneration paid to persons who have strategic power and responsibility of Leonardo S.p.a. amounted to €mil. 12 (€mil. 10 at 31 December 2021).

Remuneration paid to Directors, excluding managers with strategic responsibility, amounted to €mil. 2 (€mil. 2 in 2021). This figure includes fees and other compensation, pensions and other benefits, including the portion borne by the Company.

## 39. INFORMATION ON THE IMPACT OF CLIMATE CHANGE

Leonardo is committed to reducing climate altering emissions, mitigating the risks associated with climate change and promoting the transition to a low-carbon economy, above all through research and the implementation of innovative solutions. The decarbonization strategy aims not only to reduce emissions related to industrial processes (operations) but also those generated by suppliers and customers through the use of Leonardo's products and services (Scope 3 emissions).

In the development of products and services, Leonardo uses materials, processes, and technologies that limit energy consumption and help reduce greenhouse gas emissions. In fact, Leonardo makes aircraft that consume less fossil fuel through the use of lighter materials and have lower energy requirements, virtual training systems that reduce real flight hours, and air, urban, and maritime traffic optimization systems that make aviation and transport more environmentally sustainable. Leonardo also participates in the research and development of advanced low-impact solutions promoted by major national and European initiatives, benefiting from both risk sharing and reduced research costs and time to market, including Clean Aviation and Sesar 3.

At the same time, Leonardo has launched specific training and support programmes for sustainability planning and reporting for suppliers in order to accelerate the path to decarbonization along the entire supply chain.

In order to reduce emissions from its operations, Leonardo has launched initiatives, including the investment programme for energy self-production from renewable sources (photovoltaics), the extension of LED lighting, the upgrading of buildings to increase their eco-efficiency, modifications to the production process to replace SF6 greenhouse gases, and the LPS programme that provides a management model for improving efficiency of operations.

In order to highlight the commitment to decarbonization, in November 2022 Leonardo presented its commitment to the Science Based Target initiative (SBTi). SBTi supports companies in their decarbonization ambition by providing tools, guidance and criteria for setting targets that are in line with the goal of limiting

266

Consolidated Financial Statements at 31 December 2022 267 temperature increase to 1.5°C, as defined by the 2015 Paris Agreements. Setting targets according to the SBTi methodology will ensure that it bases its decarbonization ambition on a scientific basis and expands its commitment to carbon footprint reduction to include indirect Scope 3 emissions. The above initiatives are integrated into the Group's business plan. For further details, please refer to the Report on Operations (sections "Planet" and "Prosperity" and "Governance"). As previously point out, the Group's business plans have been prepared considering, in addition to further investments linked to the search for innovative solutions in the field of sustainable business, also the prospective aspects and impacts linked to climate change. Based on the above the Group does not expect any significant financial impact. 40. SHARE-BASED PAYMENTS In order to implement an incentive and retention system for the Group’s employees and associates, starting from 2015 Leonardo adopted incentive plans which provide for the assignment of Leonardo shares, subject to assessing the attainment of pre-set business targets. These shares will be awarded to the beneficiaries at the end of the vesting period, provided that they have met the condition of being still employed with the company. The cost recognised in the income statement for the share incentive plans amounted in 2022 to €mil. 10 (€mil. 9 in 2021). With specific regard to the current Long-Term Incentive Plans, the fair value used to measure the portion linked to the performance indicators (Group Net Debt, ROS and starting from the three-year cycle 2021-2023 the Sustainability indicators) was equal to €11.04 (value of Leonardo shares at the grant date of 31 July 2019) with reference to the three-year cycle 2019-2021, € 5.41 (value of Leonardo shares at the grant date of 31 July 2020) with reference to the three-year cycle 2020-2022, € 6.788 (value of Leonardo shares at the grant date of 31 July 2021) with reference to the three-year cycle 2021-2023 and € 9.15 ( value of Leonardo shares at the grant date of 31 July 2022) with reference to the three-year cycle 2022-2024. Vice versa, the award of the remaining of the shares depends upon market conditions which affect the determination of the fair value (“adjusted fair value”). The adjusted fair value, calculated using the “Monte Carlo” method in order to simulate the possible performance of the stock and of the other companies within the basket, was equal to €6.72 with reference to the three-year cycle 2019-2021, €1.73 with reference to the three-year cycle 2020-2022, €3.7 with reference to the three-year cycle 2021-2023 and €6.4 with reference to the three-year cycle 2022-2024.

Consolidated Financial Statements at 31 December 2022 268 The input data used to calculate the adjusted fair value were: • the stock price at the grant date; − the average share price in the three months preceding the performance period; • the risk-free interest rate based on the zero-coupon yield curve in 36 months; − the expected volatility of the price of Leonardo shares and of the shares of the other companies within the basket based on time series in the 36 months prior to the grant date; • correlation coefficients between Leonardo and the other companies within the basket on the basis of logarithms of the daily performance of the stocks in the 36 months prior to the grant date; − dividend distribution forecasts on a historical basis. During 2022 no shares were awarded under the long-term incentive plan (no. 133,560 shares in 2021). For the Board of Directors The Chairman (Luciano Carta)

Consolidated Financial Statements at 31 December 2022 269 ATTACHMENTS Attachment: Disclosure ex-lege 124/2017 In accordance with the provisions of Article 1, paragraphs 125-126, of Law 124 of 4 August 2017, information on grants received from public administrations and granted by the Group is provided below. Grants received Worth noting are the provisions of Law no. 124/2017 imposing disclosure obligations on those entities carrying out the activity referred to in article 2195 of the Italian Civil Code in relation to sums which are not of a general nature and do not consist of fees, remuneration or compensation received from public administrations or similar entities. Excluded from such scope are any grant consisting of a consideration for the Group's services and any grant deriving from bilateral financial relationships, which are peculiar to the Group's business, as well as any general measure that falls within the broader general structure of the reference system defined by the State (among others, Law 237/1993, Law 297/1999, Development Contracts and Regional Operational Programme, Law 808/1985, Regional Laws and National Operational Programmes), the effects of which are described in the notes to the Consolidated Financial Statements, based on the accounting standards adopted in the preparation of said accounts that can be used by all sector businesses, as well as grants received for continuing professional development from interprofessional funds. The Group has not received grants falling within the framework of those referred to in article 1, para. 125, of Law 124/2017. It should also be noted that the transparency of State aid for which there is a publication obligation is protected by their publication in the National Register of State Aids referred to in Article no. 52 of Law 234 of 24 December 2012. Grants disbursed As a publicly traded company, Leonardo S.p.A. is not subject to the obligations under Article 1, para. 126, in accordance with Article 2-bis, para. 2, letter b) of Legislative Decree 33/2013. There are no grants disbursed by Leonardo S.p.A. and its Italian subsidiaries in the form of donations or disbursements that do not consist of a consideration for services received, not even in the form of a return in terms of image.

Consolidated Financial Statements at 31 December 2022 270 Attachment: scope of consolidation

Consolidated Financial Statements at 31 December 2022

**List of companies consolidated on a line-by-line basis (amounts in currency)**

| N. | Company name | Registered office | Partecipating company | Currency | Share capital | % Group ownership Direct | % Group ownership Indirect | % Group shareholding |
|---|---|---|---|---|---|---|---|---|
| 1 | 3083683 NOVA SCOTIA LIMITED | Halifax, Nova Scotia (Canada) | ENGINEERED SUPPORT SYSTEMS INC | CAD | - | | 100 | 80.90 |
| 2 | AGUSTAWESTLAND INDIA PRIVATE LTD (IN LIQ.) | New Delhi (India) | AGUSTAWESTLAND SPA<br>AGUSTAWESTLAND LTD | INR | 11,519,450 | | 100 | 100 |
| 3 | AGUSTAWESTLAND INTERNATIONAL LTD | Yeovil, Somerset (UK) | AGUSTAWESTLAND SPA<br>AGUSTAWESTLAND LTD | GBP | 511,000 | | 100 | 100 |
| 4 | AGUSTAWESTLAND LTD | Yeovil, Somerset (UK) | LEONARDO UK LTD | GBP | 1,520,304 | | 100 | 100 |
| 5 | AGUSTAWESTLAND PHILADELPHIA CO | Wilmington, Delaware (USA) | LEONARDO US CORPORATION | USD | 20,000,000 | | 100 | 100 |
| 6 | AGUSTAWESTLAND SPA | Rome | LEONARDO PARTECIPAZIONI SPA | EUR | 120,000 | | 100 | 100 |
| 7 | ALEA SRL | Polcenigo (Pordenone) | LEONARDO SPA | EUR | 120,000 | 69.97 | | 69.97 |
| 8 | ALENIA AERMACCHI SPA | Rome | LEONARDO PARTECIPAZIONI SPA | EUR | 120,000 | | 100 | 100 |
| 9 | ANSALDOBREDA SPA | Rome | LEONARDO SPA | EUR | 10,000,000 | 100 | | 100 |
| 10 | DAYLIGHT DEFENCE LLC | Wilmington, Delaware (USA) | DAYLIGHT SOLUTIONS INC | USD | - | | 100 | 80.90 |
| 11 | DAYLIGHT SOLUTIONS INC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 12 | DISPOSITIVI PROTEZIONE INDIVIDUALE D.P.I. SRL | Rome | LARIMART SPA | EUR | 309,600 | | 77.92 | 46.75 |
| 13 | DRS ADVANCED ISR LLC | Wilmington, Delaware (USA) | DRS DEFENSE SOLUTIONS LLC | USD | - | | 100 | 80.90 |
| 14 | DRS DEFENSE SOLUTIONS LLC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | - | | 100 | 80.90 |
| 15 | DRS ENVIRONMENTAL SYSTEMS INC | Wilmington, Delaware (USA) | ENGINEERED SUPPORT SYSTEMS INC | USD | 2 | | 100 | 80.90 |
| 16 | DRS HOMELAND SECURITY SOLUTIONS INC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 17 | DRS INTERNATIONAL INC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 18 | DRS NAVAL POWER SYSTEMS INC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 19 | DRS NETWORK & IMAGING SYSTEMS LLC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | - | | 100 | 80.90 |
| 20 | DRS SIGNAL SOLUTIONS INC | Wilmington, Delaware (USA) | DRS DEFENSE SOLUTIONS LLC | USD | 10 | | 100 | 80.90 |
| 21 | DRS SURVEILLANCE SUPPORT SYSTEMS INC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 22 | DRS SUSTAINMENT SYSTEMS INC | Wilmington, Delaware (USA) | ENGINEERED SUPPORT SYSTEMS INC | USD | 1,000 | | 100 | 80.90 |
| 23 | DRS SYSTEMS MANAGEMENT LLC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 24 | DRS SYSTEMS INC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 25 | DRS RADA TECHNOLOGIES LTD | Netanya (Israele) | LEONARDO DRS INC | ILS | 1,491,527 | | 100 | 80.90 |
| 26 | DRS TECHNOLOGIES CANADA INC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 27 | DRS TECHNOLOGIES CANADA LTD | Kanata, Ontario (Canada) | DRS TECHNOLOGIES CANADA INC | CAD | 100 | | 100 | 80.90 |
| 28 | DRS TECHNOLOGIES SAUDI ARABIA LLC | Riyadh (Saudi Arabia) | LEONARDO DRS INC | SAR | 2,000,000 | | 49 | 39.64 |
| 29 | DRS TECHNOLOGIES UK LIMITED | Yeovil, Somerset (UK) | LEONARDO UK LTD | GBP | 1 | | 100 | 100 |
| 30 | DRS TRAINING & CONTROL SYSTEMS LLC | Tallahassee, Florida (USA) | DRS DEFENSE SOLUTIONS LLC | USD | 510 | | 100 | 80.90 |
| 31 | DRS UNMANNED TECHNOLOGIES INC | Wilmington, Delaware (USA) | DRS TRAINING & CONTROL SYSTEMS LLC | USD | 1 | | 100 | 80.90 |
| 32 | ENGINEERED COIL COMPANY | Jefferson City, Missouri (USA) | ENGINEERED SUPPORT SYSTEMS INC | USD | 1,000 | | 100 | 80.90 |
| 33 | ENGINEERED SUPPORT SYSTEMS INC | Jefferson City, Missouri (USA) | LEONARDO DRS INC | USD | 1 | | 100 | 80.90 |
| 34 | ESSI RESOURCES LLC | Frankfort, Kentucky (USA) | DRS SUSTAINMENT SYSTEMS INC | USD | - | | 100 | 80.90 |
| 35 | KOPTER GERMANY GMBH | Höhenkirchen-Siegertsbrunn (Germany) | KOPTER GROUP AG | EUR | 25,000 | | 100 | 100 |
| 36 | KOPTER GROUP AG | Mollis, North Glarus (Switzerland) | LEONARDO SPA | CHF | 32,000,000 | 100 | | 100 |
| 37 | LARIMART SPA | Rome | LEONARDO SPA | EUR | 2,500,000 | 60 | | 60 |
| 38 | LAUREL TECHNOLOGIES PARTNERSHIP | Wilmington, Delaware (USA) | DRS SYSTEMS MANAGEMENT LLC<br>DRS SIGNAL SOLUTIONS INC | USD | - | | 100 | 80.90 |
| 39 | LEONARDO AUSTRALIA PTY LTD | Essendon, Victoria (Australia) | LEONARDO INTERNATIONAL SPA | AUD | 8,366,301 | | 100 | 100 |
| 40 | LEONARDO BELGIUM SA | Grace Hollogne (Belgium) | LEONARDO INTERNATIONAL SPA<br>SELEX ES INTERNATIONAL LTD | EUR | 500,000 | | 100 | 100 |
| 41 | LEONARDO CAE ADVANCED JET TRAINING SRL | Villasor (Cagliari) | LEONARDO SPA | EUR | 49,040,000 | 50 | | 50 |
| 42 | LEONARDO DO BRASIL LTDA | Itapevi (Brasile) | LEONARDO INTERNATIONAL SPA<br>SELEX ES INTERNATIONAL LTD | BRL | 48,241,788 | | 100 | 100 |
| 43 | LEONARDO DRS INC | Wilmington, Delaware (USA) | LEONARDO US HOLDING LLC | USD | 1 | | 80.90 | 80.90 |
| 44 | LEONARDO ELECTRONICS US INC | Wilmington, Delaware (USA) | LEONARDO UK LTD | USD | 32,750,000 | | 100 | 100 |
| 45 | LEONARDO FOR AVIATION SERVICES (SPC) | Kuwait City (Kuwait) | LEONARDO SPA | KWD | 300,000 | 100 | | 100 |
| 46 | LEONARDO GERMANY GMBH | Neuss (Germany) | LEONARDO INTERNATIONAL SPA<br>SELEX ES INTERNATIONAL LTD | EUR | 2,500,000 | | 100 | 100 |
| 47 | LEONARDO GLOBAL SOLUTIONS SPA | Rome | LEONARDO SPA | EUR | 51,000,000 | 100 | | 100 |
| 48 | LEONARDO HELICOPTERS USA INC | Wilmington, Delaware (USA) | AGUSTAWESTLAND PHILADELPHIA CO | USD | - | | 100 | 100 |
| 49 | LEONARDO HISPANIA SAU | Loriguilla, Valencia (Spain) | LEONARDO INTERNATIONAL SPA | EUR | 5,189,019 | | 100 | 100 |
| 50 | LEONARDO INTERNATIONAL SPA | Rome | LEONARDO SPA | EUR | 1,000,000 | 100 | | 100 |
| 51 | LEONARDO LOGISTICS SPA | Rome | LEONARDO GLOBAL SOLUTIONS SPA | EUR | 100,000 | | 100 | 100 |
| 52 | LEONARDO MALAYSIA SDN BHD | Kuala Lumpur (Malaysia) | LEONARDO INTERNATIONAL SPA | MYR | 2,500,000 | | 100 | 100 |
| 53 | LEONARDO PARTECIPAZIONI SPA | Rome | LEONARDO SPA | EUR | 1,000,000 | 100 | | 100 |
| 54 | LEONARDO PORTUGAL SA | Porto Salvo Oeiras (Portogallo) | LEONARDO INTERNATIONAL SPA | EUR | 100,000 | | 100 | 100 |
| 55 | LEONARDO ROMANIA AEROSPACE, DEFENCE & SECURITY SA | Ploiesti (Romania) | LEONARDO INTERNATIONAL SPA<br>SELEX ES INTERNATIONAL LTD | RON | 10,847,960 | | 100 | 100 |

271

Consolidated Financial Statements at 31 December 2022

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 56 | LEONARDO SAUDI LTD | Riyadh (Saudi Arabia) | LEONARDO UK LTD<br>SELEX ES (PROJECTS) LTD | SAR | 500,000 | | 100 | 100 |
| 57 | LEONARDO SOUTH AFRICA (PTY) LTD | Pretoria (Sud Africa) | LEONARDO INTERNATIONAL SPA | ZAR | 1,500 | | 100 | 100 |
| 58 | LEONARDO TECHNOLOGIES & SERVICES LTD | Nairobi (Kenya) | LEONARDO INTERNATIONAL SPA | KES | 109,600,000 | | 100 | 100 |
| 59 | LEONARDO TURKEI HAVACILIK SAVUNMA VE GUVENLIK SISTEMLERI AS | Ankara (Turkey) | LEONARDO INTERNATIONAL SPA<br>SELEX ES INTERNATIONAL LTD | TRY | 79,557,009 | | 100 | 100 |
| 60 | LEONARDO UK LTD | London (UK) | LEONARDO SPA | GBP | 314,500,100 | 100 | | 100 |
| 61 | LEONARDO US AIRCRAFT INC | Wilmington, Delaware (USA) | LEONARDO US CORPORATION | USD | 44 | | 100 | 100 |
| 62 | LEONARDO US CORPORATION | Wilmington, Delaware (USA) | LEONARDO US HOLDING LLC | USD | 10 | | 100 | 100 |
| 63 | LEONARDO US HOLDING LLC | Wilmington, Delaware (USA) | LEONARDO SPA<br>LEONARDO INTERNATIONAL SPA | USD | 10 | 53 | 47 | 100 |
| 64 | OTO MELARA NORTH AMERICA LLC | Wilmington, Delaware (USA) | LEONARDO DRS INC | USD | - | | 100 | 80.90 |
| 65 | PARTECH SYSTEMS PTY LTD | Yerriyong (Australia) | LEONARDO AUSTRALIA PTY LTD | AUD | 330 | | 100 | 100 |
| 66 | PIVOTAL POWER INC | Halifax, Nova Scotia (Canada) | 3083683 NOVA SCOTIA LIMITED | CAD | - | | 100 | 80.90 |
| 67 | PRECISION AVIATION PROPERTY PTY LTD | Pretoria (Sud Africa) | LEONARDO SOUTH AFRICA (PTY) LTD | ZAR | 100 | | 100 | 100 |
| 68 | PRECISION AVIATION TRAINING ACADEMY PTY LTD | Pretoria (Sud Africa) | LEONARDO SOUTH AFRICA (PTY) LTD | ZAR | 1,000 | | 100 | 100 |
| 69 | RADA INNOVATIONS LLC | Delaware (USA) | RADA SENSORS INC | USD | 1 | | 100 | 80.90 |
| 70 | RADA SENSORS INC | Delaware (USA) | DRS RADA TECHNOLOGIES LTD | USD | 100 | | 100 | 80.90 |
| 71 | RADA TECHNOLOGIES LLC | Delaware (USA) | RADA SENSORS INC | USD | 1 | | 100 | 80.90 |
| 72 | RADA USA LLC | Delaware (USA) | RADA SENSORS INC | USD | 1 | | 100 | 80.90 |
| 73 | REGIONALNY PARK PRZEMYSLOWY SWIDNIK SP Z O.O | Swidnik (Poland) | PZL-SWIDNIK SA | PLN | 7,072,000 | | 73.88 | 73.88 |
| 74 | SELEX ELSAG LTD | Basildon, Essex (UK) | LEONARDO UK LTD | GBP | 25,800,100 | | 100 | 100 |
| 75 | SELEX ES AUSTRALIA PTY LTD | Melbourne (Australia) | LEONARDO INTERNATIONAL SPA | AUD | 500,000 | | 100 | 100 |
| 76 | SELEX ES INC | Wilmington, Delaware (USA) | LEONARDO INTERNATIONAL SPA | USD | 1 | | 100 | 100 |
| 77 | SELEX ES INTERNATIONAL LTD | Basildon, Essex (UK) | LEONARDO SPA | GBP | 100 | 100 | | 100 |
| 78 | SELEX ES MALAYSIA SDN BHD | Kuala Lumpur (Malaysia) | LEONARDO INTERNATIONAL SPA | MYR | 500,000 | | 100 | 100 |
| 79 | SELEX ES SPA (IN LIQ.) | Rome | LEONARDO PARTECIPAZIONI SPA | EUR | 120,000 | | 100 | 100 |
| 80 | T - S HOLDING CORPORATION | Austin, Texas (USA) | TECH-SYM LLC | USD | 280,000 | | 100 | 80.90 |
| 81 | TECH-SYM LLC | Carson City, Nevada (USA) | LEONARDO DRS INC | USD | 10 | | 100 | 80.90 |
| 82 | TTI TACTICAL TECHNOLOGIES INC | Ottawa, Ontario (Canada) | LEONARDO UK LTD | CAD | 2,500,001 | | 100 | 100 |
| 83 | UTM SYSTEMS & SERVICES SRL | Rome | LEONARDO SPA<br>TELESPAZIO SPA | EUR | 6,620,000 | 66.67 | 33.33 | 89 |
| 84 | VEGA DEUTSCHLAND GMBH | Cologne (Germany) | SELEX ES SPA | EUR | 25,700 | | 100 | 100 |
| 85 | WYTWORNIA SPRZETU KOMUNIKACYJNEGO ``PZL-SWIDNIK`` SPOLKA AKCYJNA | Swidnik (Poland) | LEONARDO SPA | PLN | 137,401,350 | 100 | | 100 |

272

Consolidated Financial Statements at 31 December 2022

**List of companies consolidated using the equity method (amounts in currency)**

| N. | Company name | Registered office | Partecipating company | Currency | Share capital | % Group ownership Direct | % Group ownership Indirect | % Group shareholding |
|---|---|---|---|---|---|---|---|---|
| 1 | ADVANCED AIR TRAFFIC SYSTEMS SDN BHD | Shah Alam (Malaysia) | SELEX ES INTERNATIONAL LTD | MYR | 10,000,000 | | 30 | 30 |
| 2 | AGUSTAWESTLAND AVIATION SERVICES LLC | Abu Dhabi (United Arab Emirates) | LEONARDO SPA | AED | 58,010,000 | 30 | | 30 |
| 3 | AIRBUS TELESPAZIO CAPACITY OPERATOR SAS | Issy Les Moulineaux (France) | TELESPAZIO FRANCE SAS | EUR | 11,000,000 | | 49 | 32.83 |
| 4 | AMSH BV | Rotterdam (the Netherlands) | LEONARDO SPA | EUR | 36,296,316 | 50 | | 50 |
| 5 | AVIO SPA | Rome | LEONARDO SPA | EUR | 90,964,213 | 30 | | 29.63 |
| 6 | BLCAT INC | Ottawa, Ontario (Canada) | LEONARDO CANADA CO | CAD | 100 | | 50 | 50 |
| 7 | C-27J AVIATION SERVICES INC | Ottawa, Ontario (Canada) | LEONARDO CANADA CO | CAD | 10,000 | | 30 | 30 |
| 8 | CONSORZIO ATR GIE | Toulouse (France) | LEONARDO SPA | USD | - | 50 | | 50 |
| 9 | D-FLIGHT SPA | Rome | UTM SYSTEMS & SERVICES SRL | EUR | 83,333 | | 40 | 35.60 |
| 10 | EARTHLAB LUXEMBOURG S.A. | Mamer (Lussemburgo) | TELESPAZIO BELGIUM SRL<br>TELESPAZIO FRANCE SAS<br>E - GEOS SPA | EUR | 4,875,000 | | 100 | 64.72 |
| 11 | E - GEOS SPA | Matera | TELESPAZIO SPA | EUR | 5,000,000 | | 80 | 53.60 |
| 12 | ELETTRONICA SPA | Rome | LEONARDO SPA | EUR | 9,000,000 | 31.33 | | 31.33 |
| 13 | EUROFIGHTER JAGDFLUGZEUG GMBH | Hallbergmoos (Germany) | LEONARDO SPA | EUR | 2,556,459 | 21 | | 21 |
| 14 | EUROFIGHTER SIMULATION SYSTEMS GMBH | Munich (Germany) | LEONARDO SPA | EUR | 260,000 | 24 | | 24 |
| 15 | EUROMIDS SAS | Paris (France) | LEONARDO SPA | EUR | 40,500 | 25 | | 25 |
| 16 | GAF AG | Munich (Germany) | E - GEOS SPA | EUR | 256,000 | | 100 | 53.60 |
| 17 | GULF SYSTEMS LOGISTICS SERVICES COMPANY WLL | Kuwait City (Kuwait) | ALENIA AERMACCHI SPA | KWD | 75,000 | | 40 | 40 |
| 18 | G.E.M. ELETTRONICA SRL | San Benedetto del Tronto (Ascoli Piceno) | LEONARDO SPA | EUR | 4,500,000 | 30 | | 30 |
| 19 | HELIVERT JOINT STOCK COMPANY | Moscow (Russia) | LEONARDO SPA | RUB | 325,010,000 | 50 | | 50 |
| 20 | HENSOLDT AG | Taufkirchen (Germania) | LEONARDO SPA | EUR | 105,000,000 | 25.10 | | 25.10 |
| 21 | IAMCO - INTERNATIONAL AEROSPACE MANAGEMENT COMPANY SCRL | Venice | LEONARDO SPA | EUR | 208,000 | 25 | | 25 |
| 22 | ICARUS SCPA (IN LIQ.) | Turin | LEONARDO GLOBAL SOLUTIONS SPA | EUR | 3,192,724 | | 53.06 | 53.06 |
| 23 | INDUSTRIA ITALIANA AUTOBUS SPA | Rome | LEONARDO SPA | EUR | 21,050,000 | 28.65 | | 28.65 |
| 24 | INMOVE ITALIA SRL | Naples | ANSALDOBREDA SPA | EUR | 14,441 | | 100 | 100 |
| 25 | IVECO - OTO MELARA SC A RL | Rome | LEONARDO SPA | EUR | 40,000 | 50 | | 50 |
| 26 | JIANGXI CHANGHE AGUSTA HELICOPTER CO LTD | Jingdezhen (China) | LEONARDO SPA | CNY | 6,000,000 | 40 | | 40 |
| 27 | LEONARDO AEROSPACE DEFENSE & SECURITY INDIA PRIVATE LTD | New Delhi (India) | LEONARDO INTERNATIONAL SPA<br>SELEX ES INTERNATIONAL LTD | INR | 30,000,000 | | 100 | 100 |
| 28 | LEONARDO CANADA CO | Halifax, Nova Scotia (Canada) | LEONARDO INTERNATIONAL SPA | CAD | 298,421 | | 100 | 100 |
| 29 | LEONARDO (CHINA) CO. LTD | Beijing (China) | LEONARDO INTERNATIONAL SPA | USD | 800,000 | | 100 | 100 |
| 30 | LEONARDO ELECTRONICS PENSION SCHEME (TRUSTEE) LTD | Yeovil, Somerset (UK) | LEONARDO UK LTD | GBP | 100 | | 100 | 100 |
| 31 | LEONARDO FOR TRADING OF MACHINERY EQUIPMENT AND DEVICES WLL | Kuwait City (Kuwait) | LEONARDO INTERNATIONAL SPA | KWD | 303,000 | | 93 | 93 |
| 32 | LEONARDO FUTUREPLANNER (TRUSTEE) LIMITED | Yeovil, Somerset (UK) | LEONARDO UK LTD | GBP | 1 | | 100 | 100 |
| 33 | LEONARDO HELICOPTERES ALGERIE SPA | Bir Mourad Rais (DZ) (Algerie) | LEONARDO SPA<br>LEONARDO INTERNATIONAL SPA | EUR | 55,000,000 | 39 | 10 | 49 |
| 34 | LEONARDO HELICOPTERS PENSION SCHEME (TRUSTEE) LTD | Yeovil, Somerset (UK) | LEONARDO UK LTD | GBP | 1 | | 100 | 100 |
| 35 | LEONARDO LIMITED | Yeovil, Somerset (UK) | LEONARDO UK LTD | GBP | 1 | | 100 | 100 |
| 36 | LEONARDO LOGISTICS POLAND SP Z O.O | Swidnik (Poland) | LEONARDO LOGISTICS SPA | PLN | 5,000 | | 100 | 100 |
| 37 | LEONARDO MW Ltd | Basildon, Essex (UK) | LEONARDO UK LTD | GBP | 1 | | 100 | 100 |
| 38 | LEONARDO POLAND SP Z O.O | Varsavia (Poland) | LEONARDO INTERNATIONAL SPA | PLN | 850,000 | | 100 | 100 |
| 39 | LEONARDO SINGAPORE PTE. LTD | Singapore (Singapore) | LEONARDO INTERNATIONAL SPA | USD | 150,000 | | 100 | 100 |
| 40 | LEONARDO TECHNOLOGY PAKISTAN (SMC-PRIVATE) LIMITED | Islamabad (Pakistan) | LEONARDO INTERNATIONAL SPA | PKR | 30,000,000 | | 100 | 100 |
| 41 | LEONARDO & CODEMAR SA | Maricà (Brazil) | LEONARDO INTERNATIONAL SPA | BRL | 4,010,000 | | 51 | 51 |
| 42 | LIBYAN ITALIAN ADVANCED TECHNOLOGY CO | Tripoli (Libya) | LEONARDO SPA<br>AGUSTAWESTLAND SPA | EUR | 8,000,000 | 25 | 25 | 50 |
| 43 | MACCHI HUREL DUBOIS SAS | Versailles (France) | LEONARDO SPA | EUR | 100,000 | 50 | | 50 |
| 44 | MBDA SAS | Paris (France) | AMSH BV | EUR | 53,824,021 | | 50 | 25 |
| 45 | NHINDUSTRIES SAS | Aix en Provence (France) | LEONARDO SPA | EUR | 306,000 | 32 | | 32 |
| 46 | ORIZZONTE - SISTEMI NAVALI SPA | Genoa | LEONARDO SPA | EUR | 20,000,000 | 49 | | 49 |
| 47 | POLO STRATEGICO NAZIONALE SPA | Rome | LEONARDO SPA | EUR | 3,000,000 | 25 | | 25 |
| 48 | RARTEL SA | Bucharest (Romania) | TELESPAZIO SPA | RON | 468,500 | | 61.06 | 40.91 |
| 49 | ROTORSIM SRL | Sesto Calende (Varese) | LEONARDO SPA | EUR | 9,800,000 | 50 | | 50 |
| 50 | ROTORSIM USA LLC | Wilmington, Delaware (USA) | AGUSTAWESTLAND PHILADELPHIA CO | USD | 12.607.452 | | 50 | 50 |
| 51 | SELEX ES (PROJECTS) LTD | Basildon, Essex (UK) | LEONARDO UK LTD | GBP | 100 | | 100 | 100 |
| 52 | SPACEOPAL GMBH | Munich (Germany) | TELESPAZIO SPA | EUR | 500,000 | | 50 | 33.50 |
| 53 | TELESPAZIO ARGENTINA SA | Buenos Aires (Argentina) | TELESPAZIO SPA<br>TELESPAZIO BRASIL SA | ARS | 9,950,000 | | 100 | 66.96 |
| 54 | TELESPAZIO BELGIUM SRL | Transinne (Belgium) | TELESPAZIO SPA<br>TELESPAZIO FRENCH GUIANA SARL | EUR | 1,282,750 | | 100 | 67 |

273

Consolidated Financial Statements at 31 December 2022

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 55 | TELESPAZIO BRASIL SA | Rio de Janeiro (Brazil) | TELESPAZIO LATIN AMERICA LTDA | BRL | 58,724,000 | | 98.77 | 66.18 |
| 56 | TELESPAZIO FRANCE SAS | Toulouse (France) | TELESPAZIO SPA | EUR | 33,670,000 | | 100 | 67 |
| 57 | TELESPAZIO FRENCH GUIANA SARL | Kourou (Guyana of France) | TELESPAZIO SPA | EUR | 7,625 | | 100 | 67 |
| 58 | TELESPAZIO GERMANY GMBH | Darmstadt (Germany) | TELESPAZIO SPA<br>TELESPAZIO FRANCE SAS | EUR | 44,150 | | 100 | 67 |
| 59 | TELESPAZIO IBERICA SL | Madrid (Spain) | TELESPAZIO SPA | EUR | 2,230,262 | | 100 | 67 |
| 60 | TELESPAZIO LATIN AMERICA LTDA | Rio de Janeiro (Brazil) | TELESPAZIO SPA<br>TELESPAZIO UK LTD | BRL | 56,444,390 | | 100 | 67 |
| 61 | TELESPAZIO SPA | Rome | LEONARDO SPA | EUR | 50,000,000 | 67 | | 67 |
| 62 | TELESPAZIO UK LTD | Luton (UK) | TELESPAZIO SPA | GBP | 14,400,048 | | 100 | 67 |
| 63 | TELESPAZIO UK SL | Madrid (Spain) | TELESPAZIO UK LTD | EUR | 3,100 | | 100 | 67 |
| 64 | THALES ALENIA SPACE SAS | Cannes (France) | LEONARDO SPA | EUR | 918,037,500 | 33 | | 33 |
| 65 | TORPEDO SOUTH AFRICA (PTY) LTD | Gauteng (South Africa) | LEONARDO SPA | ZAR | - | 49 | | 49 |
| 66 | VITROCISET JADWALEAN LTD | Riyadh (Saudi Arabia) | LEONARDO SPA | SAR | 2,000,000 | 45 | | 45 |

**List of subsidiaries and associates valued at cost ( amounts in currency)**

| *N.* | *Company name* | *Registered office* | *Partecipating company* | *Currency* | *Share capital* | *% Group ownership* | | *% Group shareholding* |
|---|---|---|---|---|---|---|---|---|
| | | | | | | *Direct* | *Indirect* | |
| 1 | ADVANCED MALE AIRCRAFT LLC | Al Ain, Muwaiji (United Arab Emirates) | LEONARDO SPA | AED | 200,000 | 49 | | 49 |
| 2 | ELSACOM - UKRAINE JOINT STOCK COMPANY | Kiev (Ukraine) | LEONARDO PARTECIPAZIONI SPA | UAH | 7,945,000 | | 49 | 49 |

274

Consolidated Financial Statements at 31 December 2022

Below are the main changes in the scope of consolidation at 31 December 2022 in comparison with 31 December 2021:

| Company | Event | Month |
|---|---|---|
| **Companies which entered the scope of consolidation:** | | |
| Hensoldt Ag (**) | acquired | January 2022 |
| Blackstart Ltd | newly established | June 2022 |
| Earthlab Luxembourg Sa (**) | acquired | July 2022 |
| Leonardo Us Corporation | newly established | August 2022 |
| Polo Strategico Nazionale Spa (**) | newly established | August 2022 |
| Leonardo Logistics Poland Sp. Z o.o (**) | newly established | October 2022 |
| Rada Electronic Industries Ltd | acquired | November 2022 |
| Rada Sensors Inc | acquired | November 2022 |
| Rada Usa Llc | acquired | November 2022 |
| Rada Innovations Llc | acquired | November 2022 |
| Rada Technologies Llc | acquired | November 2022 |
| Blcat Inc (**) | acquired | December 2022 |

**Companies which left the scope of consolidation:**

| | | |
|---|---|---|
| Agustawestland Holdings Ltd | deconsolidated | January 2022 |
| Kopter North America Llc | deconsolidated | January 2022 |
| Industrie Aeronautiche e Meccaniche Rinaldo Piaggio Spa (*) | sold | June 2022 |
| Advanced Acoustic Concepts Llc (**) | sold | July 2022 |
| Drs Global Enterprise Solutions Inc | sold | August 2022 |
| Global Network Services Llc | sold | August 2022 |
| Drs Tsi International Llc | sold | August 2022 |
| Drs Technologies Verwaltungs Gmbh | sold | August 2022 |
| Drs C3 & Aviation Company | deconsolidated | September 2022 |
| Drs Radar Systems Llc | deconsolidated | September 2022 |
| World's Wing Sa (in liq.) (**) | deconsolidated | December 2022 |
| Chongqing Chuanyi Ansaldobreda Railway Transportation Equipment Company ltd (in liq.) (*) | deconsolidated | December 2022 |

**Companies involved in merger transactions:**

| Merged compaby | Merging company | Month |
|---|---|---|
| Vitrociset Spa | Leonardo Spa | January 2022 |
| Blackstart Ltd | Rada Electronic Industries Ltd | November 2022 |

275

Consolidated Financial Statements at 31 December 2022 276 Companies which changed their corporate name: Old name New name Month So.Ge.Pa. – Società Generale di Partecipazioni Spa Leonardo Partecipazioni Spa June 2022 Leonardo US Holding Inc Leonardo US Holding Llc October 2022 Rada Electronic Industries Ltd Drs Rada Technologies Ltd December 2022 (*): companies valued at cost (**): companies valued at equity

Consolidated Financial Statements at 31 December 2022 277 STATEMENT ON THE CONSOLIDATED FINANCIAL STATEMENTS PURSUANT TO ART. 154- BIS, PARAGRAPH 5 OF LEGISLATIVE DECREE 58/98 AS AMENDED 1. The undersigned Alessandro Profumo as the Chief Executive Officer and Alessandra Genco as the Officer in charge of Financial Reporting for Leonardo S.p.a., certify, in accordance with Article 154-bis, paragraphs 3 and 4 of Legislative Decree 58 of 24 February 1998: • the appropriateness of the financial statements with regard to the nature of the business and − the effective application of administrative and accounting procedures in preparing the consolidated financial statements at 31 December 2022. 2. In this respect it is noted that no significant matters arose. 3. It is also certified that: 3.1 The consolidated financial statements: • were prepared in accordance with International Financial Reporting Standards endorsed by the European Community pursuant to EU Regulation 1606/2002 of the European Parliament and of the Council of 19 July 2002; • correspond to the entries in the books and accounting records; • were prepared in accordance with Article 154-ter of the aforesaid Legislative Decree 58/1998 and subsequent amendments and integrations and they provide a true and fair view of the financial position and results of operations of the issuer and of the entities included within the scope of consolidation. 3.2 The Report on Operations includes a reliable analysis of the performance and the operating result, as well as the position of the issuer and of the entities included within the scope of consolidation, together with a description of the main risks and uncertainties they are exposed to. This statement also is made pursuant to and for the purposes of Article 154-bis, paragraph 2, of Legislative Decree 58 of 24 February 1998. Rome, 9 March 2023 Chief Executive Officer (Alessandro Profumo) Officer in charge of financial reporting (Alessandra Genco)

Consolidated Financial Statements at 31 December 2022 278 INDEPENDENT AUDITOR’S REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2022

Separate Financial Statements at 31 December 2022 279 SEPARATE FINANCIAL STATEMENT AT 31 DECEMBER 2022 LEONARDO - SOCIETÀ PER AZIONI

Separate Financial Statements at 31 December 2022 280 ACCOUNTING STATEMENTS TO THE SEPARATE FINANCIAL STATEMENTS AT 31 DECEMBER 2022

Separate Financial Statements at 31 December 2022 281 Separate income statement Euro Note 2021 of which with related parties 2022 of which with related parties Revenues 27 9,332,231,748 2,215,976,888 9,555,715,284 2,625,062,843 Other operating income 28 398,650,905 7,831,720 629,495,658 9,945,325 Purchase and personnel expenses 29 (8,605,057,567) (1,795,747,778) (8,673,749,184) (2,161,796,489) Amortisation, depreciation and financial assets value adjustments 30 (387,659,171) (503,160,662) Other operating expenses 28 (432,241,850) (77,973) (654,064,156) (326,004) Income before tax and financial expenses 305,924,065 354,236,941 Financial income 31 262,993,570 15,087,227 1,732,704,805 14,679,518 Financial expense 31 (355,369,148) (17,473,791) (317,613,086) (30,831,973) Operating profit/loss before income taxes and discontinued operations 213,548,488 1,769,328,659 Income taxes 32 (36,310,855) (68,821,029) Net profit/(loss) for the period 177,237,633 1,700,507,630 Statement of comprehensive income Euro 2021 2022 Profit /(Loss) for the period 177,237,633 1,700,507,630 Other comprehensive income (expense): Comprehensive income/expense which will not be subsequently reclassified within the profit /(loss) for the period: - Measurement of defined-benefit plans: (8,027,011) 10,268,375 - revaluation (8,027,011) 10,268,375 - Tax effect - - 277,491 (8,027,011) 10,545,866 Comprehensive income/expense which will not be subsequently reclassified within the profit /(loss) for the period: - Changes in cash flow hedges: (61,772,449) 391,171 - change generated in the period (95,312,040) (18,853,501) - transferred to the profit (loss) for the period 33,539,591 19,244,672 - Tax effect 14,825,542 (94,077) (46,946,907) 297,094 Total other comprehensive income (expense), net of tax: (54,973,918) 10,842,960 Total comprehensive income 122,263,715 1,711,350,590

Separate Financial Statements at 31 December 2022 282 Statement of financial position Euro Note 31 December 2021 of which with related parties 31 December 2022 of which with related parties Intangible assets 8 3,139,946,543 3,187,528,399 Property, plant and equipment 9 791,532,952 915,516,734 Right of use 10 509,321,001 668,023,008 Equity investments 11 7,684,035,919 9,638,110,253 Receivables 12 463,520,185 442,865,723 133,500,660 88,614,703 Deferred tax assets 32 786,875,942 840,744,083 Other non current assets 12 20,031,671 33,103,474 Non-current assets 13,395,264,213 15,416,526,611 Inventories 13 4,191,975,511 3,948,856,252 Assets from contracts 14 2,655,015,997 2,381,318,738 Trade receivables 15 2,992,960,230 1,134,387,402 3,121,395,939 1,132,810,977 Income tax receivables 16 64,056,091 33,961,452 Loans and receivables 15 77,052,837 63,398,322 325,756,876 277,272,797 Other assets 17 375,363,430 27,134,722 488,146,468 26,694,064 Cash and cash equivalents 18 1,875,397,692 1,039,514,625 Current assets 12,231,821,788 11,338,950,350 Non-current assets held for sale 19 236,867,745 - - Total assets 25,863,953,746 26,755,476,961 Share capital 2,499,097,262 2,499,097,262 Other reserves 3,537,081,414 5,159,614,499 Total equity 20 6,036,178,676 7,658,711,761 Loans and borrowings (non current) 21 3,793,035,645 471,498,072 3,424,966,639 631,087,301 Employee benefits 23 269,509,199 245,735,166 Provisions for risks and charges 22 498,398,077 677,981,169 Deferred tax liabilities 32 79,626,470 86,987,756 Other non-current liabilities 24 809,309,352 143,609,253 732,936,896 157,210,134 Non-current liabilities 5,449,878,743 5,168,607,626 Liabilities from contracts 14 6,779,498,706 6,751,375,914 Trade payables 25 2,739,935,981 760,091,697 2,475,331,081 667,020,089 Loans and borrowings (current) 21 2,834,299,953 2,112,064,006 2,438,741,383 2,336,537,165 Income tax payables 16 29,232,337 64,428,416 Provisions for short-term risks and charges 22 850,310,564 785,954,264 Other current liabilities 24 1,144,618,786 36,009,726 1,412,326,516 80,861,400 Current liabilities 14,377,896,327 13,928,157,574 Total liabilities 19,827,775,070 19,096,765,200 Total liabilities and equity 25,863,953,746 26,755,476,961

Separate Financial Statements at 31 December 2022 283 Statement of cash flows Euro Note 2021 of which with related parties 2022 of which with related parties Gross cash flows from operating activities 33 921,975,812 1,133,854,603 Change in working capital 33 (379,869,812) (8,744,104) (49,632,623) (62,241,850) Change in other operating assets and liabilities and provisions for risks and charges 33 35,174,255 63,698,301 (101,108,090) 18,972,987 Interest paid (148,434,255) (2,385,638) (150,960,654) (16,152,690) Income taxes (paid)/received (20,838,304) (11,591,598) Cash flows generated (used) from operating activities 408,007,696 820,561,638 Investments in property, plant and equipment and intangible assets (371,409,025) (471,073,654) Sales of property, plant and equipment and intangible assets 4,133,199 3,284,322 Dividends received 121,385,228 269,032,291 Other investing activities 33 (386,593,972) (613,456,065) Cash flows generated (used) from investing activities (632,484,570) (812,213,106) Bond buy repayments (738,584,000) (555,508,000) Net change in other loans and borrowings 415,530,735 466,277,321 (209,555,935) 92,257,120 Dividends paid - (79,680,998) Cash flows generated (used) from financing activities 430,626,389 (844,744,933) Net increase (decrease) in cash and cash equivalents 206,149,515 (836,396,401) Exchange rate differences and other changes 5,764,013 513,334 Cash and cash equivalents at 1 January 1,663,484,164 1,875,397,692 Cash and cash equivalents at 31 December 1,875,397,692 1,039,514,625

Separate Financial Statements at 31 December 2022

## Statement of changes in equity

| Euro | Share capital | Retained earnings | Cash flow hedge reserve | Revaluation reserve of defined-benefit plans | Merger surplus | Total equity |
|---|---|---|---|---|---|---|
| **1 January 2021** | **2,497,872,382** | **2,773,224,170** | **(11,735,775)** | **(62,388,726)** | **720,062,704** | **5,917,034,755** |
| Profit (loss) for the period | - | 177,237,633 | - | - | - | 177,237,633 |
| Other comprehensive income (expense) | - | - | (46,946,996) | (8,027,012) | - | (54,974,008) |
| **Total comprehensive income (expense)** | **-** | **177,237,633** | **(46,946,996)** | **(8,027,012)** | **-** | **122,263,625** |
| Repurchase of treasury shares less sold shares | 1,224,880 | - | - | - | - | 1,224,880 |
| **Total transactions with owners of the parent, recognised directly in equity** | **1,224,880** | **-** | **-** | **-** | **-** | **1,224,880** |
| Other changes | - | (4,344,584) | - | - | - | (4,344,584) |
| **31 December 2021** | **2,499,097,262** | **2,946,117,219** | **(58,682,771)** | **(70,415,738)** | **720,062,704** | **6,036,178,676** |
| **1 January 2022** | **2,499,097,262** | **2,946,117,219** | **(58,682,771)** | **(70,415,738)** | **720,062,704** | **6,036,178,676** |
| Profit (loss) for the period | - | 1,700,507,630 | - | - | - | 1,700,507,630 |
| Other comprehensive income (expense) | - | - | 297,094 | 10,545,866 | - | 10,842,960 |
| **Total comprehensive income (expense)** | **-** | **1,700,507,630** | **297,094** | **10,545,866** | **-** | **1,711,350,590** |
| Dividends resolved | - | (80,543,019) | - | - | - | (80,543,019) |
| **Total transactions with owners of the parent, recognised directly in equity** | **-** | **(80,543,019)** | **-** | **-** | **-** | **(80,543,019)** |
| Effect from Mergers/Demergers | - | - | - | - | (14,259,687) | (14,259,687) |
| Stock option/grant plans - performance's value | - | 5,232,072 | - | - | - | 5,232,072 |
| Other changes | - | 753,129 | - | - | - | 753,129 |
| **31 December 2022** | **2,499,097,262** | **4,572,067,031** | **(58,385,677)** | **(59,869,872)** | **705,803,017** | **7,658,711,761** |

284

Separate Financial Statements at 31 December 2022 285 NOTES TO THE SEPARATE FINANCIAL STATEMENTS AT 31 DECEMBER 2022 1. GENERAL INFORMATION Leonardo S.p.a. is a company limited by shares based in Rome (Italy), at Piazza Monte Grappa 4, and is listed on the Italian Stock Exchange (FTSE MIB). The Company is a major Italian high technology organization operating in the Helicopters, Defence Electronics & Security, Aircraft and Aerostructures business sectors. 2. FORM, CONTENT AND APPLICABLE ACCOUNTING STANDARDS In application of EU Regulation 1606/2002 of 19 July 2002, the financial statements at 31 December 2022 were prepared in accordance with the international accounting standards (IFRS) endorsed by the European Commission, supplemented by the relevant interpretations (Standing Interpretations Committee - SIC and International Financial Reporting Interpretations Committee - IFRIC) issued by the International Accounting Standards Board (IASB) and in force at the year-end. The general principle used in preparing these separate financial statements is the historical cost method, except for those items that, in accordance with IFRS, are obligatory recognised at fair value, as indicated in the valuation criteria of each item. The separate financial statements are composed of the separate income statement, the statement of comprehensive income, the statement of financial position, the statement of cash flows, the statement of changes in equity and the related notes to the financial statements. In consideration of the significant values, the figures in these notes are shown in millions of euros unless otherwise indicated. Among the options permitted by IAS 1, the Company has chosen to present its balance sheet by separating current and non-current items and its income statement by the nature of the costs. Instead, the statement of cash flows was prepared using the indirect method. The International Financial Reporting Standards (IFRS) used for preparing these separate financial statements, drawn up under the going-concern assumption, are the same that were used in the preparation of the separate financial statements at 31 December 2021 except for what indicated below (Note 4). Preparation of the separate financial statements required management to make certain valuations and estimates. The main areas affected by estimates or assumptions of particular importance or that have significant effects on the balances shown are described in Note 4 to the Consolidated Financial Statements, to which reference is made. The Board of Directors of 9 March 2023 resolved to submit to shareholders the draft financial statements at 31 December 2022, authorizing their circulation in the same venue and set the dates for the Ordinary Shareholders’ Meeting to be held between 2 and 10 May 2023, on first and second call. The separate financial statements were prepared in accordance with IFRS and are subject to a statutory audit by EY S.p.A.. 3. ACCOUNTING PRINCIPLES The accounting policies and criteria are the same adopted, where applicable, for the annual consolidated financial statements, to which reference is made, except for the recognition and measurement of equity investment in subsidiaries, jointly controlled companies and associates recognised at their purchase or incorporation cost. In case of any impairment losses their recoverability is verified through the comparison

Separate Financial Statements at 31 December 2022 286 between their carrying amount and the higher of their value in use that is determined by discounting prospective cash flows of the equity investment, where applicable, and the assumed sales value (fair value) which is determined on the basis of recent transactions or market multiples. The portion of losses (if any) exceeding the carrying amount is recognised through profit or loss in a specific provision under liabilities to the extent that the Company states the existence of legal or implicit obligations to cover such losses, which are in any case within the limits of the book equity. If the impaired investee shows a subsequent improvement in performance which leads to believe that the reasons for the impairment cease to exist, the equity investments are revalued to the extent of the impairment losses recognised in previous periods under “adjustments to equity investments”. In order to define the reversal of the value of an equity investment, the Company monitors, on an annual basis, any equity investment whose value has been previously written down and analyses whether the conditions are fulfilled for its reversal. Specifically, the analysis covers business plans, profitability levels, and future cash flows approved by corporate bodies and the results of sensitivity analyses are evaluated against the basic assumptions used to determine the recoverable value. The results of revaluations performed in 2022 are reported in Note 5. Dividends from subsidiaries and associates are recognised in the income statement in the year in which they are resolved. Finally, with reference to transactions between entities under joint control, which are not governed by IFRS, either from the point of view of the purchaser/assignee or from that of the seller/assignor, Leonardo recognises such transactions recognising directly in equity any gain on the transfer or sale of its subsidiaries. In the event the Group has evidence of an impairment loss of the investment, in excess of the amount accounted for under the equity method, the Group will proceed with calculating the impairment to be recorded in the income statement which is determined as the difference between the recoverable amount and the carrying amount of the investment. The fair value of equity investments, in the event this method applies, is calculated based on the bid price of the last trading day of the month for which the IFRS report was prepared, or based on financial valuation techniques for not listed instruments. Investments available for sale, like those acquired with the sole purpose of being disposed within the subsequent twelve months, are classified separately within “assets held for sale”. 4. EFFECTS OF CHANGES IN ACCOUNTING POLICIES ADOPTED No significant changes occurred in the period with reference to the application of the accounting policies adopted by the Company. 5. SIGNIFICANT EVENTS AND TRANSACTIONS DURING THE YEAR In February 2022 Russia launched an offensive - which is still ongoing - against Ukraine, generating profound changes in the global geopolitical and economic scene. The process of integration and implementation of a European Defense and Security and, at the same time, the increase in Defense spending of EU and neighbouring countries have accelerated demand for security with consequent opportunities for companies operating in the sector. On the other hand, relations with Russia are significantly affected by the increasing number of sanctions imposed by the European Union, as well as by other countries and other International Bodies, on logistics and economy. Leonardo has a not particularly significant exposure to these two countries and is continuing to monitor the situation to promptly identify the consequences on its present and prospective position. In view of the continuation of this scenario, which does not suggest a resolution in the short term, Leonardo has written down its net exposure to the two countries involved (mainly referable to Russia), for a total amount of €mil. 33, including tax effects. The pandemic from Covid-19 already generated a significant reduction in production and price increases for some raw materials in the late 2020s due to prolonged lockdowns. In addition, the high recovery in demand

Separate Financial Statements at 31 December 2022 287 for electronic components from other industries has further reduced their availability for the Aerospace and Defense industries, which are a niche market. The aforementioned advent of the Russia-Ukraine conflict has then engendered a sudden surge in energy costs resulting in inflation peaks not seen in decades. With regard to the issue of availability of raw materials and rising prices, the Company implements procurement strategies that have mitigated the impacts. Specifically, the available inventory and long-term contracts already in place with suppliers have enabled the Company to feed production lines although there has been production slippage that has mainly impacted the Electronics businesses. It is believed that the actions promptly taken since the beginning of the pandemic, such as increasing long-term contracts with suppliers and increasing stockpiling, can contain the effects of the shortage of raw materials for which we are in any case witnessing a stabilisation of supply times. On the other hand, as far as inflationary pressure is concerned, 2022 has begun to show the first significant signs of various kind of costs on the increase of prices. The increase in labour costs has been contained thanks to the current contract that postpones by one year the application of the variable factor linked to inflation (HICP). With regard to energy costs, the Company was not affected by the surge in prices thanks to the purchasing policy anticipated in previous years for both Gas and Electricity. Finally, even for the purchase of goods and services for production, the Company was able to contain the consequences of inflation in 2022 thanks to the existing inventory, the contracts signed and the specific actions it had taken. The price increases recorded are limited to some specific components in the electronics sector. With regard to 2023, on the other hand, price increases are expected on all cost variables with gradual stabilisation as early as from 2024 as forecast by leading institutes and economists. In order to cope with these expected inflationary pressures, the Company has long launched specific mitigation actions in order to ensure adequate profitability of the business. The actions essentially concern the adjustment to selling prices, the extension of the use of special 'indexation' clauses in new contracts, careful monitoring of energy price trends with an increase in own production and reduced consumption, and the review of contracts and the supplier base. The above-mentioned variables, excluding the mitigation actions put in place, have been included in the latest updates to the product business plans and in the Company's revised economic and financial plans. In June 2022 the governmental Norwegian Defense Materiel Agency (NDMA) formalised a request for termination by default under the contract - regulated by Norwegian law - for the supply of fourteen NH90 helicopters, which had been entered into in 2001 with NH Industries (NHI), a French company controlled by Leonardo, Airbus Helicopters and Fokker Aerostructure, due to alleged delays and non-compliant products. The contract has been subject to extensions and amendments over the years and was expected to be completed by the end of 2023. NDMA's request is to return the 13 helicopters that it has already received and accepted and ask for reimbursement of the sums it has disbursed, including interest. NHI considers this request for termination by default to be legally unfounded and reasonably disputable in the appropriate venue due to a lack of factual and legal basis and misinterpretation of the contract and Norwegian law, as well as due to a breach of confidentiality obligations. By giving effect to the above request for termination between September and December 2022 NDMA enforced the remaining bank guarantees issued by Leonardo on behalf of NHI for a total amount of €mil. 69.7 (including interest of €mil. 19.3). It should be noted that Leonardo’s share of enforcement is proportional to the stake it holds in the project - approximately 41% - and, therefore, equal to €mil. 28.7 (including interest of €mil. 8). The actions put in place in order to reach an amicable settlement of the matter are still ongoing. Within the scope of the strategic/corporate rationalisation project of certain Company assets with a view to a more efficient and effective operation of industrial activities, the following industrial transactions are worth noting:

Separate Financial Statements at 31 December 2022 288 − Acquisition of the stake in Hensoldt AG. 3 January 2022 saw the completion of the acquisition from Square Lux Holding II S.à r.l., a company controlled by funds advised by Kohlberg Kravis & Roberts & Co. L.P., of a 25.1% stake in Hensoldt AG, a company that is the leading German player in the field of sensor solutions for defence and security applications, with an ever-expanding portfolio in sensor, data management and robotics, at a price of €mil. 606 (in addition to transaction costs). The transaction is an important step towards achieving the strategic objective of acquiring a leading position in the European Defence Electronics market, as defined in the “Be Tomorrow – Leonardo 2030” Plan, and reflects Leonardo’s determination to play a leading role in the ongoing consolidation process, also with a view to future cooperation programmes at continental level; − National Strategic Hub for the Cloud. On 11 July 2022, following the exercise of the right of first refusal in compliance with the regulations and tender documentation, the partnership composed of TIM, Leonardo, Cassa Depositi e Prestiti (CDP, through its subsidiary CDP Equity) and Sogei was notified of the awarding of the tender for the design, implementation and operation of the National Strategic Hub (NSH) infrastructure for the provision of cloud services to Public Authorities. On 4 August, a joint venture was established among the members of the partnership in the form of a joint- stock company, with a view to ensuring the highest possible level of data efficiency, security and reliability in support of Public Authorities. On 24 August, PSN signed, with the Department for Digital Transformation of the Presidency of the Council of Ministers, the Agreement for the concession of the infrastructure, which will have a term of 13 years; − Merger by incorporation of Vitrociset. On 1 January 2022 the merger by incorporation of Vitrociset Spa took legal, accounting and tax effect. Such transaction marked the completion of the integration process between the two companies that had been started in 2019 with the acquisition of the entire capital of Vitrociset. During 2022, work also commenced on the process of concentrating the assets held by Leonardo Spa in the USA into a single legal entity. The project, which will be completed during 2023, provides for Leonardo US Holding LLC to control two companies – Leonardo DRS and Leonardo US Corporation -, which will directly or indirectly hold all the U.S. companies, except for Leonardo US Electronics that, for the time being, will remain directly invested in by Leonardo UK. In this context, the following transactions were completed during 2022: − Leonardo US Corporation was established; − in September, Leonardo transferred 50% of its investment in Leonardo US Holding LLC to Leonardo International S.p.a.. The value of this net transfer, amounting to €mil. 1,462, was determined with the support of an independent third-party that took account of the aforesaid reorganisation process in the valuation; − Leonardo US Holding LLC contributed its stake in Leonardo US Aircraft to Leonardo US Corporation; − acquisition of RADA and listing of Leonardo DRS. On 29 November 2022 Leonardo announced, through the US subsidiary Leonardo US Holding LLC; − the completion of the merger between the US subsidiary Leonardo DRS, Inc. (“Leonardo DRS”) and the Israeli company RADA Electronic Industries Ltd. (“RADA”), listed on NASDAQ and the Tel Aviv Stock Exchange (“TASE”), with a market capitalisation that fluctuated between USDmil. 500 and USDmil. 600 during the year. RADA is active in the business of short-range, low-cost tactical defense radars, particularly suitable for land-based Short Range Air Defense and Counter-UAV applications. RADA’s products constitute a strategic expansion of DRS and the Leonardo Group’s portfolio by completing the offering of sensors on board land vehicles, and have different functional and

Separate Financial Statements at 31 December 2022 289 configuration features from the radars that are currently in the portfolio of the Electronics division of Leonardo and of Hensoldt AG, thus making them complementary in an integrated offering perspective. This transaction also enables Leonardo to establish a concrete footprint in Israel, in line with its objective of international expansion. Through this operation, RADA has lost its status as a listed company and has became a wholly owned subsidiary of DRS, which has then been listed on the stock exchange. Leonardo continues to hold an 80.5% stake in Leonardo DRS, through the US subsidiary Leonardo US Holding LLC, while the remaining 19.5% is in the hands of the present shareholders of RADA. The shares of Leonardo DRS were listed on NASDAQ and the Tel Aviv Stock Exchange ("TASE") with the symbol "DRS" as from the start of trading operations on NASDAQ on 29 November 2022 and on the TASE on 30 November 2022; − on 23 December 2022, Leonardo S.p.A. contributed to Leonardo US Holding LLC its stake in Agustawestland Philadelphia Corporation for an amount of €mil. 237 ($mil. 250). The investment itself was subsequently transferred by Leonardo US Holding LLC to Leonardo US Corporation. From a financial perspective, Leonardo completed the following capital market transactions during 2022: − in January Leonardo repaid the remaining amount of €mil. 556 of the bond issued in December 2009, which had reached its natural expiry; − in November Leonardo entered into a Sustainability-linked loan agreement with the European Investment Bank (EIB) for an amount of €mil. 260, in line with the sustainability strategy it pursues, aimed at supporting some investment projects envisaged in the Group’s business plan. The loan will have a term of 12 years and a four-year pre-amortisation period and provides for a margin adjustment based on Leonardo’s achievement of certain indicators (KPIs) linked to the ESG goals of which: the first one related to the reduction of CO2 emissions through eco-efficiency of industrial processes and the second one related to the achievement of ESG-linked technology targets (increase in per capita computing power of Leonardo as a key enabler and booster in research, numerical simulation, big data analytics and artificial intelligence). The achievement of ESG-linked targets will trigger an adjustment to the margin applied to the credit facility; − in December Leonardo proceeded with the early repayment of the Term Loan of €mil. 500 entered into in 2018 and expiring in November 2023. In August Leonardo endorsed a framework Programme for the issuance of Commercial Papers on the European market (Multi-Currency Commercial Paper Programme), for a maximum amount of €bil. 1, which was entirely unused at the date of this report. Moreover, in June the EMTN (Euro Medium Term Note) programme was renewed for further 12 months, which regulates possible bond issues on the European market for a maximum nominal value of €bil. 4. At the date of this report, the Programme is used for a total of €bil. 1.6. Note that financial covenants are included in the ESG-linked Revolving Credit Facility and the ESG-linked Term Loan, both signed in 2021, and imply the Leonardo compliance with two financial ratios (the ratio of Group Net Debt excluding payables to the joint ventures MBDA and Thales Alenia Space and lease liabilities to EBITDA including amortisation of rights of use must be no higher than 3.75 and the ratio of EBITDA including amortisation of rights of use to Net interest must be no lower than 3.25) which are tested on an annual basis on year-end consolidated data and which had been complied with in full at 31 December 2022. These covenants are also included in the loan agreement with CDP for €mil. 100 as well as all the EIB loans in place (used for a total amount of €mil. 500 at 31 December 2022). In relation to this Annual Financial Report, the financial covenants have been largely met (the two ratios are equal to 1.0 and 16.1 respectively). Finally, it should be pointed out that in December 2022 – in implementing a protocol of intent signed with the national trade unions on early retirements under Article 4 of Law 92/2012 (Fornero Act) - an agreement

Separate Financial Statements at 31 December 2022 290 was executed, which involved up to a maximum of no. 400 employees in the Corporate and Staff functions of Leonardo S.p.A., for whom the requirements will be met for retirement by 30 November 2028, with exits planned in the two-year period from 2023 to 2024, together with the definition of the terms and conditions for joining the scheme. A similar agreement was signed with the union representatives of the executive staff, up to a maximum of 45 managers. In February 2023, the collection of expressions of interest was completed. By the end of April 2023, the Italian Social Security Institute [INPS] will verify whether requirements are met for the staff members who expressed their interest to benefit from early retirement benefits. The charges resulting from this manoeuvre have been preliminarily set at €mil. 97. With regard to the comparative period, taking account of the effects of the pandemic on the civil sector and considering the changed prospects for the commercial aviation market, Leonardo had embarked on the actions aimed at mitigating the impact on the industrial performance of the Aerostructures Division. In this context, on 21 July 2021 trade union agreements were signed to make the instruments identified for the early retirement of employees operational for a number of up to a maximum of 500 employees who would meet the criteria for early retirement in the three-year period from 2021 to 2023. Finally, in November 2021 the Indian Ministry had lifted the ban on the Leonardo Group entering the Indian market, which is why it had been no longer considered convenient or consistent to bring an action against the local Government which would, however, have taken a very long time and had uncertain chances of success. 6. SIGNIFICANT POST-BALANCE SHEET EVENTS No significant events occurred after the end of the financial year. 7. SEGMENT INFORMATION In accordance with the compliance model followed, management has adopted operating segments that correspond to the business sectors in which the Company operates: Helicopters, Defence Electronics & Security, Aircraft and Aerostructures. For a more detailed analysis of the main programmes, outlooks and operating indicators for each segment, reference should be made to the Report on Operations. It should be noted that, until the 2021 financial statements, the Aircraft and Aerostructures segments were aggregated into the single Aeronautics segment, which was subsequently spun off to provide a more consistent representation of the underlying company strategies and business trends.

Separate Financial Statements at 31 December 2022

## 8. INTANGIBLE ASSETS

| | Intangible assets | | | | | | |
|---|---|---|---|---|---|---|---|
| | Goodwill | Development costs | Non-recurring costs | Concessions, licenses and trademarks | Acquired through business combinations | Other intangible assets | Total |
| *1 January 2021* | | | | | | | |
| Cost | 917 | 951 | 2,247 | 534 | 96 | 375 | **5,120** |
| Amortisation, depreciation and write-offs | (210) | (591) | (630) | (473) | (55) | (288) | **(2,247)** |
| **Carrying amount** | **707** | **360** | **1,617** | **61** | **41** | **87** | **2,873** |
| Investments (net of grants) | - | 74 | 115 | 186 | - | 46 | **421** |
| Sales | - | (2) | - | - | - | - | **(2)** |
| Depreciation | - | (24) | (44) | (22) | (2) | (20) | **(112)** |
| Impairment losses | - | (11) | (30) | - | - | - | **(41)** |
| Other changes | - | - | 2 | 9 | 1 | (11) | **1** |
| *31 December 2021* | **707** | **397** | **1,660** | **234** | **40** | **102** | **3,140** |
| broken down as follows: | | | | | | | |
| Cost | 917 | 1,022 | 2,364 | 728 | 96 | 412 | **5,539** |
| Depreciation | - | (545) | (513) | (494) | (57) | (286) | **(1,895)** |
| Impairment losses | (210) | (80) | (191) | - | 1 | (24) | **(504)** |
| **Carrying amount** | **707** | **397** | **1,660** | **234** | **40** | **102** | **3,140** |
| Investments (net of grants) | - | 44 | 98 | 9 | - | 53 | **204** |
| Sales | - | (1) | - | - | - | - | **(1)** |
| Depreciation | - | (30) | (63) | (24) | (2) | (25) | **(144)** |
| Impairment losses | - | (1) | (21) | - | - | (1) | **(23)** |
| Other changes | 1 | (3) | 5 | 18 | - | (9) | **12** |
| ***31 December 2022*** | **708** | **406** | **1,679** | **237** | **38** | **120** | **3,188** |
| broken down as follows: | | | | | | | |
| Cost | 918 | 1,107 | 2,466 | 758 | 97 | 462 | **5,808** |
| Depreciation | - | (616) | (575) | (521) | (59) | (318) | **(2,089)** |
| Impairment losses | (210) | (85) | (212) | - | - | (24) | **(531)** |
| **Carrying amount** | **708** | **406** | **1,679** | **237** | **38** | **120** | **3,188** |
| *31 December 2021* | | | | | | | |
| Gross value | | | 4,794 | | | | |
| Grants | | | 3,034 | | | | |
| *31 December 2022* | | | | | | | |
| Gross value | | | 4,678 | | | | |
| Grants | | | 3,000 | | | | |

The item increased by €mil. 48 as a result of new investments net of related grants and amortisation charges for the period.

Investments for the period are mainly related to *Helicopters* (€mil. 107) and *Defence Electronics & Security* (€mil. 63).

Commitments were in place for the purchase of intangible assets for €mil. 18 at 31 December 2022 (€mil. 27 at 31 December 2021).

As set out in Notes 4.1 and 4.2 of the consolidated financial statements, to which reference should be made, impairment tests on development costs and non-recurring costs are carried out – if conditions obtain- using

291

Separate Financial Statements at 31 December 2022 292 the discounted cash flow method. The cash flows used are those of the product business plans, discounted on the basis of a WACC rate determined by applying the Capital Asset Pricing Model. Goodwill Goodwill is allocated to the Cash Generating Units (CGUs) or groups of CGUs concerned, which are determined with reference to the Group’s organisational, management and control structure coinciding, as is known, with the Group’s four business segments. At the recognition of the mergers and demergers occurred in 2016 within the creation of the One Company, the goodwill was allocated, in accordance with the principle of “continuity of values”, to the same CGUs as those in the Consolidated Financial Statements, differentiating the part of goodwill related to net assets recognised line-by-line from that related to foreign equity investments, for which goodwill was recognised on the basis of the investments’ values. Compared to 31 December 2021, the CGUs on which the goodwill is allocated have been affected by the spin- off of the Aeronautics segment into the Aircraft and Aerostructures segments, which was carried out to provide a more consistent representation of the underlying company strategies and business trends. Goodwill previously allocated to Aeronautics has been allocated in full to the Aircraft segment, on the basis of the relative fair value. The breakdown of goodwill recognised by business sector at 31 December 2022 is as follows: 31 December 2021 31 December 2022 Helicopters 459 459 Electronics for the Defence and Security 188 189 Aircraft 60 60 707 708 Goodwill is tested for impairment in order to determine any possible loss in value, making reference to the CGU as a whole, including, in accordance with the organisational and operational model, the equity investments falling within the scope of consolidation, which are then included and tested in the same year as the impairment. Therefore, only the equity investments that are not tested together with goodwill are subject to an impairment test separately, if required. The test is done by individual CGU by comparing the carrying amount with the greater of the value in use of the CGU and amount recoverable by sale (fair value). In practice, the Company has established an operational hierarchy between calculating the fair value net transaction costs and value in use, where the value in use is estimated first, and then only after, if it is lower than the carrying value, is the fair value net of transaction costs determined. In particular, the value in use is measured by the unlevered discounting of the cash flows resulting from the Group’s five-year business plans prepared by the CGU’s management and incorporated into the plan approved by Leonardo’s Board of Directors, projected beyond the explicit time horizon covered by the plan according to the perpetuity growth method (terminal value), using growth rates (“g-rate”) no greater than those forecast for the markets in which the given CGU operates. The cash flows used were those provided for in the plans adjusted to exclude the effects of any future business restructurings, not yet approved, or future investments for improving future performance. Specifically, these cash flows are those generated before financial expense and taxes – determined on a notional basis - and include investments in capital assets and monetary changes in working capital, while excluding cash flows from financial management, extraordinary events or the payment of dividends. The basic macro-economic assumptions were made on the basis of external information sources, where available, while the profitability and growth estimates used in the plans were calculated by management based on past experience and expected prospective developments in the markets in which the Company operates.

Separate Financial Statements at 31 December 2022 293 These cash flows are discounted on a weighted-average cost of capital (WACC) basis calculated using the Capital Asset Pricing Model method. The following factors were taken into account in calculating WACCs, which were also determined using the data referable to the main competitors operating in each sector: • the risk-free rate was determined using the 10-year gross yield of government bonds of the geographic market of the CGU; • the market premium determined using the computations of external providers; • the sector beta; • the cost of debt; • the debt/equity ratio. On the contrary, the growth rates used to project the CGU’s cash flows beyond the explicit term of the plan were estimated by making reference to the growth assumptions of the individual sectors in which said CGUs operate. These assumptions are based on the internal processing of external sources, making reference to a period of time that is usually ten years. The g-rates used for the purposes of the impairment test were equal to 2%, consistently with the actions taken in previous financial years, even in the presence of higher expected growth rates in some sectors. Below are mostly important assumptions for the purposes of estimating the cash flows used in determining the value in use: • WACC; • g-rate; • ROS; • trend in Defence budgets. In estimating these assumptions, the management made reference, in the case of external variables, to internal information processed on the basis of external surveys, as well as on its knowledge of the markets and of the specific contractual situations. The following WACCs and (nominal) growth rates were used at 31 December 2022 and 2021: 31 December 2021 31 December 2022 Wacc g-rate Wacc g-rate Helicopters 7.0% 2.0% 8.6% 2.0% Electronics for the Defence and Security 6.1% 2.0% 7.5% 2.0% Aircraft 6.7% 2.0% 8.1% 2.0% Testing revealed no signs of impairment but showed, on the contrary, significant positive margins (Headroom). Sensitivity analysis was conducted on the results of the tests, making reference to the assumptions for which it is reasonable to believe that a change in the same may significantly modify the results of the test. The wide positive margins recorded in all sectors are such that they may not be significantly modified by any changes in the assumptions described above. In any case, the results for all CGUs are reported below for information purposes. The table below shows, for the 2022 and 2021 financial years, the headroom relating to the base scenario, compared with the results of the following sensitivity analyses: (i) increase by 50 basis points in the interest rate used to discount cash flows across all the CGUs, other conditions being equal; (ii) reduction by 50 basis points in the growth rate used in calculating the terminal value, other conditions being equal; (iii) reduction by half point in the operating profitability applied to the terminal value, other conditions being equal.

Separate Financial Statements at 31 December 2022

| 31 December 2021 | Margin (base case) | Margin post sensitivity | | |
|---|---|---|---|---|
| | | Wacc | g-rate | ROS TV |
| Helicopters | 1,545 | 1,020 | 1,105 | 1,309 |
| Electronics for the Defence and Security | 12,006 | 10,346 | 10,585 | 11,573 |
| Aircraft | 7,663 | 7,025 | 7,125 | 7,418 |

| 31 December 2022 | Margin (base case) | Margin post sensitivity | | |
|---|---|---|---|---|
| | | Wacc | g-rate | ROS TV |
| Helicopters | 1,321 | 967 | 1,041 | 1,135 |
| Electronics for the Defence and Security | 8,479 | 7,481 | 7,668 | 8,188 |
| Aircraft | 5,730 | 5,389 | 5,455 | 5,587 |

***Development costs and non-recurring charges***

Investments of the item "development costs" related in particular to *Defence Electronics & Security* for €mil. 31 and to *Helicopters* for €mil. 12. The investments of "Non-recurring costs" refer to the Helicopters sector for €mil. 76 and to the *Defence Electronics & Security* sector for €mil.22.

As regards programmes that benefit from the provisions of Law 808/85 and that are classified as functional to national security, the portion of capitalised non-recurring costs, pending the fulfilment of the legal requirements for the classification under receivables, is separately classified among "other non-current assets" (Note 12). The related amount is calculated on the basis of the management's estimate that takes account of both reasonable certainty of obtaining grants and the effects arising from time value in the event that, once they have been obtained, they are deferred over more than one financial period. Receivables for grants assessed by the grantor in relation to capitalised costs (shown here net of the related grants) are illustrated in Note 28.

The impairment for the year mainly refers to write-downs linked to programmes in the *Aircraft* business segment. Impairment tests of non-recurring costs and development costs are performed on the most significant programmes in terms of capitalisation or risk or when impairment indicators emerge. They are carried out – if conditions obtain- using the discounted cash flow method. The cash flows used are those of the product business plans, discounted on the basis of a WACC rate determined by applying the Capital Asset Pricing Model. As stated in the section on accounting principles, product business plans factor in all investments related to climate change issues.

At 31 December 2022, total research and development costs, including also "development costs" and "non-recurring costs" just mentioned, amount to €mil. 1,192 (€mil. 1,105 at 31 December 2021), of which €mil. 164 expensed (€mil. 149 at 31 December 2021).

***Concessions Licenses and Trademarks***

The item "Concessions, licenses and trademarks" remains essentially unchanged with an increase, net of amortization charges for the period, of €mil. 3.

***Other intangible assets***

"Other assets" mainly include software, intangible assets in progress and advances.

294

Separate Financial Statements at 31 December 2022

## 9. PROPERTY, PLANT AND EQUIPMENT

| | Property, plant and equipment | | | | |
|---|---|---|---|---|---|
| | Land and buildings | Plant and machinery | Equipment | Other tangible assets | Total |
| *1 January 2021* | | | | | |
| Cost | 38 | 1,240 | 1,853 | 852 | **3,983** |
| Amortisation, depreciation and write-offs | (33) | (984) | (1,662) | (538) | **(3,217)** |
| **Carrying amount** | **5** | **256** | **191** | **314** | **766** |
| Investments | - | 7 | 36 | 117 | **160** |
| Sales | - | - | - | (3) | **(3)** |
| Depreciation | (1) | (52) | (36) | (28) | **(117)** |
| Other changes | 1 | 35 | 21 | (71) | **(14)** |
| *31 December 2021* | **5** | **246** | **212** | **329** | **792** |
| broken down as follows: | | | | | |
| Cost | 27 | 1,272 | 1,909 | 890 | **4,098** |
| Amortisation, depreciation and write-offs | (22) | (1,026) | (1,697) | (561) | **(3,306)** |
| **Carrying amount** | **5** | **246** | **212** | **329** | **792** |
| Investments | - | 13 | 45 | 202 | **260** |
| Sales | - | - | - | (4) | **(4)** |
| Depreciation | (1) | (55) | (45) | (30) | **(131)** |
| Other changes | 2 | 33 | 28 | (64) | **(1)** |
| ***31 December 2022*** | **6** | **237** | **240** | **433** | **916** |
| broken down as follows: | | | | | |
| Cost | 28 | 1,316 | 1,995 | 1,024 | **4,363** |
| Amortisation, depreciation and write-offs | (22) | (1,079) | (1,755) | (591) | **(3,447)** |
| **Carrying amount** | **6** | **237** | **240** | **433** | **916** |

The item showed an increase due to the new investments, net of the depreciation charges for the period, and as a result of investments in tangible assets under construction.

Investments in 2022 are mainly related to *Aircraft* for €mil. 81, *Aerostructures* for €mil. 49, *Defence Electronics & Security* for €mil. 84 and *Helicopters* for €mil. 37.

The item “Other property, plant and equipment” includes also the amount of property, plant and equipment under completion (€mil. 272 at 31 December 2022 and €mil. 169 at 31 December 2021).

Commitments for the acquisition of tangible assets were in place for €mil. 162 at 31 December 2022 (€mil. 147 at 31 December 2021).

295

Separate Financial Statements at 31 December 2022

## 10. RIGHT OF USE

| | Right of use | | |
|---|---|---|---|
| | Right of use of land and buildings | Right of use of equipment | Total |
| *1 January 2021* | | | |
| Cost | 757 | 48 | **805** |
| Amortisation, depreciation and write-offs | (197) | (22) | **(219)** |
| Carrying amount | 560 | 26 | **586** |
| New Contract submission | 12 | 15 | **27** |
| Closing and contract modifications | 13 | 4 | **17** |
| Depreciation | (106) | (15) | **(121)** |
| *31 December 2021* | **479** | **30** | **509** |
| broken down as follows: | | | |
| Cost | 782 | 64 | **846** |
| Amortisation, depreciation and write-offs | (303) | (34) | **(337)** |
| Carrying amount | **479** | **30** | **509** |
| New Contract submission | 52 | 2 | **54** |
| Closing and contract modifications | 212 | 1 | 213 |
| Depreciation | (109) | (14) | **(123)** |
| Other changes | 14 | 1 | **15** |
| ***31 December 2022*** | 648 | 20 | **668** |
| broken down as follows: | | | |
| Cost | 892 | 61 | **953** |
| Amortisation, depreciation and write-offs | (243) | (42) | **(285)** |
| **Carrying amount** | **649** | **19** | **668** |

During 2022 this item showed an increase of €mil. 159 mainly due to the signature of new contracts, net of amortisation for the period.

The Company has opted to exclude from the scope of application, the leases with a term of less than 12 months and those concerning assets of modest value, the effects of which were therefore recognised among "costs for purchases".

At 31 December 2022 acquisition commitments were in place for short-term leases for €mil. 3 (€mil. 4 at 31 December 2021).

## 11. EQUITY INVESTMENTS

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | Equity investments | Risk provisions | Total | Equity investments | Risk provisions | Total |
| **1 January** | **7,691** | **(4)** | **7,687** | **7,684** | **(14)** | **7,670** |
| Acquisitions/subscriptions | 246 | - | **246** | 2,446 | 10 | **2,456** |
| Effect from Mergers/Demergers | - | - | **-** | (43) | - | **(43)** |
| Revaluation/Impairment losses | (13) | (10) | **(23)** | 1,322 | (1) | **1,321** |
| Disposals | (2) | - | **(2)** | (1,462) | - | **(1,462)** |
| Other changes | (238) | - | **(238)** | (309) | - | **(309)** |
| **31 December** | **7,684** | **(14)** | **7,670** | **9,638** | **(5)** | **9,633** |

296

Separate Financial Statements at 31 December 2022

Appendices no. 1 and 2 to these Notes provide, respectively, the changes that occurred in the year and detailed information on equity investments showing the total of assets and liabilities, as required by IFRS 12.

The carrying amount of equity investments, if conditions obtain, is tested for impairment in order to determine any possible loss in value. As mentioned, the carrying amount of individual equity investments is mainly tested by making reference to the relevant divisions; for any information on the procedures for the performance of tests and any related information, reference should then be made to Note 4.6 of the Consolidated Financial Statements.

Among the changes that occurred during the period were the following transactions:

- acquisition of capital quotas in the following investments:
  - Hensoldt AG, equal to €mil. 618, a company that is the leading German player in the field of sensor solutions for defence and security applications. The equity interest held by Leonardo is 25%;
  - Leonardo CAE Advanced Jet Training S.r.l. equal to €mil. 10, a company specialising in providing support for the activities of the International Flight Training School (IFTS). The interest held by Leonardo in the capital remained unchanged compared to 2021 (50%);
  - Polo Strategico Nazionale S.p.A., equal to €mil. 3, promoted by the Department for Digital Transformation of the Prime Minister's Office under Mission 1 of the NRRP (National Recovery and Resilience Plan). Leonardo's share in the capital is equal to 25% (see Note 5);
- within the scope of the reorganisation of the Leonardo group companies in the United States (see Note 5), the completion of the following transactions through Leonardo US Holding LLC:
  - a repayment of capital of €mil. 309 of Leonardo US Holding LLC;
  - the value write-back of previous write-downs charged to Leonardo US Holding LLC for €mil. 1,290;
  - the sale of 50%, equal to €mil. 1.462, in Leonardo US Holding LLC to direct subsidiary Leonardo International S.p.A. with the simultaneous recapitalisation of the latter company for the same amount;
  - the recapitalisation of Leonardo US Holding LLC, equal to €mil. 237, through the acquisition of direct subsidiary of AgustaWestaland Philadelfia Corporation (see Note 19);
- the recapitalisations of Leonardo Partecipazioni S.p.A., equal to €mil. 39, of which an amount of €mil. 10 by using the Provision for risks on equity investments, and of Kopter, equal to €mil. 86 (see Note 34);
- the write-down, equal to €mil. 9, of which an amount of €mil. 1 under the provision for risks on equity investments, includes the losses recorded by Industria Italiana Autobus S.p.A. for the period;
- the revaluation, equal to €mil. 40, includes the improvement recorded in the volumes of Consorzio ATR GIE in 2022;
- the accounting effect of the merger, equal to €mil. 43, concerns Vitrociset S.p.A. (see Note 5).

The recoverability of the carrying amount of equity investments is verified, where the prerequisites are met, including through impairment tests, from which no critical issues have emerged.

Finally, below is reported a comparison of the carrying amounts and the average market price of the listed shares of Avio S.p.A. and Hensoldt AG in December 2022:

| Listed company | N° of shares held | Stock price | | Book value | | Unit Difference in € | Total Difference in €mil. |
|---|---|---|---|---|---|---|---|
| | | Unit € | Total €mil. | Unit € | Total €mil. | | |
| Avio Spa | 7,809,307 | 10.04 | 78.40 | 10.84 | 84.70 | (0.80) | (6.30) |
| Hensoldt AG | 26,355,000 | 21.85 | 575.80 | 23,45 | 618.04 | (1.60) | (42.20) |

297

Separate Financial Statements at 31 December 2022 298 The losses in value at 31 December 2022 of the listed companies were not considered material due to the lack of a permanent valuation over the time. 12. RECEIVABLES AND OTHER NON-CURRENT ASSETS 31 December 2021 31 December 2022 Deferred grants under Law no. 808/85 10 6 Related parties receivables (Note 34) 443 88 Other non-current receivables 11 39 Non-current receivables 464 133 Prepayments - non-current portion 5 4 Non-recurring costs pending under Law no. 808/1985 15 29 Non-current assets 20 33 Non-current receivables showed a decrease of €mil. 331, mainly attributable to related parties, the details of which are reported in Note 34 . Non-current assets showed an increase of €mil. 13 essentially related to the item “Non-recurring costs pending under Law 808/1985”. The changes during the year and the composition of assets by maturity, currency and geographical area are shown in Appendices nos. 3, 4, 5 and 6 to these Notes. 13. INVENTORIES 31 December 2021 31 December 2022 Raw materials, supplies and consumables 1,549 1,634 Work in progress and semi-finished goods 1,002 984 Finished goods and merchandise 37 42 Assets from contracts point in time 154 224 Advances to suppliers 1,450 1,065 4,192 3,949 Inventories showed a decrease in the period equal to €mil. 243. Provisions for write-down are entered against the inventories to cover any obsolescence, slow-moving items or if the entry value is higher than the net realisable value, for a total amount of €mil. 591 (€mil. 589 al 31 December 2021). Point-in-time contract assets include production progress recorded on contracts that do not meet the requirements for the recognition of revenues on an over time basis.

Separate Financial Statements at 31 December 2022

## 14. CONTRACT ASSETS AND LIABILITIES

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Contract assets (gross) | 5,336 | 5,360 |
| Liabilities from contracts | (2,681) | (2,979) |
| **Contract assets (net)** | **2,655** | **2,381** |
| | | |
| Contract liabilities (gross) | 6,779 | 6,958 |
| Assets from contracts | - | (207) |
| **Contract liabilities (net)** | **6,779** | **6,751** |

Contract assets are stated among assets, net of related liabilities if, based on an analysis carried out on a contract-by-contract basis, the gross amount of work executed at the reporting date exceeds advances received from customers, or, among liabilities, if advances exceed the relevant work. This offsetting is performed only with regard to contract assets and liabilities and not to point-in-time contract assets classified among inventories. If the progress payments and advances from customers have not been collected at the reporting date, the corresponding amount is recognised as a receivable from customers.

Below is a breakdown of net contract assets:

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Cost incurred and margins recognised | 5,217 | 5,567 |
| Advanced received | (9,341) | (9,937) |
| **Net value** | **(4,124)** | **(4,370)** |

## 15. TRADE AND FINANCIAL RECEIVABLES

| | 31 December 2021 | | 31 December 2022 | |
|---|---|---|---|---|
| | Trade | Financial | Trade | Financial |
| Receivables | 2,236 | 16 | 2,395 | 68 |
| Allowance for doubtful accounts | (377) | (2) | (407) | (19) |
| Related parties current receivables (Note 34) | 1,134 | 63 | 1,133 | 277 |
| | **2,993** | **77** | **3,121** | **326** |

The “Provision for bad debts” mainly includes the effects of the application of IFRS 9.

The composition of assets by currency and geographical area is shown in Appendices nos. 5 and 6 to these Notes. The ageing of receivables together with an analysis of how the Company manages credit risk is reported under Note 35.

## 16. RECEIVABLES AND PAYABLES FOR INCOME TAXES

At 31 December 2022 income tax receivables and payables amounted to €mil. 34 (€mil.64 at 31 December 2021) and €mil. 64 (€mil. 29 at 31 December 2021) respectively.

The increase in payables is mainly attributable to the calculation of IRES (corporate income tax) and IRAP (regional tax on production) taxes determined on the 2022 result.

The changes during the year and the composition of assets and liabilities by currency and geographical area are shown in Appendices nos. 5, 6, 9 and 10 to these Notes.

299

Separate Financial Statements at 31 December 2022

## 17. OTHER CURRENT ASSETS

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| Derivatives | 81 | 211 |
| Prepaid expenses - current portion | 57 | 63 |
| Receivables for grants | 56 | 59 |
| Receivables from employees and social security | 49 | 35 |
| Indirect tax receivables | 17 | 33 |
| Deferred receivables under Law no. 808/85 | 4 | 2 |
| Other related parties receivables (Note 34) | 27 | 27 |
| Other assets | 84 | 58 |
| | **375** | **488** |

This item showed an increase of €mil. 113 compared to 2021, mainly as a result of an increase in derivative assets for €mil. 130, mainly due to the fluctuations in the Euro/US Dollar exchange rates.

The breakdown of current assets from related parties is commented on in Note 34 .

The changes during the year and the composition of assets by currency and geographical area are shown in Appendices nos. 5 and 6 to these Notes.

The table below provides the breakdown of derivative assets and liabilities.

| | Fair value at | | | | | |
|---|---|---|---|---|---|---|
| | 31 December 2021 | | | 31 December 2022 | | |
| | Assets | Liabilities | Net | Assets | Liabilities | Net |
| *Trading* | - | (1) | **(1)** | - | (1) | **(1)** |
| *Cash flow hedge* | - | (13) | **(13)** | 30 | - | **30** |
| | | | | | | |
| *Trading* | 5 | (5) | - | 21 | (21) | - |
| *Cash flow hedge* | 76 | (131) | **(55)** | 160 | (245) | **(85)** |

The cash flow hedge is the forward instrument hedging trade items denominated in foreign currency.

## 18. CASH AND CASH EQUIVALENTS

The balance of "Cash and cash equivalents" at 31 December 2022, equal to €mil. 1,040 (€mil. 1,875 al 31 December 2021), was mainly the result of net cash flows realised by the Company's divisions during the year. Cash and cash equivalents at 31 December 2022 include €mil. 5 of term deposits (€mil. 2 at 31 December 2021).

## 19. ASSETS AND LIABILITIES HELD FOR SALE

At 31 December 2021 the item included, for €mil. 237, the investment value in Agustawestland Philadelphia Corporation, a 100% controlled company. As part of the project to reorganise the Leonardo Group's presence in North America, in December 2022, the company was entirely sold to Leonardo US Holding LLC.

300

Separate Financial Statements at 31 December 2022 301 20. EQUITY 31 December 2021 31 December 2022 Capital 2,499 2,499 Legal reserve 318 327 Extraordinary reserve 392 392 Reserve for actuarial gains/(losses) in equity (70) (60) Cash flow hedge reserve (59) (58) Stock grant reserve 40 45 Merger/demerger surplus reserve 720 706 Retained earnings and other reserves 2,019 2,107 Net profit/(loss) for the period 177 1,701 Equity 6,036 7,659 The composition of the share capital is as follows: Number of ordinary shares Par value Treasury shares value Costs incurred (net of tax effect) Total Outstanding shares 578,150,395 2,544 - (19) 2,525 Treasury shares (2,843,120) - (26) - (26) 31 December 2021 575,307,275 2,544 (26) (19) 2,499 Repurchase of treasury shares net of the portion sold - - - - - 31 December 2022 575,307,275 2,544 (26) (19) 2,499 Broken down as follows: Outstanding shares 578,150,395 2,544 - (19) 2,525 Treasury shares (2,843,120) - (26) - (26) The share capital, fully subscribed and paid-up, is divided into 578,150,395 ordinary shares with a par value of € 4.40 each, including no. 2,843,120 treasury shares. At 31 December 2022 the Ministry of Economy and Finance owned around 30.204% of the share capital. The equity broken down by available and distributable reserves is shown in Appendix no. 7 to these Notes. The cash flow hedge reserve includes changes in fair value of derivatives used by the Company to hedge its exposure to currency net of the effect of deferred taxes until the moment in which the “underlying position” is recognised in the income statement. When this condition is met, the reserve is recognised in the income statement to offset the economic effects of the hedged transaction. The revaluation reserve includes the effects of the valuation of actuarial gains and losses with reference to severance pay.

Separate Financial Statements at 31 December 2022

## 21. LOANS AND BORROWINGS

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | Non current | Current | Total | Non current | Current | Total |
| Bonds | 1,589 | 619 | 2,208 | 1,592 | 36 | 1,628 |
| Bank loans and borrowings | 1,599 | 49 | 1,648 | 1,081 | 22 | 1,103 |
| Related parties loans and borrowings (Note 34) | 472 | 2,112 | 2,584 | 631 | 2,336 | 2,967 |
| Lease liabilities | 75 | 25 | 100 | 62 | 19 | 81 |
| Other financial debts | 58 | 29 | 87 | 59 | 26 | 85 |
| | **3,793** | **2,834** | **6,627** | **3,425** | **2,439** | **5,864** |

The item decreased by €mil. 763 mainly as a result of the change in bonds and in bank loans and borrowings.

Related parties loans and borrowings increased by€mil. 383 and included at 31 December lease liabilities amounting to €mil. 580 (€mil. 437 at 31 December 2021). The breakdown is shown in Note 34.

The main clauses that regulate the Company's loans and borrowings are provided in the section on "Financial Transactions" of the Report on Operations. Below is the breakdown in loans and borrowings:

| | 1 January 2021 | New borrowings | Repayments/Payment of coupons | Other net increase (decrease) | Exchange differences | 31 December 2021 |
|---|---|---|---|---|---|---|
| Bonds | 2,969 | - | (739) | (22) | - | **2,208** |
| Bank loans and borrowings | 896 | 800 | (46) | (2) | - | **1,648** |
| Related-parties loans and borrowings | 2,417 | - | - | 149 | 18 | **2,584** |
| Lease liabilities | 104 | - | - | (4) | - | **100** |
| Other financial debts | 107 | - | - | (20) | - | **87** |
| | **6,493** | **800** | **(785)** | **101** | **18** | **6,627** |

| | 1 January 2022 | New borrowings | Repayments/Payment of coupons | Other net increase (decrease) | Exchange differences | 31 December 2022 |
|---|---|---|---|---|---|---|
| Bonds | 2,208 | - | (556) | (24) | - | **1,628** |
| Bank loans and borrowings | 1,648 | - | (546) | (1) | 2 | **1,103** |
| Related-parties loans and borrowings | 2,584 | - | (152) | 562 | (27) | **2,967** |
| Lease liabilities | 100 | - | - | (19) | - | **81** |
| Other financial debts | 87 | - | - | (2) | - | **85** |
| | **6,627** | **-** | **(1,254)** | **516** | **(25)** | **5,864** |

Below is the reconciliation of the financial liabilities with the cash flows from financing activities in 2022:

302

Separate Financial Statements at 31 December 2022

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| **Balance at 1 January** | **6,493** | **6,627** |
| **Changes included in cash flows from financing activities** | **95** | **(762)** |
| *- Bond issue (Repayments)* | *(739)* | *(556)* |
| *- Term loan and BEI Subscription* | *800* | *(546)* |
| *- Net change in other borrowings* | *34* | *340* |
| **Non-monetary movements:** | **39** | **(1)** |
| *- Non-monetary items of lease liabilities* | 44 | 49 |
| *- Exchange rate effects* | *18* | *(25)* |
| *- Accrued interest* | *(23)* | *(25)* |
| **Balance at 31 December** | **6,627** | **5,864** |

### *Bonds*

Below are the bonded loans in place and listed on the Luxembourg Stock Exchange:

| Year of issue | Maturity | Currency | Outstanding nominal amuont (mil.)(*) | Annual coupon | Type of offer |
|---|---|---|---|---|---|
| 2005 | 2025 | € | 500 | 4.88% | European institutional |
| 2017 | 2024 | € | 600 | 1.50% | European institutional |
| 2020 | 2026 | € | 500 | 2.38% | European institutional |

*(*)Residual nominal amounts in case of issues subject to the buy-back transactions*

The item decreased on account of the repayment of the residual portion (€mil. 556) of the 2009 bonded loan of an original amount of €mil. 600 reaching its expiry date.

The Company's issues are governed by rules with standard legal clauses for these types of corporate transactions on institutional markets that do not require any undertaking with regard to compliance with specific financial parameters (financial covenants) but they do require negative pledge and cross-default clauses. Based on negative pledge clauses, the Company is expressly prohibited from pledging collateral security or other obligations to secure its debt in the form of bonds or listed financial instruments or financial instruments that qualify for listing, unless these guarantees are extended to all bondholders. Exceptions to this prohibition are securitisation and, as from July 2006, the establishment of assets for the use indicated in Article 2447-bis et seq. of the Italian Civil Code. On the contrary, the cross-default clauses give the bondholders the right to request early redemption of the bonds in their possession in the event of default by the Company that results in a failure to make payment beyond pre-set limits.

### *Bank loans and borrowings*

The item decreased by €mil. 545 as a result of the early repayment of the €mil. 500 Term-Loan subscribed in 2018 and expiring in November 2023.

The item includes loan agreements entered into with the European Investment Bank (EIB) amounting to:

- €mil. 200 subscribed in December 2020 and used in January 2021, maturity date 2033;
- €mil. 300 subscribed in 2018, maturity date 2031.

Both loans have been raised to finance investment projects provided for in the Group's Industrial Plan.

The item also includes the ESG-linked Term Loan facility raised and used in December 2021 equal to €mil. 600, with a duration of 5 years and maturity date the beginning of 2027.

303

Separate Financial Statements at 31 December 2022

***Related parties loans and borrowings***

Payables to related parties amounting to €mil. 2,967 increased by €mil. 383 compared to 31 December 2021.

The item includes among others the loan agreement of €mil. 100 entered into in 2020 with Cassa Depositi e Prestiti (CDP) aimed at co-financing some investment projects provided for in the Industrial Plan and lease liabilities for €mil. 580 (€mil. 437 at 31 December 2021).

For a more detailed breakdown of related parties loans and borrowings, reference is made to Note 34 .

***Other financial debts***

The item includes the residual balance of subsidised loans, related to programmes and projects of the companies and business units merged.

Exposure to changes in interest rates of the financial liabilities is as follows:

| | Bonds | | Bank loans and borrowings | | Related parties loans and borrowings (Note 34) | | Lease liabilities | | Other financial debts | | Total | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **31 December 2021** | **floating** | **fixed** | **floating** | **fixed** | **floating** | **fixed** | **floating** | **fixed** | **floating** | **fixed** | **floating** | **fixed** |
| Within 1 year | - | 619 | 22 | 27 | 1,993 | 119 | - | 25 | 29 | - | **2,044** | **790** |
| 2 to 5 years | - | 1,589 | 631 | 38 | 100 | 217 | - | 48 | 58 | - | **789** | **1,892** |
| Beyond 5 years | - | - | 768 | 162 | 53 | 102 | - | 27 | - | - | **821** | **291** |
| **Total** | **-** | **2,208** | **1,421** | **227** | **2,146** | **438** | **-** | **100** | **87** | **-** | **3,654** | **2,973** |

| | Bonds | | Bank loans and borrowings | | Related parties loans and borrowings (Note 34) | | Lease liabilities | | Other financial debts | | Total | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **31 December 2022** | **floating** | **fixed** | **floating** | **fixed** | **floating** | **fixed** | **floating** | **fixed** | **floating** | **fixed** | **floating** | **fixed** |
| Within 1 year | - | 36 | 22 | - | 2,286 | 108 | - | 19 | 26 | - | **2,334** | **163** |
| 2 to 5 years | - | 1,592 | 749 | 62 | 100 | 362 | - | 36 | 59 | - | **908** | **2,052** |
| Beyond 5 years | - | - | 131 | 139 | - | 111 | - | 26 | - | - | **131** | **276** |
| **Total** | **-** | **1,628** | **902** | **201** | **2,386** | **581** | **-** | **81** | **85** | **-** | **3,373** | **2,491** |

***Lease liabilities***

The item lease liabilities at 31 December 2022 amounted to €mil. 661 (€mil. 537 at 31 December 2021) of which €mil. 81 (€mil. 100 at 31 December 2021) to third parties and €mil. 580 (€mil. 437 at 31 December 2021) to related parties.

********

Below is the financial information prepared in accordance with the scheme required under CONSOB communication DEM/6064293 of 28 July 2006 and updated in accordance with the ESMA guidelines 32-382-1138 of 4 March 2021 as implemented in the CONSOB warning notice no. 5/21 of 29 April 2021.

304

Separate Financial Statements at 31 December 2022

| | 31 December 2021 | 31 December 2022 |
|---|---|---|
| A - Cash | **(1,875)** | **(1,040)** |
| C - Other current financial assets | - | - |
| **D - Liquidity** | **(1,875)** | **(1,040)** |
| E - Current financial debt (*) | 2,138 | 2,077 |
| F - Current portion of non-current financial debt | 619 | 36 |
| **G - Current financial debt** | **2,757** | **2,113** |
| **H - Net current financial debt (funds)** | **882** | **1,073** |
| I - Non-current financial debt (*) | 3,793 | 3,425 |
| J - Debt instruments (**) | (8) | 19 |
| K - Trade payables and other non-current liabilities | 165 | 170 |
| **L - Non-current financial debt** | **3,950** | **3,614** |
| **M - Total financial debt** | **4,832** | **4,687** |

*(*) Includes leasing payables for € mil. 661, of which € mil. 126 current (€ mil. 537 at 31 December 2021, of which € mil. 144 current)*
*(**) Includes the fair value of foreign exchange derivatives hedging debt items*

The reconciliation between Net Financial Debt and Group Net Debt, used as KPI, is as follows:

| | *Note* | 31 December 2021 | 31 December 2022 |
|---|---|---|---|
| Net financial debt com. CONSOB no. DEM/6064293 | | **4,832** | **4,687** |
| Non-current payables to MED (Law 808/1985) | *24* | (165) | (170) |
| Non current financial receivables from Group's consolidated entities | | (430) | (75) |
| **Net debt (KPI)** | | **4,237** | **4,442** |

305

Separate Financial Statements at 31 December 2022

## 22. PROVISIONS FOR RISKS AND CHARGES AND CONTINGENT LIABILITIES

| | Guarantees given | Restructuring | Penalties | Product guarantees | Contracts (final losses) | Other provisions | Total |
|---|---|---|---|---|---|---|---|
| ***1 January 2021*** | | | | | | | |
| Current | 35 | 53 | 10 | 113 | 294 | 440 | **945** |
| Non current | - | 28 | 4 | 68 | - | 319 | **419** |
| | **35** | **81** | **14** | **181** | **294** | **759** | **1,364** |
| Allocations | 1 | 66 | 3 | 59 | 45 | 152 | **326** |
| Uses | - | (38) | (7) | (10) | - | (64) | **(119)** |
| Reversals | - | - | - | (33) | (112) | (80) | **(225)** |
| Other changes | (1) | 1 | 4 | 25 | 15 | (42) | **2** |
| ***31 December 2021*** | **35** | **110** | **14** | **222** | **242** | **725** | **1,348** |
| *Broken down as follows:* | | | | | | | |
| Current | 35 | 48 | 8 | 138 | 242 | 379 | **850** |
| Non current | - | 62 | 6 | 84 | - | 346 | **498** |
| | **35** | **110** | **14** | **222** | **242** | **725** | **1,348** |
| Allocations | 2 | 97 | 1 | 81 | 67 | 303 | **551** |
| Uses | (1) | (32) | - | (14) | - | (14) | **(61)** |
| Reversals | (14) | - | (4) | (48) | (126) | (174) | **(366)** |
| Other changes | (1) | (7) | - | - | 76 | (76) | **(8)** |
| ***31 December 2022*** | **21** | **168** | **11** | **241** | **259** | **764** | **1,464** |
| *Broken down as follows:* | | | | | | | |
| Current | 21 | 39 | 7 | 161 | 259 | 299 | **786** |
| Non current | - | 129 | 4 | 80 | - | 465 | **678** |
| | **21** | **168** | **11** | **241** | **259** | **764** | **1,464** |

The amount of the provision for risks showed an increase of €mil. 116 compared to the previous year.

The provision for "restructuring" showed an increase of €mil. 58 and includes the effects of the early retirement schemes under Article 4 of Law 92/2012 (Fornero Act), provided for in the agreement signed with the national trade unions in January 2023 (see Note 5) and in 2021.

"Other provisions for risks and charges" mainly include:

- the provision for tax disputes of €mil. 61 (€mil. 54 at 31 December 2021), of which new accruals to provisions for €mil. 13;
- the provision for litigation with employees and former employees of €mil. 18 (€mil. 24 at 31 December 2021) of which new accruals to provisions for €mil. 5;
- the provision for critical issues on contracts equal to €mil. 380 (€mil. 292 at 31 December 2021), of which new accruals to provisions for €mil. 234, attributable in particular to the Aircraft division.

With regard to risks, below is a summary of the criminal proceedings that are currently underway against Leonardo Spa, as well as certain former directors and executives, concerning acts committed during the performance of their duties at the Company. With specific reference to the events that occurred in 2022 and in early 2023:

- On 22 May 2019 the Supreme Court rejected the appeals submitted against the judgment whereby on 8 January 2018 the Milan Court of Appeal had acquitted the former Chairman and Chief Executive Officer of Leonardo and the former Chief Executive Officer of AgustaWestland SpA of the charges for the crimes under Articles 110, 112, paragraph 1, 318, 321 and 322-bis, paragraph 2(2) of the Italian

306

Separate Financial Statements at 31 December 2022 307 Criminal Code and Article 2 of Legislative Decree 74/2000, within the proceedings brought in relation to the supply of twelve AW 101 VIP/VVIP helicopters to the Indian Government. In respect of these companies, it is recalled that on 25 July 2014, pursuant to Article 58 of Legislative Decree 231/2001, the Public Prosecutor dismissed the proceedings against Leonardo, holding groundless, following the conclusion of investigations, the Company’s involvement from both a factual and legal point of view. The Prosecutor also acknowledged that since 2003 the Company has adopted, actually implemented and regularly updated an Organisational, Management and Control Model that is conceptually suitable to prevent offences like the one in question and is also focused on compliance processes as to guarantee adequate standards of fairness and ethical conduct. In addition, on 28 August 2014 the Judge for Preliminary Investigations (GIP, Giudice delle Indagini Preliminari) of the Court of Busto Arsizio – in granting the motions put forth by the companies – imposed administrative penalties pursuant to Article 63 of Legislative Decree 231/2001 and Article 444 and ff. of the Italian Code of Criminal Procedure, amounting to €80,000 for AgustaWestland SpA and €300,000 for AgustaWestland Ltd, and ordered the confiscation of the equivalent of €mil. 7.5. In this regard, on 20 April 2021 the Court of Appeal of Brescia, following the requests by AgustaWestland SpA and AgustaWestland Ltd for the review of the abovementioned rulings, revoked the rulings challenged and acquitted the aforesaid companies. Since times for a possible appeal to the Supreme Court expired, the ruling became definitive. As regards the investigations started by the Indian Judicial Authority (CBI) in February 2013 for the same facts referred to above, on 2 February 2018 a notice was served on AgustaWestland International Ltd., whereby the latter was invited to appear at the hearing to be held on 30 May 2018 before the Patiala House Court in New Delhi within the criminal proceedings brought therein against the aforesaid company and other entities and persons, including Leonardo Spa. On 13 April 2018 the Milan Public Prosecutor’s Office served the abovementioned notice of invitation to appear at the hearing on 30 May 2018 on Leonardo Spa. The Company submitted an application for enforcement review before the Judge for Preliminary Investigations (GIP) of the Court of Milan, which was rejected on 22 May 2018, as well as an appeal before the Lazio Regional Administrative Court. The Company also took the same legal actions with respect to the service of the notice of invitation to appear in court at the hearing on 10 September 2018. By a judgment dated 3 July 2019, the Lazio Regional Administrative Court rejected the appeals submitted by Leonardo Spa; the Company then filed an appeal against the abovementioned measures. By a judgment dated 7 May 2020 the Council of State granted the appeals submitted by Leonardo. Leonardo Spa has brought the same lawsuits before the administrative Court and before the Judge for Preliminary Investigations of the Court of Milan, including with reference to the services of notice of invitation to appear at the hearings set on 18 September 2019 and 18 December 2019. The Lazio Regional Administrative Court, by judgment dated 24 September 2021, rejected the appeals submitted by Leonardo; the Company filed an appeal with the Council of State, which, by judgment handed down at a plenary meeting on 6 December 2022, granted the appeal filed by Leonardo, annulling the orders issued by the Ministry of Justice. With regard to objecting to the execution of a judicial measure, the Judge of Preliminary Investigations of the Court of Milan granted the claims submitted by Leonardo by an order filed on 22 March 2022 while revoking the decrees whereby the notifications had been ordered by the Milan Public Prosecutor's Office. On the contrary AgustaWestland International Ltd appeared at the hearings set within the proceedings brought by the Central Bureau of Investigation and the proceedings are continuing before the Patiala House Court of New Delhi. On 28 August 2019 the Public Prosecutor’s Office of Milan served on Leonardo Spa a notice of invitation to appear at the hearing of 18 September 2019 within further proceedings brought by the

Separate Financial Statements at 31 December 2022 308 Indian Judicial Authority (Directorate of Enforcement) in relation to the supply of 12 AW 101 VIP/VVIP helicopters to the Indian Government. The Company submitted an application for enforcement review before the Judge for Preliminary Investigations of the Court of Milan, as well as an appeal with the Lazio Regional Administrative Court, even in relation to this notice. The Lazio Regional Administrative Court, by the same judgment of 24 September 2021, rejected the appeal submitted by Leonardo which filed an appeal with the Council of State. The latter granted the appeal submitted by Leonardo by a judgment handed down at a Plenary Meeting on 6 December 2022. With regard to objecting to the execution of a judicial measure, the Judge of Preliminary Investigations of the Court of Milan revoked, in the same order of 22 March 2022, the decree whereby the notification had been ordered by the Milan Public Prosecutor's Office. Finally, it should be noted that on 11 February 2020 a notice was served on AgustaWestland International Ltd whereby it was invited to appear in court within the proceedings brought by the Indian Judicial Authority (Directorate of Enforcement). The proceedings initiated by the Indian Authorities (CBI and Directorate of Enforcement) are currently pending in a preliminary phase before the Rouse Avenue Court in New Delhi; • By appeal to the Supreme Court served on 12 January 2022, the attorney general challenged the judgment whereby on 19 January 2021 the Court of Appeals of Milan rejected the appeals submitted against the judgment whereby on 15 June 2017 the Court of Milan acquitted certain directors of the then-Breda Termomeccanica SpA, subsequently Ansaldo SpA, who served during the period from 1973 to 1985, charged with having committed the crimes under Article 589, paragraphs 1, 2 and 3, Article 40, paragraph 2, Article 41, paragraph 1 of the Italian Criminal Code, Article 2087 of the Italian Civil Code and Article 590, paragraphs 1, 2, 3, 4 and 5, of the Italian Criminal Code, for violation of the rules governing the prevention of occupational diseases. Leonardo had entered appearance in the civil action within the abovementioned proceedings. On 8 November 2022 the Supreme Court declared that the appeal was inadmissible; • With reference to the criminal proceedings pending before the Court of Vercelli against three former employees of AgustaWestland SpA (who are currently working for Leonardo – Helicopters Division) and an employee of AgustaWestland Philadelphia Corporation for the crime referred to in Article 449 of the Italian Criminal Code in relation to Articles 428 and 589 of the Italian Criminal Code, relating to the accident that occurred in Santhià on 30 October 2015, the Court acquitted the defendants by judgment published on 14 February 2023, because the fact does not exist, setting a time limit of 90 days for the filing of the grounds for the decision. Based upon the information gathered and the results of the analysis carried out so far, the Directors of Leonardo did not allocate any specific provisions in relation to these cases. Any negative developments - which cannot be foreseen, nor determined to date - arising from any internal investigations or judicial investigations being conducted, will be subject to consistent assessment for the purposes of provisions (if any). * * * * * * * * With regard to the provisions for civil, tax and administrative disputes, it is underlined that the Company’s operations regard industries and markets where many disputes, both as petitioner and plaintiff, are settled only after a considerable period of time, especially in cases where the customer is a government entity. Pursuant to the IFRSs, provisions have only been set aside for risks that are deemed probable and for which the amount can be determined. No specific provisions have been set aside for certain disputes in which the Company is defendant as these disputes are reasonably expected to be settled, based on current knowledge, satisfactorily and without significantly impacting the Company. Of particular note are the following disputes:

Separate Financial Statements at 31 December 2022 309 • the proceedings brought by Firema under extraordinary management before the Court of Naples against the directors and statutory and independent auditors of Firema Trasporti (General Register 32257/13) in order to have them declared responsible for the financial collapse caused to the company, within which Leonardo and AnsaldoBreda have been summoned as parties concerned by the former directors Giorgio and Gianfranco Fiore. As to the action brought by GMR against Leonardo and AnsaldoBreda due to an abuse of economic dependence before the Court of Naples (General Register 16312/15), at the hearing held on 1 October 2020 the President of the Division first pointed out some issues connecting the two proceedings and then referred the present case before the judge of the proceedings under General Register 32257/13 in order for the proceedings to be possibly joined. In both proceedings Leonardo and AnsaldoBreda appeared before the court requesting that, on the merits, the claims submitted against them be dismissed as clearly groundless as of fact and as of right. At the hearing held on 4 October 2022 the Court: (i) with regard to proceedings under General Register no. 32257/13, took note of the death of Mr Gianfranco Fiore and declared the discontinuance of the trial; (ii) with regard to proceedings under General Register no. 16312/15, merely adjourned the case to the hearing on 8 November 2022, which was then postponed several times until 23 May 2023, for rejoining with the first proceedings, which had been resumed in the meantime; • The proceedings brought by Mr Pio Deiana (to have a deed of settlement entered into with former Ansaldo Industria declared null and void) before the Rome Court of Appeal – which had been discontinued following the latter's death and then resumed by his sister. During the course of the proceedings, the existence of another heir of the deceased person was noted; accordingly, at the last hearing on 26 October 2022, the Court declared the latter's non-appearance and set a hearing for the specification of conclusions on 18 December 2024. * * * * * * * * Moreover, given their complexity, their cutting-edge technological content and the nature of the customers, the Company’s long-term contracts are sometimes affected by disputes with customers in relation to the compliance of works with customer specifications and product performances. The Company adjusts the estimated contract costs for foreseeable issues, also taking into account the possible developments in the relevant disputes. With regard to contracts in progress affected by uncertainties and issues under discussion with customers we point out that: • by a request for arbitration filed on 25 October 2019, Leonardo S.p.a. and PSC S.p.A. (collectively referred to as “LP” unincorporated joint venture) initiated arbitration proceedings against Galfar Misnad Engineering & Contracting W.L.L., Salini-Impregilo S.p.A. (now Webuild) and Cimolai S.p.A. (collectively referred to as “GSIC” unincorporated joint venture) to seek an order imposing them to pay, among others, the fees that were still unpaid and any additional costs relating to the subcontract that had been entered into between the parties on 22 September 2016, whereby GSIC appointed LP to provide supplies and carry out certain manufacturing operations. These electrical, mechanical and plumbing plant engineering works are included in the general contract, awarded to GSIC, for the design and construction of the Al Bayt Stadium in Al Khor City (Qatar). The regular progress of the subcontracted works was strongly affected by a number of delays not attributable to LP, as well as by numerous additions and variations to the works that had been initially agreed and the shortcomings of the technical documentation prepared by GSIC. On the other hand, the latter submitted allegations to the contrary, while also charging LP with having caused damage to its organisation.

Separate Financial Statements at 31 December 2022 310 In this context, on a preliminary basis LP asked the court to order GSIC to pay the remaining instalments of the fees initially envisaged in the subcontract, as well as any and all additional costs incurred for a total of about QAR mil. 1,500 (about €mil. 388 at 17 February 2023). On the other hand, GSIC contested any charges and asked the court, on a counterclaim basis, to order LP to compensate for any damage the latter had allegedly caused, for a total of QAR mil. 721 (about €mil. 186 at 17 February 2023). From a procedural point of view, the phase for the exhibition of documents between the parties was completed in December 2021 following an initial exchange of briefs and statements (including the Memorial of claim submitted by LP in November 2020 and the subsequent Memorial of defence and counterclaim submitted by GSIC in July 2021). In addition to the hearing held in Doha from 4 to 15 July 2022, the Arbitral Tribunal revised the trial schedule, expecting to issue the final award by July 2023. 23. EMPLOYEE BENEFIT OBLIGATIONS 31 December 2021 31 December 2022 Severance pay provision 239 208 Defined contribution plans 31 38 270 246 The severance pay provision showed a reduction essentially due to early retirements under art. 4 of Law 92/2012 (Fornero Act). The amount of the costs related to employee benefit obligations, which was recognised during the year under financial expense, is equal to €mil. 2 (€mil.1 at 31 December 2021). Below are the changes in the severance pay: 31 December 2021 31 December 2022 Opening balance 250 239 Net interest expense 1 2 Remeasurement 8 (10) Actuarial losses (gains) through equity - financial assumptions 8 (10) Benefits paid (19) (27) Other changes (1) 4 Closing balance 239 208 It should be noted that the portion of cost for the year relating to amounts transferred to pension funds or to a treasury fund managed by INPS is recognised according to the rules for defined-contribution plans, without any actuarial assessment. The main actuarial assumptions used in the valuation of defined-benefit plans and of the portion of the severance pay that has maintained the nature of defined-benefit plan are as follows: 31 December 2021 31 December 2022 Discount rate (annual) 0.7% 3.7% Inflation rate 1.4% 2.2% The sensitivity analysis for each significant actuarial assumption, which shows the effects on bonds in absolute value, is as follows:

Separate Financial Statements at 31 December 2022

| | 31 December 2021 | | 31 December 2022 | |
|---|---|---|---|---|
| | -0.25% | +0.25% | -0.25% | +0.25% |
| Discount rate (annual) | 3 | (3) | 2 | (2) |
| Inflation rate | (2) | 2 | (2) | 2 |

The average duration of the severance pay is five years.

## 24. OTHER NON-CURRENT AND CURRENT LIABILITIES

| | 31 December 2021 | | 31 December 2022 | |
|---|---|---|---|---|
| | Non current | Current | Non current | Current |
| Employee obligations (*) | 49 | 359 | 41 | 367 |
| Deferred income | 151 | 65 | 122 | 124 |
| Amounts due to social security institutions | 1 | 195 | - | 195 |
| Payables to MED (Law no. 808/85) | 165 | - | 170 | - |
| Payables to MED for monopoly costs (Law no. 808/85) | 220 | 16 | 185 | 45 |
| Indirect tax liabilities | - | 63 | - | 88 |
| Derivatives | - | 150 | - | 267 |
| Other liabilities | 79 | 262 | 58 | 246 |
| Other payables to related parties (Note 34) | 144 | 36 | 157 | 81 |
| | **809** | **1,146** | **733** | **1,413** |

*(*) Non-current item includes other employee benefits related to seniority bonuses*

The item increased by €mil. 191 compared to 2021 mainly due to the increase in derivative liabilities for €mil. 117, essentially determined by the fluctuation of the Euro/US Dollar exchange rate and by the increase in deferred income for €mil. 30.

“Deferred income” specifically includes subsequent years rentals already collected in past years in relation to the agreements for the sale of “Ansaldo” trademark, royalties and grants collected.

The payables to the Ministry for Economic Development (MED) under Law 808/1985 relate to monopoly costs accrued on national security and similar projects, as well as payables for grants received from MED for the development of programmes not related to national security and similar projects eligible for benefits under Law 808/1985.

The breakdown of other payables to related parties is described in Note 34 .

“Other payables” mainly refer to contractual agreement and penalties for €mil. 116, commissions and royalties for €mil. 39.

The changes recorded during the year and the composition of liabilities by maturity, currency and geographical area are shown in Appendices nos. 8, 9 and 10 to these Notes.

311

Separate Financial Statements at 31 December 2022 312 25. TRADE PAYABLES 31 December 2021 31 December 2022 Suppliers 1,980 1,808 Trade payables to related parties (Note 34) 760 667 2,740 2,475 26. GUARANTEES AND OTHER COMMITMENTS At 31 December 2022 the Company had in place the following guarantees: 31 December 2021 31 December 2022 Guarantees in favour of related parties (Note 34) 4,011 3,782 Guarantees in favour of third parties 7,805 8,101 Guarantees given to third parties 1,954 1,732 Unsecured guarantees given 13,770 13,615 Specifically, the main guarantees issued consist of: • bank and insurance sureties in favour of third-party companies for an amount of €mil. 8,101 (€mil. 7,805 at 31 December 2021); • bank and insurance counter-guarantees issued in the interest of related parties for €mil. 1,200 (€mil. 951 at 31 December 2021); • direct commitments issued by the Company in favour of tax authorities, customers and co-suppliers (Parent Company Guarantee) for €mil. 1,730 (€mil. 1,952 at 31 December 2021), in favour of related parties for €mil. 2,582 (€mil. 3,060 at 31 December 2021) and in favour of other companies for €mil. 2 (€mil. 2 at 31 December 2021). In addition to the above commitments, the Company issued non-binding letters of patronage on behalf of subsidiaries and certain associates in support for their commercial activities. 27. REVENUES 2021 2022 Revenue from contracts with customers 6,808 6,640 Change in contract assets 308 291 Revenue and change in contract assets from related parties (Note 34) 2,216 2,625 Total revenues 9,332 9,556 The performance in terms of revenues by business sector at Group level is commented on in the Report on Operations. Below is the breakdown of revenue by timing of reporting: 2021 2022 Revenues recognized at point in time 1,658 1,429 Revenues recognized over time 7,674 8,127 Total 9,332 9,556 Revenues were realised in the following geographical areas:

Separate Financial Statements at 31 December 2022

| | 2021 | 2022 |
|---|---|---|
| Italy | 2,298 | 2,060 |
| United Kingdom | 286 | 389 |
| Rest of Europe | 2,559 | 2,619 |
| United states of America | 920 | 1,159 |
| Rest of the world | 3,269 | 3,329 |
| | **9,332** | **9,556** |

## 28. OTHER OPERATING INCOME (EXPENSES)

| | 2021 | | | 2022 | | |
|---|---|---|---|---|---|---|
| | Income | Expenses | Net | Income | Expenses | Net |
| Grants for research and development costs (*) | 26 | - | 26 | 26 | - | 26 |
| Other operating grants | 10 | - | 10 | 4 | - | 4 |
| Gains/losses on sales of intangible asset, property, plant and equipment | - | - | - | 2 | - | 2 |
| Reversals/accruals to provisions for risks | 216 | (242) | (26) | 360 | (439) | (79) |
| Exchange rate difference on operating items | 117 | (134) | (17) | 155 | (163) | (8) |
| Insurance reimbursements | 8 | - | 8 | 3 | - | 3 |
| Indirect taxes | - | (9) | (9) | - | (9) | (9) |
| Other operating income (expenses) | 14 | (47) | (33) | 69 | (43) | 26 |
| Other operating income (expenses) from related parties (Note 34) | 8 | - | 8 | 10 | - | 10 |
| | **399** | **(432)** | **(33)** | **629** | **(654)** | **(25)** |

*(*) To which must be added "Non-recurring costs pending under Law 808/1985"" (Note 12) equal to €mil. 15 (no increase at 31 December 2021) and "Non-current and current receivables for measures pending under Law 808/1985" (Note 12 and Note 17 respectively) equal to €mil. 5 (€mil. 50 at 31 December 2021).*

Other income, net of operating expenses, at 31 December 2022 remained substantially unchanged compared to the previous year, showing an increase of €mil. 8. The main changes involved the use of and accruals to provisions for risks. In particular:

- the product warranty provision for an accrual of €mil. 81 and uses of €mil. 48;
- the provision for onerous contracts (final losses) for an accrual of €mil. 67 and uses of €mil. 126;
- the provision for critical issues on contracts for an accrual of €mil. 234 and uses of €mil. 70.

313

Separate Financial Statements at 31 December 2022

## 29. PURCHASE AND PERSONNEL EXPENSES

| | 2021 | 2022 |
|---|---|---|
| Purchase of materials from third parties | 2,362 | 2,365 |
| Change in inventories of raw materials | 127 | (77) |
| Costs for purchases from related parties (Note 34) | 1,166 | 1,340 |
| ***Purchases*** | ***3,655*** | ***3,628*** |
| Services rendered by third parties | 2,214 | 2,110 |
| Costs of leases | 54 | 59 |
| Royalties | 22 | 24 |
| Services rendered by related parties (Note 34) | 630 | 822 |
| ***Services*** | ***2,920*** | ***3,015*** |
| Wages and salaries | 1,520 | 1,583 |
| Social security contributions | 434 | 457 |
| Costs related to defined-contribution plans | 104 | 116 |
| Employee disputes | - | (4) |
| Restructuring costs - net | 80 | 108 |
| Other personnel expenses net of cost recovery | 15 | 9 |
| ***Personnel expenses*** | ***2,153*** | ***2,269*** |
| ***Change in finished goods, work in progress and semi-finished products*** | ***112*** | ***(62)*** |
| ***Internal work capitalised*** | ***(235)*** | ***(176)*** |
| **Total purchases and personnel expenses** | **8,605** | **8,674** |

The average workforce at 31 December 2022 was equal to 29,792 units, showing an increase 794 units compared to 2021.

The figure of total workforce at 31 December 2022, equal to 30,457 units, showed an increase of 718 units compared to 2021.

The figure related to the average workforce is affected by the presence of part-time employees and personnel that took extended leave.

The increase in headcount was mainly attributable to the personnel (average workforce of 543 at 31 December 2022) of the former Vitrociset Spa, merged by incorporation into Leonardo Spa (see Note 5).

The increase in labour cost was also affected by both the aforementioned merger and the increase in restructuring costs.

Below is the breakdown of workforce by category:

| | Average Workforce | | | Total Workforce | | |
|---|---|---|---|---|---|---|
| | 31 December 2021 | 31 December 2022 | Change | 31 December 2021 | 31 December 2022 | Change |
| Senior managers (*) | 817 | 834 | 17 | 832 | 875 | 43 |
| Middle managers | 3,352 | 3,493 | 141 | 3,470 | 3,642 | 172 |
| Clerical employees | 17,090 | 17,907 | 817 | 17,718 | 18,573 | 855 |
| Manual labourers (**) | 7,739 | 7,558 | (181) | 7,719 | 7,367 | (352) |
| **Total** | **28,998** | **29,792** | **794** | **29,739** | **30,457** | **718** |

*(*) Includes pilots*

*(**) Includes senior manual labours*

314

Separate Financial Statements at 31 December 2022

## 30. AMORTISATION, DEPRECIATION AND FINANCIAL ASSETS VALUE ADJUSTMENTS

| | 2021 | | 2022 | |
|---|---|---|---|---|
| Amortisation of intangible assets | | 112 | | 144 |
| *Development costs* | 24 | | 30 | |
| *Non-recurring costs* | 43 | | 63 | |
| *Acquired through business combinations* | 2 | | 2 | |
| *Concessions, licenses and trademarks* | 22 | | 24 | |
| *Other intangible assets* | 21 | | 25 | |
| Depreciation of property, plant and equipment and investment properties | | 117 | | 131 |
| Depreciation of right of use | | 121 | | 123 |
| Impairment of other assets | | 41 | | 23 |
| Financial assets value adjustments | | (3) | | 82 |
| *Contract assets and liabilities* | (9) | | (3) | |
| *Operating receivables* | 8 | | 16 | |
| *Other financial assets* | (2) | | 69 | |
| | | **388** | | **503** |

Amortisation, depreciation and financial assets value adjustments showed an increase of €mil. 115 compared to 2021. Financial assets value adjustments refer to evaluations periodically carried out in order to assess the recoverability of the financial assets recognised in the separate financial statements, in compliance with the provisions of IFRS 9 on impairment.

## 31. FINANCIAL INCOME AND EXPENSE

| | 2021 | | | 2022 | | |
|---|---|---|---|---|---|---|
| | Income | Expenses | Net | Income | Expenses | Net |
| Interest to/from banks | - | (14) | (14) | 2 | (19) | (17) |
| Interest on lease liabilities | - | (3) | (3) | - | (2) | (2) |
| Interest and other charges on bonds | - | (79) | (79) | - | (50) | (50) |
| Commissions | - | (16) | (16) | - | (10) | (10) |
| Dividends | 121 | - | 121 | 269 | - | 269 |
| Premiums (paid) received on IRS | - | (4) | (4) | - | (4) | (4) |
| Premiums (paid) received on forwards | 38 | (33) | 5 | 35 | (56) | (21) |
| Income and charges from equity investments and securities | 13 | - | 13 | - | - | - |
| Value adjustments on equity investments | - | (97) | (97) | 1,330 | (44) | 1,286 |
| Fair value gains (losses) through profit or loss | 21 | (25) | (4) | 25 | (5) | 20 |
| Exchange rate differences | 40 | (39) | 1 | 38 | (44) | (6) |
| Financial income (expense) - related parties (Note 34) | 15 | (17) | (2) | 15 | (31) | (16) |
| Other financial income and expense | 15 | (29) | (14) | 19 | (52) | (33) |
| | **263** | **(356)** | **(93)** | **1,733** | **(317)** | **1,416** |

The improvement in net financial income and expense was equal to €mil. 1,509 compared to 2021 and is mainly due to the value adjustment of investments that includes the revaluation for €mil. 1,290 of Leonardo US Holding LLC (see Note 5).

Dividends, equal to €mil. 269, increased by €mil.148 compared to 31 December 2021 (€mil. 121).

Fair value results through profit or loss are as follows:

315

Separate Financial Statements at 31 December 2022

| | 2021 | | | 2022 | | |
|---|---|---|---|---|---|---|
| | Income | Expenses | Net | Income | Expenses | Net |
| Ineffective portion of hedging swap | 21 | (25) | (4) | 24 | (5) | 19 |
| Gains (charges) on FVTPL | - | - | - | 1 | - | 1 |

## 32. INCOME TAXES

Income taxes can be broken down as follows:

| | 2021 | 2022 |
|---|---|---|
| IRES (corporate income tax) | - | (52) |
| IRAP (reg. tax on production) | (13) | (32) |
| Benefit under consolidated tax mechanism | 7 | - |
| Tax related to previous periods | - | (13) |
| Provisions for tax disputes | 1 | (12) |
| Deferred tax - net | (11) | 41 |
| Other taxes | (20) | (1) |
| Total income taxes | **(36)** | **(69)** |

Below is an analysis of the composition of the theoretical and effective tax rates for 2022 and 2021:

| | 2021 | 2022 |
|---|---|---|
| **Profit (loss) before income taxes** | **214** | **1,769** |
| **Tax rate** | **16.8%** | 3.9% |
| Theoretical tax | (51) | (425) |
| Permanent differences | (1) | (1) |
| Timing differences | (4) | - |
| Unrecognised tax consolidation benefit | (4) | - |
| Dividends | 28 | 61 |
| Reversal (Impairment) of equity investments | (6) | 317 |
| IRAP tax | (13) | (32) |
| Net deferred tax assets | (7) | 13 |
| Registration of deferred tax assets on tax losses | - | 5 |
| Tax provision | 1 | (12) |
| Other taxes | 21 | 5 |
| **Total tax through profit or loss** | **(36)** | **(69)** |
| **Theoretical tax** | **24.0%** | **24.0%** |
| Permanent differences | (0.5%) | (0.1%) |
| Timing differences | (1.9%) | n.a. |
| Unrecognised tax consolidation benefit | (1.9%) | n.a. |
| Dividends | 13.1% | 3.4% |
| Reversal (Impairment) of equity investments | (2.8%) | 17.9% |
| IRAP tax | (6.1%) | (1.8%) |
| Net deferred tax assets | (3.3%) | 0.7% |
| Registration of deferred tax assets on tax losses | n.a. | 0.3% |
| Tax provision | 0.5% | (0.7%) |
| Other taxes | 9.8% | 0.3% |
| **Total tax** | **(16.8%)** | **(3.9%)** |

The effective tax rate went from (16.8%) in 2021 to 3.9% in 2022.

316

Separate Financial Statements at 31 December 2022

It should be noted that a portion of deferred tax assets related to tax losses. In this regard, during the year they were written off with a reversal through profit or loss for €mil. 64 and new deferred tax assets of €mil. 5 were recognised on losses valued on the basis of the taxable income envisaged by the business plans. At the end of the year, there were no losses which had not been measured for the Company.

Deferred taxes and related receivables and payables at 31 December 2022 were the result of the following differences:

| | 2021 | 2022 |
|---|---|---|
| Deferred tax assets on tax losses | 3 | (59) |
| Property, plant and equipment and intangible assets | 28 | (7) |
| Provision for risks and impairment | (16) | 58 |
| Other | (26) | 49 |
| **Deferred taxes recognised through profit or loss** | **(11)** | **41** |

| | 31 December 2021 Financial statement | | | 31 December 2022 Financial statement | | |
|---|---|---|---|---|---|---|
| | Assets | Liabilities | Net | Assets | Liabilities | Net |
| Deferred tax assets on tax losses | 64 | - | 64 | 5 | - | 5 |
| Property, plant and equipment and intangible assets | 21 | (19) | 2 | 22 | (26) | (4) |
| Provision for risks and impairment | 527 | - | 527 | 588 | - | 588 |
| Other | 144 | (56) | 88 | 177 | (38) | 139 |
| **Deferred taxes recognised through balance sheet** | **756** | **(75)** | **681** | **792** | **(64)** | **728** |
| Cash-flow hedge derivatives | 20 | (1) | 19 | 38 | (19) | 19 |
| On actuarial gains and losses | 11 | (4) | 7 | 11 | (4) | 7 |
| **Deferred taxes recognised through equity** | **31** | **(5)** | **26** | **49** | **(23)** | **26** |
| | **787** | **(80)** | **707** | **841** | **(87)** | **754** |

## 33. CASH FLOWS FROM OPERATING AND INVESTING ACTIVITIES

| | 2021 | 2022 |
|---|---|---|
| Net result | 177 | 1,701 |
| Amortisation, depreciation and financial assets value adjustments | 388 | 503 |
| Income taxes | 36 | 69 |
| Net allocations to the provisions for risks and inventory write-downs | 163 | 278 |
| Net financial expense /(income) | 91 | (1,416) |
| Other non-monetary items | 67 | (1) |
| | **922** | **1,134** |

The changes in working capital are as follows:

| | 2021 | 2022 |
|---|---|---|
| Inventories | 559 | 232 |
| Contract assets and liabilities | (507) | 206 |
| Trade receivables and payables | (432) | (488) |
| | **(380)** | **(50)** |

The changes in other operating assets and liabilities are as follows:

317

Separate Financial Statements at 31 December 2022 318 2021 2022 Payment of pension plans (20) (27) Changes in provisions for risks and other operating items 55 (74) 35 (101) Changes in other investing activities include dividends received and the effects of acquisitions and sales of equity investments. Below is a breakdown: 2021 2022 Strategic transactions (3) (616) Dividends received 63 161 Changes in other investment and divestment activities (447) (158) (387) (613) The outlay of €mil. 616 related to transactions on equity investments that for their nature qualify as “strategic transactions” refers to the acquisition of Hensoldt AG.

Separate Financial Statements at 31 December 2022

## 34. FINANCIAL TRANSACTIONS WITH RELATED PARTIES

Related party transactions are carried out at arm's length, as is settlement of the interest-bearing receivables and payables when not governed by specific contractual conditions. The relevant financial statements amounts are shown below. The statement of cash flows presents the impact of related party transactions on cash flows:

| **Receivables at 31 December 2021** | Non-current loans and receivables | Current loans and receivables | Trade receivables | Receivables from consolidated tax mechanism | Other current and non-current receivables | Total |
|---|---|---|---|---|---|---|
| ***Subsidiaries*** | | | | | | |
| Agustawestland Philadelphia Co | | | 189 | | 1 | 190 |
| Kopter Group AG | 190 | | 2 | | | 192 |
| Leonardo UK Ltd | | | 266 | | | 266 |
| Leonardo Global Solutions SpA | 86 | | 5 | 4 | 13 | 108 |
| Leonardo Belgium SA | | | 9 | | | 9 |
| Leonardo Australia PTY Ltd | | | 21 | | | 21 |
| Leonardo Malaysia SDN BHD | | | 14 | | | 14 |
| So.Ge.Pa.Società Generale di Partecipazioni SpA | 17 | | | | | 17 |
| Leonardo US Holding Llc | 137 | | | | | 137 |
| Vitrociset SpA | | 20 | 5 | | | 25 |
| Other with unit amount lower than €mil. 10 | | | 38 | 1 | 2 | 41 |
| ***Associates*** | | | | | | |
| NHIndustries SAS | | | 192 | | | 192 |
| Eurofighter Jagdflugzeug Gmbh | | | 117 | | | 117 |
| Iveco - Oto Melara S.c.a.r.l. | | | 11 | | | 11 |
| Agustawestland Aviation Services LLC | | | 17 | | | 17 |
| Advanced Air Traffic System SDH BHD | | | 12 | | | 12 |
| Elettronica SpA | | | 2 | | | 2 |
| Other with unit amount lower than €mil. 10 | 1 | 2 | 19 | | | 22 |
| ***Joint Venture*** | | | | | | |
| GIE ATR | | | 23 | | | 23 |
| MBDA SAS | | | 15 | | | 15 |
| Thales Alenia Space SAS | | 37 | 6 | | | 43 |
| Joint Stock Company Helivert | | | 20 | | | 20 |
| Orizzonte Sistemi Navali SpA | | | 39 | | | 39 |
| Telespazio SpA | 12 | 1 | 3 | 5 | | 21 |
| Other with unit amount lower than €mil. 10 | | | 2 | | | 2 |
| ***Consortiums*** | | | | | | |
| Other with unit amount lower than €mil. 10 | | 1 | 2 | | | 3 |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | |
| CDP Cassa Depositi e Prestiti SPA | | | 69 | | | 69 |
| Poste Italiane SpA | | | 9 | | | 9 |
| ENAV SpA | | | 13 | | | 13 |
| Other with unit amount lower than €mil. 10 | | | 8 | | | 8 |
| ***Other related parties*** | | | | | | |
| Other with unit amount lower than €mil. 10 | | 2 | 6 | | 1 | 9 |
| ***Total*** | **443** | **63** | **1,134** | **10** | **17** | **1,667** |
| *% against total for the period* | *95.5%* | *81.8%* | *37.9%* | *2.7%* | *4.5%* | |

319

Separate Financial Statements at 31 December 2022

| Receivables at 31 December 2022 | Non-current loans and receivables | Current loans and receivables | Trade receivables | Receivables from consolidated tax mechanism | Other current and non-current receivables | Total |
|---|---|---|---|---|---|---|
| ***Subsidiaries*** | | | | | | |
| Agustawestland Philadelphia Co | | | 127 | | 1 | 128 |
| W.S.K. PZL-Swidnik S.A. | | | 15 | | | 15 |
| Selex ES SpA (In Liquid.) | | | 1 | | 15 | 16 |
| Kopter Group AG | | 199 | 3 | | | 202 |
| Leonardo UK Ltd | | | 184 | | | 184 |
| Leonardo Global Solutions SpA | 75 | 1 | 3 | | 7 | 86 |
| Leonardo CAE Advanced Jet Training Srl | | | 31 | | | 31 |
| Leonardo Belgium SA | | | 11 | | | 11 |
| Leonardo Australia PTY Ltd | | | 13 | | | 13 |
| Leonardo Malaysia SDN BHD | | | 25 | | | 25 |
| Leonardo Logistics SpA | | 23 | 4 | | | 27 |
| Leonardo do Brasil LTDA | | | 10 | | | 10 |
| Other with unit amount lower than €mil. 10 | | 1 | 21 | | | 22 |
| ***Associates*** | | | | | | |
| NHIndustries SAS | | | 186 | | | 186 |
| Eurofighter Jagdflugzeug Gmbh | | | 97 | | | 97 |
| Iveco - Oto Melara S.c.a.r.l. | | | 50 | | | 50 |
| Agustawestland Aviation Services LLC | | | 12 | | | 12 |
| Macchi Hurel Dubois SAS | | | 15 | | | 15 |
| Polo Strategico Nazionale SpA | | | 8 | | | 8 |
| Other with unit amount lower than €mil. 10 | | 8 | 25 | | | 33 |
| ***Joint Venture*** | | | | | | |
| GIE ATR | | | 29 | | | 29 |
| Orizzonte Sistemi Navali SpA | | | 21 | | | 21 |
| MBDA SAS | | | 28 | | | 28 |
| Thales Alenia Space SAS | | 40 | 9 | | | 49 |
| Other with unit amount lower than €mil. 10 | 7 | 3 | 11 | 1 | | 22 |
| ***Consortiums*** | | | | | | |
| Other with unit amount lower than €mil. 10 | | 2 | 4 | | | 6 |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | |
| CDP Cassa Depositi e Prestiti SPA | | | 71 | | | 71 |
| Ministero dell'Economia e delle Finanze | | | 85 | | | 85 |
| Other with unit amount lower than €mil. 10 | 5 | | 29 | | 1 | 35 |
| ***Other related parties*** | | | | | | |
| Other | 1 | | 5 | 1 | 1 | 8 |
| ***Total*** | **88** | **277** | **1,133** | **2** | **25** | **1,525** |
| *% against total for the period* | *66.2%* | *85.0%* | *36.3%* | *0.4%* | *5.1%* | |

As regards the most important loans and receivables we note that:

- Non-current loans and receivables, equal to €mil. 88 (€mil. 443 at 31 December 2021) were down by €mil.355 mainly as a result of the settlement of the receivable amounting to €mil.137 of Leonardo US Holding Llc, and for €mil.190 of the reclassification under current loans and receivables of the three-year loan "Revolving credit facility" granted in 2021 to Kopter Group AG to develop AW09 single-engine helicopter.;
- Current loans and receivables equal to €mil. 277 (€mil. 63 at 31 December 2021) increased by €mil.214 and include financing activities conducted by Leonardo in favour of the Group companies, as a result of the abovementioned centralisation of Treasury resources;
- Other receivables equal to €mil. 27 (€mil. 27 at 31 December 2021) included amounts deriving from the Group tax consolidation mechanism, recognised by Leonardo, the party having a legal relationship with the Tax Authority;
- Trade receivables equal to €mil. 1,133 (€mil. 1,134 at 31 December 2021) include receivables related to services rendered in the interest and in favour of the Group's companies.

320

Separate Financial Statements at 31 December 2022

| Payables at 31 December 2021 | Current and non-current loans and borrowings | Trade payables | Payables from consolidated tax mechanism | Other current payables | Total | Guarantees |
|---|---|---|---|---|---|---|
| ***Subsidiaries*** | | | | | | |
| Agustawestland Philadelphia Co | 53 | 59 | | 143 | **255** | 475 |
| Agustawestland SpA | | 20 | 1 | 9 | **30** | |
| Leonardo UK Ltd | 878 | 111 | | | **989** | 1,558 |
| Ansaldobreda SpA | 121 | | 1 | | **122** | 223 |
| Larimart SpA | 11 | 11 | | | **22** | 1 |
| Leonardo Logistics SpA | 7 | 46 | 1 | | **54** | 1 |
| Leonardo Global Solutions SpA | 591 | 42 | | | **633** | 5 |
| Leonardo US Aircraft Inc | | 19 | | | **19** | |
| W.S.K. PZL-Swidnik S.A. | | 53 | | | **53** | 128 |
| Selex ES International Ltd | 50 | | | | **50** | |
| Leonardo Saudi Limited | | 4 | | | **4** | 12 |
| Selex ES Australia PTY ltd | | 24 | | | **24** | |
| Leonardo US Holding Llc | | | | | - | 538 |
| Leonardo DRS Inc | | 3 | | | **3** | 232 |
| Leonardo International SpA | 21 | | 1 | | **22** | 113 |
| So.Ge.Pa.Società Generale di Partecipazioni SpA | 3 | | 1 | 2 | **6** | 94 |
| Vitrociset SpA | | 4 | 1 | | **5** | 34 |
| Other with unit amount lower than €mil. 10 | | 26 | 6 | | **32** | |
| ***Associates*** | | | | | | |
| Eurofighter Jagdflugzeug Gmbh | 37 | 40 | | | **77** | |
| Elettronica SpA | | 14 | | | **14** | |
| Gulf System Logistic Services Company WLL | | 24 | | | **24** | |
| Iveco Oto Melara Scarl | | | | 4 | **4** | |
| NH Industries SAS | | 93 | | | **93** | |
| Industria Italiana Autobus SpA | | | | | **-** | 23 |
| Leonardo Hélicoptères Algérie SpA | 16 | | | | **16** | |
| Other with unit amount lower than €mil. 10 | | 6 | | | **6** | |
| ***Joint Venture*** | | | | | **-** | |
| AVIONS DE TRANSPORT REGIONAL - GIE ATR | | 57 | | 2 | **59** | |
| MBDA SAS | 664 | 56 | | | **720** | 8 |
| Telespazio SpA | 31 | 1 | | 2 | **34** | 152 |
| Rotorsim srl | | 18 | | | **18** | |
| Other with unit amount lower than €mil. 10 | | 6 | | | **6** | |
| ***Consortiums*** | | | | | | |
| Other with unit amount lower than €mil. 10 | | 2 | | | **2** | |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | |
| Cassa Depositi e Prestiti Spa | 100 | 1 | | 3 | **104** | |
| Enel Spa | | 14 | | | **14** | |
| ***Other related parties*** | | | | | | |
| Other | 1 | 6 | 1 | 2 | **10** | 414 |
| ***Total*** | **2,584** | **760** | **13** | **167** | **3,524** | **4,011** |
| *% against total for the period* | *39.0%* | *27.7%* | *1.1%* | *8.5%* | | *29.1%* |

321

Separate Financial Statements at 31 December 2022

| **Payables at 31 December 2022** | Current and non-current loans and borrowings | Trade payables | Payables from consolidated tax mechanism | Other current payables | Total | Guarantees |
|---|---|---|---|---|---|---|
| ***Subsidiaries*** | | | | | | |
| Agustawestland Philadelphia Co | 58 | 54 | | 157 | **269** | 585 |
| Leonardo UK Ltd | 1,002 | 81 | | | **1,083** | 1,647 |
| Ansaldobreda SpA | 41 | | 23 | | **64** | 214 |
| Larimart SpA | 8 | 12 | | | **20** | 1 |
| Leonardo Logistics SpA | | 52 | | 1 | **53** | 1 |
| Leonardo Global Solutions SpA | 748 | 38 | 1 | | **787** | 4 |
| Leonardo US Aircraft, Inc | | 14 | | | **14** | |
| W.S.K. PZL-Swidnik S.A. | 13 | 33 | | | **46** | 356 |
| Selex ES International Ltd | 48 | | | | **48** | |
| Leonardo Malaysia SDN BHD | | 13 | | | **13** | |
| Leonardo Saudi Limited | | | | | **-** | 13 |
| Leonardo US Holding Llc | | | | | **-** | 245 |
| Leonardo DRS Inc | | | | | **-** | 208 |
| Leonardo International SpA | 36 | | 1 | | **37** | 102 |
| Leonardo Partecipazioni SpA | 58 | | 2 | 2 | **62** | 90 |
| Leonardo CAE Advanced Jet Training Srl | | 21 | | | **21** | |
| Other with unit amount lower than €mil. 10 | | 44 | 3 | | **47** | |
| ***Associates*** | | | | | | |
| Eurofighter Jagdflugzeug GmbH | 85 | 60 | | | **145** | |
| Elettronica SpA | | 24 | | | **24** | |
| Gulf System Logistic Services Company WLL | | 27 | | | **27** | |
| NH Industries SAS | | 91 | | | **91** | |
| Industria Italiana Autobus SpA | | | | | **-** | 43 |
| Leonardo Hélicoptères Algérie SpA | 16 | | | | **16** | |
| Other with unit amount lower than €mil. 10 | | 9 | | 4 | **13** | |
| ***Joint Venture*** | | | | | **-** | |
| AVIONS DE TRANSPORT REGIONAL - GIE ATR | | 19 | | 39 | **58** | |
| MBDA SAS | 713 | 38 | | | **751** | 8 |
| Telespazio SpA | 41 | 2 | | 2 | **45** | 100 |
| Other with unit amount lower than €mil. 10 | | 11 | | | **11** | |
| ***Consortiums*** | | | | | | |
| Other with unit amount lower than €mil. 10 | | 2 | | | **2** | |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | |
| Cassa Depositi e Prestiti SPA | 100 | 1 | | 1 | **102** | 165 |
| Enel SpA | | 12 | | | **12** | |
| Other with unit amount lower than €mil. 10 | | 1 | | | **1** | |
| ***Other related parties*** | | | | | | |
| Other | | 8 | 1 | 1 | **10** | |
| ***Total*** | **2,967** | **667** | **31** | **207** | **3,872** | **3,782** |
| *% against total for the period* | *50.6%* | *26.9%* | *2.2%* | *9.6%* | | *27.8%* |

As regards the most important loans and borrowings we note that:

- Other payables of €mil. 238 (€mil. 180 at 31 December 2021were up by €mil 58 and include for €mil. 31 the values deriving from the Group tax consolidation mechanism recognised by the Company, for €mil. 39 the payables deriving from the management of the ATR GIE Consortium and for €mil. 157 the payables to Agustawestland Philadelphia Corporation discounted following the acquisition of the license related to the AW60 tiltrotor project;
- Loans and borrowings from related parties, equal to €mil. 2,967 (€mil. 2,584 at 31 December 2021) include a fixed amount of €mil. 580 (€mil. 437 at 31 December 2021) linked to lease transactions in accordance with IFRS16, and the other current financial debt relationships arising from net cash inflows achieved by the Group companies during the year, which were contributed to Leonardo as a result of the Group's cash pooling system; among these, the item includes a payable of €mil. 713 (€mil. 664 at 31 December 2021) to the MBDA Joint ventures and the loan of €mil. 100 taken out

322

Separate Financial Statements at 31 December 2022

with Cassa Depositi e Prestiti (CDP), which is aimed at co-financing some investment projects envisaged in the Industrial Plan.

The changes during the year and the composition of assets and liabilities by maturity, currency and geographical area are shown in Appendices nos. 3, 4, 5, 6, 8, 9 and 10 to these Notes.

Below are all income statement transactions with the Leonardo's related parties for the years 2022 and 2021:

| **Income statement transactions at 31 December 2021** | Revenue | Other operating revenues | Purchase and Service expenses | Other operating expenses | Financial income | Financial expenses |
|---|---|---|---|---|---|---|
| ***Subsidiaries*** | | | | | | |
| Agustawestland Philadelphia Co | 128 | | 70 | | | |
| Leonardo Logistics SpA | 1 | | 95 | | | |
| Leonardo Global Solutions SpA | | | 121 | | | 13 |
| Leonardo UK Ltd | 203 | 2 | 128 | | 1 | 1 |
| Larimart SpA | | | 17 | | | |
| Leonardo Belgium SA | 19 | | 6 | | | |
| Leonardo Australia (PTY) Ltd | 35 | | 17 | | | |
| Leonardo Malaysia SDN BHD | 35 | | 13 | | | |
| Leonardo Electronics US Inc. | | | 9 | | | |
| Leonardo Saudi Limited | | | 11 | | | |
| Vitrociset SpA | 3 | | 14 | | 4 | |
| Kopter Group AG | 4 | | | | 7 | |
| W.S.K. PZL-Swidnik S.A. | 7 | 2 | 140 | | | |
| Other with unit amount lower than €mil. 10 | 30 | | 36 | | | |
| ***Associates*** | | | | | | |
| Eurofighter Jagdflugzeug GmbH | 584 | | 607 | | | |
| Elettronica SpA | 2 | | 50 | | | |
| EUROMIDS S.A.S. | 9 | | 3 | | | |
| Gulf System Logistic Services Company WLL | | | 71 | | | |
| NHIndustries SAS | 373 | | 151 | | | |
| Iveco-Oto Melara Scarl | 71 | | 2 | | | |
| Macchi Hurel Dubois SAS | 29 | | | | | |
| Agustawestland Aviation Services LLC | 15 | | 2 | | | |
| Advanced Air Traffic Syst. SHD BHD | 9 | | 1 | | | |
| Other with unit amount lower than €mil. 10 | 13 | | 4 | | | |
| ***Joint Venture*** | | | | | | |
| GIE ATR | 80 | | 8 | | | |
| Orizzonte Sistemi Navali S.p.A. | 105 | | | | | |
| MBDA SAS | 47 | | 103 | | | 2 |
| Thales Alenia Space France Sas | 51 | | 2 | | | |
| Rotorsim Srl | 1 | 2 | 17 | | | |
| Joint Stock Company Helivert | 15 | 2 | | | | |
| Other with unit amount lower than €mil. 10 | 2 | | 3 | | | |
| ***Consortiums*** | | | | | | |
| Cons. G.e.i.e. Eurotorp | 9 | | | | | |
| Other with unit amount lower than €mil. 10 | | | 5 | | | |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | |
| Enel SpA | 10 | | 84 | | | |
| CDP Cassa Depositi e Prestiti SPA | 261 | | 2 | | | 1 |
| Enav SpA | 17 | | 1 | | | |
| Poste Italiane SpA | 23 | | | | | |
| Panavia Aircraft GMBH | 10 | | | | | |
| Other with unit amount lower than €mil. 10 | 13 | | 1 | | | |
| ***Other related parties*** | | | | | | |
| Other | 2 | | 2 | | 3 | |
| ***Total*** | **2,216** | **8** | **1,796** | **-** | **15** | **17** |
| *% against total for the period* | *23.7%* | *2.0%* | *20.9%* | *0.0%* | *5.7%* | *4.8%* |

323

Separate Financial Statements at 31 December 2022

| **Income statement transactions at 31 December 2022** | Revenue | Other operating revenues | Purchase and Service expenses | Other operating expenses | Financial income | Financial expenses |
|---|---|---|---|---|---|---|
| ***Subsidiaries*** | | | | | | |
| Agustawestland Philadelphia Co | 144 | | 90 | | | |
| Leonardo Logistics SpA | | | 131 | | | |
| Leonardo Global Solutions SpA | | | 134 | | | 13 |
| Leonardo CAE Advanced Jet Training Srl | 35 | | 21 | | | |
| Leonardo for Aviation Services (SPC) | | | 23 | | | |
| Leonardo UK Ltd | 178 | 2 | 152 | | 1 | 9 |
| Larimart SpA | | | 19 | | | |
| Leonardo Belgium SA | 24 | | 8 | | | |
| Leonardo Australia PTY Ltd | 35 | | 13 | | | |
| Leonardo Malaysia SDN BHD | 56 | | 19 | | | |
| Leonardo Electronics US Inc. | | | 10 | | | |
| Kopter Group AG | 4 | | 6 | | 6 | |
| W.S.K. PZL-Swidnik S.A. | 11 | 3 | 174 | | | |
| Other with unit amount lower than €mil. 10 | 27 | | 42 | | 4 | 1 |
| ***Associates*** | | | | | | |
| Eurofighter Jagdflugzeug GmbH | 694 | | 495 | | | |
| Elettronica SpA | 2 | | 72 | | | |
| EUROMIDS S.A.S. | 18 | | 3 | | | |
| Gulf System Logistic Services Company WLL | | | 96 | | | |
| HENSOLDT AG | 15 | | 23 | | | |
| NH Industries SAS | 388 | | 423 | | | |
| Iveco-Oto Melara Scarl | 116 | | 2 | | | |
| Macchi Hurel Dubois SAS | 41 | | | | | |
| Agustawestland Aviation Services LLC | 22 | | 2 | | | |
| Other with unit amount lower than €mil. 10 | 24 | | 9 | | | |
| ***Joint Venture*** | | | | | | |
| GIE ATR | 117 | | 12 | | | |
| Orizzonte Sistemi Navali S.p.A. | 147 | | 1 | | | |
| MBDA SAS | 65 | | 86 | | | 7 |
| Thales Alenia Space SAS | 63 | | 2 | | | |
| Rotorsim Srl | 2 | 2 | 18 | | | |
| Other with unit amount lower than €mil. 10 | 7 | 2 | 4 | | | |
| ***Consortiums*** | | | | | | |
| Cons. G.e.i.e. Eurotorp | 10 | | 1 | | | |
| Other with unit amount lower than €mil. 10 | 2 | | 2 | | | |
| ***Companies subject to the control or considerable influence of the MEF*** | | | | | | |
| Enel SpA | 11 | | 63 | | | |
| CDP Cassa Depositi e Prestiti SPA | 221 | | 2 | | | |
| Enav SpA | 21 | | 1 | | | |
| Ministero dell'Economia e delle Finanze | 42 | | | | | |
| Poste Italiane SpA | 20 | | | | | |
| Panavia Aircraft GMBH | 38 | | | | | |
| Sogei SpA | 14 | | | | | |
| Other with unit amount lower than €mil. 10 | 11 | | 1 | | | |
| ***Other related parties*** | | | | | | |
| Other | | 1 | 2 | | 4 | 1 |
| ***Total*** | **2,625** | **10** | **2,162** | **-** | **15** | **31** |
| *% against total for the period* | *27.5%* | *1.6%* | *24.9%* | *0.0%* | *0.9%* | *9.8%* |

"Financial income (expense)" relates to interest on loans and receivables and loans and borrowings and commissions which mainly arise from the centralisation of the management of Group treasury resources within Leonardo. In carrying out its treasury management functions, the Company acts as the main counterparty, always at arm's length, for the financial assets and liabilities of the subsidiaries within the scope of such centralisation.

324

Separate Financial Statements at 31 December 2022

## 35. FINANCIAL RISK MANAGEMENT

Leonardo Spa is exposed to financial risks associated with its operations, specifically related to these types of risks:

- interest-rate risks, related to the Company's financial exposure;
- exchange-rate risks, related to operations in currencies other than the reporting currency;
- liquidity risks, relating to the availability of financial resources and access to the credit market;
- credit risks, resulting from normal commercial transactions or financing activities.

The Company carefully and specifically follows each of these financial risks, with the objective of promptly minimising them, even using hedging derivatives.

The sections below provide an analysis, conducted through sensitivity analysis, of the potential impact on the final results deriving from assumed fluctuations in reference parameters. As required by IFRS 7, these analyses are based on simplified scenarios applied to the final results of the reference periods and, by their own nature, they cannot be considered as indicators of the actual effects of future changes in reference parameters with different financial statements and market conditions, and cannot reflect the inter-relations and the complexity of reference markets.

Below is the main information related to the abovementioned risks. However, for further details reference is made to the section on "Financial risk management" of the consolidated financial statements.

***Interest rate risk***

Leonardo is exposed to interest rate risk on borrowings. The management of interest rate risk is consistent with the long-standing practice of reducing the risk of fluctuations in trends in interest rates while seeking to minimise related borrowing costs.

In this regard, it should be noted that loans and borrowings at 31 December 2022, equal to €mil. 5,864, included lease liabilities of €mil. 661. The amount of fixed-rate loans and borrowings (including by using hedging instruments) was equal to about 42% and, consequently, the amount at variable rate was equal to about 58%.

At 31 December 2022, the transactions were the following:

- options for €mil. 200 (CAP at 4.20% and Knock out at 5.60% in relation to the 6-month Euribor interest rate), originally purchased in order to partially cover the bond issue due 2025;
- floating/fixed interest rate swap for €mil. 300 relating to the EIB loan in the same amount, which guarantees a fixed rate of 1.82% on the loan.

The detail of the main interest-rate swaps at 31 December 2022 is as follows:

| | Notional | | Underlying (maturity) | Fair value 01.01.2021 | Changes | | | Fair value 31.12.2021 |
|---|---|---|---|---|---|---|---|---|
| | 2020 | 2021 | | | Income | Expense | CFH Reserve | |
| Options | 200 | 200 | Bond 2025 | (2) | 1 | - | - | (1) |
| IRS fixed/floating | 300 | 300 | BEI 2031 | (24) | - | - | 11 | (13) |
| **Total notional** | **500** | **500** | | **(26)** | **1** | **-** | **11** | **(14)** |

325

Separate Financial Statements at 31 December 2022

| | Notional | | Underlying (maturity) | Fair value 01.01.2022 | Changes | | | Fair value 31.12.2022 |
|---|---|---|---|---|---|---|---|---|
| | 2021 | 2022 | | | Income | Expense | CFH Reserve | |
| Options | 200 | 200 | Bond 2025 | (1) | | - | - | - | (1) |
| IRS fixed/floating | 300 | 300 | BEI 2031 | (13) | | - | - | 43 | 30 |
| **Total notional** | **500** | **500** | | **(14)** | **-** | **-** | **43** | **29** |

The table below shows the effects of the sensitivity analysis for 2022 and 2021 on derivatives on interest rates at 31 December 2022 deriving from the 50-basis-point shift in the interest rate curve (bps):

| **Effect of shift of interest rate curve** | 31 December 2021 | | 31 December 2022 | |
|---|---|---|---|---|
| | Increase of 50 bps | Decrease of 50 bps | Increase of 50 bps | Decrease of 50 bps |
| Net result | (5) | 7 | (8) | 8 |
| Equity (*) | - | - | (4) | 4 |

*(*): Defined as sum of earnings and cash-flow hedge reserve*

### *Exchange rate risk*

Due to its commercial operations, the Company is exposed to the risk of fluctuations in the currencies related to those cases in which orders, revenue and costs are expressed in currencies other than the functional one used in the financial statements (specifically, US dollars and, to a lesser extent, the pound sterling).

Exchange-rate risk management for the Group is governed by the Directive issued by Leonardo Spa, the purpose of which is to standardise management criteria based on industrial-not-speculative strategies so as to contain risks within specific limits by carefully and constantly assessing all foreign currency transaction positions. The methodology adopted calls for the systematic hedging of commercial cash flows resulting from the assumption of contractual commitments that are certain or highly probable as either buyer or seller, thereby ensuring current exchange rates at the date of acquisition of multi-year contracts and neutralising the effects of exchange-rate fluctuations. As a result, contracts for purchases or sales denominated in a currency different from the functional currency are hedged using forward contracts of amounts, maturities, and key parameters that are similar to the underlying position. The Company defines the existence of an economic relationship between the hedging instrument and the hedged item on the basis of the currency, amounts and respective cash flows and assesses whether the derivative designated in each hedging relationship will be and has been effective in offsetting changes in the cash flows of the hedged item. In the event that, due to their nature or following events that entail their ineffectiveness, derivative instruments held in the portfolio should be found to no longer be a hedge, the fair value of the instrument is recognised through profit and loss according to accounting principles. In the event the designation of the instrument as a hedge should continue to be supported, the cash-flow hedge accounting method of recognition is adopted (see Note 4.3 of the Consolidated Financial Statements).

Leonardo carries out these transactions with banks in its own interest and of Group companies.

The Company hedges the risks related to short-term financial payables and receivables denominated in currencies other than the euro and had entered into foreign exchange transactions at 31 December 2022, totalling €mil. 6,323 (notional amount), as detailed in the following table:

326

Separate Financial Statements at 31 December 2022

| | Notional 2021 | | | Notional 2022 | | |
|---|---|---|---|---|---|---|
| | Sales | Purchases | Total | Sales | Purchases | Total |
| Swap and forward transactions | 3,715 | 2,834 | 6,549 | 4,038 | 2,285 | 6,323 |

As a result of the financial centralisation, the cash flows of the Group's foreign companies were recharged to Leonardo through intercompany transactions mainly denominated in GBP and USD. This risk is hedged using mirror transactions of payables/receivables to/from third parties in the currency of intercompany items or through specific exchange-rate derivatives, classified as fair-value hedges. The table below shows the expected due dates of receipts and payments related to derivative instruments broken down by main currencies:

| | 31 December 2021 | | | | 31 December 2022 | | | |
|---|---|---|---|---|---|---|---|---|
| | Notional Receipts | | Notional Payments | | Notional Receipts | | Notional Payments | |
| ***Cash-flow and fair-value hedges*** | USD | GBP | USD | GBP | USD | GBP | USD | GBP |
| Within 1 year | 2,013 | 49 | 1,257 | 1,305 | 1,636 | 62 | 612 | 1,357 |
| 2 to 3 years | 800 | 2 | 84 | 5 | 1,355 | - | 219 | 31 |
| 4 to 9 years | 189 | - | 8 | - | 456 | - | 1 | 17 |
| **Total transactions** | **3,002** | **51** | **1,349** | **1,310** | **3,447** | **62** | **832** | **1,405** |

The table below shows the effects of the sensitivity analysis carried out on the change in the exchange rates of the euro against the US dollar (USD) and the pound sterling (GBP) and, assuming a +/-5% change in the euro/pound sterling exchange rate and in the euro/US dollar exchange rate compared with the reference rates at 31 December 2022 and 31 December 2021.

| | 31 December 2021 | | | | 31 December 2022 | | | |
|---|---|---|---|---|---|---|---|---|
| | Effect of change in the €/GBP rate | | Effect of change in the €/USD rate | | Effect of change in the €/GBP rate | | Effect of change in the €/USD rate | |
| | Increase of 50 bps | Decrease of 50 bps | Increase of 50 bps | Decrease of 50 bps | Increase of 50 bps | Decrease of 50 bps | Increase of 50 bps | Decrease of 50 bps |
| Net result | 2 | (2) | (1) | 1 | 3 | (1) | 7 | (8) |
| Equity (*) | (6) | 7 | 54 | (60) | (3) | 5 | 99 | (109) |

*(*): Defined as sum of earnings and cash-flow hedge reserve*

### *Liquidity risk*

Leonardo is exposed to liquidity risk, i.e. the risk of not being able to finance the prospective requirements arising from usual business and investment operations, as well as those connected with the volatility of the relevant markets in relation to commercial contracts at risk of renegotiation or cancellation. Moreover, there is the risk of not being able to repay or finance debts at the expiry dates.

In order to face the series of above-mentioned risks, Leonardo has adopted a series of instruments aimed at optimizing the management of financial resources by resorting to bank and bond transactions.

In order to finance its operations, the Company had at its disposal at 31 December 2022:

- the cash and cash equivalents of €mil. 1,040 generated at 31 December 2022;
- an ESG-linked Revolving Credit Facility (RCF), available to the Company, amounting to €bil. 2.4, comprising a 5-year tranche of €bil. 1.8 expiring in September 2026 and a 3-year tranche of €mil. 600 expiring in September 2024. Both the RCF tranches had been entirely unused at 31 December 2022;
- a sustainability-linked loan for an amount of €mil. 260 with the European Investment Bank (EIB) entirely unused at 31 December 2022;

327

Separate Financial Statements at 31 December 2022

- uncommitted bank credit lines totalling €mil. 810, entirely unused at 31 December 2021;
- the ESG-Linked Term Loan credit line of €mil. 600 subscribed and entirely used at December 2022 expiring in 2027;
- the EMTN (Euro Medium Term Note) Programme, out of which all the bonds of Leonardo Spa were issued, which are currently in place on the Euromarket and which had been used for a total nominal amount of €mil. 2,400 at 31 December 2022, compared to a total amount of €mil. 4,000 under the programme;
- a Framework Programme for the issuance of Multi-Currency Commercial Papers on the European market, for a maximum amount of €mil. 1,000, which had been entirely unused at 31 December 2022;
- unconfirmed lines of credit for guarantees for a total amount of €mil. 9,678, of which an amount of €mil. 2,513 was available at 31 December 2022.

***Credit risk***

The Company is exposed to credit risk, which is defined as the probability of an insolvency with respect to a credit position with commercial and financial counterparties.

Regarding commercial transactions, the most significant programmes are made with public sector contractors or contractors belonging to public institutions, mainly in the Euro area, in the UK, the US and the Middle East. The risks associated with the counterparty, for contracts with countries for which there are no usual commercial relations, are analysed and valued at the time of the offer in order to mitigate insolvency risks, if any. While solvency is guaranteed with public-entity customers, collection times are longer (in some countries they are significantly longer) than for other business sectors, creating significant outstanding credit positions and the subsequent need for transactions to convert the receivables into cash. On the other hand, the Company hedges, when deemed appropriate, against potential defaults in the payment of its receivables by entering into insurance policies with leading Export Credit Agencies (ECAs) internationally and with major Italian agencies (eg. SACE).

The types of contracts entered into by the Group provide for sizeable retention money withheld by customers, as well as back-to-back clauses in case of sub-supplies. These cases inherently extend the times for collection of outstanding receivables.

Furthermore, the Company operates in markets which are or have been recently affected by geopolitical or financial tensions. In particular, with reference to the situation at 31 December 2022, we note the following relations with countries exposed to credit risk according to the international institutions (SACE):

| (€ millions) | Libya | Zambia | Turkey | Turkmenistan | Angola | Pakistan | Other | Total |
|---|---|---|---|---|---|---|---|---|
| Assets | 1 | - | 93 | 13 | 109 | 69 | 26 | 311 |
| Liabilities | (12) | (12) | (137) | (1) | (126) | (35) | (34) | (357) |
| Net exposure | **(11)** | **(12)** | **(44)** | **12** | **(17)** | **34** | **(8)** | **(46)** |

As at 31 December 2022, the countries identified by SACE as countries at risk included Ukraine, to which - as indicated in Note 6 to which reference should be made - the Company has no balance sheet exposures.

Finally, the receivables related to these agreements might not be paid, renegotiated or written off.

The table below summarises trade receivables at 31 December 2022 and 2021 (values in €bil.)

| | 31 December 2021 | | 31 December 2022 | |
|---|---|---|---|---|
| Portion due | | 0.7 | | 0.5 |
| *- of which: for more than 12 months* | *0.2* | | *0.2* | |
| Portion not yet due | | 2.3 | | 2.5 |
| **Total trade receivables** | | **3.0** | | **3.0** |

328

Separate Financial Statements at 31 December 2022 329 A part of the portion due is offset by a liability, in relation to payable items or provisions for risks on any net excesses. Loans and receivables, equal to €mil. 414 (€mil. 520 at 31 December 2021) include €mil. 12 (€mil. 13 at 31 December 2021) classified as “non-current” and subsequently excluded from the net financial position. The table below shows the breakdown of loans and receivables: 31 December 2021 31 December 2022 Loans and receivables from related parties 443 88 Non-current loans and receivables 443 88 Loans and receivables from related parties 14 277 Other loans and receivables 63 49 Current loans and receivables 77 326 Total loans and receivables 520 414 Both the main trade and financial receivables are impaired based on their probability of default or individually in case of particular situations. Vice versa, for receivables that are not impaired individually, impairment provisions are accrued, using historical series, statistical data and probability of default on an aggregate basis also supported by qualitative analyses. During the year, receivables were assigned without recourse for a total volume of €mil. 50 (€mil. 169 in 2021). The amount of the assignments is significantly lower than the previous year's figure, due to the effects of making the processes to manage working capital more efficient, which has allowed a further improvement in the dynamics underlying the realisation of collection flows, despite the continuation of emergency situations of various kinds. Classification of financial assets and liabilities The table below shows the fair value hierarchy for the financial assets and liabilities of Leonardo Spa measured at fair value. The fair value of derivatives (classified under other current assets and liabilities) and of current securities is determined on the basis of measurement techniques which consider directly observable market inputs (the so-called “Level 2”). The fair value of the earn-out linked to the acquisition of Kopter was determined on the basis of measurement techniques which do not consider directly observable market inputs (the so-called “Level 3”), by discounting back the estimate of the variable amounts payable on the basis of the commercial performance of the programme. 31 December 2021 31 December 2022 Level 2 Level 3 Total Level 2 Level 3 Total Other non current assets - - - - - - Other assets 150 - 150 267 - 267 Other non-current liabilities - 16 16 - 16 16 Other current liabilities 81 - 81 211 - 211 36. REMUNERATION TO KEY MANAGEMENT PERSONNEL Remuneration paid to persons who have strategic power and responsibility of Leonardo S.p.a. amounted to €mil. 12 (€mil. 10 at 31 December 2021).

Separate Financial Statements at 31 December 2022 330 Remuneration paid to Directors, excluding managers with strategic responsibility, amounted to about €mil. 2 (€mil. 2 in 2021). This figure includes fees and other compensation, pensions and other benefits, including the portion borne by the Company. 37. SHARE-BASED PAYMENTS In order to implement an incentive and retention system for the Group’s employees and associates, starting from 2015 Leonardo adopted incentive plans which provide for the assignment of Leonardo shares, subject to assessing the attainment of pre-set business targets. These shares will be awarded to the beneficiaries at the end of the vesting period, provided that they have met the condition of being still employed with the company. The cost recognised in the income statement for the share incentive plans amounted in 2022 to €mil. 5 (€mil. 9 in 2021). With specific regard to the Long-Term Incentive Plan, the fair value used to measure the portion linked to the performance indicators (Group Net Debt, ROS and starting from the three-year cycle 2021-2023 Sustainability Indicators) was equal to € 11.04 (the value of Leonardo shares at the grant date of 31 July 2019) with reference to the three-year cycle 2019-2021, to € 5.41 (the value of Leonardo shares at the grant date of 31 July 2020) with reference to the three-year cycle 2020-2022 and to € 6.788 (the value of Leonardo shares at the grant date of 31 July 2021) with reference to the three-year cycle 2021-2023 and € 9.15 (the value of Leonardo shares at the grant date of 31 July 2022) with reference to the three-year cycle 2022-2024. Vice versa, the award of the remaining amount of the shares depends upon market conditions which affect the determination of the fair value (“adjusted fair value”). The adjusted fair value, calculated using the “Monte Carlo” method in order to simulate the possible performance of the stock and of the other companies within the basket, was equal to € 6.72 with reference to the three-year cycle 2019-2021, € 1.73 with reference to the three-year cycle 2020-2022, € 3.7 with reference to the three-year cycle 2021-2023 and € 6.4 with reference to the three-year cycle 2022-2024. The input data used to calculate the adjusted fair value were: • the stock price at the grant date; • the average share price in the three months preceding the performance period; • the risk-free interest rate based on the zero-coupon yield curve in 36 months; • the expected volatility of the price of Leonardo shares and of the shares of the other companies within the basket based on time series in the 36 months prior to the grant date; • correlation coefficients between Leonardo and the other companies within the basket on the basis of logarithms of the daily performance of the stocks in the 36 months prior to the grant date; • dividend distribution forecasts on a historical basis. In 2022, no shares were granted under the long-term incentive plan (no. 133,560 shares in 2021).

Separate Financial Statements at 31 December 2022 331 PROPOSAL TO THE SHAREHOLDERS’ MEETING Dear Shareholders, The 2022 financial statements, which we submit for your approval, close with a net profit of 1,700,507,630.03 . In light of the foregoing, we submit the following proposed resolution for your approval: “The Ordinary Shareholders’ Meeting of “LEONARDO - Società per azioni: − considering the Report of the Board of Directors; − considering the Report of the Board of Statutory Auditors; − having examined the financial statements at 31 December 2022; − having acknowledged the report of EY S.p.A. resolves − to approve the Directors’ Report on operations and the financial statements at 31 December 2022; − to approve the proposal posed by the Board of Directors of allocating the profit € 1,700,507,630.03 for the 2022 financial year as follows: − as to € 85,025,381.50, equal to 5% of the profit, to legal reserve; − as to € 0.14, on account of dividend, by paying it, including any withholding prescribed by law, as from 24 May 2023, with "detachment date" of coupon no. 13 falling on 22 May 2023 and "record date" (i.e. date on which the dividend is payable, pursuant to Art.83-terdecies of Legislative Decree no. 58 of 24 February 1998 and Art. 2.6.6, paragraph 2, of the Regulations for the Markets organised and managed by Borsa Italiana S.p.A.) falling on 23 May 2023; the above provisions refer to each ordinary share that will be outstanding at the detachment date of the coupon, excluding treasury shares in portfolio at that date, without prejudice to the regime of those that will be actually awarded, under the current incentive plans, during the current financial year; − with regard to the remaining amount, to retained earnings.” For the Board of Directors The Chairman (Luciano Carta)

Separate Financial Statements at 31 December 2022 332 ATTACHMENT: DISCLOSURE EX-LEGE 124/2017 In accordance with the provisions of Article 1, paragraphs 125-126, of Law 124 of 4 August 2017, information is provided below on grants received from public administrations and granted to Leonardo S.p.a. Grants received Worth noting are the provisions of Law no. 124/2017 imposing disclosure obligations on those entities carrying out the activity referred to in article 2195 of the Italian Civil Code in relation to sums which are not of a general nature and do not consist of fees, remuneration or compensation received from public administrations or similar entities. Excluded from such scope are any grant consisting of a consideration for Company's services and any grant deriving from bilateral financial relationships, which are peculiar to the Company's business, as well as any general measure that falls within the broader general structure of the reference system defined by the State (among others, Law 237/1993, Law 297/1999, Development Contracts and Regional Operational Programme, Law 808/1985, Regional Laws and National Operational Programmes), the effects of which are described in the notes to the Separate Financial Statements, based on the accounting standards adopted in the preparation of said accounts that can be used by all sector businesses, as well as grants received for continuing professional development from interprofessional funds. The Company has not received grants falling within the framework of those referred to in article 1, para. 125, of Law 124/2017. It should also be noted that the transparency of State aid for which there is a publication obligation is protected by their publication in the National Register of State Aids referred to in Article no. 52 of Law 234 of 24 December 2012. Grants disbursed As a publicly traded company, Leonardo S.p.a. is not subject to the obligations under article 1, para. 126 pursuant to art. 2-bis, para. 2, letter b) of Legislative Decree 33/2013. There are no grants disbursed by Leonardo S.p.a. in the form of donations or disbursements that do not consist of a consideration for services received, not even in the form of a return in terms of image.

Separate Financial Statements at 31 December 2022 333 Appendices

Separate Financial Statements at 31 December 2022

**Appendix no.1 (€ mil) - EQUITY INVESTMENTS** **1/3**

| % | Equity investments in subsidiaries | 31 December 2021 | Movements of the year | | | | 31 December 2022 |
|---|---|---|---|---|---|---|---|
| | | Carrying amount | Acquis./Subscriptions/payments of capital | Disposal | Financial Reval./Impairment | Other changes | Carrying amount |
| 68 | ALEA SRL | 3 | - | - | - | - | 3 |
| 100 | ANSALDOBREDA SpA | 17 | - | - | - | - | 17 |
| 100 | KOPTER GROUP AG | 172 | 86 | - | - | - | 258 |
| 60 | LARIMART SpA | 14 | - | - | - | - | 14 |
| 100 | LEONARDO FOR AVIATION SERVICES (SPC) | 1 | - | - | - | - | 1 |
| 100 | LEONARDO GLOBAL SOLUTIONS SpA | 850 | - | - | - | - | 850 |
| 100 | LEONARDO INTERNATIONAL SpA | 149 | 1,462 | - | - | - | 1,611 |
| 100 | LEONARDO PARTECIPAZIONI SpA | - | 29 | - | - | - | 29 |
| 100 | LEONARDO UK Ltd | 2,804 | - | - | - | - | 2,804 |
| 53 | LEONARDO US HOLDING, Llc | 1,944 | 237 | (1,462) | 1,290 | (309) | 1,700 |
| 100 | SELEX ES INTERNATIONAL LTD | 54 | - | - | - | - | 54 |
| 67 | TELESPAZIO SpA (*) | 190 | - | - | - | - | 190 |
| 67 | UTM SYSTEMS & SERVICES SRL | 4 | - | - | - | - | 4 |
| 100 | VITROCISET S.P.A. | 43 | - | - | - | (43) | - |
| 100 | W.S.K. PZL-SWIDNIK S.A. | 143 | - | - | - | - | 143 |
| | Other with unit amount lower than €mil. 10 | | 1 | - | - | - | 1 |
| **TOTAL EQUITY INVESTMENTS IN SUBSIDIARIES** | | **6,388** | **1,815** | **(1,462)** | **1,290** | **(352)** | **7,679** |
| **of which** | Cost | 8,355 | 1,815 | (1,462) | | (352) | 8,356 |
| | Revaluation/Impairment losses | (1,967) | | | 1,290 | | (677) |

*(*): joint control*

334

Separate Financial Statements at 31 December 2022

**Appendix no.1 (€ mil) - EQUITY INVESTMENTS** 2/3

| % | Equity investments in associates | 31 December 2021 | Movements of the year | | | | 31 December 2022 |
|---|---|---|---|---|---|---|---|
| | | Carrying amount | Acquis./Subscriptions/payments of capital | Disposal | Financial Reval./Impairment | Other changes | Carrying amount |
| 30 | AGUSTAWESTLAND AVIATION SERVICES LLC | 4 | - | - | - | - | 4 |
| 50 | AMSH BV (*) | 481 | - | - | - | - | 481 |
| 30 | AVIO SpA | 85 | - | - | - | - | 85 |
| 50 | AVIONS DE TRANSPORT REG. - ATR GIE | 192 | - | - | 40 | - | 232 |
| 31 | ELETTRONICA SpA | 7 | - | - | - | - | 7 |
| 21 | EUROFIGHTER JAGDFLUGZEUG GmbH | 9 | - | - | - | - | 9 |
| 24 | EUROFIGHTER SIMULATION SYSTEMS GmbH | 2 | - | - | - | - | 2 |
| 30 | G.E.M. ELETTRONICA S.R.L. | 5 | - | - | - | - | 5 |
| 25 | HENSOLDT AG | - | 618 | - | - | - | 618 |
| 29 | INDUSTRIA ITALIANA AUTOBUS SpA | 8 | - | - | (8) | - | - |
| 40 | JIANGXI CHANGHE AGUSTA HELICOPTERS CO | 2 | - | - | - | - | 2 |
| 50 | LEONARDO CAE ADVANCED JET TRAINING S.R.L | 15 | 10 | - | - | - | 25 |
| 39 | LEONARDO HELICOPTERES ALGERIE | 21 | - | - | - | - | 21 |
| 49 | ORIZZONTE SISTEMI NAVALI SpA | 16 | - | - | - | - | 16 |
| 25 | POLO STRATEGICO NAZIONALE SPA | - | 3 | - | - | - | 3 |
| 50 | ROTORSIM S.R.L. | 28 | - | - | - | - | 28 |
| 33 | THALES ALENIA SPACE SAS (*) | 401 | - | - | - | - | 401 |
| | Other with unit amount lower than €mil. 10 | 3 | - | - | - | - | 3 |
| **TOTAL EQUITY INVESTMENTS IN ASSOCIATES** | | **1,279** | **631** | **-** | **32** | **-** | **1,942** |
| **of which** Cost | | 1,937 | 631 | - | - | - | 2,568 |
| | Revaluation/Impairment losses | (658) | - | - | 32 | - | (626) |

*(*): joint control*

**Appendix no.1 (€ mil) - EQUITY INVESTMENTS** 3/3

| % | Other companies | 31 December 2021 | Movements of the year | | | | 31 December 2022 |
|---|---|---|---|---|---|---|---|
| | | Carrying amount | Acquis./Subscriptions/payments of capital | Disposal | Financial Reval./Impairment | Other changes | Carrying amount |
| 15 | PANAVIA AIRCRAFT GMBH | 3 | - | - | - | - | 3 |
| 17 | SKYDWELLER AERO INC. | 10 | - | - | - | - | 10 |
| | Other with unit amount lower than €mil. 10 | 4 | - | - | - | - | 4 |
| **TOTAL EQUITY INVESTMENTS IN OTHER COMPANIES** | | **17** | **-** | **-** | **-** | **-** | **17** |
| **of which** Cost | | 18 | 3 | - | - | 1 | 22 |
| | Revaluation/Impairment losses | (1) | - | - | - | (1) | (2) |
| **TOTAL EQUITY INVESTMENTS** | | **7,684** | **2,446** | **(1,462)** | **1,322** | **(352)** | **9,638** |
| **of which** Cost | | 10,310 | 2,449 | (1,462) | - | (351) | 10,946 |
| | Revaluation/Impairment losses | (2,626) | - | - | 1,322 | (1) | (1,305) |

335

Separate Financial Statements at 31 December 2022

**Appendix no.2 (€mil.) - LIST OF EQUITY INVESTMENTS** **1/4**

**Equity investments in subsidiaries**

| Name | Office | Reporting date | Share capital (total) | Currency | Equity | Total Assets | Total Liabilities | Profit (loss) | Ownership | Net equity in financial statements | Carrying amount |
|---|---|---|---|---|---|---|---|---|---|---|---|
| ALEA SRL | Polcenigo (PN) | 31/12/2022 | 129,383 | | 5 | 5 | - | - | 68 | 3 | 4 |
| ANSALDOBREDA SpA | Napoli (IT) | 31/12/2022 | 10,000,000 | | 81 | 135 | 54 | 51 | 100 | 81 | 17 |
| KOPTER GROUP AG | Wetzikon (CH) | 31/12/2022 | 32,000,000 | CHF | 217 | 444 | 226 | (22) | 100 | 217 | 258 |
| LARIMART SpA | Roma (IT) | 31/12/2022 | 2,500,000 | | 32 | 57 | 25 | 5 | 60 | 19 | 14 |
| LEONARDO FOR AVIATION SERVICES (SPC) | Kuwait | 31/12/2021 | 300,000 | KWD | 363 | 5,147 | 4,784 | 63 | 100 | 363 | 1 |
| LEONARDO GLOBAL SOLUTIONS SpA | Roma (IT) | 31/12/2022 | 51,000,000 | | 891 | 1,193 | 302 | 15 | 100 | 891 | 850 |
| LEONARDO INTERNATIONAL SpA | Roma (IT) | 31/12/2022 | 1,000,000 | | 1,884 | 1,956 | 72 | - | 100 | 1,884 | 1,611 |
| LEONARDO PARTECIPAZIONI SpA | Roma (IT) | 31/12/2022 | 1,000,000 | | 29 | 153 | 124 | - | 100 | 29 | 29 |
| LEONARDO UK Ltd | Basildon (UK) | 31/12/2022 | 314,500,100 | GBP | 2,666 | 4,669 | 2,003 | 203 | 100 | 2,666 | 2,804 |
| LEONARDO US HOLDING Llc | Wilmington (USA) | 31/12/2022 | 10 | USD | 3,335 | 3,382 | 47 | 1,065 | 53 | 1,768 | 1,700 |
| SELEX ES INTERNATIONAL Ltd | Basildon (UK) | 31/12/2022 | 100 | GBP | 50 | 50 | - | 1 | 100 | 50 | 54 |
| TELESPAZIO SpA (*) | Roma (IT) | 31/12/2022 | 50,000,000 | | 266 | 622 | 355 | 35 | 67 | 178 | 190 |
| UTM SYSTEMS & SERVICES Srl | Roma (IT) | 31/12/2022 | 6,620,000 | | 4 | 5 | 1 | (1) | 67 | 3 | 4 |
| W.S.K. PZL-SWIDNIK SA | Swidnik (PL) | 31/12/2022 | 307,642,000 | PLN | 163 | 501 | 338 | 27 | 100 | 163 | 143 |
| | | | | | | | | | | **TOTAL EQUITY INVESTMENTS IN SUBSIDIARIES** | **7,679** |

*(*): joint control*

336

Separate Financial Statements at 31 December 2022

**Appendix no.2 (€mil.) - LIST OF EQUITY INVESTMENTS** **2/4**

**Equity investments in associates**

| Name | Office | Reporting date | Share capital (total) | Currency | Equity | Total Assets | Total Liabilities | Profit (loss) | Ownership | Net equity in financial statements | Carrying amount |
|---|---|---|---|---|---|---|---|---|---|---|---|
| ADVANCED MALE AIRCRAFT LLC | Al Ain (EAU) | n.d. | 200,000 | AED | n.d. | n.d. | n.d. | n.d. | 49 | - | - |
| AGUSTAWESTLAND AVIATION SERVICES LLC | Abu Dhabi City (EAU) | 31/12/2022 | 58,010,000 | AED | 24 | 43 | 18 | 2 | 30 | 7 | 4 |
| AMSH BV (*) | Rotterdam (NL) | 31/12/2021 | 36,296,316 | | 1,219 | 1,219 | - | 172 | 50 | 610 | 481 |
| AVIO SpA | Roma (IT) | 31/12/2021 | 90,964,212 | | 291 | 1,277 | 986 | 5 | 30 | 87 | 85 |
| AVIONS DE TRANSPORT REGIONAL - GIE ATR | Blagnac Cedex (FR) | 31/12/2021 | n.d. | USD | (81) | 1,044 | 1,125 | (81) | 50 | (41) | 232 |
| ELETTRONICA SpA | Roma (IT) | 31/12/2022 | 9,000,000 | | 128 | n.d. | n.d. | 32 | 31 | 40 | 7 |
| EUROFIGHTER JAGDFLUGZEUG GMBH | Hallbergmoos (DE) | 31/12/2021 | 639,114 | | 32 | 1,333 | 1,301 | 9 | 21 | 7 | 9 |
| EUROFIGHTER SIMULATION SYSTEMS GMBH | Hallbergmoos (DE) | 31/12/2021 | 260,000 | | 6 | 12 | 6 | 2 | 24 | 1 | 2 |
| EUROMIDS SAS | Parigi (FR) | 31/12/2021 | 40,500 | | 4 | 43 | 39 | - | 25 | 1 | 1 |
| G.E.M. ELETTRONICA SRL | Ascoli Piceno (IT) | 31/12/2021 | 4,500,000 | | 14 | 43 | 29 | 1 | 30 | 4 | 5 |
| HENSOLDT AG | Taufkirchen (DE) | 31/12/2021 | 105,000,000 | | 1,857 | 2,758 | 901 | 32 | 25 | 464 | 618 |
| IAMCO-INT. AEROSPACE MANAG. COMPANY SCRL | Venezia (IT) | 31/12/2021 | 208,000 | | 2 | 10 | 8 | 1 | 25 | 1 | - |
| INDUSTRIA ITALIANA AUTOBUS SpA | Roma (IT) | 31/12/2021 | 21,050,000 | | 40 | 203 | 163 | (27) | 29 | 12 | - |
| IVECO OTO MELARA SCRL | Roma (IT) | 31/12/2021 | 40,000 | | - | 300 | 300 | - | 50 | - | - |
| JIANGXI CHANGHE AGUSTA HELICOPTERS CO | Jingdezhen (CN) | 31/12/2022 | 48,403,000 | CNY | 6 | 12 | 6 | - | 40 | 2 | 2 |
| JOINT STOCK COMPANY HELIVERT | Mosca (RU) | 31/12/2022 | 325,010,000 | RUB | (9) | 30 | 40 | 1 | 50 | (5) | - |
| LEONARDO CAE ADVANCED JET TRAINING SRL | Decimomannu (IT) | 31/12/2021 | 29,040,000 | | 27 | 28 | 1 | (2) | 50 | 14 | 25 |
| LEONARDO HELICOPTERES ALGERIE SpA | Ain Arnat (DZA) | 31/12/2022 | 7,420,165 | DZD | 50 | 50 | - | - | 39 | 20 | 21 |
| LIBYAN ITALIAN ADVANCED TECH. Co. | Tripoli (LY) | 31/12/2011 | 8,000,000 | LYD | 1 | 5 | 4 | (1) | 25 | - | - |
| MACCHI HUREL DUBOIS SAS | Versailles (FR) | 31/12/2021 | 100,000 | | 1 | 17 | 16 | - | 50 | 1 | - |
| NH INDUSTRIES SAS | Aix en Provence (FR) | 31/12/2022 | 306,000 | | 9 | 8,380 | 8,371 | 1 | 32 | 3 | 2 |
| ORIZZONTE SISTEMI NAVALI SpA | Genova (IT) | 31/12/2021 | 20,000,000 | | 36 | 2,238 | 2,202 | - | 49 | 18 | 16 |
| POLO STRATEGICO NAZIONALE SpA | Roma (IT) | 31/12/2022 | 3,000,000 | | 7 | 62 | 55 | 5 | 25 | 2 | 3 |
| ROTORSIM Srl | Sesto Calende (IT) | 31/12/2022 | 9,800,000 | | 75 | 90 | 15 | 5 | 50 | 38 | 28 |
| THALES ALENIA SPACE SAS (*) | Cannes (FR) | 31/12/2021 | 918,037,500 | | 1,206 | 1,590 | 384 | 85 | 33 | 398 | 401 |
| | | | | | | | **TOTAL EQUITY INVESTMENTS IN ASSOCIATES** | | | | **1,942** |

*(*): joint control*

337

Separate Financial Statements at 31 December 2022

**Appendix no.2 (€mil.) - LIST OF EQUITY INVESTMENTS** **3/4**

**Consortiums**

| Name | Office | Reporting date | Share capital (total) | Currency | Equity | Total Assets | Total Liabilities | Profit (loss) | Ownership | Net equity in financial statements | Carrying amount |
|---|---|---|---|---|---|---|---|---|---|---|---|
| CONAI CONSORZIO NAZIONALE IMBALLAGGI | Roma (IT) | 31/12/2021 | 15,073,170 | | 25 | 95 | 70 | 6 | - | - | - |
| CONSORZIO BI-REX | Bologna (IT) | 31/12/2021 | 235,000 | | 1 | 7 | 6 | - | 45 | - | - |
| CONS. CREO | L'Aquila (IT) | 31/12/2021 | 774,685 | | - | 3 | 3 | - | 99 | - | 1 |
| CONS. ERION WEEE | Milano (IT) | 31/12/2021 | 3,787,621 | | 63 | 91 | 28 | 32 | - | - | - |
| CONSORZIO IANUA | Genova (IT) | 31/12/2021 | 49,716 | | - | - | - | - | 17 | - | - |
| CONS. IMPRENDITORI GIUGLIANO ASI | Giugliano (IT) | 31/12/2021 | 50,000 | | - | 1 | 1 | - | 15 | - | - |
| CONSORZIO KIDS | Roma (IT) | 31/12/2021 | 100,000 | | - | - | - | - | 90 | - | - |
| CONS. PER L'ENERGIA VARESE | Varese (IT) | 31/12/2021 | 80,242 | | - | - | - | - | 1 | - | - |
| CONS. SISTEMA SOLDATO SICURO -SISS | Roma (IT) | 31/12/2022 | 40,000 | | - | - | - | - | 65 | - | - |
| CONSORZIO TESSERA | Venezia (IT) | 31/12/2021 | 40,000 | | - | - | - | - | 90 | - | - |
| E-SPAT - E-NET SERVIZI DI PRESIDIO E ASSISTENZA TECNICA | Roma (IT) | 31/12/2021 | 10,000 | | - | 2 | 2 | - | 92 | - | - |
| EUROTORP G.E.I.E | Vallauris (FR) | 31/12/2016 | n.d. | | - | - | - | 1 | 50 | - | - |
| LEONARDO TECHNICAL TRAINING | Napoli (IT) | 31/12/2021 | 211,123 | | - | 3 | 3 | - | 61 | - | - |
| TICOM - CONS. PER LE TECNOL. DELL'INFORMAZ.E COMUNICAZ. | Campi Bisenzio (IT) | 31/12/2021 | 10,000 | | - | - | - | - | 100 | - | - |
| | | | | | | | | | | TOTAL EQUITY INVESTMENTS IN CONSORTIUMS | 1 |

338

Separate Financial Statements at 31 December 2022

**Appendix no.2 (€mil.) - LIST OF EQUITY INVESTMENTS** **4/4**

**Other companies**

| Name | Office | Reporting date | Share capital (total) | Currency | Equity | Total Assets | Total Liabilities | Profit (loss) | Ownership | Net equity in financial statements | Carrying amount |
|---|---|---|---|---|---|---|---|---|---|---|---|
| A4ESSOR SAS | Gennevilliers (FR) | 31/12/2021 | 123,100 | | 1 | 65 | 64 | - | 19 | - | - |
| AGGREG. PUBL-PRIV. SULLA LOGISTICA MARE-TERRA SCARL | Napoli (IT) | 31/12/2021 | 81,000 | | - | 1 | 1 | - | 8 | - | - |
| CIRA CENTRO ITALIANO RICERCHE AEROSPAZIALI SCPA | Capua (IT) | 31/12/2021 | 985,224 | | 113 | 151 | 38 | 2 | 12 | 14 | - |
| CENTRO PER GLI STUDI DI TECNICA NAVALE CETENA SpA | Genova (IT) | 31/12/2021 | 1,000,000 | | 9 | 34 | 25 | 1 | 3 | - | - |
| COMPAGNIA AEREA ITALIANA SpA | Roma (IT) | 31/12/2021 | 3,526,846 | | 9 | 34 | 25 | - | - | - | - |
| COMPETENCE INDUSTRY MANUFACTURING 4.0 | Torino (IT) | 31/12/2021 | 3,460,000 | | 4 | 10 | 6 | - | 4 | - | - |
| DISTRETTO AEREOSPAZIALE DELLA SARDEGNA SCARL | Cagliari (IT) | 31/12/2021 | 97,112 | | - | - | - | - | 6 | - | - |
| DISTRETTO LIGURE DELLE TECNOLOGIE MARINE SCARL | La Spezia (IT) | 31/12/2021 | 1,140,000 | | 1 | 14 | 13 | - | 10 | - | - |
| DISTRETTO TECNOLOGICO AEROSPAZIALE DELLA CAMPANIA SCARL | Capua (IT) | 31/12/2021 | 827,500 | | 1 | 5 | 4 | - | 4 | - | - |
| DISTRETTO TECNOLOGICO AEROSPAZIALE SCARL | Brindisi (IT) | 31/12/2021 | 150,000 | | 2 | 13 | 11 | - | 19 | - | - |
| E.O.S. S.C.R.L. | Bruxelles (BE) | 31/12/2021 | 72,000 | | - | 1 | 1 | - | 2 | - | - |
| EUROPEAN SATELLITE NAVIGATION INDUSTRIES GMBH (in Liq.) | Ottobrunn (DE) | 12/11/2019 | 264,000 | | - | 3 | 3 | - | 19 | - | - |
| I.M.A.S.T. SCRL | Napoli (IT) | 31/12/2021 | 689,000 | | 2 | 6 | 4 | - | 7 | - | - |
| ISTITUTO DELLA ENCICL. ITALIANA TRECCANI SpA | Roma (IT) | 31/12/2021 | 62,124,105 | | 82 | 97 | 15 | - | 3 | 2 | 3 |
| LOGISTICA DIGITALE SRL | Cernusco sul Naviglio (IT) | 31/12/2021 | 120,000 | | 1 | 11 | 10 | (2) | 10 | - | - |
| PANAVIA AIRCRAFT GMBH | Hallbergmoos DE) | 31/12/2021 | 10,225,838 | | 45 | 189 | 144 | 3 | 15 | 7 | 3 |
| SECBAT SARL | Saint - Cloud (FR) | 31/12/2021 | 32,000 | | 1 | 15 | 14 | - | 14 | - | - |
| SIIT SCPA | Genova (IT) | 31/12/2021 | 600,000 | | 1 | 2 | 1 | - | 12 | - | - |
| SKYDWELLER AERO INC | Delaware (USA) | 31/12/2022 | 474,004 | USD | 41 | 65 | 24 | 2 | 17 | - | 10 |
| TEC DATABENC SCARL | Napoli (IT) | 31/12/2021 | 30,000 | | - | - | - | - | 3 | - | - |
| VITROCISET JADWALEAN LTD | Ryadh (KSA) | n.d. | 2,000,000 | RIAL SAUDITA | - | - | - | - | 45 | - | - |
| | | | | | | | | | | **TOTAL EQUITY INVESTMENTS IN OTHER COMPANIES** | **16** |
| | | | | | | | | | | **TOTAL EQUITY INVESTMENTS** | **9,638** |

339

Separate Financial Statements at 31 December 2022

**Appendix no.3 (€ mil.)- NON-CURRENT RECEIVABLES**

| | 31 December 2021 | | | Movements of the year | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|---|---|---|
| | Residual nominal amount | Impairment | Carrying amount | Disbursement | Reclass. | Reimboursements | Residual nominal amount | Impairment | Carrying amount |
| Receivables | 21 | - | 21 | 28 | - | (4) | 45 | - | 45 |
| - Receivables from subsidiaries | 443 | - | 443 | 29 | (212) | (172) | 88 | - | 88 |
| **Total receivables** | **464** | **-** | **464** | **57** | **(212)** | **(176)** | **133** | **-** | **133** |

**Appendix no. 4 (€ mil.) - ASSETS BROKEN DOWN BY MATURITY**

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | Amounts due | | | Amounts due | | |
| | from 2nd to 5th subsequent year | beyond 5th year | Total | from 2nd to 5th subsequent year | beyond 5th year | Total |
| Receivables | 18 | 3 | 21 | 42 | 3 | 45 |
| Non-current loans and receivables from relates parties | 398 | 45 | 443 | 62 | 26 | 88 |
| Other non current assets | 20 | - | 20 | 33 | - | 33 |
| **Total receivables and non-current assets** | **436** | **48** | **484** | **137** | **29** | **166** |

**Appendix no.5 (€ mil.) - FOREIGN CURRENCY ASSETS**

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | In foreign currency | in Euro | Total | In foreign currency | in Euro | Total |
| Receivables | - | 21 | 21 | - | 45 | 45 |
| Non-current loans and receivables from relates parties | 327 | 116 | 443 | 5 | 83 | 88 |
| Other non current assets | - | 20 | 20 | - | 33 | 33 |
| **Total receivables and other non-current assets** | **327** | **157** | **484** | **5** | **161** | **166** |
| Deferred tax assets | - | 787 | 787 | - | 841 | 841 |
| **Total non-current assets** | **327** | **944** | **1,271** | **5** | **1,002** | **1,007** |
| Loans and receivables | - | 14 | 14 | - | 49 | 49 |
| Loans and receivables form related parties | - | 63 | 63 | 200 | 77 | 277 |
| | **-** | **77** | **77** | **200** | **126** | **326** |
| Trade receivables | 372 | 1,487 | 1,859 | 413 | 1,575 | 1,988 |
| Trade receivables from related parties | 294 | 840 | 1,134 | 268 | 865 | 1,133 |
| | **666** | **2,327** | **2,993** | **681** | **2,440** | **3,121** |
| Other assets | 87 | 261 | 348 | 30 | 431 | 461 |
| Other receivables from related parties | 1 | 26 | 27 | 1 | 26 | 27 |
| | **88** | **287** | **375** | **31** | **457** | **488** |
| Income tax receivables | 6 | 58 | 64 | 7 | 27 | 34 |
| Cash and cash equivalents | 121 | 1,754 | 1,875 | 113 | 927 | 1,040 |
| **Total current assets** | **881** | **4,503** | **5,384** | **1,032** | **3,977** | **5,009** |

340

Separate Financial Statements at 31 December 2022

**Appendix no.6 (€ mil.) - ASSETS BY GEOGRAPHICAL AREA**

| | 31 December 2021 | | | | | 31 December 2022 | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | Italy | Rest of Europe | North America | Rest of the world | Total | Italy | Rest of Europe | North America | Rest of the world | Total |
| Receivables | 20 | - | - | 1 | 21 | 16 | 29 | - | - | 45 |
| Non-current loans and receivables from relates parties | 116 | 190 | 137 | - | 443 | 83 | - | 5 | - | 88 |
| Other non current assets | 20 | - | - | - | 20 | 33 | - | - | - | 33 |
| **Total receivables and other non-current assets** | **156** | **190** | **137** | **1** | **484** | **132** | **29** | **5** | **-** | **166** |
| Deferred tax assets | 787 | - | - | - | 787 | 841 | - | - | - | 841 |
| **Total non-current assets** | **943** | **190** | **137** | **1** | **1,271** | **973** | **29** | **5** | **-** | **1,007** |
| Loans and receivables | 14 | - | - | - | 14 | 13 | 36 | - | - | 49 |
| Loans and receivables form related parties | 27 | 36 | - | - | 63 | 38 | 238 | 1 | - | 277 |
| | **41** | **36** | **-** | **-** | **77** | **51** | **274** | **1** | **-** | **326** |
| Trade receivables | 435 | 353 | 120 | 951 | 1,859 | 456 | 422 | 160 | 950 | 1,988 |
| Trade receivables from related parties | 219 | 626 | 191 | 98 | 1,134 | 355 | 601 | 130 | 47 | 1,133 |
| | **654** | **979** | **311** | **1,049** | **2,993** | **811** | **1,023** | **290** | **997** | **3,121** |
| Other assets | 292 | 26 | 6 | 24 | 348 | 425 | 6 | - | 30 | 461 |
| Other receivables from related parties | 26 | - | 1 | - | 27 | 3 | 23 | 1 | - | 27 |
| | **318** | **26** | **7** | **24** | **375** | **428** | **29** | **1** | **30** | **488** |
| Income tax receivables | 55 | - | - | 9 | 64 | 27 | - | - | 7 | 34 |
| Cash and cash equivalents | 1,838 | 2 | 3 | 32 | 1,875 | 1,013 | 1 | - | 26 | 1,040 |
| **Total current assets** | **2,906** | **1,043** | **321** | **1,114** | **5,384** | **2,330** | **1,327** | **292** | **1,060** | **5,009** |

341

Separate Financial Statements at 31 December 2022

**Appendix no.7 (€ mil.) - AVAILABLE AND DISTRIBUTABLE RESERVES**

| Nature/description | Amount | Possible use | Distributable portion | Reserve subject to deferred taxation under Article 110 of Legislative Decree 104/2020 |
|---|---|---|---|---|
| **Share capital (*)** | 2,499 | | | |
| **Capital reserves:** | | | | |
| Treasury share reserve | | B | | |
| **Revenue reserves** | | | | |
| Legal reserve | 327 | B | | 318 |
| Extraordinary reserve | 392 | A,B,C | 392 | 136 |
| Reserve for actuarial gains (losses) in equity | (60) | B | | |
| Cash flow hedge reserve | (58) | B | | |
| Stock grant Reserve | 45 | B | | |
| Reserve for merger and demerger surplus | 706 | A,B,C | 706 | |
| Retained earnings and other reserve | 2,107 | A,B,C | 1,960 | 141 |
| **Total** | 5,958 | | 3,058 | 595 |
| **Net profit/(loss) for the period** | 1,701 | A,B,C | 1,616 | |
| **Constraint ex art. 2426 paragraph 1 no. 5 Civil Code** | | | (2,085) | |
| **Total equity** | 7,659 | | 2,589 | |

*(*) less treasury shares for € mil. 26 and costs for capital increase for € mil. 19*

*(**) The tied-up amount of €mil. 141 as per tax requirement (Article 110 of Legislative Decree 104/2020) is allocated to the reserve for "Capital gains from transactions under common control"*

**Keys:**

A: for capital increase

B: for loss coverage

C: for distribution to shareholders

**Appendix no.8 (€ mil.) - LIABILITIES BROKEN DOWN BY MATURITY**

| | 31 December 2021 Amounts due | | | 31 December 2022 Amounts due | | |
|---|---|---|---|---|---|---|
| | from 2nd to 5th subsequent year | beyond 5th year | Total | from 2nd to 5th subsequent year | beyond 5th year | Total |
| Other non-current liabilities | 323 | 486 | 809 | 297 | 436 | 733 |
| Loans and borrowings (non current) | 2,362 | 959 | 3,321 | 2,486 | 308 | 2,794 |
| Non-current loans and borrowings to related parties | 367 | 105 | 472 | 473 | 158 | 631 |
| **Total non-current liabilities** | **3,051** | **1,550** | **4,602** | **3,256** | **902** | **4,158** |

342

Separate Financial Statements at 31 December 2022

**Appendix no.9 (€ mil.) - FOREIGN CURRENCY LIABILITIES**

| | 31 December 2021 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | In foreign currency | in Euro | Total | In foreign currency | in Euro | Total |
| Loans and borrowings (non current) | 1 | 3,320 | 3,321 | 2 | 2,792 | 2,794 |
| Non-current loans and borrowings to related parties | 53 | 419 | 472 | 58 | 573 | 631 |
| | 54 | 3,739 | 3,793 | 60 | 3,365 | 3,425 |
| Deferred tax assets | - | 80 | 80 | - | 87 | 87 |
| Other non-current liabilities | - | 666 | 666 | 20 | 556 | 576 |
| Other non-current liabilities to related parties | 144 | - | 144 | 157 | - | 157 |
| **Total non-current liabilities** | **198** | **4,485** | **4,683** | **237** | **4,008** | **4,245** |
| Loans and Borrowings | 4 | 718 | 722 | 3 | 100 | 103 |
| Related-parties loans and borrowings | 1,120 | 992 | 2,112 | 1,158 | 1,178 | 2,336 |
| | 1,124 | 1,710 | 2,834 | 1,161 | 1,278 | 2,439 |
| Trade payables | 385 | 1,595 | 1,980 | 266 | 1,542 | 1,808 |
| Trade payables to related parties | 214 | 546 | 760 | 172 | 495 | 667 |
| | 599 | 2,141 | 2,740 | 438 | 2,037 | 2,475 |
| Other liabilities | 24 | 1,085 | 1,109 | 24 | 1,308 | 1,332 |
| Other payables to related parties | - | 36 | 36 | - | 81 | 81 |
| | 24 | 1,121 | 1,145 | 24 | 1,389 | 1,413 |
| Income tax payables | 1 | 28 | 29 | - | 64 | 64 |
| **Total current liabilities** | **1,748** | **5,000** | **6,748** | **1,623** | **4,768** | **6,391** |

343

Separate Financial Statements at 31 December 2022

**Appendix no. 10 (€ mil) - LIABILITIES BY GEOGRAPHICAL AREA**

| | 31 December 2021 | | | | | 31 December 2022 | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | Italy | Rest of Europe | North America | Rest of the world | Total | Italy | Rest of Europe | North America | Rest of the world | Total |
| Loans and borrowings (non current) | 2,820 | 500 | - | 1 | 3,321 | 2,310 | 483 | - | 1 | 2,794 |
| Non-current loans and borrowings to related parties | 419 | - | 53 | - | 472 | 573 | - | 58 | - | 631 |
| | 3,239 | 500 | 53 | 1 | 3,793 | 2,883 | 483 | 58 | 1 | 3,425 |
| Deferred tax assets | 80 | - | - | - | 80 | 87 | - | - | - | 87 |
| Other non-current liabilities | 666 | - | - | - | 666 | 556 | - | 20 | - | 576 |
| Other non-current liabilities to related parties | - | - | 144 | - | 144 | - | - | 157 | - | 157 |
| **Total non-current liabilities** | **3,984** | **500** | **197** | **1** | **4,682** | **3,526** | **483** | **235** | **1** | **4,245** |
| Loans and Borrowings | 670 | 48 | - | 4 | 722 | 78 | 22 | - | 3 | 103 |
| Related-parties loans and borrowings | 483 | 1,629 | - | - | 2,112 | 460 | 1,860 | - | 16 | 2,336 |
| | 1,153 | 1,677 | - | 4 | 2,834 | 538 | 1,882 | - | 19 | 2,439 |
| Trade payables | 1,322 | 281 | 230 | 146 | 1,980 | 1,291 | 192 | 136 | 189 | 1,808 |
| Trade payables to related parties | 236 | 349 | 78 | 97 | 760 | 218 | 305 | 71 | 73 | 667 |
| | 1,558 | 630 | 308 | 243 | 2,740 | 1,509 | 497 | 207 | 262 | 2,475 |
| Other liabilities | 992 | 76 | 5 | 36 | 1,109 | 1,275 | 14 | - | 43 | 1,332 |
| Other payables to related parties | 36 | - | - | - | 36 | 81 | - | - | - | 81 |
| | 1,028 | 76 | 5 | 36 | 1,145 | 1,356 | 14 | - | 43 | 1,413 |
| Income tax payables | 26 | 1 | - | 2 | 29 | 63 | - | - | 1 | 64 |
| **Total current liabilities** | **3,765** | **2,384** | **313** | **285** | **6,748** | **3,466** | **2,393** | **207** | **325** | **6,391** |

For the Board of Directors
The Chairman
(Luciano Carta)

344

Separate Financial Statements at 31 December 2022 345 STATEMENT ON THE SEPARATE FINANCIAL STATEMENTS PURSUANT TO ART. 154-BIS, PARAGRAPH 5 OF LEGISLATIVE DECREE 58/98 AS AMENDED 1. The undersigned Alessandro Profumo as the Chief Executive Officer and Alessandra Genco as the Officer in charge of Financial Reporting for Leonardo Spa, certify, in accordance with Article 154-bis, paragraphs 3 and 4 of Legislative Decree 58 of 24 February 1998: • the appropriateness of the financial statements with regard to the nature of the business and • the effective application of administrative and accounting procedures in preparing the separate financial statements at 31 December 2022. 2. In this respect it is noted that no significant matters arose. 3. It is also certified that: 3.1 The separate financial statements: • were prepared in accordance with International Financial Reporting Standards endorsed by the European Community pursuant to EU Regulation 1606/2002 of the European Parliament and of the Council of 19 July 2002; • correspond to the entries in the books and accounting records; • provide a true and fair view of the financial position and results of operations of the issuer. 3.2 The Report on Operations includes a reliable analysis of the performance and the operating result, as well as the position of the issuer, together with a description of the main risks and uncertainties it is exposed to. This statement also is made pursuant to and for the purposes of Article 154-bis, paragraph 2, of Legislative Decree 58 of 24 February 1998. Rome, 9 March 2023 Chief Executive Officer (Alessandro Profumo) Officer in charge of financial reporting (Alessandra Genco)

Separate Financial Statements at 31 December 2022 346 INDEPENDENT AUDITOR’S REPORT ON THE SEPARATE FINANCIAL STATEMENTS AS AT 31 DECEMBER 2022

Separate Financial Statements at 31 December 2022 347 REPORT OF THE BOARD OF STATUTORY AUDITORS TO THE SHAREHOLDERS’ MEETING

Separate Financial Statements at 31 December 2022 348 INFORMATION PURSUANT TO ARTICLE 149 DUODECIES OF THE ISSUER REGULATION The following statement reports the fees for the year 2022 for auditing and assurance services and for tax and other services provided by the same auditing firm and entities belonging to the auditing firm’s network. Entity providing the services To Fees for the 2022 year (€ thousands) Auditing services EY SpA Parent Company 2.663 EY SpA Subsidiaries 635 EY Network Subsidiaries 7.171 Assurance services EY SpA Parent Company 651 EY SpA Subsidiaries 14 EY Network Subsidiaries - Other services EY SpA Parent Company - EY Network Parent Company - EY Network Subsidiaries - Total 11.134

Methodology note of the Non-Financial Statement 349 ANNEX TO THE REPORT ON OPERATIONS - NOTES TO THE NFS

Methodology note of the Non-Financial Statement 350 METHODOLOGY NOTE OF THE NFS The Consolidated Non-Financial Statement (NFS) in accordance with Legislative Decree 254/2016 is an integral part of the Integrated Annual Report 2022 and is prepared annually in accordance with the most up- to-date version of the GRI Sustainability Reporting Standards of the Global Reporting Initiative (GRI). The Integrated Report has been prepared taking into consideration the Integrated Reporting Framework, the standards of the Sustainability Accounting Standards Board (SASB) for the Aerospace & Defense93 sector, the Sustainable Development Goals (SDGs), the Ten Principles of the United Nations Global Compact, the recommendations of the Task Force on Climate-related Financial Disclosure (TCFD) and the "core" metrics contained in the White Paper "Measuring Stakeholder Capitalism - Towards Common Metrics and Consistent Reporting of Sustainable Value Creation" by the World Economic Forum (WEF)94. The NFS covers the 2022 fiscal year (1 January 2022 – 31 December 2022), includes all fully consolidated companies (see "Reporting Scope" section for more information) and was approved by the Leonardo S.p.A. Board of Directors at its meeting on March 9, 2023. The Sustainability and Innovation Committee and Control and Risks Committee reviewed the overall approach of the NFS, as well as the completeness and transparency of the disclosure, issuing a prior opinion for approval by the Board of Directors. In compliance with D. lgs. 254/2016, the Consolidated Non-Financial Statements 2022, with the exception of the disclosures related to the indicators summarized in the paragraph "Table of Contents SASB" and "Table of Contents TCFD (Task Force on Climate-related Financial Disclosure)”, was subject to limited review, in accordance with the provisions of the "International Standard on Assurance Engagements ISAE 3000 (Revised) - Assurance Engagements Other than Audits or Reviews of Historical Financial Information" (hereinafter "ISAE 3000 Revised"), issued by the International Auditing and Assurance Standards Board (IAASB), by EY S. p.A. In addition, with reference to FY2022 and for the second consecutive year, a selection of indicators (below shown) has been subjected to comprehensive examination (reasonable assurance) in accordance with the provisions of the "International Standard on Assurance Engagements ISAE 3000 (Revised) - Assurance Engagements. Other than Audits or Reviews of Historical Financial Information" (hereinafter "ISAE 3000 Revised"), issued by the International Auditing and Assurance Standards Board (IAASB), by EY S.p.A. The indicators subjected to full examination are listed below: • GRI 302-1: Energy consumption within the organization; • GRI 302-3: Energy intensity - (calculated on consolidated revenues); • GRI 305-1: Direct (Scope 1) GHG emissions; • GRI 305-2: Energy indirect (Scope 2) GHG emissions; • GRI 305-4: GHG emissions intensity - (calculated on consolidated revenues); • GRI 303-3: Water withdrawal; • GRI 306-3: Waste generated; • GRI 405-1: Diversity of governance bodies and employees; 93 The Integrated Reporting Framework and the standards issued by the Sustainability Accounting Standards Board (SASB) were merged within the IFRS Foundation with the work completed, in August 2022, on the consolidation of the Value Reporting Foundation (VRF), which, in turn, had been created in June 2021 through the merger of the International Integrated Reporting Council (IIRC) and the Sustainability Accounting Standards Board (SASB). The International Sustainability Standards Board (ISSB), created within the IFRS Foundation to develop sustainability-related disclosure standards, promotes the use of both of them. 94 For more details, reference should be made to the section on the Correlation Table of the Non-Financial Statement.

Methodology note of the Non-Financial Statement 351 • GRI 401-1: New employee hires and employee turnover (including details of women hired with STEM degrees); • GRI 404-1: Average hours of training per year per employee; • GRI 403-9: Work-related injuries. The audit was carried out according to the procedures set out in the “Independent Auditors’ Report on the NFS as of December 31st, 2022”, included in this document. For additional information about the scope of the audit work and the procedures performed by the independent auditors, reference should be made to the Independent Auditors’ Report included in the document. The information summarised in the GRI Content Index is included in the scope of the limited assurance engagement. Quantitative indicators reported in the pages referred to in the Content Index that are not related to any GRI Standards general or topic-specific disclosure, are not subject to the limited assurance performed by EY S.p.A. The document is published on the Company’s website at www.leonardo.com. SUSTAINABILITY GOVERNANCE The Board of Directors, supported by the Sustainability and Innovation Committee and the Control and Risks Committee, is responsible for setting out the key guidelines on sustainability and establishing whether sustainability objectives have been pursued in line with the Business Plan. Furthermore, all the Board Committees provide their support to the Board - each one within the sphere of its respective competence - in considering the topics that are material for Leonardo for the purposes of generating long-term value. The Sustainability and Innovation Committee is composed of four non-executive and independent Directors and, in agreement - for the areas of competence - with the Control and Risks Committee, it also monitors Leonardo's positioning in the main Sustainability/ESG indices, promotes the methods of interaction with stakeholders (stakeholder engagement), examines the general approach of the NFS, supports the Company in setting out and assessing technological capabilities and in establishing academic and research networks. The Sustainability Organisational Unit (OU), under the responsibility of the Chief Technology and Innovation Officer (CTIO), is responsible for guidance, management, monitoring and strategic dialogue on Group sustainability issues. Reporting and relations with financial stakeholders on ESG issues are instead managed, under the responsibility of the Chief Financial Officer (CFO), by the ESG & Integrated Reporting OU, within Administration and Budget, and by the Investor Relations & Credit Rating Agencies OU, respectively, with the aim of providing a full and integrated view of the Company. The Sustainability Coordinators – within the various divisions, Corporate functions and Group companies - are the internal connection point and are involved in the process of setting out, implementing and monitoring the Sustainability Plan, ensuring consistency between strategic objectives, Sustainability Plan and non- financial indicators. In order to strengthen the governance system, the remuneration policy also includes the achievement of objectives linked to specific ESG (Environmental, Social, Governance) indicators95. In February 2022, Leonardo formalised its new company rules on Sustainability, publishing the Group Policy, which sets out the sustainability model adopted by the Group, including in terms of responsibilities, and the Operating Procedure that outlines the underlying processes96. At the same time, a new “Environmental 95 For more details, reference should also be made to the Corporate Governance Report 2023 and the Remuneration Report 2022. 96 The sustainability model was the subject of a review (overview) on the part of the internal audit unit in 2022.

Methodology note of the Non-Financial Statement 352 Strategy & Projects” O.U. was established within the Sustainability O.U. to support Leonardo's important ambition on environmental sustainability issues. In addition, work continued on the integration of sustainability issues into the company's core processes during the year; among them, the integration of the Be Tomorrow Strategic Plan with sustainability elements was strengthened while taking account of ESG risks and related mitigation actions to be put in place. In 2022, the investment procedure was also in such a way as to enhance how investments contribute to the achievement of the United Nations Sustainable Development Goals (SDGs), in line with the Group's goals. Sustainability operating model MATERIALITY ANALYSIS The materiality analysis allows the identification and evaluation of the impacts that are relevant for the Group and its stakeholders. The result is a list of material topics that supports and steers the preparation of the Integrated Annual report, the identification of key targets and the definition of the Sustainability Plan. As required by the operating sustainability model, Leonardo proceeds with updating, on an annual basis, the materiality analysis for an appropriate integration of the stakeholder perspective into company processes. The last update is the outcome of an analysis, which was started in 2022 and completed in 2023 with the approval on the part of the top management and the presentation to the Sustainability and Innovation Committee of the Board of Directors, on economic and financial, environmental, social and corporate governance issues. In 2022 Leonardo found itself operating in a rapidly changing scenario. In light of this and of the changes in regulations and reporting standards, with the support of a group of experts, Leonardo decided to strengthen its materiality analysis by introducing a preliminary direct discussion with stakeholders into the process while ensuring alignment with the requirements of the GRI Standards and following the SASB's guidelines. Specifically, two focus groups were organised with key stakeholders, representing the Group's entire value chain, which helped map, identify and set out impact topics. The 21 topics identified were subsequently the subject of an online survey – targeted at an expanded sample of external stakeholders (266) and Group management staff (50 people) - in which they were asked to rate the Company's impact. In the stakeholder and management consultation, the dual materiality perspective was also scrutinised, asking them to assess both the Group's impact on economy, environment and people Sustainability Governance and Strategic Guidance Implementation Sustainability and Innovation Committee; Control and Risks Committee Divisional and Central Functions AFC Presidium interaction on economic-financial plans OU Sustainability OU ESG & Integrated Reporting Sustainability Dedicated Organisational Units (OUs) Key central OUs Sustainability coordinators of Divisions, Operating Companies and central OUs CTIO/CPO/CFO CEO / General Manager Initiative Project Managers

Methodology note of the Non-Financial Statement

(defined in impact topics) and what the topics have on Leonardo's value creation. A complementary examination of the impact topics was also conducted through data intelligence tools, big data analytics and semantic analysis, leveraging large databases of peers' documents, regulations and press articles.

The sum of these steps led to the prioritisation of impact topics, and then, following the guidance of GRI standards, a materiality threshold was applied to the topics[97], leading to the identification of a list of 18 material topics. In addition to supporting and guiding the Group's reporting, they form an integral part of the goal-setting process and the Sustainability Plan. With a view to dynamic materiality, impact topics found to be non-material because they are below the threshold (i.e. Digital Sobriety, Development of Territories and Communities, Geopolitical Context, and Natural Resource Management and Ecosystem Conservation), will be monitored throughout the year as their impact might evolve in today's changing environment. In particular, Leonardo's Management has decided to add to the list of material topics also the Natural Resource Management and Ecosystem Conservation in consideration of the impacts associated with it as well as the importance of this aspect in the Group's strategy, also evidenced by the strengthening of the related objective.


Stakeholder by category
22%
13%
10%
10%
15%
8%
8%
14%
Suppliers
University/Research Center
Customers
Government/Institution
Consultants
Category associations
Industrial partners
Others


Stakeholders by country
3%
9%
9%
79%
Italy
United Kingdom
United States
Rest of the world

[97] The materiality threshold is statistically defined as the mean of the distribution of scores minus the standard deviation.

353

Methodology note of the Non-Financial Statement 354 REPORTING SCOPE The 2022 environmental reporting scope98 covered 105 sites around the world. The scope has been based on the materiality of the environmental impact from operating sites, the number of employees of Leonardo SpA’s and its subsidiaries consolidated on a line-by-line basis. In order to ensure consistency with the consolidation criteria of the Consolidated Financial Statements, the Group’s environmental data do not include those of the joint ventures. The personnel reporting scope corresponds to 100% of companies consolidated on a line-by-line basis in the 2022 Consolidated Financial Statements. Any possible limitations are set out from time to time in this document. Sites covered by the environmental reporting scope 2020 2021 2022 Italy 52 55 54 United Kingdom 8 7 7 United States 31 32 32 Poland 1 1 1 Rest of the World 12 12 11 Total sites 103 106 105 98 Environmental data, as reported through the Group's web-based system (and in particular those relating to energy consumption), were obtained through: direct measurements (e.g., meters and consumption measurement systems); calculations (e.g., bills; purchase orders/invoices); estimates based on the number of employees and/or activities carried out. In particular, with regard to emissions into the atmosphere, where sites have monitoring systems (e.g. industrial sites), these are calculated from laboratory analyses carried out during the year. If these analyses are not carried out (e.g. at office sites and/or in cases where the production processes conducted are not characterised by emissions into the atmosphere), the Group's reporting system automatically calculates the NOX and SO2 emissions produced, based on the annual consumption of methane and diesel fuel for the production of energy/heat and emission coefficients available in literature.

Methodology note of the Non-Financial Statement 355 Country Sites included in the environmental reporting scope Italy Abbadia San Salvatore, Anagni, Aprilia, Benevento, Brescia, Brindisi, Cameri, Campi Bisenzio, Carsoli, Cascina Costa di Samarate, Caselle Nord, Caselle Sud, Catania, Chieti, Cisterna di Latina, Foggia, Frosinone, Fusaro Bacoli, Genoa – Cyber Security, Genoa – Electronics, Giugliano, Grottaglie, La Spezia, L'Aquila, Livorno, Montevarchi, Nerviano, Nola, Palermo, Pisa – Electronics, Pisa – Helicopters, Pomezia, Pomigliano, Pozzuoli, Rome Larimart, Rome Via Tiburtina, 1020, Rome Piazza Monte Grappa, Rome Faustiniana, Rome Via Flaminia, Rome Via Laurentina, Rome Via Pastrengo, Rome Via Sardegna, Rome Via Tiburtina KM 12,400, Ronchi dei Legionari, S. Maurizio Canavese, Sesto Calende, Taranto, Turin, Venegono Campo Volo, Venegono Superiore, Venice – Helicopters, Venice – Aeronautics, Vergiate, Villaputzu United Kingdom Basildon Sigma House, Bristol Building 430, Edinburgh, Lincoln, Luton, Southampton, Yeovil United States Arlington, Austin, Broussard, Burnsville, Cypress, Dallas 1057 Sherman Street, Dallas 1300 Sherman Street, Dallas Expressway, Danbury, Dayton, Dulles, Fitchburg, Fort Walton Beach, Germantown, Hauppauge, High Ridge, Huntsville, Johnstown Airport, Largo, Lemont Furnace, Madison, Melbourne Babcock, Menomonee Falls, Milton, Milwaukee, Overland Park, Philadelphia, San Diego, Sidman, St. Louis, Tampa, West Plains Belgium Grâce Hollogne Canada Bedford, Ottawa Germany Neuss, Backnang Poland Swidnik Romania Ploiesti Spain Loriguilla Switzerland Mollis, Uznach, Wetzikon Turkey Ankara

Methodology note of the Non-Financial Statement

INDICATORS – DETAILS

GRI INDICATORS

ENVIRONMENTAL INDICATORS

Energy				GRI 302-1/3
Energy consumption within the organisation (GRI 302-1)	**Unit**	**2020**	**2021**	**2022**
Non-renewable energy consumed	**TJ**	**2,815**	**2,982**	**2,836**
Natural gas	TJ	2,621	2,699	2,575
Diesel oil for energy and/or heat generation	TJ	3	2	5
Fuel oil	TJ	-	-	-
Other (LPG, fuels used for product tests)	TJ	191	281	257
Energy purchased for electricity and district heating	**TJ**	**2,545**	**2,493**	**2,473**
Electrical energy from conventional sources	TJ	436	460	469
Electrical energy from renewable sources	TJ	1,916	1,805	1,790
District heating	TJ	193	228	214
Self-generated energy	**TJ**	**134**	**138**	**126**
Energy sold	TJ	**-**	**-**	**-**
Total	**TJ**	**5,493**	**5,614**	**5,435**

Energy intensity (GRI 302-3)	Unit	2020	2021	2022
Energy consumption/Revenues	MJ/€	0.41	0.40	0.37

Water and water discharge				GRI 302-1/3
Water withdrawal by source and category (GRI 303-3)	**Unit**	**2020**	**2021**	**2022**
Water supply systems	megaliters	2,197	2,349	2,142
of which freshwater	megaliters	2,123	2,126	1,976
of which other water	megaliters	74	223	166
Wells	megaliters	2,901	3,175	2,849
of which freshwater	megaliters	2,792	3,053	2,299
of which other water	megaliters	109	122	550
Other sources	megaliters	190	364	338
of which freshwater	megaliters	188	354	338
of which other water	megaliters	2	10	0
Total	**megaliters**	**5,287**	**5,888**	**5,329**

356

Methodology note of the Non-Financial Statement

Water withdrawal from water-stressed areas by source and category (GRI 303-3)	Unit	2020	2021	2022
Water supply systems	megaliters	590	519	425
of which freshwater	megaliters	584	510	423
of which other water	megaliters	6	8	2
Wells	megaliters	162	146	124
of which freshwater	megaliters	60	35	59
of which other water	megaliters	102	111	65
Other sources	megaliters	5	14	8
of which freshwater	megaliters	5	5	8
of which other water	megaliters	0	9	0
Total	**megaliters**	**757**	**679**	**556**

Water discharge by type of destination (GRI 303-4)	Unit	2020	2021	2022
Sewers	megaliters	3,707	3,993	3,112
Surface water	megaliters	240.8	257	860
Seawater	megaliters	14.3	14	24
Other use	megaliters	26	15	12
Total	**megaliters**	**3,989**	**4,279**	**4,007**

Water discharge to water-stressed areas by type of destination and category (GRI 303-4)	Unit	2021	2022	2022
Freshwater	megaliters	3,554	3,989	3,528
of which in areas with water stress	megaliters	491	462	383
Other water	megaliters	434	291	480
of which in areas with water stress	megaliters	34	21	62
Total	**megaliters**	**3,989**	**4,279**	**4,007**

Waste				GRI 306-3
Waste produced by type and disposal	**Unit**	**2020**	**2021**	**2022**
Non-hazardous	**t**	**26,337**	**21,642**	**20,472**
Recovered	t	16,379	13,333	13,631
Disposed	t	9,958	8,309	6,841
Hazardous	**t**	**8,136**	**8,242**	**9,528**
Recovered	t	1,688	1,988	1,707
Disposed	t	6,448	6,254	7,821
Total waste produced (hazardous and non-hazardous)	**t**	**34,474**	**29,884**	**30,001**

NOTE:

- Environmental data may be subject to estimates, should final data not be available.

357

Methodology note of the Non-Financial Statement

Emissions				GRI 305-1/2/3/4/7
CO2e emissions (GRI 305-1/2/3)	**Unit**	**2020**	**2021**	**2022**
Direct emissions (Scope 1)	t	359,711	262,984	213,107
Indirect emissions (Scope 2 market-based)	t	63,003	62,029	63,924
Indirect emissions (Scope 2 location-based)	t	248,958	215,907	213,040
Other indirect emissions (Scope 3)	t	207,425	220,472	243,425
Total Scopes 1, 2 market-based, 3	**t**	**630,139**	**545,485**	**520,457**
Total Scopes 1, 2 location-based, 3	**t**	**816,094**	**699,363**	**669,573**

CO2e emission intensity (GRI 305-4)	Unit	2020	2021	2022
Total emissions (Scope 1 + Scope 2 market-based)/Revenues	g/€	31.52	22.99	18.83
Total emissions (Scope 1 + Scope 2 location-based)/Revenues	g/€	45.39	33.88	28.96

Other emissions (GRI 305-7)	Unit	2020	2021	2022
NOx	t	178	162	143
SO2	t	1	1	143
VOC	t	109	99	166
VIC	t	2	3	3
Heavy metal	t	0,6	0,5	0.4
Particulate	t	17	13	19

358

Methodology note of the Non-Financial Statement

EMPLOYEE INDICATORS

Information on employees and other workers				GRI 2-7, 2-8
Employees by employment contract, employment type and gender	**Unit**	**2020**	**2021**	**2022**
Total employees	**N.**	**49,882**	**50,413**	**51,392**
Men	N.	40,764	41,073	41,639
Women	N.	9,118	9,340	9,753
Permanent employment contracts	**N.**	**49,178**	**49,669**	**50,570**
Men	N.	40,211	40,495	41,022
Women	N.	8,967	9,174	9,548
Fixed-term contracts	**N.**	**704**	**744**	**822**
Men	N.	553	578	617
Women	N.	151	166	205
Full-time contracts (permanent)	**N.**	**47,952**	**48,587**	**49,498**
Men	N.	39,956	40,280	40,778
Women	N.	7,996	8,307	8,720
Part-time contracts (permanent)	**N.**	**1,226**	**1,082**	**1,072**
Men	N.	255	215	244
Women	N.	971	867	828
Employees by professional category and gender	**Unit**	**2020**	**2021**	**2022**
Managers	**N.**	**1,152**	**1,174**	**1,227**
Men	N.	1,010	1,018	1,051
Women	N.	142	156	176
Middle managers	**N.**	**6,113**	**6,243**	**6,512**
Men	N.	5,009	5,063	5,244
Women	N.	1,104	1,180	1,268
White collars	**N.**	**28,806**	**29,413**	**30,302**
Men	N.	22,222	22,648	23,228
Women	N.	6,584	6,765	7,074
Blue collars	**N.**	**13,765**	**13,538**	**13,304**
Men	N.	12,477	12,299	12,069
Women	N.	1,288	1,239	1,235
Pilots	**N.**	**46**	**45**	**47**
Men	N.	46	45	47
Women	N.	-	-	-
Employees by Country and gender	**Unit**	**2020**	**2021**	**2022**
Italy	**N.**	**31,052**	**31,661**	**32,327**
Men	N.	26,018	26,402	26,847
Women	N.	5,034	5,259	5,480
United States	**N.**	**7,299**	**7,274**	**7,143**
Men	N.	5,406	5,413	5,307
Women	N.	1,893	1,861	1,836
United Kingdom	**N.**	**7,387**	**7,375**	**7,540**
Men	N.	6,060	6,015	6,057
Women	N.	1,327	1,360	1,483
Poland	**N.**	**2,586**	**2,548**	**2,578**
Men	N.	2,109	2,073	2,076
Women	N.	477	475	502
Other countries	**N.**	**1,558**	**1,555**	**1,804**
Men	N.	1,171	1,170	1,352
Women	N.	387	385	452

359

Methodology note of the Non-Financial Statement 360 Employees by employment contract and Country Unit 2020 2021 2022 Permanent employment contracts N. 49,178 49,669 50,570 Italy N. 30,966 31,464 32,193 United States N. 7,248 7,228 7,082 United Kingdom N. 6,982 7,011 7,164 Poland N. 2,469 2,502 2,458 Other countries N. 1,513 1,464 1,673 Temporary employment contracts N. 704 744 822 Italy N. 86 197 134 United States N. 51 46 61 United Kingdom N. 405 364 376 Poland N. 117 46 120 Other countries N. 45 91 131 Workers other than employees Unit 2020 2021 2022 Supervised workers N. 1,853 1,790 1,919 NOTE: - With regards to the total Leonardo’s workforce: 50,286 full-time employees and 1,106 part-time employees.

Methodology note of the Non-Financial Statement

Employment				GRI 401-1/3
New employee hires and employee turnover (GRI 401-1)	**Unit**	**2020**	**2021**	**2022**
Total hires and gender breakdown	**N.**	**3,222**	**3,753**	**4,984**
Percentage of hires on total employees	%	6	7	10
Men	N.	2,477	2,862	3,781
	%	77	76	76
Women	N.	745	891	1,203
	%	23	24	24
Number and percentage of hires by age group				
< 30 years	N.	1,319	1,585	2,189
	%	41	42	44
30-50 years	N.	1,339	1,616	2,208
	%	42	43	44
> 50 years	N.	564	552	587
	%	18	15	12
Number and percentage of hires by Country				
Italy	N.	919	1,456	2,121
	%	29	39	43
United States	N.	1,244	1,298	1,158
	%	39	35	23
United Kingdom	N.	736	689	1,278
	%	23	18	26
Poland	N.	74	64	144
	%	2	2	3
Other countries	N.	249	246	283
	%	8	7	6
Number of hires with STEM degree	**N.**	**n.a.**	**1,527**	**2,217**
Men	N.	n.a.	1231	1,728
Women	N.	n.a.	296	489
Total employees leaving and gender breakdown	**N.**	**3,094**	**3,303**	**4,176**
Percentage of employees leaving on total employees	%	6	7	8
Men	N.	2,430	2,599	3,323
	%	79	79	80
Women	N.	664	704	853
	%	21	21	20
Number and percentage of employees leaving by age group				
< 30 years	N.	544	601	814
	%	18	18	19
30-50 years	N.	745	1081	1,429
	%	24	33	34
> 50 years	N.	1,805	1,621	1,933
	%	58	49	46
Number and percentage of employees leaving by Country				
Italy	N.	1,073	911	1,409
	%	35	28	34
United States	N.	918	1311	1,428
	%	30	40	34
United Kingdom	N.	661	732	911
	%	21	22	22
Poland	N.	186	102	114
	%	6	3	3
Other countries	N.	256	247	314
	%	8	7	8
Return to work and retention rates after parental leave (GRI 401-3)	**Unit**	**2020**	**2021**	**2022**
Employees entitled to parental leave	**N.**	**49,882**	**50,413**	**51,392**
Men	N.	40,764	41,073	41,639

361

Methodology note of the Non-Financial Statement

Employment				GRI 401-1/3
Women	N.	9,118	9,340	9,753
Rate of return to work by gender	**%**	**96**	**95**	**94**
Men	%	97	97	95
Women	%	94	92	89
Retention rate by gender	**%**	**98**	**95**	**93**
Men	%	100	96	95
Women	%	95	93	88
Employees who took parental leave during the reporting period, by gender	**N.**	**1,790**	**1,504**	**1,757**
Men	N.	1,135	1,039	1,235
Women	N.	655	465	522
Employees who returned to work at the end of the parental leave during the reporting period, by gender	**N.**	**1,661**	**1,542**	**1,518**
Men	N.	1,107	1,079	1,141
Women	N.	554	463	377
Employees who returned to work at the end of the parental leave and continued to work 12 months after their return, by gender	**N.**	**1,696**	**1,579**	**1,240**
Men	N.	1,065	1,027	948
Women	N.	631	552	292

Occupational health and safety				GRI 403-9
Injuries of employees	Unit	2020	2021	2022
Number of injuries	**N.**	**213**	**246**	**200**
Injury Rate (IR) by gender and Country	**i**	**2.60**	**2.91**	**2.35**
Men	i	2.76	3.13	2.57
Women	i	1.90	1.93	1.40
Italy	**i**	**2.78**	**3.53**	**2.98**
Men	i	3.00	3.72	3.21
Women	i	1.57	2.55	1.80
United States	**i**	**3.68**	**2.73**	**2.06**
Men	i	3.72	3.28	2.17
Women	i	3.57	1.13	1.74
United Kingdom	**i**	**0.83**	**1.15**	**0.31**
Men	i	0.92	1.13	0.39
Women	i	0.42	1.24	0.00
Poland	**i**	**1.02**	**1.63**	**1.60**
Men	i	0.93	1.70	1.67
Women	i	1.41	1.30	1.26
Number of injuries with high consequences	**N.**	-	-	**1**
Injury Rate with high consequences	**i**	-	-	**0**

Injuries of workers not employees	Unit	2020	2021	2022
Number of injuries	**N.**	**9**	**11**	**10**
Total Injury Rate	**i**	**2.58**	**3.30**	**4.35**
Number of injuries with high consequences	**N.**	-	-	-
Injury Rate with high consequences	**i**	-	-	-

Work-related fatalities	Unit	2020	2021	2022
Work-related fatalities	**N.**	-	-	-
Fatality Rate of employees	**i**	-	-	-
Number of fatalities of workers not employees	**N.**	-	-	-
Number of fatalities of workers not employees	**i**	-	-	-

362

Methodology note of the Non-Financial Statement 363 NOTES: - The injury is defined in this way if it has been communicated to the agencies/authorities/regulators and if it has caused the inability to work to one or more days. - The Injury Rate (IR) is calculated using the following formula: (Total injuries/Total worked hours)*1,000,000. Workers not-employees refer to the category of supervised workers. Training GRI 404-1 Average hours of training per employee Unit 2020 2021 2022 Training hours ore 16.2 31.8 20.6 Training hours by gender Men ore 16.1 32.6 20.7 Women ore 16.8 28.3 20.3 Training hours by employee category Managers ore 20.0 29.0 16.1 Middle managers ore 20.0 28.8 20.4 White collars ore 17.2 27.4 20.5 Blue collars ore 11.9 43.0 21.5

Methodology note of the Non-Financial Statement

Diversity and equal opportunities				GRI 405-1
Diversity of governance bodies and employees	**Unit**	**2020**	**2021**	**2022**
Composition of governance bodies				
Men	%	58	58	58
Women	%	42	42	42
< 30 years	%	-	-	-
30-50 years	%	25	25	25
> 50 years	%	75	75	75
Breakdown of employees by category and gender				
Men				
Managers	%	88	87	86
Middle managers	%	82	81	81
White collars	%	77	77	77
Blue collars	%	91	91	91
Pilots	%	100	100	100
Women				
Managers	%	12	13	14
Middle managers	%	18	19	19
White collars	%	23	23	23
Blue collars	%	9	9	9
Pilots	%	-	-	-
Breakdown of employees by category and age group				
< 30 years				
Managers	%	-	-	-
Middle managers	%	-	-	-
White collars	%	11	11	13
Blue collars	%	15	14	13
Pilots	%	-	-	-
30-50 years				
Managers	%	35	34	36
Middle managers	%	42	42	43
White collars	%	54	54	53
Blue collars	%	55	53	57
Pilots	%	35	33	32
> 50 years				
Managers	%	65	66	64
Middle managers	%	58	58	56
White collars	%	35	35	34
Blue collars	%	31	31	30
Pilots	%	65	67	68

364

Methodology note of the Non-Financial Statement

Equal remuneration for women and men				GRI 405-2
Ratio of basic salary of women to men by employee category	**Unit**	**2020**	**2021**	**2022**
Italy				
Managers	%	97	96	91
Middle managers	%	96	96	97
White collars	%	95	97	97
Blue collars	%	98	97	97
United States				
Managers	%	89	92	95
Middle managers	%	88	89	88
White collars	%	74	75	74
Blue collars	%	85	86	82
United Kingdom				
Managers	%	103	100	107
Middle managers	%	92	94	96
White collars	%	84	82	86
Blue collars	%	82	76	79
Poland				
Managers	%	73	70	69
Middle managers	%	87	98	98
White collars	%	88	88	88
Blue collars	%	92	91	90

Ratio of remuneration of women to men by employee category	Unit	2020	2021	2022
Italy				
Managers	%	97	94	84
Middle managers	%	92	92	91
White collars	%	90	92	91
Blue collars	%	89	92	88
United States				
Managers	%	97	94	94
Middle managers	%	86	88	88
White collars	%	72	73	71
Blue collars	%	82	84	82
United Kingdom				
Managers	%	94	96	98
Middle managers	%	93	94	96
White collars	%	81	83	85
Blue collars	%	67	68	66
Poland				
Managers	%	97	69	60
Middle managers	%	85	99	98
White collars	%	78	79	80
Blue collars	%	87	88	85

365

Methodology note of the Non-Financial Statement

ECONOMIC INDICATORS

Direct economic value generated and distributed			GRI 201-1
€ mlllions	**2020**	**2021**	**2022**
Direct economic value generated	**14,644**	**15,364**	**16,365**
Economic value distributed	**13,178**	**13,810**	**14,179**
Operating costs	9,128	9,523	9,568
Value distributed to employees	3,427	3,762	4,010
Value distributed to providers of capital	494	335	410
Value distributed to Public Administration	44	185	107
Value distributed to shareholders	81	0	81
Value distributed to community	4	5	3
Economic value retained	**1,466**	**1,554**	**2,186**

Notes:

- Starting from 2022, in order to ensure a further adherence with GRI Standard 201-1, a different representation compared to previous reports is provided.

- Generated economic value includes: value of the production, income from equity investments and other financial incomes. Value distributed to shareholders refers to dividends paid during the reporting year.

GRI 207-1 Approach to tax
GRI 207-2 Tax governance, control and risk management
GRI 207-3 Stakeholder engagement and management of concerns related to tax

Consistently with the principles of the BEPS (Base Erosion and Project Sharing) project[99], Leonardo ensures its business complies with purely industrial and commercial approach and goals. The choice of jurisdictions where Group entities are is justified only by business reasons and not by fiscal advantages. In this regard, correct fulfilment of tax obligations is ensured by the Company's internal procedures that identify roles and responsibilities, both in the operational and in the control areas enabling access to the necessary information flows. Leonardo has adopted a tax strategy which in Italy was approved in 2017 and in Great Britain is approved on an annual basis. Leonardo has also joined the Cooperative Compliance Scheme and has established a Tax Control Framework, i.e. a system for detecting, measuring, managing and controlling tax risk, included in the context of the company and internal control system. The approach to tax is inspired by the following values:

- properly managing the "tax burden" related to its business while protecting the interests of all stakeholders, including the government and local communities in which Leonardo operates;
- managing all results in compliance with national tax laws as regards both form and substance, in conformity with principles, while conducting, on an ongoing basis, an analysis of updates on national and international laws consistently with the activities carried out;
- promoting performance in compliance with the law, transparency, simplicity, with trust and collaboration, truthfulness and professional correctness;
- establishing good relations with the tax authorities with utmost transparency and collaboration in order to solve complex tax issues, while promptly providing accurate and correct information, in response to questions and information requested;
- establishing decision-making processes regarding investments in low-tax regime countries, based on economic reasons and not for tax avoidance and/or planning purposes;
- establishing an adequate information flow spread across all company levels, including top management, in order to enable the BoD to take action as the body in charge of internal control;

[99] The BEPS project, promoted by the OECD, is part of the actions to counter aggressive tax planning policies and to avoid the shifting of the tax base from high-tax countries to others with low or no tax burden by multinational companies, aiming to establish single and transparent rules shared at international level.

366

Methodology note of the Non-Financial Statement

- investing in the development of the professional skills of employees involved in tax activities.

Tax returns and payments are subject to audits on the part of independent auditors.

The Chief Executive Officer and the Officer in charge of financial reporting participate in tax-related decisions, in terms of both strategy and operations. They are responsible for monitoring tax risk management, the performance of the tax department, and the resources allocated in order to reduce tax risk while the BoD designs the related strategy.

For companies that meet the requirements prescribed by the relevant domestic regulations, Leonardo complies with the provisions governing transfer pricing documentation, in accordance with the instructions of the Chapter V of OECD Transfer Pricing Guidelines. Finally, Leonardo always acts by adopting a transparent and collaborative approach with all institutions and trade associations in order to support the development of effective tax systems in the various Countries in which it operates.

GRI 207-4 Country-by-Country Reporting

The table below is consistent with the information provided to the Revenue Agency (Revenue Agency Director's Order file 275956 of 28 November 2017) within the framework of the "Country-by-Country Reporting" (CBCR). This information has been prepared by taking account of the OECD guidelines relating to this requirement. Therefore, although the figures shown are derived from the same database, they do not follow the rules of representation and preparation of the data included in the Group's consolidated financial statements. In particular, the main changes refer to the following requirements of the OECD guidelines, as reported in the abovementioned Order:

- perimeter of companies: inclusion of all companies;
- allocation by Country: allocation of items relating to permanent establishments in the Countries in which they operate, instead of the registered offices of the companies to which they belong, used to prepare consolidated financial statements;
- definitions: levels of aggregation of specific data that are not immediately comparable with the values reported in the consolidated financial statements.

Tax - Country-by-Country Reporting (Year 2021)						GRI 207-4
Tax jurisdiction	Notes	USA	UK	Poland	Italy	Other countries
Revenues from third parties	1	*2,903*	*2,109*	*56*	*8,951*	*389*
Revenues from related parties	2	*221*	*225*	*157*	*853*	*96*
Total revenues	3	**3,124**	**2,334**	**213**	**9,804**	**485**
Profit/(Loss) before income taxes*	4	**93**	**213**	**27**	**1**	**(89)**
Income taxes paid (based on cash accounting)	5	**6**	**(57)**	**(8)**	**43**	**(83)**
Income taxes accrued in the year		**9**	**37**	**5**	**27**	**12**
Workforce	6	**7,300**	**7,387**	**2,586**	**31,131**	**1,782**
Property, plant and equipment other than cash and cash equivalents	7	**241**	**181**	**36**	**1,653**	**66**

**Note: the value referred to Other countries was revised with the aim of ensuring consistency with the data submitted to the national reference agency.*

367

Methodology note of the Non-Financial Statement

Tax - Country-by-Country Reporting (Year 2022)						GRI 207-4
Tax jurisdiction	**Notes**	**USA**	**UK**	**Poland**	**Italy**	**Other countries**
Revenues from third parties	1	*3,165*	*2,203*	*53*	*9,550*	*378*
Revenues from related parties	2	*188*	*206*	*176*	*847*	*99*
Total revenues	3	**3,353**	**2,409**	**229**	**10,397**	**477**
Profit/(Loss) before income taxes	4	**163**	**263**	**30**	**166**	**12**
Income taxes paid (based on cash accounting)	5	**4**	**(17)**	**(4)**	**(28)**	**(8)**
Income taxes accrued in the year		**12**	**43**	**6**	**24**	**12**
Workforce	6	**7,253**	**7,338**	**2,548**	**31,521**	**1,753**
Property, plant and equipment other than cash and cash equivalents	7	**339**	**193**	**36**	**1,660**	**68**

NOTES:

1. Revenues from third parties: include all revenues (as defined below), net of those from companies subject to CBCR.

2. Revenues from related parties: include all revenues (as defined below) from companies subject to CBCR.

3. Revenues: include all revenues and financial income, net of dividends.

4. Profit/(Loss) before income taxes: includes the result before tax and the result from discontinued operations.

5. Income taxes paid: positive value indicates receipts, while negative value indicates payments. This includes payments for current tax and for tax disputes.

6. Workforce: number of employees entered in the register on the last day of the period (31 December).

7. Property, plant and equipment other than cash and cash equivalents: include tangible assets and investment property.

368

Methodology note of the Non-Financial Statement 369 OTHER INDICATORS 1. Trade union relations Industrial Relations (% on total employees) Unit 2022 Employees covered by collective bargaining % 72 Employees who are members of trade unions % 32 In Italy, 100% of employees are covered by collective bargaining agreements. In 2022, the hours of strike on the total hours worked was 0.03%. 2. Employee training Average hours of training per employee Unit 2022 Total average training hours n. 20.6 Mandatory training n. 11.0 Non mandatory training n. 9.6 Average hours of training per employee by age group Unit 2022 < 30 years n. 29.9 30-50 years n. 21.9 > 50 years n. 16.0 N. employees who received training Unit 2022 N. employees who received training in the reporting period n. 47,378 3. Employee health and safety Health and safety indicators Unit 2022 Occupational Disease Rate (ODR) i 0.02 Lost Days Rate (LDR) i 13.60 Absenteeism Rate (AR) i 4.93 Details on indicator calculation: ODR is calculated using the following formula: (Total cases of occupational diseases/Total worked hours)*200,000. LDR is calculated using the following formula: (Total days of lost work/Total worked hours)*200,000. AR is calculated using the following formula: (Total days of absence/Total working days)*100.

Methodology note of the Non-Financial Statement 370 4. Employee performance appraisal Performance appraisal Total employees assessed Unit 2022 Employees with performance appraisal N. 29,977%. 58 Employees assessed on the total workforce - by gender Unit 2022 Men % 56 Women % 67 Employees assessed on the total workforce - by category Unit 2022 Managers % 88 Middle managers % 86 White collars % 68 Blue collars % 21 Employees assessed on the total employees assessed - by gender Unit 2022 Men % 78 Women % 22 Employees assessed on the total employees assessed - by category Unit 2022 Managers % 4 Middle managers % 19 White collars % 68 Blue collars % 9

Methodology note of the Non-Financial Statement 371 5. Diversity – Ethnic minorities Ethnic minority US employees Unit 2022 Employees from minorities by gender N. 1,722 Men N. 1,182 Women N. 540 Ethnic minority employees by category N. 1,722 Managers N. 9 Men N. 7 Women N. 2 Middle managers N. 213 Men N. 159 Women N. 54 White collars N. 690 Men N. 467 Women N. 223 Blue collars N. 808 Men N. 547 Women N. 261 Pilots N. 2 Men N. 2 Women N. - Ethnic minority employees by type N. 1,722 Asian N. 481 of which managers and middle managers N. 55 Black or African American N. 386 of which managers and middle managers N. 39 American Indian (Alaska Native) N. 114 of which managers and middle managers N. 22 Hispanic or Latino N. 585 of which managers and middle managers N. 81 Native Hawaiian N. 3 of which managers and middle managers N. 1 Other Pacific Islander N. 9 of which managers and middle managers N. 1 Mixed / Multiple ethnic N. 144 of which managers and middle managers N. 23 Other N. - of which managers and middle managers N. -

Methodology note of the Non-Financial Statement

Ethnic minority UK employees	Unit	2022
Employees from minorities by gender	**N.**	**220**
Men	N.	163
Women	N.	57
Ethnic minority employees by category	**N.**	**220**
Managers	**N.**	**1**
Men	N.	-
Women	N.	1
Middle managers	**N.**	**25**
Men	N.	20
Women	N.	5
White collars	**N.**	**188**
Men	N.	138
Women	N.	50
Blue collars	**N.**	**6**
Men	N.	5
Women	N.	1
Pilots	**N.**	**-**
Men	N.	-
Women	N.	-
Ethnic minority employees by type	**N.**	**220**
Asian / Asian British	N.	116
of which managers and middle managers	*N.*	*15*
Black African / Black British / Caribbean	N.	42
of which managers and middle managers	*N.*	*2*
Mixed / Multiple ethnic (White and Black Caribbean, White and Black African, White and Asian, Any other Mixed or multiple ethnic background)	N.	42
of which managers and middle managers	*N.*	*6*
Other	N.	20
of which managers and middle managers	*N.*	*3*

6. Diversity – Disability

Employees with disability	Unit	2022
Total employees with disability	**N.**	**1,560**
Employees belonging to minorities groups by professional category		
Managers	N.	10
Middle managers	N.	151
White collars	N.	985
Blue collars	N.	414

7. Gender diversity

Gender pay gap	First quartile	Second quartile	Third quartile	Last quartile	Total
Men	82%	78%	78%	87%	81%
Women	18%	22%	22%	13%	19%
2022 remuneration ratio	**93%**	**99%**	**101%**	**93%**	**98%**

First quartile: employees with higher remuneration
Second quartile: employees with medium-high remuneration
Third quartile: employees with low-medium remuneration
Fourth quartile: employees with lower remuneration

Remuneration ratio is calculated on 95.3% of employees using the following formula: women average remuneration/men average remuneration. The total median value of the remuneration ratio is 104%. 10% of employees with the highest remuneration is composed of 15% women and 84% men.

372

Methodology note of the Non-Financial Statement

Top management composition	Unit	2022
Men	%	85
Women	%	15

For the "top management" category, the percentage is calculated by considering first-level (reporting directly to the Chief Executive Officer) and second level management positions.

The executive team (CEO included) consists of 26 men (87%) and 4 women (13%).

8. Certifications

Health and safety management systems	Unit	2022
Employees at ISO 45001-certified sites on total employees	%	80
Environmental management systems		
Employees at ISO14001-certified sites on total employees	%	75
Quality management systems		
Employees at ISO 9001-certified sites on total employees	%	86
Employees at AS/EN 9100-certified sites on total employees	%	74

ISO 45001-certified sites are 61, ISO 14001-certified sites are 63, ISO 50001-certified sites are 8, ISO 9001-certified sites are 86, AS/EN 9100-certified sites are 63.

9. Data privacy

In terms of personal data privacy, in line with the applicable privacy regulations[100], Leonardo adopts adequate technical and organisational measures to respect fundamental rights and freedoms and mitigate the risks associated with any possible violation. For this purpose, it has implemented processes, procedures and technologies to ensure the broadest protection of the data of employees, collaborators, guests, customers, suppliers and any natural person whose personal data are processed by Leonardo. The organisational structures and technologies used allow for the accurate and prompt detection of security threats and breaches. Processes, procedures and technologies are subject to periodical audits to ensure full compliance with the highest standards of protection. Leonardo has designated a Group Data Protection Officer who oversees, monitors, and provides specialist advice to Leonardo when acting as both a data controller and a data processor, acts as a contact person for the supervisory authority and for data subjects in relation to any and all matters concerning the processing of their personal data and the exercise of their rights, with regard to the protection of personal data. By means of training, numerous reporting channels and support tools, in the event of situations or episodes that put people's data at risk, all employees and collaborators are trained and enabled to immediately give notices to the competent departments in order to adopt remedial and risk mitigation measures in accordance with law, according to the methods and schedules set out in the procedures for handling data breaches and managing security incidents in general. If requests are submitted to exercise rights regarding the protection of personal data, Leonardo has set up specific organisational processes and information flows that make it possible to provide information regarding data processing in a transparent and easily accessible form and to follow up such requests promptly and effectively. Furthermore, Leonardo only uses suppliers that present sufficient guarantees to meet the requirements of the applicable privacy legislation and implements risk assessment and mitigation processes in any case of transfer of personal data outside the European Economic Area, in full compliance with current legislation.

[100] The protection of personal data is a fundamental right of the individual under the Charter of Fundamental Rights of the European Union (Article 8). In Europe, the protection of natural persons with regard to the processing of personal data is regulated, in particular, by Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016.

373

Methodology note of the Non-Financial Statement 374 10. Supply chain management Leonardo manages the sustainability of its supply chain by integrating environmental, social and governance parameters in any and all phases of collaboration with suppliers: from the application to become a supplier, to the pre-qualification and qualification phases to enter the register, from the selection criteria to the contract Terms and Conditions, up to the verification audits and development plans of suppliers. Potential suppliers of Leonardo must first pass a pre-qualification phase to establish whether they meet economic-financial, ethical-legal, social and environmental requirements. This is the preliminary assessment of the risk associated with establishing an industrial relationship with a potential supplier and consists of audits carried out both through an exchange of documents and through infoproviders. If there are risk factors, relating for example to ownership structures and final beneficiaries, an additional reputational analysis is carried out, with the support of specialist databases. The rate of dependence of turnover on the Leonardo Group is also measured during pre-qualification. Failure to meet even one of these requirements prevents the company from accessing Leonardo's Register of Suppliers. This is followed by the qualification phase, during which the technical and operational capabilities linked to specific supplies are assessed, as are the minimum requirements demanded by Leonardo regarding environmental management, health and safety protection, cyber security and intellectual property protection, which are also regulated by specific contractual clauses at any time101. After having made the requirements relating to cyber security and intellectual property more homogeneous in 2021, in 2022 the process was extended to all divisions with massive application to all suppliers subject to qualification. Moreover, Leonardo examines any possible certification uploaded to the Purchasing Portal by potential suppliers. According to the product sector, an additional qualification, the Product Qualification, may be necessary to ascertain compliance with technical/technological requirements and the production process applied in the manufacture of the purchased component that will form part of a product configuration. Successful completion of the qualification phase is necessary for the award of a tender and the assignment of a purchase order, and therefore to become actual suppliers of Leonardo. Furthermore, for some product areas, supplier selection takes also account of the availability of specific additional ESG requirements, for example ISO 14001, ISO 45001 and other quality and cyber security certifications. The ongoing satisfaction of the requirements is monitored through periodic control activities throughout the term of the contractual relationship, both through recurring audits (every two years for pre-qualification requirements and every three years for qualification requirements) and through audit plans, going as far as temporary or definitive exclusion from the Register in cases of serious or repeated failures. As for supplier audits on HSE issues, every year Leonardo sets out an audit plan and selects the suppliers that will have to be audited in the subsequent year, giving priority to those operating within Leonardo sites whose activities carried out and/or products supplied may have an impact on compliance with environmental or occupational health and safety regulations. Suppliers may also be selected to be audited for whom risk factors have emerged in relation to environmental, and occupational health and safety issues, either through reports or during the requalification phase, or even suppliers selected on a random basis. The audit consists of checks carried out by Leonardo personnel or by a third-party entity and is also an opportunity to inform the supplier of any possible opportunity for improvement. In any case of non-conformity, Leonardo always asks the 101 By including clauses in their contracts, suppliers are required to ensure that their subcontractors also comply with the same requirements.

Methodology note of the Non-Financial Statement

supplier to take a corrective action, reported by the supplier in an Action Plan, complete with the related date of implementation, which is verified by Leonardo in the subsequent audit.

Supplier relations are managed through a dedicated Portal (Procurement Portal) to ensure transparency and traceability of information, and the storage of all supporting documentation.

Work progress on Sustainability Objectives	Unit	2021	2022	Target year
Implementation of development programmes of the supply chain and medium/long-term partnerships, focusing on SMEs, to improve business sustainability	no. of suppliers	>150	165	2023
To manage more 75% of the value ordered by Leonardo Divisions through digital collaboration platforms*	%	70	82	2022
Raising awareness/training on SDGs and support tools for reporting to more than 80% of key suppliers (over 500 suppliers)	no. of suppliers	66	336	2023
100% of LEAP partners with targets and plans set out on green energy, reduction of CO2, emissions, waste recycling, water consumption	%	15	40	2023

*Recurring suppliers included. Leonardo DRS excluded from the perimeter.

11. Ozone-depleting substances

Emissions of ozone-depleting substances	Unit	2022
SF6 emissions	t CO2e	38,443
HFC emissions	t CO2e	9,353
Total SF6 and HFC emissions	t CO2e	**47,796**
Quantity of ozone-depleting substances emitted in atmosphere	**t CFC-11e**	**0.00220**

375

Methodology note of the Non-Financial Statement 376 CONTENT INDEXES GRI CONTENT INDEX The GRI table is reported below, which is in line with requirement 7 of GRI 1: Foundation 2021 included in the GRI Universal Standards 2021. References reported refer to the 2022 Report on Operations or to the other documents where expressly stated: the 2023 Corporate Governance Report (FY 2022), the Code of Ethics and the Anti-Corruption Code. Statement of use Leonardo has reported in accordance with the GRI Standards for the period 1 January 2022 – 31 December 2022. GRI 1 used GRI 1: Foundation 2021 Applicable GRI Sector Standard(s) GRI Sector Standard not available yet GRI STANDARDS/ OTHER SOURCE DISCLOSURE LOCATION OMISSION General disclosures GRI 2: General Disclosures – version 2021 2-1 Organizational details Leonardo SpA Leonardo S.p.A.’s registered office is in Piazza Monte Grappa, 4 - Rome (Italy) Group profile 2-2 Entities included in the organization’s sustainability reporting Consolidation principles and area Methodology note of the NFS 2-3 P Reporting period, frequency and contact point FY 2022 Annual Financial Report ir@leonardocompany.com The report is published on 9 March 2023 2-4 Restatements of information Any restatements or adjustments of information are indicated in the document from time to time

Methodology note of the Non-Financial Statement 377 2-5 External assurance Methodology note of the NFS Independent Auditors’ Report 2-6 Activities, value chain and other business relationships Profile Business sectors Business model Group results and financial position Sector results and outlook Supply chain value 2-7 Employees Table GRI 2-7 Inclusion and employment protection Profile 2-8 Workers who are not employees Table GRI 2-8 2-9 Governance structure and composition Corporate governance Corporate governance – Corporate governance model Table GRI 102-18 2-10 Nomination and selection of the highest governance body Corporate governance CORPORATE GOVERNANCE REPORT 2023 – Diversity criteria and policies 2-11 Chair of the highest governance body CORPORATE GOVERNANCE REPORT 2023 – Par. Corporate governance information and Par. 4.9. Directors’ interests and transactions with related parties 2-12 Role of the highest governance body in overseeing the management of impacts Corporate Governance Sustainability targets and plan Sustainability governance CORPORATE GOVERNANCE REPORT 2023 – Board of Directors and Committees

Methodology note of the Non-Financial Statement

	2-13 D Delegation of responsibility for managing impacts	Corporate governance Sustainability targets and plan Sustainability governance	
	2-14 Role of the highest governance body in sustainability reporting	Corporate governance Sustainability governance	
	2-15 Conflicts of interests	Code of Ethics Par. 6 Conflict of interests Organisational, Management and Control Model under Legislative Decree 231 of 8 June 2001 (pages 14; 24; 29) CORPORATE GOVERNANCE REPORT 2023 Par. 4.3 Composition - Curricula of the Directors, Par 4.9 Directors' interests and Transactions with Related Parties	
	2-16 Communication of critical concerns	Responsible business conduct	
	2-17 Collective knowledge of the highest governance body	Corporate Governance Report 2023 --> par. Board Induction	
	2-18 Evaluation of the performance of the highest governance body	Corporate Governance Report 2023 --> par. Self-evaluation and succession of Directors	
	2-19 Remuneration policies	Corporate Governance Report 2023 -> par. 8.2 The ESG indicators stated in the 2022 remuneration policy (MBO and LTIP sections) are reported below: MBO > Inclusion in the Dow Jones Sustainability Index: Inclusion in the 2022 index. > Rate of injury: 2.35 in 2022. LTIP > Intensity of CO_2 emissions Scope 1 + Scope 2 (Location Based) / Revenues: 33.88 in 2021, 28.96 in 2022.	

378

Methodology note of the Non-Financial Statement 379 > % of women hired with STEM degree out of total new hires with STEM qualification: 20.9% in the two-year period 2022-2021, 19.4% in 2021. 2-20 Process to determine remuneration In accordance with applicable regulations, Leonardo’s Shareholders' Meeting is called upon to resolve on the remuneration policy Corporate Governance Report 2023 -> par. Remuneration Committee Remuneration Report 2022 -> page 27 2-21 Annual total compensation ratio Corporate Governance – Remuneration policy The ratio of the percentage increase in CEO’s total pay to the percentage increase in the median total pay of employees is 34. For the calculation, remuneration received by employees during the year was used, according to the cash principle accounting method. 2-22 Statement on sustainable development strategy Strategy and outlook Sustainability targets and plan 2-23 Policy commitments Responsible business conduct transito of Values available on the website. Code of Ethics -> par. 11 "External relations " Policy on human rights

Methodology note of the Non-Financial Statement 380 2-24 Embedding policy commitment Corporate Governance – Remuneration policy People – Respect for human rights 2-25 Processes to remediate negative impacts Business model Methodology note of the NFS – Materiality analysis Strategy and outlook – Materiality analysis Corporate Governance – Responsible business conduct 2-26 Mechanisms for seeking advice and raising concerns Dedicated channels made available by Leonardo to enable the transmission of reports, even anonymous, are those described in the Whistleblowing Management Guidelines102. They have been circulated within and outside the Group to ensure maximum publicity. Furthermore, Leonardo DRS implements an Ethics Helpline available 24/7 managed by a third-party company103. Responsible business conduct 102 The Whistleblowing Management Guidelines are available on the website. 103 The helpline website is https://secure.ethicspoint.com/domain/media/en/gui/80079/index.html.

Methodology note of the Non-Financial Statement 381 2-27 Compliance with laws and regulations With regard to environmental issues, during 2022 the number of violations of environmental laws reported by the control bodies amounted to 2 (6 in 2021, 11 in 2020, 6 in 2019 and 9 in 2018), none of which resulted in fines imposed during the year. During 2022, 8 environmental incidents occurred, of which: 1 caused by a vehicle belonging to a third party, passing through a road adjacent to a site owned by Leonardo, which, leaving the roadway and hitting the guardrail, resulted in the spillage of chemical product (diesel fuel) on a green area owned by Leonardo; 4 for refrigerant gas spill, promptly contained and managed and for which the equipment or part of it was replaced; 1 for chemical (antifreeze) spill; 2 for surfactant spillage into the sewage system. Within the context of remediation processes, there was no damage caused to the environment for which Leonardo has been definitively found to be liable, and no fines were imposed on Leonardo for environmental offences. In addition, 5 violations of health and safety regulations were reported by the control bodies, which resulted in 3 fines amounting to € 4,538. For a summary of criminal proceedings, reference should be made to Note 22 in the chapter on Notes to the Consolidated Financial Statements at 31 December 2022. 2-28 Membership of associations World: > AIAC (Aerospace Industries Association of Canada) > CIS International - The Center for Internet Security > Heli Offshore > TCCA (Tetra and Critical Communications Association) Europe: > ASD (AeroSpace and Defence Industries Association of Europe) > ECSO (European Cyber Security Organization) > ERT (European Roundtable for of Industrialists) > EOS (European Organization for Security) > ETSI (European Telecommunication Standards Institute)

Methodology note of the Non-Financial Statement 382 > EUROCAE (European Organisation for Civil Aviation Equipment) > Gaia X Italy: > AIAD (Italian Industry Federation for Aerospace, Defence and Security) – associated with CONFINDUSTRIA > ANITEC-ASSINFORM (Association of Information & Communication Technology companies) - associated with CONFINDUSTRIA > Air Tech Italy > Global Compact Network Italia (GCNI) Foundation > UNAVIA (Association for Standardisation, Training and Qualification in the Aerospace, Defence & Security sectors) > Italian National Unification Body (UNI) United Kingdom: > ADS (Aerospace Defence Security & Space) – the major trade association in the AD&S sector in the United Kingdom > techUK (Information Technology Telecommunications and Electronics Association) > make UK (formerly Federation of engineering employers) – represents the manufacturing sector in the United Kingdom > CBI (Confederation of British Industry) – the major entrepreneurs association of the United Kingdom, represents the enterprises at regional, national and International level > 5% Club – employer movement offering training opportunities > Team Defence Information – Non-profit collaborative organisation to modernise and transform Defense support in the United Kingdom > Social Value UK (national network that works with its members to promote change in how they report social value in order to improve well-being and reduce inequality and environmental degradation) United States: > NDIA (National Defense Industry Association) > SIA (Satellite Industry Association)

Methodology note of the Non-Financial Statement

		> AIA (Aerospace Industry Association) Poland: > Association of Polish Aviation Industry > Aviation Valley - Association of Aerospace Industry Entrepreneurs Group > Association of Employers of Defense and Aerospace Industries > Association of Lublin Cluster of Advanced Aviation Technologies > Italian Chamber of Commerce and Industry in Poland. In 2022, membership fees for trade associations, industry and business support organisations, technical interest bodies and think tanks totalled approximately €mil. 5.3 (approximately €mil. 5.8 in 2021, approximately €mil. 5.2 in 2020, approximately €mil. 5 in 2019 and approximately €mil. 5 in 2018). In particular, the most significant contributions in 2022 concerned Confindustria (associated local bodies) for €mil. 2.5 and AIAD (Italian Industry Federation for Aerospace, Defence and Security) for €mil. 1.15.	
	2-29 Approach to stakeholder engagement	Stakeholder engagement Responsible business conduct	
	2-30 Collective bargaining agreements	Stakeholder engagement Inclusion and employment protection Human capital and skill enhancement Table – Other indicators Where there is no collective bargaining agreement, the general principles laid down in paragraph 3 of Leonardo's Code of Ethics (Human Resources, Employment Policy and Privacy Protection) and paragraph 5 of Leonardo's Charter of Values (Rights and Sustainability) still apply to employees.	
Material Topics			
GRI 3: Material Topics 2021	3-1 Process to determine material topics	Methodology note of the NFS – Materiality analysis Strategy and outlook – Materiality analysis	
	3-2 List of material topics	Methodology note of the NFS – Materiality analysis Strategy and outlook – Materiality analysis	
Diversity and inclusion			

383

Methodology note of the Non-Financial Statement

GRI 3: Material topics 2021	3-3 Management of material topics	Promotion, or lack of development, of an inclusive, meritocratic and equitable corporate environment and culture, where diversity, including gender diversity, is recognized as an enabling factor for value creation. Inclusion and employment protection Respect for human rights	
GRI 201: Economic Performance–2016	201-3 Defined benefit plan obligations and other retirement plans	Group companies use various pension schemes, as described in Note 3.16 in the chapter on Notes to the Consolidated Financial Statements at 31 December 2022.	
GRI 401: Employment –2016	401-3 Parental leave	Table GRI 401-3 In Italy, the rules governing permits and leaves to protect maternity and paternity are laid down in Legislative Decree 151/2001 and the remaining relevant legislation.	
GRI 402: Labor/Management Relations 2016	402-1 Minimum notice periods regarding operational changes	In Italy and abroad, Leonardo applies the mechanisms allowed by the regulations and the agreements with the trade unions. In Italy, this issue is regulated by the National Collective Bargaining Agreement (CCNL), as well as by any relevant union agreements.	
GRI 405: Diversity and equal opportunity 2016	405-2 Ratio of basic salary and remuneration of women to men	Table GRI 405-2 Other indicators – Gender diversity	
Working conditions and occupational health and safety			
GRI 3: Material Topics 2021	3-3 Management of material topics	Impacts related to workers' health and safety and their labor standards. Guaranteeing and promoting fundamental rights, promoting social dialogue, labor relations, and workers' health and safety. Among issues to be considered are work-life balance, management of organisational change, and measures aimed at improving the business climate Health and safety	
GRI 403: Occupational Health and Safety 2018	403-1 Occupational health and safety management system	Health and safety	
	403-2 Hazard identification, risk assessment, and incident investigation	Health and safety Decarbonisation path	
	403-3 Occupational health services	Health and safety	

384

Methodology note of the Non-Financial Statement 385 403-4 Worker participation, consultation, and communication on occupational health and safety Health and safety 403-5 Worker training on occupational health and safety Health and safety 403-6 Promotion of worker health Health and safety 403-7 Prevention and mitigation of occupational health and safety impacts directly linked by business relationships Health and safety 403-9 Work-related injuries Health and safety Table GRI 403-9 Skills management and talent attraction GRI 3: Material Topics 2021 3-3 Management of material topics Creation of value (or lack thereof) for employees and target communities through careful selection, recruitment, management and retention of people and talent, valuing and retaining them, including through remuneration policies and continuous training. Attracting new talent by promoting the sector/industry strengths, innovative skills and values of the Group. Human capital and skill enhancement GRI 401: Employment 2016 401-1 New employee hires and employee turnover Inclusion and employment protection Human capital and skill enhancement In 2022, voluntary resignations accounted for 5.3% of total employees. GRI 404: Training and Education 2016 404-1 Average hours of training per year per employee Other indicators – Employee training Table GRI 404-1 Active support to the development of skills in the STEM area GRI 3: Material Topics 2021 3-3 Management of material topics Promotion of partnerships and projects, in the medium and long term, aimed at encouraging courses of study in the area of science, technology, engineering and mathematics (STEM) in order to bring new skills to the Group while conveying to students the value of the Company's business. GRI 404: Training and Education 2016 404-2 Programs for upgrading employee Human capital and skill enhancement

Methodology note of the Non-Financial Statement 386 skills and transition assistance programs Sustainable supply chain GRI 3: Material Topics 2021 3-3 Management of material topics Impacts related to carbon footprint and non- compliance with human rights along the supply chain, monitored through policies, procedures and objectives to improve supplier performance and efficiency, and with the active involvement of suppliers in the Group's strategic path to sustainability with the aim of meeting the highest ethical, social and environmental standards. Increasing the competitiveness and sustainability performance of suppliers, including SMEs, even through supply chain development or training programs. Respect for human rights Sustainable supply chain Other indicators – Supply chain management GRI 204: Procurement Practices 2016 204-1 Proportion of spending on local suppliers Supply chain value GRI 308: Supplier Environmental Assessment 2016 308-1 New suppliers that were screened using environmental criteria Sustainable supply chain management GRI 407: Freedom of Association and Collective Bargaining 2016 407-1 Operations and suppliers in which the right to freedom of association and collective bargaining may be at risk Supply chain value Other indicators – Supply chain management GRI 414: Supplier Social Assessment 2016 414-1 New suppliers that were screened using social criteria Sustainable supply chain management Other indicators – Supply chain management Responsible and ethical business conduct GRI 3: Material Topics 2021 3-3 Management of material topics Reputational and/or sanction-related impacts arising from unethical or illegal behavior (e.g., anti- corruption non-compliance), and from the failure to respect human rights, guarded through a governance and control system in line with the company's values and best practices, and characterised by continuous and constructive communication with stakeholders aimed at strengthening the relationship of trust and collaboration. Responsible business conduct

Methodology note of the Non-Financial Statement 387 GRI 205: Anti- corruption 2016 205-2 Communication and training about anti- corruption policies and procedures Leonardo's anti-corruption policies are communicated to all members of governing bodies, employees and business partners, in all geographies in which the Group operates. In addition, anti-corruption training for new hires continued in 2022, with 91% of users taking the course. With the new internal regulation on Business Compliance of 2021 Leonardo extended the training requirement to distributors and resellers as well; eligibility for signing contracts is now conditional on passing the end-of-course test. Responsible business conduct Anti-Corruption Code pages 3-4 205-3 Confirmed incidents of corruption and actions taken Provision for risks and contingent liabilities In 2022 there were no convictions against Group Companies, nor dismissals due to confirmed cases of corruption. GRI 206: Anti- competitive behavior 2016 206-1 Legal actions for anti-competitive behavior, anti-trust, and monopoly practices No legal actions were commenced in 2022 related to unfair competition, anti-trust and monopoly practices. GRI 415: Public Policy 2016 415-1 Political contributions Code of Ethics page 14 As provided for in Leonardo’s Code of Ethics, the Company does not contribute company funds to political and trade union parties, movements, committees and organizations, or to their representatives and/or candidates; therefore, Leonardo did not pay any political contribution in 2022. The prohibition in the Code of Ethics on political contributions applies to all Group companies worldwide, including the United States. For more details, please see the Code of Ethics and Business conduct of Leonardo DRS. In the United States, where voluntary contributions to Political Action Committees (PACs) by employees are allowed, the operation of the PAC is supervised and monitored for legal compliance to ensure they are not used as vehicles for corruption. Sound corporate governance

Methodology note of the Non-Financial Statement 388 GRI 3: Material Topics 2021 3-3 Management of material topics Integrity and effectiveness of the Board of Directors, including in relation to top management remuneration policies; corporate structure that takes into account environmental, social and governance factors; transparent management of shareholder and stakeholder relations based on reliable financial and non-financial information. Possible adverse impacts arising from poor integration of social, environmental, and governance factors into decision-making processes. Paragraph GRI 207-1/3 GRI 207: Tax 2019 207-1 Approach to tax Paragraph GRI 207-1 207-2 Tax governance, control, and risk management Paragraph GRI 207-2 207-3 Stakeholder engagement and management of concerns related to tax Paragraph GRI 207-2 207-4 Country-by- country reporting Table GRI 207-4 GRI 405: Diversity and equal opportunity 2016 405-1 Diversity of governance bodies and employees Inclusion and employment protection Corporate Governance Table GRI 405-1 Environmental impact of the use of materials GRI 3: Material Topics 2021 3-3 Management of material topics Environmental impacts related to the use of materials in relation to the entire product life cycle. Research and development on innovative materials and actions to integrate the principle of circularity into the business model. Natural resources management in industrial processes Circular economy GRI 301: Materials 2016 301-1 Materials used by weight or volume In 2022, Leonardo purchased about 14.7 ktons of raw materials, among which: about 7.5 ktons of iron, ferroalloys and steel, about 5.4 ktons of aluminium, magnesium and other metals, 0.9 ktons of paper and cardboard, 0.9 ktons of other raw materials. The value does not include semi-finished products, the values for 2020 and 2021 were collected on a partial perimeter and are not comparable with the data for 2022.

Methodology note of the Non-Financial Statement 389 GRI 306: Effluents and waste 2020 306-1 Water discharge by quality and destination Leonardo undertakes to adopt measures for the reduction and prevention of pollution and waste, thus minimising the production of hazardous and non-hazardous waste and promoting recycling. In order to reduce the impact related to waste production, Leonardo has implemented and is developing circular economy programmes and activated collaborations with third-party partners. Natural resources management in industrial processes Circular economy 306-2 Waste by type and disposal method Natural resources management in industrial processes 306-3 Significant spills Table GRI 306-3 Climate change, adaptation/mitigation GRI 3: Material Topics 2021 3-3 Management of material topics Climate-altering emissions related to the Group's activities and value chain. Development of solutions for climate change mitigation and adaptation by reducing emissions from products, services and activities (e.g., low-carbon technologies, digitalisation, energy efficiency, renewables, sustainable mobility). Natural resources management in industrial processes. Decarbonisation path GRI 302: Energy 2016 302-1 Energy consumption within the organization Natural resources management in industrial processes. Decarbonisation path Table GRI 302-1 302-3 Energy intensity ESG performance indicators Table GRI 302-3 GRI 305: Emissions 2016 305-1 Direct (Scope 1) GHG emissions Natural resources management in industrial processes. Decarbonisation path Table GRI 305-1 Source of the emission factor: > GHG Protocol Global > UNFCCC - National Inventory Submissions 2021 > Table of national standard parameters (MITE)

Methodology note of the Non-Financial Statement

		> AIMS Energy Article 2018 > IPCC AR6 - Sixth assessment report	
	305-2 Energy indirect (Scope 2) GHG emissions	Natural resources management in industrial processes. Decarbonisation path Table GRI 305-2 Source of the emission factor: > Average Grid US, Source: EPA - United States Environmental Protection Agency - eGRID2020; > Average Grid Europe, Source: TERNA - ENERDATA data 2020; > Residual Mix United States and Canada, Source: 2022 Green-e Energy Residual Mix Emissions Rates; > Residual Mix Europe, Source: AIB - Association of Issuing Bodies - European Residual Mixes 2021.	
	305-3 Other indirect (Scope 3) GHG emissions	Natural resources management in industrial processes. Decarbonisation path Table GRI 305-3 Scope 3 emissions include the following items: purchase of goods and services (raw materials); fuel and energy production activities not included in Scope 1 and 2; upstream transport and distribution; waste generated in operations; travel; leased assets; and production, transport and distribution of electricity. Source of the emission factor: > GHG Protocol Global; > UNFCCC - National Inventory Submissions 2021; > Boustead Model; > UK Government GHG Conversion Factors for Company Reporting (DEFRA 2022).	
	305-4 GHG emissions intensity	ESG performance indicators Decarbonisation path Table GRI 305-4	
	305-5 Reduction of GHG emissions	Natural resources management in industrial processes. Decarbonisation path	

390

Methodology note of the Non-Financial Statement 391 Tables GRI 305-1,2,3,4 Solutions’ quality, security and performance GRI 3: Material Topics 2021 3-3 Management of material topics Quality, reliability, and safety of products and services for end users, while ensuring efficient and distinctive performance through managing processes and projects in accordance with the Group's high /quality standards and reputation. Quality and safety Cyber security and data protection Responsible business conduct Other indicators - Par. Data protection GRI 416: Customer Health and Safety 2016 416-1 Assessment of the health and safety impacts of product and service categories Quality and safety R&D, innovation and advanced technology GRI 3: Material Topics 2021 3-3 Management of material topics Investment in research and support for innovativeness in business models through continuous innovation of products and services, enhancement of intellectual property, and development of emerging and advanced technologies. Technological innovation GRI 201: Economic Performance 2016 201-1 Direct economic value generated and distributed Table of economic value generated, distributed and retained The following list includes the parent company and the main subsidiaries in the 4 domestic markets (fully consolidated) and their main countries of operations at 31 December 2022 (these companies are incorporated in the main country of operation). These companies have been selected based on materiality in terms of revenues, number of employees, fixed assets, and tax contribution. Leonardo SpA - Italy Leonardo UK – United Kingdom Leonardo DRS INC – United States of America PZL-Świdnik SA - Poland Leonardo Global Solutions SpA – Italy The aforesaid subsidiaries account for a total of:

Methodology note of the Non-Financial Statement 392 94% of revenues generated 89% of fixed assets 93% of employees GRI 203: Indirect Economic Impacts 2016 203-1 Infrastructure investments and services supported Supply chain value Value for territories and communities Table of generated, distributed and retained economic value Citizen security GRI 3: Material Topics 2021 3-3 Management of material topics Climate-altering emissions related to the Group's activities and value chain. Development of solutions for climate change mitigation and adaptation by reducing emissions from products, services and activities (e.g., low-carbon technologies, digitalisation, energy efficiency, renewables, sustainable mobility). Customer support, quality and safety Technological innovation Cyber security and data protection GRI 3: Material Topics 2021 3-3 Management of material topics Impacts on cyber security, business resilience, and privacy. Monitoring these issues through cyber security, data protection and sensitive information technologies. Cyber security and data protection Responsible business conduct Other indicators - Par. Data privacy GRI 418: Customer Privacy 2016 418-1 Substantiated complaints concerning breaches of customer privacy and losses of customer data Cyber security and data protection Responsible business conduct Other indicators - Par. Data privacy Customer relations GRI 3: Material Topics 2021 3-3 Management of material topics Customer satisfaction and trust related to proper management between Company and Customer, regarding expectations and collaboration on the product/service, following a listening-centered approach Customer support, quality and safety GRI 416: Customer Health and Safety 2016 416-1 Assessment of the health and safety impacts of product and service categories Quality and safety Natural resources management and conservation of ecosystems

Methodology note of the Non-Financial Statement

GRI 3: Material Topics 2021	3-3 Management of material topics	Efficiency and minimisation of social/environmental damage in the management of water, hazardous/non-hazardous waste, harmful substances, limiting contamination and pollution and protecting biodiversity. Natural resources management in industrial processes Circular economy	
GRI 303: Water and effluents 2018	303-1 Interactions with water as a shared resource	Natural resources management in industrial processes	
	303-2 Management of water discharge-related impacts	Natural resources management in industrial processes	
	303-3 Water withdrawal	Natural resources management in industrial processes Table GRI 303-3	
GRI 304: Biodiversity 2016	304-1 Operational sites owned, leased, managed in, or adjacent to, protected areas and areas of high biodiversity value outside protected areas	Natural resources management in industrial processes	
GRI 305: Emissions 2016	305-7 Nitrogen oxides (NOx), sulphur oxides (SOx), and other significant air emissions	Tables GRI 305-7 Natural resources management in industrial processes Source of the emission factor: GHG Protocol Global	
Digital Transformation			
GRI 3: Material Topics 2021	3-3 Management of material topics	Greater efficiency and competitiveness through integration, development and deployment of digital technologies and connectivity Human capital and skill enhancement Technological innovation Natural resources management in industrial processes Supply chain value Customer support, quality and safety Value for territories and communities	
Business continuity			
GRI 3: Material Topics 2021	3-3 Management of material topics	Preparation of plans, actions, and systems structured and integrated with business processes that enable operational and production continuity,	

393

Methodology note of the Non-Financial Statement 394 to minimise risks of various kinds or cope with disastrous, critical or unexpected events (e.g., machine failure, fire, power failure, disruptive external events, etc.). Business continuity Development of Earth observation technologies GRI 3: Material Topics 2021 3-3 Management of material topics Supporting climate change mitigation and adaptation, citizen security, and emergency management (e.g., natural events, health emergencies, border control, etc.) through the development of satellite and ground technologies. Leonardo’s contribution for climate change adaptation

Methodology note of the Non-Financial Statement

SASB Content Index

DISCLOSURE		SECTION/NOTES
RT-AE-000.A	Production/trend by reportable segment	Profile Sector results and outlook
RT-AE-000.B	Number of employees	People
RT-AE-130a.1	(1) Total energy consumed (2) percentage grid electricity (3) percentage renewable	Natural resources management in industrial processes Decarbonisation path
RT-AE-150a.1	Amount of hazardous waste generated, percentage recycled	Natural resources management in industrial processes
RT-AE-150a.2	Number and aggregate quantity of reportable spills, quantity recovered	In 2022 the following events were reported: - 1 significant spill caused by the impact of a vehicle owned by a Third-Party company passing on a road adjacent to a site owned by Leonardo, which proceeded to give notice thereof to the Supervisory and Control Bodies as the blameless owner, pursuant to Article 245 of Legislative Decree 152/2006 and implemented an Emergency Securing (MISE) plan to remove the topmost layer of soil impacted by the diesel fuel contained in the tank of the vehicle (about 120 liters). Of the 5 excavation bottom soil samples taken by Leonardo, only 1 showed values exceeding the Contamination Threshold Concentrations. The Third-party company, responsible for the contamination, then sent a notice pursuant to Article 242 of Legislative Decree 152/2006. Leonardo notified the Supervisory and Control Bodies and the Third-party company responsible for the contamination of the results of the analysis conducted, declaring that it had fulfilled the legal obligations placed on the blameless owner. - 3 insignificant spills, all of which were promptly contained and managed and/or eliminated in accordance with current regulations.
RT-AE-230a.1	(1) Number of data breaches (2) percentage involving confidential information	Responsible business conduct.
RT-AE-230a.2	Description of approach to identifying and addressing data security risks in (1) company operations and (2) products	Cyber security and data protection Other indicators– par. Data Privacy Sustainable supply chain management.
RT-AE-250a.1	Number of recalls issued, total units recalled	Any measure issued to the in-service fleet, should there be a safety impact, is covered by the Authority with an Emergency Airworthiness Directive (see indicator RT-AE-250a.3).
RT-AE-250a.2	Number of counterfeit parts detected, percentage avoided	NA
RT-AE-250a.3	Number of Airworthiness Directives received, resulting in Emergency	In the applicable businesses, Leonardo has Airworthiness Review processes in place to investigate any events with potential impact on the safety of its products and takes

395

Methodology note of the Non-Financial Statement

	Airworthiness Directive, total units affected	appropriate precautionary and/or corrective actions. In 2022, Leonardo agreed with the relevant aviation authority three Emergency Airworthiness Directives. Following the investigation and in compliance with the current regulations, Leonardo issued the relevant applicable Alert Service Bulletins (ASBs), providing instructions to manage the risk that had been reported. More information is available on the website of the European Union Aviation Safety Agency.
RT-AE-250a.4	Amount of fines and legal and regulatory transactions associated with product safety	No fine/settlement agreement associated with Emergency Airworthiness directives referred to in indicator RT-AE-250a.3.
RT-AE-410a.1	Revenue from alternative energy-related products	Some of the helicopters produced by Leonardo can operate with fuels having up to 50% of SAFs without operational limitations or performance degradation are the following: AW139, AW169, AW189, AW149, A109S, AW109SP, AW119MkII, A109A/AII, A109C, A109K2, A109E, A119.
RT-AE-410a.2	Description of strategic approach to reduce fuel consumption and greenhouse gas (GHG) emissions of products	Decarbonisation path
RT-AE-440a.1	Description of risk management associated with the use of critical materials	Risk management
RT-AE-510a.1	Total amount of monetary losses resulting from legal proceedings associated with incidents of corruption, bribery and/or illicit international trade.	There are no convictions or compensation ordered as part of criminal proceedings for corruption.
RT-AE-510a.2	Revenues from countries classified in band "E" and "F" of Transparency International's Government Defence Anti-Corruption Index	20% of revenues in 2022 from countries classified in bands E and F of the Government Defence Anti-Corruption Index of Transparency International, of which 62% for EFA Kuwait and NH90 Qatar contracts under which Leonardo is the prime contractor.
RT-AE-510a.3	Description of processes to manage ethical risks in conducting business throughout the value chain	Responsible business conduct Risk management Supply chain value

396

Methodology note of the Non-Financial Statement 397 TCFD (TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES) CONTENT INDEX TCFD RECOMMENDATIONS Section/Notes Pillar TCFD Recommended Disclosures GOVERNANCE a) Describe the board’s oversight of climate related risks and opportunities. Sustainability governance b) Describe management’s role in assessing and managing climate related risks and opportunities. STRATEGY a) Describe the climate related risks and opportunities the company has identified over the short, medium, and long term. Decarbonisation path b) Describe the impact of climate-related risks and opportunities on the company’s businesses, strategy, and financial planning. c) Describe the resilience of the company’s strategy, taking into consideration different climate-related scenarios, including a 2°C or lower scenario RISK MANAGEMENT a) Describe the company’s processes for identifying and assessing climate related risks. Risk management Decarbonisation path b) Describe the company’s processes for managing climate related risks. c) Describe how processes for identifying, assessing, and managing climate related risks are integrated into the company’s overall risk management. METRICS AND TARGETS a) Disclose the metrics used by the company to assess climate-related risks and opportunities in line with its strategy and risk management process. GRI indicators Natural resources management in industrial processes Decarbonisation path b) Disclose Scope 1, Scope 2, and, if appropriate, Scope 3 greenhouse gas (GHG) emissions, and the related risks. c) Describe the targets used by the company to manage climate-related risks and opportunities and performance against targets.

Methodology note of the Non-Financial Statement 398 INFORMATION ON EU TAXONOMY FOR SUSTAINABLE ACTIVITIES REGULATORY FRAMEWORK In 2019, the European Union unveiled the European Green Deal plan with the goal of achieving climate neutrality by 2050. In order to attain this goal, the European Union promotes investments in sustainable assets and activities. In this perspective, EU Regulation 2020/852 brought in a classification system or "taxonomy" of sustainable activities (Taxonomy Regulation), based on the use of the statistical classification codes of economic activities in the European Community (NACE codes - Nomenclature statistique des Activités économiques dans la Communauté Européenne). The Taxonomy Regulation sets out the criteria for establishing whether an economic activity can be considered environmentally sustainable based on its substantial contribution to six objectives: a) climate change mitigation; b) climate change adaptation; c) the sustainable use and protection of water and marine resources; d) the transition to a circular economy; e) pollution prevention and control; f) the protection and restoration of biodiversity and ecosystems. In 2021, the taxonomy regulatory framework was supplemented by a series of Delegated Acts: the Delegated Regulation (EU) 2021/2139 of 4 June 2021 (Climate Delegated Act) and the Commission's EU Delegated Regulation 2021/2178 of 6 July 2021, which regulates a mandatory disclosure regime for companies (Disclosures Regulation). The first Delegated Act to be published, the Climate Delegated Act, focused on activities that have a greater capacity to contribute to the first two objectives set out in the Taxonomy Regulation, climate change mitigation and climate change adaptation. In the 2022 NFS, companies must publish the value of "eligibility" of their economic activities and of “alignment” with taxonomy, i.e. those "eligible" activities that simultaneously: contribute substantially to at least one of the environmental objectives, do not cause significant harm to any of the other objectives, comply with both minimum social and governance safeguard clauses and technical screening criteria. It should be emphasised that the scope of the Taxonomy is expected to expand over time in terms of both the economic activities that are considered and the sustainability objectives that are analysed. In this regard, two documents published in 2022 by the Platform on Sustainable Finance should be highlighted 104: 1. the document “Recommendations on technical screening criteria for the four remaining environmental objectives of the EU taxonomy” published on 30 March 2022, which, on the one hand, lists environmentally sustainable activities on the four remaining environmental objectives and, on the other, analyses the possible contribution given by additional economic activities to the achievement of climate objectives; 2. the document “Final Report on Minimum Safeguards” published on 11 October 2022, which identifies the minimum social safeguards that must be met. 104 This is a platform established by the European Commission for the purposes of providing advice on taxonomy.

Methodology note of the Non-Financial Statement 399 Thus, not all sustainability goals and not all economic activities are regulated by the legislation that is currently in force. TAXONOMY AND THE AEROSPACE, DEFENCE & SECURITY SECTOR The Climate Delegated Act does not include among sustainable activities the primary reference NACE code for the Aerospace, Defence & Security sector, NACE code C30.3 "Manufacture of air and spacecraft and related machinery." NACE code C30.3 is instead included within the aforementioned Platform on Sustainable Finance document of 30 March 2022. Leonardo will follow regulatory developments and will adjust its reporting and related disclosure requirements accordingly.621 LEONARDO REPORTING Within the 2022 Report on Operations, Leonardo describes environmental and energy sustainability performance, as well as its commitments to reducing impacts and promoting responsible management of natural resources in industrial processes. The commitments are further strengthened by the application of metrics linked to greenhouse gas reduction both in the long-term variable remuneration policy of management and in the latest ESG-linked financing transactions, which account for 55% of total sources of financing available to the Group. The efforts put in place were also recognized by CDP, which confirmed Leonardo in the "leadership band" with a rating of A-. In compliance with the current regulations on taxonomy, Leonardo publishes the required information for the year 2022 regarding the percentages of sales (Revenues), capital expenditures (Capex) and operating expenses (Opex) relating to sustainable taxonomy eligible and ineligible economic activities, as well as aligned and non-aligned activities among those set out in the Delegated Acts. The guidelines provided in Annex I attached to the Disclosures Regulation have been considered for the definition of the denominators of turnover (Revenues), Capex and Opex. For the numerators, the assessments of eligibility have been carried out by taking account of the descriptions of the economic activities included in Annex I (climate change mitigation) and Annex II (climate change adaptation) of the Climate Delegated Act. It should be noted that the numerators are affected by the lack of coverage of the primary business of Leonardo within the Climate Delegated Act. It should be noted that, considering the regulatory developments and the possible inclusion of the NACE code C30.3 attributable to the operations in the AD&S sector among “eligible” activities, the percentages of taxonomy-eligible/ aligned activities could undergo significant changes in 2023.

TURNOVER FY 2022				Substantial contribution criteria						DNSH criteria									
Economic Activities	Code(s)	Absolute value (€mln)	% Proportion on total	Climate Change mititgation (%)	Climate Change adaptation (%)	Water & Marine resources (%)	Circular Economy (%)	Pollution (%)	Biodiversity & ecosystems (%)	Climate Change mititgation (y/n)	Climate Change adaptation (y/n)	Water & Marine resources (y/n)	Circular Economy (y/n)	Pollution (y/n)	Biodiversity & ecosystems (y/n)	Miminum safeguards	Taxonomy aligned proportion on total, year N	Category (enabling activity) E	Category (transitional activity) T
A TAXONOMY-ELIGIBLE ACTIVITIES																			
A.1 Environmentally sustainable activities (Taxonomy-aligned)																			
Total of environmentally sustainable activities (Taxonomy-aligned) A.1		**0**	**0%**																
A.2 Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities)																			
Total of Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities) (A.2)		**0**	**0%**																
Total (A.1+A.2)		**0**	**0%**																

B. TAXONOMY-NON-ELIGIBLE ACTIVITIES			
Total of Taxonomy-non-eligible activities (B)		14,713	100%
Total (A+B)		**14,713**

CAPEX FY 2022				Substantial contribution criteria						DNSH criteria									
Economic Activities	Code(s)	Absolute value (€mln)	% Proportion on total	Climate Change mititgation (%)	Climate Change adaptation (%)	Water & Marine resources (%)	Circular Economy (%)	Pollution (%)	Biodiversity & ecosystems (%)	Climate Change mititgation (y/n)	Climate Change adaptation (y/n)	Water & Marine resources (y/n)	Circular Economy (y/n)	Pollution (y/n)	Biodiversity & ecosystems (y/n)	Miminum safeguards	Taxonomy aligned proportion on total, year N	Category (enabling activity) E	Category (transitional activity) T
A TAXONOMY-ELIGIBLE ACTIVITIES																			
A.1 Environmentally sustainable activities (Taxonomy-aligned)																			
Installation, maintenance and repair of energy efficiency equipment	7.3	5.6	1%	100%						n/a	Y	n/a	n/a	Y	n/a	Y	100%	E	
Installation, maintenance and repair of charging stations for electric vehicles in buildings (and parking spaces attached to buildings)	7.4	0.1	0.01%	100%						n/a	Y	n/a	n/a	n/a	n/a	Y	100%	E	
Installation, maintenance and repair of instruments and devices for measuring, regulation and controlling energy performance of buildings	7.5	0.1	0.02%	100%						n/a	Y	n/a	n/a	n/a	n/a	Y	100%	E	
Total of environmentally sustainable activities (Taxonomy-aligned) A.1		**5.8**	**1%**														100%		
A.2 Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities)																			
Total of Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities) (A.2)		**0**	**0%**																
Total (A.1+A.2)		**5.8**	**1%**																

B. TAXONOMY-NON-ELIGIBLE ACTIVITIES			
Total of Taxonomy-non-eligible activities (B)		875	99%
Total (A+B)		**881**

OPEX FY 2022 Economic Activities C o d e( s) A b so lu te v al u e (€ m ln ) % P ro p o rt io n o n t o ta l C lim at e C h an ge m it it ga ti o n ( % ) C lim at e C h an ge a d ap ta ti o n ( % ) W at er & M ar in e re so u rc es ( % ) C ir cu la r Ec o n o m y (% ) P o llu ti o n ( % ) B io d iv er si ty & e co sy st em s (% ) C lim at e C h an ge m it it ga ti o n (y /n ) C lim at e C h an ge a d ap ta ti o n (y /n ) W at er & M ar in e re so u rc es ( y/ n ) C ir cu la r Ec o n o m y (y /n ) P o llu ti o n ( y/ n ) B io d iv er si ty & e co sy st em s (y /n ) Miminum safeguards Taxonomy aligned proportion on total, year N Category (enabling activity) E Category (transitional activity) T A TAXONOMY-ELIGIBLE ACTIVITIES A.1 Environmentally sustainable activities (Taxonomy-aligned) Data processing, hosting and related activities 6.5 4.8 1.1% 100% n/a Y n/a Y Y n/a Y 100% Transport by motorbikes, passenger cars and light commercial vehicles 8.1 2.5 0.6% 100% n/a Y n/a Y n/a n/a Y 100% Total of environmentally sustainable activities (Taxonomy- aligned) A.1 7.3 1.7% 100% A.2 Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities) Data processing, hosting and related activities 6.5 6.7 1.6% Total of Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities) (A.2) 6.7 1.6% Total (A.1+A.2) 14.0 3.3% B. TAXONOMY-NON-ELIGIBLE ACTIVITIES Total of Taxonomy-non-eligible activities (B) 418 96.7% Total (A+B) 432 Substantial contribution criteria DNSH criteria Piazza Monte Grappa, 4 00195 Roma T +39 06324731 F +39 063208621

Methodology note of the Non-Financial Statement 403 Piazza Monte Grappa, 4 00195 Roma T +39 06324731 F +39 063208621